Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

Between

Triple-S Salud, Inc.

and

OptumInsight, Inc.

Dated

August 29, 2017

Master Services Agreement	Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

1. PREAMBLE	1
1.1 Background and Purpose	1
1.2 Goals and Objectives	1
1.3 Structure of Agreement	2
1.4 Defined Terms	3
2. SERVICES	3
2.1 Provision of the Services	3
2.2 New Services	4
2.3 “Master” Nature of the General Terms and Conditions	5
2.4 Services Commencement	6
2.5 Evolution and Innovation of the Services	6
2.6 Users of the Services	6
2.7 Services Not Exclusive; Variable	7
2.8 Cooperation and Coordination with Other Parties	8
3. TERM AND REGULATORY APPROVALS	9
3.1 Initial Term	9
3.2 Renewal Terms	9
3.3 Regulatory and Regulatory Contract Approvals	9
3.4 Customer Approvals	9
3.5 Additional Contract Clauses	10
4. PERFORMANCE	10
4.1 Performance, Generally	10
4.2 Place of Performance	10
4.3 Time of Performance	11
4.4 Triple-S Policies and Procedures	12
4.5 Quality Assurance and Continuous Improvement	12
4.6 Medicare Attestations	13
5. SERVICE LEVELS AND CREDITS	13
5.1 General	13
5.2 Credits	13
6. SUPPLIER PERSONNEL	13
6.1 Responsibility for Supplier Personnel, Generally	13
6.2 Screening and Background Checks	14
6.3 Key Supplier Positions and Other Requirements	15
6.4 Removal and Replacement of Supplier Personnel	16
6.5 Controlling Turnover of Supplier Personnel	17
6.6 Subcontracting	17
7. TRIPLE-S RESPONSIBILITIES	19
7.1 Appointment of Triple-S Program Management Office (PMO) Personnel	19
7.2 Triple-S Cooperation Duties	19
7.3 Savings Clause	19
8. CHARGES	20
9. USE OF TRIPLE-S RESOURCES	20

Triple-S / Supplier Confidential Page i

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Master Services Agreement

9.1 Use Rights	20
9.2 Triple-S Equipment	20
9.3 Triple-S Third Party Service Contracts	21
9.4 Triple-S Software and Triple-S Tools	21
9.5 Triple-S Facilities	22
9.6 Terms Applicable to Triple-S Facilities	22
9.7 Required Consents	23
10. RESPONSIBILITY FOR RESOURCES DURING THE TERM	23
10.1 General Responsibility and Compatibility	24
10.2 Equipment	24
10.3 Third Party Services	24
10.4 Supplier Software and Tools	25
10.5 License During the Term and Disengagement Assistance Periods	26
10.6 Network Connectivity	27
10.7 Triple-S Personnel	27
10.8 Flow Down Terms	28
11. TRANSITION	28
11.1 Transition Overview	28
11.2 Transition Defined and Start of Transition	28
11.3 Transition Documents	29
11.4 Transition Deliverables and Transition Milestones	29
11.5 Conduct of the Transition	30
11.6 Triple-S Cooperation and Support	30
11.7 Completion of Transition	30
11.8 In Flight Projects	31
12. TRANSFORMATION AND CRITICAL MILESTONES	31
12.1 Transformation	31
12.2 Critical Milestones	32
13. COMPLIANCE WITH LAWS	33
13.1 Parties’ Compliance Obligations, Generally	33
13.2 Other Compliance Requirements	34
13.3 Import/Export Controls	36
13.4 Compliance with Data Privacy and Data Protection Laws, Regulations and Policies	36
13.5 Business Associate Agreement	37
14. DATA SECURITY AND PROTECTION	37
14.1 Triple-S Data, Generally	37
14.2 Data Security	37
14.3 Security Breach	39
14.4 Intrusion Detection/Interception	40
14.5 Litigation and Investigation Requests	40
15. INTELLECTUAL PROPERTY RIGHTS	42
15.1 Independent IP	42
15.2 Intellectual Property Rights in Work Product	43
15.3 Intellectual Property Rights Agreements with Supplier Personnel	45

Triple-S / Supplier Confidential Page ii

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Master Services Agreement

15.4 Rights on Bankruptcy of Supplier	45
16. TERMINATION	45
16.1 Termination by Triple-S	45
16.2 Termination by Supplier	49
16.3 Extension of Termination/Expiration Date	49
16.4 Partial Termination	50
17. DISENGAGEMENT ASSISTANCE	51
17.1 General	51
17.2 Required Consents	53
17.3 Charges for Disengagement Assistance	54
17.4 Bid Assistance	55
18. GOVERNANCE AND MANAGEMENT	56
18.1 Governance Structure and Processes	56
18.2 Reports	56
18.3 Procedures Manual	56
18.4 Change Control Process	57
18.5 Audits and Records	59
19. REPRESENTATIONS, WARRANTIES AND COVENANTS	59
19.1 Work Standards	59
19.2 Maintenance	59
19.3 Efficiency and Cost-Effectiveness	59
19.4 Deliverable Warranty	59
19.5 Intentionally Omitted	60
19.6 Documentation	60
19.7 Compatibility	60
19.8 Open Source Code	60
19.9 Non-Infringement	60
19.10 Viruses Impacting Triple-S	61
19.11 Disabling Code	62
19.12 Delivery Platforms	62
19.13 Corporate Social Responsibility	63
19.14 Foreign Corrupt Practices Act	63
19.15 Debarment from Federal Contracts and Termination.	64
19.16 Claims Procedures, Appeals and External Review	65
19.17 No Improper Inducements	65
19.18 Immigration	65
19.19 [***] Software	65
19.20 Non-Infringement	66
19.21 Viruses Impacting Supplier	67
20. MUTUAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER	67
20.1 Mutual Representations and Warranties	67
20.2 Disclaimer	68
21. CONFIDENTIALITY	68
21.1 “Confidential Information” Defined	68
21.2 Obligations of Confidentiality	70

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Master Services Agreement

21.3 No Implied Rights	71
21.4 Compelled Disclosure	72
21.5 Confidential Treatment of this Agreement	72
21.6 Disclosure of Information Concerning Tax Treatment	72
21.7 Return or Destruction	73
21.8 Destruction Obligations	74
21.9 Exceptions to Retention and Destruction Obligations	74
21.10 Duration of Confidentiality Obligations	74
22. INSURANCE	75
22.1 General Terms	75
22.2 Types and amounts of coverage	75
22.3 Terms of coverage	77
23. INDEMNIFICATION	78
23.1 Indemnification by Supplier	78
23.2 Infringement Claims	80
23.3 Indemnification by Triple-S	80
23.4 Indemnification Procedures	82
23.5 Subrogation	85
24. LIABILITY	85
24.1 General Intent	85
24.2 Limitations of Liability	85
24.3 Exceptions to Limitations of Liability	86
24.4 Force Majeure	88
24.5 Disaster Recovery and Business Continuity	89
25. DISPUTE RESOLUTION	90
25.1 Informal Dispute Resolution	90
25.2 Litigation	90
25.3 Continued Performance	91
25.4 Equitable Remedies	91
25.5 Disclaimer of Uniform Computer Information Transactions Act	91
26. RULES OF CONSTRUCTION	92
26.1 Entire Agreement	92
26.2 Contracting Parties; No Third Party Beneficiaries	92
26.3 Contract Amendments and Modifications	92
26.4 Governing Law	92
26.5 Relationship of the Parties	92
26.6 Consents and Approvals	92
26.7 Waiver	93
26.8 Remedies Cumulative	93
26.9 References	93
26.10 Rules of Interpretation	93
26.11 Order of Precedence	94
26.12 Severability	94
26.13 Counterparts	94
26.14 Reading Down	94

Triple-S / Supplier Confidential Page iv

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Master Services Agreement

27. GENERAL PROVISIONS	94
27.1 Survival	94
27.2 Binding Nature and Assignment	95
27.3 Notices	95
27.4 Non-solicitation of Employees	96
27.5 Covenant of Good Faith	96
27.6 Public Disclosures	96
27.7 Service Marks	96
27.8 Mutually Negotiated	97

Triple-S / Supplier Confidential Page v

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FINAL EXECUTION VERSION

Master Services Agreement

This Master Services Agreement, effective as of August 31, 2017 (the “Effective Date”), is between Triple-S Salud, Inc., a Puerto Rico corporation, with principal offices located at #1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00921 (“Triple-S”), and OptumInsight, Inc. (“Supplier”), a Delaware corporation, having a primary place of business at 11000 Optum Circle, Eden Prairie, MN 55433 (each, a “Party” and collectively, the “Parties”). The Parties agree that the following terms and conditions shall apply to the services to be provided by Supplier to Triple-S under this Agreement, in consideration of certain payments to be made by Triple-S, all as more specifically described below.

1.	PREAMBLE

1.1	Background and Purpose

This Agreement is made and entered into with reference to the following:

(a)	Triple-S is dedicated to providing its members with access to high-quality care at an affordable price.

(b)	Supplier and its Affiliates are providers of infrastructure, application development and maintenance, business process, hosting and consulting services.

(c)	After a comprehensive evaluation and negotiation process, Triple-S has decided to contract with Supplier for Supplier to provide services to Triple-S, as more fully described in this Agreement.

(d)	The Parties are entering into this Agreement to set forth the terms under which Supplier shall provide the Services to Triple-S, and Triple-S shall receive such Services from Supplier.

1.2	Goals and Objectives

(a)	Triple-S and Supplier have the following over-arching goals and objectives associated with the execution of this Agreement and Supplier’s performance hereunder:

(i)	Improve the quality, effectiveness and efficiency of Triple-S operations;

(ii)	Improve customer service and stakeholder satisfaction, including consistent repeatable process models to reduce compliance risk;

(iii)	Reduce Triple-S’s overall cost of providing services to its Members;

(iv)	Implement a governance model in which Supplier is a single point of contact for Triple-S with respect to the services and platforms provided by Supplier and other third parties required for Triple-S to receive the Services under this Agreement;

(v)	Provide Triple-S with a predictable and inclusive pricing model that aligns with Triple-S business metrics;

Triple-S / Supplier Confidential Page 1

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Master Services Agreement
General Terms and Conditions

(vi)	Implement a smooth and timely Transition and Transformation of, as applicable, personnel, systems, suppliers and processes with no disruption in Supplier’s provision of service to Triple-S and no disruption to Triple-S in the general conduct of its business;

(vii)	Through Supplier’s provision of the Services to Triple-S, allow Triple-S to focus its efforts on creating membership growth for its existing products and plans as well as driving business expansion into new service offerings; and

(viii)	For Supplier to establish a new services center based in Puerto Rico to service Triple-S and other Supplier customers throughout the Americas and for Triple-S to share in the financial benefits as the services center grows during the Term. The Parties intend for this service center to create additional jobs in Puerto Rico.

(b)	The goals and objectives set out in this Section 1.2 are intended to be a general introduction to, and statement of the spirit of, this Agreement.

1.3	Structure of Agreement

This document (the “General Terms and Conditions”) sets out the basic terms and conditions under which the Parties will conduct the transactions contemplated by this Agreement. The following are additional Schedules that are a part of the Agreement.

General Terms and Conditions
Schedule A (Cross Functional Services)
Schedule B (Service Level Methodology)
Schedule C (Charging Methodology)
Schedule C-1 (Charges)
Schedule C-2 (T&M Rates)
Schedule C-3 (Financial Responsibility Matrix)
Schedule C-4 (Termination Charges)
Schedule C-5 (TSS Transferred Contracts)
Schedule D (Key Supplier Positions)
Schedule E (Supplier Facilities)
Schedule F (Governance)
Schedule G (Form of In-Scope Employee Agreement)
Schedule H (Form of Business Associate Agreement)
Schedule I (Disengagement Assistance)
Schedule J (Triple-S Policies and Procedures)
Schedule K (Reports)
Schedule L (IT Security Addendum)
Schedule M (Audit and Record Retention Requirements)
Schedule N (Project Framework)
Schedule N-1 (Deliverable and Milestone Acceptance Procedures)
Schedule O (Change Control Process)
Schedule P (In-Flight Projects)
Schedule Q (Supplier Affiliates)

Triple-S / Supplier Confidential Page 2

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Master Services Agreement
General Terms and Conditions

Schedule R (Approved Subcontractors)
Schedule S (Supplier Software and Supplier Tools)
Schedule T (Background Checks)
Schedule U (CMS Attestation)
Schedule V (Intentionally Omitted)
Schedule W (Regulatory and Customer Flow Down Requirements)
Schedule X (Source of Truth)
Schedule Y (Subcontractor Flow-Down Terms)
Schedule AA (Glossary)

1.4	Defined Terms

Schedule AA (Glossary) lists each defined term used in this Agreement and sets forth either its definition or a cross-reference to the document containing the definition. Those terms, acronyms, and phrases utilized in the information technology outsourcing or health and wellness industry which are not otherwise defined in this Agreement shall be interpreted in accordance with their generally understood meaning in such industry or business context.

2.                  SERVICES

2.1	Provision of the Services

(a)	The “Services” consist of and include the following functions, responsibilities, activities and tasks (collectively, “Functions”), as they may evolve and be supplemented, enhanced, modified or replaced during the Term and in accordance with this Agreement:

(i)	any Functions expressly described in this Agreement;

(ii)	the Transition Services, as further described in Section 11 (Transition) and in the applicable Transition Documents;

(iii)	the Transformation, as further described in Section 12 (Transformation) and in the Transformation Documents;

(iv)	Disengagement Assistance, as further described in Section 17 (Disengagement Assistance) and Schedule I (Disengagement Assistance);

(v)	any related services, Functions or responsibilities not specifically described in this Agreement that are an inherent, necessary or customary part of the Services or are required or customary for proper performance or provision of the Services (including to complete Transition) in accordance with this Agreement; and

(vi)	any Functions that (A) are related to the Services described in this Agreement; and (B) were performed during the twelve (12) months prior to the Service Commencement Date of this Agreement (or during the twelve (12) months prior to the execution of any document executed after the Effective Date (i.e.,

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Master Services Agreement
General Terms and Conditions

Statement of Work, Task Order, Change Order) regarding the Functions added by such document) by Triple-S’s personnel (including employees and contractors and the incumbent provider of such services) who were transitioned to Supplier or displaced, or whose Functions were displaced, as a result of this Agreement or such document (as applicable).

(b)	The “Services” do not include those Functions expressly designated as Functions for which Triple-S is responsible or otherwise expressly excluded from scope through express qualifications, limitations and exclusions in this Agreement.

(c)	Triple-S’s or its Affiliates’ has certain obligations pursuant to that certain Resolution Agreement entered into by Triple-S Management Corporation and The United States Department of Health and Human Services, Office for Civil Rights (“HHS”) dated November 20, 2015, including the Corrective Action Plan incorporated into such Resolution Agreement (the Resolution Agreement and the Corrective Action Plan collectively may be referred to as the “CAP”). Triple-S remains responsible for compliance with the CAP. Supplier understands that Supplier remains responsible for complying under the terms of this Agreement with Triple-S Policies and Procedures and performing Services in accordance with this Agreement, some of which impact Triple-S’ and its Affiliates’ ability to comply with the CAP.

2.2	New Services

(a)	Requests. If Triple-S requires the performance of New Services, Triple-S may deliver to Supplier a written request, in such form as Triple-S reasonably determines, for Supplier to implement such services, specifying the proposed work and desired timeline with reasonable detail.

(b)	Response. Within ten (10) Business Days (or, if the requested services cannot reasonably be evaluated within such time period, then such longer period of time as mutually agreed by Triple-S and Supplier) after the date of such request, Supplier shall, at no charge to Triple-S, provide Triple-S with a written evaluation of such request containing high level estimates of the scope of the work and the cost and estimated timing of implementing such work, as well as any impact on the pricing and Service Levels provided hereunder.

(c)	Proposal. If Triple-S so requests, Supplier shall then provide a written proposal (a “New Service Proposal”) containing, at a minimum, the following: (i) reasonably detailed specifications, implementation plans, work schedules, timeframes for performance, and Acceptance Criteria; and (ii) a price quote of the fees that Supplier would charge for the services described therein, together with adequate detail concerning the price quote for Triple-S to evaluate it, including, where requested by Triple-S, details regarding the “total cost of ownership,” including, as applicable, initial purchase price of hardware, software (supplier owned and third party software), or services; labor hours; labor skill levels; training; operations support; inventory management; warranty support; transportation; licensing costs; and cost and quality criteria and data. If the price is quoted on a T&M basis, the rates shall not exceed those specified in the Skills

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Master Services Agreement
General Terms and Conditions

Matrix Rate Card for the applicable resources; provided, however, that Supplier will provide T&M Rates in the New Service Proposal for any resources not specified on the Skills Matrix Rate Card and required for the New Services. Supplier shall also include in the proposal a draft Statement of Work for New Services in a form specified by Triple-S in its reasonable discretion (a “New Service Statement of Work”) and, to the extent applicable, a proposed amendment to the Agreement for approval in accordance with Section 26.3 (Contract Amendments and Modifications).

(d)	New Service Statement of Work. Upon each Party’s written acceptance and execution of the New Services Statement of Work, the draft New Service Statement of Work shall be binding on the Parties and governed by and subject to the terms of this Agreement.

(e)	Documentation. Supplier will not perform, and will not be obligated to perform, any additional Functions that would constitute New Services prior to informing Triple-S of what the additional charges would be for performing them (which shall take into account Supplier’s account resources and expenses for the then-existing Services that would no longer be provided or incurred), and receiving Triple-S’s written authorization to proceed. Upon execution of appropriate documentation for New Services as described above, such New Services shall be governed by this Agreement. If Supplier does perform the additional Functions that constitute New Services without Triple-S’s prior written authorization, such services will be deemed to have been performed as part of the Services at no additional charge. Triple-S shall not be obligated to pay for, and Supplier will not be obligated to perform, any New Service which has not been properly authorized by Triple-S and agreed to in writing by Supplier.

2.3	“Master” Nature of the General Terms and Conditions

The Parties intend that these General Terms and Conditions and this Agreement will govern the Services and any New Services that the Parties agree will be provided by Supplier after the Effective Date.

(a)	The Parties shall enter into statements of work (each a “Statement of Work” or “SOW”) that will reflect the terms under which Services shall be provided by Supplier to Triple-S.

(i)	As of the Effective Date, the Parties are entering into the Initial SOWs.

(ii)	If, after the Effective Date, the Parties agree upon additional services that they desire to be governed by these General Terms and Conditions, they shall enter into additional SOWs (“Future SOWs”) each in substantially the same format and containing the same information as in the Initial SOWs.

(b)	Changes to Services previously contracted for will be considered and carried out in accordance with the terms relating to the Change Control Process set forth in Section 18.4 and the Change Control Process set forth in Schedule O (Change Control Process).

(c)	Each Statement of Work, Task Order, Change Order and similar document entered into under this Agreement is part of this Agreement as if fully set forth herein and shall be governed by and subject to the terms of this Agreement.

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Master Services Agreement
General Terms and Conditions

(d)	A duly executed Statement of Work, Task Order, Change Order or similar document may override this Agreement with respect to that particular document if, and only if, the document expressly states that the Parties intend to deviate from the terms and conditions of this Agreement for that particular document. Superseding provisions that pertain to the following will not be effective unless first reviewed and approved in writing by the legal department of each Party: (A) Section 14 (Data Security and Protection); (B) Section 15 (Intellectual Property Rights); (C) Supplier’s representations, warranties and covenants set forth in Sections 19.4 (Deliverable Warranty) and 19.9 (Non-Infringement); (D) Section 23 (Indemnification); or (E) Section 24 (Liability).

2.4	Services Commencement

(a)	Initial SOWs. Supplier shall commence performing applicable Transition Services for the Initial SOWs on the Effective Date (or the date specified in the Initial SOW, if later), and shall commence performing the steady state Services for the Initial SOWs on the applicable Service Commencement Date for such Services.

(b)	Future Services. For future Services, Supplier shall commence providing the Transition Services on the date of the applicable Statement of Work, Task Order, Change Order or amendment adding such Services (or the date specified in the applicable Statement of Work, Task Order, Change Order or amendment, if later), and shall commence performing the steady state Services on the applicable Service Commencement Date for such Services.

2.5	Evolution and Innovation of the Services

Throughout the Term, Supplier will improve the quality, efficiency and effectiveness of the Services to keep pace with advances in technology and the delivery of similar business process services to Supplier’s commercial customers that support Triple-S’s (and its Affiliates’) evolving business needs and efforts to maintain competitiveness in the markets in which it (and they) competes. Without limiting the generality of the foregoing, Supplier will: (a) identify and apply industry standards and Supplier’s ‘best practice’ or ‘leading’ techniques and methodologies in performing and delivering the Services (subject to other obligations and other requirements under this Agreement); (b) train Supplier Personnel in new techniques and technologies used generally within Supplier’s organization for commercial customers; and (c) make investments reasonably required to maintain the currency of Supplier’s Tools, infrastructure, Software and other resources used by Supplier to render the Services. Changes in the Services pursuant to this Section 2.5 will not be considered New Services.

2.6	Users of the Services

(a)	Supplier will provide the Services to Triple-S and, as designated by Triple-S from time to time:

(i)	to existing and future Triple-S Affiliates;

(ii)	to Former Triple-S Affiliates;

Triple-S / Supplier Confidential Page 6

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Master Services Agreement
General Terms and Conditions

(iii)	in support of employer groups to which Triple-S provides contracted administrative services;

(iv)	in support of any delegation or TPA (third party administrator) arrangements existing as of the Effective Date or into which Triple-S or its Affiliates may enter in the future; and

(v)	to support any of Triple-S’s or Triple-S’s Affiliates’ contractual obligations and business relationships with its customers, members and providers.

(each such entity above “Service Recipient”), upon the terms and conditions (including Charges) set forth in this Agreement.

(b)	Services provided to such entities under this Agreement shall be deemed to be Services provided to Triple-S.Triple-S shall be directly responsible for (i) the payment of all Charges associated with Supplier’s provision of Services to Service Recipients under this Agreement and (ii) as and to the extent related to any Service Recipient’s use of the Services, the performance, breach or other wrongful conduct of any such Service Recipient, as if they were Triple-S (including acts or omissions of such Service Recipient) for purposes of determining Triple-S’s liability under this Agreement (including Triple-S’s indemnification and confidentiality obligations). Triple-S may exercise its rights pursuant to this Section by providing written notice to Supplier of any such Service Recipient.

(c)	With respect to Former Triple-S Affiliates, Supplier will continue to provide the Services being provided as of the date of divestiture as is requested by Triple-S for as long as such entity continues to meet the definition of Former Triple-S Affiliate (or such shorter period of time designated by Triple-S) so long as (i) Triple-S continues to pay all applicable Charges with respect to any such Services and remains responsible for the Former Triple-S Affiliates as set forth in Section 2.6(b); and (ii) such Services remain subject to the Change Control Process if material technology or other Changes are required to provide Services to the Former Triple-S Affiliate.

(d)	There shall be no additional charge or fee (i.e., charges or fees in addition to the Charges for the actual Services as provided in this Agreement) for the provision of Services to Service Recipients so long as the Services remain subject to the Change Control Process if material technology or other Changes are required to provide Services to the Service Recipients.

2.7	Services Not Exclusive; Variable

(a)	This Agreement is non-exclusive. Nothing in this Agreement shall be construed to limit in any way Triple-S’s ability to reduce the volumes of Services being provided by Supplier pursuant to this Agreement or to contract with other third parties to provide products or services that are the same as or similar to the Services or that are part of the Services. Triple-S (and its Affiliates) may also insource any such product or service and provide such product or service to itself or its Affiliates. In the case of Triple-S’s withdrawal of portions of the Services from Supplier (including a withdrawal by Triple-S

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of any volumes of Services or Functions from the scope of this Agreement), the Charges shall be reduced using the unit rates and charging methodologies provided in Schedule C (Charging Methodology), or otherwise in an equitable manner to the extent such unit rates and charging methodologies do not apply to the withdrawn portions of the Services.

(b)	The Services are variable in volume. Such variations are provided for in the charging mechanisms set forth in Schedule C (Charging Methodology). Supplier shall be responsible for adjusting the resources used to provide the Services to accommodate the changes in volume (regardless of the amount of time remaining in the Term) in such a manner as to comply with all Service Levels. Supplier shall not be entitled to receive an adjustment to the Charges resulting from such variations in volume except as set forth in Schedule C (Charging Methodology).

(c)	Triple-S (and its Affiliates) makes no commitment for any minimum or maximum volume, scope, or value of the Services under this Agreement or to any minimum or maximum payments to be made to Supplier (except to the extent that Triple-S makes an express commitment to provide Supplier with such a minimum or maximum volume, scope or payments in Schedule C (Charging Methodology)).

(d)	This Section 2.7 is not intended to limit or modify any exclusivity, minimum volume or minimum fee or Charge commitments (including any binding forecasts or minimum membership levels) that may be expressly set forth in a Statement of Work or in Schedule C (Charging Methodology).

(e)	This Section 2.7 is subject in all respects to Section 16.4(c) (Partial Termination).

2.8	Cooperation and Coordination with Other Parties

If Triple-S performs itself, or retains a third party to perform, any services for Triple-S that interface or interact with the Services, or that formerly were part of the Services, Supplier will cooperate and coordinate with Triple-S or such third party as reasonably required for Triple-S or the third party to perform such services. Supplier’s cooperation and coordination will include, as applicable: (a) providing access to the facilities being used by Supplier to provide the Services as necessary for Triple-S or the third party to perform its work; (b) providing reasonable access to the Equipment and Software used in providing the Services; and (c) providing such information regarding the operating environment, system constraints and other operating parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for Triple-S or the third party to perform its work. Triple-S will require any such third parties to enter into an agreement with Triple-S with confidentiality terms substantially similar to those in Section 21 (Confidentiality) of these General Terms and Conditions and to comply with the other applicable terms of this Agreement. Notwithstanding anything in this Section 2.8, Triple-S will not provide any such access to proprietary Supplier Software or Supplier Tools to a third party under this Section 2.8 unless such third party first enters into a user access or similar agreement directly with Supplier that contains terms substantially similar to the terms of this Agreement with respect to use, and restrictions on use, of Supplier Software, Supplier Tools or Supplier Equipment, as applicable; provided that Supplier acknowledges such access with be at no additional charge.

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3.	TERM AND REGULATORY APPROVALS

3.1	Initial Term

(a)	The term of this Agreement shall commence on the Effective Date and expire as of midnight Eastern Time on August 31, 2027, unless it is terminated earlier or is extended pursuant to the terms of this Agreement (such period, together with all extensions and Renewal Periods, the “Term”).

(b)	The term of each Statement of Work, Task Order, and Change Order shall commence on the Effective Date for such document and shall expire on the date set forth in such document, unless it is terminated earlier or is extended pursuant to the terms of this Agreement (such period, together with all extensions and applicable Renewal Periods, the “Document Term”); provided, however, that no Document Term will extend beyond the Term of this Agreement (except those relating to Disengagement Assistance).

3.2	Renewal Terms

(a)	By giving notice to Supplier no less than ninety (90) days prior to the then-existing expiration date of this Agreement, Triple-S may extend the Term for a period designated by Triple-S of up to one (1) year (each, a “Renewal Period”) on the terms and conditions then in effect (including the Charges and any applicable cost of living adjustments and applicable productivity increases set forth in Schedule C (Charging Methodology)). Triple-S shall have two (2) such extension options of up to one (1) year each.

(b)	With respect to each Statement of Work, Task Order, Change Order or similar document, Triple-S shall have the same rights to extend the applicable Document Term that it has to extend the Term under this Section 3.2, unless such document expressly provides otherwise, or by such other period as may be agreed by the Parties, provided, however, that no Document Term will extend beyond the Term of this Agreement (except those relating to Disengagement Assistance).

3.3	Regulatory and Regulatory Contract Approvals

The Parties acknowledge that Triple-S must obtain regulatory approvals or approvals pursuant to Applicable Law or contracts involving government programs in order for certain of the Functions and geographic scope that the Parties contemplate to be included in the scope of this Agreement to be actually included in the scope of this Agreement after the Effective Date. If Triple-S is not able to obtain such approvals, or if Triple-S obtains such an approval that is later revoked or threatened to be revoked (in each case, Triple-S will provide Supplier prompt notice) and, in either case, the Parties are unable to agree upon an equitable adjustment in the Charges or the scope of the affected Services and other terms of this Agreement that would enable Triple-S to obtain such approval or retain an approval that may be revoked (without adverse impact to Triple-S), then (a) Triple-S shall have the right to remove any impacted Services or volumes from the scope of the Agreement in accordance with Section 2.7(a), and (b) Triple-S shall have the termination rights set forth in Section 16.1(h) (Termination Relating to Regulatory Approval).

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3.4	Customer Approvals

The Parties acknowledge that Triple-S must obtain approvals from certain customers in order for certain of the Functions and geographic scope that the Parties contemplate to be included in the scope of this Agreement to be actually included in the scope of this Agreement after the Effective Date. If Triple-S is not able to obtain any such approval, and the Parties are unable to agree upon an equitable adjustment in the Charges or the scope of the affected Services and other terms of this Agreement that would enable Triple-S to obtain such approval (without adverse impact to Triple-S), then Triple-S shall have the right to remove any impacted Services or volumes from the scope of the Agreement in accordance with Section 2.7(a).

3.5	Additional Contract Clauses

Schedule W (Regulatory and Customer Flow-Down Terms) contains provisions which Triple-S is obligated to include in any contract with any subcontractor. Such provisions are hereby incorporated into this Agreement by reference. Supplier agrees to comply with all such provisions to the extent such provisions are applicable to Supplier as a Triple-S subcontractor. Supplier further agrees to pass through such obligations to any Supplier Subcontractor (other than Non-Key Subcontractors) in a similar manner and where the applicable agreement with the Subcontractor is being entered into specifically for performance of the Services or is up for a negotiated renewal between the parties (i.e., excluding evergreen renewals).

4.                  PERFORMANCE

4.1	Performance, Generally

(a)	Supplier is responsible for managing and successfully performing, completing, and delivering the Services, subject to any overall direction provided by Triple-S and with the cooperation and support of Triple-S, Service Recipients and Managed Third Parties as specified in this Agreement.

(b)	In cases where this Agreement does not prescribe or otherwise regulate the manner or quality of Supplier’s performance, Supplier will render the Services with at least the same degree of accuracy, quality, timeliness, responsiveness and efficiency as was generally achieved or obtained by (or for) Triple-S (and its Affiliates) prior to Supplier assuming responsibility under this Agreement for the affected Functions.

4.2	Place of Performance

(a)	Schedule E (Supplier Facilities) describes the Supplier facilities in the United States and outside the United States from which Supplier is authorized to provide Services as of the Effective Date, and identifies which Services are authorized to be provided from each such Supplier facility (collectively, the “Supplier Facilities”); provided, however, that Supplier may also perform Services using field and remote (i.e., work from home) resources located in the United States and (i) any location at which such Services are performed by field or remote resources does not constitute a Supplier Facility for purposes of this Agreement; and (ii) Supplier will cause all such Services to be performed in accordance with Supplier’s policies and procedures for field and remote resources and with applicable Triple-S Policies and Procedures.

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(b)	During the Term and any Disengagement Assistance Period, Supplier will not (i) change any location from which it provides Services to Triple-S, or (ii) materially reallocate the volume or nature of work being performed from one facility to another facility, without Triple-S’s prior written consent, which Triple-S may grant or withhold in its reasonable discretion, provided that if a proposed change in location or reallocation of volumes or nature of work involves a change in location from a facility located in the United States to a facility located in any other country, or a change from a facility located in one country to a facility located in another country, then Triple-S’s prior approval may be granted or withheld in Triple-S’s sole discretion. This Section 4.2(b) is not intended to limit Supplier’s right to change locations from a production Supplier Facility to a back-up Supplier Facility listed in Schedule E when necessary to execute its disaster recovery and business continuity plans.

(c)	Notwithstanding anything else set forth in this Section 4.2 to the contrary, all Supplier Facilities from which Services are provided shall be Top Tier Facilities with respect to physical security, data security, employee background checks and similar matters, and Supplier shall provide Services from Supplier Facilities that are not Top Tier Facilities only with the prior written approval of Triple-S, which prior approval may be granted or withheld in Triple-S’s reasonable discretion and subject to such conditions as Triple-S considers appropriate in the circumstances.

(d)	Supplier will manage any relocations or reallocations of work in accordance with standards practiced by tier 1 providers of services similar to the Services, and in accordance with a migration plan to be prepared by Supplier, which migration plan shall (i) be provided by Supplier to Triple-S not less than sixty (60) days prior to the scheduled relocation or reallocation date, and (ii) be subject to the prior written approval of Triple-S.

(e)	Supplier will fully examine and evaluate the risks and anticipated effects of the contemplated relocation or reallocation on the Services and Triple-S, including the operational, technical, security, regulatory, and other effects, and will prepare and submit to Triple-S an analysis of the effects not less than sixty (60) days prior to the scheduled relocation or reallocation date.

(f)	Supplier will be responsible for all direct and indirect costs, taxes and other expenses incurred by Supplier, and any new or additional costs, taxes and other expenses incurred by Triple-S, arising out of any Supplier-initiated relocation of an operational facility from which the Services are provided or any reallocation of volume or nature of Services being provided from one Supplier Facility to another.

(g)	The Parties acknowledge and agree that Supplier may use certain Triple-S facilities (as agreed to by the Parties and documented in Schedule C-3 (Financial Responsibility Matrix)) to perform certain of the Services and the requirements of Sections 4.2(a) through 4.2(d) (Place of Performance) do not apply to Supplier’s use of such Triple-S facility.

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4.3	Time of Performance

(a)	Supplier will (and will provide the resources necessary to) complete the Services in accordance with any applicable time schedules set forth in this Agreement.

(b)	Supplier will promptly notify Triple-S upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion (or delivery) of any Service in a material manner. Supplier will use Commercially Reasonable Efforts to avoid or minimize any delays in performance and will inform Triple-S of the steps Supplier is taking or will take to remediate any such problem, and the projected actual completion (or delivery) time for remediating any such problem.

4.4	Triple-S Policies and Procedures

(a)	Except as this Agreement expressly provides otherwise, Supplier will perform the Services in compliance with Triple-S Policies and Procedures, provided that:

(i)	any new Triple-S Policies and Procedures or modifications to Triple-S Policies and Procedures will be disclosed to Supplier either (A) in writing or (B) upon Supplier Personnel being notified of, and provided access to, such new or modified Triple-S Policies and Procedures in the same manner as Triple-S notifies its employees and other third parties (for example, posting a sign or via Triple-S’ Compliance360 (or successor) portal); and

(ii)	if compliance with any such new or modified Triple-S Policies and Procedures introduced or modified after the Effective Date requires Supplier to incur additional costs, and such compliance is not otherwise required by Supplier under this Agreement (including as set forth in Section 13 (Compliance with Laws), then such Changes shall be implemented through the Change Control Process.

(b)	Notwithstanding the foregoing, the date Supplier is required to comply with any such new or revised Triple-S Policies and Procedures shall be the compliance or effective date listed in the applicable Statement of Work, Task Order or Change Order executed by both Parties, provided that in no event shall such date be later than any date required by Law or Other Compliance Obligation for implementation of such Change.

4.5	Quality Assurance and Continuous Improvement

In performing the Services, Supplier will follow commercially reasonable quality assurance procedures designed to provide that the Services are performed with a high degree of professional quality and reliability. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for Triple-S to confirm the quality of Supplier’s performance. Supplier, as part of its quality management process, will provide continuous quality assurance and quality improvement through: (a) the identification and application of proven techniques and tools from other installations within its operations; (b) the implementation of programs, practices and measures designed to improve performance (including the Service Levels); and (c) annual certification of the quality and currency of all Documentation (e.g., procedures and runbooks). Supplier will utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services. Supplier shall comply with any continuous improvement clauses set forth in the Regulatory Contracts.

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4.6	Medicare Attestations

At Triple-S’ request, Supplier shall complete an offshore attestation(s) in the form substantially similar to Schedule U (Offshore Attestation Form) no later than fifteen (15) Business Days after the receipt of such request. Schedule U-1 (Completed Offshore Attestation) contains a completed attestation from Supplier relating to the Services that Supplier is authorized to provide from outside the United States as of the Effective Date.

5.	SERVICE LEVELS AND CREDITS

5.1	General

Service Levels are set forth in Schedule B (Service Level Methodology). Supplier shall perform the Services at a level of performance that is equal to or better than the Service Levels identified in Schedule B (Service Level Methodology) to this Agreement. If Supplier fails to meet a Critical Service Level (as defined in Schedule B (Service Level Methodology)), Supplier shall pay a Service Level Credit to Triple-S in accordance with Schedule B (Service Level Methodology).

5.2	Credits

(a)	Service Level Credits will not be construed as a penalty or as liquidated damages and will not be deemed to constitute Triple-S’s remedy, exclusive or otherwise, for any actual damages caused by a failure to meet a Critical Service Level; provided, however, that if Triple-S receives any Service Level Credits as a result of such a failure, then the amount of damages then recoverable by Triple-S with respect to such failure shall equal (i) the total amount of damages then recoverable under this Agreement by Triple-S with respect to such failure, without consideration of whether any Service Level Credits resulting from such failure had been provided to Triple-S; less (ii) any amounts received by Triple-S as Service Level Credits that result from such failure.

(b)	Nothing set forth in this Agreement shall preclude Triple-S from exercising its termination rights (to the extent they would otherwise be available as set forth in this Agreement) for a failure to meet a Critical Service Level, or from exercising any other remedies available to Triple-S under the Agreement, at law, or in equity to address any other non-duplicative damages Triple-S or its Affiliates may suffer or incur as a result of such a failure by Supplier (or another entity or person for which Supplier is responsible). Supplier hereby irrevocably waives any claim or defense that Service Level Credits are not enforceable or that they constitute Triple-S’s sole and exclusive remedy with respect to a failure to meet a Critical Service Level.

6.	SUPPLIER PERSONNEL

6.1	Responsibility for Supplier Personnel, Generally

(a)	Supplier will manage, supervise and provide direction to Supplier Personnel and cause them to comply with the obligations and restrictions applicable to Supplier under this Agreement. Supplier will make Supplier Personnel aware of, and cause them to comply with, applicable Triple-S Policies and Procedures (including those regarding safety and

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security) while they are performing Services at Triple-S Facilities or accessing Triple-S Data or Triple-S systems. As between Supplier and Triple-S, Supplier is responsible for all wages, salaries and other amounts due Supplier Personnel, and for all tax withholdings, unemployment insurance premiums, pension and social welfare plan contributions, and other employer obligations with respect to Supplier Personnel, in each case to the extent such amounts are owed for periods when such employees are employed by Supplier. Supplier is responsible for the acts and omissions of Supplier Personnel under or relating to this Agreement.

(b)	As between Supplier and Triple-S, Triple-S is responsible for all wages, salaries and other amounts due to Triple-S employees, and for all tax withholdings, unemployment insurance premiums, pension and social welfare plan contributions, and other employer obligations with respect to Triple-S employees, in each case to the extent such amounts are owed for periods when such employees are employed by Triple-S.

(c)	Supplier shall provide any training reasonably necessary for Supplier Personnel to perform the Services (including technical training). Training required for Supplier Personnel shall not be chargeable to Triple-S.

(d)	Supplier shall maintain staffing levels as required for Supplier to properly perform Supplier’s obligations under and in accordance with this Agreement. If any Supplier Personnel leave the employment of Supplier or the Triple-S account, Supplier will provide any replacement personnel (as may be necessary for Supplier’s continued performance of the Services) who have experience, skills and technical expertise required to perform the related Services and are in the same location as the Supplier Personnel they are replacing. Supplier shall ensure (to the extent reasonably possible) that any outgoing Supplier Personnel leaving the Triple-S account spend a reasonable period of time training the new Supplier Personnel, if any, who will be replacing such outgoing personnel. Furthermore, if the scope of the Services changes in a manner requiring staffing adjustments of Supplier Personnel, the Parties shall work in good faith to develop a mutually agreed solution for Supplier to staff the revised scope of Services accordingly, which solution will be agreed to in the Statement of Work, Change Order or Task Order. Supplier is responsible for taking action at its own expense to ensure that Supplier Personnel assigned to perform Services have the legal right to work in the countries in which they are assigned to work.

6.2	Screening and Background Checks

Supplier shall perform the screening, Background Checks and drug testing described in Schedule T (Background Checks) for all Supplier Personnel; provided, however, that (a) Supplier may omit the drug testing required under Section 2(i) Schedule T (Background Checks) for certain Approved Subcontractors in its reasonable discretion where such testing is not otherwise required by Supplier’s internal compliance and subcontracting policies; and (b) Supplier may omit other requirements of Schedule T (Background Checks) for Approved Subcontractors so long as screening and Background Checks performed by Approved Subcontractors comply with applicable Law and are substantially similar to the other screening and Background Checks described in Schedule T (Background Checks).

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6.3	Key Supplier Positions and Other Requirements

(a)	The “Key Supplier Positions” as of the Effective Date are listed in Schedule D (Key Supplier Positions – Account Level) and in each Statement of Work. The Supplier Account Executive will be one of the Key Supplier Positions. Supplier will cause each of the Supplier Personnel filling the Key Supplier Positions (whether as of the Effective Date, or replacement personnel filling such Key Supplier Position during the Term or the Disengagement Assistance Period) to be dedicated to the provision of the Services, except as otherwise specified on Schedule D (Key Supplier Positions – Account Level). Supplier Personnel approved as of the Effective Date to fill the Key Supplier Positions are listed in Schedule D (Key Supplier Positions – Account Level) and in each SOW.

(b)	Before the initial and each subsequent assignment of an individual to a Key Supplier Position, Supplier will notify Triple-S of the proposed assignment and, consistent with Supplier’s personnel practices, provide Triple-S a curriculum vitae and other job-relevant information legally permissible under applicable privacy Laws about the individual reasonably requested by Triple-S. Upon Triple-S’s reasonable request, Supplier will provide Triple-S representatives an opportunity to meet the individual. If Triple-S in good faith objects to the proposed assignment, the Parties will attempt to resolve Triple-S’s concerns on a mutually agreeable basis. If the Parties have not been able to resolve Triple-S’s concerns within ten (10) Business Days, Supplier may not assign the individual to that position and must propose the assignment of another suitably qualified individual.

(c)	Triple-S may, no more than once in each twelve (12) month period, change the positions designated as Key Supplier Positions under this Agreement by providing at least one hundred eighty (180) days prior written notice and so long as such change does not increase the number of individuals filling Key Supplier Positions, without Supplier’s consent. The provisions of this Section 6.3 will extend to any re-designated positions, but will no longer apply to any positions which were formerly a Key Supplier Position.

(d)	Without prior written approval by Triple-S, which may be withheld in Triple-S’s discretion (provided that Triple-S will not unreasonably withhold its approval where Supplier requests relief from this requirement), and subject to the last sentence of this Section and any exceptions set forth on Schedule D (Key Supplier Positions – Account Level), Supplier will not reassign or replace any person assigned to a Key Supplier Position during the first [***] of his or her assignment to such Key Supplier Position. Subject to the prior sentence and the last sentence of this Section, Supplier will give Triple-S at least 45 days advance notice of a proposed change in personnel filling a Key Supplier Position, and will discuss with Triple-S any objections Triple-S may have. Supplier will arrange, at no charge, for the proposed replacement to work side-by-side with the individual being replaced for not less than 30 days during the notice period to effectuate a seamless transfer of knowledge prior to the incumbent leaving the Key Supplier Position, unless the outgoing Supplier Personnel is not available due to the circumstances described in the last sentence of this Section. Subject to the last sentence of this Section, individuals filling Key Supplier Positions may not be transferred or re-assigned until a suitable replacement has been approved by Triple-S, and no such re-assignment or transfer may occur at a time or in a manner that would have a materially

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adverse impact on delivery of the Services or Triple-S’s operations. Notwithstanding anything herein to the contrary, Supplier may remove an individual filling a Key Supplier Position for reasons of death, disability, resignation, military leave, termination from employment by Supplier, leave pursuant to the Family Medical Leave Act or maternity leave and other leaves required by Law.

(e)	Account Executives.

(i)	During the Term and the Disengagement Assistance Period, Supplier will provide a Supplier Account Executive (the “Supplier Account Executive”) dedicated to the Triple-S account. The Supplier Account Executive shall be available for meetings and work at the Triple-S San Juan offices or such other Triple-S office as Triple-S reasonably requests. The Supplier Account Executive will be a Key Supplier Position. The Supplier Account Executive will be authorized to act as Supplier’s primary contact with respect to Supplier’s obligations under this Agreement. The Supplier Account Executive will have day-to-day responsibility for managing the delivery of the Services and coordinating the delivery of the Services with the Program Manager (as defined below). The Supplier Account Executive may designate in writing additional Supplier Personnel to be a point of contact for Triple-S.

(ii)	The Triple-S Program Manager described in Section 7 will be authorized to act as Triple-S’s primary contact for Supplier with respect to Triple-S obligations under this Agreement.

(f)	Organizational Chart of Supplier and Supplier Personnel. On a quarterly basis, Supplier will provide to Triple-S a reasonably detailed organizational chart of Supplier’s then-current organization providing the Services.

(g)	Resumes. Upon Triple-S’s request, Supplier shall provide copies of the resumes of the Supplier Personnel filling Key Supplier Positions.

6.4	Removal and Replacement of Supplier Personnel

(a)	Triple-S may immediately remove any individual Supplier Personnel from any Triple-S Facilities if the person is threatening or abusive, commits a crime, engages in an act of dishonesty while performing Services for Triple-S or materially violates Triple-S Policies and Procedures, including those pertaining to harassment, alcohol and drug free workplace, safety, or security or use of Triple-S Facilities.

(b)	If Triple-S determines in good faith that the continued assignment to Triple-S’s account of any individual who is a Supplier Personnel is not in the best interests of Triple-S, then Triple-S may give Supplier written notice to that effect. After receipt of such a notice, Supplier will: (i) temporarily remove such Supplier Personnel from the performance of the Services; and (ii) have a reasonable period of time (not to exceed ten (10) Business Days after receipt of Triple-S’s notice) in which to investigate the matters stated in the notice, discuss its findings with Triple-S and resolve Triple-S’s concerns. If, following such process, Triple-S requests permanent replacement of the individual, Supplier will

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(A) promptly remove such Supplier Personnel from the Triple-S account, and (B) replace such Supplier Personnel or cause such Supplier Personnel to be replaced with another suitably qualified person.

6.5	Controlling Turnover of Supplier Personnel

(a)	Triple-S and Supplier agree that it is in their mutual best interests to keep the turnover rate of Supplier Personnel to a reasonably low level. Accordingly, if Triple-S believes that Supplier’s turnover rate is so excessive that the Services are adversely affected in a material manner (in Triple-S’s reasonable judgment), and so notifies Supplier, Supplier will provide data concerning its turnover rate and meet with Triple-S to discuss the reasons for, and impact of, the turnover rate. If requested by Triple-S, Supplier will submit to Triple-S its proposals for reducing the turnover rate, and in addition to any rights that Triple-S may have pursuant to Schedule B (Service Level Methodology), if any, the Parties will mutually agree on a program to bring the turnover rate down to an acceptable level. Supplier will provide Triple-S a report describing Supplier Personnel turnover from time-to-time upon request, but not more than once per twelve (12) month period.

(b)	Notwithstanding any turnover of Supplier Personnel, Supplier remains obligated to perform the Services in compliance with the requirements of this Agreement.

6.6	Subcontracting

Supplier may subcontract or delegate the performance of Services only in accordance with the following:

(a)	Except as set forth in Section 6.6(g) and 6.6(h), Supplier shall not subcontract for performance of, or delegate any of, its responsibilities under this Agreement (including to any current or future Affiliates) without first obtaining the prior written approval of Triple-S, which may be granted or withheld in Triple-S’s reasonable discretion. When seeking such approval, Supplier will give Triple-S reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, and the identity and qualifications of the proposed Subcontractor. Supplier further recognizes that it may not subcontract for performance of, or delegate any of, its responsibilities under this Agreement without, to the extent approvals are required, first obtaining certain regulatory approvals as set forth in Schedule W (Regulatory Requirements) and certain customer approvals as set forth in Section 3.4. Any such Subcontractor that meets the required regulatory approvals and is approved by Triple-S (where such approval is required) and all other Subcontractors for which Triple-S approval is not required (i.e., Non-Key Subcontractors) shall be an “Approved Subcontractor” hereunder.

(b)	For avoidance of doubt, nothing in this Section 6.6 (Subcontracting) will limit the requirements under Section 4.2 (Place of Performance); provided that such requirements do not apply to Non-Key Subcontractors.

(c)	The Subcontractors that Triple-S has approved (where such approval is required) as of

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the Effective Date are listed in Schedule Q (Supplier Affiliates) and Schedule R (Approved Subcontractors), and are deemed Approved Subcontractors by Triple-S for the Functions applicable to each such Subcontractor set forth in Schedule Q and Schedule R, respectively. If Triple-S approves (where such approval is required) any additional Subcontractors after the Effective Date, they shall be added to Schedule Q or Schedule R (as applicable). In addition, the Parties may add Approved Subcontractors via letter or other informal written document signed by both Parties.

(d)	Supplier may use Approved Subcontractors to perform the Services to the extent permitted by Triple-S’s approval (where such approval is required) as set forth in Section 6.6(a) or, where Triple-S’s approval is not required, as determined by Supplier. Supplier is responsible for managing all Subcontractors. Supplier remains responsible for all Functions subcontracted or delegated to Subcontractors to the same extent as if such Functions were to be or were performed by Supplier acting through its officers, directors, employees, and agents and, for purposes of this Agreement, such Functions will be deemed Functions performed by Supplier.

(e)	Supplier shall not restrict or prevent (including by contract) any Subcontractor from entering into an agreement with Triple-S to perform services directly for Triple-S.

(f)	As between the Parties, Supplier shall be responsible for all acts and omissions of:

(i)	Supplier independent contractors and other Subcontractors as if they were Supplier’s employees (including acts or omissions of such independent contractors and Subcontractors) for purposes of determining Supplier’s liability under this Agreement (including Supplier’s indemnification and confidentiality obligations);

(ii)	Supplier Personnel and Supplier Affiliates; and

(iii)	any third party to whom Supplier permits access to Triple-S Data or Triple-S Confidential Information.

(g)	For clarification, Managed Third Parties (as defined in Schedule A (Cross Functional Services)) shall not be considered Subcontractors for purposes of this Agreement and all resources or items provided by Managed Third Parties shall be deemed to be provided by Triple-S and shall be treated as such for purposes of this Agreement, including provisions relating to facilities, equipment, contracts, Software and Tools; provided Supplier remains responsible for performing the vendor management services described in Schedule A (Cross Functional Services) with respect to such Managed Third Parties.

(h)	Supplier may, in the ordinary course of business and without obtaining the prior approval of Triple-S, subcontract for third party services or products (which include services and products from non-wholly owned Supplier Affiliates) that satisfy each of the following conditions: (i) any such third party may not be dedicated to performance of Services for Triple-S, (ii) any such subcontracted services or products are not material to the performance of the Services, and (iii) any such subcontracted services or products do not result in a material change in the way Supplier conducts its business, and (iv) any such

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third party does not have access to Triple-S’s PHI or Personally Identifiable Information or Other Sensitive Confidential Information (collectively, “Non-Key Subcontractors”). “Other Sensitive Confidential Information” means any Confidential Information of Triple-S pertaining to Triple-S business strategy, marketing strategy, trade secrets, pricing. Supplier will provide Triple-S with a list of Non-Key Subcontractors on a quarterly basis. Each of the subcontracted entities described in this Section 6.6(h) shall be considered Subcontractors for the purposes of the Agreement. As of the Effective Date, there are no Non-Key Subcontractors. All of the Subcontractors approved by Triple-S in Schedule R are “key” Subcontractors.

(i)	Notwithstanding anything to the contrary in this Agreement (including Schedule Q (Supplier Affiliates) or Schedule R (Supplier Subcontractors) and without limiting the restrictions in Section 19.19, Supplier shall not permit personnel from any Affiliate or other entity other than Supplier, Optum Services (Puerto Rico) LLC and Optum Global Services, Inc., to access the [***] Software.

7.	TRIPLE-S RESPONSIBILITIES

7.1	Appointment of Triple-S Program Management Office (PMO) Personnel

Triple-S will designate an individual to serve as Triple-S’s “Program Manager”, who will be Supplier’s principal point of contact for obtaining decisions, information, approvals and acceptances required from Triple-S.

7.2	Triple-S Cooperation Duties

(a)	In support of Supplier’s performance of the Services and subject to Section 7.3 (Savings Clause), Triple-S will perform the Functions identified in this Agreement as retained Triple-S Functions and provide or make available to Supplier the Equipment, Software, and other resources that this Agreement expressly states are to be provided by Triple-S or that the Parties otherwise agree in a Change Order, amendment or similar document executed by the Parties after the Effective Date are to be provided or made available to Supplier by Triple-S.

(b)	Triple-S will cooperate with Supplier and its Subcontractors, including by making available management decisions, information, approvals and acceptances as reasonably requested by Supplier so that Supplier may accomplish its obligations and responsibilities under this Agreement.

(c)	Only personnel as expressly so designated by the Triple-S Program Manager (which Triple-S will communicate to Supplier from time-to-time) will be authorized to make commitments on the part of Triple-S that amend this Agreement or commit resources that are subject to a Charge. To the extent Supplier relies on the apparent authority of any other personnel it does so at its own risk and without obligation on Triple-S’s part.

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7.3	Savings Clause

Triple-S’s delay or failure to perform its responsibilities set forth in this Agreement (or cause them to be performed) will not constitute grounds for termination by Supplier except as provided in Section 16.2 (Termination by Supplier). Supplier’s nonperformance of its obligations under this Agreement will be excused if and to the extent (a) such Supplier nonperformance results directly from the failure or delay by Triple-S to perform (or cause its Service Recipients, agents or third party contractors to perform) Triple-S’s obligations under this Agreement or from Triple-S or its Service Recipients, agents or third party contractors, and (b) Supplier provides Triple-S with reasonable notice of such nonperformance, including details of the impact that the nonperformance has on Supplier’s ability to perform, and uses Commercially Reasonable Efforts to perform notwithstanding the failure to perform. If Supplier’s use of Commercially Reasonable Efforts to perform in such a circumstance would cause Supplier to incur material additional cost and expense, Supplier may so notify Triple-S. If it does, Supplier’s obligation to continue its efforts to work around the failure to perform will be subject to Triple-S agreeing to reimburse Supplier for such material costs and expenses incurred in the course of such efforts.

8.	CHARGES

Schedule C (Charging Methodology) sets forth all of the Charges payable to Supplier for performing the Services and the associated invoicing and payment procedures and terms.

9.	USE OF TRIPLE-S RESOURCES

9.1	Use Rights

This Section 9 sets forth the terms under which certain resources used by Triple-S prior to the Effective Date will be made available to Supplier for use in providing the Services. RIGHTS OF USE GRANTED BY Triple-S TO SUPPLIER UNDER THIS SECTION 9 ARE GRANTED ON AN “AS IS, WHERE IS” BASIS, WITHOUT WARRANTIES OF ANY KIND, except as otherwise expressly provided in this Agreement. For clarity, the rights granted to Supplier in this Section 9 include use of the resource by Supplier’s Approved Subcontractors.

9.2	Triple-S Equipment

(a)	The Triple-S Equipment that Triple-S is obligated to make available to Supplier to provide the Services is listed in Schedule C-3 (Financial Responsibility Matrix). All Triple-S Equipment made available to Supplier shall be subject to the terms of this Section 9.2.

(b)	Triple-S grants to Supplier, without sale or assignment, the right to use such Triple-S Equipment that Triple-S is obligated to make available under C-3 (Financial Responsibility Matrix). Such Equipment shall be used solely as necessary to perform the Services.

(c)	With respect to any such Equipment that is Triple-S Leased Equipment (i) the foregoing right to use is subject to Triple-S obtaining any Required Consents pursuant to Section 9.7 (Required Consents); and (ii) Supplier will comply with the terms and conditions imposed on Triple-S by the leases for such Equipment that have been provided to Supplier in writing.

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9.3	Triple-S Third Party Service Contracts

(a)	The Triple-S Third Party Service Contracts, if any, that Triple-S is obligated to make available to Supplier to provide the Services are listed in Schedule X (Source of Truth). All Triple-S Third Party Service Contracts made available to Supplier shall be subject to the terms of this Section 9.3.

(b)	Triple-S grants to Supplier, without assignment of such contracts, but subject to Triple-S obtaining any Required Consents pursuant to Section 9.7 (Required Consents), the right to use the services provided to Triple-S under such Triple-S Third Party Service Contracts, if any, until such time as determined pursuant to Section 9.3(d), solely as necessary to perform the Services. Supplier will comply with the terms and conditions imposed on Triple-S by such Triple-S Third Party Services Contracts that are disclosed to Supplier in writing.

(c)	For clarity, contracts for maintenance, support, repair and similar services relating to Equipment and Software shall be treated the same as the associated Equipment or Software and therefore governed by Sections 9.2 (Triple-S Equipment) and 9.4 (Triple-S Software and Triple-S Tools) (as applicable), and not as Triple-S Third Party Service Contracts under this Section 9.3.

(d)	When any such Triple-S Third Party Service Contract is no longer required for performance of the Services, and in any event upon the earlier of (i) the cessation or termination of the applicable Services, (ii) the expiration of the Term and Disengagement Assistance Period, or (iii) the end of the applicable contract term (as such term may be described in Schedule X (Source of Truth)), Supplier will cease use of such Triple-S Third Party Service Contract.

9.4	Triple-S Software and Triple-S Tools

(a)	The Triple-S Software and Triple-S Tools, if any, that Triple-S is obligated to make available to Supplier to provide the Services are listed in Schedule X (Source of Truth). All Triple-S Software and Triple-S Tools made available to Supplier shall be subject to the terms of this Section 9.4.

(b)	Triple-S (and each of its Affiliates) or the applicable licensor retains all of its right, title and interest in and to the Triple-S Software and Triple-S Tools.

(c)	Subject to Triple-S having obtained any Required Consents pursuant to Section 9.7 (Required Consents), as of the Effective Date, Triple-S grants to Supplier, without assignment of the license, the right during the Term and any Disengagement Assistance Period (or the applicable license term or as set forth in Section 9.4(e) below, if shorter as Triple S has (or later obtains)) to use such Triple-S Licensed Software and Triple-S Licensed Tools, if any, solely as necessary to perform the Services. Supplier will not seek to modify or otherwise revoke such terms. Supplier will comply with the terms and conditions imposed on Triple-S by the license for such Software and Tools that have been disclosed to Supplier in writing.

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(d)	Supplier is not permitted to use such Triple-S Software and Triple-S Tools for the benefit of any entity other than Triple-S (and other Service Recipients under this Agreement) without the prior written consent of Triple-S, which may be withheld in Triple-S’s discretion.

(e)	When Triple-S Software or Triple-S Tools are no longer required for performance of the Services, or in any event upon the earlier of (i) the cessation or termination of the applicable Services, (ii) the expiration of the Term and the Disengagement Assistance Period or (iii) with respect to Triple-S Licensed Software and Triple-S Licensed Tools, the end of the applicable license term (as such term is described in Schedule X(Source of Truth), Supplier will cease use of and return such Triple-S Software and Triple-S Tools to Triple-S in an agreed format or, at Triple-S’s election, destroy them and certify the destruction of all copies in Supplier’s (and any of its Subcontractor’s) possession or control.

9.5	Triple-S Facilities

(a)	Subject to Triple-S having obtained any Required Consents pursuant to Section 9.7, Triple-S grants to Supplier the right, to access the Triple-S Facilities, to the extent permitted by applicable lease agreements, solely to perform the Services. Such space to be made available is described on Schedule C-3 (Financial Responsibility Matrix).

(b)	Such facilities shall be provided from the Services Commencement Date until the time period identified in Schedule C-3 (Financial Responsibility Matrix).

(c)	Supplier will comply with the duties imposed on Triple-S (or its Affiliate) by each lease for the Triple-S Facilities that are disclosed to Supplier in writing.

9.6	Terms Applicable to Triple-S Facilities

(a)	Except as provided in Section 9.5 above, Supplier is responsible for providing the facilities and facilities-related support it needs to provide the Services.

(b)	Supplier’s use of the Triple-S Facilities shall be for the sole and exclusive purpose of providing the Services and shall be subject to the terms set forth in this Section 9.6. Supplier is not permitted to use Triple-S Facilities for the benefit of any entity other than Triple-S (and other Service Recipients under this Agreement) without the prior written consent of Triple-S, which may be withheld in Triple-S’s discretion.

(c)	Supplier will use the Triple-S Facilities in an efficient manner and in a manner that does not interfere with Triple-S’s business operations.

(d)	Supplier will keep the Triple-S Facilities in good order, not commit or permit waste or damage to them or use them for any unlawful purpose or act. Supplier will comply with the Triple-S Policies and Procedures and with applicable lease terms made available to Supplier in writing, each of the foregoing regarding access to and use of the Triple-S Facilities, including procedures for the physical security of the Triple-S Facilities. Supplier is responsible for any damage to Triple-S Facilities resulting from the acts or

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omissions of Supplier during its use of the Triple-S Facilities.

(e)	Supplier will permit Triple-S and its agents and representatives to enter any portions of the Triple-S Facilities occupied by Supplier Personnel at any time.

(f)	Supplier may not make improvements or changes involving structural, mechanical or electrical alterations to the Triple-S Facilities without Triple-S’s prior written approval. Any improvements to the Triple-S Facilities will become the property of Triple-S.

(g)	Upon the earlier to occur of (i) the expiration of the time period for which Triple-S agreed to permit Supplier to use the Triple-S Facilities as described in Section 9.5(b), or (ii) when Triple-S Facilities are no longer required for performance of the Services, or (iii) upon expiration or termination of this Agreement (or the applicable lease term (as such term is described in Schedule C-3 (Financial Responsibility Matrix), if shorter), Supplier will return them to Triple-S in substantially the same condition as when Supplier began use of them, subject to reasonable wear and tear.

9.7	Required Consents

(a)	Triple-S, with the reasonable cooperation of Supplier, is responsible for obtaining Required Consents under any of the leases, contracts or licenses referred to in this Section 9 (Use of Triple-S Resources) which Triple-S is making available to Supplier for use in providing the Services (including use by Subcontractors). Triple-S will work diligently to obtain such Required Consents as soon as practicable after the Effective Date. Triple-S will bear the fees and cost (such as transfer or upgrade fees) required to obtain such Required Consents. Unless and until any Required Consent has been obtained, Supplier will, pursuant to the Change Control Process, determine and adopt, subject to Triple-S’s prior approval, such alternative approaches as are necessary and sufficient for Supplier to provide the Services without the Required Consent.

(b)	If Triple-S is not able to obtain any such Required Consent, or if Triple-S elects not to obtain a Required Consent because of the cost or other terms required to obtain such Required Consent, the Parties will use Commercially Reasonable Efforts to identify alternative resources through the Change Control Process.

(c)	Supplier shall be responsible for obtaining any Required Consents for leases, contracts or licenses relating to Software, Equipment and Third Party Service Contracts that Supplier makes available to Triple-S (which, for clarity, include the TSS Transferred Contracts but do not include Managed Third Parties) during the Term and the Disengagement Assistance Period and thereafter, and will pay any fees required to obtain such Required Consents. Triple-S shall provide reasonable cooperation to Supplier in obtaining Required Consents with respect to TSS Transferred Contracts.

10.	RESPONSIBILITY FOR RESOURCES DURING THE TERM

This Section 10 describes each Party’s responsibility for providing and operating certain resources required under this Agreement. Supplier shall be compensated for the resources it

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provides through the Charges provided in Schedule C (Charging Methodology), as they may be adjusted in accordance with the terms of Schedule C (Charging Methodology).

10.1	General Responsibility and Compatibility

(a)	Except for (i) any resources which Triple-S has expressly agreed to provide as set forth in Schedule X (Source of Truth), and (ii) items which are shown as Triple-S Retained Expense in the Financial Responsibility Matrix attached as Schedule C-3 (Financial Responsibility Matrix), Supplier is solely responsible (and has Financial Responsibility) for providing, and shall have operational responsibility for, all Equipment, Software, Tools, Third Party Service Contracts, facilities, personnel, third party services and other resources as required for Supplier to properly perform its obligations under and in accordance with this Agreement, including modifications, upgrades, enhancements, additions and replacements of such resources. Supplier’s Financial Responsibility shall include such responsibility as set forth on Schedule C-3 (Financial Responsibility Matrix).

(b)	Supplier will conform to and support Triple-S’s architecture, standards, and strategic direction in rendering the Services as set forth in Triple-S Policies and Procedures. Any Equipment and Software provided by or on behalf of Supplier that connects to Triple-S’s IT infrastructure will comply with such architecture, standards, and strategic direction, and any deviation from such will be subject to the prior written approval of Triple-S. Supplier will notify Triple-S if Triple-S’s architecture, standards or strategic direction conflicts or is inconsistent with Supplier’s internal standards that would otherwise enable achievement of efficiencies in providing the Services.

10.2	Equipment

Except for items which are shown as Triple-S Retained Expense in the Financial Responsibility Matrix attached as Schedule C-3 (Financial Responsibility Matrix), Supplier is responsible for acquiring, at its expense, the Equipment (including modifications, upgrades, enhancements, additions and replacements of Equipment) as required for Supplier to properly perform its obligations under and in accordance with this Agreement. With respect to such Equipment:

(a)	Supplier will acquire the Equipment in the name of Supplier; and

(b)	Supplier will use Commercially Reasonable Efforts to acquire the right to assign to Triple-S and a Successor Supplier the leases for Equipment exclusively used to provide Services to Triple-S and which were entered into specifically for performance of the Services (“Supplier Leased Equipment”) and applicable maintenance contracts for such Supplier Leased Equipment if Supplier ceases to provide the Services. If Supplier is unable to obtain such right to assign, Supplier shall explore alternatives, and provide information to Triple-S regarding any ramifications to the Services that may arise out of using alternative Equipment.

10.3	Third Party Services

Except for (i) third party services which Triple-S has agreed to provide as listed in Schedule X

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(Source of Truth), and (ii) items which are shown as Triple-S Retained Expense in the Financial Responsibility Matrix attached as Schedule C-3 (Financial Responsibility Matrix), Supplier is responsible for acquiring, at its expense, any third party services as required for Supplier to properly perform its obligations under and in accordance with this Agreement. With respect to such third party services:

(a)	Supplier will contract for such third party services in its own name;

(b)	Supplier will use Commercially Reasonable Efforts to acquire the right to assign to Triple-S and a Successor Supplier any Third Party Service Contract for which Supplier has Financial Responsibility and that is exclusively used to provide Services to Triple-S and which were entered into specifically for performance of the Services (collectively, “Supplier Third Party Service Contracts”) if Supplier ceases to provide the Services. If Supplier is unable to obtain such right to assign, Supplier shall explore alternatives under which other Third Party Service Contracts may be assignable to Triple-S as described above, and provide information to Triple-S regarding any ramifications to the Services that may arise out of using such alternative assignable Third Party Service Contracts; and

(c)	Supplier will not procure any such Supplier Third Party Service Contracts for which Supplier would not have the right to assign as described above, without Triple-S’s prior written consent.

10.4	Supplier Software and Tools

(a)	Except for (i) Software and Tools which Triple-S has agreed to provide as listed in Schedule X (Source of Truth), and (ii) items which are shown as Triple-S Retained Expense in the Financial Responsibility Matrix attached as Schedule C-3 (Financial Responsibility Matrix), Supplier is responsible for acquiring, at its expense, the Software and Tools (including modifications, upgrades, enhancements, additions and replacements of Software and Tools) as required for Supplier to properly perform its obligations under and in accordance with this Agreement. With respect to such Software and Tools:

(i)	Supplier will acquire such Software and Tools in its own name.

(ii)	Supplier shall not, without Triple-S’s prior written consent (including as set forth on Schedule S (Supplier Software and Supplier Tools)), use any Non Commercially Available Supplier Software or Supplier Tools (collectively, “Non Commercially Available Items”) to provide the Services.

(iii)	If Supplier uses such a Non Commercially Available Item which requires the consent of Triple-S pursuant to Section 10.4(a)(ii) and Supplier fails to obtain Triple-S’s prior written agreement that Triple-S waives its right to receive a license to such Non Commercially Available Item as hereinafter described, then upon the expiration or termination of this Agreement, any Statement of Work or Task Order (or part thereof), or Services with respect to which such Non Commercially Available Item was used: (i) in the case of Supplier Owned Software or Supplier Owned Tools, Supplier grants to Triple-S and Triple-S Affiliates (and their respective designees and contractors provided that such third

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party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement), and (ii) in the case of Supplier Licensed Software or Supplier Licensed Tools, Supplier shall procure for Triple-S and Triple-S Affiliates (and their designees and contractors provided that such third party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement), in each case, for no additional consideration, a perpetual, worldwide, fully paid up, royalty-free, non-exclusive license to Use such Supplier Software or Supplier Tool, as applicable (including Source Code, programmer interfaces, available documentation, manuals, and other materials necessary for the Use thereof), for the sole purpose of providing services to Triple-S and the Service Recipients.

(iv)	Upon Triple-S’s request, Supplier shall also provide to or procure for Triple-S a commercially reasonable maintenance and support agreement for such Non Commercially Available Item, the charges for which will be Triple-S’s responsibility with respect to the period after the Disengagement Assistance Period.

(b)	Without limiting the foregoing, Schedule S (Supplier Software and Supplier Tools) sets forth a list of the Supplier Software and Supplier Tools to be used by Supplier to provide the Services as of the Effective Date. The Parties agree that for the Supplier Software and Supplier Tools set forth in Schedule S (Supplier Software and Supplier Tools) that are designated as “Non Commercially Available,” Triple-S: (i) consents to the use of such Software and Tools by Supplier to provide the Services for the purposes described in Schedule S (Supplier Software and Supplier Tools) (as such consent is contemplated by Section 10.4(a)(ii) above), and (ii) waives its right to receive a license to such Software or Tool as contemplated by Section 10.4(a)(iii) above.

(c)	On an annual basis, Supplier shall provide updates to Schedule S (Supplier Software and Supplier Tools) reflecting any additional Supplier Software and Supplier Tools used by Supplier to provide the Services that is not shown on the then-existing Schedule S (Supplier Software and Supplier Tools). (Such Software shall not include any Triple-S Owned Software or Triple-S Licensed Software provided by Triple-S for Supplier’s use under this Agreement.) The updates to such Schedules required under this Section 10.4(c) will separately identify:

(i)	Supplier Software that is Commercially Available,

(ii)	Supplier Software that is Non-Commercially Available,

(iii)	Third Party Software that is Commercially Available, and

(iv)	Third Party Software that is Non-Commercially Available.

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10.5	License During the Term and Disengagement Assistance Periods

(a)	Supplier hereby grants to Triple-S and the Service Recipients (and their respective service providers and contractors provided that Triple-S and such third party are subject to a confidentiality agreement with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions) during the Term and any Disengagement Assistance Period, the right to use Software made available by Supplier to Triple-S and Triple-S Affiliates during the Term (including any updates and upgrades to such Software provided by Supplier), solely for Triple-S (and its Affiliates and Service Recipients) to receive or use the Services. For clarity, this license does not apply to Software used by Supplier in performance of the Services that is not listed in Schedule S (Supplier Software and Tools) and not otherwise made available during the Term for access or use by Triple-S.

(b)	Supplier hereby grants to Triple-S, its Affiliates and the Service Recipients (and their respective service providers and contractors provided that such third party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement) during the Term and any Disengagement Assistance Period, the right to access and Use the systems used by Supplier to provide the Services or the systems supported by Supplier as part of the Services (and Triple-S Data stored or processed in such systems) solely for Triple-S, its Affiliates and the Service Recipients (and their respective service providers and contractors provided that such third party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement) to perform their designated roles for Triple-S and its Affiliates as reasonably required to receive and use the Services or otherwise reasonably required to carry on Triple-S’s and its Affiliates business operations and retained responsibilities. By way of example and not limitation, Triple-S’s rights include the right to access (or permit a service provider or contractor to access provided that such third party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement) the systems used by Supplier to provide the Services in order to access Triple-S Data, process claims that are not in the scope of the Services, generate queries, run reports and perform retained Functions.

10.6	Network Connectivity

Financially Responsible for providing network connectivity between facilities necessary to provide the Services is allocated in Schedule C-3 (Financial Responsibility Matrix).

10.7	Triple-S Personnel

The In-Scope Employee Agreement (a form of which is attached as Schedule G) provides obligations of the Parties relating to certain In-Scope Employees (as defined in Schedule G). Supplier remains responsible for all Functions delegated to the In-Scope Employees to the same extent as if such Functions were to be or were performed by Supplier Employees, and for purposes of this Agreement, such Functions will be deemed Functions performed by Supplier. Supplier shall be responsible for all acts and omissions of the In-Scope Employees except to the

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extent expressly provided otherwise in Schedule G. For purposes of clarity: (a) Supplier’s failure to meet a Service Level or comply with any other obligation under this Agreement shall not be excused under Section 2.5 of Schedule B (Service Level Methodology) or otherwise under this Agreement as a result of an In-Scope Employee’s acts or omissions; and (b) Supplier shall be liable for Security Breaches, indemnification obligations, and other claims Triple-S may have under this Agreement as a result of an In-Scope Employee’s acts or omissions to the same extent Supplier would be liable for them had the acts or omissions been by a Supplier Employee.

10.8	Flow Down Terms

Triple-S shall comply with the terms and conditions provided in Schedule Y (Subcontractor Flow-Down Terms) regarding Triple-S’s use of Equipment, Third Party Services, Software and Tools provided or made available by Supplier.

11.	TRANSITION

11.1	Transition Overview

(a)	This Section 11 (Transition) addresses at a high level the transition of the Functions comprising the Services from Triple-S to Supplier. Each of the Initial SOWs contains an exhibit describing the Transition approach and plans for that Initial SOW.

(b)	The Transition approaches, plans and schedules set forth in the Initial SOWs reflect the Parties’ preliminary understanding as to how the Transition will be conducted and will serve as preliminary Transition Documents. Promptly following the execution of this Agreement, Supplier will work diligently with Triple-S’s team leads for each SOW to develop and submit final Transition Documents for Triple-S’s review and approval, and such plans will contain the necessary level of operational detail, as set forth in Section 11.3.

11.2	Transition Defined and Start of Transition

(a)	“Transition” means the process (and associated time period) of migrating performance of the Services from Triple-S or from Triple-S’s then-current service providers to Supplier, completing any contemplated movement of services from onshore locations to alternate onshore locations, near shore locations and offshore locations (each as contemplated by the applicable Transition Documents), making any planned improvements to the process and methods and infrastructure used to perform and deliver the Services that are intended to be made during the period of Transition, and causing any required knowledge transfer from Triple-S personnel to Supplier Personnel.

(b)	The Transitions for each of the Initial SOWs (each, an “Initial SOW Transition”) shall commence on the Effective Date or such date set forth in the Statement of Work, if later, and continue through the date that Supplier has assumed all responsibility with respect to the Services covered by the Initial SOWs and completed the transition to the contemplated service delivery model.

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(c)	The Transition for each Future SOW (each, a “Future SOW Transition”) shall commence on the applicable SOW Effective Date or such date set forth in the Statement of Work, if later, and continue through the date that Supplier has assumed all responsibility with respect to the Services covered by such Future SOW and completed the transition to the contemplated service delivery model (if any).

11.3	Transition Documents

(a)	Each Transition shall be conducted in accordance with a written plan and documents (the “Transition Documents”) which shall include: (i) a description of the operations being transitioned; (ii) a general description of the methods and procedures, personnel and organization Supplier will use to perform the Transition; (iii) a schedule of the Transition activities; (iv) a detailed description of the respective roles and responsibilities of Triple-S and Supplier; (v) Transition Milestones, Transition Deliverables and Acceptance Criteria, as described in Section 11.4(b) below, and (vi) such other information and planning as are necessary to conduct the Transition in accordance with the other terms in this Agreement.

(b)	A draft of the Transition Documents for the Initial SOWs Transition is attached in each Initial SOW.

(c)	A draft of the Transition Documents for any Future SOW Transition shall be included as part of the applicable Future SOWs.

(d)	Supplier shall be responsible for revising and finalizing the applicable Transition Documents, provided that: (i) Supplier shall cooperate and work closely with Triple-S in finalizing such Transition Documents (including incorporating Triple-S’s reasonable comments); and (ii) any change to a Transition Document after the Effective Date shall be subject to the prior written approval of Triple-S.

(e)	Supplier shall perform the Services necessary to complete the Transition of the initial Services in accordance with the terms set forth in this Agreement, including the Transition Documents (collectively, the “Transition Services”).

(f)	Supplier shall be responsible for revising and finalizing the Transition Documents.

11.4	Transition Deliverables and Transition Milestones

(a)	Supplier will carry out and complete each Transition in accordance with the applicable Transition Documents, including any time schedule and deadlines set forth in such documents. Supplier shall complete the Transition by the Transition Completion Date set forth in the Transition Documents.

(b)	The Transition Documents will include, as critical components, clear definitions of the waves, stages, and discrete work streams that will comprise the Transition for each Initial SOW and a delineation of the Transition Deliverables (“Transition Deliverables”) and Transition milestones (“Transition Milestones”), and their respective Acceptance Criteria. The Transition Deliverables and Transition Milestones will be used to

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determine, at logical stages of each Transition, whether progress has been sufficient to warrant proceeding to the next stage, whether there are any corrective actions that should be taken before proceeding with dependent work, the next stage or related Transition activities, and whether there are any lessons learned from performance of Transition waves that should be documented and communicated to the Transition teams working on other waves in order to minimize the recurrence of problems during Transition.

(c)	The Transition Deliverables and Transition Milestones for the initial Transitions are set forth in each SOW.

(d)	Schedule N-1 (Deliverable and Milestone Acceptance Procedures) details the process by which Triple-S will determine whether the Acceptance Criteria for each Transition Deliverable and Transition Milestone have been met.A Transition Deliverable or Transition Milestone will be deemed to be Accepted at such time as Triple-S agrees that all Acceptance Criteria have been satisfied and completed to Triple-S’s satisfaction and Triple-S issues a written notice to Supplier that the Transition Deliverable or Transition Milestone is complete.

11.5	Conduct of the Transition

Except as otherwise expressly provided in this Agreement or the Transition Documents, Supplier’s responsibilities with respect to the Transition include:

(a)	performing and managing the Transition and activities;

(b)	performing the Transition activities without material interruption to any services, and without materially disrupting Triple-S’s business operations; and

(c)	otherwise performing such migration tasks as are necessary to enable Supplier to complete the Transition and provide the Services.

11.6	Triple-S Cooperation and Support

Triple-S will cooperate with Supplier, and Triple-S shall use Commercially Reasonable Efforts to cause its suppliers (including Managed Third Parties as provided in Section 2.4(e) of Schedule A (Cross Functional Services)) to cooperate with Supplier, in the conduct of the Transition and provide support as described in the Transition Documents or as reasonably required for Supplier to complete the Transition.

11.7	Completion of Transition

(a)	Triple-S reserves the right to monitor, test and otherwise observe and participate in the Transition. Supplier will notify Triple-S without delay if any Triple-S monitoring, testing or participation has caused (or Supplier expects it to cause) a problem or delay in the Transition and work with Triple-S to prevent or circumvent the problem or delay. Supplier will not be responsible for any problems or delays caused by any Triple-S monitoring, testing or participation in the Transition (provided Supplier notifies Triple-S that such monitoring, testing or participation may or does cause problems or delays).

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(b)	Triple-S may elect at its reasonable discretion to suspend or delay a Transition activity at any time, including in the event such Transition activity is not proceeding in accordance with the requirements of the approved Transition Project Plan and other Transition Documents or is causing unplanned disruptions or other adverse effects to Triple-S (or its Affiliates). During any suspension or delay period, Supplier, as practicable, will continue to perform the Services as required under this Agreement in the manner the Services were performed prior to the commencement of the applicable Transition activity. Suspension or delay of a Transition activity, where arising out of Supplier’s failure to perform the Transition in accordance with the requirements of the approved Transition Documents or this Agreement, will, except as set forth in Section 11.7(a), be at no additional charge to Triple-S and will continue until Supplier demonstrates, to Triple-S’s reasonable satisfaction, that Supplier is ready to comply with such requirements and/or end any disruptions or adverse effects. Supplier will be responsible, at its own expense, for achieving the Transition schedule notwithstanding the suspension or delay; provided, however, that if Triple-S suspends or delays a Transition activity due to no fault of Supplier, and if the suspension or delay would cause Supplier to incur reasonable additional expenses, the deadlines for Transition will be equitably extended to account for Triple-S’s suspension or delay and Supplier may so notify Triple-S, providing a good faith estimate of such expenses Supplier expects to incur. In such case, Triple-S’s right to continue the suspension or delay will be subject to Triple-S agreeing to reimburse Supplier for such reasonable additional expenses incurred as a result of the suspension or delay.

11.8	In Flight Projects

As part of the Transition, Supplier will also assume responsibility for completing the projects listed or described in Schedule P (In-Flight Projects) (to the extent Supplier is assigned responsibility on Schedule P (In-Flight Projects)), which are in progress or planned as of the Effective Date and being performed by resources of Triple-S or a prior service provider which are being replaced by Supplier (the “In-Flight Projects”). After the Effective Date, the Parties will work in good faith to update Schedule P (In-Flight Projects) to describe the Deliverables that are Supplier’s responsibility and the resource requirements for each In-Flight Project.

12.              TRANSFORMATION AND CRITICAL MILESTONES

12.1	Transformation

(a)	“Transformation” means those activities primarily being performed following completion of the Transitions (although certain Transformation activities will be performed prior to the completion of the Transitions) to be performed by Supplier that are set forth in SOW #2, Exhibit C (IT Solution) that are designed to transform the environments used to deliver Services to Triple-S in accordance with Triple-S requirements, including by further improving the quality, responsiveness, flexibility, efficiency and productivity of Service delivery, by undertaking those activities.

(b)	Supplier will carry out and complete Transformation described in and in accordance with SOW #2, Exhibit C (IT Solution) and its associated Schedules, including any time schedules, project plans, deadlines, and other documents set forth in such Schedule

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(collectively, “Transformation Documents”). Supplier shall complete Transformation by the dates set forth in the Transformation Documents.

12.2	Critical Milestones

(a)	With respect to Transition and Transformation, the Parties shall agree upon a set of Critical Milestones (each, a “Critical Milestone”). Supplier shall complete each Critical Milestone by the applicable date the Parties agree on for completion of such Critical Milestones (each such date, a “Critical Milestone Completion Date”). The Critical Milestones and Critical Milestone Completion Dates are set forth in SOW #1, Exhibit A-3-3 (Critical Milestones) and SOW #2, Exhibit A-3-3 (Critical Transition and Transformation Milestones & Acceptance Criteria).

(b)	A Critical Milestone will be deemed to be complete at such time as Triple-S agrees that all Acceptance Criteria have been satisfied and completed to Triple-S’s satisfaction and Triple-S issues a written notice to Supplier that the Critical Milestone is complete. The acceptance procedures described in Schedule N-1 (Deliverable and Milestone Acceptance Procedures) to this Agreement will apply with respect to such milestones. If Supplier fails to complete any Critical Milestone by the applicable Critical Milestone Completion Date, such failure shall be deemed to be a “Critical Milestone Failure”.

(c)	If a Critical Milestone Failure occurs, then:

(i)	If Supplier’s charges to Triple-S are greater than they would have been if the delayed Transformation project had been completed on schedule, Triple-S will receive a credit against Supplier’s monthly charges on the subsequent invoice(s) in an amount equal to the difference between the actual charges being paid by Triple-S and what Supplier’s charges would have been if the delayed Transformation had been completed on schedule; and

(ii)	Supplier will grant Triple-S an additional credit against Supplier’s monthly charges on the subsequent invoice(s) in an amount sufficient to reimburse Triple-S for any documented costs incurred for facilities, personnel, third-party equipment, Software, services, and other operational costs that would not have been incurred if the delayed Transformation had been completed on schedule and in accordance with this Agreement (including costs of internal Triple-S resources and amounts payable to third parties); provided that (A) Triple-S shall use Commercially Reasonable Efforts to mitigate such costs, (B) such costs may not include lost revenue or profits from potential forecasted business benefits, and (C) such credit shall be reduced by the amount of any Critical Transformation Credits paid by Supplier for the same Critical Milestone Failure.

(d)	Nothing set forth in Section 12.2 shall limit Triple-S’s right to make a claim for damages relating to a Critical Milestone to the extent such damages exceed the amount of the credits paid by Supplier to Triple-S related to such Critical Milestone described in Section 12.2.

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13.	COMPLIANCE WITH LAWS

13.1	Parties’ Compliance Obligations, Generally

(a)	Supplier’s Obligations.

(i)	Supplier agrees at its cost and expense (subject to Sections 13.1(b) and 18.4(e)(ii)(B)): (x) to comply with its obligations under Schedule W (Regulatory Requirements), and (y) obtain all necessary approvals, licenses (including licensure requirements applicable to Supplier Personnel), and permits required by Law, and to comply with all Laws, in each case as applicable to:

(A)	its business (or that of any of its Affiliates);

(B)	the performance of any of its obligations under this Agreement;

(C)	the Services that Supplier is obligated to provide under this Agreement, including as such obligations may evolve pursuant to this Agreement, including Services provided with respect to any jurisdiction in which Triple-S does business; or

(D)	its obligations under this Section 13 (Compliance with Laws).

(ii)	Supplier shall provide the Services in a manner that does not cause Triple-S to be non-compliant with any Law relating to the provision or receipt of the Services and to which Triple-S is subject.

(iii)	Supplier shall identify, track and report any failure by Supplier to comply with Laws or failure (or suspected failure) to comply with the Regulatory Compliance Adherence Services set forth Schedule A (Cross Functional Services). Such report shall be made to Triple-S in writing and directed to the Triple-S Chief Legal Officer and the Chief Information Officer within five (5) days of Supplier’s learning of same.

(b)	Triple-S’s Obligations.

(i)	Triple-S agrees at its cost and expense: (x) to comply with its obligations under Schedule W (Regulatory Requirements), and (y) obtain all necessary approvals, licenses and permits required by Law (including licensure requirements applicable to Service Recipients), and to comply with all Laws, in each case as applicable to:

(A)	its business (or that of any of its Affiliates);

(B)	the performance of any of its obligations under this Agreement; or

(C)	its obligations under this Section 13 (Compliance with Laws).

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(ii)	If Triple-S is charged with failing to comply with any such Laws it shall promptly notify Supplier of the charges in writing.

(c)	Each Party shall bear the risk of and have financial responsibility for any change in Laws or new Laws for which it is responsible pursuant to Sections 13.1(a) (for Supplier) and 13.1(b) (for Triple-S) except to the extent otherwise expressly provided in Schedule C (Charging Methodology) or Schedule K (Reports).

(d)	Changes in Laws and New Laws Applicable to the Services.

(i)	The Parties shall be jointly responsible for discovering, identifying, and tracking new Laws and changes in Laws applicable to the Services; provided, however that Triple-S’s responsibility under this Section 13.1(d)(i) shall not relieve Supplier of its obligations under Section 13.1(a) and shall not relieve Triple-S of its obligations under Section 13.1(b). Each Party shall provide written notice to the other Party of any such Law that it identifies.

(ii)	In the event there are new Laws or changes in Laws applicable to the Services, Supplier and Triple-S shall jointly interpret such Laws and the extent to which the Services must be changed to comply with such Laws, provided, however, that in the event of a disagreement between the Parties regarding such an interpretation, Triple-S’s interpretation shall govern.

(iii)	Triple-S shall be responsible for making any necessary revisions to the Triple-S Policies and Procedures necessary to comply with such new Laws and changes to Laws. Supplier shall comply with such revised Triple-S Policies and Procedures in accordance with Section 4.4 (Triple-S Policies and Procedures).

(iv)	Subject to Section 18.4(e)(ii), Supplier shall be solely responsible for making changes to Supplier’s operational processes and procedures required for Supplier to comply with such change in Laws or new Laws.

13.2	Other Compliance Requirements

(a)	Without limiting the generality of the foregoing, Supplier agrees as follows:

(i)	FAR Anti-Kickback Requirements. Supplier understands that with respect to any attempt to provide or offer to provide any kickback prohibited by the Anti-Kickback Law of 1986 (41 U.S.C. §§ 51-58), when Triple-S has reasonable grounds to believe that a violation has occurred, Triple-S is obliged to report such to the Federal government in writing and to cooperate fully with any Federal investigation. Supplier further understands that the Federal government may offset the amount of any kickback against any monies owed to the government, or direct Triple-S to withhold that amount from any sums owed Supplier, with notification to the government, and that the government may order that any monies withheld from Supplier be paid to the government, unless already offset.

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(ii)	Supplier Certification. If applicable, the Parties hereby incorporate the requirements of 41 C.F.R. 60-1.4 (a)(7), 41 C.F.R. 60-300.5(a), 41 C.F.R. 60-741.5(a), 48 C.F.R. 19.702, and 48 C.F.R. 19.708.

(iii)	Conviction of a Felony Involving Dishonesty or Breach of Trust. Supplier understands that pursuant to 18 U.S.C. §1033, Triple-S is prohibited from employing or contracting with, for any aspect of its business that involves the “business of insurance,” any individual who: (A) (i) has been convicted of a criminal felony or had a civil judgment rendered against it for offenses involving dishonesty or a breach of trust (including the following offenses: any type of fraud; any crime based on false representations; criminal impersonation; fraudulent use of credit or debit charges; violation of a fiduciary relationship; violation of federal or state antitrust statutes; offenses involving the sale or exchange of securities; embezzlement; theft; forgery; bribery; falsification or destruction of records; counterfeiting or passing counterfeit money; money laundering; extortion; perjury and subornation of perjury; knowingly issuing a bad check; theft by deception; knowingly receiving or possessing stolen property; making false statements; tax evasion; or receiving stolen property), or (ii) who has been convicted of an offense under §1033 (any such person under (i) or (ii) a “Prohibited Person”); and (B) has not obtained the prior written consent of the Commissioner of Insurance to engage in the “business of insurance.” Supplier represents that Supplier, its Affiliates and Subcontractors, and their employees, agents and representatives, were not a Prohibited Person at the time hired by Supplier, and, either (1) is not a Prohibited Person or (2) is a Prohibited Person, but has obtained the requisite consent of the Commissioner of Insurance to engage in the business of insurance. Should a Prohibited Person perform duties pursuant to this Agreement on behalf of Supplier, Supplier agrees to so notify Triple-S in writing and provide a copy of the consent of the Commissioner of Insurance within seven (7) days of execution of this Agreement. Supplier certifies that none of Supplier or its Affiliates or subcontractor(s), or its or their employees, agents or representatives, have within a three (3) year period preceding the date of this Agreement, had one or more public transactions (federal, state or local) terminated for cause or default.

(iv)	E-Verify. Supplier shall comply with Federal Acquisition Regulation 52.222-54, to verify the employment eligibility of Supplier employees and shall cause all Subcontractors to comply with such regulation. Supplier shall promptly execute an agreement to confirm the foregoing if requested by Triple-S.

(v)	Other Federal Requirements. If applicable, Executive Order 11246, 29 C.F.R. Part 471, Appendix A to Subpart A, and 41 C.F.R. Parts 60-1.4, 60-1.7, 60-4.3 are incorporated. Supplier and Subcontractors shall abide by the requirements of 41 C.F.R. 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified protected veterans and against qualified individuals on the basis of disability, and require affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans and qualified individuals with disabilities.

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13.3	Import/Export Controls

(a)	The Parties acknowledge that certain computer hardware, software, technical data, other items (or derivatives of any of the above) exchanged pursuant to this Agreement may be subject to import/export controls under the Laws of the United States and other countries.

(b)	Each Party will be responsible for compliance with import/export control Laws with respect to any items it is deemed under such Laws to have imported or exported, including responsibility for preparing and filing all required documentation and obtaining all licenses, permits and authorizations required for compliance. Each Party will reasonably cooperate with the other Party in that Party’s efforts to comply with applicable import/export control Laws.

(c)	Neither Party will import, export or re-export any such items, any direct product of those items, or any technical data or permit the shipment of the same (i) in violation of applicable import/export control Laws; (ii) into any country or region with respect to which the United States has imposed comprehensive sanctions (as of the Effective Date, Cuba, North Korea, Iran, Sudan, Syria, and the Crimea region); or (iii) to anyone on the U.S. Treasury Department’s List of Specially Designated Nationals, List of Specially Designated Terrorists or List of Specially Designated Narcotics Traffickers, or the U.S. Commerce Department’s Denied Persons List.

(d)	Supplier agrees that Supplier will not utilize any Supplier Personnel who are nationals (citizens or lawful permanent residents) of the countries described in Section 13.3(c)(ii) above or who fall within the criteria set forth in 13.3(c)(iii) above, provided that for clarity, Supplier may utilize any Supplier Personnel who have subsequent dual citizenship in the United States (or another country that is not sanctioned) and one of the countries described in Section 13.3(c)(ii) or who have lawful permanent residency in the United States (or another country that is not sanctioned).

(e)	Supplier will include with copies of all Software provided to Supplier by Triple-S on a disc or other similar media and that Supplier will use outside of the United States documentation stating that “These commodities, technology or software were exported from the United States in accordance with Export Administration Regulations. Diversion or re-export contrary to U.S. law is prohibited”.

(f)	Supplier agrees that any export by Triple-S to Supplier under this Agreement shall be to Supplier or to Affiliates of Supplier that are a “U.S. subsidiary” as defined in 15 C.F.R. 772.1, such that no export license or other authorization is required to be obtained for its export.

13.4	Compliance with Data Privacy and Data Protection Laws, Regulations and Policies

In carrying out its activities under this Agreement, each Party will observe and comply with all applicable data privacy and data protection Laws, including the relevant provisions of HIPAA and the HITECH Act. In addition, when accessing or handling any Triple-S Data that contains Personally Identifiable Information, Supplier will comply with the Triple-S Policies and Procedures and Schedule L (IT Security Addendum) relating to the use and disclosure of such information.

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13.5	Business Associate Agreement

The Parties hereby agree to the terms of the Business Associate Agreement attached as Schedule H (Business Associate Agreement), which is hereby incorporated by reference. In the event of any conflict among the terms of this Agreement (excluding Schedule H (Business Associate Agreement)) and the terms and conditions of Schedule H (Business Associate Agreement), the terms and conditions that are more protective of the PHI (as such term is defined in Schedule H) shall govern to the extent of that conflict.

14.	DATA SECURITY AND PROTECTION

14.1	Triple-S Data, Generally

(a)	As between the Parties, Triple-S Data will be and remain the property of Triple-S. Supplier may not use Triple-S Data for any purpose other than to render the Services. No Triple-S Data will be sold, assigned, leased or otherwise disposed of to third parties or commercially exploited by or on behalf of Supplier (or any of its Subcontractors). Neither Supplier nor any of its Subcontractors may possess or assert any lien or other right against or to Triple-S Data. Without limiting the generality of the foregoing, (i) Supplier may only use Triple-S Data as strictly necessary to render the Services and must restrict access to such information to Supplier Personnel on a strict need-to-know basis, and (ii) Supplier shall not download, copy, transmit or make available any Triple-S Data to any third party, except as expressly permitted by this Agreement, including (A) to Supplier Affiliates identified on Schedule Q (Supplier Affiliates) or Approved Subcontractors, and then only as strictly necessary for such entities to render the Services and subject to restrictions that such Triple-S Data be made available to their employees on a strict need-to-know basis and subject to the other requirements of this Agreement regarding Triple-S Data, (B) as expressly permitted by this Agreement, or (C) as required by Law.

(b)	At Triple-S’s request at any time during the Term and any Disengagement Assistance Period, Suppler shall provide Triple-S with access to and/or copies of (in format reasonably requested by Triple-S and in a reasonable period of time given the circumstances of the request) any Triple-S Data stored on Supplier systems or otherwise under the control of Supplier.

14.2	Data Security

(a)	Supplier shall establish an information security program with respect to Triple-S Data which is designed to: (i) ensure the security and confidentiality of such Triple-S Data; (ii) protect against any anticipated threats or hazards to the security or integrity of such Triple-S Data, and (iii) protect against any unauthorized use of or access to such Triple-S Data. Supplier shall also establish and maintain network and internet security procedures, protocols, security gateways and firewalls with respect to such Triple-S Data. All of the foregoing shall be consistent with the Triple-S Policies and Procedures and

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shall be no less rigorous than those maintained by Supplier for its own data and information of a similar nature.

(b)	When present at Triple-S Facilities or accessing Triple-S Data or Triple-S systems, Supplier will observe and comply with Triple-S’s security procedures that have been communicated to Supplier in writing (which also may be made available to Supplier through other methods mutually agreed by the Parties), and Supplier shall not, without Triple-S’s prior written consent, use any other security procedure that results (or may result) in (i) an adverse operational or other impact on Triple-S’s Facilities, systems or environment, or (ii) additional cost to Triple-S.

(c)	Supplier shall comply with the security requirements and standards set forth in Schedule L (IT Security Addendum) as they relate to a vendor performing services for Triple-S, which represent the minimum security requirements and standards with which Supplier must comply. Supplier shall also comply with:

(i)	All applicable Laws relating to privacy and information security, as they may evolve during the Term and Disengagement Assistance Period, , the HITRUST Common Security Framework, and as may be required for Triple-S to qualify for the safe harbor exemption for de-identified health information under the HIPAA Privacy Rule (45 C.F.R. 164.502(d)); and

(ii)	the Payment Card Industry Data Security Standards (promulgated by the PCI Data Security Standards Council) (“PCI DSS”).

(d)	Supplier shall meet with Triple-S not less frequently than once every twelve (12) months to review the continually evolving security threat environment and potential changes to the applicable security standards to address the same.

(e)	No Triple-S Data may be stored outside the United States.

(f)	Except as permitted in a Statement of Work or Task Order, no Triple-S Data may be accessed from outside the United States without Triple-S’s prior written consent, which may be granted or withheld in Triple-S’s reasonable discretion, except that Supplier may access Triple-S Data from Supplier Facilities shown on Schedule E (Supplier Facilities) that are denoted as Facilities from which Supplier may access Triple-S Data.

(g)	Supplier will guard against the unauthorized access, alteration or destruction of Software and Triple-S Data. Such measures will include the installation of Software that: (i) requires all users to enter a user identification and password prior to gaining access to the information systems; (ii) controls and tracks the addition and deletion of users; (iii) controls and tracks user access to areas and features of the information systems; and (iv) encrypts Triple-S Data and Confidential Information that is stored on or sent from Supplier Personnel personal computers.

(h)	Triple-S will be provided with backup copies of Triple-S Data from the Supplier upon written request. Supplier must store and transmit backup Triple-S Data in accordance

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with Schedule L (IT Security Addendum). Supplier will document such safeguards in the Procedures Manual.

(i)	Without limiting the generality of the foregoing:

(i)	Supplier’s information security policies shall provide for (A) regular assessment and re-assessment of the risks and vulnerabilities to the confidentiality, integrity, and availability of Triple-S Data, including electronic data, and systems acquired or maintained by Supplier and its agents and contractors, including (1) identification of internal and external threats that could result in a Security Breach, (2) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such data and systems, and (3) assessment of the sufficiency of policies, procedures, and information systems of Supplier and its agents and subcontractors, and other arrangements in place, to control risks; (B) protection against such risks; and (C) establishment and monitoring of key risk indicators (KRIs). Supplier shall provide such policies, and, upon thirty (30) days’ advance written request and no greater than twice per twelve (12) month period, and additionally as necessary in connection with a regulatory inquiry, conduct and report on the results of such assessments to Triple-S.

(ii)	Supplier shall (A) require all users to enter a user identification and password prior to gaining access to the information systems; (B) control and track the addition and deletion of users; (C) control and track user access to areas and features of Supplier’s information systems, and (D) encrypt Triple-S Data in accordance with Schedule L (IT Security Addendum).

(iii)	Supplier Personnel will not attempt to access, or allow access to, any Triple-S Data that they are not permitted to access under this Agreement.

(iv)	Except as provided in Section 21 (Confidentiality), Supplier shall (A) remove all Triple-S Data from any media within the scope of the Services that is taken out of service; (B) destroy or securely erase such media in accordance with Triple-S Policies and otherwise in a manner designed to protect against Security Breaches; and (C) provide to Triple-S, within ten (10) Business Days after a receipt of a request from Triple-S, a notification of destruction, which may be provided via an automated solution that creates an auditable record.

14.3	Security Breach

(a)	If Supplier becomes aware of (or if Triple-S notifies Supplier of) any actual, attempted, suspected or threatened Security Breach (but excluding unsuccessful immaterial (1) attempts to breach firewalls, (2) penetrate systems, (3) logon to systems, (4) denial of service attacks, or (5) malware, that do not pose a threat to Triple-S Data), Supplier shall perform clauses (i) and (ii) below, and as requested by Triple-S, clauses (iii) – (vii) below:

(i)	as promptly as practicable and, in any case, [***] notify Triple-S’s Chief Compliance Officer, Chief Information Security Officer and Chief Information

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Officer of such Security Breach and initiate a root cause analysis thereon, the results of which shall be provided to Triple-S;

(ii)	investigate such Security Breach and report its findings on a daily basis to Triple-S;

(iii)	provide Triple-S with a remediation plan, acceptable to Triple-S, to address such Security Breach and prevent any further incidents;

(iv)	execute the approved plan in order to remediate such Security Breach;

(v)	conduct a forensic investigation to determine what systems, data and information have been affected by such event, the results of which shall be provided to Triple-S;

(vi)	cooperate with Triple-S’s investigation of the Security Breach, including promptly providing any information that Supplier has with respect to the Security Breach; and

(vii)	at Triple-S’s request, cooperate with any law enforcement or regulatory officials, credit reporting companies, and credit card associations investigating such Security Breach.

(b)	Triple-S shall make the final decision on notifying Triple-S’s members, employees, suppliers and/or the general public of such Security Breach, and the implementation of the remediation plan.

14.4	Intrusion Detection/Interception

Upon request, Supplier will, to the extent applicable, provide Triple-S and its representatives with:

(a)	access to the redacted (to remove other customer information) evidence of alerts, logs and data feeds from Supplier’s network intrusion detection systems, host intrusion detection systems and anti-virus tools to enable Triple-S to have adequate and timely access to system data regarding security incidents impacting Triple-S Data or systems; and

(b)	access to Supplier’s policies and procedures relating to intrusion detection and interception with respect to the Supplier systems used to provide the Services for the purpose of examining and assessing those policies and procedures in accordance with Schedule M (Audit and Record Retention Requirements).

14.5	Litigation and Investigation Requests

(a)	Supplier recognizes that (i) Triple-S may, from time to time, sue third parties, be sued by third parties, or have grounds to believe that one or more lawsuits will be filed for or against Triple-S, (ii) Triple-S may be the subject of governmental, regulatory or similar investigations and requests or demands for information from third parties, (iii) Triple-S

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may conduct internal investigations or audits at its own prerogative to obtain information necessary to perform an internal audit or monitoring process, obtain information necessary to respond to regulators or other external entities (including commercial groups and sponsors), or otherwise ensure compliance with business and regulatory requirements. Upon any of the foregoing events occurring, Supplier hereby agrees to cooperate with Triple-S and its legal counsel, and to create and implement a process sufficient to comply, in a timely manner, with any requests from Triple-S or its legal counsel to categorize, identify, view, preserve, extract, produce, filter, convert and/or provide to Triple-S, a regulator, or any other Triple-S designee (in the format reasonably requested by Triple-S), any hard copy documents or electronically stored information or data of any type that is associated with the Services, that results from or reflects the Services, that evidences or memorializes Supplier’s efforts on behalf of Triple-S pursuant to this Agreement, or that is required by applicable Law or necessary to evidence compliance with Law (hereinafter, the “Requested Information”). Requested Information may include: claims data, email data, home drive data, server data, common drive data, data stored in cloud repositories, data on smartphones or peripheral devices, and data stored with any third-parties on Supplier’s behalf. Requested Information may include any type of reports or other information received, created or collected as part of the Services, all information created by or for Triple-S or Triple-S’s employees, or at their request, and any information or “metadata,” associated with other types of Requested Information. Requested Information may include any type of information relating to the foregoing within Supplier’s possession, custody or control, including information entrusted to its employees or third parties, or housed in any type of repository or media whatsoever, such as servers, systems, applications, discs, equipment, tapes, or other locations. Supplier shall use Commercially Reasonable Efforts to provide requested information in a timely manner to enable Triple-S to meet regulatory and internal deadlines.

(b)	Supplier acknowledges and agrees that Supplier may, in some instances, be required by Triple-S to utilize, or be required to involve outside professionals to utilize, forensic extraction methods and techniques to obtain Requested Information. Such methods may include setting-up a new or using an existing non-production environment to retrieve and provide Requested Information. In addition, if requested by Triple-S, Supplier shall provide access to such environment or Requested Information so that Triple-S and/or its designee (provided such designee has a confidentiality agreement in place with Triple-S containing terms comparable to the confidentiality terms set forth in this Agreement) may access, view, download and extract the Requested Information, including reasonable access to third-party litigation support providers selected by Triple-S to facilitate requests for Requested Information. Supplier shall maintain and support an access method for allowing such access and extractions, as determined by Triple-S (e.g., SFTP connections, remote access, on-site access). Supplier will use Commercially Reasonable Efforts to provide all Requested Information within the time period specified by Triple-S or its legal counsel, and, if such deadlines cannot be met, Supplier shall promptly notify Triple-S of the reason and extent of any delay.

(c)	Triple-S shall direct any request under this Section 14.5 (Litigation and Investigation Requests) to the Supplier Account Executive. Upon Triple-S’s request, Supplier shall, as appropriate, promptly designate a Supplier attorney or Supplier operations executive to

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work with Triple-S and who can facilitate any Triple-S request under this Section. In the event that Triple-S is the target of a governmental inquiry or investigation, Triple-S shall retain all responsibility for directly interacting with such governmental entity regarding such inquiry or investigation. Supplier shall comply with and follow all restrictions and requirements reasonably imposed by Triple-S or its legal counsel to maintain the protections of the attorney-client privilege and attorney work-product doctrine for all efforts and communications connected with requests and efforts made under this Section 14.5.

15.	INTELLECTUAL PROPERTY RIGHTS

This Section 15 sets forth the Parties’ respective rights in Work Product and other materials provided or created pursuant to this Agreement. As between the Parties, the rights apply as set forth in this Section 15 whether the work in question is performed solely by Supplier Personnel or by Supplier Personnel working jointly with others.

15.1	Independent IP

(a)	Except as otherwise expressly provided in this Agreement, including in Section 15.2 (Intellectual Property Rights in Work Product):

(i)	as between the Parties, each Party will have and retain all of its right, title and interest, including Intellectual Property Rights, in and to its Independent IP and any Derivative Works of its Independent IP, and will be entitled to seek Intellectual Property Rights protection for its Independent IP and any Derivative Works of its Independent IP as it deems appropriate; and

(ii)	a Party will not be permitted to use the other Party’s Independent IP or any Derivative Works of the other Party’s Independent IP.

(b)	Supplier shall not incorporate any Independent IP of Supplier or a third party into any Deliverable without Triple-S’s prior written approval, which Triple-S may withhold in its discretion. Any such written approval, together with details of the Independent IP that will be incorporated in the Deliverable, shall be documented in the applicable Statement of Work or Task Order.

(c)	If Supplier incorporates any Independent IP of Supplier or a third party into a Deliverable without first notifying Triple-S of its nature and entering into with Triple-S, or procuring for Triple-S, a license to Use the Independent IP on terms that are acceptable to Triple-S, then (i) in the case of Supplier Independent IP, Supplier hereby grants to Triple-S and its Affiliates, and (ii) in the case of third party Independent IP, Supplier shall procure for Triple-S and its Affiliates, a perpetual, irrevocable, non-exclusive, worldwide, paid-up right and license to Use such Independent IP (including Source Code, artifacts, programmer interfaces, available Documentation, manuals, and other materials that may assist Triple-S with Use thereof), solely in connection with, and as incorporated into, the Deliverable and solely in their businesses and to authorize others (including Triple-S third party contractors providing services to Triple-S, Triple-S Affiliates, and Service Recipients and not for any such contractor’s own use) to do the same on their behalf, for

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no additional charge. Triple-S will require any such third party contractors to comply with the obligations of confidentiality and restrictions limiting use of the Independent IP solely to performance of services on behalf of Triple-S. All representations, warranties, and covenants of Supplier, and any rights of Triple-S under this Agreement, that are applicable to Deliverables shall apply equally to any Independent IP of Supplier incorporated into Deliverables.

(d)	If Triple-S provides any of its Independent IP to Supplier for use in rendering the Services, Triple-S grants to Supplier a fully paid-up, nonexclusive license during the Term and any Disengagement Assistance Period to Use such Independent IP solely as necessary to perform the Services, and to sublicense Approved Subcontractors to do the same on Supplier’s behalf. Supplier may not Use Triple-S’s Independent IP for the benefit of any entities other than Triple-S (and its Service Recipients under this Agreement) without the prior written consent of Triple-S, which may be withheld at Triple-S’s discretion.

15.2	Intellectual Property Rights in Work Product

(a)	Deliverables and Work Product Owned by Triple-S.

(i)	Subject to Section 15.2(a)(iii) below, and subject to the ownership rights of Supplier and any Supplier third party providing Independent IP to Supplier in their respective Independent IP and Derivative Works of their Independent IP which may be incorporated therein pursuant to Section 15.1(a) and 15.1(c), Triple-S will be the sole and exclusive owner of all Intellectual Property Rights in and to the following (collectively, the “Triple-S Work Product”):

(A)	Deliverables or portions of Deliverables that are not Derivative Works of Independent IP owned or licensed by a Party or its Affiliates;

(B)	Deliverables or portions of Deliverables that are Derivative Works of Independent IP owned or licensed by Triple-S or its Affiliates or Service Recipients;

(C)	Work Product that is a Derivative Work of Independent IP owned or licensed by Triple-S or its Affiliates; and

(D)	All modifications and enhancements to In-Scope Applications whether they are classified as Deliverables, Work Product or otherwise.

(ii)	Subject to Section 15.2(a)(iii), as between the Parties, Triple-S will be the sole and exclusive owner of the Intellectual Property Rights in each Triple-S Work Product from the moment of its creation. Triple-S Work Product will be deemed to be a ‘work made for hire’ under the copyright Laws. To the extent that any such Triple-S Work Product is not deemed to be a ‘work made for hire’ and the property of Triple-S by operation of Law, Supplier (on its own behalf as well as on behalf of its current and future employees, agents and subcontractors) hereby irrevocably conveys and assigns to Triple-S, without further consideration, all

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right, title, and interest in and to the Triple-S Work Product. Supplier agrees to execute such other documents or take such other actions as Triple-S may reasonably request to perfect Triple-S’s ownership of any Triple-S Work Product. Triple-S and its assigns will have the right to register and hold in their own name the copyright in and to such Triple-S Work Product.

(iii)	Triple-S grants to Supplier a fully paid-up, nonexclusive license to Use such Triple-S Work Product during the Term (and the Disengagement Assistance Period) solely as necessary to perform the Services, and to sublicense Approved Subcontractors to do the same on Supplier’s behalf in the performance of the Services.

(b)	Ownership of Other Developed Items.

(i)	Subject to the rights of Triple-S and any third parties in their respective Independent IP and Derivative Works of their Independent IP and Triple-S’s ownership of Triple-S Work Product pursuant to Section 15.2(a) above, and in addition to Supplier’s rights in Independent IP of Supplier pursuant to Section 15.1(a) above, Supplier shall be the sole and exclusive owner of all Intellectual Property Rights in and to Deliverables and Work Product that are not Triple-S Work Product (collectively, “Other Developed Items”).

(ii)	Supplier hereby grants to Triple-S and its Affiliates and Service Recipients, a perpetual, irrevocable, non-exclusive, worldwide, sublicenseable, paid-up right and license to Use in their businesses and to authorize others (including Triple-S contractors) to do the same solely on behalf of Triple-S and its Affiliates and Service Recipients (and only where such other parties are subject to an obligation of confidentiality and limited to services performed for or on behalf of Triple-S, its Affiliates or Service Recipients) for no additional charge, such Other Developed Items, including Source Code, artifacts, programmer interfaces, available Documentation, manuals, and other materials that may assist Triple-S with the Use of such Other Developed Items. For clarity, the foregoing license does not apply to Supplier Software and Supplier Tools denoted as Non-Commercially Available on Schedule S (Supplier Software and Supplier Tools) (including any Other Developed Item denoted as Non-Commercially Available pursuant to the process set forth in Section 10.4(c)), provided the foregoing is not intended to limit the license granted in Section 10.5 (License During the Term and Disengagement Assistance Period).

(c)	Residual Knowledge.

Notwithstanding anything to the contrary in this Agreement, each Party will be free to use the ideas, concepts, methodologies, processes and know-how that are used, developed or created in the course of performing the Services that are retained in the unaided mental impressions of the employees of such Party in intangible form, provided that in doing so they do not use or disclose Confidential Information of the other Party in violation of Section 21 (Confidentiality), or misappropriate or infringe upon the Intellectual Property Rights of the other Party, its Affiliates (including such rights granted pursuant to Section

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15.1 (Independent IP)) or third parties who have licensed or provided Independent IP to the other Party or its Affiliates.

15.3	Intellectual Property Rights Agreements with Supplier Personnel

Supplier is responsible for having in place with all Supplier Personnel (either directly or indirectly through their respective employers) such agreements respecting Intellectual Property Rights as are necessary for Supplier to fulfill its obligations under this Section 15 (Intellectual Property Rights). Upon Triple-S’s written request, Supplier shall provide copies of the template which Supplier requires employees and contractors to sign to implement the foregoing agreement with Triple-S (i.e., Supplier’s standard employment contract template).

15.4	Rights on Bankruptcy of Supplier

All licenses and rights of Use granted under or pursuant to this Agreement shall be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses to rights in “intellectual property” as defined under the Bankruptcy Code. Accordingly, the licensee of such rights shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Upon the commencement of bankruptcy proceedings by or against either Party under the Bankruptcy Code, the other Party shall be entitled to retain all of its license rights and Use rights granted under this Agreement.

16.              TERMINATION

16.1	Termination by Triple-S

(a)	Termination for Cause. If Supplier commits (i) a material breach of this Agreement or any Statement of Work or Task Order that is capable of being cured within thirty (30) days after receiving notice of the breach from Triple-S, and fails to cure such breach within such thirty (30) day period; (ii) a material breach of this Agreement that is not capable of being cured within thirty (30) days after receiving notice of breach from Triple-S but is capable of being cured within sixty (60) days, and fails to (A) proceed promptly and diligently to cure the breach, (B) develop within thirty (30) days after receiving such notice a reasonably detailed plan for curing the breach, and (C) cure the breach within sixty (60) days after receiving such notice; or (iii) multiple breaches of this Agreement or any Statement of Work or Task Order, whether material or non-material, that collectively constitute a material breach of this Agreement or any Statement of Work or Task Order; then Triple-S may, by giving written notice to Supplier, terminate (A) in the case of a material breach of the General Terms and Conditions, this Agreement, in whole or in part, and (B) in the case of a material breach of a Statement of Work or any Task Order, terminate the applicable Statement of Work or any Task Order (in whole or in part), without charge or fee (except any outstanding Charges for all Services provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith)), as of a date specified in the notice of termination. Any termination by Triple-S shall not constitute an election of remedies and shall be without prejudice as to Triple-S’s other rights and remedies.

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(b)	Termination for Convenience. Triple-S may terminate this Agreement (in whole and not in part) at any time for convenience (i.e., for any reason or no reason) by giving Supplier at least one hundred eighty (180) days’ prior written notice (unless the Parties expressly agree otherwise in writing) designating the termination date and paying to Supplier on or before the effective date of termination any (properly invoiced) outstanding Charges for all Services provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith); provided the effective date of such termination shall not be earlier than the [***] of the Effective Date. Such termination shall be without charge or fee except for any applicable early termination for convenience charges (if any) expressly set forth in Schedule C (Charging Methodology), and except for the amounts described in the preceding sentence. If a purported termination for cause by Triple-S under Section 16.1(a) is found by a competent authority not to be a proper termination for cause, then such termination will be deemed to be a termination for convenience by Triple-S under this paragraph except that the notice requirements of this paragraph will apply.

(c)	Termination for certain Service Level Failures. If (i) Supplier fails to meet the same [***] Service Level [***] times in any rolling [***], then Triple-S may, by giving written notice to Supplier, terminate this Agreement or any Statement of Work or Task Order (in whole or in part) without charge or fee (except any outstanding Charges for all Services provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith)), as of a date specified in the notice of termination. The foregoing rights to terminate shall not be construed as precluding Triple-S from claiming that some other combination of failures to meet Service Levels is a material breach of this Agreement and to exercise any available remedies in connection with such material breach. Triple-S’s termination rights in this Section 16.1(c) shall only apply with respect to each Statement of Work beginning [***] of each Statement of Work. In other words, any Service Level Failure prior to such date will not count as a failure for determining whether Triple-S has the right to terminate pursuant to this Section 16.1(c).

(d)	Termination Following a Change of Control of Supplier. “Change of Control of Supplier” means an announcement by Supplier (i) that any other entity, person or “group” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) that is not an Affiliate of Supplier will acquire (and eventually does acquire) Control, of all or substantially all of the assets, of Supplier (or any parent company of Supplier), whether directly or indirectly, in a single transaction or series of related transactions, or (ii) that Supplier (or any parent company of Supplier) will consolidate with, or be merged with or into, another entity that is not an Affiliate of Supplier, or will sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of Supplier to another person(s) or entity(ies) that is not an Affiliate of Supplier. Notwithstanding the foregoing, Triple-S agrees that a spin-off of Supplier or Optum, Inc. into an independent company will not constitute a Change of Control of Supplier. At any time within one (1) year after the consummation of the transaction described in (i) or (ii) above, Triple-S may terminate this Agreement (in whole and not in part) by giving Supplier at least one hundred eighty (180) days prior written notice designating the

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termination date. Such termination shall be [***] Triple-S shall pay to Supplier on or before the effective date of termination any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith).

(e)	Termination in the Event of a Force Majeure. Triple-S may terminate this Agreement or any Statement of Work or Task Order (in whole or in part) [***], as provided in Section 24.4 (Force Majeure).

(f)	Termination Due to Change in Laws.

(i)	Triple-S may terminate this Agreement or any Statement of Work or Task Order (in whole or in part) by giving Supplier at least ninety (90) days prior written notice specifying the terminated Services and designating the termination date if a Law enacted, created or modified after the Effective Date (including any Laws that increase taxes) (A) has a material adverse effect on Triple-S’s receipt or use of Services or (B) increases Triple-S’s cost of using or receiving the terminated Services by more than [***] and (in either case) the Parties are unable to agree upon equitable adjustment in Charges or the scope of the Affected Services that would address the new or modified Law in a manner that is satisfactory to the Parties.

(ii)	Triple-S may exercise the termination right set forth in this Section by sending a written notice to Supplier as described above not later than one hundred eighty (180) days after the effective date of the enacted, created or modified Law. Such termination shall be [***] Triple-S shall pay to Supplier on or before the effective date of termination any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith) and any applicable early termination for change in Laws charges expressly set forth in Schedule C (Charging Methodology).

(g)	Termination Relating to Supplier’s General Liability Cap. If Supplier pays to or owes to (or some combination thereof) Triple-S aggregate damages in excess of [***] of the General Liability Cap as a result of one or more of the following (i) an agreement by Supplier that it owes Triple-S certain damages, (ii) a settlement agreed to by the Parties, or (iii) an order from a court of competent jurisdiction or an arbitration award, and Supplier does not agree to refresh the General Liability Cap, as applicable, to its original amount (i.e., none of such damages shall, after such refresh, be considered to have applied against the General Liability Cap) within thirty (30) days after a Triple-S request to refresh the General Liability Cap, then Triple-S may terminate for cause this Agreement or any SOW or Task Order (in whole or in part), upon no less than thirty (30) days prior written notice to Supplier. Such termination shall be [***] Triple-S shall pay to Supplier on or before the effective date of termination any outstanding Charges for all Services provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C

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(Charging Methodology) in good faith). If Supplier agrees to refresh the General Liability Cap pursuant to this Section, the Parties agree that such amounts added to refresh the General Liability Cap shall not be used to payliabilities described in (i), (ii) or (iii) that caused the [***] threshold to have been exceeded.  Triple-S’s termination rights in this Section 16.1(g) shall no longer apply once Supplier refreshes the General Liability Cap [***] during the Term.

(h)	Termination Relating to Regulatory Approval.

(i)	Triple-S may terminate this Agreement or any Statement of Work or Task Order if Triple-S is unable to obtain one or more regulatory approvals as provided in Section 3.3 (Regulatory Approvals) on or prior to December 31, 2017 by giving Supplier prior written notice specifying the terminated Services and designating the termination date, and paying to Supplier on or before the effective date of the termination any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith).

(ii)	Such termination shall be [***] the amounts described in 16.1(h)(i) above, as applicable, and any applicable early termination for regulatory approval charges expressly set forth in Schedule C (Charging Methodology).

(iii)	Before exercising the termination right set forth in this Section, Triple-S and Supplier shall work together in good faith, using the Governance procedure set forth in Schedule F (Governance), for a period acceptable to the regulators (not to exceed ninety (90) days), to seek options to achieve regulatory approval.

(i)	Termination related to Business Associate Agreement. Triple-S may terminate this Agreement as provided in Schedule H (Business Associate Agreement). Such termination shall be [***] (except any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith)).

(j)	Termination Due to Adverse Changes in Supplier’s Financial Circumstances. If Supplier (but not any Subcontractor) (A) files a petition in bankruptcy; (B) has an involuntary petition in bankruptcy filed against it which is not challenged within thirty (30) days and dismissed within sixty (60) days; (C) becomes insolvent; (D) makes a general assignment for the benefit of creditors; (E) admits in writing its inability to pay substantially all of its debts as they mature; (F) has a receiver appointed for its assets; (G) has any significant portion of its assets attached; or (H) experiences a material negative change in its net assets (i.e., total assets minus total liabilities), then Triple-S may by giving thirty (30) day written notice to Supplier, terminate this Agreement as of the date specified in such written notice of termination. Supplier shall notify Triple-S as soon as possible if one of the circumstances in this Section 16.1(j) occurs or is likely to occur. Supplier shall certify within ten (10) Business Days of a written request by Triple-S, that none of the circumstances in this Section 16.1(j) have occurred as of the date of certification or, to

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the best of Supplier’s knowledge, are likely to occur within [***] after the date of certification. Such termination shall be [***] (except any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith)).

16.2	Termination by Supplier

(a)	If Triple-S

(i)	fails to pay Supplier when due material Charges under this Agreement, not otherwise disputed in good faith, totaling an amount greater than or equal to the result obtained by [***], and fails to make such payment within [***] after the date Triple-S receives written notice of non-payment from Supplier (a copy of which notice shall also indicate that Supplier may terminate this Agreement if Triple-S fails to pay such unpaid amounts, and shall be sent by Supplier to the Triple-S Chief Financial Officer and General Counsel), or

(ii)	materially breaches Section 10.5 (License During the Term and the Disengagement Assistance Periods), Section 13 (Compliance With Laws), Section 15 (Intellectual Property), or Section 21 (Confidentiality) and Triple-S fails to cure such material breach within thirty (30) days after the date Triple-S receives written notice of such material breach from Supplier (a copy of which notice shall also indicate that Supplier may terminate this Agreement if Triple-S fails to cure such material breach, and shall be sent by Supplier to the Triple-S Chief Financial Officer and General Counsel),

then Supplier may terminate this Agreement by sending written notice to Triple-S terminating this Agreement, in which event this Agreement shall terminate as of the date specified in the notice of termination (but not earlier than thirty (30) days after Triple-S’s receipt of such notice).

(b)	For clarity and without limiting Triple-S’s rights in Section 17 (Disengagement Assistance) (but subject to Section 17.3(c)), Triple-S shall be entitled to Disengagement Assistance pursuant to Section 17 (Disengagement Assistance) if Supplier terminates this Agreement.

16.3	Extension of Termination/Expiration Date

Triple-S may extend the effective date of termination/expiration one or more times as it elects. However, in no event may the total of all such extensions exceed one hundred eighty (180) days following the effective date of termination/expiration in place immediately prior to the initial extension under this Section 16.3. If any extension notice provided to Supplier within ninety (90) days of the then-scheduled date of termination/ expiration would cause Supplier to incur additional costs or expenses, Supplier may so notify Triple-S. In that case, the extension of this Agreement’s Term pursuant to the notice will be subject to Triple-S agreeing to reimburse Supplier for its additional costs and expenses incurred as a result of the extension notice being provided within ninety (90) days of the then scheduled date of termination/ expiration.

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16.4	Partial Termination

(a)	In the event of a termination of this Agreement or Statement of Work or any Task Order in part pursuant to this Section 16:

(i)	the scope of the Services shall be reduced to remove the terminated Services;

(ii)	the Service Levels and other performance standards for such terminated Services shall cease to apply with respect to the terminated Services;

(iii)	if this Agreement (or the applicable SOW) does not otherwise specify the basis for determining Supplier’s charges for the continuing Services that are not terminated, the charges payable under this Agreement (or the applicable SOW) will be equitably adjusted to reflect the Services that have been terminated;

(iv)	any minimum revenue commitment shall be adjusted using the methodology provided in Schedule C (Charging Methodology), or otherwise reduced in an equitable manner to the extent such methodology does not apply to the withdrawn portions of the Services;

(v)	Supplier shall provide Disengagement Assistance with respect to the terminated Services pursuant to Section 17 (Disengagement Assistance); and

(vi)	the following shall be equitably adjusted based on the effect of such partial termination:

(A)	the Service Levels for the remaining Services under this Agreement (i.e., if the partial termination affects Supplier’s ability to meet such Service Levels);

(B)	applicable affected provisions of this Agreement or other Services; and

(C)	the termination-related payments for which Triple-S is responsible will be revised to reflect that some portion of that amount has been paid by Triple-S.

The Parties shall negotiate such equitable adjustments above in good faith.

(b)	The Parties shall enter into an amendment to this Agreement or Change Order to reflect the termination in part and the resulting adjustments.

(c)	Unless Triple-S provides written notice to Supplier terminating a portion of this Agreement in part pursuant to any applicable provision of Section 16.1 (Termination by Triple-S), a reduction in volumes or scope as contemplated by Section 2.7 (Services Not Exclusive; Variable) or Schedule C (Charging Methodology) shall not constitute a termination in part, and such reduction in volumes or scope shall be subject to the terms of Section 2.7 (Services Not Exclusive; Variable) and/or Schedule C (Charging

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Methodology) instead of the provisions of this Section 16.4 (Termination of this Agreement in Part).

17.	DISENGAGEMENT ASSISTANCE

17.1	General

(a)	Commencing twelve (12) months prior to expiration of this Agreement, or commencing upon a notice of termination (including notice based upon breach by Triple-S under Section 16.2 (Termination by Supplier)) or of non-renewal of this Agreement or a Statement of Work or Task Order (in whole or in part), and continuing (as requested by Triple-S) for up to [***] following the effective date of expiration or, if applicable, of termination of this Agreement (as such effective date may be extended pursuant to Section 16.3 (Extension of Termination/Expiration Date)), or a portion thereof, Supplier shall provide such Disengagement Assistance to Triple-S as Triple-S requests, including to a Successor Supplier. Triple-S shall provide Supplier with reasonable advance notice (not less than ninety (90) days) before Triple-S removes any material portion of the Services during the Disengagement Assistance Period and the Parties shall work in good faith to establish a plan for the timing of Triple-S’s reduction of Services during the Disengagement Assistance Period. Supplier shall also provide Disengagement Assistance in the context of Triple-S’s reduction or removal of a portion of the Services or volumes or Functions in accordance with this Agreement, although this Agreement is not itself being terminated in whole or in part. Disengagement Assistance includes the assistance described in Schedule I (Disengagement Assistance) and this Section 17.

(b)	Supplier shall also provide Disengagement Assistance in the event of any partial termination of this Agreement.

(c)	The quality of the Services provided by Supplier, and the Supplier’s performance of the Services, will not be materially degraded during the period Supplier is providing Disengagement Assistance. Supplier shall not make any changes to the number of Supplier Personnel providing Services during the Disengagement Assistance Period or reassign any Supplier Personnel holding Key Supplier Positions away from performing Services under this Agreement during the Disengagement Assistance Period except as mutually agreed to by the Parties in writing or to remove resources for Services that have been reduced or fully wound down.

(d)	Supplier shall provide Disengagement Assistance utilizing Supplier Personnel then being regularly utilized to provide the Services, provided, however, that if Supplier believes in good faith that providing such assistance utilizing such Supplier Personnel will prevent Supplier from meeting the Service Levels or otherwise complying with other obligations under this Agreement and gives written notice to such effect to Triple-S, then Supplier shall not be obligated to provide the Disengagement Assistance utilizing only the Supplier Personnel to the extent that utilizing such personnel would cause Supplier to fail to meet the Service Levels or otherwise be unable to comply with other Supplier obligations under this Agreement, provided further, that if Triple-S agrees to waive the Service Level Credits for failure to meet the Service Levels relating to the applicable Service Levels and to excuse nonperformance of other affected obligations of Supplier

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(provided that Supplier shall use good faith efforts to continue to meet the Service Levels), then Supplier shall provide Disengagement Assistance utilizing Supplier Personnel then being utilized in performing the Services. If Triple-S does not provide such relief, the Parties shall use the Change Control Process to address the use of additional Supplier Personnel to provide Disengagement Assistance and Section 17.3(b) shall apply.

(e)	Triple-S and the Successor Supplier shall be permitted to undertake, without interference from Supplier, to hire any Supplier Personnel employed by Supplier or its Affiliates performing the Services (which are expiring or being terminated) as of the date of notice of termination or, in the case of expiration, within the six (6) month period (or longer period reasonably requested by Triple-S) prior to expiration. Supplier and its Affiliates shall waive their rights, if any, under contracts with such personnel restricting the ability of such personnel to be recruited or hired by Triple-S and the Successor Supplier. Triple-S and the Successor Supplier shall have reasonable access to such personnel for interviews and recruitment. This Section 17.1(e) shall not apply to individuals in Key Supplier Positions with respect to the Successor Supplier.

(f)	Provided that such third party is subject to a confidentiality agreement with Triple-S with terms substantially similar to Section 21 (Confidentiality) of these General Terms and Conditions and Triple-S is responsible for such third party’s compliance with this Agreement, including Section 15 (Intellectual Property Rights), Supplier shall make available Documentation and information reasonably sufficient for Triple-S or Triple-S’s designated Successor Supplier to assume the provision of such terminated Services and become self-reliant with respect to such terminated Services. In no event shall Triple-S disclose Documentation for Supplier Tools or Supplier Software. Triple-S’s and the Successor Supplier’s use of such Documentation and information that constitutes Supplier Confidential Information shall be subject to the confidentiality obligations herein. Such information shall be stored and provided to Triple-S in an electronic format that is reasonably acceptable to, and in a location and manner that is easily accessible by, Triple-S. Supplier shall provide Triple-S with a copy of any Documentation promptly upon Triple-S’s request, but in any event within ten (10) Business Days of Supplier’s receipt of such request.

(g)	With respect to any Software or Tool used by Supplier to provide Services for which Supplier is not obligated to grant or provide a license pursuant to this Agreement, then upon Triple-S’s request, Supplier shall (as designated by Triple-S) assist Triple-S with procuring a license to such Software or Tool (and applicable third party maintenance and support contract) on behalf of Triple-S.

(h)	If and to the extent requested by Triple-S, Supplier shall (i) assign to Triple-S or the Successor Supplier leases for some or all of the Supplier Leased Equipment located in Puerto Rico, including applicable maintenance agreements (all as designated by Triple-S) that was used as of the date of termination or expiration of this Agreement or portion thereof exclusively for providing the Services, and Triple-S shall assume the obligations under such leases that relate to periods after such date; provided, however, Supplier shall not be obligated to assign any such leases with respect to which Supplier notified Triple-S that it is unable to obtain the right to assign such lease to Triple-S, and notwithstanding .

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such, Triple-S approved the acquisition of such lease pursuant to Section 10.2(a); and (ii) sell to Triple-S or the Successor Supplier, at the lower of fair market value or Supplier’s then current book value, some or all of the Equipment (as designated by Triple-S) owned by Supplier that was used in Puerto Rico as of the date of termination or expiration of this Agreement or portion thereof exclusively used for providing the Services, including applicable maintenance agreements. Supplier shall also provide all user and other Documentation relevant to such Equipment which is in Supplier’s possession. Triple-S or the Successor Supplier (as applicable) will assume responsibility under any such maintenance agreements to the extent such responsibilities relate to periods after the date of termination or expiration of this Agreement or portion thereof

(i)	If and to the extent requested by Triple-S, Supplier shall assign to Triple-S or the Successor Supplier some or all of the Supplier Third Party Service Contracts (as designated by Triple-S) that were used as of the date of termination or expiration of this Agreement or portion thereof exclusively to provide the Services, and Triple-S shall assume the obligations under such contracts that relate to periods after such date; provided, however, that subject to Section 17.1(j) below, Supplier shall not be required to assign any such contracts with respect to which Supplier notified Triple-S that it is unable to obtain the right to assign such lease to Triple-S, and notwithstanding such, Triple-S approved the acquisition of such lease pursuant to Section 10.3(c).

(j)	With respect to any third party services then being exclusively utilized by Supplier in the performance of the Services (other than services under Supplier Third Party Service Contracts Supplier is obligated to assign to Triple-S or the Successor Supplier pursuant to Section 17.1(j)), if permitted by the terms of the applicable contract, if and to the extent requested by Triple-S, Supplier shall make available or assign to Triple-S or the Successor Supplier (as designated by Triple-S) the contract for such third party services, pursuant to reasonable terms and conditions. Supplier shall use Commercially Reasonable Efforts to assign any other third party service contracts used exclusively to provide the Services which Triple-S requests to be assigned to Triple-S.

(k)	As requested by Triple-S, Disengagement Assistance shall include Supplier continuing to provide any or all of the Services provided by Supplier prior to the effective date of termination/expiration. Services provided by Supplier under this Section 17 shall be subject to the other provisions of this Agreement.

17.2	Required Consents

(a)	Software/Tools and Associated Maintenance and Support Agreements. Supplier shall have Financial Responsibility and be administratively responsible (with the cooperation of Triple-S) for obtaining the Required Consents for any Software and Tools (and any associated maintenance and support agreements) for which Supplier is obligated to provide a license or access rights to Triple-S pursuant to this Agreement (including Section 10.4(a)(i) (Supplier Software and Tools), Section 10.5 (License During the Term and Disengagement Assistance Period), Section 15.1(c) (Independent IP), Section 15.2(b) (Ownership of Other Developed Items)), and Schedule S (Supplier Software and Supplier Tools). Triple-S shall be financially responsible and Supplier shall be administratively responsible (with the cooperation of Triple-S) for obtaining a Required

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Consent necessary to assign to Triple-S or a Successor Supplier a Software or Tool license (and associated maintenance and support agreements) for any Software or Tool not covered by the prior sentence.

(b)	Equipment Leases and Third Party Service Contracts. If Triple-S requests Supplier to assign any lease for Supplier Leased Equipment in accordance with Section 17.1(h) above, or if Triple-S requests Supplier to assign any Supplier Third Party Service Contract in accordance with Section 17.1(i) above, then the Party which is obligated to procure the Required Consent for such Supplier Leased Equipment lease or such Supplier Third Party Service Contract shall be as follows:

(i)	if at the time of acquisition of such Supplier Leased Equipment or Supplier Third Party Service Contract, (A) Supplier had satisfied its obligation in Section 10.2 (Equipment) (with respect to Supplier Leased Equipment) and Section 10.3 (Third Party Services) (with respect to such Supplier Third Party Service Contracts), as applicable, to use Commercially Reasonable Efforts to obtain the right to assign the asset to Triple-S, but (B) despite such efforts Supplier was unable to obtain such rights, and (C) Supplier so notified Triple-S, and (D) Triple-S agreed in writing that Supplier could acquire such asset to utilize in providing the Services notwithstanding not having such right to assign (all as set forth in Section 10.2 (Equipment) and Section 10.3 (Third Party Services) above), then Triple-S shall be financially obligated to procure such Required Consent, and Supplier shall be administratively responsible for procuring such Required Consent (with the cooperation of Triple-S); and

(ii)	for any scenario not covered by Section 17.2(b)(i) above with respect to such Supplier Leased Equipment leases and such Supplier Third Party Service Contracts, Supplier shall be financially and administratively obligated to procure such Required Consent (with the cooperation of Triple-S); and

(iii)	for clarity, maintenance and support agreements for Software and Tools are covered by Section 17.2(a) above and not this Section 17.2(b).

17.3	Charges for Disengagement Assistance

Charges for Disengagement Assistance shall be as follows:

(a)	For Disengagement Assistance that constitutes a continuation of the Services and for which there is a predetermined Charge in this Agreement (e.g., a charge for maintaining an Application as set forth in this Agreement), such pre-determined Charge shall apply; provided, however, that as Services are reduced the Charges shall be adjusted using the methodology provided in Schedule C (Charging Methodology), or otherwise reduced in an equitable manner to the extent such methodology does not apply to the withdrawn portions of the Services. The Parties shall negotiate such equitable adjustments above in good faith.

(b)	For Disengagement Assistance for which (i) there is no predetermined Charges in this Agreement (i.e., for assistance that is not part of the routine Services) and (ii) Supplier is

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permitted under Section 17.1(d) to utilize (and does in fact utilize) personnel in addition to the existing Supplier Personnel to provide such Disengagement Assistance, then (subject to Section 17.1(c)) such assistance will be chargeable at the Personnel Rates to the extent performed by Supplier Personnel not otherwise performing Services for Triple-S prior to the effective date of termination or expiration of this Agreement.

(c)	If Supplier has terminated this Agreement pursuant to Section 16.2 (Termination by Supplier), then the provision of Disengagement Assistance shall be subject to Triple-S paying the estimated charges for Disengagement Assistance monthly in advance.

17.4	Bid Assistance

(a)	In the process of deciding whether to undertake or allow any cessation of Services, or any termination, expiration or renewal of this Agreement, in whole or in part, Triple-S may consider or seek offers for performance of services to replace the Services. As and when reasonably requested by Triple-S for use in any such process, Supplier will provide to Triple-S such information and other cooperation regarding performance of the Services as would be reasonably necessary to enable Triple-S to prepare a request for proposal relating to some or all of such services, and for a third party to conduct due diligence and prepare an informed, non-qualified offer for such services.

(b)	Without limiting the generality of Section 17.4(a), the types of information and level of cooperation to be provided by Supplier pursuant to this Section 17.4 will be no less than those initially provided by Triple-S to Supplier prior to the Effective Date, and shall include the following information which Triple-S may distribute to third-party bidders in a request for proposal(s), request for information, specification, or any other solicitation relating to the Services and as necessary to support any related due diligence activities:

(i)	General organization charts showing the overall structure of the information technology outsourcing organization supporting Triple-S, and a description of the roles and responsibilities of the various functions described in such organization charts;

(ii)	General organization charts showing the overall structure of the organization supporting the Services and a description of the roles and responsibilities of the various Functions described in such organization charts;

(iii)	With respect to time and material engagements, the number of personnel at each location used to provide Services classified by job title, skill level, and experience;

(iv)	Generic job descriptions of the functions and job classifications within the organization providing Services;

(v)	Up-to-date Service Level performance histories, third-party contract lists, then-current work volumes and information relating to projects underway;

(vi)	Detailed network topographies; and

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(vii)	List of all Software and Equipment utilized to provide the Services, including details regarding the same such as version, release and the title and similar information related to Software and Equipment as reasonably requested by Triple-S.

18.	GOVERNANCE AND MANAGEMENT

18.1	Governance Structure and Processes

(a)	Supplier acknowledges that it is a key business requirement of Triple-S that Supplier provide the Services in a consistent, integrated manner in accordance with Schedule F (Governance). Schedule F (Governance) contains a description of the committees and governance processes the Parties have formed and will use to govern their relationship and activities under this Agreement.

(b)	Notwithstanding anything set forth in this Agreement to the contrary, any term in this Agreement that states that a matter shall be referred to or resolved in accordance with Schedule F (Governance) shall not affect either Party’s right to escalate such matter to the dispute resolution provisions in Section 25.

18.2	Reports

The Parties have agreed to certain terms regarding reports as set forth in Schedule K (Reports).

18.3	Procedures Manual

(a)	The “Procedures Manual” is a document (or set of documents) to be prepared by Supplier describing how Supplier will perform and deliver the Services under this Agreement, the Equipment and Software used, and the documentation (e.g., operations manuals, user guides, specifications) that provide further details of the activities. The Procedures Manual may also be referred to as “SOPs”. The table of contents of the Procedures Manual as of the Effective Date is set forth in Schedule CC (Procedures Manual TOC). The Procedures Manual will:

(i)	describe the activities Supplier shall undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken to provide services of the type Supplier is to provide under this Agreement;

(ii)	include Supplier’s escalation procedures and the other standards and procedures of Supplier pertinent to Triple-S’s interactions with Supplier in obtaining the Services; and

(iii)	include such other information as would be reasonably necessary to an Auditor when performing audits as permitted by this Agreement.

(b)	The Procedures Manual must be reasonably suitable for use by Triple-S to understand the Services.

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(c)	Working in consultation with Triple-S, Supplier will deliver to Triple-S a draft Procedures Manual describing the Services to be transitioned from Triple-S to Supplier within one hundred eighty (180) days after the first Services Commencement Date. Triple-S shall have the opportunity to provide comments and suggestions on the draft Procedures Manual and to identify deficiencies. Supplier will address Triple-S’s reasonable comments and identified deficiencies and will provide a revised Procedures Manual with respect to each wave, within one hundred eighty (180) days after the occurrence of such wave. The final Procedures Manual will be subject to the approval of Triple-S.

(d)	The Procedures Manual will be considered an operational document, which Supplier shall revise and periodically, but no more than one time per contract year, update to reflect changes in the operations or procedures described in it. Updates of the Procedures Manual will be provided to Triple-S for review, comment and approval.

(e)	Supplier will perform the Services in accordance with the most recent Triple-S-approved version of the Procedures Manual. The Procedures Manual shall not be used to override this Agreement. If there is any conflict between the provisions of this Agreement and the Procedures Manual, the provisions of this Agreement will control.

(f)	Any Triple-S Data or Triple-S Confidential Information that is incorporated into the Procedures Manual shall continue to be the property of Triple-S. Any Supplier Confidential Information that is incorporated into the Procedures Manual shall continue to be the property of Supplier.

(g)	Triple-S and its Affiliates may retain and Use the Procedures Manual in their businesses and for their benefit both during the Term and the Disengagement Assistance Period and following the expiration or termination of this Agreement (or portion thereof) for any reason. Subject to appropriate non-disclosure agreements for the limited purpose of protecting any Confidential Information or Independent IP of Supplier incorporated into the Procedures Manual, Triple-S and its Affiliates may permit any of their other service providers to use the Procedures Manual during and after the Term, but solely in connection with their provision of services for Triple-S and its Affiliates.

18.4	Change Control Process

(a)	Except as otherwise expressly provided in this Agreement, Triple-S has retained responsibility for establishing the standards and strategic direction of Triple-S (and its Affiliates) with respect to information technology outsourcing.

(b)	Supplier will not make any Changes, except in accordance with the Change Control Process and with Triple-S’s prior written approval (which Triple-S may grant or withhold in its discretion). Supplier shall not implement, and shall not be obligated to implement, any proposed Change for which Triple-S has not provided its prior written consent.

(c)	In exercising its discretion in determining whether to grant its approval to a Change, Triple-S may consider, among other things, whether implementation of the Change would adversely affect the functionality, performance or resource efficiency of the

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Services, increase Triple-S’s internal costs or Supplier’s Charges to Triple-S under this Agreement or charges by other Triple-S suppliers to Triple-S, or if it would otherwise adversely affect Triple-S’s or its Affiliates’ business, operations or security.

(d)	The Parties agree that a Change may or may not result in additional charges or in an adjustment to the charges. Supplier shall not be entitled to request an additional charge or an adjustment to the charges for a Change unless, and only to the extent, (i) such Change is a Material Change (defined in Schedule C (Charging Methodology), and (A) such Change (1) is not within the scope of the Services or Supplier’s Financial Responsibility under this Agreement, and (2) would increase Supplier’s costs to implement the Change or to deliver the Services in accordance with such Change; and (B) the additional charge requested by Supplier for such Change must be reasonably related to the net additional costs incurred by Supplier arising out of the Change (after taking into account any reductions to Supplier’s costs arising out of the Change).

(e)	With respect to any change in a Law, Other Compliance Obligation or Triple-S Policy (or any new Law, Other Compliance Obligation or Triple-S Policy) that either Party determines may require a potential Change to the Services:

(i)	The Parties will mutually discuss the potential Change to the Services, and based on such discussions, Supplier shall provide a proposed Change Order addressing such Change, to reflect how the Services would be modified to be in compliance with such changed or new Law, Other Compliance Obligation or Triple-S Policy (as applicable).

(ii)	With respect to any Change resulting from (x) a change in or a new Law or Other Compliance Obligation, or (y) a change in or a new Triple-S Policy (but only to the extent such change in or new Triple-S Policy was required in order to comply with an existing Law or Other Compliance Obligation or caused by a change in or a new Law or Other Compliance Obligation):

(A)	Supplier shall use Commercially Reasonable Efforts to implement the Change sufficiently in advance of the effective date of compliance with such changed or new Law or Other Compliance Obligation such that Triple-S has a reasonable amount of time to perform testing of any of Triple-S’s equipment, systems, processes or other items that may be impacted by such Change; and

(B)	Supplier shall have financial responsibility for any such Change, except (i) to the extent that Triple-S is financially responsible as expressly set forth in Schedule C (Charges); or (ii) as otherwise set forth in Schedule C (Charges) or Schedule K (Reports).

(f)	If an approved Change would result in New Services or a change in these General Terms and Conditions or any Schedule, the Change must be authorized via a Change Order or a contract amendment or modification made pursuant to Section 26.3 (Contract Amendments and Modifications).

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18.5	Audits and Records

The rights and obligations of the Parties with respect to audits and record retention are set forth in Schedule M (Audit and Record Retention Requirements).

19.	REPRESENTATIONS, WARRANTIES AND COVENANTS

19.1	Work Standards

Supplier represents, warrants and covenants that the Services will be rendered with promptness and diligence and be executed in a professional and workmanlike manner in accordance with the practices and standards observed by tier 1 providers of outsourcing services comparable to the Services. Supplier warrants and covenants that it will use adequate numbers of qualified Supplier Personnel with suitable training, education, experience and skill to perform the Services in accordance with timing and other requirements of this Agreement.

19.2	Maintenance

Supplier represents, warrants and covenants that it will: maintain the Equipment and Software so they operate in accordance with their specifications in all material respects, including: (a) maintaining Equipment in good operating condition, subject to normal wear and tear; (b) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer’s recommendations; and (c) performing Software maintenance in accordance with the applicable Software vendor’s documentation and recommendations (unless otherwise agreed by Triple-S).

19.3	Efficiency and Cost-Effectiveness

Supplier represents, warrants and covenants that it will use Commercially Reasonable Efforts to use efficiently the resources or services necessary to provide the Services. Supplier warrants and covenants that it will use Commercially Reasonable Efforts to perform the Services in the most cost-effective manner consistent with the required level of quality and performance.

19.4	Deliverable Warranty

(a)	Supplier represents, warrants and covenants that each Deliverable produced by Supplier under this Agreement shall not, during the Warranty Period, deviate in any material respect from the Requirements and specifications for such Deliverable set forth in the applicable Statement of Work, or Task Order developed by the Parties pursuant to this Agreement.

(b)	If Triple-S notifies Supplier of a breach of the warranty set forth in Section 19.4(a) within the Warranty Period, Supplier will promptly correct and redeliver the affected Deliverable at no additional charge to Triple-S without delay.

(c)	“Warranty Period” shall mean the period of time commencing on the earlier to occur of (i) the date of delivery of such Deliverable to Triple-S, and (ii) use of such Deliverable to provide or receive the Services, and continuing for (A)[***]after the start of the

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Warranty Period for Deliverables that are provided to Triple-S in such a manner that they are outside of Supplier’s control and support as part of the Services; and (B) the duration of the Term and all Disengagement Assistance Periods for all other Deliverables.

(d)	Supplier’s obligations under this Section 19.4 do not in any way limit Supplier’s obligation to provide ongoing maintenance and support of the Deliverables as may be specified in a Statement of Work or Task Order.

19.5	Intentionally Omitted

19.6	Documentation

Supplier represents, warrants and covenants that any Software Documentation developed for Triple-S by or on behalf of Supplier will, during the Software Documentation Warranty Period (a) accurately and with reasonable comprehensiveness describe the operation, functionality and use of the applicable Software in all material respects, and (b) accurately describe in terms understandable to a typical End User the material functions and features of the applicable Software and the procedures for exercising such functions and features. “Software Documentation Warranty Period” shall mean the period of time commencing on the date of acceptance of the Software Documentation and continuing until the later of (i) the expiration or termination of the Statement of Work or Task Order under which the Software Documentation was developed and (ii) the expiration or termination of any Disengagement Assistance Period for such Statement of Work or Task Order.

19.7	Compatibility

Supplier represents, warrants and covenants that any Deliverables and other components of the Services will be compatible and will properly inter-operate and work together in all material respects as components of an integrated system if one would reasonably anticipate that such compatibility and interoperability is necessary to use the Deliverable for its intended purpose.

19.8	Open Source Code

Supplier represents, warrants and covenants that Supplier shall not incorporate any Open Source Code into any Deliverable unless approved in writing by Triple-S in advance. “Open Source Code” means any Software that requires as a condition of its use, modification or distribution that it be disclosed or distributed in Source Code form or made available at no charge.  Open Source Code includes software licensed under the GNU General Public License (GPL) or the GNU Lesser/Library GPL.

19.9	Non-Infringement

(a)	Subject to Section 19.9(b), Supplier represents, warrants and covenants as follows:

(i)	that Supplier and Supplier Personnel will perform their responsibilities under this Agreement in a manner that does not infringe or constitute an infringement or misappropriation of any Intellectual Property Rights of any third party;

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(ii)	that Supplier has all rights and licenses necessary to convey to Triple-S (and to its Service Recipients, where applicable) the rights of ownership of (or access or license rights to, as applicable and as provided for in, and subject to, this Agreement), all Software, Work Product, Independent IP, Deliverables and other items used by Supplier to deliver the Services or provided by or on the behalf of Supplier pursuant to this Agreement; and

(iii)	that no Software, Work Product, Independent IP, Deliverable or other item used by Supplier to deliver the Services or provided by or on behalf of Supplier, nor their use by Triple-S, its Affiliates or other Service Recipients in accordance with this Agreement, will infringe or constitute an infringement or misappropriation of any Intellectual Property Right of any third party.

(b)	Supplier will not be considered in breach of the representation, warranty and covenant set forth in Section 19.9(a) to the extent (but only to the extent) any claimed infringement or misappropriation is attributable to any of the following:

(i)	A modification made by or on behalf of Triple-S, its Affiliates or any Service Recipient (excluding modifications made by or on behalf of Supplier, Supplier Personnel or any Affiliates of Supplier) of an item used or provided by or on behalf of Supplier unless the modification was recommended, authorized, approved, or made by Supplier; or

(ii)	The combination, operation or use of an item by or on behalf of Triple-S, its Affiliates or any Service Recipient (excluding the combination, operation or use by or on behalf of Supplier or Supplier Personnel or any Affiliates of Supplier) used or provided by or on behalf of Supplier with other specific items not furnished by, through or at the specification of Supplier or its Subcontractors; provided, however, that this exception will not be deemed to apply to the combination, operation or use of an item with other commercially available products that could reasonably have been anticipated to be used in combination with the item used or provided by or on behalf of Supplier (e.g., the combination, operation or use of Application Software provided by Supplier with a commercially available computer and operating systems (such as Windows) not provided by Supplier); or

(iii)	Developments or modifications made by Supplier in compliance with specific, designs or instructions used or provided by or on behalf of Triple-S, its Affiliates or any Service Recipient, where compliance with such designs or instructions necessarily caused such infringement or misappropriation.

19.10	Viruses Impacting Triple-S

(a)	Supplier represents, warrants and covenants that Supplier Personnel will not knowingly introduce a Virus or knowingly allow a Virus to be introduced into Triple-S’s or any other Service Recipient’s system or any system used to provide the Services.

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(b)	Supplier covenants that it will use Commercially Reasonable Efforts to prevent Supplier Personnel from unknowingly introducing a Virus or allowing a Virus to be introduced into Triple-S’s or any other Service Recipient’s system or any system used to provide the Services.

(c)	If a Virus is found to have been introduced into Triple-S’s or other Service Recipients’ systems or the systems used to provide the Services as a result of Supplier’s breach of the foregoing representation, warranty and covenants, Supplier will use Commercially Reasonable Efforts at no additional charge to assist Triple-S in eradicating the Virus and reversing its effects and, if the Virus causes a loss of data or operational efficiency, to assist Triple-S in mitigating and reversing such losses.

19.11	Disabling Code

(a)	Supplier represents, warrants and covenants that in the course of providing the Services it will not knowingly insert into Software or any systems used to provide the Services any code, timer, clock or other design or routine that may cause any Software or data used by it to be erased, become inoperable or inaccessible or accessible by any party other than Triple-S, or any code that would have the effect of disabling or otherwise shutting down all or any portion of the Services (each a “Disabling Device”) without Triple-S’s prior written consent or except for any lockout or similar devices used for the purpose of managing Software or data compliance.

(b)	With respect to any Disabling Device that was already part of Software or systems used to provide the Services, Supplier represents, warrants and covenants that it will not at any time without Triple-S’s prior written consent, knowingly invoke such Disabling Device or knowingly permit it to be invoked.

(c)	Supplier represents, warrants and covenants that Supplier will not, and will not permit any other party to, invoke Disabling Device at any time without Triple-S’s prior written consent.

(d)	For purposes of this Section, programming errors by Supplier or a third party will not be deemed a Disabling Device to the extent Supplier or the third party can demonstrate that such errors were not made with the intention of disabling or otherwise shutting down all or any portion of Triple-S’s or any other Service Recipient’s systems or any system used to provide the Services or causing any of the other negative effects described in Section 19.11(a).

19.12	Delivery Platforms

Supplier represents, warrants, and covenants that the Software and Tools identified in Schedule S (Supplier Software and Supplier Tools), at the time such lists are produced, shall constitute, in all material respects, all of the hardware, Software and Tools that comprises or is necessary to operate an instance of the platforms used by Supplier to provide the Services as it is then configured, operated, and used by or for Supplier to perform and deliver services under the Agreement.

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19.13	Corporate Social Responsibility

Supplier represents, warrants and covenants to Triple-S that Supplier and Supplier Facilities comply, and during the Term and the Disengagement Assistance Period will comply, with the following:

(a)	Supplier will not use forced or compulsory labor in any form, including prison, indentured, political, bonded or otherwise.

(b)	Supplier will not follow policies promoting or resulting in unacceptable worker treatment such as the exploitation of children, physical punishment, female abuse, involuntary servitude, or other forms of abuse.

(c)	Supplier will not discriminate based on race, creed, gender, marital or maternity status, class or caste status, religious or political beliefs, age or sexual orientation. Supplier’s decisions related to hiring, salary, benefits, advancement, termination or retirement will be based solely on the ability of an individual to do the job, Supplier’s business and technical requirements, and those of Supplier’s customers.

(d)	Supplier’s management practices will recognize the dignity of the individual employee and the right to a work place free of harassment, abuse or corporal punishment, and will respect Supplier’s employees’ voluntary freedom of association.

(e)	Supplier will comply with all applicable Laws concerning the conditions of employment of its employees, including those relating to pay, benefits, and working conditions.

(f)	Supplier will maintain on file documentation reasonably necessary to demonstrate compliance with this Section 19.13 (Corporate Social Responsibility) and shall make these documents available for Triple-S and its auditors in accordance with Schedule M (Audit and Record Retention Requirements). Supplier will publicize to its employees and enforce a non-retaliation policy that permits Supplier’s employees to speak with Triple-S and Triple-S’s auditors without fear of retaliation by Supplier’s management.

19.14	Foreign Corrupt Practices Act

(a)	Supplier represents, warrants and covenants that it has not and will not offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value to a Territory official (as defined in the Foreign Corrupt Practices Act (P.L. 95-213), as amended), to any Territory political party or official thereof or any candidate for Territory political office, or to any person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any Territory official, to any Territory political party or official thereof, or to any candidate for Territory political office, for the purposes of:

(i)	influencing any act or decision of such Territory official, political party, party official, or candidate in his or its official capacity, including a decision to fail to perform his or its official functions; or

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(ii)	inducing such Territory official, political party, party official, or candidate to use his or its influence with the Territory government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist Triple-S or Supplier in obtaining or retaining business for or with, or directing business to Triple-S or Supplier.

(b)	Supplier further represents, warrants and covenants that it will not violate the Foreign Corrupt Practices Act or any other applicable anti-corruption laws or regulations. Supplier agrees that if subsequent developments after the Effective Date cause the representations, warranties, covenants and information reported in this Section 19.14 to be no longer accurate or complete, Supplier will immediately furnish Triple-S with a supplementary report detailing such change in circumstances, and will provide updates to Triple-S on the status of such matters.

19.15	Debarment from Federal Contracts and Termination.

(a)	Supplier represents, warrants and covenants that: (i) Supplier and its Affiliates and Subcontractor(s), and its or their employees, agents or representatives, are not subject to any active administrative agreement pertaining to its eligibility for the award of government contracts; (ii) Supplier and its Affiliates and Subcontractor(s), and its or their employees, agents or representatives, have not had any communications with any suspending or debarring official of any governmental entity regarding its eligibility for the award of government contracts; (iii) neither Supplier nor its Affiliates and Subcontractor(s), and its or their employees, agents or representatives, have been debarred, suspended, or similarly disqualified from participation in the award of contracts with the United States Government or any other governmental entity; nor (iv) are there facts or circumstances that would warrant the institution of suspension, debarment, or other disqualification proceedings or the finding of non-responsibility or ineligibility as defined by 48 C.F.R. 2.101, on the part of Supplier or any Affiliate or Subcontractor(s), and its or their employees, agents or representatives.

(b)	Supplier represents, warrants and covenants that Supplier shall not employ or contract with, for any aspect of its business that involves government contracts, any individual or entity convicted with a criminal offense involving government business, listed by a federal agency as debarred, or which is suspended or otherwise excluded from federal program participation. Supplier represents that Supplier and its Affiliates and Subcontractor(s), and its or their employees, agents or representatives, do not, fit within any of these categories as of the Effective Date.

(c)	Supplier agrees to inform Triple-S promptly if at any time during the effective period of this Agreement if Supplier or any of its employees or Subcontractors becomes so convicted, listed, suspended or excluded. Supplier also agrees not to assign any individual to perform work under this Agreement, insofar as it may involve government contracts, who is so convicted, listed, suspended or excluded, and shall perform screenings of all employees and Subcontractors performing Services under the Agreement against the list of parties excluded from federal contracting available on the System for Award Management, SAM.gov, to identify any employees or Subcontractors that have been suspended, excluded or otherwise sanctioned by the federal government.

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19.16	Claims Procedures, Appeals and External Review

Supplier shall ensure that its decisions regarding hiring, compensation, termination, promotion, or other similar matters with respect to Supplier Personnel (such as a claims adjudicator, appeals processor, or medical expert) shall not be made based upon the likelihood or perceived likelihood that the individual will support or tend to support the denial of benefits for Triple-S members and/or customers.

19.17	No Improper Inducements

Supplier represents, warrants, and covenants to Triple-S that it has not violated any applicable laws or regulations or any Triple-S policies of which Supplier has been given notice in writing, regarding the offering of unlawful or improper inducements in connection with this Agreement.

19.18	Immigration

Supplier represents, warrants, and covenants to Triple-S that it has not violated and shall comply with any applicable Laws relating to H-1B Visa program and other similar immigration and labor Laws. Supplier shall use best efforts to ensure that Triple-S is not drawn into any investigations or proceedings regarding the immigration status of Supplier Personnel.

19.19	[***] Software

(a)	Supplier represents, warrants, and covenants to Triple-S that as of the Effective Date Supplier has executed an agreement with [***] (“[***]”) authorizing Supplier to access the [***] and related software licensed by Triple-S from [***] (“[***] Software”) as necessary to provide the Services (as they exist on the Effective Date) throughout the Term of this Agreement (“[***]/Supplier Agreement”). Supplier shall not terminate the [***]/Supplier Agreement without consulting Triple-S in advance and obtaining Triple-S’ written approval of an alternate solution reasonably acceptable to Triple-S with which Supplier would continue providing the Services.

(b)	If Supplier receives any notice from [***] or becomes aware of other circumstance that could lead to [***] terminating the [***]/Supplier Agreement or Supplier otherwise not having the rights it requires to access the [***] Software as necessary to provide the Services (such rights, [***] Access Rights), Supplier shall promptly notify Triple-S of the circumstance and provide periodic updates until the circumstances are resolved.

(c)	If Supplier receives a notice of termination of the [***] Access Rights, or otherwise loses or expects to lose the [***] Access Rights, Supplier shall promptly notify Triple-S. Upon receipt of such notice, Triple-S at its option may (i) terminate this Agreement without payment of a termination charge or other liability; or (ii) terminate the portion of the Services that require [***] Access Rights without payment of a termination charge or other liability and Supplier shall work in good faith with Triple-S to equitably adjust the Charges to reflect the remaining Services Supplier will provide.

(d)	Except as expressly permitted under the [***]/Supplier Agreement:

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(i)	Supplier shall not host, access or operate the [***] Software, or access any [***] Confidential Information (defined below).

(ii)	Supplier shall not request from any In-Scope Employee, and shall instruct such In-Scope Employees not to provide, any access to the [***] Software or to any related documentation, information, data drawings, benchmark tests, specifications, trade secrets, copies of [***] Software code, or other proprietary information marked as confidential information of [***] or its Affiliates (collectively “[***] Confidential Information”).

(iii)	Supplier shall develop and maintain written policies, procedures and controls designated to ensure compliance with the terms above in this Section 19.19(d), and shall provide copies to Triple-S upon request.

(iv)	If Supplier does obtain access to any [***] Confidential Information other than as permitted under the [***]/Supplier Agreement, Supplier shall promptly (A) notify Triple-S; and (B) take appropriate actions to eliminate such access and prevent such access from occurring again in the future.

19.20	Non-Infringement

(a)	Subject to Section 19.20(b), Triple-S represents, warrants and covenants as follows:

(i)	that Triple-S, Triple-S Affiliates and Service Recipients will perform their responsibilities under this Agreement in a manner that does not infringe or constitute an infringement or misappropriation of any Intellectual Property Rights of any third party;

(ii)	that Triple-S has all rights and licenses necessary to convey to Supplier (and to its Supplier Personnel and Subcontractors, where applicable) the rights to use (or license rights to, as applicable), all Software, Equipment, Independent IP, Tools and other items provided by or on the behalf of Triple-S pursuant to this Agreement; and

(iii)	that no Software, Equipment, Independent IP, Tool or other item provided by or on behalf of Triple-S, nor their use by Supplier, its Affiliates, Supplier Personnel or Subcontractors in accordance with this Agreement, will infringe or constitute an infringement or misappropriation of any Intellectual Property Right of any third party.

(b)	Triple-S will not be considered in breach of the representation, warranty and covenant set forth in Section 19.20(a) to the extent (but only to the extent) any claimed infringement or misappropriation is attributable to any of the following:

(i)	A modification made by or on behalf of Supplier or its Affiliates (excluding modifications made by or on behalf of Triple-S, Service Recipients or any Affiliates of Triple-S) of an item provided by or on behalf of Triple-S unless the modification was recommended, authorized, approved, or made by Triple-S; or

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(ii)	The combination, operation or use of an item by or on behalf of Supplier or its Affiliates (excluding the combination, operation or use by or on behalf of Triple-S or Service Recipients or any Affiliates of Triple-S) provided by or on behalf of Triple-S with other specific items not furnished by, through or at the specification of Triple-S or a Service Recipient; provided, however, that this exception will not be deemed to apply to the combination, operation or use of an item with other commercially available products that could reasonably have been anticipated to be used in combination with the item provided by or on behalf of Triple-S (e.g., the combination, operation or use of Application Software provided by Triple-S with a commercially available computer and operating systems (such as Windows) not provided by Triple-S); or

(iii)	Developments or modifications made by Triple-S in compliance with specific designs or instructions provided by or on behalf of Supplier, where compliance with such designs or instructions necessarily and unavoidably caused such infringement or misappropriation.

19.21	Viruses Impacting Supplier

(a)	Triple-S represents, warrants and covenants that Service Recipients will not knowingly introduce a Virus or knowingly allow a Virus to be introduced into Supplier’s, any Supplier Personnel’s or any Subcontractor’s system or any system used to provide the Services.

(b)	Triple-S covenants that it will use Commercially Reasonable Efforts to prevent Service Recipients from unknowingly introducing a Virus or allowing a Virus to be introduced into Supplier’s, any Supplier Personnel’s or any Subcontractor’s system or any system used to provide the Services.

(c)	If a Virus is found to have been introduced into Supplier’s, Supplier Personnel’s or any Subcontractor’s systems or the systems used to provide the Services as a result of Triple-S’s breach of the foregoing representation, warranty and covenants, Triple-S will use Commercially Reasonable Efforts at no additional charge to assist Supplier in eradicating the Virus and reversing its effects and, if the Virus causes a loss of data or operational efficiency, to assist Supplier in mitigating and reversing such losses.

20.	MUTUAL REPRESENTATIONS AND WARRANTIES; DISCLAIMER

20.1	Mutual Representations and Warranties

Each Party represents, warrants and covenants to the other that:

(a)	It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions and activities contemplated by this Agreement;

(b)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite

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corporate action on the part of such Party, are a valid and binding obligation of such Party, and do not constitute a violation of any existing judgment, order or decree;

(c)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not constitute a material default under any existing material contract by which it or any of its material assets is bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d)	There is no proceeding pending or, to the knowledge of the Party, threatened that challenges or could reasonably be expected to have a material adverse effect on this Agreement or the ability of the Party to perform and fulfill its obligations under this Agreement.

20.2	Disclaimer

OTHER THAN AS PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES AND THERE ARE NO IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE, EXCEPT AS MAY BE REQUIRED BY LAW. FURTHER, SUPPLIER MAKES NO REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MANAGED THIRD PARTIES OR ANY ITEMS OR SERVICES PROVIDED BY MANAGED THIRD PARTIES.

21.	CONFIDENTIALITY

21.1	“Confidential Information” Defined

(a)	“Confidential Information” of a Party means any non-public information (or materials) belonging to, concerning or in the possession or control of the Party or any of its Affiliates (the “Furnishing Party”) that is furnished, disclosed or otherwise made available (directly or indirectly) to the other Party (the “Receiving Party”) (or entities or persons acting on the other Party’s behalf) in connection with this Agreement and which is either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature, or is of a type that a reasonable person would recognize it to be confidential.

(b)	In the case of Triple-S, “Confidential Information” includes the following, regardless of whether it is marked confidential or how it is marked:

(i)	information belonging to, concerning or in the possession or control of Triple-S, its Affiliates, Service Recipients or their respective members, customers, employees, providers, suppliers or contractors (other than information belonging to or concerning Supplier or its Affiliates) to which Supplier has access in Triple-S Facilities or Triple-S systems or through Supplier’s provision of the Services;

(ii)	business, technical and financial information of Triple-S, its Affiliates, Service Recipients or their respective members, customers, employees, providers, suppliers or contractors (including past, present and prospective business, current

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and future products and services, finances, marketing plans and techniques, price lists);

(iii)	Triple-S Work Product;

(iv)	Deliverables;

(v)	Triple-S Data, Triple-S Owned Software, Triple-S Licensed Software, Triple-S Tools, Triple-S Independent IP and systems access codes to such Triple-S Data and such Software and applicable Source Code and Documentation relating to the foregoing;

(vi)	information concerning Triple-S’s and/or its Affiliates’ and Service Recipient’s products, marketing strategies, financial affairs, members, customers, employees, providers, suppliers or contractors;

(vii)	Personally Identifiable Information, including PHI; and

(viii)	All data and information in any form derived from any of the foregoing.

(c)	In the case of Supplier, “Confidential Information” includes the following, regardless of whether it is marked confidential or how it is marked:

(i)	Business and technical information of Supplier, its Affiliates or Subcontractors (including past, present and prospective business, current and future products and services, marketing plans and techniques);

(ii)	cost, pricing, and financial information of Supplier, its Affiliates or Subcontractors;

(iii)	Supplier Owned Software, Supplier Licensed Software, Supplier Tools, Supplier Independent IP, Other Developed Items and systems access codes to such Software and applicable Source Code and Documentation relating to the foregoing;

(iv)	information about other customers of Supplier, its Affiliates, information about Subcontractors and information about employees of Supplier, its Affiliates and Subcontractors (including employee compensation, benefits, disciplinary records, performance records, and other similar data, regardless of whether or how it is marked); and

(v)	all data and information in any form derived from any of the foregoing.

(d)	Any notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of the Receiving Party that contain or otherwise reflect or refer to Confidential Information of the Furnishing Party will also be considered Confidential Information of the Furnishing Party.

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(e)	“Confidential Information” does not include any particular information (other than Personally Identifiable Information (including PHI)) that the Receiving Party can demonstrate:

(i)	was rightfully in the possession of, or was rightfully known by, the Receiving Party without an obligation to maintain its confidentiality prior to receipt from the Furnishing Party;

(ii)	was or has become generally known to the public other than as a result of breach of this Agreement or a wrongful disclosure by the Receiving Party or any of its agents;

(iii)	after disclosure to the Receiving Party, was received from a third party who, to the Receiving Party’s knowledge, had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure; or

(iv)	was independently developed by the Receiving Party without use of or reference to any Confidential Information of the Furnishing Party.

21.2	Obligations of Confidentiality

(a)	Each Party acknowledges that it may be furnished, receive or otherwise have access to Confidential Information of the other Party in connection with this Agreement.

(b)	The Receiving Party will not use or reproduce Confidential Information of the Furnishing Party except as reasonably required to accomplish the purposes and objectives of this Agreement. The Receiving Party will not disclose the Confidential Information of the Furnishing Party to any person, or appropriate it for the Receiving Party’s own use, or for any other person’s use or benefit, except as specifically permitted by this Agreement or approved in writing by the Furnishing Party.

(c)	The Receiving Party will keep the Confidential Information of the Furnishing Party confidential and secure, and will protect it from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid unauthorized use or disclosure of its own Confidential Information, but in no event less than reasonable care.

(d)	As necessary to accomplish the purposes of this Agreement, the Receiving Party may disclose Confidential Information of the Furnishing Party to any employee, officer, director, contractor, Service Recipient, agent or representative of the Receiving Party who has a legitimate “need to know” the information in question solely to carry out the responsibilities of the Parties under this Agreement or the purposes and objectives of this Agreement and who is bound in writing to the Receiving Party to protect the confidentiality of the information in a manner at least as stringent as that required of the Receiving Party under this Agreement, and provided that if such party to which such Confidential Information is to be provided is a contractor of the Receiving Party, the requirements of Section 21.2(e) or (f) below (as applicable), shall also apply. The

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Receiving Party may also disclose Confidential Information of the Furnishing Party to the Receiving Party’s auditors provided they are made aware of the Receiving Party’s obligations of confidentiality with respect to the Furnishing Party’s Confidential Information, and to the Receiving Party’s attorneys.

(e)	Supplier may disclose Triple-S Confidential Information only to Approved Subcontractors who have agreed in writing to protect the confidentiality of such Confidential Information in a manner at least as stringent as that required of Supplier under this Agreement and pursuant to written terms requiring such Approved Subcontractors to only permit access to its employees who have a legitimate “need to know” such information in order to provide the subcontracted services approved pursuant to this Agreement. As between the Parties, Supplier shall: (i) cause Supplier Personnel to comply with the confidentiality provisions set forth in this Agreement, and (ii) be responsible for all acts and omissions of Supplier Personnel, Subcontractors and any third party to whom Supplier permits access to Triple-S Data or Triple-S Confidential Information (except to the extent such access is provided by Supplier to a third party (excluding Supplier Affiliates or Subcontractors) at Triple-S’s prior written request). As between the Parties, Triple-S shall: (A) cause Service Recipients to comply with the confidentiality provisions set forth in this Agreement, and (B) be responsible for all acts and omissions of Service Recipients and any third party to whom Triple-S permits access to Supplier Confidential Information (except to the extent such access is provided by Triple-S to a third party (excluding Triple-S Affiliates) at Supplier’s prior written request).

(f)	Triple-S may also provide Confidential Information of Supplier to third parties (including outsourcing suppliers and contractors that may replace Supplier under this Agreement) who have a legitimate “need to know” the Confidential Information in question in order to provide services to Triple-S, provided that any such third party is bound to Triple-S to use such Supplier Confidential Information for the sole purpose of providing services to Triple-S, and has agreed to confidentiality obligations at least as stringent to those set forth in this Agreement.

(g)	Triple-S and its Affiliates may also disclose Supplier Confidential Information, including this Agreement and the transactions contemplated by this Agreement, in any reports filed or required to be filed with any regulatory agency or body charged with the administration, oversight or enforcement of regulations applicable to any business conducted by Triple-S or any of its Affiliates.

(h)	If any unauthorized disclosure, loss of, or inability to account for any Confidential Information of the Furnishing Party occurs, the Receiving Party will promptly so notify the Furnishing Party and will cooperate with the Furnishing Party and take such actions as may be necessary or reasonably requested by the Furnishing Party to minimize the violation and any damage resulting from it.

21.3	No Implied Rights

Each Party’s Confidential Information will remain the property of that Party. Nothing contained in this Section 21 (Confidentiality) will be construed as obligating a Party to disclose its

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Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party. Any such obligation or grant will only be as provided by other provisions of this Agreement. A Party shall not possess or assert a lien or other similar right against the other Party’s Confidential Information. No Party’s Confidential Information shall be sold, assigned, leased or disposed of to third parties by the other Party or commercially exploited by the other Party.

21.4	Compelled Disclosure

If the Receiving Party becomes legally compelled to disclose any Confidential Information of the Furnishing Party in a manner not otherwise permitted by this Agreement, the Receiving Party will, to the extent possible, provide the Furnishing Party with prompt notice of the request so that the Furnishing Party may seek a protective order or other appropriate remedy. If a protective order or similar order is not obtained by the date by which the Receiving Party must comply with the request, the Receiving Party may furnish that portion of the Confidential Information that it determines it is legally required to furnish. The Receiving Party will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded to the Confidential Information so disclosed.

21.5	Confidential Treatment of this Agreement

Each Party may disclose the existence and general nature of this Agreement as permitted by Section 27.6 (Public Disclosures), but otherwise the terms and conditions of this Agreement will be considered the Confidential Information of each Party; provided however, that this Agreement may be disclosed in its entirety by either Party in connection with an actual or good-faith proposed merger, acquisition, or similar transaction or in connection with due diligence conducted for a securities offering, so long as such receiving entity (unless such party is legal counsel to the counterparty in such transaction) first agrees in writing to obligations substantially similar to those described in this Section 21 (Confidentiality); and provided further that Triple-S may disclose in one or more of its filings with the Securities and Exchange Commission such terms of this Agreement as it believes in good faith to be necessary to ensure that its filings under the Securities Exchange Act of 1934, taken as a whole, do not omit to state a material fact necessary in order to make the statements made in the light of the circumstances under which they were made, not misleading. Furthermore, to the extent Triple-S is required, or elects, to file this Agreement (or any portion thereof) with the Securities and Exchange Commission, Triple-S will (i) provide Supplier with advance written notice prior to making such filing; (ii) take all actions reasonably required to request and obtain confidential treatment of commercially sensitive information contained in this Agreement from the Securities and Exchange Commission; and (iii) work in good faith with Supplier to identify for such purpose such commercially sensitive information

21.6	Disclosure of Information Concerning Tax Treatment

Notwithstanding anything to the contrary in this Section 21 (Confidentiality), each Party (and its Affiliates), and any person acting on their behalf, may disclose to any person or entity the “tax structure” and “tax treatment” (as such terms are defined in the U.S. Internal Revenue Code and regulations under it) of the transactions effected by this Agreement and any materials provided to that Party (or its Affiliates) describing or relating to such tax structure and tax treatment;

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provided, however, that this disclosure authorization will not be interpreted to permit disclosure of (a) any materials or portions of materials that are not related to the transaction’s tax structure or tax treatment, or (b) any materials or information that the Party (or its Affiliate(s)) must refrain from disclosing to comply with applicable securities Laws.

21.7	Return or Destruction

Except as may be otherwise provided in Schedule M (Audit and Record Retention Requirements):

(a)	As requested by the Furnishing Party during the Term and the Disengagement Assistance Period, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party;

(b)	When Confidential Information of the Furnishing Party is no longer required for the Receiving Party’s performance under this Agreement, or in any event upon expiration or termination of this Agreement, the Receiving Party will return all materials in any medium that contain, refer to, or relate to Confidential Information of the Furnishing Party or, at the Furnishing Party’s election, destroy them (which, in the case of Triple-S Confidential Information, will be done in accordance with Section 21.8 (Destruction Obligations) below;

(c)	Except with respect to Triple-S Data, which must be returned or destroyed in accordance with Section 21.8 (Destruction Obligations) below, the Receiving Party may, however, keep (i) any Confidential Information of the Furnishing Party that the Receiving Party has a license to continue using, (ii) in the files of its legal department, for record purposes only, one copy of any Confidential Information of the Furnishing Party requested to be returned or destroyed, (iii) archival copies as may be necessary to comply with document retention laws and regulations applicable to such Party’s business operations; and (iv) any Confidential Information that is located in storage media as a result of routine back-up procedures so long as such media is subject to destruction in due course.

(d)	Additionally, a Party shall have no obligation to destroy any Confidential Information that is subject to a claim, dispute, lawsuit, or subpoena or in any other circumstances in which such Party reasonably believes that destruction of such Confidential Information would be unethical or unlawful; and

(e)	Within ten (10) days of any written request by the Furnishing Party, the Receiving Party will certify in writing signed by an officer of the corporation that it has returned or destroyed all copies of the Furnishing Party’s Confidential Information in the possession or control of the Receiving Party or any of its Affiliates, Subcontractors, or contractors, and if such Confidential Information is required to be destroyed pursuant to Section 21.8 (Destruction Obligations), that all Triple-S Data and other Triple-S Confidential Information has been permanently deleted from Supplier’s systems and all physical files and have been destroyed. The certification shall specify the method and/or tools used to delete the files.

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With respect to any situation in which either Party is permitted to retain Confidential Information pursuant to this Section 21.7, it shall keep such information confidential and comply with the requirements of this Section 21.

21.8	Destruction Obligations

Subject to the last sentence of Section 21.7(c), Section 21.9 (Exceptions to Retention and Destruction Obligations) and Section 5 (Records Retention) of Schedule M (Audit and Record Retention Requirements), in circumstances where Supplier is permitted or directed to destroy Triple-S Data or any other Triple-S Confidential Information, Supplier will:

(a)	“destroy” all electronic copies of such records in compliance with NIST Special Publication 800-88 (Guidelines for Media Sanitization), using method ‘clearing’ or more thorough; and

(b)	destroy all physical copies of such records (including originals, copies and reproductions of electronic copies) by cross-cut shredding, incineration, pulping, or pulverization.

21.9	Exceptions to Retention and Destruction Obligations

Upon written notification by Triple-S, whether as a formal legal hold notification pursuant to a legal action against Triple-S, or as a preservation request by Triple-S for any other reason, Supplier will cease destruction, whether automated, scheduled, manual or ad-hoc, of record types specified by Triple-S, and Supplier will preserve specified record types until notified by Triple-S reasonably in advance that preservation is no longer necessary or until the records are handed over to Triple-S (whichever occurs first).

21.10	Duration of Confidentiality Obligations

The Receiving Party’s obligations under this Section 21 (Confidentiality) apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party before or after the Effective Date and will continue during the Term and survive the expiration or termination of this Agreement as follows:

(a)	The Receiving Party’s obligations under Section 21.7 (Return or Destruction) and Section 21.8 (Destruction Obligations) will continue in effect until fully performed;

(b)	As to any portion of the Furnishing Party’s Confidential Information that constitutes a trade secret under applicable Law, the obligations will continue for as long as the information continues to constitute a trade secret;

(c)	As to certain Confidential Information described in Schedule M (Audit and Record Retention Requirements), the obligations will survive for the duration of time set forth therein (e.g., Section 5 (Record Retention) of Schedule M);

(d)	As to all other Confidential Information of the Furnishing Party, the obligations will survive for ten (10) years after the Receiving Party’s fulfillment of its obligations under Section 21.7 (Return or Destruction) with respect to the Confidential Information in

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question; and

(e)	With respect to Personally Identifiable Information, the obligations shall survive indefinitely.

22.	INSURANCE

22.1	General Terms

Supplier represents that it has, as of the Effective Date, and agrees to maintain in force, throughout the Term and the Disengagement Assistance Period, at least the types and amounts of insurance coverage specified in this Section 22 (Insurance). Supplier will ensure that its Subcontractors obtain the insurance required in Section 22.2(a), and will use Commercially Reasonable Efforts to cause its Approved Subcontractors (other than Non-Key Subcontractors) to obtain reasonable insurance given the services performed by the Approved Subcontractor and where the applicable agreement with the Subcontractor is being entered into specifically for performance of the Services or is up for a negotiated renewal between the parties (i.e., excluding evergreen renewals).

22.2	Types and amounts of coverage

Supplier agrees that during the Term it will maintain in force, the following types and amounts of insurance:

(a)	Employer’s Liability Insurance and Statutory Worker’s Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with limits per employee, per accident and per disease of $1,000,000 or the minimum limit required by law, whichever limit is greater.

(b)	Commercial General Liability Insurance, including Products, Completed Operations, Premises Operations, Bodily Injury, Personal and Advertising Injury, Blanket Contractual Liability and Independent Contractors Liability to the extent covered by insurance, and Broad Form Property Damage liability coverages, on an occurrence basis, with a limit per occurrence of $1,000,000 and $2,000,000 in aggregate. Supplier agrees to maintain general liability coverage with the above referenced limits through a DIC/DIL policy for Services provided outside the United States. This coverage will include Triple-S and its Affiliates as additional insureds.

(c)	Property Insurance, including Extra Expense and Business Income coverage, for risks of physical loss of or damage to Triple-S buildings, business personal property or other property that is in the care, custody or control of Supplier pursuant to the Agreement that result from such physical loss or damage. Such insurance will have a limit adequate to cover risks on a replacement cost basis. This coverage will include Triple-S and its Affiliates as loss payees for all claims arising out of Triple-S buildings or property for which Supplier has an obligation to provide Property Insurance hereunder.

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(d)	Commercial Automobile Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage liability with a combined single limit per accident of $1,000,000 or similar amount in accordance with the laws of the country, state or territory exercising jurisdiction. This coverage will include Triple-S and its Affiliates as additional insureds.

(e)	Umbrella Liability Insurance written on a follow-form basis with a minimum limit of $10,000,000 per occurrence and in the aggregate, providing excess cover for the coverages provided in Sections 22.2(a), 22.2(b), and 22.2(d).

(f)	Commercial Crime Insurance, including coverage for employee dishonesty and computer fraud, for loss or damage arising out of or in connection with fraudulent or dishonest acts committed by the employees of Supplier, acting alone or in collusion with others, including Triple-S’s property and funds of others in their care, custody or control, with a limit per event of $10,000,000. This Policy will include forgery or alteration coverage, mysterious disappearance coverage, and coverage for theft of Triple-S or its Affiliates’ property on or off premise, and shall not include a requirement for arrest or conviction. Supplier will maintain a separate third party crime policy that will include Triple-S and its Affiliates as loss payees for all claims arising out of Supplier’s services under this Agreement.

(g)	Managed Care Errors and Omissions Insurance appropriate to the Supplier’s profession, covering liability for loss or damage due to an act, error, omission or negligence arising out of the scope of Services under this Agreement, with a limit per claim and annual aggregate of $30,000,000.

(h)	Professional Liability, Privacy Liability and Network Security Insurance with a limit per claim and annual aggregate of $30,000,000 covering Supplier’s legal liability for expenses incurred as a result of acts, errors and omissions in connection with performance of the Services under this Agreement. Such insurance shall, at a minimum, cover legal liability to others for:

(i)	data security breaches (including, without limitation, unauthorized access, use, loss or theft of Personally Identifiable Information or Triple-S Confidential Information);

(ii)	violation of Laws relating to the care, custody, control or use of Personally Identifiable Information or Triple-S Confidential Information or the privacy or security of such information;

(iii)	data damage, destruction, or corruption;

(iv)	any act, omission or failure to act that results in a failure of network security (including unauthorized access to, unauthorized use of, a denial of service attack by a third party against, or transmission of a Virus or other type of malicious code to Triple-S’s computer systems) or the security of any other information asset;

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(v)	Internet Media liability (slander, defamation, libel, invasion of privacy) or Intellectual property infringement (such as copyrights, trademarks, service marks and trade dress);

(vi)	Cyber Extortion;

(vii)	Business Interruption coverage with no more than twelve (12) hour waiting period post Network Security event; and

(viii)	Crisis Management expense coverage (including notification, call center, credit monitoring, identity theft repair, public relations and legal expenses).

The insurance of this subsection (h) shall cover Supplier’s liability for expenses (including legal expenses) that Triple-S and/or its Affiliates incur as a result of any such actual or alleged event, including costs of defending, settling and paying judgments resulting from claims, costs of responding to regulatory or administrative investigations, regulatory fines, and costs of computer forensic analysis and investigation, notification of impacted individuals, public relations, call center services, fraud consulting services, credit monitoring and protection services, and identity restoration services. The foregoing insurance shall address all of the foregoing without limitation if caused by an employee of Supplier or an independent contractor working on behalf of Supplier in connection with the Agreement, and will provide coverage for wrongful acts, claims, and lawsuits anywhere in the world where legally permissible. Supplier will maintain the foregoing policy in force during the Term of the Agreement and for a period of three (3) years after the termination or expiration of this Agreement (either as a policy in force or extended reporting period).

22.3	Terms of coverage

(a)	The insurance coverages described above, will be primary, and all coverage will be non-contributing with respect to any other insurance or self-insurance that may be maintained by Triple-S. Supplier will be responsible for all deductibles and retentions with regard to such insurance. The General Liability, Auto Liability, Workers Compensation and Umbrella Liability coverages described above will include a waiver of subrogation. To the extent any of the coverages set forth in Section 22.2 is written on a claims-made basis, (i) such coverage shall have a retroactive date no later than the Effective Date; and (ii) such coverage shall continue for three (3) years after the termination or expiration of the Agreement, and if the policy is terminated, then it will allow for an extended reporting period of at least three (3) years.

(b)	Supplier will cause its insurance representatives to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained in force. With the exception of any wholly owned captive, the insurers selected by Supplier will have an A.M. Best rating of A-, Financial Size Category (FSC) X or better, or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. Supplier shall provide Triple-S with at least thirty (30) days’ notice of any cancellation or material changes to any of the insurance coverages set forth in this Section 22 (Insurance).

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(c)	In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage described above, Supplier will be solely responsible for taking such action. Supplier will use Commercially Reasonable Efforts to notify Triple-S of any claim submitted to Supplier’s insurers regarding a loss, damage or other event resulting from the Services.

(d)	The Parties do not intend to shift all risk of loss to insurance. Supplier’s obligation to maintain insurance coverage in specified amounts will not act as a limitation on any other liability or obligation which Supplier would otherwise have under this Agreement. Similarly, the including of Triple-S and its Affiliates as additional insureds is not intended to be a limitation of Supplier’s liability under this Agreement and will in no event be deemed to, or serve to, limit Supplier’s liability to Triple-S to available insurance coverage or to the policy limits specified in this Section 22, nor to limit Triple-S’s rights to exercise any and all remedies available to Triple-S under this Agreement, at law or in equity.

23.	INDEMNIFICATION

23.1	Indemnification by Supplier

Supplier will at its expense indemnify, defend and hold harmless Triple-S and its Affiliates, and their respective officers, directors, employees, customers, agents, representatives, successors and assigns (collectively, “Triple-S Indemnitees”) from and against any and all Losses suffered or incurred by any of them arising from, in connection with, or based on any of the following, whenever made:

(a)	Hiring Process. Any Claim by, on behalf of or relating to any individual arising out of Supplier’s employee selection, communications, recruitment or hiring process, excluding Claims for which Triple-S is required to indemnify under Section 23.3;

(b)	Subcontractor Claims. Any Claim by Subcontractors arising out of Supplier’s breach or violation of Supplier’s subcontracting arrangements;

(c)	Supplier Personnel Claims. Any Claim by a Subcontractor or by other Supplier Personnel that Triple-S is liable to such personnel for employee benefits or as the employer or joint employer of such personnel; but excluding claims for which Triple-S is required to indemnify under Section 23.3(a) or Schedule G (Form of In-Scope Employee Agreement).

(d)	Confidentiality, Data Security and HIPAA. Any Claim arising out of an alleged breach of Supplier’s obligations under (i) Section 14 (Data Security and Protection); (ii) Section 21 (Confidentiality); or (iii) Schedule H (Business Associate Agreement);

(e)	Security Breach. Any Claim arising out of a Security Breach;

(f)	Infringement. Any Claim arising out of an alleged breach of Section 19.9(a) (Non-Infringement), but subject in all respects to Section 19.9(b) (Non-Infringement);

(g)	Compliance. Any Claim relating to:

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(i)	an alleged breach of Supplier’s obligations under Section 13 (Compliance with Laws); or

(ii)	an alleged breach of Supplier’s obligations under this Agreement, or Supplier’s negligence or willful misconduct, to the extent such breach, negligence or willful misconduct results in (A) assessment of a Regulatory or Contract Assessment; or (B) Triple-S not complying with any applicable Law or Other Compliance Obligation.

(h)	Bodily Injury and Property Damage. Any Claim for death or bodily injury, or the damage, loss, loss of use or destruction of real or tangible personal property of any third party (including employees of Triple-S or Supplier or their respective subcontractors) brought against a Triple-S Indemnitee alleged to have been caused by the negligence or willful misconduct of Supplier, Supplier Personnel or anyone else for whose acts Supplier is responsible;

(i)	Transferred Third Party Contracts. Supplier’s failure to observe or perform any duties or obligations to be observed or performed after the date of assignment or transfer to Supplier under any of the TSS Transferred Contracts that are assigned or otherwise transferred to Supplier under this Agreement by Triple-S.

(j)	Retained Third Party Equipment, Software and Third Party Service Contracts. Any Claim arising out of Supplier’s use of any Triple-S Leased Equipment, Triple-S Licensed Software or services under any Triple-S Third Party Services Contracts made available by Triple-S to Supplier or Supplier’s Subcontractors to the extent the Claim results from a breach by Supplier or Supplier Subcontractors of, or an act or omission of Supplier which creates liability for Triple-S relating to, (i) the applicable third party Software license agreement, lease agreement or Triple-S Third Party Services Contract, or certain provisions thereof, all of the foregoing that have been provided to Supplier in writing, including obligations to comply with the requirements regarding members and types of licenses under any such agreement, (ii) the [***]/Optum Agreement; (iii) Supplier’s obligations with respect to Managed Third Party Contracts as set forth in this Agreement, or (iv) any other reasonable restrictions required by Triple-S relating to Triple-S Leased Equipment, Triple-S Licensed Software or Triple-S Third Party Services Contracts, which restrictions are provided in writing to Supplier;

(k)	Cessation of Services. Any Claim arising out of Supplier’s (i) improper or wrongful termination of this Agreement, or (ii) abandonment of any Services in breach of this Agreement (including a failure to provide Disengagement Assistance as required by this Agreement);

(l)	Mutual Representations and Warranties. Any Claim arising out of any breach of any of Supplier’s representations or warranties set forth in Section 20.1 (Mutual Representations and Warranties);

(m)	Viruses. Any Claim arising out of any breach of any of Supplier’s representations, warranties or obligations under Section 19.10(a) (Viruses);

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(n)	Disabling Device. Any Claim arising out of any breach of any of Supplier’s obligations under Section 19.11 (Disabling Device);

(o)	CAP. Any Claim arising out of any breach of the CAP by Triple-S or its Affiliates to the extent it results from Supplier’s breach of this Agreement, negligence or willful misconduct;

(p)	Misconduct and Negligence. Any Claim arising out of any criminal misconduct, willful misconduct or negligence by Supplier; and

(q)	Insurance. Any Claim arising out of risks, losses, or damages Supplier is required to insure against under this Agreement, but only to the extent that such insurance would have provided defense and/or indemnity coverage for the insured loss but for Supplier’s failure to procure such insurance.

Any act or omission of a Subcontractor or In-Scope Employee shall be deemed to be an act or omission of Supplier for purposes of determining Supplier’s indemnification obligations pursuant to this Section 23.1.

23.2	Infringement Claims

If any item used by Supplier to provide the Services or which is provided by Supplier to Triple-S under this Agreement, including any Software, Work Product, Independent IP, Deliverables or Services (collectively, the “Indemnified Items”) becomes, or in Supplier’s reasonable opinion is likely to become, the subject of a Claim which is indemnifiable pursuant to Section 23.1(f) (Infringement), Supplier will, in addition to indemnifying Triple-S Indemnitees as provided in this Section 23 (Indemnification) and to the other rights Triple-S may have under this Agreement, and at law or equity, at Supplier’s expense: (a) promptly secure the right to continue using the Indemnified Item, or (b) if this cannot be accomplished with Commercially Reasonable Efforts, then at Supplier’s expense replace or modify the Indemnified Item to make it non-infringing or without misappropriation, while not materially degrading performance, functionality, or quality, increasing Triple-S costs, or materially disrupting Triple-S’s business operations, or (c) if neither of the foregoing can be accomplished by Supplier with Commercially Reasonable Efforts, and only in such event, then upon at least 180 days’ prior written notice to Triple-S, (i) with respect to Indemnified Items other than Deliverables, Supplier may remove the item from use in performing the Services, in which case Supplier’s Charges for the affected Services will be equitably adjusted to reflect such removal, and (ii) in the case of Deliverables, Supplier may recall the Deliverable and (if the Deliverable was subject to a specific Charge) shall refund to Triple-S Charges and fees paid by Triple-S for such Deliverable. If removal of the Indemnified Item from use in performing Services or recall of a Deliverable causes the loss or degradation of the Services or any portion of the Services that is material to Triple-S or has a material impact on Triple-S, such loss, degradation or material impact will constitute a material breach of this Agreement by Supplier in respect of which Triple-S may exercise its termination and other rights and remedies under this Agreement or at law or equity.

23.3	Indemnification by Triple-S

Triple-S will at its expense indemnify, defend and hold harmless Supplier and its Affiliates, and

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their respective officers, directors, employees, agents, representatives, successors and assigns (collectively, “Supplier Indemnitees”) from and against any and all Losses suffered or incurred by any of them arising from, in connection with or based on any of the following, whenever made:

(a)	Former Triple-S Employees. Any Claim by, on behalf of or relating to any of the Former Triple-S Claims Employees (and/or by their collective bargaining representative and/or union, where applicable), with respect to matters arising out of the acts or omissions of Triple-S and/or any of its agents or representatives, and/or with respect to the employment relationship between these employees and Triple-S, the ending of such employment relationship, and the decision by Triple-S to outsource Claims processing, but excluding Claims for which Supplier is required to indemnify under Section 23.1. For purposes of this Section 23.3(a): (i) “Former Triple-S Claims Employees” means individuals who were employed by Triple-S to perform Claims processing or related services at any time between the Effective Date and the Employee Separation Date ; and (ii) “Employee Separation Date” means the date the employment relationship between a Former Triple-S Claims Employee and Triple-S ends. For clarification, the Former Triple-S Claims Employees do not include any personnel designated as “In-Scope Employees” under Schedule G (In-Scope Employee Agreement).

(b)	Confidentiality, Data Security and HIPAA. Any Claim arising out of an alleged breach of Triple-S’s obligations under (i) Section 21 (Confidentiality); or (ii) Schedule H (Business Associate Agreement);

(c)	Transferred Third Party Contracts. Triple-S’ failure to observe or perform any duties or obligations to be observed or performed prior to the date of assignment or transfer by Triple-S, under any of the TSS Transferred Contracts that are assigned or otherwise transferred to Supplier under this Agreement by Triple-S;

(d)	Infringement. Any Claim arising out of an alleged breach of Section 19.20(a) (Non-Infringement), but subject in all respects to Section 19.20(b) (Non-Infringement).

(e)	Compliance with Laws. Any Claim arising out of an alleged breach of Triple-S’s obligations under Section 13 (Compliance with Laws);

(f)	Bodily Injury and Property Damage. Any Claim for death or bodily injury, or the damage, loss, loss of use or destruction of real or tangible personal property of any third party (including employees of Triple-S or Supplier or their respective subcontractors) brought against a Supplier Indemnitee alleged to have been caused by the negligence or willful misconduct of Triple-S, Triple-S personnel or anyone else for whose acts Triple-S is responsible;

(g)	Misconduct and Negligence. Any Claim arising out of any criminal misconduct, willful misconduct or negligence by Triple-S or Triple-S employees;

(h)	Viruses. Any Indemnity Claim arising out of any breach of any of Triple-S’s obligations under Section 19.21(a) (Viruses);

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(i)	CAP. Any Claim arising out of any breach of the CAP, except to the extent it results from Supplier’s breach of Section 4.4(a) of this Agreement, negligence or willful misconduct; and

(j)	Mutual Representations and Warranties. Any Claim arising out of any breach of any of Triple-S’s representations or warranties set forth in Section 20.1 (Mutual Representations and Warranties).

Any act or omission of a Service Recipient or any Triple-S contractor engaged to perform Triple-S responsibilities under this Agreement shall be deemed to be an act or omission of Triple-S for purposes of determining Triple-S’s indemnification obligations pursuant to this Section 23.3.

23.4	Indemnification Procedures

The following procedures will apply to Claims for which a Party seeks to be indemnified pursuant this Agreement:

(a)	Notice. Promptly after an indemnitee receives notice of any Claim for which it will seek indemnification pursuant to this Agreement, the indemnitee will notify the indemnitor of the Claim in writing. No failure to so notify the indemnitor will abrogate or diminish the indemnitor’s obligations under this Section 23 (Indemnification) if the indemnitor has or receives knowledge of the Claim by other means or if the failure to notify does not materially prejudice its ability to defend the Claim. Within fifteen (15) days after receiving an indemnitee’s notice of a Claim, the indemnitor will notify the indemnitee in writing (a “Notice of Election”) as to whether:

(i)	the indemnitor acknowledges its indemnification obligation to indemnify and hold harmless the indemnitee with respect to such Claim; and

(ii)	the indemnitor elects to assume control of the defense and settlement of such Claim.

In addition, the indemnitor shall provide the Notice of Election no later than fifteen (15) days before the date on which any response to the complaint or Claim is due.

(b)	Procedure Following Notice of Election.

(i)	Procedure for Non-Governmental Claims.

With respect to any Claim that is not a Governmental Claim, if the indemnitor timely delivers a Notice of Election to the address set forth in Section 27.3 (Notices) that both (x) acknowledges indemnitor’s obligation to indemnify and hold the indemnitee harmless with respect to such Claim, and (y) includes an express election to assume control of the defense and settlement of such Claim, then:

(A)	the indemnitor will be entitled to have sole control over the defense and settlement of such Claim, provided that the indemnitee shall be entitled

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to participate in the defense of such Claim on a monitoring, non-controlling basis and to employ counsel at its own expense to assist in the handling of such Claim;

(B)	the indemnitor will not be liable to the indemnitee for any legal expenses incurred by the indemnitee in defending or settling the Claim incurred after the date that indemnitee receives such indemnitor’s Notice of Election;

(C)	the indemnitor will not be required to reimburse the indemnitee for any amount paid or payable by the indemnitee in settlement of the Claim if the settlement was agreed to without the written consent of the indemnitor; and

(D)	the indemnitor shall not, without the prior written consent of the indemnitee, (1) consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the indemnitee (or the Indemnitees of the indemnitee), nor (2) consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides for the unconditional and full release of the indemnitee (and the Indemnitees of the indemnitee) in respect of such Claim and does not diminish the indemnitee’s rights under this Agreement or result in additional fees, charges or costs to the indemnitee.

(ii)	Procedure for Governmental Claims.

(A)	A “Governmental Claim” means a Claim made against a Party (or an Indemnitee of such Party) by a regulator, federal or state Attorney General or other governmental entity with respect to which such Party elects to retain control of the defense and settlement of such Claim in its notice to the other Party pursuant to Section 23.4(a) above and for which such Party indicates in such notice that it will seek indemnification from the other Party pursuant to this Agreement.

(B)	With respect to any Governmental Claim, if the indemnitor timely delivers a Notice of Election to the address set forth in Section 27.3 (Notices) acknowledging its obligation to indemnify and hold harmless the indemnitee with respect to such Claim, then the indemnitee will be entitled to have sole control over the defense and settlement of such Claim at the cost and expense of the indemnitor, subject to Section 23.4(b)(ii)(B)(4) below, which amount shall include payment of any settlement, judgment or award in the cost of defending or settling such Claim; provided that:

(1)	the indemnitee will (i) keep the indemnitor informed about the status of the proceedings with the entity that made the Governmental Claim (including providing copies of documents

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received by the indemnitee from such governmental entity and copies of documents provided by the indemnitee to such governmental entity), (ii) allow the indemnitor to participate in settlement discussions with the applicable governmental entity unless such participation is prohibited (in which case Triple-S will use reasonable efforts to obtain written notice of such prohibition and the grounds for such prohibition from the government entity), (iii) consult with indemnitor and its counsel regarding the Government Claim on a regular basis regarding strategy and all significant case developments, and (iv) consider any input that the indemnitor provides regarding the defense or settlement of the Government Claim, provided that the indemnitee is not required to follow the advice or suggestions of the indemnitor or its counsel;

(2)	the indemnitor shall be entitled to retain its own legal counsel, at its cost and expense, and participate fully and cooperatively in all respects with the indemnitee in such defense, including the investigation, litigation, settlement, and trial of such Claim and any appeal arising therefrom;

(3)	subject to Section 23.4(b)(ii)(B)(4), the indemnitor will promptly reimburse the indemnitee upon demand for all Losses suffered or incurred by the indemnitee as result of or in connection with such Claim; and

(4)	where the amount payable to settle a Government Claim is in excess of [***], the indemnitee shall obtain the indemnitor’s written consent to such amount in excess of [***]. Indemnitor’s consent shall not be unreasonably withheld (it being understood that the indemnitor is responsible for reimbursing the indemnitee for all reasonable amounts paid or payable by the indemnitee in its defense and settlement of such Claim, subject to any applicable limitations of liability provided in Section 24). “Reasonability” for purposes of this Section 23.4(b)(ii)(B)(4) shall be determined by taking into consideration all of the facts and circumstances relating to such Claim, including reputational risks to the indemnitee, the potential for the Claim to cause adverse impacts to the indemnitee’s business or operations, and cost incurred by the indemnitee as result of or in connection with such Claim. If indemnitor does not provide consent for amounts indemnitee incurs in its defense and settlement of such Claim in excess of [***], any disputes regarding the reasonability of indemnitor’s withholding consent (and subsequently indemnitor’s obligation to fund any such excess incurred by indemnitee) shall be settled pursuant to Section 23.4(b)(ii)(B)(5) below.

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(5)	in the event of a dispute between the Parties as to the reasonableness of the amount of any cost, expense, settlement, judgement or other financial liability that the indemnitee approves or otherwise incurs above [***] without obtaining indemnitor’s consent under Section 23.4(b)(ii)(B)(4), the Parties shall use the dispute process provided in Section 25 to resolve such dispute.

(c)	Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a timely (i.e., in accordance with Section 23.4(a)) Notice of Election for a Claim that both (i) acknowledges its indemnification obligation to indemnify and hold the indemnitee harmless with respect to such Claim, and (ii) in the case of a Claim that is not a Governmental Claim, includes an express election by the indemnitor to assume control of the defense and settlement of the Claim, then the indemnitee may defend and/or settle the Claim in such manner as it may deem reasonably appropriate, at the cost and expense of the indemnitor, including payment of any settlement, judgment or award and the costs of defending or settling the Claim. The indemnitor will promptly reimburse the indemnitee upon demand for (A) all Losses suffered or incurred by the indemnitee as a result of or in connection with the Claim; and (B) any reasonable attorneys fees and related expenses incurred to collect such Losses from the indemnitor.

(d)	Cooperation regarding Claims. The indemnitor and the indemnitee shall provide reasonable cooperation with one another in connection with the resolution of any Claim, provided that, if such cooperation was at the request of indemnitor, any costs incurred by the indemnitee in connection with such cooperation shall be borne by the indemnitor, and shall be promptly reimbursed by the indemnitor upon demand from the indemnitee.

23.5	Subrogation

Upon fulfilling all of its obligations under this Section 23 (Indemnification) with respect to a Claim, including making payment in full of all amounts due pursuant to its indemnification obligations, the indemnitor will be subrogated to the rights of the indemnitee(s) with respect to that Claim.

24.	LIABILITY

24.1	General Intent

Subject to the specific provisions of this Section 24 (Liability), it is the intent of the Parties that if a Party fails to perform its obligations in the manner required by this Agreement, that Party will be liable to the other Party for any actual damages suffered or incurred by the other Party as a result.

24.2	Limitations of Liability

(a)	Consequential Damages. Except as provided in Section 24.3 (Exceptions to Limitations of Liability), in no event, whether in contract or in tort (including breach of warranty,

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negligence and strict liability in tort or otherwise), will a Party be liable to the other Party under this Agreement for indirect, consequential, exemplary, punitive or special damages of any kind or nature whatsoever (including lost revenues, profits, savings or business), even if such Party has been advised of the possibility of such damages in advance.

(b)	General Liability Cap. Except as provided in Section 24.3(a) (Exceptions to Limitations of Liability), each Party’s total liability to the other under this Agreement, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) will be limited, in the aggregate, to an amount equal to the greater of the following (the “General Liability Cap”):

(i)	$20,000,000.00; or

(ii)	the total Charges paid or payable by Triple-S to Supplier pursuant to this Agreement for proper performance of the Services for the twelve (12) months prior to the month in which the most recent event giving rise to liability occurred, provided that if the most recent event giving rise to liability occurs during the first [***] months after the Effective Date, the amount of this clause (ii) shall equal [***] times the result obtained by dividing the total Charges paid or payable by Triple-S to Supplier pursuant to this Agreement for proper performance of the Services from the Effective Date through the date on which such event occurred, by the number of months from the Effective Date through such date.

24.3	Exceptions to Limitations of Liability

(a)	Exceptions to Consequential Damages Exclusion and General Liability Cap. The limitations and exclusions of liability set forth in Sections 24.2(a) (Consequential Damages) and 24.2(b) (General Liability Cap) shall not apply to any of the following:

(i)	damages attributable to the gross negligence or intentional or criminal misconduct of a Party;

(ii)	Claims and Losses that are the subject of indemnification pursuant to Section 23 (Indemnification);

(iii)	Damages relating to a Security Breach;

(iv)	damages attributable to a Party’s breach of the Business Associate Agreement or a breach of its obligations under this Agreement with respect to Triple-S Data, Personally Identifiable Information, HIPAA or Confidential Information of the other Party;

(v)	damages attributable to the improper or wrongful termination of this Agreement or abandonment of any Services by Supplier in breach of this Agreement;

(vi)	damages arising from a Party’s breach of its obligations under this Agreement (including as set forth in Section 13) to comply with applicable Laws;

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(vii)	damages arising from Supplier’s breach of this Agreement, negligence, or willful misconduct, to the extent such breach, negligence, or willful misconduct results in Triple-S (A) incurring a Regulatory or Contract Assessment; or (B) Triple-S not complying with any applicable Law or Other Compliance Obligation; or

(viii)	amounts described in Section 12.2(c) (Transformation).

(b)	Stipulated Direct Damages. Without limiting (1) each Party’s responsibility for direct damages under this Agreement, and (2) each Party’s right to claim other direct damages, the Parties agree that the following shall be considered direct damages under this Agreement, notwithstanding anything set forth in Section 24.2 (Limitations of Liability) to the contrary:

(i)	Costs of recreating, restoring or reloading any of Triple-S’s information lost or damaged as a direct result of a failure by Supplier to perform the Services at all or in accordance with Supplier’s obligations under this Agreement. Such recreation, restoration and reloading costs shall include all reasonable activities and efforts that an IT group of a health insurance company may undertake to recreate, restore or reload such lost or damaged information, using efforts that are proportionate to the importance to Triple-S of the information to be recreated, restored or reloaded and the volume of such lost or damaged information;

(ii)	Identity-Related Costs incurred by Triple-S relating to any Security Breach;

(iii)	Costs of implementing a workaround with respect to a failure by Supplier to perform the Services at all or in accordance with Supplier’s obligations under this Agreement;

(iv)	Costs and expenses incurred by Triple-S to acquire and have performed substitute services conforming to this Agreement in place of any Services Supplier fails to provide at all or in accordance with Supplier’s obligations under this Agreement; or

(v)	Straight time, overtime, or related expenses reasonably incurred by Triple-S or its Affiliates, including wages and salaries of additional personnel, travel, expenses, telecommunication and similar charges, incurred due to the failure of Supplier to perform the Services at all or in accordance with Supplier’s obligations under this Agreement.

Nothing in this Section 24.3(b) shall limit Supplier’s obligations or liability under Section 23 (Indemnification), including Section 23.1(d) (Confidentiality, Data Security and HIPAA), Section 23.1(e) (Security Breach), and Section 23.1(g) (Compliance with Laws), nor Triple-S’s right to claim damages for other items not set forth in this Section.

(c)	Service Level Credits, milestone credits and transition-related reimbursements (including Critical Transition Milestones and Critical Milestones) described in this Agreement, as well as any other credits as may be agreed between the Parties for particular projects, shall not limit or otherwise reduce (i) the foregoing liability caps or (ii) any other rights

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or remedies that Triple-S may have available to it under this Agreement, including termination rights and rights to recover damages; provided, however, that the amount of damages recoverable by Triple-S with respect to a failure for which credits are payable shall equal (A) the total amount of damages then recoverable under this Agreement and incurred by Triple-S with respect to such failure, without consideration of whether any credits resulting from such failure had been provided to Triple-S; less (B) any amounts received by Triple-S as credits that result from such failure.

(d)	Each Party has a duty to mitigate the damages suffered by it for which the other Party is or may be liable.

(e)	The limitations specified in this Section 24 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

24.4	Force Majeure

(a)	No Party will be liable for any default or delay in the performance of its obligations under this Agreement (i) if and to the extent such default or delay is caused, directly or indirectly (including any default or delay that affects a Subcontractor), by fire, flood, pestilence, earthquake, elements of nature or acts of God, riots, or civil disorders, and (ii) provided the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including with respect to Supplier by Supplier meeting its obligations for performing Disaster Recovery and business continuity services as described in this Agreement) (each such event a “Force Majeure Event”). For avoidance of doubt (A) failures of Subcontractors to perform a Supplier obligation under this Agreement will not be a Force Majeure Event for Supplier, and failure of Triple-S contractors to perform a Triple-S obligation under this Agreement shall not be a Force Majeure Event for Triple-S, unless the Subcontractor or contractor (as applicable) is precluded from performing due to an event that satisfies the requirements above with respect to such Subcontractor or contractor, and (B) strikes or other labor unrest involving the non-performing Party’s own workers shall not constitute a Force Majeure Event.

(b)	In such event the non-performing Party will be excused from further performance or observance of the obligations so affected for as long as such circumstances prevail and such Party continues to use Commercially Reasonable Efforts to recommence performance or observance without delay. Any Party so delayed in its performance will immediately notify the Party to whom performance is due by telephone (to be confirmed in writing as soon as possible after the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. To the extent the provision of the Services or any part thereof is prevented or materially affected by a Force Majeure Event, Triple-S’s obligation to pay Charges hereunder shall accordingly be reduced by an equitable amount (which in the case of total suspension of the Services would be an amount equal to the total charges hereunder for the period of suspension).

(c)	If any event under Section 24.4(a) substantially prevents, hinders or delays performance

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of the Services, then Supplier shall use Commercially Reasonable Efforts to identify another Supplier location from which it might provide the Services without interference from such event, and if Triple-S requests, Supplier shall assist Triple-S in identifying an alternate source that may be able to provide the Services to Triple-S during the time of such Force Majeure Event. If any event under Section 24.4(a) substantially prevents, hinders or delays performance of Services which are reasonably necessary for the continuity of Triple-S’s business, for more than the Force Majeure Time Period (as hereinafter defined), then at Triple-S’s option:

(i)	Triple-S may procure such Services from an alternate source, and in such event Supplier will reimburse Triple-S for one-half of the difference between (1) the amount Triple-S is obligated to pay the alternate source for such Services, and (2) the amount that Triple-S would have paid Supplier for such Services under this Agreement, for a period not to exceed one hundred eighty (180) days;

(ii)	if such Services cannot be substantially restored within three (3) Business Days after the occurrence of the Force Majeure Event, Triple-S may terminate any portion of this Agreement so affected without charge or fee (except as set forth in Section 24.4(e) below) or liability to Supplier, and the Charges payable under this Agreement will be equitably adjusted to reflect those terminated Services; or

(iii)	if such Services cannot be substantially restored within fifteen (15) Business Days and such Services constitute a material portion of this Agreement or any Statement of Work, Triple-S may terminate this Agreement or such Statement of Work, without charge or fee to Triple-S (except as set forth in Section 24.4(e) below) or liability to Supplier, as of a date specified by Triple-S in a written notice of termination to Supplier.

(d)	“Force Majeure Time Period” shall mean ten (10) consecutive days.

(e)	Triple-S shall not be obligated to pay Supplier for Services that Supplier is not providing due to a Force Majeure Event. Supplier will not have the right to any additional payments from Triple-S for costs or expenses incurred by Supplier as a result of any Force Majeure Event. In the event that Triple-S exercises an option to terminate pursuant to this Section, Triple-S shall pay any outstanding Charges for all Services (including work in progress) provided in accordance with this Agreement through to the effective date of termination (subject to Triple-S’s right to dispute Charges set forth in Schedule C (Charging Methodology) in good faith).

(f)	A Force Majeure Event will not relieve Supplier of its obligations to implement successfully all of the Services relating to Disaster Recovery services that are included in this Agreement within the time period described in this Agreement.

24.5	Disaster Recovery and Business Continuity

Supplier will at all times maintain Disaster Recovery and business continuity plans, procedures and capabilities, described in Schedule A (Cross Functional Services).

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25.	DISPUTE RESOLUTION

Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement or with respect to performance by Supplier or Triple-S, will be resolved as provided in this Section 25 (Dispute Resolution).

25.1	Informal Dispute Resolution

(a)	Subject to Section 25.1(b), the Parties initially will attempt to resolve any dispute arising out of or relating to this Agreement informally in accordance with the following:

(i)	Within ten (10) Business Days after a Party receives notice of a dispute from the other Party (“Dispute Date”), it will designate a senior representative (i.e., a person whose rank within the company is superior to, in the case of Supplier, the Supplier Account Executive, and in the case of Triple-S, the Triple-S Program Manager) who does not devote substantially all of his time to performance under this Agreement, who will offer to meet with the designated senior representative of the other Party for the purpose of attempting to resolve the dispute amicably.

(ii)	The appointed representatives will meet promptly to discuss the dispute and attempt to resolve it without the necessity of any formal proceeding. They will meet as often as the Parties deem necessary in order that each Party may be fully advised of the other’s position. During the course of discussion, all reasonable requests made by one Party to the other for non-privileged information reasonably related to the matters in dispute will be honored promptly.

(iii)	The specific format for the discussions will be left to the reasonable discretion of the appointed representatives.

(b)	Formal dispute resolution may be commenced by a Party upon the first to occur of any of the following:

(i)	the appointed representatives conclude in good faith that amicable resolution of the dispute through continued negotiation does not appear likely;

(ii)	thirty-five (35) days have passed from the Dispute Date (this period will be deemed to run notwithstanding any claim that the process described in this Section 25.1 (Informal Dispute Resolution) was not followed or completed); or

(iii)	commencement of formal dispute resolution is deemed appropriate by a Party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 25.4 (Equitable Remedies), that a breach of this Agreement by the other Party is such that a temporary restraining order or other injunctive or conservatory relief is necessary.

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25.2	Litigation

For all litigation which may arise with respect to this Agreement, the Parties irrevocably and unconditionally submit (a) to the exclusive jurisdiction and venue (and waive any claim of forum non conveniens and any objections as to laying of venue) of the Southern District of New York, or (b) if such court does not have subject matter jurisdiction, to the state courts located in New York, New York, in connection with any action, suit or proceeding arising out of or relating to this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.

25.3	Continued Performance

Each Party agrees (a) to continue performing its obligations under this Agreement while a dispute is being resolved except (and then only) to the extent performance is prevented by the other Party or the issue in dispute precludes performance, and (b) not to take any action that intentionally obstructs, delays, or reduces in any way the performance of such obligations. For the avoidance of doubt, a good faith dispute regarding invoiced charges and Triple-S’s exercise of rights with respect to such disputed charges as permitted under Schedule C (Charging Methodology) will not be considered to prevent Supplier from performing the Services or preclude performance by Supplier, nor will this Section 25.3 be interpreted to limit either Party’s right to terminate this Agreement as provided in Section 16 (Termination).

25.4	Equitable Remedies

(a)	Each Party acknowledges that a breach of any of its obligations under the Sections of this Agreement listed in Section 25.4(c), or its infringement or misappropriation of any Intellectual Property Rights of the other Party, may irreparably harm the other Party in a way that could not be adequately compensated by money damages.

(b)	In such a circumstance, the aggrieved Party may (in addition to all other remedies and rights) proceed directly to court notwithstanding the other provisions of this Section 25 (Dispute Resolution).

(c)	Sections 25.4(a) and 25.4(b) apply to Sections 14 (Data Security and Protection), 15 (Intellectual Property Rights), 17 (Disengagement Assistance), 21 (Confidentiality) and 23 (Indemnification).

25.5	Disclaimer of Uniform Computer Information Transactions Act

TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES DISCLAIM AND NONE OF THIS AGREEMENT SHALL BE SUBJECT TO THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT (“UCITA”) (PREPARED BY THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS) AS CURRENTLY ENACTED OR AS MAY BE ENACTED, CODIFIED OR AMENDED FROM TIME TO TIME BY ANY JURISDICTION. TO THE EXTENT THAT ANY ASPECT OF THIS AGREEMENT OR ANY LICENSE GRANTED UNDER THIS AGREEMENT IS UNCLEAR OR DISPUTED BY THE PARTIES AND UCITA, IF APPLIED, WOULD CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE, THE PARTIES AGREE TO CLARIFY SUCH LICENSE OR RESOLVE SUCH DISPUTE INDEPENDENTLY OF UCITA

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BY APPLYING THE INTENT OF THE PARTIES AT THE TIME THAT THEY ENTERED THIS AGREEMENT.

26.	RULES OF CONSTRUCTION

26.1	Entire Agreement

This Agreement – consisting of the signature page, these General Terms and Conditions and the attached Schedules and Exhibits and attachments, and each Statement of Work (and its respective Exhibits and attachments) and Task Order – constitutes the entire agreement between the Parties with respect to its subject matter and merges, integrates and supersedes all prior and contemporaneous agreements and understandings between the Parties, whether written or oral, concerning its subject matter.

26.2	Contracting Parties; No Third Party Beneficiaries

This Agreement is entered into solely between, and may be enforced only by, Triple-S and Supplier. This Agreement does not create any legally enforceable rights in third parties, including suppliers, subcontractors and customers of a Party, except as provided in this paragraph and Section 23 (Indemnification).

26.3	Contract Amendments and Modifications

Any terms and conditions varying from this Agreement on any order or written notification from either Party will not be effective or binding on the other Party. Subject to regulatory approval as set forth in Schedule W (Regulatory Requirements), this Agreement may be amended or modified solely in a writing signed by an authorized representative of each Party.

26.4	Governing Law

This Agreement and performance under it shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to its choice of law principles.

26.5	Relationship of the Parties

Supplier, in furnishing the Services, is acting as an independent contractor. Supplier has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Supplier under this Agreement. Supplier is not an agent or partner of Triple-S and has no authority to represent or bind Triple-S as to any matters, except as expressly authorized in this Agreement. Except as set forth in Section 2.7, this Agreement establishes a nonexclusive relationship between the Parties.

26.6	Consents and Approvals

Where approval, acceptance, consent, determination or similar action by either Party is required under this Agreement, such action will not be unreasonably delayed, conditioned or withheld unless this Agreement expressly provides that it is in the discretion or reasonable discretion of the Party, provided that this shall not be construed to force Triple-S to accept any Deliverable or

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Milestone that does not meet applicable Acceptance Criteria in all material respects. No approval or consent given by a Party under this Agreement will relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement (except to the extent, if any, expressly provided in such approval or consent). Each Party will, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to this Agreement.

26.7	Waiver

No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have.

26.8	Remedies Cumulative

Except as otherwise expressly provided in this Agreement, all remedies provided in this Agreement are cumulative and in addition to and not in lieu of any other remedies available to a Party under this Agreement, at law, or in equity.

26.9	References

(a)	The section headings and the table of contents used in this Agreement are for convenience of reference only and will not enter into the interpretation of this Agreement.

(b)	Unless otherwise indicated, section references are to sections of the document in which the reference is contained. For example, section references in these General Terms and Conditions are to sections of the General Terms and Conditions and, likewise, section references in a Schedule to this Agreement are to sections of that Schedule.

(c)	References to numbered (or lettered) sections of this Agreement also refer to and include all subsections of the referenced section.

(d)	Unless otherwise indicated, references to Schedules to this Agreement also refer to and include all Exhibits to the referenced Schedule.

26.10	Rules of Interpretation

(a)	Unless the context requires otherwise, (i) ”including” (and any of its derivative forms) means including but not limited to, (ii) ”may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (iii) ”will” and “shall” are expressions of command, not merely expressions of future intent or expectation, (iv) ”written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 27.3 (Notices) in those and other circumstances, (v) use of the singular imports the plural and vice versa, and (vi) use of a specific gender imports the other gender(s).

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(b)	References in this Agreement to “days” that do not specifically refer to Business Days are references to calendar days, unless otherwise provided.

26.11	Order of Precedence

If there is any conflict within this Agreement between these General Terms and Conditions and any document incorporated by reference into this Agreement, the Parties shall attempt to read any such conflicting provisions consistently, however, in the event such a consistent reading cannot be accomplished, the order of precedence will be as follows (subject to Section 13.5 above): (i) the General Terms and Conditions and any amendments thereto, (ii) the Schedules, (iii) other attachments to this Agreement, (iv) other documents incorporated by reference, (v) subject to Section 2.3(d), Statements of Work and Task Orders (including the Exhibits attached thereto).

26.12	Severability

If any provision of this Agreement conflicts with the Law under which this Agreement is to be construed or if any provision of this Agreement is held invalid, illegal, or otherwise unenforceable by a competent authority, such provision will, if possible, be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable Law. In any event, the remainder of this Agreement will remain in full force and effect.

26.13	Counterparts

This Agreement may be executed in several counterparts and by facsimile or PDF signature, all of which taken together constitute a single agreement between the Parties. Each signed counter-part, including a signed counterpart reproduced by reliable means (including facsimile and PDF), will be considered as legally effective as an original signature.

26.14	Reading Down

If a provision of this Agreement is reasonably capable of an interpretation which would make that provision valid, lawful and enforceable and an alternative interpretation that would make it unenforceable, illegal, invalid or void then, so far as is possible, that provision will be interpreted or construed to be limited and read down to the extent necessary to make it valid and enforceable.

27.	GENERAL PROVISIONS

27.1	Survival

Any provision of this Agreement that contemplates or governs performance or observance subsequent to termination or expiration of this Agreement will survive the expiration or termination of this Agreement for any reason, including Sections 8 (Charges), 14 (Data Security and Protection), including Schedule L (IT Security Addendum), 15 (Intellectual Property Rights), 17 (Disengagement Assistance), including Schedule I (Disengagement Assistance), 18.5 (Audits and Records), including Schedule M (Audit and Record Retention Requirements), 19.4 and 19.5 (Representations, Warranties and Covenants), but solely to the extent that any Warranty Period or Software Documentation Warranty Period, as applicable, extends beyond the termination or expiration of this Agreement, 19.9 (Non-Infringement), 19.19 (Non-Infringement), 20.2

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(Disclaimer), 21 (Confidentiality), 23 (Indemnification), 24 (Liability), 25 (Dispute Resolution), 26.4 (Governing Law), 27.1 (Survival), 27.4 (Non-Solicitation of Employees), Schedule H (Business Associate Agreement) and Schedule S (Supplier Software and Supplier Tools).

27.2	Binding Nature and Assignment

This Agreement is binding upon, and inures to the benefit of, the Parties hereto and their respective successors and permitted assigns. Supplier acknowledges that the Services are personal in nature and that, as a result, Supplier may not assign this Agreement or delegate its rights or obligations under this Agreement (except as set forth in Section 6.6 (Subcontracting)), whether by operation of law or otherwise, without the prior written consent of Triple-S. Triple-S may not assign this Agreement without the prior written consent of Supplier except to a Triple-S Affiliate or to the successor in a merger or reorganization of Triple-S or an entity that acquires Control of Triple-S or acquires all or substantially all of Triple-S’s business or assets provided that such assignee agrees in writing to assume and be bound by all obligations of Triple-S under this Agreement. Any attempted assignment or delegation in violation of this Section 0 will be void and will constitute a material breach of this Agreement by the Party attempting the assignment.

27.3	Notices

(a)	All notices, requests, demands and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, and (ii) on the designated day of delivery after being timely given to an express overnight courier with a reliable system for tracking delivery,:

In the case of Triple-S:

Triple-S Salud, Inc.

PO Box 363628

San Juan, Puerto Rico 00936-3628

Attention: President

With a copy to:

Triple-S Salud, Inc.

PO Box 363628

San Juan, Puerto Rico 00936-3628

Attention: Chief Legal Counsel

and, in the case of notices of renewal, default, or termination:

Pillsbury Winthrop Shaw Pittman LLP
401 Congress Avenue, Suite 1700

Austin, TX 78701-3797

Attention: John Barton

In the case of Supplier:

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OptumInsight, Inc.

11000 Optum Circle

Eden Prairie, MN 55344

Attn: General Counsel

(b)	A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

27.4	Non-solicitation of Employees

(a)	Except as set forth in Section 17.1(e), each Party agrees not to directly or indirectly solicit (i) in the case of Triple-S, the employment of Supplier’s employees engaged in the provision of the Services during the period they are so engaged and for six (6) months thereafter, and (ii) in the case of Supplier, Triple-S’ employees working in functions related to information technology or business process services (e.g., claims, contact center, member and provider servicing) during the period they are so engaged and for six (6) months thereafter without the first Party’s prior written consent.

(b)	The restriction set forth in Section 27.4(a) shall not bar either Party from soliciting, hiring or receiving services provided by any of the other Party’s personnel whose employment has been terminated by the other Party or who have previously voluntarily resigned from the other Party to accept an offer of employment from a third party, including as contemplated in Schedule G (In-Scope Employee Agreement).

(c)	The restriction set forth in Section 27.4(a) shall not apply to solicitation, hiring or receipt of services provided by personnel engaged via general advertising that is not targeted at the other Party’s personnel.

27.5	Covenant of Good Faith

Each Party, in its respective dealings with the other Party under or in connection with this Agreement, will act reasonably and in good faith.

27.6	Public Disclosures

Neither Party shall make any media releases, public announcements or public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party without the prior written consent of the other Party.

27.7	Service Marks

Each party will not, without the other Party’s consent, use the name, service names or marks, derivative names or marks, or trademarks of the other Party in any advertising or promotional materials prepared by or on behalf of the first Party.

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27.8	Mutually Negotiated

No rule of construction will apply in the interpretation of this Agreement to the disadvantage of one Party on the basis that such Party put forward or drafted this Agreement or any provision of this Agreement.

IN WITNESS WHEREOF, Triple-S and Supplier have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the date first set forth above.

TRIPLE-S SALUD, INC.		OPTUMINSIGHT, INC.

By:	/s/ Madeline Hernández-Urquiza	By:	/s/ Eric Murphy

Print Name:	Madeline Hernández-Urquiza	Print Name:	Eric Murphy

Title:	President	Title:	CEO, OptumInsight

Date:	August 29, 2017	Date:	8/29/2017

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MSA Schedule A

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FINAL EXECUTION VERSION

SCHEDULE A

CROSS FUNCTIONAL SERVICES

Schedule A	Triple-S / Supplier Confidential

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Schedule A

Cross-Functional Services

1	INTRODUCTION		1
	1.1	General	1
	1.2	Hours of Coverage	1
	1.3	Definitions	1
2	CROSS-FUNCTIONAL SERVICES		2
	2.1	Training Services	2
	2.2	Documentation	2
	2.3	Regulatory Compliance Adherence Services	3
	2.4	Managed Third Party Contract Services	4
	2.5	Issue and Error Resolution Services	8
	2.6	Knowledge Base Services	8
	2.7	Triple-S Policy Support Services	9
	2.8	Business Continuity & Disaster Recovery Services	10
3	EMBEDDED PROCESSES		14
	3.1	General	14
	3.2	Embedded Processes	14
4	RETAINED TRIPLE-S RESPONSIBILITIES		15

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FINAL EXECUTION VERSION

SCHEDULE A

CROSS FUNCTIONAL SERVICES

1	INTRODUCTION

1.1	General

(a)	This Schedule A (Cross Functional Services) describes, among other things, those Cross Functional Services and Embedded Processes to be performed and delivered by Supplier, which are applicable to all of the Services performed by Supplier under this Agreement.

(b)	References to specific resources (e.g., tools, systems) in this Schedule A (Cross Functional Services), any SOW, or elsewhere in the Agreement that are used by Supplier in performing the Services shall be deemed to include successor or replacement resources.

1.2	Hours of Coverage

(a)	The minimum hours of coverage for each of the Services are set forth in SOW #1 (Claims Services) and SOW #2 (IT Services). Supplier acknowledges and agrees that performance of the Cross Functional Services may require Supplier Personnel to perform additional/overtime work outside regular operating hours, and that such additional/overtime work is within the scope of the Cross Functional Services.

(b)	Subject to any adjustments to charges expressly set forth in Schedule C (Charging Methodology), Supplier will extend its hours of operations (for example, through overtime, weekend and holiday work) from time to time as needed to meet regulatory requirements, compliance and Service Level Metrics and other requirements of the Agreement. Supplier’s work during such extended hours of operations is within the scope of the Cross Functional Services.

1.3	Definitions

Capitalized terms not defined in this Schedule A (Cross Functional Services) shall have the meanings given them in Schedule AA (Glossary) or elsewhere in this Agreement.

(a)	“Plan” means a health insurance plan offered by Triple-S.

(b)	“Provider” means a facility, physician, physician organization, independent practice association, health care provider, supplier, or other organization that may provide covered services.

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Schedule A

Cross-Functional Services

2	CROSS-FUNCTIONAL SERVICES

Supplier shall provide the following cross-functional services (the “Cross Functional Services”) as part of the Services. If Triple-S terminates the provision of any part of the Services pursuant to this Agreement, Supplier shall continue to provide the Cross Functional Services set forth in this Section 2 as such Cross Functional Services relate to the remaining Services.

2.1	Training Services

“Training Services” are those Functions associated with the curriculum development, planning, scheduling and delivery of trainings in compliance with Laws and Triple-S Policies and Procedures for all Supplier Personnel performing the Services including the following activities:

(a)	Developing training curriculum needed to deliver the Services including training scenarios and knowledge checks;

(b)	Developing training, including computer based training that comply with regulatory requirements;

(c)	Maintaining training calendar and inventory;

(d)	Documenting training attendance, course completion and other training related details;

(e)	Managing and maintaining intake process and system for new and adjusted training requests;

(f)	Regularly reviewing training technology, methodologies, courses, and approach;

(g)	Performing needs assessment and training validation for any new training requests;

(h)	Reviewing audit findings and making recommendations to business areas for policy and procedure creation/updates, additional training, process automation tools, and/or process change/improvement; and

(i)	Providing regulatory training support including ad hoc training requests relating to Supplier’s performance of the Services and reporting.

2.2	Documentation

“Documentation Services” means those Functions associated with maintaining, archiving, offsite storage, retrieval, and destruction of documentation as related to the Services in hard copy and/or electronic form, including the following activities:

(a)	Recommending documentation requirements, location, and formats;

(b)	Reviewing and approving documentation requirements, location and formats as appropriate;

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Schedule A

Cross-Functional Services

(c)	Maintaining, retrieving and archiving documentation in agreed format in support of the Services;

(d)	Identifying documentation for archival per Triple-S retention policies and coordinating with Triple-S to prepare documents for delivery to offsite storage;

(e)	Providing additional information as requested to support Triple-S documentation requirements and Triple-S proposal efforts;

(f)	Enabling Triple-S direct electronic access to documentation retained in accordance with the documentation requirements;

(g)	Following record destruction processes set forth in Section 21.7 of the General Terms and Conditions;

(h)	Storing business continuity documentation separate from standard retention documents;

(i)	Maintaining documentation per legal hold requirements per regulatory and Triple-S policies; and

(j)	Providing, as requested by Triple-S, documentation related to the training services, including assistance reports and training material.

2.3	Regulatory Compliance Adherence Services

“Regulatory Compliance Adherence Services” are the Functions necessary to manage compliance of the Services, including managing the compliance of all Subcontractors, in accordance with Law. The Regulatory Compliance Adherence Services include the activities required under Section 14.5 of the General Terms and Conditions and the following:

(a)	Develop and distribute content for, and monitor evidence of completion of, compliance training for Supplier Personnel;

(b)	Monitor Supplier’s compliance with Laws with which Supplier is responsible for complying pursuant to Section 13 (Compliance with Laws) of the General Terms and Conditions;

(c)	Identify, track, report, and escalate issues of non-compliance (or suspected non-compliance) to Triple-S within required timeframes;

(d)	Implement, monitor and report on normal course of business controls; and

(e)	Notify Subcontractors of compliance requirements, monitor Subcontractor compliance, and report to Triple-S on the compliance of Subcontractors.

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Schedule A

Cross-Functional Services

2.4	Managed Third Party Contract Services

Supplier shall provide the Managed Third Party Contract Services with respect to Managed Third Party Contracts.

“Managed Third Party Contract” means the contracts in the name of Triple-S or a Triple-S Affiliate used in support of the Services or complimentary to the Services and identified as Managed Third Party Contracts in Schedule X (Source of Truth) or as otherwise agreed by the Parties in writing (e.g., in a Statement or Work or project plan).

“Managed Third Party Contract Services” means the Functions described below associated with managing the Managed Third Party Contracts in place as of the Effective Date and entered into by Triple-S after the Effective Date and that the Parties agree will be Managed Third Party Contracts.

“Managed Third Party” means the third party that is a party to the Managed Third Party Contract with Triple-S or a Triple-S Affiliate.

The Managed Third Party Contract Services consist of the following activities:

(a)	Commercial Oversight and Management. Supplier will manage the Managed Third Party Contracts on behalf of Triple-S. This responsibility includes establishing resources within Supplier that are responsible for proactively managing contract, performance, change, financial, transition and other issues that arise under the Managed Third Party Contracts, including:

(i)	Understanding contractual commitments in the Managed Third Party Contracts.

(ii)	Serving as primary point of contact with Triple-S for interpretation and modification of contracts with the applicable Managed Third Party.

(iii)	Authorizing, managing, and testing scope changes and project work under each Managed Third Party Contract (e.g., when Triple-S requires custom changes to software provided by a Managed Third Party, Supplier is responsible for communicating those changes and associated requirements provided by Triple-S, working with the Managed Third Party refine and document them in a statement of work or task order for Triple-S approval, overseeing and managing the work performed by the Managed Third Party, and conducting testing and advising Triple-S whether the work meets applicable user acceptance testing requirements). Supplier shall obtain and document all requisite approvals to establish an appropriate audit trail, within Triple-S guidelines for Managed Third Party Contracts as such guidelines are provided to Supplier in writing. Any such scope changes as well as exceptions to Triple-S guidelines will require Triple-S’s prior written approval before any work is performed. If no guidelines are established for a specific Managed Third Party Contract, Supplier will consult with Triple-S regarding any such scope change. With respect to [***], Supplier will (1) communicate with Triple-S personnel in connection with such

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Schedule A

Cross-Functional Services

personnel’s interactions with [***]; and (2) reasonably cooperate in providing information to support such interactions, in each case subject to Section 19.19 of the General Terms and Conditions.

(iv)	Revising Managed Third Party Contracts to reflect changes in scope, new services, service levels and other conditions upon prior approval by Triple-S, including those related to formal change requests.

(v)	Performing general administrative tasks associated with Managed Third Party Contracts, including maintaining records and documentation related to Managed Third Party Contracts, recording decisions in contract files.

(vi)	Monitoring license usage and maintaining compliance with the terms of third party licenses (i.e., the number of licenses and scope of licenses).

(vii)	Maintaining Triple-S-provided copies of all Managed Third Party Contracts (or a Triple-S-provided summary of the pertinent information contained in each Managed Third Party Contract), including such contracts that expire during the Term, in a secure, online location accessible to designated individuals at both Triple-S and Supplier.

(viii)	Escalating and working to resolve issues and disputes (pursuant to the governance process agreed to by the Parties) related to the Managed Third Party Contracts, and referring matters to Triple-S legal where appropriate.

(ix)	Overseeing the performance of Managed Third Party Contracts, striving to (i) maximize the operational and financial performance of such contracts (from Triple-S's perspective) and (ii) minimize risk to Triple-S from the performance of such contracts. Supplier's responsibilities consist of:

(A)	Monitoring Managed Third Party Contract performance with respect to all material contractual requirements directly related to the provision of products or services and tracking and reporting on service levels or similar performance metrics included in the applicable contract (as such reports are set forth in Schedule K (Reports));

(B)	Monitoring Managed Third Party Contract technical performance with respect to the exchange of data between Supplier and the Managed Third Party including:

(1)	Validating incoming and outgoing file transmissions to confirm what is transmitted is received and processed correctly and in accordance with scheduled frequencies;

(2)	Validating file transmission contents are processed upon receipt of transmission;

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Schedule A

Cross-Functional Services

(3)	Validating file transmission contents are processed correctly and result in system records that match to the information in the initiator’s source system;

(4)	Validating/resolving that receiver systems’ impacted records are accurately reconciled;

(5)	Confirming compliance with applicable privacy requirements and regulations;

(6)	Resolving issues with delegated entities/outside vendors related to discrepancies with respect to risk determination in writing, and documenting and logging related actions;

(C)	Integrating work performed under the Managed Third Party Contracts among Supplier and Supplier’s Subcontractor(s), Triple-S and its Affiliates, and other Managed Third Parties;

(D)	Validating assessments, calculations, and if Triple-S elects to receive credits related to service level failures, the timely payment of such credits and other similar types of credits and rebates under Managed Third Party Contracts; provided, however, that execution and escalation on service level failures, or application of credits and rebates, will be in cooperation with Triple-S;

(E)	Monitoring the compliance with any service levels contained in the applicable Managed Third Party Contract;

(F)	Notifying Triple-S of material failure to perform in accordance with the provisions of its Managed Third Party Contract;

(G)	Notifying Triple-S promptly if (i) there are performance failures or other issues regarding contractual responsibilities related to any Managed Third Party Contract, or (ii) there are issues with a Managed Third Party Contract adversely affecting the Services or Triple-S (or its Affiliates);

(H)	Evaluating and recommending retention, modification, or termination of a Managed Third Party Contract based on the performance or cost benefits to Triple-S as tracked by Supplier; and

(I)	Monitoring Managed Third Party Contract adherence to compliance activities, including auditing and training; and

(x)	Providing assistance with Managed Third Party Contract negotiations as reasonably required.

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Schedule A

Cross-Functional Services

(b)	Financial Contract Management Support. Supplier will support Triple-S financial contract management Functions by:

(i)	Managing contract (including formal, short form, and annual contracts) drafting, evaluation, negotiation, execution and order pricing;

(ii)	Reviewing Managed Third Party invoices to confirm validity and accuracy;

(iii)	Assigning applicable financial coding;

(iv)	Managing invoice discrepancies and disputes and handle on-going issue and change management;

(v)	Submitting processed invoices for payment to Triple-S in a timely manner to allow assistance to Triple-S to comply with third party payment terms; and

(vi)	Obtaining Triple-S’s prior written approval prior to taking any action that may affect amounts payable or other obligations Triple-S may have under the Managed Third Party Contracts.

(c)	Service Levels Performance. If a Managed Third Party fails to meet a service level under a Managed Third Party Contract as a direct result of acts or omissions of Supplier, Supplier shall pay Triple-S an amount equal to the service level credit that would have been payable under the Managed Third Party Contract had the Managed Third Party’s failure resulted from the Managed Third Party’s acts or omissions, less any amounts actually paid by the Managed Third Party.

(d)	Contract Compliance. Triple-S and Supplier will comply with the terms of the Managed Third Party Contracts to the extent they are related to their respective obligations and will not violate, or cause Triple-S to violate, the terms of such Managed Third Party Contracts. Triple-S will also keep Supplier informed of any pertinent communications Triple-S has with any Managed Third Party.

(e)	Objections to Managed Services. If a Managed Third Party objects to Supplier’s responsibilities as set forth in this Schedule or otherwise objects to Supplier acting under such Managed Third Party Contracts as provided herein, Triple-S and Supplier will, and will cause their respective Affiliates to, cooperate and use their respective commercially reasonable efforts so that the portion of such Managed Third Party Contract that relates to the Services can be performed by Supplier and the objection, if any, of the Managed Third Party can be resolved. If a Managed Third Party requires evidence of the rights set forth in this Schedule, Triple-S will provide reasonable documentation to evidence such rights.

(f)	Transition Away from the Managed Third Party Contracts. Supplier shall lead efforts required to transition services from Managed Third Party Contracts to Supplier that the Parties agree will be transitioned to Supplier. Supplier’s responsibilities in this regard include:

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Schedule A

Cross-Functional Services

(i)	Preparing and negotiating transition plans with Managed Third Parties;

(ii)	Tracking and managing performance against transition plans;

(iii)	Escalating problems that may arise with Managed Third Parties’ performance that Supplier is unable to resolve to Triple-S;

(iv)	Negotiating statements of work or other appropriate documentation required to support the transition away from the Managed Third Party Contract. Supplier must obtain Triple-S’s approval prior to authorizing any Managed Third Party to perform any work that may be chargeable to Triple-S; and

(v)	Identifying and drafting all notices and other communications to Managed Third Parties that are required to conduct the transition (e.g., notices to remove services or to terminate or extend portions of the Agreement).

2.5	Issue and Error Resolution Services

“Issue and Error Resolution” means the Functions associated with resolving all issues related to the Services including issues identified by Triple-S’ internal audit, customer complaints, any errors identified by regulators, or through any other Triple-S or Supplier quality assurance activities, including the following:

(a)	Reviewing requests to correct errors;

(b)	Correcting all errors in the systems used by Supplier and its Subcontractors; and

(c)	Timely reporting to Triple-S on the Issue and Error Resolution.

2.6	Knowledge Base Services

“Knowledge Base Services” are the Functions associated with managing and maintaining the knowledge base (“KB”) system and content. The KB will be used to store all content and procedures applicable to the Services. All documents in the KB must be reviewed within one year of the previous review or after delivering training. Knowledge Base Services include:

(a)	Create, validate and approve (as appropriate) all KB content;

(b)	Performing annual review of content and update accordingly except where content is identified to be updated on a more frequent basis; and

(c)	Timely updating Supplier staff of any revised content applicable to their role.

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Schedule A

Cross-Functional Services

2.7	Triple-S Policy Support Services

“Triple-S Policy Support Services” means those Functions associated with supporting Triple-S in its development and implementation of Triple-S Policies and Procedures, that govern or pertain to the Services.  Supplier’s role in providing Triple-S Policy Support Services includes:

(a)	Generally, providing operational input and subject matter expertise with respect to Triple-S Policies and Procedures;

(b)	As reasonably requested, participating in meetings with Triple-S and Supplier stakeholders having responsibility for the development, implementation, monitoring and enforcement of Triple-S Policies and Procedures;

(c)	Following any Triple-S Policies and Procedures review timelines requirements as reasonably specified by Triple-S;

(d)	In response to changes in Laws, regulations, guidelines, policies, contracts or requests from Triple-S’ or Supplier’s compliance organization:

(i)	Participate in Triple-S EPCO Steering Committee meetings to review new legal and regulatory changes and assessment of business impact;

(ii)	Participate in Triple-S EPCO regulatory implementation change teams;

(iii)	Project manage the operational implementation and/or affected system changes of legal and regulatory changes that affect IT Services and participate in operational implementation and/or affected system changes of legal and regulatory changes that span multiple functions/departments, including tracking the progress of deliverables and communicating status to Triple-S’ EPCO and/or compliance organization; and

(iv)	Based on the aforementioned meetings and guidance from the EPCO, prepare initial drafts of revised or new Triple-S Policies and submit them to the relevant Triple-S and Supplier stakeholders for review and comment.

To the extent the Services described in Sections 2.7(d)(iii) or (iv) require Supplier to perform Application Support Services, they shall be counted against the Applications Support Pool defined in Section 6 of Schedule C (Charging Methodology). To the extent they require Supplier to perform Infrastructure Projects that require changes to the Infrastructure used to host In-Scope Applications, any Charges for those Infrastructure Projects will be determined pursuant to Section 7 of Schedule C (Charging Methodology).

(e)	As directed by Triple-S, prepare updated versions of Triple-S Policies and Procedures to address input provided by relevant Triple-S and Supplier stakeholder groups;

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Schedule A

Cross-Functional Services

(f)	Provide communications and training to Supplier personnel regarding revised and new Triple-S Policies and Procedures and access to Triple-S personnel to such communications and training; and

(g)	Implement new Triple-S-approved Triple-S Policies and Procedures related to the performance of the Services in accordance with Section 4.4 (Triple-S Policies and Procedures) of the General Terms and Conditions.

2.8	Business Continuity & Disaster Recovery Services

(a)	General. Supplier will provide the following Functions associated with planning, documenting, implementing, maintaining and periodically testing Supplier’s business continuity plan and related process documentation (including emergency management and site emergency response plans), as may be amended from time to time during the Term, that are designed to provide Services in a sustained and appropriate level during any business continuity / disaster recovery event (a “BC/DR Event”). Supplier shall maintain a plan describing the way in which it will provide the business continuity and disaster recovery Functions (the “Business Continuity and Disaster Recovery Plan” or “BC/DR Plan”). The BC/DR Plan includes the Legacy BC/DR Plan and New BC/DR Plan defined below.

(b)	Commencement. Supplier shall initially maintain and follow the existing Triple-S business continuity plan for all operations that remain at facilities used by Triple-S to provide the Services prior to the Services Commencement Date (“Legacy BC/DR Plan”). As Supplier conducts the Transition and Transformation, Supplier will develop, test and implement a new BC/DR Plan for the Services that meets the requirements in this Section 2.8 (“New BC/DR Plan”).

(c)	Policies and Access. Supplier will maintain the Services in compliance with the BC/DR Plan. Supplier will store the BC/DR Plan in readily accessible locations for access in the event of a BC/DR Event, and will provide Triple-S ongoing access to the Triple-S BC/DR Plan during the Term (Supplier may redact portions of the BC/DR Plan that are not applicable to Triple-S).

(d)	New BC/DR Plan. The New BC/DR Plan shall meet the following requirements:

(i)	Compliance with the requirements of the General Terms and Conditions;

(ii)	Recovery time objectives (RTOs) of not more than four (4) hours for all In-Scope Applications and Services, with recovery point objectives (RPOs) of not more than four (4) hours;

(iii)	A brief description of processes and procedures used to recover the Services, and associated RTO time frames for the recovery of such Services, including a prioritized listing of Services aligning with Triple-S’s reasonable input;

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Schedule A

Cross-Functional Services

(iv)	Notification procedures to alert Triple-S of Service disruptions including off-hour and weekend coverage;

(v)	Supplier’s and Triple-S’s respective recovery responsibilities;

(vi)	Clearly defined structure, roles, responsibilities, names and tasks of a team of Supplier Personnel (including appropriate deputies and delegates and dedicated liaisons to Supplier) to implement, manage and execute the New BC/DR Plan in accordance with its terms and the Agreement;

(vii)	Description of how Supplier will implement, test, maintain (with relevant updates/improvements) and manage the New BC/DR Plan;

(viii)	Escalation and resolution procedures for BC/DR Events;

(ix)	Identification and links to key emergency organizations (such as fire, police and ambulance) and to applicable governmental agencies and authorities;

(x)	Processes for performing post-event analysis (and identifying any need for improvements) of a BC/DR Event following restoration of Services and technology;

(xi)	Strategy or strategies for restoration of the affected processes, Services and technology;

(xii)	Provisions for recovery of operations related to Services delivery and as needed to relocate Supplier Personnel to Recovery Sites;

(xiii)	Contact listings of key Supplier Personnel associated with recovery of operations with respect to the New BC/DR Plan;

(xiv)	A list of the rimary ites and Recovery Sites for each Supplier Facility that delivers Services to Triple-S;

(xv)	Procedures for evacuation of Supplier Facilities and emergency notification;

(xvi)	Criteria for BC/DR Event declaration, recovery and testing; and

(xvii)	Names and titles of those individuals who are authorized by Supplier to declare a BC/DR Event.

(e)	Notice of Deficiencies. Supplier will promptly alert Triple-S of any deficiencies discovered in the BC/DR Plan that may reasonably be expected to adversely affect the provision of Services to Triple-S.

(f)	Updates. Supplier shall review and update, the BC/DR Plan on an annual basis or as otherwise warranted by: (i) business or technical Changes (or both) made through

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Schedule A

Cross-Functional Services

the Change Control Process, (ii) requirements of applicable Laws, and (iii) in the case of the New BC/DR Plan only, otherwise as necessary to maintain compatibility with the applicable terms of this Agreement. Supplier will take Triple-S business direction and requirements into consideration when making updates. Supplier shall not make any changes to a BC/DR Plan that increase RTOs or RPOs or that may otherwise reduce the effectiveness or timeliness of the recovery of Services following a BC/DR Event without Triple-S’s prior written consent.

(g)	Performance of Business Continuity and Disaster Recovery Services. As part of the Business Continuity and Disaster Recovery Functions, Supplier will:

(i)	Fully execute the BC/DR Plan following a BC/DR Event;

(ii)	Perform any other unimpacted Services during a BC/DR Event;

(iii)	Use Commercially Reasonable Efforts to continue to perform any Services in accordance with the minimum acceptable levels of operation specified in the BC/DR Plan;

(iv)	Assess and define functional, performance, availability, maintainability and disaster recovery needs (e.g., support processes and procedures);

(v)	Propose functional, performance, availability, maintainability and disaster recovery requirements and establish standards (e.g., support processes and procedures);

(vi)	Perform education and awareness training related to the New BC/DR Plan for all Supplier Personnel;

(vii)	Upon cessation of the BC/DR Event, implement the activities necessary to restore the affected Services at the affected locations with the capabilities to meet the RTO and RPO requirements and other turnaround times set forth in this Schedule A and the BC/DR Plan; and

(viii)	Integrate Supplier’s disaster recovery and business continuity plans, procedures and capabilities with Triple-S's disaster recovery and business continuity plans, processes and procedures.

(h)	BC/DR Plan Testing. Supplier shall test the BC/DR Plan annually, and as otherwise reasonably necessary to comply with requirements of applicable Laws. Each business continuity and disaster recovery test (each such test a “BC/DR Drill”) shall comply with the following requirements:

(i)	Test the site emergency response plan in accordance with the BC/DR Plan;

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Schedule A

Cross-Functional Services

(ii)	If requested by Triple-S upon reasonable notice, reasonably integrate Supplier testing with Triple-S’s disaster recovery and business continuity testing for Triple-S customers and business partners, including by coordinating with third parties as such third parties relate to the Services;

(iii)	Provide a summary report of the BC/DR Drill results to Triple-S within thirty (30) days of the Drill’s completion. The report shall be no less detailed than similar information that Supplier provides to other customers similar to Triple-S for similar services;

(iv)	If material deficiencies are identified during the BC/DR Drill that may reasonably be expected to have a material adverse impact to the performance of Services, Supplier shall (A) include them in the summary report described above; (B) promptly provide a plan and timeline to correct them; (C) execute the plan and track and report progress against it to Triple-S; and (D) retest the BC/DR Plan (or New BC/DR Plan if the remediation involves accelerating migration to a new environment covered by the New BC/DR Plan) to determine if the deficiencies have been remediated; and

(v)	Notify Triple-S of a scheduled BC/DR Drill with respect to the BC/DR Plan via email at least thirty (30) days prior to the scheduled date, reasonably allowing Triple-S to observe or participate as applicable. In the event Supplier changes any such scheduled testing date, Supplier will send prompt notification of the change.

(i)	BC/DR Event Management. If Supplier experiences a BC/DR Event, Supplier shall provide the Services and other business continuity Functions in accordance with the BC/DR Plan. Supplier’s Functions shall include the following:

(i)	Promptly notifying the primary Triple-S contacts under the Agreement and other Triple-S personnel designated in the BC/DR Plan;

(ii)	Providing a single 24 hour per day, 365 day per year (24/365) point-of-contact with an alternative back-up point-of-contact with 24/365 availability for business continuity related communications and activities;

(iii)	If a BC/DR Event occurs at a primary site, promptly providing Triple-S with an initial assessment of the impact of the BC/DR Event and an estimated forecast of the time it will take to bring Supplier’s recovery site to operational status;

(iv)	Paying all travel and living expenses incurred by Supplier Personnel in the performance of Supplier’s responsibilities described in this Section 2.8;

(v)	Providing an assessment of the state of the Services periodically as outlined in the BC/DR Plan during the recovery process until Services are restored;

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Schedule A

Cross-Functional Services

(vi)	Meeting service levels and recovery timelines as established in the approved BC/DR Plan required during the BC/DR Event with relief from consequences (financial impact or otherwise) outside of Supplier control and within scope of services provided by third parties contracted directly to Triple-S and as set forth in Schedule B (Service Level Methodology);

(vii)	Performing a Root Cause Analysis of Incidents identified during a BC/DR Event; and

(viii)	Validating that the Services are functioning properly after recovering from a BC/DR Event.

3	EMBEDDED PROCESSES

3.1	General

To the extent Supplier is responsible for performing a particular Function (either as identified in Section 2 of this Schedule A (Cross Functional Services) or in any SOW, then Supplier is responsible not only for performing the indicated Function, but also for providing the resources necessary to perform such Function and any other Functions and responsibilities described in this Section 3.1 as they may relate to such Function (the “Embedded Processes”).

3.2	Embedded Processes

The Embedded Processes include:

(a)	Developing the procedures underlying the Function, subject to and in compliance with Triple-S regulatory requirements and in alignment with Triple-S Policies and Procedures as defined in Schedule J (Triple-S Policies and Procedures) and the requirements of this Agreement so as to enable the Services to function cohesively and in a coordinated manner;

(b)	Performing the required activities necessary to manage the Function, including (i) supervising and reporting, including reporting to other personnel within the Function, (ii) measuring and reporting on the performance of the Function in accordance with Schedule K (Reports);

(c)	Managing documents and data (including data acquisition, data entry, data recording and data distribution) related to the Function;

(d)	Coordinating with Triple-S business units as necessary to perform the Services;

(e)	Performing “self audits” of the Function, including testing the (i) accuracy, reliability and quality of work, (ii) compliance with approved policies and procedures, and (iii) performance and correction of any issues identified during such audits and reporting of self audit results;

Triple-S / Supplier Confidential Page 14

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Schedule A

Cross-Functional Services

(f)	Participating in internal and external audits pursuant to Schedule M (Audit and Record Retention Requirements);

(g)	Engineering the Function, including performing those actions necessary to maintain or improve the underlying activities based on (i) then-current best practices, and (ii) how it is intended to interact with other activities performed by Supplier or by Triple-S;

(h)	Responding to reasonable queries and requests concerning activities associated with the performance of the Function, including making the applicable subject matter experts, documentation and other relevant content available as reasonably necessary to be responsive;

(i)	Interacting and coordinating as needed with Triple-S, including (i) integrating the Function with the activities of Triple-S such that the overall delivery of services is optimized (i.e., not sub-optimized within the confines of the Function), and (ii) monitoring the activities performed by Triple-S to mitigate negative impact on the Function; and

(j)	Providing reasonable support to Triple-S’s sales and marketing processes by responding to prospective or existing customer requests for proposals (RFPs), providing reasonable access to Supplier Facilities and Supplier Personnel as part of any prospective or existing customer requests (subject to Supplier Facility and Security Polices), and providing Triple-S with information concerning the Services or delivery of the Services as (i) reasonably requested by the prospective or existing customer, (ii) reasonably required by Triple-S for the purpose of responding to an RFP, or (iii) reasonably necessary to support the Triple-S sales and marketing process (e.g., sales pitches). Triple-S disclosure of any Supplier Confidential Information remains subject to Section 21.2(d) of the General Terms and Conditions.

4	RETAINED TRIPLE-S RESPONSIBILITIES

Triple-S shall retain the following responsibilities:

(a)	Information Sharing:

(i)	Provide access to operational reports applicable to Supplier’s performance of the Services from Triple-S Systems.

(b)	Procedures Manuals:

(i)	Assist with development of and provide input to the Procedures Manual; and

(ii)	Provide available Triple-S documents, policies and processes as reasonably requested by Supplier to assist in completion of the Procedures Manual.

Triple-S / Supplier Confidential Page 15

MSA Schedule B

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FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE B

SERVICE LEVEL METHODOLOGY

Schedule B	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule B

Service Level Methodology

1	GENERAL PROVISIONS		1
	1.1	Definitions	1
	1.2	General	2
	1.3	Reporting of Performance Measures	3
2	SERVICE LEVEL OBLIGATIONS		4
	2.1	Service Level Obligations	4
	2.2	Commencement of Service Level Obligations	5
	2.3	Interim Period	5
	2.4	Service Level Failures	5
	2.5	Excused Performance	6
3	CHANGES TO SERVICE LEVELS		7
	3.1	Changes to Service Points	7
	3.2	Deletion of Service Levels	8
	3.3	Additions of Service Levels	8
	3.4	Minimum and Maximum Number of CPIs	8
	3.5	Initial Baselined Service Levels	8
	3.6	Additions of Regulatory Service Levels	9
	3.7	[***] Service Levels	10
4	SERVICE LEVEL CREDITS		11
	4.1	Service Points	11
	4.2	Service Level Credit Calculation	11
	4.3	Service Credit Multipliers	12
	4.4	Service Level Credit Earn Back	12
	4.5	Notice and Payment of Service Level Credits	13
	4.6	Cumulative Remedies and Waivers	13
5	CONTINUOUS IMPROVEMENT OF SERVICE LEVELS		13
6	QUARTERLY REVIEW		14

Triple-S / Supplier Confidential Page i

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FINAL EXECUTION VERSION

SCHEDULE B

SERVICE LEVELS METHODOLOGY

This Schedule B (Service Level Methodology) to the Agreement provides the methodology by which Supplier’s performance of the Services will be monitored and measured in relation to certain quantitative Service Levels. This Schedule B also (a) defines such quantitative Service Levels that shall be provided in Exhibit(s) to each SOW (collectively, the “Service Level Metrics Documents”), (b) describes what constitutes a Service Level Failure, (c) describes the methodology for calculating Service Level Credits that Supplier will provide to Triple-S upon the occurrence of a Service Level Failure and such Service Level Failure is not excused pursuant to this Schedule B, and (d) describes the procedure for adding new Service Levels.

1.	General Provisions

1.1	Definitions

The following capitalized terms when used in this Schedule shall have the meanings given below. Any capitalized terms used but not defined in this Schedule B (Service Level Methodology) will have meaning provided in Schedule AA (Glossary) or elsewhere in the Agreement.

(a)	“At Risk Amount” means, for any month during the Term, [***] of the total Monthly Charges under the Agreement (excluding any taxes, reimbursements and pass through expenses) for such month.

(b)	“Baselined” means that the Service Level will be established using the process set forth in Section 3.5.

(c)	“Compliance Date” has the meaning given in Section 2.2.

(d)	“Escalator Credit” has the meaning given in Section 4.3.

(e)	“Interim Period” means the period of time beginning on the Compliance Date during which Supplier will be held to the Interim SLA.

(f)	“Interim SLA” means the Service Level effective during the Interim Period.

(g)	“Long Term SLA” means the Service Level effective upon expiration of the Interim Period.

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Schedule B

Service Level Methodology

(h)	“Measurement Window” means the periodic evaluation and reporting frequency for each individual Service Level as specified in the Service Level Metrics Documents (e.g., monthly, quarterly, semi-annually, annually).

(i)	“Root Cause Analysis” means the problem analysis process undertaken to identify and enumerate the underlying cause(s) of a Service Level Failure or some other failure, and to document the necessary corrective actions to be taken to prevent recurring problems or trends which could result in problems.

(j)	“Service Commencement Date” has the meaning given in Schedule AA (Glossary).

(k)	“Service Level” has the meaning given in Schedule AA (Glossary).

(l)	“Service Level Credit” means a monetary credit to Triple-S by Supplier upon the occurrence of a Service Level Failure of a Service Level after the Compliance Date for such Service Level and calculated in accordance with Section 4.2 of this Schedule B (Service Level Methodology).

(m)	“Service Level Failure” means Supplier’s failure after the applicable Compliance Date to meet a Service Level during the applicable Measurement Window pursuant to this Schedule B (Service Level Methodology) and the applicable Service Level Metrics Documents.

(n)	“Service Level Metric” shall mean the measurement value of Supplier’s required level of performance for the applicable Service Level. The Service Level Metrics are described in the Service Level Metrics Documents.

(o)	“Service Level Metrics Documents” has the meaning given in the Preamble to this Schedule B.

(p)	“Service Level Performance Report” has the meaning given in Section 1.3(a).

(q)	“Service Point” means a percentage point that is equal to one percent (1%) of the At Risk Amount and that is assigned in accordance with Sections 4.1 and 3.1.

(r)	“SLA Pool” has the meaning given in Section 4.1(a).

(s)	“[***] Service Level” means those Service Levels designated in Section 3.7 of this Schedule B for which Triple-S can terminate the Agreement pursuant to Section 16.1(d) of the General Terms and Conditions.

1.2	General

(a)	This Schedule B (Service Level Methodology) provides certain Service Levels against which Supplier’s performance of the Services shall be measured. Supplier shall perform the Services at or above the levels of performance indicated for the applicable Service

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Schedule B

Service Level Methodology

Level as set forth in this Schedule B (Service Level Methodology) and the Service Level Metrics Documents.

(b)	Supplier will provide and maintain all of the tools, processes, and capabilities that are necessary for measuring, monitoring and reporting Supplier’s performance with respect to the Service Levels.

(c)	Except as otherwise provided in the Service Level Metrics Documents, the Measurement Window for each Service Level will be a calendar month. Except as otherwise provided in the Service Level Metrics Documents, all references to “hour” or “hours” shall mean clock hours; all references to “day” or “days” shall mean calendar days (except where Business Days are expressly stated); all references to “month” shall mean calendar month; and all references to “year” shall mean calendar year.

1.3	Reporting of Performance Measures

On or before each applicable Service Commencement Date, Supplier shall implement mutually agreed standard reporting procedures to report Supplier’s performance of the Services at a level of detail sufficient to verify Supplier’s compliance with the Service Levels. Triple-S has the right to audit all such reporting procedures in accordance with Schedule M (Audit and Record Retention Requirements).

(a)	Throughout the Term of the Agreement and for the duration of any Disengagement Assistance Period, Supplier shall track its performance with respect to each Service Level and report the results to Triple-S in a monthly report the format, structure, and level of detail of which shall be agreed to by the Parties (the “Service Level Performance Report”). Without limiting the generality of the foregoing, the Service Level Performance Report shall include:

(i)	summary reporting for each Service Level;

(ii)	a comparison of Supplier’s performance during the Measurement Window being reported against Supplier’s performance during each of the Measurement Windows over the previous twelve (12) months (or if a Service Level has been measured for less than twelve (12) months, such time that the Service Level has been measured) with respect to each Service Level;

(iii)	with respect to each Service Level Failure: (A) a summary and description of each Service Level Failure; and the Root Cause Analysis with respect to each Service Level Failure; (B) associated trend analyses with respect to such Service Level Failures; (C) to the extent not already included in the Root Cause Analysis, a description of remedial and/or preventative measures taken or planned to be taken by Supplier in connection with such Service Level Failures and if remedial and/or preventative measures were taken in the past but the same Service Level Failure persists, the alternative measures to be taken; and (D) a

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Schedule B

Service Level Methodology

calculation of the amount of the corresponding Service Level Credit Triple-S is entitled to receive in connection with each such Service Level Failure.

(b)	Supplier shall deliver the Service Level Performance Report within thirty (30) days after the last day of each month. The Service Level Performance Report shall be in electronic form suitable for use on a personal computer in a MS Office format. Supplier shall provide a hard copy of the Service Level Performance Report to Triple-S upon request.

(c)	If any Service Level Performance Report does not contain a level of detail sufficient to allow Triple-S to reasonably determine whether Supplier has met or failed to meet a Service Level in the immediately preceding Measurement Window, Triple-S will notify Supplier of such failure and Supplier will provide such detail within ten (10) Business Days of such notice. If such additional detail does not sufficiently allow Triple-S to reasonably determine whether Supplier has met or failed to meet the applicable Service Level (including where Supplier fails to report upon its performance for a Service Level), a Service Level Failure shall be deemed to have occurred for such Service Level during the applicable Measurement Period.

(d)	Supplier shall provide reasonably detailed supporting information in connection with any Service Level Performance Report to Triple-S in electronic copy form suitable for use on a personal computer in a MS Office format accessible upon reasonable request by Triple-S. Supplier shall also provide Triple-S with on-line access to up-to-date problem management data and other data regarding the status of service problems, service requests, and user inquiries.

(e)	Supplier shall provide Triple-S with reasonable access to the data used by Supplier to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Supplier to generate such data for purposes of audit and verification. To ensure the ability to audit Service Level reporting, Supplier shall retain for the duration of the Term, and on request provide Triple-S with access (in accordance with Schedule M (Audit and Record Retention Requirements)) to, underlying data used for Service Level reporting and reasonably necessary for such verification, including manually created and machine generated data, together with records of all calculations or adjustments applied to such data as part of the reporting process. Triple-S shall not be required to pay any amount in addition to the Charges for access to Supplier’s measurement and monitoring tools or the resource utilization associated with their use. The Service Level Performance Reports, and any supporting data and information, will be considered the Confidential Information of each Party.

2.	Service Level Obligations

2.1	Service Level Obligations

The metrics, measurement standards, and other pertinent features for Service Levels are described in the Service Level Metrics Documents.

Triple-S / Supplier Confidential Page 4

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Schedule B

Service Level Methodology

2.2	Commencement of Service Level Obligations

The “Compliance Date” for any Service Level means the date that Supplier first becomes obligated to meet or exceed the Service Level Metric for such Service Level. The Compliance Date for each Service Level shall be the later of (a) the applicable Service Commencement Date for SOW #1 (Claims Services) and SOW #2 (IT Services) or (b) if applicable, the date set forth in the Service Level Metrics Documents, subject to Section 3.5.

Claims within the Day One Backlog (as defined in Section 4.5 of Schedule B (Service Level Methodology) will be excluded from Service Level calculations under SOW #1 (Claims Services) for the first 60 days following completion of the Claims Transition.

Supplier will not be responsible for Service Level Credits prior to July 1, 2018 (notwithstanding that the Service Commencement Date is earlier than such date) with respect to Service Level Failures under SOW #1, except for [***] Service Levels [***] for which Service Level compliance will begin on the Service Commencement Date [***] Service Levels, the “Key Claims Transition SLAs”).

2.3	Interim Period

(a)	The Service Level Metrics Documents may describe certain Service Levels for which there will be an Interim SLA. Supplier will be required to meet or exceed each such Interim SLA for the Interim Period (as measured from the Service Commencement Date) designated in the applicable Service Level Metrics Document, subject to Section 3.5.

(b)	If there is an Interim SLA specified, upon the conclusion of the applicable Interim Period, Supplier will be required to meet or exceed the corresponding Long-Term SLA designated in the applicable Service Level Metrics Document.

2.4	Service Level Failures

Upon the occurrence of a Service Level Failure with respect to a Service Level, the following will apply:

(a)	Supplier shall grant to Triple-S a Service Level Credit, calculated in accordance with Section 4.2, as applicable,

(b)	The Service Level Failure will be escalated to the Program Manager or his or her designee and the Governance Committee in accordance with Schedule F (Governance).

(c)	Supplier will promptly:

(i)	conduct a Root Cause Analysis to determine why such failure occurred (in not more than 48 hours);

(ii)	provide copies of the Root Cause Analysis to Triple-S, upon its request;

Triple-S / Supplier Confidential Page 5

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Schedule B

Service Level Methodology

(iii)	prepare a formal written recovery plan designed to prevent the reoccurrence of such Service Level Failure; and

(iv)	once such recovery plan has been approved by Triple-S, implement such plan at Supplier’s sole cost and expense and in a mutually agreed timeframe.

2.5	Excused Performance

(a)	Supplier will not be excused from a failure to achieve a Service Level other than as provided in this Section 2.5.

(b)	Supplier shall be excused from a failure to meet a Service Level only if and to the extent

(i)	such failure was:

(A)	due to changes made by Triple-S, for which it has not provided reasonable notice to Supplier, in or to systems, technology, or data transmissions;

(B)	due to failure of third party systems or network connectivity that Triple-S is required to provide under this Agreement and that Supplier requires to provide the Services; provided (1) this excuse shall not apply to any Supplier Affiliates or Subcontractors; and (2) this excuse shall not apply to Managed Third Parties to the extent such failure is attributable to Supplier not performing is vendor management responsibilities under Schedule A (Cross Functional Services);

(C)	due to Supplier’s compliance with Triple-S’s written direction to perform the Services in a manner inconsistent with Supplier’s obligations (provided Supplier has notified Triple-S of such inconsistency and related impact on the Service Levels), including for Projects or Changes where the Parties have agreed to a Change Order or Task Order that noted that the Change or Project will likely or possibly result in a failure to meet a Service Level;

(D)	with respect to those Service Levels denoted as Volume-Sensitive Service Levels in the Service Level Metrics Documents, due to the volume to be processed by Supplier exceeding [***] (as defined in any applicable SOW), provided Supplier’s acts or omissions did not cause the volume to exceed such forecast (it being understood that omissions shall not include Supplier’s failure to process excess volumes if Triple-S determines not to pay additional Charges pursuant to Schedule C (Charging Methodology);

(E)	caused by circumstances that constitute a Force Majeure Event; provided, that Supplier has met its obligations for performing Disaster

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Schedule B

Service Level Methodology

Recovery and business continuity services as described in this Agreement; or

(F)	caused by circumstances described in Section 7.3 (Savings Clause) of the General Terms and Conditions; and

(ii)	Supplier:

(A)	promptly notified Triple-S of the applicable circumstances referenced in Section 2.5(b)(i);

(B)	used Commercially Reasonable Efforts to prevent, overcome, or mitigate the adverse effects of such failure and to perform its obligations notwithstanding such failure; and

(C)	complied with Section 2.5(c).

(c)	If Supplier wishes to avail itself of one of the clauses referenced in Section 2.5(b), then Supplier shall indicate in the Service Level Performance Report the following:

(i)	Each applicable Service Level that is subject to the Service Level Failure;

(ii)	For each applicable Service Level, the circumstances claimed by Supplier under Section 2.5(b);

(iii)	The calculation of the affected Service Level value, both with and without taking into account the effect of the clause concerned; and

(iv)	The circumstances and background data giving rise to the excuse, in reasonably sufficient detail to permit Triple-S to evaluate whether Supplier’s claim of excuse is valid.

(d)	Supplier will at all times bear the burden of proof as to the existence of an excuse and the applicability of the excuse to the Service Level Failure at issue, including during dispute resolution proceedings.

3.	Changes to Service Levels

3.1	Changes to Service Points

(a)	Not more than [***], Triple-S has the right to provide written notice to Supplier to increase or decrease the then-current Service Points among one or more Service Levels; provided the total Service Points do not exceed the SLA Pool and all such changes remain subject to Section 4.1(a).

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Schedule B

Service Level Methodology

(b)	The changes will become effective 90 days after the agreement of the Parties (or on the first day of the next Measurement Window if the 90th day after such notice does not fall on the first day of the Measurement Window).

(c)	Certain Service Levels are designated as “Critical Performance Indicators” (or “CPIs”) and others as “Key Performance Indicators” (or “KPIs”). Triple-S may not allocate Service Points to any KPIs without Supplier’s consent.

3.2	Deletion of Service Levels

Triple-S has the right to delete a Service Level by sending written notice to Supplier; provided, however, that Triple-S shall not be entitled to reallocate any Service Points except as set forth in Section 3.1 and all deletions remain subject to Section 3.4. A deletion of any Service Level shall be documented through the Change Control Process (but no Supplier consent shall be required).

3.3	Additions of Service Levels

Except as provided below in Section 3.6, the addition of new Service Levels will be subject to mutual agreement of the Parties.

3.4	Minimum and Maximum Number of CPIs

Notwithstanding anything in this Schedule B (Service Level Methodology) and except as mutually agreed by the Parties, there will be no fewer [***] CPIs at any time during the Term of the Agreement. If the Parties add new Services to this Agreement (e.g., a new SOW for call center services), the maximum number of CPIs shall be reasonably increased to accommodate the new Service Levels required for such new Services.

3.5	Initial Baselined Service Levels

For Service Levels that the Parties have designated in the Service Level Metrics Documents as Service Levels to be “baselined”, the Service Level will be established using the process set forth below. The Parties may, however, agree to extend the baselining period to account for seasonality and other factors.

Where historical data exists and reporting is available as of the Effective Date (“Existing Service Level”), the Interim SLAs will be established or validated (as applicable) prior to the Service Commencement Date using the process provided in Section 3.5(a). Where historical data exists and reporting is not available (“Newly Reported Service Level”), Supplier will develop the required reporting, and the Interim SLAs will be established or validated (as applicable) using the process provided in 3.5(a), prior to the Service Commencement Date. Where historical data does not exist for a Service Level (“New Service Level”), the Interim SLAs will be established or validated using the process provided in Section 3.5(b), with the baselining period commencing as soon as the Parties are able to begin measuring performance against the applicable New Service Levels. For clarification, the Long-Term Service Levels reflect levels negotiated by the Parties and are not subject to baselining under this Section 3.5 or otherwise. If Triple-S determines it has

Triple-S / Supplier Confidential Page 8

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Schedule B

Service Level Methodology

historical data for a Service Level being baselined, the Parties will agree on the Service Level Metric and when to end the baselining period.

(a)	For each Service Level for which there is at least six (6) months of historical data within the past nine (9) months and such data indicates performance that is acceptable to Triple-S, then the Service Level metric shall be the arithmetic mean of the most recent six (6) months of historical data, after excluding the highest and lowest monthly actual results during such period . For example, if the six (6) months of historical data are 99.85, 99.90%, 99.91, 99.92%, 99.93% and 99.95%, then the Service Level would be the arithmetic mean, after excluding the highest and lowest and monthly actual results during such period (99.915%) (calculated as ((99.90 + 99.91% + 99.92% + 99.93%) / 4). Such Service Level shall become effective as soon as the calculations above have been performed.

(b)	If the Parties agree to add a new Service Level for which at least six (6) months of historical data within the past nine (9) months does not exist, then such Service Level shall be baselined to determine the initial Service Level value in accordance with the following:

(i)	Supplier and Triple-S shall promptly meet to agree upon the tools and procedures to be used to measure such new Service Level. Upon such agreement, Supplier or Triple-S, as applicable, shall promptly implement such agreed upon tools and/or procedures and begin measuring the new Service Level.

(ii)	The “Baselining Period” for each such Service Level shall begin on the first day of the calendar month following the date upon which Supplier or Triple-S, as applicable, is capable of beginning to measure such Service Level using the agreed upon tools and procedures, and continue for six (6) months. The Parties may agree to extend the Baselining Period at any time.

(iii)	Supplier shall begin to measure its performance against each such Service Level commencing on the start date of the relevant Baselining Period, and shall report on its performance with respect to each such Service Level as provided in Section 1.3 or as otherwise agreed by the Parties. The Service Level level will be set using the formula provided in Section 3.5(a).

(iv)	Each such Service Level shall become effective (i.e., the Compliance Date will be) as soon as the calculations above have been completed.

3.6	Additions of Regulatory Service Levels

Upon reasonable notice to Supplier (not less than [***] days or such shorter period as may be required by applicable Law), Triple-S may supplement or modify the Service Levels (provided that the Compliance Date for any such supplemented or modified Service Level will be [***] after the date of the change to enable Supplier to implement any required changes within such

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Schedule B

Service Level Methodology

period or (ii) such shorter period as may be required by applicable Law):

(a)	To the extent there is a change to existing Laws or new Laws with which the Services are required to comply;

(b)	To the extent there is an updated interpretation of a Law with which the Services are required to comply; or

(c)	At the direction by a Regulator, or if there is a change in the enforcement or threshold by a Regulator.

3.7	[***] Service Levels

Below are the [***] Service Levels as of the Effeictive Date. There will be no more than [***] Service Levels at any time. Any changes to the [***] Service Levels will be subject to mutual agreement of the Parties; provided that any change to the [***] Service Levels will only be effective [***] after the Parties agree to the change. Any Service Level with a Service Level Metric of 100% will not be a [***] Service Level. Any Service Level Failure of a Key Claims Transition SLA prior to July 1, 2018 will not count as a failure for determining whether Triple-S has the right to terminate pursuant to Section 16.1(c) of the General Terms and Conditions.

SOW	Service Level #	Category	Service Level Name
SOW #1 - Claims
Claims	1	Claims	End to End Timeliness of Clean Claim Adjudication Process
Claims	3	Claims	Timeliness of Unclean Claim Adjudication (provided, performance must be below 99.5% in order for the failure to be counted for purposes of the termination right provided in Section 16.1(c))
SOW #2 - IT
IT	1	Application Availability	Availability of Criticality 1 Applications
IT	2	Application Availability	Availability of Criticality 2 Applications
IT	8	Business to Business	Timely B2B File Execution - Criticality 1

Triple-S / Supplier Confidential Page 10

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Schedule B

Service Level Methodology

SOW	Service Level #	Category	Service Level Name
IT	10	IT Infrastructure	Production Server (OS Instance) Availability
IT	13	Network Availability	IT Network (Data Center and Triple-S Primary Facilities)

4.	Service Level Credits

4.1	Service Points

For the purposes of calculating Service Level Credits, Triple-S may apportion Service Points to the Service Levels, subject to the following:

(a)	Subject to Section 3.1, Triple-S may apportion [***] Service Points (collectively, the “SLA Pool”) across the collection of all Service Levels included in the Service Level Metrics Documents; provided that (i) the maximum number of Service Points for any Service Level with a Service Level Metric of 100% shall not exceed [***] Service Points; and (ii) the maximum number of Service Points for any other particular Service Level shall not exceed [***] Service Points.

(b)	For clarity, each Service Point in the SLA Pool represents [***] of the At Risk Amount; provided, however, the aggregate amount in Service Level Credits recovered by Triple-S for any given month may not exceed the At Risk Amount in such month.

4.2	Service Level Credit Calculation

With respect to a Service Level Failure, the applicable Service Level Credit will be computed in accordance with the following formula:

Service Level Credit = A x B

Where A is the At Risk Amount; and

Where B is the allocation of Service Points for the applicable Service Level;

For example only, assume that Supplier fails to meet the Service Level for a Service Level, the At Risk Amount is [***] of the Monthly Charges, and the Monthly Charges for the month in which the Service Level Failure occurred were [***]. Additionally, assume that the allocation of Service Points for such Service Level is [***]. The Service Level Credit due to Triple-S for such Service Level Failure would be computed as follows:

A (the At Risk Amount) is [***] which is [***];

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Schedule B

Service Level Methodology

Multiplied by B (the allocation of Service Points for such Service Level), which is [***] Service Points (or [***]);

Yields a Service Level Credit = [***]

In the event of multiple Service Level Failures due to a single incident occurring in a month, only the highest Service Level Credit resulting from such Service Level Failures will apply in such month.

4.3	Service Credit Multipliers

(a)	If Supplier’s performance results in a Service Level Failure for the same Service Level [***], then upon the occurrence of the [***] and any additional Service Level Failure in the rolling six month period, the Service Level Credit [***] by [***] (an “Escalator Credit”).

(b)	For example, assume an At Risk Amount of [***] and that the applicable Service Level has [***] Service Points. If Supplier fails to meet or exceed such Service Level [***] times in a [***], then upon the occurrence of the [***] such Service Level Failure, the Escalator Credit shall be [***].

4.4	Service Level Credit Earn Back

(a)	If, during the [***] period immediately following the Measurement Window of a Service Level Failure that generated a Service Level Credit, Supplier’s performance is greater than or equal to the applicable Service Level metric for each of such [***], then Supplier will earn back [***] of the applicable Service Level Credit associated with, and previously credited for, the Service Level Failure (a “Earn Back”), subject to the following:

(i)	A Earn Back shall not apply to the same Service Level more than [***]; and

(ii)	Supplier shall not be eligible for Earn Back for a Service Level Failure that involves performance that is more than [***] the required Service Level level. For example, if a Service Level requires 99.5% availability or 99.5% of claims to be processed within 1 hour, if availability is less than [***] of such claims are processed within 1 hour, Supplier would not be eligible to Earn-Back the Service Level Credit payable for the failure).

(b)	If Supplier fails to satisfy the requirements in Section 4.4(a), then Supplier shall not be capable of generating a Earn Back for that Service Level Credit. Earn Backs will be provided as set forth in Section 4.5 below.

Triple-S / Supplier Confidential Page 12

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Schedule B

Service Level Methodology

4.5	Notice and Payment of Service Level Credits

Supplier shall notify Triple-S in the Service Level Performance Report if Triple-S becomes entitled to a Service Level Credit. For each Service Level Credit that Triple-S is entitled to pursuant to this Schedule B (Service Level Methodology), Supplier will provide such Service Level Credit to Triple-S (less any Earn Backs for prior Service Level Failures) on the invoice following the applicable Service Level Performance Report at the end of the applicable Measurement Window. If there will be no further invoices, Supplier will pay the amount of the Service Level Credit (less any Earn Backs for prior Service Level Failures) to Triple-S within thirty (30) calendar days after the date of the last invoice.

4.6	Cumulative Remedies and Waivers

The exercise by Triple-S of its rights under this Schedule B (Service Level Methodology), including the right to receive Service Level Credits and receive payments for or interests, shall be without prejudice to its other rights or remedies under the Agreement or at law or equity, including Triple-S’s right to claim and collect damages and Triple-S’s right to terminate the Agreement in whole or in part in accordance with the Agreement. If Triple-S elects to waive in writing a Service Level Credit, such waiver will not be considered a waiver of the application of the Service Level Failure toward any termination rights set forth in the Agreement, unless otherwise expressly stated in such writing.

5.	Continuous Improvement of Service Levels

The Service Levels designated by the Parties as being subject to continuous improvement in the Service Level Metrics Documents will be subject to a continuous improvement process that results in the adjustment of the Service Level Metrics. Such adjustment will be conducted on an [***] basis commencing [***] after each applicable Compliance Date. Such adjustments to the Service Levels will be formalized by making updates to the relevant Service Level Metrics Documents and will take effect [***] after the end of each measured year (“Service Level Improvement Date”) and be calculated as follows:

(a)	Following each Service Level Improvement Date, each applicable Service Level Metric shall be reset to a value equal the outcome of the formula set forth in Section 5(b) below (as may be modified by Section 5(c)), provided that the result is better than the current Service Level standard.

(b)	The formula referenced in Section 5(a) shall calculate the output of the average of the [***] from the previous year. The Service Level will be reset by taking the [***], and dividing the sum of the results by [***]. For example, if the monthly results for the previous year were [***] the new Service Level would be [***] provided the existing Service Level is lower than [***].

(c)	Notwithstanding Section 5(b) above, in no event shall any single improvement in a Service Level pursuant to Section 5(b) above exceed [***] and the then-current Service

Triple-S / Supplier Confidential Page 13

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Schedule B

Service Level Methodology

Level. (For example, if the Service Level being adjusted were [***], the maximum increase for that reset would be [***].

(d)	The process described in this Section 5 will be performed utilizing the data collected over the immediately preceding [***] month period.

6.	QUarterly Review

During the first six (6) months following each Service Commencement Date and every calendar quarter thereafter, or at either Party’s request, Supplier and Triple-S will review the Service Levels and any proposed adjustments to them as appropriate pursuant to the Change Control Process to reflect any improved performance capabilities associated with advances in the technology and methods used to perform the Services or material changes in volumes and metrics used to determine the Service Levels. The Parties will also review any other considerations relating to the Service Levels raised by either Party. As part of this review process, the Parties may: (a) jointly determine and agree on the addition and/or removal of Service Levels, (b) jointly determine and agree to revisions to the results of the automatic continuous improvement adjustment developed for a particular Service Level pursuant to Section 5 above or jointly determine and agree to improve a particular Service Level not subject to the automatic continuous improvement adjustments of Section 5 above.

Triple-S / Supplier Confidential Page 14

Schedule C (Charging Methodology) (FEV)

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FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C

CHARGING METHODOLOGY

Schedule C	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C

Charging Methodology

1. INTRODUCTION	1
1.1 Overview of Charges	1
1.2 General Terms	1
2. DEFINITIONS	1
2.1 Certain Definitions	1
2.2 Other Terms	5
3. TRANSITION AND TRANSFORMATION	5
3.1 [***] Charges	5
3.2 In-Flight Projects	6
4. HEALTH PLAN CHARGES	6
4.1 Membership Reports	6
4.2 Charges	7
4.3 Non-Restricted Members	8
4.4 Member Categories and Mix	8
4.5 Other Adjustments	9
5. NON-HEALTH PLAN HOSTING SERVICES	12
5.1 Fixed Charges	12
6. APPLICATION SUPPORT SERVICES	13
6.1 Application Support Pool	13
6.2 Ongoing Operational Costs	15
7. INFRASTRUCTURE PROJECTS	15
7.1 Definitions	15
7.2 Charges for BAU Activity	16
7.3 Charges for Special Infrastructure Projects	16
7.4 Infrastructure Project Management	18
8. MATERIAL CHANGES	18
8.1 Material Scope Change	19
8.2 Triple-S Efficiency Initiatives	20
8.3 Additional Terms	21
9. TRANSFERRED CONTRACTS	21
9.1 Transferred Contracts	21
10. T&M RATES	22
10.1 Rates	22
10.2 Additional Terms	22
11. ADDITIONAL TERMS RELATING FIXED FEES FOR HEALTH PLAN CHARGES	23
12. TERMINATION CHARGES	23
12.1 Termination Charges	24
12.2 Mitigation of Charges	24
13. RESERVED	24

Triple-S / Supplier Confidential

Page i

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Schedule C

Charging Methodology

14. OTHER CHARGES, CREDITS AND TERMS	24
14.1 Financial Responsibility Matrix	24
14.2 Inflation Adjustments for T&M Rates	24
14.3 Inflation Adjustments for All Charges	25
14.4 End User Support	26
14.5 Pass-Through Expenses	26
14.6 Incidental Expenses	27
14.7 Taxes	27
14.8 Benchmarking	29
14.9 Currency	30
14.10 New Services	30
14.11 Remedial Services	30
14.12 Disengagement Services	30
14.13 Travel	30
14.14 Service Level Credits	31
14.15 [***] Pricing for Certain New Charges and Adjustments	31
14.16 IT Inventory and Configuration	31
15. INVOICING AND PAYMENT	31
15.1 Invoicing	31
15.2 Payment Due	32
15.3 Accountability	32
15.4 Proration	32
15.5 Refundable Items	32
15.6 Deductions	32
15.7 Disputed Charges	32

TABLE OF SCHEDULES

Schedule C-1	Charges
Schedule C-2	T&M Rates
Schedule C-3	Financial Responsibility Matrix
Schedule C-4	Termination Charges
Schedule C-5	TSS Transferred Contracts

Triple-S / Supplier Confidential

Page ii

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE C

CHARGING METHODOLOGY

1.	INTRODUCTION

1.1	Overview of Charges

This Schedule C (Charging Methodology) describes the methodology for calculating the charges for the Services provided by Supplier to Triple-S under this Agreement. The charges consist of the following (collectively, the “Charges”):

(a)	the charges for health plan Services in Section 4;

(b)	the charges for non-health plan hosting Services in Section 5;

(c)	the charges for Application Support Services in Section 6;

(d)	the charges for Infrastructure Projects in Section 7;

(e)	any Termination Charges payable under Section 12;

(f)	any Pass-Through Expenses payable under Section 14.3; and

(g)	any other charges, fees or other amounts or adjustments expressly set forth in this Schedule C (Charging Methodology), a Change Order, Future SOW, or Task Order executed by the Parties.

1.2	General Terms

(a)	There are no amounts other than the Charges defined in Section 1.1 payable by Triple-S under this Agreement.

(b)	If any service or offering that Supplier is obligated to provide under this Agreement is not measured by a specific Charge, the cost to Supplier of providing that service or offering is subsumed in the Charges hereunder and there shall be no separate charge for such service or offering.

(c)	Supplier was given an opportunity to perform due diligence on the Services prior to the Effective Date. Accordingly, except where expressly permitted under this Agreement, in no event will information or changes in circumstances discovered after the Effective Date serve as the basis for Supplier to adjust Charges or terms of this Agreement.

2.	DEFINITIONS

2.1	Certain Definitions

(a)	“Application Development Project” means a Project to develop new applications and enhancements to existing applications and systems.

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

(b)	“Application Support Pool” has the meaning given in Section 6.

(c)	“Applications Support Services” means the following IT Processes (each of which is defined in Exhibit A-1-1 (Process Definitions) of SOW #2 (IT Services) when performed by Supplier on an In-Scope Application within the Health Plan Portfolio:

(i)	1.4.1 - Delivery Strategy Development;

(ii)	2.3.2 – Application Architecture Development;

(iii)	2.6.3 – Solution Integration;

(iv)	2.92 – Project Management;

(v)	3.1.1 – Technical Requirements Definition;

(vi)	3.1.3 – Solution Development;

(vii)	3.1.4 – Resource Estimation;

(viii)	3.3.1 – Software Design;

(ix)	3.3.2 – Software Development;

(x)	3.3.3 – Software Integration;

(xi)	3.3.5 – Peer Review;

(xii)	3.3.6 – Testing;

(xiii)	3.4.2 – Environmental Integration Testing;

(xiv)	3.5.3 – Business Systems (Functional) Support;

(xv)	3.71. – Configuration;

(xvi)	3.7.2 – Implementation;

(xvii)	3.91. – Corrective Maintenance;

(xviii)	3.9.2 – Adaptive Maintenance;

(xix)	3.9.3 – Perfective Maintenance;

(xx)	3.9.4 – Preventive Maintenance;

(xxi)	3.11.2 – Problem Identification and Resolution;

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

(xxii)	3.11.3 – Configuration Management Execution;

(xxiii)	3.11.4 – Change Management Execution; and

(xxiv)	3.11.5 – Release Management Execution.

(d)	“Contract Year” means each twelve (12) month period beginning on the first Service Commencement Date and each anniversary of such date.

(e)	“Change Control Process” has the meaning given in Schedule AA (Glossary).

(f)	“Change Order” has the meaning given in Section 3(a) of Schedule O (Change Control Process).

(g)	“Charges” has the meaning given in Section 1.

(h)	“Effective Date” has the meaning given in the first paragraph of the General Terms and Conditions.

(i)	“Financial Responsibility Matrix” has the meaning given in Section 14.1.

(j)	“Fixed Monthly Fee” means the fixed monthly fee provided in Schedule C-1 (Charges).

(k)	“Fixed PC & Life Charge” has the meaning given in Section 5.1(a).

(l)	“Fixed TSM Charge” has the meaning given in Section 5.1(b).

(m)	“Health Plan Charges” has the meaning given in Section 4.

(n)	“Health Plan Portfolio” means the In-Scope Applications designated to be part of the Health Plan Portfolio in Schedule X (Source of Truth) (as it may be updated by the Parties pursuant to Section 4.5(d)).

(o)	“Infrastructure” means the Equipment, network connectivity, and system software used or required (as applicable) to provide Services.

(p)	“Infrastructure Project” has the meaning given in Section 7.

(q)	“In-Scope Application” means a Triple-S application for which Supplier provides IT Services requested by Triple-S. The In-Scope Applications existing as of the Effective Date are listed in Schedule X (Source of Truth) and each designated to be part of the Health Plan Portfolio, PC & Life Portfolio or TSM Portfolio.

(r)	“In-Scope Member” means a Non-Restricted Member or a Restricted Member.

(s)	“Labor Costs” means the cost of Supplier Personnel required to provide Services. Labor Costs shall be determined using the T&M Rates.

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

(t)	“Law” has the meaning given in Schedule AA (Glossary).

(u)	“Material Change” has the meaning given in Section 5.

(v)	“Material Functionality”, as it relates to an In-Scope Application, means:

(i)	new end user functionality that (A) is added to an In-Scope Application through an applications development project requested by Triple-S; (B) is designated in advance as “Material Functionality” in the applicable Task Order for the Project; and (C) requires Supplier to purchase and maintain a substantial amount of additional ongoing compute capacity in order support the new functionality; or

(ii)	end user functionality that (A) is decommissioned or removed from an In-Scope Application; and (B) enables Supplier to reduce a substantial amount of existing compute capacity as a result of the decommissioning or removal.

(w)	“Material Scope Change” has the meaning given in Section 8.1(a).

(x)	“Member” means a person, enrollee, subscriber, dependent or other individual who is enrolled in and is eligible to receive services under a health care plan offered or administered by Triple-S or its Affiliates or other Service Recipient.

(y)	“Monthly Minimum Fixed Fee” has the meaning given in Section 11.

(z)	“Non-Restricted Member” means a Member for which Supplier provides Claims Services from outside of the United States or its territories, including Puerto Rico.

(aa)	“PC & Life Portfolio” means the In-Scope Applications designated to be part of the PC & Life Portfolio in Schedule X (Source of Truth) (as it may be updated by the Parties pursuant to Section 5.1(c).

(bb)	“PMPM Rates” means the per member per month rates provided in Schedule C-1 (Charges).

(cc)	“Productive Application Hour” means an hour of Productive Work performed by Supplier on Application Support Services authorized by Triple-S.

(dd)	“Productive Work” means productive work performed specifically for Triple-S or a Service Recipient, as appropriately recorded under a labor tracking system or other system acceptable to both Parties. Nonproductive time, including holidays, vacation time, sick leave or other personal time off, education, training, travel, administrative, expense accounting, and management time (e.g., Supplier’s internal meetings, internal reporting, expense accounting), internal Supplier process implementation work, and idle time between projects shall not be counted as Productive Work. Further, except as agreed to as part of a Project, any time spent by personnel in Supplier’s program management office or by any other personnel that perform administrative or account level management functions shall not be considered Productive Work.

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

(ee)	“Project” has the meaning given in Schedule N (Project Framework).

(ff)	“Restricted Member” means a Member, other than a Non-Restricted Member, whose Claims are processed using Triple-S’s [***] or HealthSuite claims processing platform hosted by Supplier under this Agreement.

(gg)	“Service Recipient” has the meaning given in Section 2.6 of the General Terms and Conditions.

(hh)	“Services” has the meaning given in Section 2.1(a) of the General Terms and Conditions.

(ii)	“T&M Rates” means the T&M Rates provided in Schedule C-2 (T&M Rates).

(jj)	“Transformation” has the meaning given in Section 12 of the General Terms and Conditions.

(kk)	“Transition” has the meaning given in Section 11 of the General Terms and Conditions.

(ll)	“TSM Portfolio” means the In-Scope Applications designated to be part of the TSM Portfolio in Schedule X (Source of Truth) (as it may be updated by the Parties pursuant to Section 5.1(c).

(mm)	“TSS Membership Report has the meaning given in Section 3.

2.2	Other Terms

Capitalized terms used in this Schedule C (Charging Methodology) but not defined herein have the meanings given in the Glossary attached as Schedule AA (Glossary) or elsewhere in this Agreement.

3.	TRANSITION AND TRANSFORMATION

3.1	[***] Charges

(a)	General Rule. There are [***] payable by Triple-S for the Transition or Transformation. Supplier [***].

(b)	Clarification. The IT Solution provided in Exhibit A-2 (IT Solution) provides for an Assessment of the Triple-S environment and for Supplier to make certain recommendations for improvements and other details about the final Solution to be implemented by Supplier. Where Supplier is required to “recommend” particular solutions to Triple-S, Supplier’s obligation includes making a reasonable recommendation to achieve the objectives of SOW #2, work in good faith with Triple-S to agree on the details of the recommended solution, [***].

(c)	Shift of Financial Responsibility. Schedule X (Source of Truth) identifies the date by which each In-Scope Application is expected to transition from the Triple-S data center

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Schedule C
Charging Methodology

to a Supplier Facility (“Assumed Migration Date”). Without limiting Supplier’s obligations under Section 12.2 of the General Terms and Conditions, if one or more of these In-Scope Applications is not migrated to a Supplier Facility by the Assumed Migration Date (subject to Section 7.3 of the General Terms and Conditions), then beginning on such date, Supplier shall: (i) continue to provide Services in support of the In-Scope Application from the Triple-S data center or other facility agreed by the Parties; (ii) provide Triple-S with a payment in an amount equal to Triple-S’ documented costs (including internal costs, external out-of-pocket costs and depreciation of remaining NBV) for facilities, personnel, third party Equipment, Software, services and other operational costs that would not have been incurred if the In-Scope Application had been migrated to a Supplier Facility prior to the applicable Assumed Migration Date. If such Equipment or Software needs to be refreshed, or if additional Equipment or Software is required, in order to provide the Services and meet the Service Levels for such In-Scope Applications, then Supplier will purchase or license such Equipment or Software directly.

3.2	In-Flight Projects

Supplier shall assume responsibility for the In-flight Projects denoted as being Supplier’s responsibility (as defined in Schedule P (In-Flight Projects)) beginning on the Effective Date and shall complete them. Services that are Applications Support Services will count against the Application Support Pool. Services that are Special Infrastructure Projects will count against the Special Infrastructure Project Pool. Services for other Services necessary to complete the In-Flight Projects (including Infrastructure Projects that are not designated in Schedule P as Special Infrastructure Projects) will be performed by Supplier as BAU Activity.

4.	HEALTH PLAN CHARGES

This Section 4 describes certain charges that shall be determined based on the number of Members (“Health Plan Charges”). The Health Plan Charges shall compensate Supplier for providing (a) Claims Services for Non-Restricted Members; (b) hosting and other Infrastructure support for the Health Plan Portfolio; (c) the Application Support Pool; and (d) all other IT Services not expressly covered by another charging methodology described in this Schedule C (Charges).

4.1	Membership Reports

The Health Plan Charges shall be determined each month as follows:

(a)	Triple-S will provide Supplier with a report that specifies the number of In-Scope Members (with detail showing the volume of Non-Restricted Members and Restricted Members) that were receiving the benefit of the Services as of the 10th day of each month (“TSS Membership Report”) by the 15th day of such month. In addition, with each TSS Membership Report, Triple-S shall provide an update to the data reported on the TSS Membership Report from three months prior that reflects any retroactive additions or removals of In-Scope Members by Triple-S (“True-Up TSS Membership Report”). For example, by the 15th day of April, Triple-S will provide the volume of In-

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

Scope Members existing on April 10 for the TSS Membership Report and the volume of In-Scope Members existing on January 10 (after retroactive adds/removals are made) for the True-Up TSS Membership Report). The TSS Membership Report will be used to determine monthly charges under Section 4.1(b); the True-Up TSS Membership Report will be used to “true-up” those Charges under Section 4.1(c).

(b)	At the end of each month, the Health Plan Charges provided in Schedule C-1 (Charges) will be applied based on the volume of Restricted Members and Non-Restricted Members for the month in the TSS Membership Report, as further described in this Section 4.

(c)	At the end of each quarter, the Health Plan Charges that were determined in each of the months that were four, five and six months prior will be recalculated based on the In-Scope Membership in the True-Up TSS Membership Reports, and an additional charge or credit will be applied to the current months’ Charges to reflect such recalculated Charges.

Example: By the end of January, Triple-S will provide the In-Scope Membership as it existed on January 10. Supplier will invoice Triple-S for the Health Plan Charges in early February based on such report. The same reporting and invoicing process will occur in each subsequent month. At the end of June, the Health Plan Charges will be recalculated for (i) January using the True-Up TSS Membership Report provided in April (i.e., to reflect the number of In-Scope Members for January as reported in April after retroactive adds and removals are made); (ii) February using the True-Up TSS Membership Report provided in May; and (iii) March using the True-Up TSS Membership Report provided in June. Any additional Charges or credits required as a result of the true-up above will be applied on the July invoice. At the end of September, the same true-up process would occur for the Health Plan Charges invoiced in April, May and June.

4.2	Charges

The Health Plan Charges consist of the following:

Number of In-Scope Members	Charges
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarification, except where variable incremental fees are noted above, the Fixed Monthly Fees are not subject to adjustment [***].

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

4.3	Non-Restricted Members

The volume tiers and corresponding Charges in Section 4.2 count and include both Restricted Members and Non-Restricted Members, subject to the following:

(a)	Each month, for purposes of determining Charges payable under Section 4.2:

(i)	The first [***] Restricted Members shall count as “In-Scope Members”;

(ii)	The next [***]Restricted Members shall not count as “In-Scope Members” (i.e., Supplier will provide IT Services in support of them but they will be excluded from In-Scope Member counts when determining Charges); and

(iii)	Each Restricted Member above [***] shall count as an “In-Scope Member”.

(b)	Additionally, if Triple-S acquires new In-Scope Members through a merger or acquisition, including acquisition of a new Triple-S Affiliate that becomes a Service Recipient:

(i)	Such new Members that meet the definition of Non-Restricted Member will be counted for purposes of determining Charges payable under Section 4.2 as soon as they meet such definition.

(ii)	For such new Members that meet the definition of Restricted Member, Supplier will provide IT Services in support of them but they will be excluded from the “In-Scope Member” counts for purposes of determining the Charges payable under Section 4.2 until the earlier of (A) [***] following the date they become Restricted Members under this Agreement; and (B) the date they become Non-Restricted Members.

(iii)	For clarification, new Members that do not meet the definition of Restricted Members or Non-Restricted Members (e.g., Members that receive processing on a platform not supported by Supplier) are not counted as In-Scope Members for purposes of determining Charges under Section 4.2.

4.4	Member Categories and Mix

The Fixed Monthly Fees and the PMPM Rates shall compensate Supplier for providing the Services for all types of existing and new Non-Restricted Members for which Triple-S may request Services during the Term. The addition or removal of Members within any Triple-S line of business through organic growth, merger or acquisition or otherwise (e.g., Medicaid, Medicare, Commercial) shall not result in a change to the Health Plan Charges other than through the adjustments described in this Section 4.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

4.5	Other Adjustments

(a)	Claims Volumes in Excess of Forecast. If the volume of Claims to be processed by Supplier pursuant to SOW #1 exceeds [***] of a Binding 2 Month Forecast (as defined in SOW #1) in a month (such amount in excess of this [***] threshold, a “Monthly Claims Backlog”), at Triple-S’ option (i) Supplier will use Commercially Reasonable Efforts to process the Monthly Claims Backlog using available Supplier Personnel capacity and no additional Charges shall apply (at a minimum this shall include using any capacity below the [***] threshold in subsequent months – e.g., if the actual volume of Claims in a subsequent month is at 100% of forecast, Supplier will use the remaining [***] of capacity below the [***] threshold to process backlog from prior months); or (ii) Supplier will add supplemental Supplier Personnel on a temporary basis to process the Monthly Claims Backlog more quickly and the Charges for such supplemental Supplier Personnel will be determined using the T&M Rates. Any Claims that require reprocessing as a result of Supplier’s acts or omissions shall be excluded from Claims volumes used to determine if there is a Monthly Claims Backlog.

(b)	Day One Claims Backlog. The Health Plan Charges include Supplier processing up to [***] Claims within the Day One Backlog within [***] of Supplier’s completion of the Claims Transition. “Day One Backlog” means Triple-S’s backlog of Claims that have not been processed by or on behalf of Triple-S prior to completion of the Claims Transition. If Triple-S desires, at its option, for Supplier to process additional Claims in the Day One Backlog, Supplier will add supplemental Supplier Personnel on a temporary basis to process the Day One Backlog more quickly and the Charges for such supplemental Supplier Personnel will be determined using the T&M Rates.

(c)	MCPM.

(i)	Supplier has established a baseline calculation of manual Claims per member per month using Triple-S information as of the Effective Date, calculated based on total Claims, auto-adjudication rates, and Claims re-work rates according to the methodology set forth in Section 4.5(c)(ii) below (“MCPM”). For purposes of calculating MCPM, Supplier will use (A) [***].

(ii)	As of the Effective Date, the MCPM is:

Key Stats (LTM):			Reference
1	Average Membership	[***]	From Data
2	Claims per member per month	[***]	From Data
3	Avg. Monthly Claims	[***]	(1)*(2)
4	Blended Auto Adjudication Rate	[***]	From Data
5	Avg. Manual Claims per Month	[***]	(3)*[100%-(4)]
6	Adjustment Rate per Member	[***]	From Data
7	Avg. Adjustments per Month	[***]	(1)*(6)
8	Avg. Manual Monthly Claims	[***]	(5)+(7)
9	Manual claims per member per month	[***]	(8)/(1)
10	[***]	[***]	(9)*[***]
11	[***]	[***]	(9)*[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(iii)	Based on the MCPM calculated as of the Effective Date, Supplier will establish a [***]. At the end of each quarter during the Term, Supplier will calculate [***] in each of the three months of such quarter. Any “Manual Monthly Claims” resulting from Supplier’s acts or omissions shall be excluded from the MCPM calculation (e.g., if an adjustment is required as a result of a Supplier processing error, that adjustment shall be excluded from the MCPM calculation). If [***], then, Supplier will calculate and apply an additional charge or a credit to Triple-S as follows:

(A)	Step 1: Determine the [***].

(B)	Step 2: Determine the [***]:

[***]

C = the applicable Cost per Claim (as defined below).

(C)	Supplier will apply the [***] the quarter.

(D)	For purposes of calculating any change, [***] during such quarter. (i) [***].

(E)	At the end of each month, Supplier shall provide reporting to enable Triple-S to validate the MCPM calculations, including a report of each of the “Key Stats” listed in Section 4.5(b)(ii) above. At the end of each month [***], Supplier shall also provide a report showing information used in calculating the Average Manual Claims Processed per Hour (including total manual Claims processed and total Productive Hours for Claims Agents used by Supplier to perform Services in the month).

(iv)	Example:

[***]:

[***]

(v)	Long-Term Trends: If there [***], the Parties agree to renegotiate the Fixed Monthly Fees and PMPM Rates to reflect such long-term trend. Any such renegotiation will require agreement by both Parties and will be “cost neutral” – meaning the renegotiated Fixed Monthly Fees and PMPM Rates should in the aggregate be equal to the existing fees and rates as adjusted above for [***] (which calculation will be based on (i) the membership mid-point for each tier, and (ii) [***] membership for the minimum membership tier).

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(d)	Adjustments to Health Plan Portfolio.

(i)	Except for changes that relate to a change to (or addition of) an In-Scope Application agreed to by the Parties in the Schedule X (Source of Truth), if Triple-S (1) adds a new Application to the Health Plan Portfolio, or (2) adds Material Functionality to an existing Application in the Health Plan Portfolio that requires a material change in the Infrastructure required to support such Application, which Triple-S must do pursuant to the Change Control Process, then:

(A)	Supplier shall propose a staffing and Infrastructure plan showing the incremental Supplier Personnel and Infrastructure required to support the new or modified Application.

(B)	Supplier will categorize charges associated with the new or modified Application as one-time charges or ongoing charges (which will be further categorized as fixed or variable).

(C)	After the incremental staffing and Infrastructure is determined and the charges are categorized:

(a)	Triple-S shall pay for one-time charges using the Special Infrastructure Projects Pool (if available) or using the T&M Rates;

(b)	Triple-S shall pay for fixed ongoing charges as a separate line item on the invoices; and

(c)	For ongoing charges that are variable, the Parties shall equitably adjust the Health Plan Charges to reflect the additional staffing and Infrastructure, which adjustment shall not exceed an amount equal to [***].

(ii)	Except for changes that relate to a change to an In-Scope Application agreed to by the Parties in the Schedule X (Source of Truth), if Triple-S (1) removes an existing Application from the Health Plan Portfolio, or (2) removes Material Functionality from an existing Application in the Health Plan Portfolio that allows for a material reduction in the Infrastructure required to support such Application, which Triple-S must do pursuant to the Change Control Process, then:

(A)	Supplier shall propose a revised staffing and Infrastructure plan showing the reduction in Supplier Personnel and Infrastructure required to support the reduced workload.

(B)	After the revised staffing and Infrastructure is determined, the Parties shall equitably adjust the Health Plan Charges to reflect the revised staffing, which adjustment shall equal [***].

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(iii)	Patches, enhancements and other modifications to the existing Applications in the Health Plan Portfolio shall [***] in connection with the addition or removal of Material Functionality.

(iv)	Upon request in connection with the processes in Sections 4.5(d)(i) through 4.5(d)(ii), Supplier shall provide Triple-S with reasonable supporting detail from Supplier’s estimating tools to allow Triple-S to understand and validate Supplier’s proposed changes.

5.	NON-HEALTH PLAN HOSTING SERVICES

This Section 5 provides the Charges payable for Services Supplier provides in support of the PC & Life Portfolio and TSM Portfolio.

5.1	Fixed Charges

(a)	Fixed PC & Life Portfolio Charge. Schedule C-1 (Charges) provides a fixed monthly charge payable by Triple-S for all Services provided in support of the PC & Life Portfolio (“Fixed PC & Life Charge”).

(b)	Fixed TSM Hosting Portfolio Charge. Schedule C-1 (Charges) provides a fixed monthly charge payable by Triple-S for all Services provided in support of the TSM Portfolio (“Fixed TSM Charge”).

(c)	Adjustments to Fixed Charges.

(i)	If Triple-S (1) adds a new Application to the PC & Life Portfolio or the TSM Portfolio, or (2) adds Material Functionality to an existing Application in the PC & Life Portfolio or the TSM Portfolio that requires a material change in the Infrastructure required to support such Application, which Triple-S must do pursuant to the Change Control Process, then:

(A)	Supplier shall propose a staffing and Infrastructure plan showing the incremental Supplier Personnel and Infrastructure required to support the new or modified Application.

(B)	After the incremental staffing and Infrastructure is determined, the Parties shall equitably adjust the Fixed PC & Life Charge or Fixed TSM Charge (as applicable) to reflect the additional staffing and Infrastructure, which adjustment shall not exceed an amount equal to (i) the number of incremental FTEs in the revised staffing multiplied by the applicable T&M Rates provided in Schedule C-2 (T&M Rates); and (ii) Supplier’s reasonable cost of providing such additional Infrastructure.

(ii)	If Triple-S (1) removes an existing Application from the PC & Life Portfolio or the TSM Portfolio, or (2) removes Material Functionality from an existing Application in the PC & Life Portfolio or the TSM Portfolio that allows for a

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

material reduction in the Infrastructure required to support such Application, which Triple-S must do pursuant to the Change Control Process, then:

(A)	Supplier shall propose a revised staffing and Infrastructure plan showing the reduction in Supplier Personnel and Infrastructure required to support the reduced workload.

(B)	After the revised staffing and Infrastructure is determined, the Parties shall equitably adjust the Fixed PC & Life Charge or Fixed TSM Charge (as applicable) to reflect the revised staffing, which adjustment shall equal (i) the FTEs reduced multiplied by the applicable T&M Rates provided in Schedule C-2 (T&M Rates) unless the Parties agree otherwise; and (ii) reductions in Supplier’s cost as a result of the removal of such Infrastructure.

(iii)	Patches, enhancements and other modifications to the existing Applications in the PC & Life Portfolio and TSM Portfolio shall [***] connection with the addition or removal of Material Functionality.

(iv)	Upon request in connection with the processes in Sections 5.1(c)(i) through 5.1(c)(ii), Supplier shall provide Triple-S with reasonable supporting detail from Supplier’s estimating tools to allow Triple-S to understand and validate Supplier’s proposed changes.

6.	APPLICATION SUPPORT SERVICES

This Section 6 describes how the Charges for Applications Support Services shall be determined.

6.1	Application Support Pool

(a)	Pool Hours. The Health Plan Charges include the provision of the following pool of Productive Application Hours that shall be used by Supplier to perform Applications Support Services (“Application Support Pool”):

Application Support Pool
Contract Year 1	[***] hours
Contract Year 2	[***] hours
Contract Year 3	[***] hours
Contract Year 4 and each Contract Year thereafter	[***] hours

(b)	Use of Hours.

(i)	The hours in the Application Support Pool shall be applied against all Productive Application Hours worked by Supplier in a Contract Year (regardless of location or skill-set required) until the Application Support Pool is reduced to zero.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(ii)	The Parties expect that Supplier will perform application maintenance Services such that Triple-S has at least [***] available for discretionary applications development projects.

(c)	Reporting. Supplier shall provide monthly reports showing:

(i)	the number of Productive Application Hours worked each month (“Monthly Hours Report”), including:

(A)	identification of all individual timekeepers that charge hours against the Application Support Pool (including location and position);

(B)	number of hours charged by each such timekeeper;

(C)	reasonably detailed descriptions of the Applications Support Services performed by each timekeeper;

(D)	number of hours allocated to application maintenance (vs. discretionary development projects);

(E)	number of hours charged against each Applications Development Project; and

(ii)	a rolling three-month forecast of how Productive Application Hours are estimated to be allocated going forward.

(d)	Hours in Excess of Pool. If Productive Application Hours in excess of the Application Support Pool are required to perform the Application Support Services:

(i)	Supplier shall provide Triple-S with reasonable advance notice of the additional hours required, including the information required in the Monthly Hours Report defined above and the T&M Rates applicable to each individual identified in the Monthly Hours Report; and

(ii)	Supplier may charge Triple-S for additional Productive Application Hours approved by Triple-S in advance and in writing on a time and materials basis using the T&M Rates.

(e)	Forecasting and Carry-Forward of Application Support Pool Hours.

(i)	Sixty (60) days prior to the start of each Contract Year, Triple-S will allocate the Application Support Pool for the Contract Year between the first and second six (6) month periods. Triple-S may update its forecast to move hours allocated to the second six (6) month period into the first six (6) month period by providing ninety (90) days’ notice to Supplier. Triple-S’ initial allocation of hours (as it may be adjusted as provided above) may not result in an allocation of more than [***].

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(ii)	If Triple-S does not use [***] of the Application Support Pool hours in a [***] period forecast (as it may be adjusted above), the unused portion of the Application Support Pool for such period will be added to the Application Support Pool in the following [***] period; provided, no more than [***] of the original baseline amount (i.e., excluding any hours carried forward from a prior period) of Application Support Pool hours from the immediately preceding[***] period may be carried forward to the next [***] period under this Section 6.1(e) unless Triple-S was unable to use Application Support Pool dollars due to Supplier’s failure to make sufficient Supplier Personnel with appropriate skill sets available to perform Projects requested by Triple-S.

(f)	Project Management. All Applications Development Projects shall be initiated, defined, approved in writing by Triple-S, performed and accepted in accordance with the process described in Schedule N (Project Framework). Triple-S shall not be responsible for Charges (and dollars shall not be debited from the Application Support Pool) for Applications Development Projects that are not approved by Triple-S in writing in accordance with such process.

(g)	Additional Terms. Supplier shall not charge (or count against the Application Support Pool):

(i)	any hours worked to perform Services required by the Transition or Transformation; or

(ii)	any hours worked on an Infrastructure Project or other Services that are not Applications Support Services; or

(iii)	any hours to correct errors or other issues caused by Supplier Personnel.

6.2	Ongoing Operational Costs

Each Party shall be responsible for implementing and providing on an ongoing basis all additional Equipment, Software, network connectivity, and facilities that may be required to support Applications Projects in the manner set forth in the Financial Responsibility Matrix. Supplier is fully compensated for the resources it provides in this regard through the Health Plan Charges, Fixed PC & Life Charge and Fixed TSM Charge, as they may be adjusted as expressly provided in this Schedule C.

7.	INFRASTRUCTURE PROJECTS

This Section 7 describes how the charges for Projects (other than Application Development Projects) (“Infrastructure Projects”) shall be determined.

7.1	Definitions

(a)	“Special Infrastructure Project” means an Infrastructure Project that (i) is requested by Triple-S; and (ii) is intended to (A) implement new technologies, business functions, software, tools, business processes or to change the IT architecture or (B) modify the

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

Infrastructure used to support the In-Scope Applications to enable Triple-S to comply with a change in Applicable Law enacted after the Effective Date, in each case excluding all BAU Activities that may be required in connection with the Infrastructure Project.

(b)	“BAU Activity” means:

(i)	any Services that do not meet the definition of “Project”;

(ii)	any Services or related activities required for Supplier to execute the Transition or Transformation, and otherwise implement the Infrastructure, solution and functionality described in the scope and solution documents attached to the IT SOW;

(iii)	any Services that Supplier is required to perform under SOW #1 (Claims Services) or SOW #2 (IT Services)

(iv)	any IMACs (including end user IMACs and network IMACs);

(v)	any Services covered by a Service Level or required to meet Service Levels (e.g., performing break-fix, capacity management, database index maintenance);

(vi)	labor required to provision new Equipment and Software or to refresh existing Equipment and Software;

(vii)	labor required to manage project work to be performed by Managed Third Parties (e.g., projects performed by Managed Third Parties requiring modifications or upgrades to software); and

(viii)	any Services that Supplier is required to perform under this Agreement in the absence of a specific request from Triple-S for Supplier to perform them (i.e., only ad hoc work specifically requested by Triple-S can be a Special Infrastructure Project).

7.2	Charges for BAU Activity

There are no additional amounts payable for Projects that include BAU Activity. Supplier is compensated for these Projects through the Fixed Fees and Health Plan Charges, Fixed PC & Life Fee and Fixed TSM Fee.

7.3	Charges for Special Infrastructure Projects

(a)	Pool Hours. The Health Plan Charges include the provision of the following pool of Productive Hours that shall be used by Supplier to perform Special Infrastructure Projects (“Special Infrastructure Projects Pool”):

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

Special Infrastructure Project Pool (Hours)
Contract Year 1 (first 6 months)	[***]
Contract Year 1 (second 6 months)	[***]
Contract Year 2 (first 6 months)	[***]
Contract Year 2 (second 6 months)	[***]
Contract Year 3 (first 6 months)	[***]
Contract Year 3 (second 6 months)	[***]
Contract Year 4 (first 6 months)	[***]
Contract Year 4 (second 6 months)	[***]
Contract Year 5 and each year thereafter during the Term (first 6 months)	[***]
Contract Year 5 and each year thereafter during the Term (first 6 months)	[***]

(b)	Use of Hours. The hours in the Special Infrastructure Project Pool shall be applied against Productive Hours worked by Supplier on Special Infrastructure Projects in a Contract Year (regardless of location or skill-set required) until the Special Infrastructure Project Pool is reduced to zero.

(c)	Reporting. Supplier shall provide monthly reports showing:

(i)	the number of Productive Hours worked each month on Special Infrastructure Projects (“Monthly Infrastructure Hours Report”), including:

(A)	identification of all individual timekeepers that charge hours against the Special Infrastructure Project Pool (including location and position);

(B)	number of hours charged by each such timekeeper;

(C)	reasonably detailed descriptions of the work performed by each timekeeper; and

(D)	number of hours charged against each Special Infrastructure Project; and

(ii)	a rolling three-month forecast of how Productive Hours are estimated to be allocated going forward for Special Infrastructure Projects.

(d)	Hours in Excess of Pool. If Productive Hours in excess of the Special Infrastructure Project Pool are required to perform Special Infrastructure Projects:

(i)	Supplier shall provide Triple-S with reasonable advance notice of the additional hours required, including the information required in the Monthly Infrastructure Hours Report defined above and the T&M Rates applicable to each individual identified in the Monthly Infrastructure Hours Report; and

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

(ii)	Supplier may charge Triple-S for additional Productive Hours approved by Triple-S in advance and in writing on a time and materials basis using the T&M Rates.

(e)	Carry-Forward. If Triple-S does not use [***] of the Special Infrastructure Projects Pool hours in a [***] period, the unused portion of the pool for such period will be added to the Special Infrastructure Projects Pool in the following[***] period; provided, no more than [***] of the original baseline amount (i.e., excluding any hours carried forward from a prior period) of pool hours from the immediately preceding [***] period may be carried forward to the next [***] period under this Section unless Triple-S was unable to use Special Infrastructure Project Pool dollars due to Supplier’s failure to make sufficient Supplier Personnel with appropriate skill sets available to perform Projects requested by Triple-S.

(f)	Project Management. All Special Infrastructure Projects shall be initiated, defined, approved in writing by Triple-S, performed and accepted in accordance with the process described in Schedule N (Project Framework). Triple-S shall not be responsible for Charges (and dollars shall not be debited from the Special Infrastructure Projects Pool)) for Projects that are not approved by Triple-S in writing in accordance with such process.

(g)	Charges for Equipment and Software. For Special Infrastructure Projects that (i) constitute Material Scope Changes; and (ii) require Supplier to purchase additional Equipment and Software, the charges for that Equipment and Software shall be determined under Section 14.15.

7.4	Infrastructure Project Management

(a)	Supplier shall use trained project managers and project management tools and methodologies to manage all Infrastructure Projects under the Agreement, including those that are included in BAU Activities.

(b)	All Special Infrastructure Projects shall be initiated, defined, approved in writing by Triple-S, performed and accepted in accordance with the process described in Schedule N (Project Framework). Triple-S shall not be responsible for Charges for Special Infrastructure Projects not approved by Triple-S in writing in accordance with such process.

8.	MATERIAL CHANGES

The Health Plan Charges (together with the other Charges provided in this Schedule C (Charging Methodology)) shall compensate Supplier for all Services provided to Triple-S, including substantial variability in the volume of such Services that may be required from month-to-month. Accordingly, except as expressly required elsewhere in this Schedule C (Charging Methodology), the Charges are subject to adjustment only in the following circumstances (each a “Material Change”):

Triple-S / Supplier Confidential

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Schedule C
Charging Methodology

8.1	Material Scope Change

(a)	Definition. “Material Scope Change” means a change that Triple-S requires to the scope of the Services that:

(i)	causes a material increase or enables a material decrease in the recurring labor or Infrastructure Supplier requires to provide the Services, where “material” means [***];

(ii)	is approved by Triple-S in writing through the Change Control Process; and

(iii)	does not involve the following:

(A)	changes in Member or Claims volumes (which are to be addressed through the pricing methodologies provided in Section 4);

(B)	changes involving Application Support Services (which are to be addressed through the pricing methodology provided in Section 6.1);

(C)	changes to the Health Plan Portfolio, PC & Life Portfolio or TSM Portfolio (which are to be addressed through the pricing methodologies provided in Sections 4.5(d) and 5);

(D)	Infrastructure Projects (which are to be addressed through the pricing methodologies provided in Section 7);

(E)	changes assumed to occur as part of the Transition or Transformation; or

(F)	change that is assumed as part of the Services described in Schedule A (Cross Functional Services) or an SOW executed under this Agreement (for example, annual updates to Claims processes and procedures; refresh of Triple-S Software).

(b)	Process and Pricing Adjustment. If Triple-S requests a change to the Services that either Party believes is a Material Scope Change, such Party shall notify the other of its determination and the following shall apply:

(i)	the Parties will evaluate the impact of the change requested by Triple-S through the Change Control Process; and

(ii)	if the change is a Material Scope Change, they shall (A) determine the extent to which Supplier’s Labor Costs or Infrastructure costs will increase or decrease after implementing the Material Scope Change; and (B) negotiate appropriate adjustments to the Health Plan Charges to reflect such increase or decrease. Any changes to Health Plan Charges must be agreed in writing by the Parties and will apply on a going-forward basis only. Unless agreed otherwise by the Parties, adjustments based on Supplier Labor Costs shall be made using the T&M Rates and adjustments to Infrastructure shall be made pursuant to Section 14.15.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Charging Methodology

If the change is not a “Material Scope Change”, Supplier will, subject to Section 8.1(c) below, perform the change as part of the Services at no additional charge.

(c)	With respect to changes described in Section 18.4(e)(ii) of the General Terms and Conditions that are enacted after the Effective Date (each, a “Change in Law”):

(i)	Application Changes. Changes to In-Scope Applications that require Application Support Services shall be performed using hours from the Application Support Pool. Supplier shall be required to make any changes required to Supplier Software at Supplier’s expense. If any work product charged against the Application Support Pool can be leveraged for the benefit of Supplier or a Supplier Affiliate or their respective provider, the hours spent on such work product shall be [***].

(ii)	Infrastructure Changes. Changes to Infrastructure shall be reviewed under the Material Scope Change provisions above. If the change is a Material Scope Change, (A) charges for the one-time Infrastructure Project work will be determined under Section 7; and (B) incremental Equipment and Software will be charged under Section 14.15.

(iii)	Labor Changes. Supplier shall be responsible for adding Supplier Personnel as necessary to comply with a Change in Law; provided if Changes in Law require, without regard to whether any such change is a Material Scope Change, Supplier to add more than [***] in the aggregate over the Term of the Agreement (net of any reductions Supplier makes in Supplier Personnel as a result of Changes in Law) (“Labor Threshold”), (A) Supplier shall notify Triple-S of the Change in Law and provide supporting detail for the increase in FTEs; and (B) the Parties will negotiate an equitable increase to the Charges to compensate Supplier for the FTEs required above the Labor Threshold.

8.2	Triple-S Efficiency Initiatives

(a)	Definition. “Triple-S Efficiency Initiative” means a material change that does not relate to a change to an In-Scope Application agreed to by the Parties in Schedule X (Source of Truth) and (i) Triple-S makes to Triple-S systems or operations; or (ii) Supplier makes as part of Application Support Services, that enables Supplier to materially reduce Supplier’s recurring Labor Charges, Infrastructure costs or other costs of providing the Services.

(b)	Process and Pricing Adjustment. Triple-S shall notify Supplier of any change that it believes is a Triple-S Efficiency Initiative and the following shall apply:

(i)	the Parties will evaluate the impact of the change requested by Triple-S through the Change Control Process; and

(ii)	if the Parties agree the change is a Triple-S Efficiency Initiative, the Parties shall (A) determine the extent to which Supplier’s Labor Charges, Infrastructure or other costs are reasonably expected to decrease in connection with the Triple-S

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

Efficiency Initiative; and (B) negotiate equitable adjustments to the Charges to reflect such decrease, taking into consideration each Party’s investment in the Triple-S Efficiency Initiative. Any changes to Charges must be agreed in writing by the Parties and will apply on a going-forward basis only.

8.3	Additional Terms

(a)	The pricing adjustments contemplated in this Section 8 in connection with Material Changes [***].

(b)	Supplier shall provide Triple-S with reasonably detailed information about Supplier’s existing environment (including personnel and Infrastructure solution) and any changes required or made possible with respect to personnel, Infrastructure and other resources as a result of a Material Change. This information shall be sufficient for Triple-S to understand and assess the net impact of the Material Change and the need to increase (or opportunity to decrease) Labor Charges, including (i) identification of affected Supplier Personnel by individual, rate category and location; and (ii) a list of affected Infrastructure by component and location.

9.	TRANSFERRED CONTRACTS

9.1	Transferred Contracts

Schedule C-5 (TSS Transferred Contracts) designates third party service contracts and licenses for Equipment, Software, services and other resources (“TSS Transferred Contracts”) that Supplier will assume as of the Service Commencement Date for IT Services, subject to the terms in this Section 9.

(a)	The parties will work in good faith to assign, novate or otherwise transfer all of the TSS Transferred Contracts to Supplier prior to the Service Commencement Date for IT Services.

(b)	If the parties are unable to transfer a Transferred Contract to Supplier prior to the Service Commencement Date for IT Services:

(i)	Subject to the Parties obtaining any additional Required Consents, Triple-S will use Commercially Reasonable Efforts to continue to make the Transferred Contract available to Supplier for up to an additional 24 months. If Supplier requests an extension beyond such 24 month period, Triple-S may agree to or reject the request in its sole discretion.

(ii)	If it is not possible using Commercially Reasonable Efforts for Triple-S to continue making the Transferred Contract available to Supplier for the period described above, Supplier will replace the TSS Transferred Contract with a new contract or alternative solution approved in writing by Triple-S.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Charging Methodology

(iii)	Supplier will be responsible for [***] of the costs incurred by Triple-S under each TSS Transferred Contract and payable to the counterparty to such TSS Transferred Contract after the Service Commencement Date for IT Services whether it is transferred to Supplier or retained by Triple-S.

(c)	If Triple-S has prepaid any amounts under a TSS Transferred Contract (e.g., software maintenance) prior to the Service Commencement Date, Supplier shall provide Triple-S with a payment for the prepaid amounts attributable to periods after the Service Commencement Date for IT Services (e.g., if Triple-S prepaid $1,200 in maintenance fees for January through December 2017 and the Service Commencement Date is September 1, Supplier would provide a payment equal to $400). The Parties will reconcile the Triple-S spend for TSS Transferred Contracts to identify such payments within ninety (90) days of the Effective Date and Supplier will pay Triple-S such amounts within forty-five (45) days after such date.

10.	T&M RATES

10.1	Rates

(a)	T&M Rates. Schedule C-2 (T&M Rates) provides time and materials rates that shall apply for purposes of calculating:

(i)	any Applications Support Services charges payable by Triple-S on a time and materials basis under this Agreement;

(ii)	Labor Costs;

(iii)	adjustments to the Health Plan Charges required in connection with a Material Change under Section 8; and

(iv)	any other Services for which this Agreement expressly permits Supplier to charge on a time and materials basis.

10.2	Additional Terms

(a)	All T&M Rates are fully loaded, meaning they include the following costs and expenses:

(i)	all corporate and administrative overhead;

(ii)	charges or fees for visas for Supplier Personnel;

(iii)	office space, Equipment and other Infrastructure expenses for Supplier Personnel working outside of Triple-S facilities (including those working remotely);

(iv)	management activities by Supplier Personnel that are not dedicated to performing Services for Triple-S;

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
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(v)	personal computers for Supplier Personnel and related office Software and tools (excluding Software and tools purchased specifically for performance of Services for Triple-S that Supplier does not generally use in provision of Services), except to the extent expressly provided otherwise in the Financial Responsibility Matrix; and

(vi)	all other costs associated with providing the Services, unless or to the extent explicitly authorized in advance by Triple-S.

(b)	Only Productive Work is chargeable to Triple-S in connection with a Project or counted against the Application Support Pool. Supplier shall not charge for or count any work for the purposes referenced above that does not meet the definition of Productive Work.

11.	ADDITIONAL TERMS RELATING FIXED FEES FOR HEALTH PLAN CHARGES

Section 4.2 provides for a Monthly Fixed Fee payable for In-Scope Members at the [***] volume tier (“Minimum Monthly Fixed Fee”).

(a)	The Minimum Monthly Fixed Fee shall be adjusted in connection with a Termination Event as required under Section 12.

(b)	If the volume of Non-Restricted Members in a month is reduced below [***] as a result of:

(i)	Supplier’s acts or omission (e.g., a Regulator suspends Triple-S’ right to enroll new Members due to Supplier’s failure to meet Service Levels);

(ii)	Triple-S’ removal of Services from this Agreement due to Supplier’s negligence or failure to perform in accordance with this Agreement;

(iii)	Any delay in completion of the Transition or Transformation (to the extent the delay results from Supplier’s acts or omissions), or

(iv)	During the Disengagement Assistance Period; then

the Monthly Minimum Fixed Fees for the period of the Non-Restricted Member reduction caused by one of the foregoing events will be reduced by an amount equal to (A) the volume of Non-Restricted Members reduced as a result of such circumstance, multiplied by (B) the PMPM Rate payable for In-Scope Members in the first tier above [***].

12.	TERMINATION CHARGES

This Section 12 describes the Termination Charges that are payable in connection with certain termination events defined in Section 16 (Termination) of the General Terms and Conditions (each, a “Termination Event”).

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

12.1	Termination Charges

Schedule C-4 (Termination Charges) sets forth the Termination Charges that Triple-S will pay to Supplier in connection with the termination of the entire Agreement (including all SOWs executed under the Agreement) under Sections 16.1(b), 16,1(f) or 16.1(h) of the General Terms and Conditions.

12.2	Mitigation of Charges

The Termination Charges in Schedule C-4 (Termination Charges) assume Supplier will be responsible for severance for all Supplier Personnel and stranded asset costs for all Equipment and Software used by Supplier to provide the Services.

(a)	If Triple-S elects to hire Supplier Personnel, the Termination Charges shall be reduced by an amount equal to the severance that would otherwise be payable to those Supplier Personnel had they been terminated on the date Triple-S hired them.

(b)	If Triple-S assumes facility leases, data center contracts or other obligations that reduce Supplier’s wind-down obligations to third parties, the Termination Charges shall be equitably reduced to reflect the associated savings realized by Supplier.

13.	RESERVED

14.	OTHER CHARGES, CREDITS AND TERMS

14.1	Financial Responsibility Matrix

Schedule C-3 (Financial Responsibility Matrix) contains a financial responsibilities matrix (“Financial Responsibilities Matrix” or “FRM”) identifying which Party has financial responsibility for the various resources used in performing the Services under the Agreement, including personnel resources, Equipment, Software and facilities. With respect to those items for which Supplier has financial responsibility, the Charges are deemed to compensate Supplier for supplying the item and/or providing associated services as specified in the FRM. Accordingly, Triple-S will not be required to pay Supplier any amounts with respect to such items other than the Charges.

14.2	Inflation Adjustments for T&M Rates

This Section 14.2 sets forth the cost of living adjustment that Supplier may make solely to the T&M Rates each year beginning in Contract Year 2, in addition to any adjustments set forth in Section 14.3 below.

(a)	On [***], Supplier shall increase the T&M Rates by multiplying such rates by the applicable Inflation Factor defined below (each adjustment, a “COLA”).

(b)	The “Inflation Factor” for T&M Rates in the United States shall equal [***]. “US CPI” means All Items Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100 CPI.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Charging Methodology

(c)	The Inflation Factors for T&M Rates in India shall be determined as provided above in Section 14.2(b), except the US CPI shall be replaced by the Consumer Price Index “Numbers for Industrial Workers - CPI(IW) – All India Index”, published by the Labour Bureau, Government of India for rates for Supplier Personnel in India (“India CPI”).

(d)	Notwithstanding the calculations above, the Inflation Factor in the United States and India shall not exceed [***] in any year.

(e)	Supplier shall give Triple-S notice of the applicable COLA for each Contract Year and corresponding adjustments required under this Section 14.2 within thirty (30) days after [***], including detailed calculations and supporting documentation as to the determination of the Inflation Factor and the resulting changes to the T&M Rates for such year.

14.3	Inflation Adjustments for All Charges

In addition to the adjustments to T&M Rates under Section 14.2, this Section 14.3 sets forth the cost of living adjustment that Supplier may make to the T&M Rates, Health Plan Charges, PMPM Rates, PC & Life Fixed Fee and TSM Fixed Fee each year beginning in Contract Year 2.

(a)	Certain Definitions.

(i)	“Base Growth” means [***] on [***] growth per year thereafter.

(ii)	[***] means [***] on [***] growth per year thereafter.

(iii)	[***]

(b)	[***]:

(i)	[***]

[***].

(c)	[***]:

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]
[***]
[***]

[***]
[***]
[***]

[***].

(d)	Supplier shall give Triple-S notice of any such adjustments for each Contract Year and corresponding adjustments required under this Section 14.3 within thirty (30) days of September 1 of such year, including detailed calculations and supporting documentation as to the determination of the resulting changes to the Charges for such year.

14.4	End User Support

The Health Plan Charges shall fully compensate Supplier for all service desk functions, information technology support for all existing and future employees of Triple-S and its Affiliates (and contractors working at Triple-S and its Affiliates’ facilities) and support of their personal computers, peripherals, printers and other end user devices.

14.5	Pass-Through Expenses

(a)	As of the Effective Date, there are no Pass-Through Expenses payable by Triple-S. If the Parties agree to add Pass-Through Expenses to this Agreement after the Effective Date, they will do so through the Change Control Process.

(b)	“Pass-Through Expenses” means third party charges that are to be both (i) paid by Triple-S (either (A) directly to the third party or (B) to Supplier, which, in turn, pays the third party) on an Out-of-Pocket Expenses basis, and (ii) administered by Supplier. Any Pass-Through Expenses shall be agreed upon in accordance with this Section. Supplier shall arrange for delivery by third parties to Supplier of invoices for Pass-Through Expenses, and Supplier promptly shall review such invoices and provide Triple-S with the original invoice together with a statement identifying which charges are proper and valid and should be paid by Triple-S.

(c)	Supplier shall use Commercially Reasonable Efforts to minimize the amount of Pass-Through Expenses. With respect to services or materials paid for on a Pass-Through Expenses basis, Triple-S reserves the right to: (i) obtain such services or materials directly from a third party; (ii) designate the third party source for such services or materials; (iii) designate the particular services or materials (e.g., equipment make and

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

model) Supplier shall obtain; (iv) designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time); (v) require Supplier to identify and consider multiple sources for such services or materials or to conduct a competitive procurement; and (vi) review and approve the applicable Pass-Through Expenses before entering into a contract for particular services or materials.

14.6	Incidental Expenses

Supplier acknowledges that, except as may be otherwise provided in this Agreement, expenses that Supplier expects to incur in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in Supplier’s Charges and rates set forth in this Agreement. Accordingly, such Supplier expenses are not separately reimbursable by Triple-S unless, on a case-by-case basis for unusual expenses, Triple-S has agreed in advance and in writing to reimburse Supplier for the expense.

14.7	Taxes

The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a)	Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b)	Supplier shall be responsible for any sales, use, excise, value-added, services, consumption and other taxes and duties payable by Supplier on the goods or services used or consumed by Supplier in providing the Services where the tax is imposed on Supplier’s acquisition or use of such goods or services and the amount of tax is measured by Supplier’s costs in acquiring such goods or services.

(c)	Triple-S shall be responsible for any applicable sales, use, excise, value-added, services, consumption or other tax that is assessed on the provision of the Services as a whole, or on any particular Service by any governmental or taxing authority within the United States; provided, however, that (i) Supplier invoices reflect on a current basis the amount of any such tax in each jurisdiction and the taxable Services to which such tax relates, (ii) if Supplier fails to reflect on its invoice any such tax on a current basis, Supplier shall be financially responsible for any penalties and interest assessed by the taxing authority with respect to such tax, and (iii) if Supplier fails to reflect any such tax on a Supplier invoice within twelve (12) months after the date that such tax is due and payable, Supplier shall be financially responsible for the full amount of such tax, including any penalties and interest.

(d)	Supplier shall be responsible for any sales, use, excise, value-added, services, consumption or other tax that is assessed on the provision of the Services as a whole, or on any particular Service, by any governmental or taxing authority outside the United States as of the Effective Date or during the Term, except (i) where the Parties agree in writing that a Supplier Affiliate located in a jurisdiction outside of the United States may

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

invoice Triple-S or a Triple-S Affiliate directly or (ii) where the Parties agree in writing including email that Supplier will provide centralized billing, wherein a Triple-S Affiliate located in a jurisdiction outside of the United States will receive Services from a Supplier Affiliate located in a jurisdiction outside of the United States and invoicing for such Services is between a Triple-S Affiliate located in the United States and a Supplier Affiliate located in the United States.

(e)	Supplier shall be responsible for any payments required to compensate Supplier Personnel for compensatory tax treatment resulting from Supplier Personnel traveling to perform services.

(f)	If a sales, use, excise, value added, services, consumption or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

(i)	those for taxable Services;

(ii)	those for which Supplier functions merely as a payment agent for Triple-S in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(iii)	those for other nontaxable Services.

(g)	The Parties agree to reasonably cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Supplier’s invoices shall separately state the amounts of any taxes Supplier is collecting from Triple-S, or otherwise a tax-compliant invoice, and Supplier shall remit such taxes to the appropriate authorities. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

(h)	Supplier shall promptly notify Triple-S of, and coordinate with Triple-S the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which Triple-S is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights, at its sole cost and expense, to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If Triple-S requests Supplier to challenge the imposition of any tax, Supplier shall do so in a timely manner and Triple-S shall reimburse Supplier for the reasonable legal fees and expenses it incurs. Triple-S shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by Triple-S.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

14.8	Benchmarking

(a)	[***] during the Term commencing [***] (with intent to complete the benchmark and make any adjustments resulting from the benchmark effective at the beginning of [***], Triple-S may benchmark the Charges for the Services under this Agreement in accordance with this Section 14.8.

(b)	A benchmarking under this Section shall be conducted by an independent industry-recognized benchmarking service provider designated by Triple-S and reasonably approved by Supplier (‘Benchmarker’). Supplier agrees that [***] is acceptable as a Benchmarker. If Supplier rejects any other Benchmarker suggested by Triple-S, Supplier shall also provide Triple-S with the names of three (3) other Benchmarkers that would be acceptable to Supplier. [***]. The Parties shall cooperate with the Benchmarker, including, as appropriate, making available knowledgeable personnel and pertinent documents and records.

(c)	The Benchmarker shall perform the benchmarking in accordance with the Benchmarker’s documented procedures that shall be provided to the Parties prior to the start of the benchmarking process and as part of the Benchmarker selection process. The Benchmarker shall compare the Charges for the Services under this Agreement being benchmarked to the costs being incurred in a representative sample of similar services. The Benchmarker shall select the representative sample from entities (i) identified by the Benchmarker and approved by the Parties, or (ii) identified by agreement of the Parties and approved by the Benchmarker. The representative sample shall include at least [***].

(d)	The Benchmarker shall conduct a benchmarking as promptly as is prudent in the circumstances. In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking to accommodate, as appropriate, differences in volume of service, scope of services, service levels, service delivery locations and other pertinent factors. Supplier will provide to the Benchmarker reasonably detailed information about the component elements of Supplier’s charges and pricing methods under this Agreement (although if Supplier fails to do so the Benchmarker shall proceed with such assumptions as it determines are reasonable under the circumstances), and the Benchmarker shall gather and utilize reasonably detailed information with respect to the representative samples being used for comparison. At the appropriate stage early in the process; but, in any event, prior to completing its report, the Benchmarker will meet with the Parties and describe in reasonable detail the steps that the Benchmarker proposes to take to normalize the data for comparison. The Parties shall have a reasonable opportunity to comment on those steps, and the Benchmarker shall incorporate into its normalization process the reasonable suggestions made by either Party; provided that if those suggestions are in conflict, the Benchmarker’s have the discretion to make the final determination. After the Benchmarker issues its preliminary report, each Party shall be provided a reasonable opportunity to review, comment on, and request changes in the Benchmarker’s preliminary report. Following such review and comment, the Benchmarker shall issue a final report of its findings and conclusions, indicating what it believes all the Charges would be at the[***] (viewed from the

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

perspective of most beneficial to Triple-S (e.g., lowest charges shall be the “best” charges)). In doing so, the Benchmarker will set [***].

(e)	If in the final report of the Benchmarker, the Charges to Triple-S for the benchmarked Services are greater than the [***] of the representative sample, (i) the Parties shall meet and work in good faith to adjust the Charges in an attempt to achieve such [***]; and (ii) if the Parties are unable to agree on and document in an amendment such adjustment within [***] after the Benchmarker publishes its final report, Triple-S shall have the right to terminate this Agreement (including the SOWs executed under this Agreement) [***] notice to Supplier. If in the final report of the Benchmarker, the Charges are within the [***] of the representative sample, there shall not be an adjustment to the Charges. In no case will the Charges be [***].

14.9	Currency

All Charges in this Agreement are stated in U.S. Dollars, and shall be invoiced by Supplier and paid by Triple-S in U.S. Dollars. There are no adjustments permitted for changes in foreign exchange rates.

14.10	New Services

The Charges for any New Services performed by Supplier at Triple-S’ request shall be determined in accordance with Section 2.2 (New Services) of the General Terms and Conditions.

14.11	Remedial Services

Supplier shall not be entitled to charge Triple-S for any rework or other Services required as a result of Supplier’s failure to perform in accordance with this Agreement.

14.12	Disengagement Services

Supplier shall invoice Triple-S for Disengagement Services payable by Triple-S as provided in Section 17 (Disengagement Assistance) of the General Terms and Conditions.

14.13	Travel

(a)	Except as provided in Section 14.13(b), Supplier shall be responsible for all expenses for travel and lodging required to provide the Services, including with respect to the Transition, training for Supplier Personnel, management oversight, and any internal Supplier meetings.

(b)	Triple-S shall reimburse Supplier for actual expenses for travel within the United States requested by Triple-S only in connection with discretionary Applications Development Projects; provided such expenses are (i) approved in advance by Triple-S and documented in advance and in writing; and (ii) incurred in accordance with Triple-S’ travel and expense policy.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

14.14	Service Level Credits

Supplier shall credit any Service Level Credits (less any Claw Backs) earned in a month against the subsequent month’s Charges.

14.15	[***] Pricing for Certain New Charges and Adjustments

Where this Schedule C (Charging Methodology) provides for a new Charge or an increase to an existing Charge (including under Sections 4.5(d), 5.1(c), 7 and 8), the components of the new Charge or increase that involve the purchase of additional Infrastructure and related services from a third party shall not exceed an amount equal to [***]. This [***] shall compensate Supplier for all procurement, vendor management, oversight and audit, financing, and Supplier expertise in defining and documenting requirements. Supplier shall provide detail to substantiate any third party costs that are the basis for a new Charge or increase to an existing Charge under this Agreement.

14.16	IT Inventory and Configuration

On a quarterly basis, and as otherwise reasonably requested by Triple-S, Supplier shall provide Triple-S with a detailed inventory of Infrastructure components hosted by Supplier or its Subcontractors (including number of servers and related capacity, GB of storage, system software and tools installed, and any other component for which a third party charges a separate fee). At Triple-S’ request, Supplier will meet with Triple-S to review Supplier’s report and provide additional detail about the hosting environment as reasonably requested by Triple-S.

15.	INVOICING AND PAYMENT

15.1	Invoicing

(a)	Supplier shall invoice Triple-S for all amounts due under this Agreement on a monthly basis in arrears (i.e., Charges for Services delivered in August will be invoiced on the invoice delivered to Triple-S in September), or as otherwise agreed by the Parties in writing. Each invoice shall provide, for each Charge, information regarding the Services to which such Charge relate which is sufficient to enable Triple-S to determine the contractual basis for such Charge. Supplier shall include the calculations utilized to establish the Charges.

(b)	To the extent a credit may be due Triple-S pursuant to this Agreement, Supplier shall provide Triple-S with an appropriate credit against amounts then due and owing against the next month’s invoice. If no further payments are due to Supplier, Supplier shall pay such amounts to Triple-S within [***] of the date of request for such credit by Triple-S.

(c)	Supplier shall render a single consolidated invoice for each month’s Charges showing such details as reasonably specified by Triple-S, including as necessary to satisfy Triple-S’ internal accounting and chargeback requirements (such as allocating Charges among Service components, locations and departments). The form of invoice shall be mutually agreed by the Parties during Transition and any changes to such form invoice during the Term must be approved by Triple-S.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C
Charging Methodology

(d)	Supplier shall use good faith efforts to submit complete invoices that include all Charges incurred in the applicable month, and may include additional Charges on a later invoice, provided that in no event shall Charges [***].

15.2	Payment Due

Subject to the other provisions of this Section 15, invoices provided under Section 15.1 and properly submitted to Triple-S pursuant to this Agreement shall be paid by Triple-S within [***] after receipt thereof.

15.3	Accountability

Supplier shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by Triple-S hereunder in accordance with generally accepted accounting principles applied on a consistent basis. Supplier agrees to provide Triple-S with documentation and other information with respect to each invoice as may be reasonably requested by Triple-S to verify accuracy and compliance with the provisions of this Agreement.

15.4	Proration

Except as may be otherwise provided in this Agreement, periodic Charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

15.5	Refundable Items

(a)	Prepaid Amounts. Where Triple-S has prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, Supplier shall refund to Triple-S, upon either Party identifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the Effective Date.

(b)	Refunds and Credits. If Supplier should receive a refund, credit or other rebate for Pass-Through Expenses previously paid for by Triple-S or for amounts paid by Triple-S under a TSS Transferred Contract prior to the date the contract is transferred to Supplier, Supplier shall promptly notify Triple-S of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be, to Triple-S.

15.6	Deductions

With respect to any amount to be paid by Triple-S hereunder, Triple-S may deduct from such amount any amount that Supplier is obligated to pay Triple-S hereunder.

15.7	Disputed Charges

Subject to Section 15.6, Triple-S shall pay undisputed Charges when such payments are due under this Section 15.7. Triple-S may withhold and/or set off payment of particular Charges that Triple-S disputes in good faith, and may set off amounts due and owing to Triple-S as credits against Charges payable to Supplier under this Agreement. If any such disputed Charges have already been paid, Triple-S may deduct such disputed Charges or amounts due from future amounts owed by Triple-S to Supplier.

Triple-S / Supplier Confidential

MSA Schedule C1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C-1

CHARGES

Schedule C-1	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Schedule C-1 Charges

Final Pricing		Fee Schedule
		Year 1 (a)	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Health Fees	Basis
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Year 1 Fee Schedule
Final Year 1 Fee Schedule
		Mo. 1	Mo. 2	Mo. 3	Mo. 4	Mo. 5	Mo. 6	Mo. 7	Mo. 8	Mo. 9	Mo. 10	Mo. 11	Mo. 12
Health Fees	Basis
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

M = Millions

(a) Optum has provided Year 1 fees broken out by month. Year 1 column in this analysis represents the average.

Schedule C-1	Page 1	Triple-S / Supplier Confidential

MSA Schedule C2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C-2

T&M RATES

Schedule C-2	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Schedule C-2 T&M Rates

Role No.	Role Type	Key Skill	Onshore (Landed) Hourly Rate - Long Term (USD)		Offshore Hourly Rate (USD)
			Level		Level
			Intermediate	Senior	Associate	Intermediate	Senior
1	Technology Architect	Enterprise/Solution Architect , Data Architect, Compliance Architect, QA Architect	[***]			[***]	[***]
		Network Architect (LAN, WAN, Networking), Data Center	[***]			[***]	[***]
2	Database Administrator	SQL, Oracle, DB2, and Sybase	[***]	[***]	[***]	[***]	[***]
3	Developer	Developer - Java & Web Programming, ASP, VB, C++ Developer, BizTalk Developer/ HIPAA EDI, JCL Developer, PrintNet, OnBase	[***]	[***]	[***]	[***]	[***]
		.Net Framework Developer	[***]	[***]	[***]	[***]	[***]
		Edifecs Programmer	[***]	[***]	[***]	[***]	[***]
		DW/ETL IBM Infosphere, ESP/ IBM Websphere, BI Cognos, Informatica	[***]	[***]	[***]	[***]	[***]
4	Production Support Engineer	Service Desk Technican, Command Center Specialist, Data Network Engineering, Windows Server
Engineer, Storage Engineer,
Messaging Engineer,
Cloud/Virtualization Specialist,
ESB (Middleware) Infrastructure Engineer, Mobile Technology
		Specialist	[***]	[***]	[***]	[***]	[***]
		Workplace Services Specialist, Network & Telecom (Voice) Specialist	[***]	[***]	[***]	[***]	[***]
		UNIX Engineer, Backup Engineer	[***]	[***]	[***]	[***]	[***]
		Release Manager				[***]	[***]
		Level 1 Distributed Ops/Engineering	[***]	[***]	[***]	[***]	[***]
5	QA Tester	Manual and Automated Software Tester	[***]	[***]	[***]	[***]	[***]
		Test Designer				[***]	[***]
6	Security Engineer	Enterprise Security Solution Engineer	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential Page 1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-2

T&M Rates

Schedule C-2 T&M Rates (continued)

Role No.	Role Type	Key Skill	Onshore (Landed) Hourly Rate - Long Term (USD)		Offshore Hourly Rate (USD)
			Level		Level
			Intermediate	Senior	Associate	Intermediate	Senior
7	Analysts	Business / Technology Analysts				[***]	[***]
		Business Application Configuration Architect, Workstream Lead				[***]	[***]
8	BPO	Claims Adjudication Processor				[***]
		Claims Audit Processor				[***]
		Performance Management Analyst				[***]
		Trainer				[***]
		UAT Tester				[***]
		Business Process Analyst				[***]
		Project Lead				[***]
		Project Manager				[***]

Role No.	Role Type	Key Skill	Onshore (US Based) Hourly Rate - (USD)
Level
			Intermediate	Senior

9	Program Management[1]	Business/ Technology Analyst	[***]	[***]
		Business and Technology-enabled Business PM	[***]	[***]

______________________

1	These roles will be provided with U.S. based resources.

Triple-S / Supplier Confidential Page 2

MSA Schedule C3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C-3

FINANCIAL RESPONSIBILITY MATRIX

Schedule C-3	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Schedule C-3

Financial Responsibility Matrix

1.	EQUIPMENT

Financial Responsibility
Equipment located in Triple-S data centers*	[***]
Equipment located in Supplier Facilities (including third party cloud and other Subcontractor facilities)*	[***]
End user equipment (including personal computers and peripherals, printers, mobile phones) for Triple-S employees and contracts	[***]
End user equipment (including personal computers and peripherals, printers, mobile phones) for Supplier employees and contracts	[***]

* Including servers, storage, network infrastructure as production and disaster recovery data centers. All In-Scope Applications are assumed to migrate to Supplier Facilities within the timelines set forth in Schedule X (Source of Truth) and the transition documents attached in SOW #2 (IT Services). Triple-S will retain Financial Responsibility for the Equipment and facilities required to host the [***] Software.

2.	NETWORK CONNECTIVITY

Financial Responsibility
Network connectivity between Triple-S facilities	[***]
Network connectivity between Triple-S facilities and Supplier data centers in the United States	[***]
Network connectivity between Supplier facilities (including all connectivity required between the United States and India)	[***]

Triple-S / Supplier Confidential Page 1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-3

Financial Responsibility Matrix

3.	FACILITIES

3.1	Facilities

Supplier shall provide and have Financial Responsibility for the facilities required to provide the Services, except as follows:

Supplier Use of Triple-S Space To Deliver Buzz Services
Locations	Initial Take-Over Period*	Transition to Cloud*	Managed IT Services (Post Data Center)*
	9/12017 – 12/31/2017	1/1/2018 - 6/30/2019	7/1/2019 – End of Term
Data Center	[***] (Existing Employees)	[***]	[***]
Other Triple-S Locations	[***] (Existing Employees)**	[***]	[***]
Workplace services	[***]	[***]	[***]
Supplier KA / KT & Mgmt Staff	[***]	[***]	[***]

* Triple-S shall provide facilities for the In-Scope Employees designated in Schedule G (In-Scope Employee Agreement) so long as they retain employees of Interactive Systems.

The timelines above assume Supplier move of majority of existing resources into Supplier temporary space.

**Supplier is also assuming [***] open requisitions.  Open requisitions will be hired direct to Supplier locations & Triple-S real estate is not required.

3.2	Reimbursements

(a)	The reimbursements Supplier is required to make under the In-Scope Employee Agreement include certain allocations for use of the space above.

(b)	Supplier will not be required to reimburse Triple-S for real estate costs for the personnel noted above, except as provided in the In-Scope Employee Agreement.

Triple-S / Supplier Confidential Page 2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-3

Financial Responsibility Matrix

4.	SOFTWARE

Financial Responsibility
Suppler-provided Software (including as listed in Schedules, S, X and C-5) and any other Software required to implement the IT Solution	[***]
Triple-S-provided Software listed in Schedule X	[***]

5.	ADDITIONAL TERMS

(a)	Triple-S Financial Responsibility in this Schedule C-3 is subject to Sections 12.2 of the General Terms and Conditions and Section 3.1(c) of Schedule C (Charging Methodology).

(b)	If there is an express conflict between the general allocation of responsibility in Sections 1 through 4 of this Schedule C-3, and the terms of Schedule S (Supplier Software), X (Source of Truth) or C-5 (TSS Transferred Contracts), the terms of Schedule S, X or C-5 (as applicable) shall control.

(c)	Supplier shall have Financial Responsibility for all Equipment and Software maintenance contracts (including where Triple-S has Financial Responsibility for the underlying Equipment or Software), except as provided otherwise in Schedule X (Source of Truth).

Triple-S / Supplier Confidential Page 3

MSA Schedule C4

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C-4

TERMINATION CHARGES

Schedule C-4	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Schedule C-4 Termination Charges

Termination Fee for termination pursuant to Section 16.1(b) of the General Terms and Conditions:

Termination Schedule		Termination Fee
	Basis	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Termination for Convenience	Annual	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Termination Fee for termination pursuant to Section 16.1(f) of the General Terms and Conditions:

Termination Schedule		Termination Fee
	Basis	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Termination due to change in laws	Annual	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Termination Fee for termination pursuant to Section 16.1(h) of the General Terms and Conditions:

Termination Fee - Contract Year 1 Only
	Month 1	Month 2	Month 3	Month 4
Termination - No regulatory approval	[***]	[***]	[***]	[***]

The Termination Fees above state the Termination Fee payable for a termination that is effective in the first month of each Contract Year. If the effective date of termination is later in the year, the Termination Fee will be pro-rated based on the number of months remaining in the year. For example, assume each Contract Year is from 9/1 through 8/31 and that the Termination Fee for year 1 is $1,000 and for year 2 is $2,000. If the effective date of termination is in the middle of year 1, the Termination Fee would be $1,500.

Triple-S / Supplier Confidential Page 1

MSA Schedule C5

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE C-5

TSS TRANSFERRED CONTRACTS

Schedule C-5	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

Schedule C-5 – TSS Transferred Contracts

Seq #	Vendor	Description	Long Description	Agreement Name/Date	Contract File Reference	Annual Baseline Spend Amount - In Scope	Legal Name
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

[***][***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule C-5

TSS Transferred Contracts

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]

Triple-S / Supplier Confidential

Schedule D

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE D

KEY SUPPLIER POSITIONS

Schedule D	Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE D

KEY SUPPLIER POSITIONS

I.	INTRODUCTION

With reference to Section 6.3 (Key Supplier Positions and Other Requirements) of the General Terms and Conditions, this Schedule D (Key Supplier Positions) identifies the Key Supplier Positions that are approved as of the Effective Date. All Key Supplier Positions will be identified, interviewed and on-boarded within thirty (30) days of the Effective Date.

II.	KEY SUPPLIER POSITIONS

Ref #	Key Supplier Position	Summary of Role/ Responsibilities	Physical Location
1	Client Account Executive	The Client Account Executive is a Senior Executive who has full authority to make decisions across all services. The Supplier Account Executive will have extensive experience in managing strategic client relationships across a complex set of service delivery and performance standards. This position will be available to travel to attend meetings in Puerto Rico. The Supplier Account Executive will be authorized to act as Supplier’s primary contact with respect to each Party’s obligations under this Agreement, and will have day-to-day authority to assess Triple-S satisfaction, including a strong cultural fit. The Supplier Account Executive will have day-to-day responsibility for managing the delivery of the Services and coordinating with Triple-S executives. The Client Account Executive will have primary responsibility for governance obligations across all services for a smooth transition and a high level of satisfaction with Triple-S personnel. The Account Executive will be the single point of escalation for all contract deliverables.	Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule D
Key Supplier Positions – Account Level

Ref #	Key Supplier Position	Summary of Role/ Responsibilities	Physical Location
2	IT Implementation Lead

The IT Implementation Lead will be responsible for managing the transition phase cloud implementation of services to steady state for IT services.

Once steady state is achieved across the IT services, ongoing Transition Services will be provided on an as-needed basis and resource will no longer be dedicated.

•      Mobilize the IT Implementation Team, progress tracking, communications, and status reporting.

•      Manage and provide guidance and direction on the development of the Transition Plans and Transition Work Plans.

•      Coordinate to produce a consolidated status report that conveys program status, accomplishments, key next steps, risks and issues for the transition.

•      Develop and maintain a matrix summarizing the progress of contractual deliverables through the development, submission, review and approval activities.

Implement a risk and issue management process for the program that includes mitigation and contingency planning.

Puerto Rico 75% for first 2 years (or longer if necessary, to complete the Transition and Transformation) then 50% or as determined need for onsite presence after implementation milestones have been completed

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Ref #	Key Supplier Position	Summary of Role/ Responsibilities	Physical Location
3	Program Delivery Lead / VP of Program Operations	The Program Delivery Lead will provide program oversight, contract compliance, change control functions and financial management. This position has oversight to day-to-day responsibility for ensuring contract adherence and management in areas such as reporting, compliance, invoicing, finance and other contract relevant management functions. The Program Delivery Lead will be responsible for coordinating the delivery of contractually specified reports and manages the contract changes through the Change Control and Governance process in partnership with the Triple-S executives. The Program Delivery Lead will be the key responsible party for the overall program deliverables including SLAs, program deliverables, client expectations, and all program milestones. The Program Delivery Lead is accountable for reporting the performance of all programs to the client on a recurrent basis. The Program Delivery Lead will also be responsible for managing the transition of Claims Services to steady state.	Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed
4	Claims Operations Lead

The Claims Operations Lead will provide oversight and management of claims staff and day to day operations focusing on quality.

The Claims Operations Lead will be responsible for Triple-S operational commitments and service delivery capability. The Claims Operations Lead will conduct internal performance management meetings.

The Claims Operations Lead will manage operational performance, SLA metrics and communicate status to Triple-S as required through performance reporting.

Hyderabad, India Eau Claire, WI
5	IT Delivery Lead

The IT Delivery Lead will provide oversight and management of IT staff and day to day operations focusing on quality.

The IT Delivery Lead will be responsible for Triple-S operational commitments and service delivery capability. The IT Delivery Lead will conduct internal performance management meetings.

The IT Delivery Lead will manage operational performance, SLA metrics and communicate status to Triple-S as required through performance reporting.

Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule D
Key Supplier Positions – Account Level

Ref #	Key Supplier Position	Summary of Role/ Responsibilities	Physical Location
6	PMO

The Program Management Lead is a Director level or higher resource with extensive experience in leading large scale program management teams during the transition of services to steady state. This resource reports into the Program Delivery Lead and will be a dedicated resource during the transition. During transition the PMO will perform the following functions:

•      Mobilize the Program Management Office (PMO) program management processes including day-to-day program governance, progress tracking, communications, and status reporting.

•      Establish and manage the program change management process, including logging changes and shepherding them through the review, approval, and reporting activities.

•      Coordinate across the transition services to produce a consolidated status report that conveys program status, accomplishments, key next steps, risks and issues for the transition.

•      Implement a risk and issue management process for the program that includes mitigation and contingency planning.

Once steady state is achieved across the services, ongoing Transition Services will be provided on an as-needed basis.

Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule D
Key Supplier Positions – Account Level

Ref #	Key Supplier Position	Summary of Role/ Responsibilities	Physical Location
7	Director of IT Operations

The Director of IT Operations is a direct support role of the IT Delivery Lead role and will provide oversight and management of IT staff and day to day operations focusing on quality.

The Director of IT Operations will be responsible for Triple-S operational commitments and service delivery capability. The IT Delivery Lead will conduct internal performance management meetings.

The Director of IT Operations will manage operational performance, SLA metrics and communicate status to Triple-S as required through performance reporting.

Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed
8	Director of Program Operations	The Director of Program Operations is a direct support role of the Program Delivery Lead/VP of Program Operations role and support all functions and responsibilities of that role.	Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed
9	Claims Delivery Liaison	The Claims Delivery Liaison is a claims expert that will be responsible for day to day management of the transition of the Claims Services from Triple-S to Supplier. This will include managing the knowledge transfer process and information and document requests from Triple-S. The Claims Delivery Liaison will also coordinate with the Claims Operations Lead for any follow-ups from Supplier and will communicate regularly with Triple-S personnel regarding the status of the transition and Supplier’s launch of the Claims Services on a production basis. Claims Delivery Liaison will also be available to participate and contribute in meetings with providers, clients, actuaries, regulators as required by Triple S	Puerto Rico 75% for first 2 years then 50% or as determined need for onsite presence after implementation milestones have been completed.

Triple-S/Supplier Confidential

Schedule E

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE E

SUPPLIER FACILITIES

Schedule E	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE E

SUPPLIER FACILITIES

I.	INTRODUCTION

With reference to Section 4.2 (Place of Performance) of the General Terms and Conditions, this Schedule E (Supplier Facilities) describes the facilities at which Supplier will perform the Services.

II.	SUPPLIER FACILITIES

Primary Location	Location Address	Triple-S Data Accessed? (Y/N)	Authorized Service(s)	Backup Location(s)
Optum Headquarters	11000 Optum Circle (Bldgs. 1, 2 and 3) Eden Prairie, MN 55344 USA	Y	Process design Architecture support Claims process support Data analysis support Project management support Leadership support Executive management	[***]

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule E
Supplier Facilities

Primary Location	Location Address	Triple-S Data Accessed? (Y/N)	Authorized Service(s)	Backup Location(s)
Optum Elk River, MN Data Center	[***]	Y	End User Help Desk Support Application Support 24/7 Monitoring & Alerting War Room Services (priority 1&2 kickoff)	[***]
Gurgaon, India	[***]	Y	Claims processing	[***]
Noida, India	[***]	Y	Claims processing	[***]
Chaska, Minnesota	[***]	Y	End User Help Desk Support Application Support 24/7 Monitoring & Alerting War Room Services (priority 1&2 kickoff)	[***]

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule E
Supplier Facilities

Primary Location	Location Address	Triple-S Data Accessed? (Y/N)	Authorized Service(s)	Backup Location(s)
Gurgaon, India	[***]	Y	Application M&O	[***]
Gurgaon, India	[***]	Y	IT engineering, implementation and support services	[***]
East US 2 (Virginia)	[***]	Y	Microsoft Data Center	[***]

Triple-S/Supplier Confidential

Schedule F

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE F

GOVERNANCE

Schedule F	Triple-S / Optum Confidential

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Schedule F

Governance

SCHEDULE F

GOVERNANCE

1. INTRODUCTION	1
2. CONTRACT GOVERNANCE PLAN	1
2.1 Contract Governance Plan Development	1
2.2 Contract Governance Responsibilities	2
2.3 Relationship Management Structure	3
2.4 Meetings	6
3. ANNUAL TECHNOLOGY PLAN	6
4. VENDOR GOVERNANCE	7
5. COORDINATION AMONGST KEY THIRD PARTIES	8

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule F

Governance

SCHEDULE F

GOVERNANCE

1.	INTRODUCTION

(a)	With reference to Section 18 (Governance and Management) of the General Terms and Conditions, this Schedule F (Governance) sets forth an integrated set of business office governance processes, plans and tools relating to this Agreement (“Contract Governance”). The purpose of this Contract Governance is to monitor and control aspects of the Services in order to promote smooth operation of the Services in accordance with this Agreement. This Schedule F (Governance) describes the Contract Governance plan, Triple-S’s and Supplier’s roles and responsibilities, the relationship management structure, and the decision-making processes related to the Services.

(b)	In the event of a conflict between the provisions of this Schedule and other parts of this Agreement, the provisions of Section 26.11 (Order of Precedence) of the General Terms and Conditions shall apply.

(c)	All references in this Schedule to Sections and Exhibits shall be to the Sections and Exhibits to this Schedule, unless otherwise specified.

(d)	Capitalized terms are defined in Schedule AA (Glossary) to the Agreement or in the place where they are used.

2.	CONTRACT GOVERNANCE PLAN

2.1	Contract Governance Plan Development

Triple-S and Supplier will jointly develop, approve and begin implementing a plan for governance of the Agreement (the “Contract Governance Plan”) within ninety (90) days following the Effective Date. The Contract Governance Plan will:

(a)	Be consistent with the Relationship Management Structure described in Section 2.3 below, specify the formal organizations, processes, and practices for managing Triple-S’s and Supplier’s relationship under the Agreement and the Parties’ governance and integration of third party systems and processes that are applicable to the Services;

(b)	Establish organizational interfaces for management and operation of this Agreement including:

(i)	Provide a high level overview of the business office governance processes requiring Triple-S’s involvement;

(ii)	Establish a strategy for communicating and planning for major organization changes (i.e., people, processes, functions); and

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule F

Governance

(iii)	Enhance and facilitate effective operating protocols and resolution of certain disputes in accordance with Section 25 (Dispute Resolution) of the General Terms and Conditions.

2.2	Contract Governance Responsibilities

(a)	Supplier will:

(i)	Assign an individual to be the single point of contact to Triple-S for the Contract Governance Plan development and maintenance;

(ii)	Provide, update and maintain a description of the Supplier’s leadership organization as part of the organization charts to be provided by Supplier pursuant to Section 6.3(f) of the General Terms and Conditions;

(iii)	Draft the initial Contract Governance Plan and provide such to Triple-S within sixty (60) days after the Effective Date;

(iv)	Identify Service process inhibitors, if any, and propose process improvements to Triple-S;

(v)	Jointly review the Contract Governance Plan on an annual basis or more frequently as may be agreed by the Parties, and update and maintain the Contract Governance Plan accordingly; and

(vi)	Provide appropriate Supplier Personnel access to the Contract Governance Plan, as needed.

(b)	Triple-S will:

(i)	Assign an individual to be the single point of contact to Supplier for the Contract Governance Plan development and maintenance;

(ii)	Provide, update and maintain the Triple-S leadership organization;

(iii)	Review and provide to Supplier, in writing, Triple-S’s comments, questions and proposed changes to the draft Contract Governance Plan within thirty (30) days following Triple-S’s receipt of the draft Contract Governance Plan;

(iv)	Acknowledge Triple-S’s receipt and approval of the final version of the Contract Governance Plan;

(v)	Identify Service process inhibitors, if any, and propose process improvements to Supplier;

Triple-S / Supplier Confidential

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Schedule F

Governance

(vi)	Jointly review and update the Contract Governance Plan on an annual basis or more frequently as may be agreed by the Parties; and

(vii)	Provide the Contract Governance Plan to appropriate Triple-S employees, as appropriate.

2.3	Relationship Management Structure

(a)	On the Effective Date, the Parties will each identify an Executive Sponsor (who will focus on Triple-S’ and Supplier’s long-term strategic relationship and the mission, vision and innovation as they relate to the Services) and Delivery Executives (the Triple-S Program Manager a described in Section 7.1 of the General Terms and Conditions and the Supplier Account Executive as described in Section 6.3(e) of the General Terms and Conditions). (who will have responsibility for the execution of Contract Governance and who will be responsible for the day-to-day operations and delivery of the Services). These positions will function as the initial Relationship Management Structure until the long term Relationship Management Structure is implemented as described below. During such period, each Party will cause its representatives to participate in contract governance related discussions and work together to establish agendas and agreed upon tasks. These roles will continue within the Relationship Management Structure.

(b)	Within thirty (30) days after the Effective Date, the Parties will identify the titles of (i) the initial members of the committees set forth below in this Section 2.3 (Relationship Management Structure) and (ii) the initial representatives who will attend the meetings identified in Section 2.4 (Meetings) below, and will agree upon a process for replacement of committee members and meeting attendees, as applicable, during the Term.

(c)	Joint Steering Committee.

(i)	Triple-S and Supplier will jointly create a committee consisting of three (3) management employees from Triple-S and its Affiliates and three (3) management employees from Supplier who will focus on Triple-S’s and Supplier’s long-term strategic plans as they relate to the Services (“Joint Steering Committee”).

(ii)	The Joint Steering Committee will:

(A)	Meet at least monthly within the first six (6) months after the Effective Date, quarterly for the next six (6) months and then semi-annually thereafter, to discuss the evolving business agenda and strategic alignment of Triple-S and Supplier as it relates to the Services, including key Triple-S priorities;

(B)	Facilitate the goals of this Agreement;

(C)	Review performance against goals and revise such goals, as appropriate;

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule F

Governance

(D)	Approve and/or propose Changes to this Agreement, as appropriate;

(E)	Identify major Triple-S organization changes (i.e., people, processes, functions) or proposed changes affecting this Agreement;

(F)	Review industry and business trends and the impact of technology on the Services;

(G)	Evaluate Supplier industry initiatives for potential applicability to the Services;

(H)	Discuss future Triple-S service needs, including opportunities for additional collaboration and/or Supplier’s performance of additional services for Triple-S;

(I)	Upon Triple-S’s or Supplier’s request, assist in resolving issues arising under this Agreement; and

(J)	Participate in the dispute resolution process set forth in Section 26 (Dispute Resolution) of the General Terms and Conditions, as necessary.

(d)	Joint Management Committee.

(i)	Triple-S and Supplier will jointly create a committee consisting of three (3) management employees from Triple-S and its Affiliates and three (3) management employees from Supplier who will focus on management of the Triple-S and Supplier relationship and delivery of the Services (“Joint Management Committee”).

(ii)	The Joint Management Committee will:

(A)	Meet at least monthly within the first twelve (12) months after the Effective Date, and quarterly thereafter, to review tactical alignment, promote effective relationship management, and validate progress under this Agreement;

(B)	Develop and implement plans to meet the goals of this Agreement;

(C)	Review performance against the established Service Levels and address contractual or management problems and issues, as appropriate;

(D)	Assess the quality of Triple-S’s and Supplier’s working relationship and develop and implement action plans to strengthen such relationship, as appropriate;

Triple-S / Supplier Confidential

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Schedule F

Governance

(E)	Identify, manage and address issues affecting performance of the Services;

(F)	Identify and manage impending change; and

(G)	When appropriate, propose changes to the Joint Steering Committee regarding the Triple-S and Supplier relationship, and/or this Agreement.

(e)	Joint Operations Committee.

(i)	Within sixty (60) days after the Effective Date, Triple-S and Supplier will jointly create a committee (as agreed to by the Parties) comprised of employees of Triple-S and its Affiliates and employees of Supplier and its Affiliates (“Joint Operations Committee”) who will focus on the day-to-day operations and delivery of the Services. As part of the Joint Operations Committee, the Parties will work together to share information and reporting as reasonably necessary for the Joint Operations Committee, including such information from Triple-S Vendors. The Parties will also work together to consider whether a Managed Third Party or other Triple-S Vendor should be invited to participate in Joint Operations Committee and will work together to obtain such participation. Sub-committees will be established and meet as required to ensure IT (both Supplier and Triple-S) are connected to and listening to the needs of the business. Committees to be established may include Sales and Marketing Operations, Product Development, Claims, Service, Enrollment and Revenue Management, Pharmacy, PCPs/IPAs/Alliances, NW Management, Compliance, Ethics and Audits, STARS & Quality, Appeals’ & Grievances, BIA, Configuration, Medial Management, SALUS, TSP, TSV, and Finance.

(ii)	The Joint Operations Committee shall:

(A)	Meet at least every two (2) weeks within the first twelve (12) months after the Effective Date, and monthly thereafter, to review operational performance status and plans;

(B)	Review contract performance;

(C)	Review operational trends and analysis and take corrective action, as required;

(D)	Identify and address potential operational issues;

(E)	Identify and manage operational change; and

(F)	Make recommendations, as appropriate, to the Joint Management Committee.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule F

Governance

(f)	Day-to-Day Operations.

(i)	Within the same timeframe in which the Committees are established, Triple-S and Supplier will identify interaction points for which each party will designate a primary and alternate point of contact. These interaction points are necessary to monitor day-to-day operations and act as necessary to address issues or ensure smooth execution of processes.

(ii)	The designations of those points of contact will be documented and maintained up to date by the Joint Operations Committee(s).

2.4	Meetings

Within thirty (30) days after the Effective Date, the Parties will determine an appropriate set of meetings to be held between their representatives, which will include at least the following:

(a)	Joint Steering Committee meetings, to be held not less than semi-annually (unless the Parties otherwise agree);

(b)	Joint Management Committee meetings, to be held not less than quarterly (unless the Parties otherwise agree); and

(c)	Joint Operations Committee meetings, to be held not less than monthly (unless the Parties otherwise agree).

3.	ANNUAL TECHNOLOGY PLAN

(a)	As part of the governance process, Supplier will prepare an annual technology plan in accordance with the provisions of this Section 3 (Annual Technology Plan) (the “Technology Plan”). Each Technology Plan will include a review and assessment of the immediately preceding Technology Plan. The Technology Plan will consist of a three-year plan and an annual implementation plan as described below.

(b)	Contents of the Technology Plan.

(i)	The Technology Plan will include an assessment and strategic analysis of Triple-S’s then-current and future technology environments that are in-scope hereunder for the next three (3) years, including an assessment of the recommended direction for Triple-S’s systems and services in light of Triple-S’s business priorities and strategies and competitive market forces (to the extent such business information is available or provided to Supplier), including additional opportunities for the Parties to collaborate. The Technology Plan will include an identification of proposed Software and Equipment strategies and direction, a cost projection, a costs-vs.-benefits analysis of any proposed Changes, a description of the types of personnel skills and abilities needed to respond to any recommended Changes or upgrades in technology, a general plan and a projected time schedule

Triple-S / Supplier Confidential

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Schedule F

Governance

for developing and achieving the recommendations made, and references to appropriate operating platforms that support Service Level requirements, exploit industry trends in production capabilities and provide potential price-performance improvement opportunities.

(ii)	As necessary to support the overall objectives and directions of the three (3)-year plan, the annual implementation plan will provide guidance as to the information services requirements, projects and plans for the upcoming year, including information on operations, maintenance backlog and development activities. Supplier will prepare an annual implementation plan for each year of the Term.

(c)	Process for Developing the Technology Plan.

(i)	As part of the process of preparing the annual implementation plan, the Parties (working through the committees described above) will review the overall operation of this Agreement to ensure that the Services continue to be aligned with Triple-S’s strategic business and IT requirements.

(ii)	Supplier will submit the draft of the first Technology Plan (for the second Contract Year) within six (6) months after the Effective Date. Triple-S will review and provide comments on the draft. Supplier will review such comments and submit the final Technology Plan to Triple-S within thirty (30) days after receiving Triple-S’s comments on the draft.

(iii)	Supplier will submit the draft of the Technology Plan for the third and subsequent Contract Years not later than three months (3) months prior to the commencement of such Contract Year. The Parties may agree to make changes to the dates that the draft Technology Plan must be submitted by Supplier to Triple-S to coordinate it with and to support Triple-S’s annual business planning cycle and/or the timing of Joint Steering Committee meetings. Triple-S will review and provide comments on the draft. Supplier will review such comments and submit the final Technology Plan to Triple-S within thirty (30) days after receiving Triple-S’s comments on the draft.

(iv)	Supplier will update the Technology Plan during the year as necessary to reflect changes to Triple-S’s and its Affiliates’ businesses that materially affect the validity of the then-current Technology Plan. Supplier will recommend modifications to the Technology Plan as it deems appropriate, and will revise the Technology Plan as requested by Triple-S.

4.	VENDOR GOVERNANCE

Supplier will provide oversight and management of Managed Third Parties through its performance of the Managed Third Party Contract Services (see Section 2.4 of Schedule A).

Triple-S / Supplier Confidential

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Schedule F

Governance

5.	[***]

Without limiting Supplier’s obligations under the Agreement, with respect to [***], Supplier will perform the following:

(a)	Regularly communicate, and follow up on communications as needed, with designated Triple-S personnel who interface with [***] to facilitate delivery of the Services and completion of Projects relating to the [***] Software, as applicable;

(b)	Provide support to Triple-S in connection with Triple-S negotiations with [***] as they relate to the Services;

(c)	Coordinate and regularly communicate with Triple-S and [***] regarding issues arising during the performance of Projects or other Functions performed by [***] as they relate to the Services, including performance issues and any errors in deliverables provided by [***].

Triple-S / Supplier Confidential

Schedule G

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FINAL EXECUTION VERSION

SCHEDULE G

In-scope employee agreement

Schedule G	Triple-S / Supplier Confidential

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Schedule G
In-Scope Employment Agreement

SCHEDULE G
IN-SCOPE EMPLOYEE AGREEMENT

IN-SCOPE EMPLOYEE AGREEMENT (this “Agreement”), executed on August 29, 2017, by and between INTERACTIVE SYSTEMS, INC., and a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (“Interactive Systems”) and OPTUMINSIGHT, INC., a corporation organized and existing under the laws of Delaware (“Optum”).

WITNESSETH:

WHEREAS, Triple-S Salud, Inc. a company under common control with Interactive Systems, and Optum executed a Master Services Agreement dated August 29, 2017 (the “Master Services Agreement”), pursuant to which Optum agreed to provide infrastructure, application development, maintenance, business process, hosting and consulting services to Interactive Systems (the “Services”).

WHEREAS, Optum desires to leverage certain employees of Interactive Systems to assist Optum with the process of migrating and/or the ongoing performing the Services.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged by Interactive Systems and Optum, the parties hereto hereby agree as follows:

1.	Provision of In-Scope Employees

Subject to the terms and conditions of this Agreement, on August 31, 2017 (the “Effective Date”) Interactive Systems will make available to Optum the employees listed in Appendix A (the “In-Scope IT Employee(s))” or also interchangeably referred to as “In-Scope Employee(s)”, described below) to assist Optum in the process of performing the Services.

(a)	In-Scope IT Employee(s) or In-Scope Employee(s) means individuals who are employed by Triple-S Salud or Interactive Systems as information technology employees who Triple-S Salud and Interactive Systems will make available for Optum to leverage in order to perform the Services. These employees will be identified in Appendix A, the list of which may include any addition, removal or replacement of employees during the Term of this Agreement.

(b)	In-Scope Employee Period (“Transition Period”), for each In-Scope Employee, means the period commencing on the Effective Date of this Agreement and continuing until the date Optum is required to make an offer of employment under Section 5 below.

Triple-S / Supplier Confidential

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Schedule G
In-Scope Employment Agreement

2.	Term of the Agreement.

This Agreement shall commence as of the Effective Date and shall remain in force so long as the Master Services Agreement remains in effect (the “Term”), unless sooner terminated as provided in Section 6 of this Agreement.

3.	Status of In-Scope Employee(s).

(a)	Employee Payroll and Benefits: Subject to the terms of this Section (including Optum’s obligations set forth in Section 3(b) below), In-Scope Employee(s) providing services to Optum under this Agreement shall at all times during the Term remain employees of Interactive Systems. Interactive Systems shall provide payroll, employment taxes, employee benefits, and workers compensation with respect to the In-Scope Employees.

(b)	Control and Supervision: All In-Scope Employees shall be subject to supervision, direction and control by Optum. Optum shall have full and exclusive responsibility to evaluate, train, supervise, promote, discipline and control the In-Scope Employees, and to determine which In-Scope Employees shall be designated to perform required tasks. Certain In-Scope Employees may hold supervisory positions and, in such capacity (unless otherwise determined by Optum), shall control and determine the procedures to be followed by other In-Scope Employees regarding the time, place and manner of performance of work for Optum by the In-Scope Employees, including determination of hours of work, rest periods, lunch periods and the delegation and assignment of work; provided, however, that such In-Scope Employees having supervisory responsibilities shall adhere to all of Interactive System’s policies, practices and contractual obligations if any, concerning days of vacation, sick time, leave and all other terms and conditions of employment.

(c)	Employee Removal: Optum shall have the right to have Interactive Systems remove any In-Scope Employee, specifically, as service provider to Optum for just cause. In this event, the removal of any In-Scope Employee for just cause shall not constitute a termination of employment by Interactive Systems. Just cause for purposes of this section shall generally mean if, among other things, any In-Scope Employee: fails to perform his/her duties satisfactorily; and/or violates Optum or Interactive Systems rules, regulations or policies.

(d)	Employee Replacement and Recruiting: Upon death, resignation or removal of any In-Scope Employee, Optum may elect to replace such In-Scope Employee. In the event Optum makes such election, it shall recruit qualified individuals as potential replacements for such In-Scope Employees. Upon Optum’s written notice to Interactive Systems of such recruitment, Interactive Systems shall hire (pursuant to Optum’s hiring decision-making process) such individuals and shall

Triple-S / Supplier Confidential

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Schedule G
In-Scope Employment Agreement

commence to exert its functions of payroll, employment taxes, employee benefits, and workers compensation of such hired individual(s).

(e)	Representations to Third Parties: In-Scope Employee(s) shall not be treated as agents or representatives of Optum and shall not have any authority or responsibility to enter into any contract or otherwise take any action in the name of or on behalf of Optum.

(f)	[***] Confidential Information: Optum shall exercise control and supervision of the In-Scope Employees and perform its other obligations under this Agreement strictly in accordance with the terms of in Section 10.7 and 19.19 of the Master Services Agreement.

4.	Service Fees.

(a)	Reimbursement for Services and Other Reasonable Expenses: In exchange for exerting the functions of payroll, employment taxes, employee benefits, and workers compensation during the Term, Interactive Systems will be reimbursed by Optum for the salary, benefits and other reasonable overhead costs directly incurred in providing the In-Scope Employee(s) in accordance with the terms set forth in Appendix B. In addition, Optum shall reimburse Interactive Systems for reasonable expenses incurred by the In-Scope Employee(s) in the performance of services, provided that such expenses are supported by original receipts and the In-Scope Employee(s) obtain the prior authorization of Optum before incurring any such expenses.

(b)	Invoice Dispute: In case of a disputable invoice, Optum shall make a payment with the total amount of the invoice minus the disputed amount, along with a detailed schedule of the fees being disputed and the reason for the dispute.

(c)	Invoice due: All payments of amounts due under this Agreement will be made to Interactive Systems within [***] days upon delivery of invoice. Invoices will be generated at the end of every payroll period according to Interactive Systems’ payroll policies.

5.	Offering of Employment to In-Scope Employees.

From time-to-time during the Term, Interactive Systems may identify In-Scope Employees that Optum shall offer employment to (such employees, the “Transitioning Employees”), with the goal of Optum making an initial set of employment offers to certain Employees by December 31, 2017 and in any case prior to March 31, 2018 (such date, the “Initial Offer Date”). Optum represents and warrants that it will provide the Transitioning Employees it offers employment to with comparable compensation and benefits as required by applicable law, including Act 80. In all cases Optum shall offer employment to Transitioning Employees by the later of (a) the Initial Offer Date; and (b)

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

sixty (60) days after Interactive Systems designates them as Transitioning Employees in writing to Optum.

6.	Termination of Agreement.

This Agreement will automatically terminate if (i) the Master Services Agreement is terminated; or (ii) the parties mutually agree in writing to terminate this Agreement. For clarification, a material breach of this In-Scope Employee Agreement will be considered a material breach of the Master Services Agreement.

7.	Indemnification.

(a)	Interactive Systems will at its expense indemnify, defend and hold harmless Optum and its affiliates, and their respective officers, directors, employees, agents, representatives, successors and assigns, from and against any and all Losses (as defined in the Master Services Agreement) suffered or incurred by any of them arising from, in connection with or based on any claims by, or on behalf of the In-Scope Employees) (and/or by their collective bargaining representative and/or union, where applicable), with respect to matters arising out of the acts or omissions of Interactive Systems and/or Triple-S Salud’s agents or representatives occurring prior to the termination or expiration date of this Agreement, and/or with respect to the employment relationship between the In-Scope Employees and Interactive Systems and/or Triple-S Salud for acts or omissions attributable to any other Interactive System’s or Triple-S Salud’s employee not defined as an In-Scope Employee, but excluding claims for which Optum is required to indemnify Interactive Systems pursuant to Section 7(b) below.

(b)	Optum will at its expense indemnify, defend and hold harmless Interactive Systems and its affiliates, and their respective officers, directors, employees, agents, representatives, successors and assigns, from and against any and all Losses (as defined in the Master Services Agreement) suffered or incurred by any of them arising from, in connection with or based on (i) any claims from In-Scope Employees arising out of the acts and/or omissions of Optum after the Effective Date of this Agreement; (ii) any claims directly arising out of the termination of any In-Scope Employee(s) as a consequence of Optum choosing not to hire them upon the end of the applicable Transition Period, pursuant to Section 5 of this Agreement; (iii) any claims directly arising out of the termination of any In-Scope Employee(s) as consequence of Optum’s breach of Section 5 of this Agreement; and (iv) any claims arising out of the acts or omissions of the In-Scope Employees, agents or representatives towards any employee, agent or representative of Triple-S and its affiliates directly arising out of Optum’s breach of Section 3(b) of this Agreement, but excluding claims for which Interactive Systems is required to indemnify Optum pursuant to Section 7(a) above.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

8.	Incorporation by Reference.

All terms, provisions and agreements set forth in the Master Services Agreement with respect to confidentiality, non-solicitation, data-security protection, intellectual property rights, indemnification and dispute resolutions obligations are hereby made part of this Agreement to the same extent and with the same force as if they were fully set forth herein.

9.	Amendments.

This Agreement may only be amended in writing and signed by all of the parties to this Agreement.

10.	Notices.

All notices and communications shall be given in the manner, and shall be effective, as provided in Master Services Agreement.

11.	Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, representatives and assign. Neither party to this Agreement may assign its rights or delegate its duties hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld.

12.	Execution in Counterpart.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

13.	Headings.

Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.	Severability.

If any part or condition of this Agreement is held to be void, invalid or inoperative, such shall not affect any other provision hereof, which shall continue to be effective as though such void, invalid or inoperative part, clause or condition had not been made.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

15.	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico without regard to its conflict of laws principles.

[Signature Page Follows]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

INTERACTIVE SYSTEMS, INC.

By:	/s/ Juan J. Diaz
Name:	Juan J. Diaz
Title:	President

OPTUMINSIGHT, INC.

By:	/s/ Eric Murphy
Name:	Eric Murphy
Title:	CEO, OptumInsight

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

Appendix A

In-Scope Employees

Interactive Systems provided Optum with an initial list of In-Scope Employees prior to the Effective Date, and will provide updates during the Term as necessary to keep the list current.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule G
In-Scope Employment Agreement

Appendix B

Service Fees and Additional Compensation

Charge per In-Scope Employee*
	Annual	Monthly

Overhead	[***]	[***]
Real Estate	[***]	[***]
Total	[***]	[***]

[***]

Notwithstanding the calculations above, the adjustment shall not exceed [***] percent ([***]%) in any year. Triple S shall give Supplier notice of the applicable adjustment for each year during this Agreement within thirty (30) days after April 1 of such year, including detailed calculations and supporting documentation as to the determination of the adjustment and the resulting changes to the fees for such year.

Overhead and real estate charges will be paid monthly based on the number of In-Scope Employees during each month. For In-Scope Employees who cease to become an In-Scope Employee during a month, the monthly charges will be pro-rated for any partial month.

Triple-S / Supplier Confidential

Schedule H

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE H

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement is an addendum to the Agreement entered into to be effective as of August 31, 2017, by and between Triple-S Salud, Inc., a Puerto Rico corporation, with principal offices located at #1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00921 (hereafter, the Covered Entity) and OptumInsight, Inc., a Delaware corporation, having a primary place of business at 11000 Optum Circle, Eden Prairie, MN 55344 (hereafter, the Business Associate).

WHEREAS, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations (45 Code of Federal Regulations Parts 160-164) impose on Covered Entity and its Business Associates rules relating to the use, storage, transmission, and disclosure of protected health information pertaining to participants and beneficiaries in order to standardize communications and protect the privacy and security of individual health, insurance and financial information; and

WHEREAS, Business Associate requires access to Protected Health Information of participants and beneficiaries of Covered Entity to perform its obligations under the Underlying Agreement. The purpose of this Business Associate Agreement is to satisfy certain standards and requirements of HIPAA including, but not limited to, 45 C.F.R. §§164.308(b), 164.314(a), 164.502(e) and 164.504(e).

In consideration of the mutual promises below and the exchange of information pursuant to this Business Associate Agreement, intending to be legally bound hereby, Covered Entity and Business Associate agree as follows:

Section 1. Definitions

“Breach” shall have the same meaning given to the term in 45 CFR §164.402, as the impermissible acquisition, access, use, or disclosure of protected health information that compromises the security or privacy of the protected health information.

“Designated Record Set” shall have the same meaning as set forth in 45 C.F.R. §164.501.

“Disclosure” shall mean the release, transfer, and provision of access to or divulgation in any manner of information outside the entity holding the information, as set forth in 45 C.F.R. §160.103.

“IT Functions” shall refer to services related to business continuity, information system data integrity, and information confidentiality, security, storage, maintenance, and destruction.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

“Business Continuity” shall mean the strategic and tactical capability of the organization to plan for and respond to incidents and business disruptions in order to continue business operations at an acceptable predefined level.

“System Data Integrity” shall refer to the processes and controls established by the organization to maintain and assure the accuracy and consistency of data over its entire life-cycle, and is a critical aspect to the design, implementation and usage of any system which stores, processes, or retrieves data.

“Effective date” shall mean the day and year first above written.

“HITECH Act” The Health Information Technology for Economic and Clinical Health Act, signed on February 17, 2009, promotes the adoption and meaningful use of health information technology. The HITECH Act also addresses what is a security breach and provides general guidelines on how Covered entities and Business Associates should handle security incidents in which unsecured PHI is exposed.

“Individual” shall have the meaning given to such term under the Privacy Rule, including, but not limited to, 45 C.F.R. §160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).

“Privacy Rules” shall mean the Standards for Privacy of Individually Identifiable Health Information as set forth under 45 CFR Part 160 and Part 164, Subparts A and E, as amended.

“Protected Health Information (PHI and E-PHI)” shall have the meaning given to the term at 45 C.F.R. §160.103 limited to the information created or received by Business Associate from or on behalf of Covered Entity.

“Required By Law” shall have the same meaning set forth in 45 C.F.R. §164.103.

“Secretary” shall mean the Secretary of the U.S. Department of Health and Human Services or his/her designee.

“Security Rules” shall mean the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and C.

“Unsecured Protected Health Information” shall have the same meaning provided to the term at 45 C.F.R. §164.402.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

Other terms used in this Business Associate Agreement, but not otherwise defined shall have the same meaning as those terms in HIPAA.

Section 2. Obligations of Business Associate

a.	Functions and activities on behalf of Covered Entity. Business Associate may use or disclose Protected Health Information for the purpose of providing the Services or as otherwise permitted or required under this Business Associate Agreement or the Agreement, provided that such use or disclosure would not violate the Privacy Rules and Security Rules if done by Covered Entity. To the extent Business Associate is to carry out Covered Entity’s obligations under the Privacy Rule, Business Associate will comply with the requirements of the Privacy Rule that apply to Covered Entity in the performance of those obligations.

b.	Limited use and disclosure. Business Associate shall not use or further disclose PHI other than as permitted or required by this BAA, or as required by law or as otherwise authorized by Covered Entity.

c.	Proper handling of PHI. Business Associate shall have in place and have its workforce, agents and subcontractors trained on formalized policies, procedures, protocols and mechanisms to handle PHI in a responsible manner in order to prevent unauthorized access, uses, disclosures or acquisition of PHI.

d.	Prohibition on sale of PHI. Business Associate shall not directly or indirectly receive remuneration in exchange for any PHI of an individual unless the Covered Entity obtains from the individual a valid authorization that includes a specification of whether the PHI can be exchanged for remuneration by the entity receiving PHI of that individual.

e.	Prohibition on requesting information related to medical services or procedures paid in its entirety by the individual. The Business Associate will not require information related to medical services and procedures paid in its entirety by the individual, unless that information is necessary to take a determination and the authorization of the individual is obtained.

f.	De-identified information. Business Associate may use or disclose protected health information that has been de-identified in accordance with the standards set forth at 45 C.F.R. §164.514(a), (b), and (c ).

g.	Minimum necessary. Business Associate shall limit its uses, disclosures and requests for PHI to that which is reasonably necessary to accomplish the intended purposes of such use, disclosure and/or request consistent with the minimum necessary requirements under HIPAA. Moreover, Business Associate shall disclose the minimum necessary PHI to perform its obligations to the Covered Entity only (i) to its employees,

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

subcontractors, and agents (ii) as directed by Covered Entity; or (iii) as otherwise permitted by the terms of this Business Associate Agreement.

h.	Transfer of data. Transfer, exchange or sharing of data information between the Business Associate, the Covered entity and its agents or subcontractors shall be conducted using secure means to protect PHI against the access or intrusion of third unauthorized parties. Business Associate and Covered Entity will agree on the best methodology to exchange data in a safely and secure manner as stated in the Security Rule, including all repositories that may contain PHI/ IIHI.

i.	[Reserved]

j.	Security and annual risk assessments. Business Associate shall use and maintain technical, administrative and physical safeguards as set forth in 45 C.F.R. §§164.308, 164.310, and 164.312 that reasonably and appropriately protect the confidentiality, integrity, and availability of e-PHI. Business Associate shall conduct a security risk assessment at least on an annual basis.

k.	Subcontractors. Business Associate shall ensure that any subcontractor or agent that create, receive, maintain, or transmit PHI on behalf of Business Associate agree to the same restrictions and conditions that apply to Business Associate with respect to such information. If Business Associate becomes aware of a pattern of activity or practice of a Subcontractor that would constitute a material breach or violation of the written agreement between Business Associate and Subcontractor, Business Associate shall (1) take reasonable steps to cure such breach or end the violation, if any and as applicable, or, if feasible, terminate such written agreement with such Subcontractor if such steps were unsuccessful.

l.	Except as otherwise limited in this Business Associate Agreement, Business Associate may:

(a)	Use PHI in its possession, but only to the minimum extent necessary, for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate if such uses are permitted under applicable state and federal confidentiality laws.

(b)	Disclose PHI to third parties, but only to the minimum extent necessary, for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate, provided that (i) the disclosures are Required By Law, as provided under 45 C.F.R. Section 164.501, or (ii) Business Associate obtains reasonable written assurances from the third party to whom the information is disclosed that such information shall be held confidentially in accordance with the Privacy Rules and shall be used or further disclosed only as required by law or for the purpose for which it was disclosed

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

to such third party, and such third party notifies Business Associate of any instance of which the confidentiality of the information has been breached.

(c)	Use for reporting of violations of law to appropriate Federal and State authorities, consistent with 45 C.F.R. §164.502(j) (1).

(d)	Use for data aggregation services. Use the information to provide data agregation services related to the health care operations (as such term is defined in 45 C.F.R. §164.501) of Covered Entity, as permitted by 45 C.F.R. §164.504(e)(2)(i)(B), if requested by Covered Entity in writing.

m.	Reporting of any unauthorized use or disclosure. Report to Covered Entity, as promptly as practicable and, in any case, within forty-eight (48) hours , any use or disclosure of PHI of which Business Associate becomes aware that is not provided for in this Business Associate Agreement or the Agreement. The report shall include the identification of each individual whose Unsecured PHI has been or is reasonably believed by the Business Associate to have been accessed, acquired, or disclosed during such Breach.

n.	Unsuccessful Security Incidents. The parties acknowledge that this paragraph constitutes notice by Business Associate to Covered Entity of the ongoing existence and occurrence or attempts of Unsuccessful Security Incidents for which no additional notice to Covered entity shall be required. “Unsuccessful Security Incident” means, without limitation, pings and other broadcast attacks on Business Associate’s firewall, port scans, unsuccessful log-on attempts, denial of service attacks, and any combination of the above, so long as no such incident (i) results in unauthorized access to, use, or disclosure of PHI or (ii) adversely affects the ability of Business Associate to maintain, process or safeguard PHI of Covered Entity. This paragraph reflects the parties’ determination under 45 C.F.R. §164.306(b) that the effort and expense required for Business Associate’s accurate reporting of Unsuccessful Security Incidents to Covered Entity would significantly outweigh any benefit that might be achieved through such reporting and, accordingly, that requiring reporting of Unsuccessful Security Incidents would not be reasonable or appropriate.

o.	Mitigation and corrective actions. Establish procedures to mitigate and correct, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate or any of its agents in violation of the requirements of this Business Associate Agreement, including the duty to notify affected individuals due to a Breach of Unsecured PHI pursuant to §§13401-13402 of the American Recovery and Reinvestment Act of 2009, Public Law 111-5.

p.	Breach notification. Following the discovery of a Breach of Unsecured PHI, Business Associate:

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

1)	Shall provide written notice to Covered Entity of such Breach as promptly as practicable and, in any case, within forty-eight (48) hours following Business Associate’s discovery of the same. Business Associate shall furnish subsequent reports with additional information as reasonably required by Covered Entity. A Breach shall be treated as discovered by Business Associate as of the first day on which such Breach is known to Business Associate or, through the exercise of reasonable diligence, would have been known to Business Associate. Notwithstanding the foregoing, if a law enforcement official states to Business Associate that notification of a Breach would impede a criminal investigation or cause damage to national security, then Business Associate shall delay such notification for the time period specified by the official.

2)	The Breach notification provided to Covered Entity shall include, to the extent possible: (i) the identification of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been accessed, acquired, used or disclosed during the Breach; (ii) a brief description of the incident, including the date of the Breach and the date of discovery of the Breach, if known; (iii) a description of the types of Unsecured PHI that were involved in the Breach (such as whether full name, Social Security number, date of birth, home address, account number, diagnosis, medical procedures, or other types of information were involved); (iv) any steps individuals should take to protect themselves from potential harm resulting from the Breach; (v) a description of what Business Associate is doing to investigate the Breach, to mitigate harm to individuals, and to protect against any further Breach; and (vi) contact procedures for individuals to ask questions or learn additional information, which shall include a toll-free telephone number, an e-mail address, Website or postal address.

q.	Corrective Measures. Business Associate shall adopt corrective measures if any violation to the terms of this Business Associate Agreement is detected.

r.	Access to the Secretary. Business Associate shall make available its internal practices, books and records relating to the use and disclosure of PHI hereunder to the United States Secretary of Health or its designees for purposes of determining Covered Entity’s compliance with the Privacy and Security Rules.

s.	Amendments to Protected Health Information. Within ten (10) business days following Business Associate’s receipt of a written request from the Covered Entity, Business Associate shall incorporate any amendments or corrections to PHI in Designated Record Sets when notified and as required by Covered Entity, the beneficiary or his representative that the information is inaccurate or incomplete or as otherwise required by Covered Entity, all in compliance with the standards set forth in 45 C.F.R. §164.526.

t.	Access to PHI. Within ten (10) business days following Business Associate’s receipt of a written request from the Covered Entity, Business Associate shall make available PHI contained in a Designated Record Set to Covered Entity or, if directed to do so in

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

specifications and limitations included in the Privacy Rule or other applicable legal requirements.

u.	Accounting of Disclosures. Business Associate shall maintain and, within ten (10) business days following Business Associate’s receipt of a written request from the Covered Entity, make available PHI requested by Covered Entity or an individual as required to provide an Accounting of disclosures in accordance with 45 C.F.R.§164.528. Such information shall be provided to Covered Entity, unless Covered Entity directs Business Associate in writing to make the Accounting directly to the individual.

v.	Requests for restrictions. Business Associate shall comply with any requests for restrictions on certain disclosures of PHI to which Covered Entity has agreed in accordance with 45 C.F.R. §164.522 and of which Business Associate has been notified by Covered Entity.

w.	Authentication of individuals. Institute and maintain procedures that meet the requirements of the Privacy Rule to reasonably verify the identity of an individual requesting access to, or requesting an amendment or accounting of PHI in a Designated Record Set.

x.	Disclosures for Legal Orders and administrative proceedings. Business Associate may disclose PHI in the course of any judicial or administrative proceeding in accordance with 45 C.F.R. §164.512(e ). If legally permissible, following receipt of any order from a court or administrative tribunal or a subpoena, discovery request, or other lawful process that is not accompanied by an order of a court or administrative tribunal, Business Associate shall provide Covered Entity with prompt notice of such order or process. If possible, Business Associate shall provide such notice to Covered Entity prior to the disclosure of any PHI. Business Associate shall cooperate with reasonable requests of Covered entity in responding to such order or process.

y.	Shredding, Destruction or Storage of PHI. Business Associate will comply with ensuring the most appropriate secure measures, as stated under the Security Rule for the shredding, destruction and/or storage of documents containing PHI, including the onsite repositories, and if deemed necessary securing offsite transportation of the information.

z.	Compliance with IT Functions. Business Associate will comply with maintaining appropriate policies and procedures for securing all data containing PHI with their business continuity plan, where their contingency for operations shall have established and implemented procedures, as needed, that allow facility access in support of restoration of lost data under the disaster recovery plan and/or emergency mode operations plan in the event of an emergency.

•	Business Associate will implement policies and procedures to limit physical access to its electronic information systems and the facility or facilities in which

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

they are housed, while ensuring that properly authorized access is allowed for the receipt and removal of hardware and electronic media that contain electronic PHI into and out of a facility, and the movement of these items within the facility.

•	Business Associate will implement security measures to ensure that electronically transmitted electronic protected health information is not improperly modified without detection until disposed of, therefore securing appropriate system data integrity procedures to ensure statistical accuracy.

aa.	Compliance with Standard Transactions. Business Associate shall comply and require its agents or subcontractors to comply with each applicable requirement for standard transactions established in 45 CFR Part 162 when conducting all or any part of a Standard Transaction, electronically for, or on behalf of, Covered Entity, if applicable.

bb.	Other representations. Business Associate represents and warrants to Covered Entity:

(a)	that all of its employees, agents, representatives and members of its workforce whose services may be used to fulfill obligations under this Business Associate Agreement are or shall be appropriately trained as required by the Privacy Rule, and are under legal obligation to Business Associate, by contract or otherwise, sufficient to enable Business Associate to fully comply with all provisions of this Business Associate Agreement with respect to the Privacy Rule.

(b)	that it will reasonably cooperate with Covered Entity in the performance of the mutual obligations under this Business Associate Agreement with respect to the Privacy Rules.

(c)	that it will notify Covered Entity immediately upon becoming aware that any of the foregoing representations and warranties may be inaccurate or may become inaccurate.

Section 3. Obligations of Covered Entity

Covered Entity shall:

(a)	Notify Business Associate of any limitations in its Notice of Privacy Practices to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

(b)	Notify Business Associate of any changes in, or revocation of, permission by an individual to use or disclose PHI, to the extent that such changes may affect Business Associate’s use or disclosure of PHI.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

(c)	Notify Business Associate of any restriction to the use or disclosure of PHI to which Covered Entity has agreed, to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

(d)	Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy and Security Rules if done by Covered Entity.

Section 4. Term and Termination.

a.	Term. The Term of this Business Associate Agreement shall be effective as of the Effective Date, and shall terminate on the later of (i) the effective date of termination or expiration of the Agreement; and (ii) when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity after the expiration date of the underlying agreement, or if it is unfeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this section.

b.	Termination for Cause by Covered Entity. If Covered Entity determines that Business Associate has committed a material breach of this Business Associate Agreement, Covered Entity shall (i) provide Business Associate with written notice of the breach within ten (10) days after discovering the alleged breach (“Notice of Breach”); and (ii) afford Business Associate an opportunity to cure such breach within thirty (30) days of the Notice of Breach. Failure to cure in the manner set forth under this Section shall constitute grounds for immediate termination of this Business Associate Agreement and the Agreement. Further, Triple-S may terminate this Business Associate Agreement upon notice to Supplier if Supplier commits a material breach of this Business Associate Agreement and Triple-S is required to terminate in order to comply with Applicable Law or direction from a Regulator.

c.	Effect of Termination. Within thirty (30) days termination of this Business Associate Agreement for any reason.

(a)	Business Associate shall, if feasible, return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall also apply to PHI that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the PHI, except where return or destruction is infeasible.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

(b)	In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide Covered Entity notification in writing, and Business Associate, its agents and subcontractors shall extend the protections of this Business Associate Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate, its agents and subcontractors maintain such PHI.

Survival. All the obligations of Business Associate to protect Protected Health Information shall survive the termination of this Business Associate Agreement, and the Agreement, for as long as Business Associate maintains such Protected Health Information.

Transition Assistance. Following the termination of this Agreement for any reason, Business Associate agrees to provide transition services as described in Section 17 of the Agreement

Section 5. Miscellaneous provisions

Notices. All notices, demands, claims, requests, and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing, will either be given by personal delivery, by mail or overnight courier, or by fax, and shall be deemed to have been given or made when personally delivered, and otherwise when received, addressed to the respective Parties as follows:

TO COVERED ENTITY:

Attn: Dallila Allende Rosa
Corporate Ethics and Compliance Director – Office of Legal Affairs
Triple-S
Telephone:

Fax:
PO Box 363628
San Juan, PR, 00936-3628

TO BUSINESS ASSOCIATE:

Name: General Counsel, OptumInsight, Inc.
Telephone:

Fax:
Postal Address: 11000 Optum Circle
Eden Prairie, MN 55344

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH "[***]". AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule H

Business Associate Agreement

Interpretation. Any ambiguity in this Business Associate Agreement shall be resolved in favor of a meaning that permits the Parties to comply with the Privacy Rule, federal and local rules or statutes regarding the confidentiality and security of PHI. A reference in this Business Associate Agreement to a section of the Privacy Rule means the section as in effect or as amended.

Amendments required by law. If HIPAA, the HITECH Act or other legal requirements relating to the protection of Protected Health Information are instituted mandating an amendment of certain provisions within this Business Associate Agreement, the Parties agree that this Agreement is amended pursuant to said mandate without further consent of the parties.

Audit and Records Retention. Schedule M (Audit and Record Retention) contains audit and record retention terms applicable to this Business Associate Agreement.

Disputes. If any controversy, dispute or claim arises between the Parties with respect to this Business Associate Agreement, the Parties shall resolve it pursuant to the dispute resolution terms provided in the General Terms and Conditions of the Agreement.

Injunction. Business Associate hereby agrees that Covered Entity may suffer irreparable damage upon Business Associate’s breach of the provisions of this Agreement and that such damages may be difficult to quantify. Business Associate hereby agrees that Covered Entity may file an action for an injunction to enforce the terms of this Business Associate Agreement against Business Associate, in addition to any other remedy Covered Entity may have.

Severability. If any provision of this Business Associate Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Business Associate Agreement, the legality, validity, and enforceability of the remaining provisions of this Business Associate Agreement shall not be affected thereby.

IN WITNESS WHEREOF, each of the following undersigned has caused this Business Associate Agreement to be duly executed.

Triple-S Salud, Inc.,	OptumInsight, Inc.

/s/ Madeline Hernández-Urquiza	/s/ Eric Peterson
Name: Madeline Hernández-Urquiza	Name: Madeline Hernández-Urquiza
Title: President	Title: Deputy General Counsel

  Triple-S / Supplier Confidential

Schedule I

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE I

DISENGAGEMENT ASSISTANCE

Schedule I	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

SCHEDULE I

Disengagement Assistance

1. Introduction	1
2. Definitions	1
3. General Terms	2
3.1 Overview of Disengagement Assistance	2
3.2 Compensation for Disengagement Assistance	3
3.3 Audit Rights	3
4. Disengagement Assistance Planning	3
4.1 Disengagement Assistance Plan	3
4.2 Supplier Responsibilities Under the Disengagement Assistance Plan	4
5. Resource Transition	5
5.1 General Terms	5
5.2 Supplier Equipment	6
5.3 Supplier Third Party Service Contracts	7
5.4 Software and Tools	7
5.5 Telephone Numbers	8
5.6 Unidentified Assets	8
5.7 Human Resources	9
6. Supplier Disengagement Assistance Team	10
7. Operational Transition	10
8. Organizational Transition	14
9. Business Continuity and Disaster Recovery Transition	15
10. Knowledge Transfer	15
11. Financial Transition	16
12. Risk Mitigation	17

Triple-S/Supplier Confidential

Page ii

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE I

Disengagement Assistance

1.	Introduction

(a)	With reference to (and without limiting) Section 17 (Disengagement Assistance) of the General Terms and Conditions, this Schedule I (Disengagement Assistance) sets forth terms relating to the provision of Disengagement Assistance by Supplier.

(b)	The primary purpose of Disengagement Assistance, and Supplier’s goal in providing it, shall be to:

(i)	assist in enabling Triple-S to obtain from a Successor Supplier, or to provide for itself and other Service Recipients, each in an efficient manner without adverse effect on the continuity of operations or otherwise, services to substitute for or replace the Services; and

(ii)	minimize any adverse effect of transferring responsibility for providing the Services to Triple-S or to a Successor Supplier.

(c)	In the event of a conflict between the provisions of this Schedule I and other parts of this Agreement, the provisions of Section 27.11 (Order of Precedence) of the General Terms and Conditions shall apply.

2.	Definitions

Capitalized terms are defined in Schedule AA (Glossary) to this Agreement, in the place where they are used, or have the meanings set forth below:

(a)	“Affected Services” means the Services for which Disengagement Assistance is requested by Triple-S to be provided by Supplier pursuant to and in accordance with Section 17 (Disengagement Assistance) of the General Terms and Conditions.

(b)	“Affected Supplier Third Party Service Contracts” has the meaning given in Section 5.3(a).

(c)	“Affected Supplier Personnel” has the meaning given in Section 5.7(a)(i).

(d)	“Cutover Date” means, for any Affected Services, the corresponding effective date of the cessation of, or the termination or expiration (as applicable) of, Supplier’s obligation under this Agreement to provide such Affected Services (as such effective date may be extended pursuant to this Agreement).

(e)	“Discovery Notice” has the meaning given in Section 5.6.

(f)	“Disengagement Assistance Plan” has the meaning given in Section 4.1(a).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(g)	“Disengagement Event” means any event (e.g., withdrawal of Services, notice of termination, Agreement expiration) that gives Triple-S the right to request Disengagement Assistance pursuant to Section 17 (Disengagement Assistance) of the General Terms and Conditions.

(h)	“Financial Reconciliation Period” has the meaning given in Section 11.

(i)	“Knowledge Transfer Plan” has the meaning given in Section 10(b).

(j)	“Resources” has the meaning given in Section 5.1(a).

(k)	“Supplier Disengagement Assistance Lead” has the meaning given in Section 6.

(l)	“Supplier Leased Equipment” has the meaning given in Section 10.2(b) (Equipment) of the General Terms and Conditions.

(m)	“Supplier Non-Personnel Resource Obligations” has the meaning given in Section 5.1(c).

(n)	“Supplier Owned Equipment” has the meaning given in Section 5.2.

(o)	“Supplier Personnel Information” has the meaning given in Section 5.7(a).

(p)	“Supplier Personnel Resource Obligations” has the meaning given in Section 5.1(c).

(q)	“Unidentified Asset” has the meaning given in Section 5.6.

3.	General Terms

3.1	Overview of Disengagement Assistance

(a)	Supplier shall, upon Triple-S’s request in accordance with Section 17 (Disengagement Assistance) of the General Terms and Conditions, provide Disengagement Assistance with respect to the Affected Services in accordance with Section 17 (Disengagement Assistance) of the General Terms and Conditions. Supplier shall continue to perform the Affected Services in accordance with the Agreement until the applicable Cutover Dates, but no longer than the periods set forth in the General Terms and Conditions.

(b)	Supplier shall provide Disengagement Assistance pursuant to a Disengagement Assistance Plan (as set forth in Section 4).

(c)	To the extent that Supplier has used a Subcontractor to provide any part of the Affected Services, Supplier shall cause such Subcontractor to comply with Supplier’s obligations set forth in this Schedule I with respect to such Affected Services.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(d)	Supplier shall use Commercially Reasonable Efforts to minimize Triple-S’s costs and management time resulting from the cessation of the Affected Services and to minimize the implementation time for the transfer of the Affected Services to Triple-S and/or its Successor Supplier(s).

3.2	Compensation for Disengagement Assistance

(a)	Triple-S shall fully compensation Supplier for the provision of Disengagement Assistance as set forth in Section 17.3 (Charges for Disengagement Assistance) of the General Terms and Conditions. The provision of Disengagement Assistance shall not be subject to any other charges by Supplier.

(b)	As Services are transitioned from Supplier during the Disengagement Assistance Period, Supplier shall reduce the Charges to Triple-S as, and to the extent that, the resource utilization volumes specified in the applicable Statement of Work or Task Order decline, and the resources otherwise used by Supplier in performing the Services are reduced as a result of such transition in accordance with the agreed Disengagement Assistance Plan.

3.3	Audit Rights

Triple-S may audit the accuracy of information provided by Supplier under this Schedule I in accordance with Schedule M (Audit and Record Retention Requirements).

4.	Disengagement Assistance Planning

4.1	Disengagement Assistance Plan

(a)	As part of its obligations to provide Disengagement Assistance, Supplier shall assist Triple-S and the Successor Supplier in preparing and subsequently revising a disengagement plan for the transition of any Affected Services (which may include major transition activities, schedules, and milestones) and, if applicable, the transfer of corresponding assets to Triple-S or the Successor Supplier (any such plan, a “Disengagement Assistance Plan”). Without limiting the generality of the foregoing, such assistance shall include:

(i)	prior to the fifth anniversary of the Effective Date, preparing an initial draft Disengagement Assistance Plan that includes the information necessary for Supplier to perform the Disengagement Assistance described in this Schedule I;

(ii)	preparing input for the Disengagement Assistance Plan detailing how Supplier shall perform, during the Disengagement Assistance Period, its responsibilities to provide (A) the Affected Services before the corresponding Cutover Dates for each Affected Service, and (B) Disengagement Assistance with respect to the Affected Services;

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(iii)	reviewing draft versions of the Disengagement Assistance Plan and subsequent revisions, and identifying to Triple-S (A) material risks associated with Triple-S’s proposed plans for Disengagement Assistance (including any potential disruption in the Affected Services before the corresponding Cutover Dates, disruption to the other Services being provided by Supplier, and disruption to Triple-S’s business or other third party services), and suggested means by which such risks may be mitigated, and (B) operational constraints that may impact Triple-S’s proposed plans; and

(iv)	Subject to Section 17 (Disengagement Assistance) of the General Terms and Conditions, providing other information regarding the Affected Services or Supplier’s performance of Disengagement Assistance with respect to the Affected Services that may be reasonably requested by Triple-S in connection with the preparation or subsequent revision of the Disengagement Assistance Plan.

(b)	Triple-S or the Successor Supplier shall be responsible for finalizing and managing the overall Disengagement Assistance Plan.

4.2	Supplier Responsibilities Under the Disengagement Assistance Plan

(a)	Supplier Performance. Supplier shall manage and perform its responsibilities under the Disengagement Assistance Plan.

(b)	Handover of Records. The Disengagement Assistance Plan shall set forth a detailed plan for Supplier to deliver to Triple-S the Triple-S Data required by Triple-S, including the records described in Section 5 (Records Retention) of Schedule M (Audit and Record Retention Requirements) and in this Schedule I. This plan shall describe the migration of such data and records from Supplier to Triple-S, including the applicable schedule, file formats, medium of transmission, and applicable criteria for acceptance of delivered data and records.

(c)	Modification of Supplier Responsibilities. Triple-S may, from time to time and subject to the Change Control Process, modify Supplier’s responsibilities under the Disengagement Assistance Plan in order to meet the evolving dynamics of implementing the goals of the plan; provided, however, that Triple-S shall consult with Supplier in defining or modifying Supplier’s responsibilities, and shall consider, and use reasonable efforts to accommodate, Supplier’s reasonable input.

(d)	Risk Assessment. Within thirty (30) days after commencement of the Disengagement Assistance Services, Supplier shall perform and provide a risk assessment, identify any material additional risk factors relating to the migration of the Services to Triple-S and any Successor Supplier, and recommend activities to mitigate such risks.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

5.	Resource Transition

5.1	General Terms

(a)	Access to Resources. During the Disengagement Assistance Period, Supplier shall provide to Triple-S and any Successor Supplier reasonable and timely access to and use of information regarding the Equipment, Software, Tools, third parties (including Subcontractors), third party contracts (including leases, licenses and contracts), Documentation and other materials or information about the resources that are used to provide the Affected Services (collectively the “Resources”) and Supplier Personnel, in each case, consistent with Section 17.1(f) (Disengagement Assistance) of the General Terms and Conditions and other applicable restrictions set forth in the Agreement, for the purpose of transitioning responsibility for the Affected Services to Triple-S or the Successor Supplier.

(b)	Management of Resources. During the Disengagement Assistance Period, Supplier shall obtain Triple-S’s prior written approval before (i) taking any action or actions with respect to the removal, reassignment, transfer or disposal of any Resources used to provide the Services, which Triple-S is entitled to acquire as part of Disengagement Assistance, or (ii) proposing, amending or extending the terms of (or entering into new) agreements governing such Resources used to provide the Services, which Triple-S is entitled to acquire as part of Disengagement Assistance.

(c)	Transfer of Resources.

(i)	Section 17.2 (Required Consents) of the General Terms and Conditions sets forth certain Supplier obligations relating to obtaining Required Consents with respect to Resources.

(ii)	Supplier shall provide reasonable assistance required for, and take reasonable actions (including by executing documents) necessary to affect, the transfer of Resources as contemplated in this Section 5 and Section 17 (Disengagement Assistance) of the General Terms and Conditions (to the extent Triple-S requests such transfers). Supplier shall use Commercially Reasonable Efforts to minimize the costs associated with the transfer of, or assumption of responsibility for, Resources pursuant to this Section 5 and Section 17 (Disengagement Assistance) of the General Terms and Conditions.

(iii)             Unless otherwise agreed by the Parties, the effective date of any transfer of Resources pursuant to this Section 5 shall be the Cutover Date for the corresponding Affected Services; provided, however, that any such transfer shall not take place before the Cutover Date for the corresponding Affected Services unless mutually agreed by the Parties in writing.

(iv)	Triple-S shall not assume, and shall not be liable for, any of Supplier’s or any of its Subcontractor’s obligations to any third party with respect to any non-

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

personnel Resource owned, leased, licensed, or contracted for by Supplier or any of its Subcontractors (such obligations collectively the “Supplier Non-Personnel Resource Obligations”), and Supplier shall be responsible for performing such Supplier Non-Personnel Resource Obligations. Triple-S shall only be responsible for any of such obligations that arise after the date that the underlying Resource is transferred to Triple-S.

(v)	Triple-S shall not assume, and shall not be liable for, any claims, obligations, or liabilities of any kind or nature with respect to any personnel Resource that arise out of (A) Supplier’s relationship as the employer of such person, or (B) a contractual arrangement with such person (such obligations collectively “Supplier Personnel Resource Obligations”), and Supplier shall be responsible for performing such Supplier Personnel Resource Obligations.

5.2	Supplier Equipment

(a)	Subject to Section 5.1(a), Supplier shall provide information to Triple-S or the Successor Supplier concerning: (i) the Equipment owned by Supplier (and its Subcontractors) that is used to perform the Affected Services (collectively, the “Supplier Owned Equipment”); and (ii) Supplier Leased Equipment. All such information shall include a complete inventory of such Supplier Owned Equipment and Supplier Leased Equipment (in Microsoft Excel format) specifying make, model, location, the corresponding Services such Supplier Owned Equipment and Supplier Leased Equipment are used to provide, whether such Equipment is dedicated to providing the Services or whether Supplier utilizes such Equipment for other customers, and such other information as Triple-S may reasonably request. With respect to Supplier Owned Equipment or Supplier Leased Equipment for which Triple-S has a right to purchase or receive through assignment (as applicable) under Section 17.1(i) (Disengagement Assistance) of the General Terms and Conditions, Supplier shall also provide the serial number, purchase or lease date (as applicable), depreciation cycle, fair market value or copy of the lease (as applicable), and other reasonable information requested by Triple-S.

(b)	With respect to Supplier Owned Equipment to be sold to Triple-S pursuant to Section 17.1(i) (Disengagement Assistance) of the General Terms and Conditions, as directed by Triple-S and upon Supplier’s receipt of payment in full, Supplier shall convey such Supplier Owned Equipment to Triple-S or the Successor Supplier, along with any associated warranties that Supplier is permitted to pass on to a purchaser and with all available user and other Documentation, free of any liens, claims or encumbrances (excluding any such liens, claims or encumbrances created by Triple-S), and shall execute a bill of sale in a mutually agreed form to evidence the conveyance.

(c)	With respect to Supplier Leased Equipment to be assigned to Triple-S pursuant to Section 17.1(i) (Disengagement Assistance) of the General Terms and Conditions, as directed by Triple-S, Supplier shall (i) provide to Triple-S a copy of the current leases pertaining to the Supplier Leased Equipment, and (ii) assign to Triple-S or the Successor Supplier the leases for such Supplier Leased Equipment.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(d)	If requested by Triple-S, a conveyance to Triple-S of any Supplier Owned Equipment under Section 5.2(b) or Supplier Leased Equipment under Section 5.2(c) shall include Supplier’s assignment to Triple-S of all associated Equipment maintenance agreements to the extent that Supplier has such rights to assign under the applicable maintenance agreements.

5.3	Supplier Third Party Service Contracts

(a)	Subject to Section 5.1(a), Supplier shall provide information to Triple-S concerning any Supplier Third Party Service Contracts held by Supplier (and any of its Subcontractors) that are used to perform the Affected Services (collectively, the “Affected Supplier Third Party Service Contracts”) (other than Equipment leases, which are governed by Section 5.2 above), which shall include a complete inventory of such contracts (in Microsoft Excel format) specifying the third party, the nature of the contract (e.g., support agreement, equipment maintenance contract), the corresponding Services such contract is used to provide, and other reasonable information requested by Triple-S.

(b)	With respect to Supplier Third Party Service Contracts to be assigned to Triple-S pursuant to Section 17.1(j) (Disengagement Assistance) of the General Terms and Conditions, as directed by Triple-S, Supplier shall (i) provide, or use Commercially Reasonable Efforts to cause the corresponding Subcontractor to provide, to Triple-S or the Successor Supplier a copy of the Supplier Third Party Service Contracts, and (ii) assign, or use Commercially Reasonable Efforts to cause the corresponding Subcontractor to assign, to Triple-S or the Successor Supplier such Supplier Third Party Service Contracts, which such assignee shall assume the assigning party’s obligations under any such contract assigned relating to periods after the date of assignment.

5.4	Software and Tools

(a)	Subject to Section 5.1(a), Supplier shall provide information to Triple-S or the Successor Supplier concerning any Supplier Software or Supplier Tools that are used for the provision of the Affected Services (including those for tracking Projects and service information requests, and those used for knowledge transfer), which shall include a complete inventory of such Supplier Software and Supplier Tools, the corresponding licensor of such Supplier Software and Supplier Tools, the nature of such Supplier Software and Supplier Tools (e.g., Software, process), the corresponding Services each Supplier Software or Supplier Tool is used to provide, all Documentation related to Supplier Software and Supplier Tools required to be made available under Section 17.1(f) (Disengagement Assistance) of the General Terms and Conditions, and other information reasonably requested by Triple-S.

(b)	As part of Disengagement Assistance, Supplier shall procure any license that Supplier has not previously provided to Triple-S that Supplier is expressly obligated to provide to Triple-S pursuant to Section 10.4 (Supplier Software and Tools), Section 10.5 (License During the Term and Disengagement Assistance Periods), Section 10.6 (Post Term License Option), Section 15.1(c) (Independent IP), Section 15.2(b) (Ownership of Other

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

Developed Items) of the General Terms and Conditions and Schedule S (Supplier Software and Tools). With respect to any third party Software or Tool for which Supplier is not obligated to procure such a license, Section 17.1(h) (Disengagement Assistance) of the General Terms and Conditions shall govern. For clarity, Triple-S’s rights with respect to Supplier Owned Software and Supplier Owned Tools are set forth in the General Terms and Conditions and Schedule S (Supplier Software and Tools).

5.5	Telephone Numbers

(a)	Supplier shall provide information to Triple-S or its designee concerning any telephone numbers (i) for which Supplier or a Subcontractor is the customer of record, and (ii) that are used for the provision of the Affected Services (e.g., help desk numbers), which shall include a complete inventory of such numbers (in Microsoft Excel format), the corresponding Services each of such numbers is used to provide, the corresponding network provider and country of origin, and other reasonable information requested by Triple-S. Triple-S may audit the accuracy of such information in accordance with Section 18.6 (Audits and Records) of the General Terms and Conditions and Schedule M (Audit and Record Retention Requirements). For avoidance of doubt, this Section 5.5(a) shall not require Supplier to provide the individual telephone number for any specific Supplier employee (personal or otherwise), or the personal telephone number of any Subcontractor.

(b)	Supplier shall cause each of the telephone numbers described in Section 5.5(a) that are used exclusively for the provision of the Affected Services to be ported to Triple-S or its designee as of the corresponding Cutover Date(s), thereby making Triple-S or its designee the customer of record for such numbers.

5.6	Unidentified Assets

(a)	For any Affected Services, if after the corresponding Cutover Date, any Resources are discovered that were not identified by Supplier pursuant to Sections 5.2 through 5.5 (each, an “Unidentified Asset”), Supplier shall provide Triple-S or the Successor Supplier with notice of such discovery (such notice for any such Unidentified Asset, a “Discovery Notice” for such asset), which Discovery Notice shall provide a description of the corresponding Unidentified Asset that includes the information described in Sections 5.2 through 5.5, as applicable.

(b)	As of the Cutover Date, Supplier hereby grants to Triple-S and its designees, at no additional charge, to the greatest extent possible given Supplier’s existing rights, perpetual, irrevocable rights of access to, and use of the Unidentified Assets; provided, however, that with respect to any Unidentified Asset that is Leased Equipment or a Third Party Agreement, Supplier may terminate the lease or agreement corresponding to such Unidentified Asset at Supplier’s expense, but only after: (i) Supplier has provided Triple-S with a Discovery Notice for such Unidentified Asset, (ii) Supplier has presented Triple-S with a complete copy of the corresponding agreement and has provided Triple-S with the opportunity to exercise its rights pursuant to Sections 5.2(c) and 5.3(b); and (iii)

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

Triple-S has notified Supplier that it does not wish to exercise its rights pursuant to Sections 5.2(c) or 5.3(b). For any such Unidentified Asset that is Leased Equipment or a Third Party Agreement, Triple-S shall provide the notification as to whether it wishes to accept assignment of the corresponding lease or agreement within thirty (30) days after Supplier’s delivery of the corresponding agreement to Triple-S pursuant to clause (ii) of this Section 5.6(b).

5.7	Human Resources

(a)	Supplier Personnel Information.

(i)	Supplier shall, within ten (10) Business Days following either Triple-S’s request made during the Disengagement Assistance Period or a Disengagement Event, and subject to any applicable Law governing the use, disclosure or processing of personal data, provide Triple-S with information and copies of records concerning Supplier Personnel (such information collectively, the “Supplier Personnel Information”). If requested by Triple-S, Supplier Personnel Information shall be provided in electronic format (including in Microsoft Excel format). Supplier Personnel Information shall include a current organizational chart that identifies all Supplier Personnel performing the Affected Services (“Affected Supplier Personnel”), and summarizes their organizational relationship among one another (e.g., solid-line versus dotted-line reporting from one person to another), and which specifically distinguishes the Affected Supplier Personnel from other Supplier Personnel. For the Affected Supplier Personnel, such chart shall include roles, responsibilities, level of effort (i.e., dedicated to Triple-S or % of time dedicated to Triple-S) and authority of such personnel.

(ii)	With respect to Supplier Personnel who are eligible to be hired by Triple-S pursuant to Section 17.1(e) (Disengagement Assistance) of the General Terms and Conditions, as and to the extent reasonably requested by Triple-S, Supplier shall provide a list of the Supplier Personnel performing the Affected Services (“Affected Supplier Personnel”) by individual, and the following information (both on an aggregated basis and by individual person, each broken down by function): (A) name; (B) position and job title; (C) job responsibilities; and (D) whether such person is a heritage Triple-S employee, heritage Supplier employee, or independent contractor personnel.

(iii)	Where Supplier Personnel Information has been provided pursuant to this Section 5.7(a), Supplier shall: (A) inform Triple-S of any material change to the same; (B) clarify any matter on which clarification is reasonably requested by Triple-S; and (C) cooperate with any other reasonable requests made by Triple-S concerning Supplier Personnel Information. Supplier shall perform such obligations as soon as practicable, but in any event within ten (10) Business Days of any material change described in clause (A) of this paragraph, or of any Triple-S request pursuant to clauses (B) and (C) of this paragraph.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(b)	Hiring of Supplier Personnel.

(i)	Following a Disengagement Event, Triple-S and the Successor Supplier shall have the right to make offers of employment to all Supplier Personnel pursuant to Section 17.1(e) of the General Terms and Conditions; however, nothing shall be construed to require acceptance of employment offers by any such Supplier Personnel. Triple-S and the Successor Supplier shall have reasonable access to such Supplier Personnel for interviews and recruitment.

(ii)	Supplier shall fully and promptly cooperate in good faith with all reasonable requests of Triple-S to procure the smooth and lawful transfer to Triple-S or the Successor Supplier of the Supplier Personnel who accept offers to transfer to Triple-S or a Successor Supplier.

(c)	Satisfaction of Obligations. To the extent Triple-S hires any Supplier Personnel pursuant to the Agreement, as of the date of such hire, Supplier shall satisfy all of its obligations with respect to all outgoing and accrued liabilities incurred as Employer of such hired personnel, including wages, contractual bonuses, commission, holiday remuneration, tax, social security and national insurance contributions or other relevant national statutory deductions governed by the Laws of any jurisdiction governing the employment of such personnel.

5.8	Transfer of Services Operating Environment.

As part of the Disengagement Plan and upon termination of the Agreement, Triple-S shall have the right to take over the existing instances of the Triple-S operating environment contained within the data center(s) of Supplier’s applicable Subcontractors (“Existing Instances”). Supplier shall not restrict or otherwise hinder Triple-S’ ability to acquire rights to the software and supporting systems and access such Existing Instances.

6.	Supplier Disengagement Assistance Team

Until the completion of the Disengagement Assistance Plan, Supplier shall assign an individual to service on a dedicated basis to manage and oversee Supplier’s support of Disengagement Assistance activities (such position, the “Supplier Disengagement Assistance Lead”). The individual serving as the Supplier Disengagement Assistance lead shall be subject to Triple-S’ prior written approval. The Supplier Disengagement Assistance Lead shall meet with his or her Triple-S counterparts on a weekly basis (or more frequently if reasonably requested by Triple-S), and shall serve as an escalation point for issues relating to the Disengagement Assistance.

7.	Operational Transition

Pursuant to this Schedule I, Section 17 (Disengagement Assistance) of the General Terms and Conditions, and the Disengagement Assistance Plan, the Disengagement Assistance to be provided to Triple-S by Supplier shall include the following activities, as directed by Triple-S:

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(a)	Providing Source Code and object code, database, file, record layouts and field descriptions, where available with respect to the Triple-S Software (and other Software, to the extent Triple-S is entitled to a license to Source Code pursuant to the General Terms and Conditions), along with the Documentation and associated program execution statements if available, and other similar information necessary for the designee to execute such Software for Triple-S’s benefit, in the form reasonably specified by Triple-S;

(b)	To the extent Supplier is obligated to grant or procure a license for Triple-S that includes a right to Source Code under the General Terms and Conditions, providing the available object code, database, file, record layouts and field descriptions with respect to such Source Code, along with the Documentation and associated program execution statements, and other similar information in a form reasonably specified by Triple-S;

(c)	To the extent Supplier is obligated to grant or procure a license for Triple-S that includes a right to Source Code under the General Terms and Conditions, documenting and delivering the available program materials, including source and object libraries, reference files, interface definitions, specifications, implementation procedures relative to Triple-S’s technical environment, and embedded software;

(d)	In accordance with Section 21.7 (Return or Destruction) of the General Terms and Conditions and Section 5 (Records Retention) of Schedule M (Audit and Record Retention Requirements), delivering or destroying all Triple-S Data and Triple-S Confidential Information, in the manner and format specified by Triple-S (including electronic copies on storage devices in, and electronic transmission to, a new environment) with a complete content listing;

(e)	Delivering then-existing systems support profiles, change logs including enhancement and maintenance, history, problem tracking/resolution documentation, functional and complexity assessment analyses, and status reports associated with the Services;

(f)	Providing work volumes, then-current staffing requirements, demand backlog and information on historical performance for the Service Levels, to the extent available for the Affected Services, over the preceding twelve (12) months;

(g)	Identifying and documenting the demarcation points for each portion of the Affected Services, including any operating level agreements with other Triple-S or Supplier groups at those demarcation points, and information regarding the physical and virtual locations affected by the Disengagement Assistance Plan;

(h)	Identifying work and Projects expected to be in progress as of the corresponding Cutover Dates for the Affected Services, and with respect to such work, documenting current status (including Project budget information), stabilizing for continuity during transition, and providing any reasonably required training to qualified personnel to achieve transfer of responsibility for such work and Projects;

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(i)	Before the corresponding Cutover Dates, providing the following Services:

(i)	Subject to Section 17.1(f) of the General Terms and Conditions, provide Documentation used by Supplier to provide the Affected Services and reasonably necessary to provide continuity of service during transition, in an electronic format that is reasonably acceptable to, and in a location and manner that is easily accessible by, Triple-S;

(ii)	Identify, record and provide change control records with respect to Projects and provide release management with respect to application changes;

(iii)	Provide and coordinate assistance in notifying Subcontractors of the procedures to be followed in connection with the Disengagement Assistance Plan;

(iv)	Collaboratively with Triple-S, coordinate with [***] and other similar third parties regarding the procedures to be followed in connection with the Disengagement Assistance Plan;

(v)	Review the organization, structure use and contents of all Software libraries, databases and repositories including those utilized for test, staging and production with Triple-S’s or the Successor Supplier’s operations staff;

(vi)	Provide reasonable assistance to Triple-S or the Successor Supplier in establishing or transferring operational standards including naming and addressing conventions;

(vii)	Make arrangements for any physical de-installation, transportation, and relocation of Equipment and physical assets to be performed as part of the Disengagement Assistance;

(viii)	Reasonably cooperate and assist Triple-S and the Successor Supplier in achieving a state of operational readiness before the applicable Cutover Dates;

(ix)	Provide Triple-S with any help desk or service request tickets and problem logs it does not already have, reporting back at least two (2) years prior to the Cutover Date (but no earlier than the Effective Date);

(x)	After consultation with Triple-S, discontinue all discretionary Software changes, other than with respect to the Services or other modifications necessary to address processing problems;

(xi)	Assist Triple-S or its designee in the analysis of the direct access storage capacity required to accommodate Software libraries and Triple-S’s data files;

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(xii)	Deliver in a usable format, all databases and associated content used to provide the Services including those for tracking projects and service information requests, and those used for knowledge transfer;

(xiii)	As provided in Sections 10.4 (Supplier Software and Tools) and 15 (Intellectual Property Rights) of the General Terms and Conditions or expressly provided in any other section of the Agreement, generate and provide the Source Code for the Software to which Triple-S has a license under Sections 10.4 (Supplier Software and Tools) and 15 (Intellectual Property Rights) of the General Terms and Conditions or such other express provision of the Agreement in a form reasonably requested, and deliver such Source Code, technical specifications and materials, and user documentation for the Software to Triple-S or its designee, as and to the extent provided for in Sections 10.4 (Supplier Software and Tools) and 15 (Intellectual Property Rights) of the General Terms and Conditions or such other express provision of the Agreement;

(xiv)	Provide documentation and diagrams for the voice, data, video, and other communications capabilities, asset information and configuration settings (including configurations, router tables, IP addressing schema, managed device thresholds) for all configurable items used by Supplier to perform the Services (including media access, media, routing, bridging and switching devices and other equipment and software providing communications service delivery and management functions); and

(xv)	Provide interim Triple-S Data, in such format and on such media as reasonably requested by Triple-S.

(j)	On or before the corresponding Cutover Dates, providing the following Services:

(i)	In conjunction with Triple-S or the Successor Supplier, conduct a rehearsal of any migration that is part of the Disengagement Assistance Plan prior to the Cutover Date and as scheduled by Triple-S and reasonably agreed to by Supplier, and provide any required corrective action identified during the rehearsal;

(ii)	Provide reasonable assistance to Triple-S or its designee in making Triple-S Data files available on the storage devices of the new environment;

(iii)	Provide reasonable assistance to Triple-S or its designee with the transmission or movement of data from then-existing databases to the new environment;

(iv)	Provide an image copy (and mirrored DASD volumes if available) of each operating system environment (in dump/restore or image mode, as applicable to the operating system platform);

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(v)	Provide reasonable assistance to Triple-S or the Successor Supplier with the turnover of operations and the execution of parallel testing and parallel operations;

(vi)	Assist Triple-S or the Successor Supplier in the identification and removal of security access credentials for Supplier Personnel from any computing communications devices and associated Software transferred to Triple-S or the Successor Supplier; and

(vii)	Transfer responsibility to Triple-S or the Successor Supplier for off-site media and document storage.

(k)	On or before the corresponding Cutover Dates, providing additional assistance reasonably requested by Triple-S, including:

(i)	Returning to Triple-S (or, if requested by Triple-S, destroying) at no additional charge any remaining Triple-S property in Supplier’s possession or control, including remaining reports, data and Triple-S Data or Triple-S Confidential Information; and

(ii)	Vacating Triple-S Facilities in a timely manner.

8.	Organizational Transition

Supplier shall provide reasonable assistance required to adequately transfer, in accordance with the Disengagement Assistance Plan, the organizational information developed during the Term to support the delivery of the Affected Services. Supplier’s responsibilities shall include, as requested by Triple-S:

(a)	Providing, to the extent Supplier has created such items, functional organization charts, operating level agreements with third-party contractors, phone trees, contact lists, and standard operating procedures;

(b)	Transferring physical and logical security processes and tools, including cataloguing and tendering all badges and keys, documenting ownership and access levels for all passwords, and instructing Triple-S or its designee in the use and operation of security controls; and

(c)	Protecting against security breaches of Supplier Personnel during the Disengagement Assistance Period by revoking Supplier Personnel access to Triple-S Facilities (or secure locations within such facilities), Triple-S Data, Triple-S Confidential Information, Equipment, Software and other systems, processes and tools, as such Supplier Personnel are transitioned away from Triple-S’s account or as the functions performed by such Supplier Personnel are transitioned away from Supplier, and accordingly, corresponding access to such items is no longer required.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

9.	Business Continuity and Disaster Recovery Transition

During the Disengagement Assistance Period Supplier shall:

(a)	Supply the BC/DR Plan to Triple-S;

(b)	To the extent Triple-S Data corresponding to the Affected Services is replicated to another facility, transfer such data to Triple-S or its designee, and upon Triple-S’s request, provide reasonable assistance to Triple-S in developing equipment and other requirements for relocating such data; and

(c)	Participate in business continuity and Disaster recovery testing in connection with the Disengagement Assistance Plan until a successful test of the recovery arrangements is accomplished.

10.	Knowledge Transfer

(a)	As reasonably requested by Triple-S, Supplier shall provide for a transfer of knowledge regarding its performance of the Affected Services, scope, processes, and related topics, so as to facilitate the provision of the Affected Services by Triple-S or the Successor Supplier. Supplier’s responsibilities shall include:

(i)	Providing the Documentation and information described in, and subject to the restrictions set forth in, Section 17.1(f) (Disengagement Assistance) of the General Terms and Conditions, including: (A) relevant Documentation; (B) the Procedures Manual; (C) schedules, frequencies, Work Product owned by Triple-S or to which it has a license and related information for activities and Deliverables as reasonably requested by Triple-S; (D) security plans and procedures; and (E) key support contacts (names and phone numbers) of Triple-S personnel, third party personnel, and Supplier Personnel during the Disengagement Assistance Period;

(ii)	Providing reasonable training to Triple-S’s or the Successor Supplier’s personnel in the performance of those Services that are to be transferred, including in the management of the third party vendors of goods and services used to perform the Affected Services;

(iii)	Explaining the particular Supplier implementation of the processes used to provide the Services, and the human, procedural and technical interfaces to and interactions with Triple-S (including the Procedures Manual) to Triple-S or the Successor Supplier’s operations staff;

(iv)	Responding to inquiries from Triple-S regarding the Affected Services, including by providing reasonable access (e.g., by telephone) during the Disengagement Assistance Period; and

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(v)	Providing contact listings of potential alternate sources of resources, including skilled labor and spare Equipment parts.

(b)	Supplier’s performance of the obligations described in Section 10(a) shall be in accordance with a knowledge transfer plan for the Affected Services (each such plan a “Knowledge Transfer Plan”). Each Knowledge Transfer Plan shall be aligned with the Disengagement Assistance Plan, and shall, at a minimum, describe the overall knowledge transfer process, including, without disclosing Supplier Confidential Information: (i) Supplier’s overall approach; (ii) major activities and schedules for the knowledge transfer; (iii) the Supplier Personnel who shall participate in the knowledge transfer; (iv) a description of the documentation that Supplier shall provide in connection with the knowledge transfer; and (v) designation of resources needed from Triple-S and associated schedules. Each Knowledge Transfer Plan shall be provided to Triple-S for its review, comment and approval. The reasonable comments or suggestions of Triple-S shall be incorporated as applicable into each such Knowledge Transfer Plan and Triple-S’s final approval shall be obtained prior to implementation of the Knowledge Transfer Plan.

11.	Financial Transition

As of the Cutover Date for any Affected Services, and continuing for a period of six (6) months thereafter (each such period a “Financial Reconciliation Period”), Supplier shall reasonably cooperate with and support Triple-S, at no additional charge, to achieve a final reconciliation with respect to the areas identified in this Section 11.

(a)	Supplier Invoicing. Supplier shall submit its invoice for all charges and credits applicable to the Affected Services through the corresponding Cutover Date, which shall be payable in accordance with Schedule C (Charging Methodology). Effective as of the Cutover Date for any Affected Services, each Party shall submit to the other Party reconciliation information (including as reasonably requested by the other Party) to reconcile any outstanding charges or credits, and each Party shall work diligently and in good faith to achieve a final reconciliation of such charges and credits by the end of the Financial Reconciliation Period.

(i)	The Parties acknowledge the possibility that invoices for third-party contracts (e.g., Third Party Service Contracts or Equipment leases) used to provide the Affected Services and transferred to Triple-S or its designees pursuant to Section 5 may be misdirected by third-party vendors after the effective date of transfer, and provided to Supplier instead of Triple-S or its designee. Supplier shall provide any such invoices in their original form to Triple-S in a timely manner.

(ii)	Supplier shall reimburse Triple-S for third party products or services, if any, for which Supplier is financially responsible, and that are used to provide the Affected Services before the Cutover Date, but that are invoiced to Triple-S or its designee.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule I
Disengagement Assistance

(iii)	On or before the Cutover Date, Supplier shall provide Triple-S with information regarding any third party contracts used to provide the Affected Services such that Triple-S can reasonably validate that the corresponding third party vendor has invoiced, and Supplier has paid, any charges arising under such contracts before the Cutover Date.

(b)	Asset Acquisitions. Sections 5.2 through 5.4 describe terms pursuant to which Triple-S or its designee may acquire certain resources used to provide the Affected Services. Each Party shall work diligently and in good faith to achieve, by the end of the Financial Reconciliation Period, a final reconciliation of the financial issues arising from any transfer of such resources to Triple-S or its designee under such provisions.

12.	Risk Mitigation

The Parties shall at all times work together in good faith during the Disengagement Assistance Period to minimize any risk to or interference with the Services (including the Service Levels).

Triple-S/Supplier Confidential

Schedule J

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE J

TRIPLE-S POLICIES AND PROCEDURES

Schedule J	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE J

TRIPLE-S POLICIES AND PROCEDURES

No.	Policy Name
1	Claims Department Medicare Secondary Payer COB
2	Claims Payment Dispute Process for Non Contracted Provider
3	Claims Universe Request
4	Code of Business Conduct and Ethics
5	Compliance Program
6	Contracting and Monitoring of Delegated Entities
7	Manual de Politicas Corporativas – Empleo de Familiares
8	Manual de Politicas Corporativas – Contratacion de Terceros – Evaluacion y Clasificacion
9	IT and Information Security Policies
10	IT Controls Questionnaire for Service Providers
11	Manual de Politicas Corporativas – Politica Antifraude y Abuso
12	Manual de Politicas Corporativas – Contratacion de Terceros
13	Manual de Politicas Corporativas – Retencion de Documentos
14	Protocolo Para el Cumplimiento Con Law FCPA

Triple-S / Supplier Confidential

Schedule J1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 1 of 10

Policy and Procedure
Title: Part C-Medicare Secondary Payer
Department: Claims Department	Additional Areas of Impact: Enrollment , Finance Legal and Pharmacy Department
Effective Date: 1/1/2015	Date Last Amended: 8/26/2016

Reference:
•	Medicare Manage Care Manual - Chapter 4 Benefits and Beneficiary Protections (Rev. 121, 4-22-2016)
•	42 CFR 422.108 Medicare as Secondary Payer (MSP) Procedures

Approved by: Ricardo Rivera Martínez, Claims Director	Date: 9/14/2016

Policy Statement

Triple S Advantage does not pay for services to the extent that there is a third party that is required to be the primary payer, after identifying payers that are primary to Medicare, the amounts payable by those payers and coordinate its benefits to Medicare enrollees with the benefits of the primary payers in compliance with the "Omnibus Budget Reconciliation Act of 1980" that turned Medicare into a secondary payer under specifics conditions.

Purpose

To guarantee that Triple-S Advantage will apply the Medicare Secondary Payer rules when receiving a claim of a member with other health insurance or a liability insurance policy; to prevent payments of medical services when there is another health plan as primary payer.

Definitions

1.	Coordination of Benefits (COB): is a program which determines which plan or insurance policy will issue primary payment when two insurance companies cover the same benefits. If one of the plans is a Medicare Health Plan, Federal Law establishes which plan is the Primary Payer. It is the process of determining the respective

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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TSA P&P #: CL-009	Page 2 of 10

responsibilities of two or more health care insurance plans that have financial responsibility over a medical claim.

2.	Electronic Correspondence Referral System (ECRS): allows authorized users at Medicare contractor sites and authorized CMS Regional Offices (ROs) to fill out various online forms and electronically transmit requests for changes to existing CWF MSP information, and inquiries concerning possible MSP coverage. Transactions are automatically stored on the Coordination of Benefits (COB) contractor’s system. Each evening, a batch process reads the transactions and processes the requests. The status of each transaction is updated as it moves through the system.

3.	Explanation of Benefits (EOB): is a document issued by the Insurance Plan that describes services rendered to a member and billed to the plan. The EOB is issued to notify him/her of the results of the claim’s payment or denial evaluation process. The Medicare Advantage Plan must issue the Appeals Language in the EOB when services are denied to the member.

4.	Group Health Plan (GHP): is a health plan which provides coverage to employees, retired employees and their families; and is financially supported by an employer or employee organization. The determination for application of Medicare Secondary rules is based on the number of employees of the plan.

5.	Liability Insurance: is an insurance (includes self-insurance plan) that provides a payment based on legal liability, illness or damages to property. It includes but is not limited to: automobile insurance, uninsured and under-insure motorist insurance, homeowner’s liability, malpractice insurance, product liability, insurance and general casualty insurance. And also includes payments under State wrongful death statutes that provide payment for medical damages.

6.	Medicare Secondary Payer (MSP): is the term generally used when the Medicare program does not have primary payment responsibility - that is, when another entity has the responsibility for paying before Medicare. Medicare is secondary payer in the following situations:

a.	Working Aged

•	Beneficiaries over 65 years.

•	If the beneficiary has an Employer Group Health Plan (EGHP) coverage by virtue of the individual’s current employment status or the current employment status of the individual spouse.

2016 TSA Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department through: TSACompliance@sssadvantage.com

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 3 of 10

•	The employer should have 20 or more employees.

b.	Disabled

c.	Beneficiaries under 65 years.

•	That received Medicare benefit based on disability.

•	Whose large group health plan (LGHP) coverage is based on the individual’s current employment status of the spouse or a family member.

•	The employer should have 100 or more employees.

d.	Worker’s Compensation

•	Medicare is secondary payer for medical services that were related to a work injury.

e.	Auto No-Fault / Liability

•	Medicare is secondary payer for those medical services that were related to a car injury covered by the ACAA or services payable under no-fault or liability insurance.

f.	ESRD (End Stage Renal Disease)

•	Medicare is secondary payer to GHP’s for individual eligible for or entitled to Medicare benefits based on ESRD during a coordination period of 30 months.

7.	Primary Payer: An insurance policy, plan, or program that pays first on a claim for medical care. This could be Medicare or other health insurance. Medicare is primary payer in the following situations:

a.	Individual has ESRD, is covered by COBRA and is after the first 30 months of eligibility or entitlement to Medicare

b.	Individual is disabled and covered by Medicare & COBRA

8.	Subrogation: is the substitution of one person or entity for another.

Procedure

A.	Claims Department receives the UB04 and CMS1500 claim forms and enters the claim data in the HealthSuite System. Claims Analyst will verify the following in the UB04 and 1500 Health Insurance Claim Form:

1.	System reason codes with possible additional payers

2.	Membership information on the system

3.	Trauma and occupational illness diagnosis codes

4.	MSP data on the claim

5.	Claim indicators that the services were related to an accident

6.	Patient history showing claims for ambulance or trauma related services

7.	Claims documents that may include an Explanation of Benefits (EOB) from other insurance

2016 TSA Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version
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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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TSA P&P #: CL-009	Page 4 of 10

B.	A rule was created with the clearing house to detect if a claim has any item in the item #10 (Is Patient’s Condition Related To) of the 1500 Claim Form that indicates “yes”: employment, B: auto accident or C: other accident. The provider will receive a Remittance Advice (277 form) with the Status Code Related Causes Code (Accident, auto accident, employment).

1.	The provider must submit the claim to the primary insurance.

C.	In the UB04 claim form other insurance that may be the Primary Payer to Medicare is identified as follows:

1.	A trauma related ICD-9/ICD-10-CM code is shown; or

2.	A Value Code (VC) in items 39-41:

Code	Description
12	Working aged beneficiary/spouse with an EGHP (beneficiary over 65). Beneficiary must have Medicare Part A entitlement (enrolled in Part A) for this provision to apply. Primary Payer Code = A.
13	ESRD beneficiary with EGHP in MSP/ESRD 30-month coordination period. Primary Payer Code = B.
14	No-Fault including automobile/other. Examples: Personal injury protection (PIP) and medical payment coverage. Requires Occurrence Code-OC 01 or 02 with date of accident/injury. Primary Payer Code = D. If filing for a Conditional Payment, report with Occurrence Code 24.
15	Workers Compensation (WC). Requires Condition Code-CC 02 and OC 04 with date of accident/injury. Primary Payer Code = E. If filing for a Conditional Payment, report with Occurrence Code 24.
16	Public health services (PHS) or other federal agency. Conditional billing does not apply. Primary Payer Code = F.
41	Federal Black Lung (BL) Program. Primary Payer Code = H.
42	Veterans Administration (VA). Conditional billing does not apply. Primary Payer

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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TSA P&P #: CL-009	Page 5 of 10

Code = I.
43	Disabled beneficiary under age 65 with an LGHP. Beneficiary must have Medicare Part A entitlement (enrolled in Part A) for this provision to apply. Primary Payer Code = G.
44	Amount provider was obligated/required to accept from a primary payer as payment in full due to contract/law when that amount is less than charges but higher than amount actually received. An MSP payment may be due. Note: When applicable, this Value Code is reported in addition to MSP Value Code.
47	Any Liability Insurance. Requires Occurrence Code-OC 02 with date of accident/injury. Primary Payer Code = L. If filing for a Conditional Payment, report with Occurrence Code 24.

3.	An Occurrence Code (OC) in items 31 to 34:

Code	Description
01	Accident/Medical Payment Coverage – Date of accident/injury for which there is medical payment coverage. Reported with Value Code-VC 14 or VC 47. If filing for a Conditional Payment, report with Occurrence Code 24.
02	No-Fault Insurance (including automobile and other accidents) – Date of accident/injury for which the state has applicable No-Fault laws. Reported with Value Code-VC 14 or 47. If filing for a Conditional Payment, report with Occurrence Code 24.
03	Accident/Tort Liability - Date of an accident/injury resulting from a third party's action that may involve a civil court action in an attempt to require payment by third party, other than No-Fault. Reported with Value Code-VC 47.
04	Accident/Employment-Related - Date of an accident/injury related to beneficiary's employment. Reported with Value Code-VC 15 or VC 41. If filing for a Conditional

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 6 of 10

Payment, report with Occurrence Code 24.
05	Accident/No Medical Payment, No-Fault or Liability Coverage – Date of accident/injury for which there is no Medical Payment or other third-party liability coverage
06	Crime victim - Date on which a medical condition resulted from alleged criminal action committed by one or more parties
18	Date of retirement (beneficiary)
19	Date of retirement (spouse)
24*	Date Insurance denied - Date of receipt of a denial of coverage by a higher priority payer. This could be date of primary payer's Explanation of Benefit (EOB) statement, letter or other documentation. Date is required on all Conditional Payment claims.
25	Date Coverage No Longer Available – Date on which coverage, including Workers' Compensation benefits or No-Fault coverage, is no longer available to beneficiary
33	First day of MSP ESRD coordination period for ESRD beneficiaries covered by an EGHP

4.	A Condition Code (CC) in items 18 to 28:

Code	Description
02	Condition is employment related
06	End-stage renal disease (ESRD) beneficiary in first 30 months of eligibility/entitlement covered by an employer group health plan (EGHP)
08	Beneficiary refused to provide information concerning other insurance coverage

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 7 of 10

09	Neither the beneficiary nor spouse is employed
10	Beneficiary and/or spouse is employed but no Employer Group Health Plan (EGHP)
11	Disabled beneficiary and/or family member is employed but no Large Group Health Plan (LGHP)
28

Beneficiary's and/or spouse's Employer Group Health Plan (EGHP) is secondary to Medicare. Beneficiary and/or spouse are employed and there is an EGHP that covers beneficiary but either:

1.    EGHP is a single employer plan and employer has fewer than 20 full- and/or part-time employees

2.    EGHP is a multi- or multiple-employer plan that elects to pay secondary to Medicare for employees and spouses aged 65 and older for those participating employers who have fewer than 20 employees

29

Disabled beneficiary and/or family member's Large Group Health Plan (LGHP) is secondary to Medicare. Beneficiary and/or family member(s) are employed and there is a LGHP that covers beneficiary but either:

1.    LGHP is a single employer plan and employer has fewer than 100 full- and/or part-time employees

2.    LGHP is a multi-or multiple employer plan and all employers participating in plan have fewer than 100 full- and/or part-time employees

63	Services rendered to beneficiary in state or local custody (prisoner) meets requirements of 42 CFR 411.4(b) for payment
77	Provider accepts or is obligated/required, due to a contractual arrangement/law, to accept payment by primary payer as payment in full (and that amount has been received and no Medicare payment is due). MSP claim is being filed because claim is an inpatient claim or claim is an outpatient claim and the beneficiary has not yet met his/her annual Medicare Part B deductible.
D7	Change to make Medicare the secondary payer (report on adjustment when original

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 8 of 10

claim was processed as a Medicare primary claim, conditional claim or was rejected for MSP).
D8	Change to make Medicare the primary payer (report on adjustment when original claim was processed as an MSP claim or as a conditional claim).
D9	Any other change (report on adjustment claim when original claim was rejected for MSP but Medicare is primary or when original claim was processed as an MSP or conditional claim and a change needs to be made to the claim such as a change in the MSP Value Code amount).

D.	If item 50-Payer Name of the UB04 is completed with another payer and the information needed for payment is on the claim, the Claim Analyst will pay the lowest of:

1.	The gross amount payable by TSA less any deductible or coinsurance amount; or,

2.	The gross amount payable by TSA minus the amount paid by the primary payer for TSA covered services; or,

3.	The provider's charges, minus the amount paid by the primary payer for TSA covered services; or

4.	The provider's charges minus the applicable TSA deductible and/or coinsurance amounts.

5.	Condition Code-CC 08 is shown on the claim;

6.	Claim with primary insurer identification, no primary payer amounts, and nothing indicated in remarks item;

7.	MSP claim filed with very low primary payment (investigate for possible keying error with provider to ensure accurate payment amount);

8.	Trauma diagnosis, and claim does not show Occurrence Code-OC 05 and date nor remarks;

9.	Retirement dates same as dates of service (i.e., improper use of Occurrence Codes-OC18 and 19);

10.	Occurrence Codes-OC 01-04 used, but not MSP claim. No Occurrence Code-OC 24 or remarks

E.	If item 50-Payer Name of the UB04 is completed with another payer but the claim lacks of information TSA will deny the claim requesting the missing data.

1.	When the information is received the Claim Analyst completes the adjudication of the claim.

2.	No primary payment will be made where a GHP denies payment for particular services because:

a.	The services are not covered by the plan, and there is reason to believe the plan does cover the services;

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 9 of 10

b.	The plan offers only secondary coverage of services covered by Medicare. Primary benefits may not be paid in this situation even if the GHP has only collected premiums for secondary rather than primary coverage. Where a GHP has denied the claim because the plan provides only secondary coverage, TSA will deny the claim.

c.	The plan limits its payments when the individual is entitled to Medicare;

d.	The services are covered under the EGHP for younger employees and spouses but not for employees and spouses age 65 or over;

e.	The provider fails to file a proper claim for any reason

F.	If a primary payer is detected after the claim was paid, the claim will be adjusted to offset future payments to the provider by a recurrent recovery process and the provider will be authorized to bill the primary payer. This process will be performed weekly by the Recovery Unit.

G.	Recovery Unit will generate a weekly report through Reporting Services which combines members with MSP - TPL indicator from the Electronic Correspondence Referral System (ECRS) and Health Suite eligibility. This report will match the claims paid with TPL accident related diagnosis during the same period.

H.	Once the Recovery Examiner identifies possible cases to be recover, the Analytics Unit will perform a proper investigation following the coordination of benefits investigation guidelines set forth by CMS. This investigation includes contact with the member, communication with the Third Party Liability Insurance (TPL) and evaluation of Medical Records, among others.

I.	Once the Analytics Unit confirms the information of the MSP-TPL report was correct, including the period and the condition; Recovery Unit will recoup the claims that applies to the TPL and cases will be referred to:

1.	Pharmacy Department for their TPL recoup process with the PBM

2.	Legal Department for the subrogation process

3.	Finance Department for the re-adjudication, evaluation and impact of the cases in the Risk Adjustment Processing System (RAPS), Encounter Data System (EDS) and Prescription Drug Event (PDE).

J.	TSA will include Third Party Liability and Coordination of Benefits information in the eligibility report sent monthly to all delegated entities to prevent overpayments. Delegated entity will perform recoveries of the overpayments and re-adjudications.

1.	FDR’s will submit the results to Claims Manager in no more than 45 days after they are performed.

2.	Claims Department will performed quarterly monitoring to the FDR’s of the MSP-TPL and Coordination of Benefits process.

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

TSA P&P #: CL-009	Page 10 of 10

Supporting Documents

•	N/A

Review and Revision History

Date	Sections Affected	Reason for Change	Reviewer
8/26/2016	Policy name and procedure	New process	Maritza Pérez

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Schedule J2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-033	Page 1 of 4

Policy and Procedure
Title: Payment Dispute Process for Non Contracted Provider
Department: Claims	Additional Areas of Impact: Customer Service, Contracting, Provider Relations, Medical Management, Network Management
Effective Date: 5/9/2016	Date Last Amended: 5/9/2016

Reference: Providers Payment Dispute Resolution Contractor(PDRC),

CMS Memo of April 15, 2015 – MA Payment Guide for Out of Network Payments

Policy # CL-023: Payment Process of Non-Contracted Non Clean Claims and CL-033: Payment Dispute Process

Approved by: Ricardo Rivera Martínez, Claims Director	Date: 5/9/2016

Policy Statement

TSA has a process to review non-contracted providers payment disputes for instances non- contracted provider contends that the amount paid for covered services is less than the amount that would have been paid under original (traditional) Medicare or where a non-contracted provider disagrees with TSA decision to pay for a different service than billed, often referred to as down-coding of a claim.

Purpose

To establish a procedure for claim payment dispute requested by non-contracted providers.

Definitions

1.	Non – Contracted-Provider: A provider for whom/which there is no signed contract agreement between the provider and Triple S Advantage.

1.	Payment Dispute: Any decision where a non-contracted Medicare health plan provider contends that the amount paid by the Medicare health plan for a Medicare covered service is less than the amount that would have been paid under Original Medicare. Non- contracted provider claim payment disputes also include instances where there is a disagreement between a non-contracted Medicare health plan provider and the Medicare health plan about the plan’s decision to pay for a different service or level than that billed. The dispute process does not include:

•	Payment denials that result in zero payments

•	Payment disputes for contracted providers

•	Local and National Coverage Determinations

•	Medical necessity determinations

•	A non-contracting provider requesting payment in full

•	Claims denied for timely filing

•	Claims denied as not prior authorized

•	Misdirected claim submissions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-033	Page 2 of 4

Procedure

A.	Request a Payment Dispute

1.	The non-contracted provider’s payment dispute received by mail, hand delivery to:

Triple-S Advantage, Inc.

Claims Department

Re: Provider Payment Dispute

PO Box 11320

San Juan, Puerto Rico 00922

2.	The Payment Dispute request must be filed within a minimum of 120 calendar days following the notice of initial determination and must include any related documentation including but not limited to:

a.	Non Contracted Provider Payment Dispute Form (see attachment 1)

b.	Explanation of Payment (EOP)

c.	1500/Ub-04 Form

d.	Waiver or the Liability Letter, if available (see attachment 2)

e.	Any support document that help to resolve the provider dispute

B.	Registration of dispute payment request

1.	The Payment Dispute request are registered by the Claims Clerk in a Dispute Log (see Attachment 3) storage in the Claims Department Folder: J:\Claims Dispute Non Contracted Provider and stamped according to received date.

a.	As part of the registration the Claims Clerk has to identify if it is a First Level Payment Dispute or a Payment Dispute Committee Review Request.

2.	Once the Claims Clerk register the dispute in the log, scan all documentation and create an electronic file in the share folder of the Unit and send an email to the Claims Supervisor to communicate the dispute received.

a.	If it is a First Level Dispute the Claims Supervisor is responsible to assign the dispute to the Claims Analyst (that was not involved in the initial determination) refer to Section (C) of this policy and procedure.

b.	If it is a Payment Dispute Committee Review Request, refer to Section (D) of this policy and procedure.

3.	The Claims Supervisor is responsible to monitor the log weekly to ensure the turnaround time in order to guarantee compliance.

C.	First Level Payment Dispute

1.	The Claims Analyst assigned, reviews all the documentation and identifies if the Payment Dispute request needs additional information for determination.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-033	Page 3 of 4

a.	The Claims Analyst must contact via phone call or in writing (see attachment 4) the non-contracted provider in order to request the missing information.

b.	The non-contracted provider have 14-calendar days to submit the requested information.

c.	Any attempts to contact the non-contracted provider is documented in the claims Dispute Log.

2.	Once the Claims Analyst has all the required documentation, he/she has 30 calendar days to make a determination with regards to the Payment Dispute.

a.	If the decision is favorable the Claims Analyst process the Payment Dispute and notify the non-contracted provider orally or in writing about the decision and document the resolution and the notification date in the Dispute Log.

b.	If the decision is adverse the Claims Analyst send a letter (see attachment 5) to the non-contracted provider to communicate the decision including the reason and the rights to request a Payment Dispute Committee Review and document the resolution and the notification date in the Dispute Log.

D.	Payment Dispute Committee Review Request

1.	The non-contracted provider has 120 calendar days from the First Level determination date to request a Payment Dispute Committee Review.

2.	The Claims Supervisor has 30 calendar days to present the case to the Providers Committee to make a determination.

a.	Upon the determination the Claims Supervisor assigned to the Claims Analyst the Payment Dispute in order to:

i.	If it is favorable: process and notify the non-contracted provider by phone and document the resolution and date of completion in the Dispute Log.

ii.	If it is adverse: send a letter (see attachment 6) to the non-contracted provider to communicate the decision including the reason and the rights to request a Second Level Payment Dispute and document the resolution and notification date in the Dispute Log.

E.	Second Level Payment Dispute:

1.	If the non-contracted provider disagrees with the Payment Dispute Committee Review determination, she/he may file a complaint with 1-800-MEDICARE.

2.	TSA must process the CMS determination in accordance with CMS requirements.

Supporting Documents:

Attachment 1: Non Contracted Provider Payment Dispute Form

Attachment 2: Waiver or the Liability Letter

Attachment 3: Dispute Log

Attachment 4: Request to Additional Information Letter Attachment 5: Adverse First Level Payment Letter Attachment 6: Adverse Second Level Payment Letter

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-033	Page 4 of 4

Review and Revision History

Date	Sections Affected	Reason for Change	Reviewer
05/04/2016	All policy and procedure	Reorganization of the process	Maritza Perez

Schedule J3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-034	Page 1 of 5

Policy and Procedure
Title: Claims Universe Request
Department: Claims Department	Additional Areas of Impact: Delegated Entities (APS, Net Claim, TNPR)
Effective Date: 7/5/2016	Date Last Amended:

Reference:

•    CMS Part C Organization Determinations, Appeals and Grievances (ODAG) Audit Process and Data Request (2015-2016 v.100815)

•    Prescription Drug Benefit Manual, Chapter 9 and Medicare Managed Care Manual Chapter 21 – Compliance Program Guidelines; Section 50.6 Element VI: Effective System for Routine Monitoring, Auditing and Identification of Compliance Risks Rev. 01-11-2013

Approved by: Ricardo Rivera Martínez, Claims Director	Date: 8/22/2016

Policy Statement

TSA Claims Department implements a validation and monitoring process to ascertain, test and confirm that universes data from Triple-Advantage and the Delegated Entities are accurate and in compliance with Medicare regulations, as well as internal policies and procedures regarding the universe submission per CMS Audit protocols.

Purpose

Establish a formal procedure to generate the universe for claims in TSA and the Delegated Entities (APS, Net Claim and TNPR) in order to assure the compliance of the requirements and guidelines established in the CMS Part C Organization Determinations, Appeals, and Grievances (ODAG) Audit Process and Data request in order to produce and submit appropriate universe records.

Definitions

1.	Center for Medicare and Medicaid Services (CMS): The agency within the U.S. Department of Health and Human Services responsible for the Medicare, Medicaid and the Children’s Health Insurance Programs.

2.	Delegated entity: entity that assumes, by contract, the performance of an activity covered under these standards for which the organization is responsible of. The delegated entities are commercial entities, not individuals.

3.	FDRs: First Tier, Downstream and Related Entities.

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-034	Page 2 of 5

a.	First Tier Entity: Any part compliant with local, federal regulations (including CMS, and ASES) that enters into a written arrangement Triple S, to provide administrative of health care services to a member.

b.	Downstream Entity: Any part compliant with local, federal regulations (including CMS, and ASES) that enters into a written arrangement with persons or entities involved with Triple S below the level of the arrangement between the Plan and a first tier entity. These written arrangements continue down to the level of the ultimate provider of both health and administrative services.

c.	Related Entity: means any entity compliant with local, federal regulations (including CMS, and ASES) that is related to Triple S by common ownership or control and

i.	Performs some of the Plan’s management functions under contract or delegation;

ii.	Furnishes services to enrollees under an oral or written agreement; or

iii.	Leases real property or sells materials to Plan at a cost of more than $2,500 during a contract period.

4.	Monitoring Activities are regular reviews performed as part of normal operations to confirm ongoing compliance and to ensure that corrective actions are undertaken and effective.

5.	Protocols: Guidelines to ensure universe submission accuracy.

6.	Universe: Report of organizational determination processed on a determined timeframe.

Procedure

1.	Claims Department certifies and guarantee through a validation process that each Delegated Entity and TSA are following the guidelines and requirements established by CMS in the protocols, and includes methods in which data will be gathered and compiled from delegated entities.

2.	Universe validation process will be performed by the Claims Auditor and/or Claims Manager in coordination with the delegated entities; on a monthly basis to assure that each delegated entity and Claims Department has their processes to generate the universe up to date with CMS changes as well ensure the compliance, completeness and accuracy of the data included.

a.	The validation procedures will be performed on a monthly basis for three (3) months period or until 100% threshold is reached, whichever occurs later.

b.	By the end of this period, the monitoring efforts will be performed every six (6) months.

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-034	Page 3 of 5

c.	TSA Claims universe will be generated by Claims Coordinator using Reporting Service Portal and request for universe submission will be sent to the Delegated Entities. Delegated Entities will have one week to submit the Universe.

d.	A sample of 25 random cases will be selected for validation purposes of each universe layout in order to validate that the universes are accurate. Delegated Entities (TNPR and APS) will be required to submit print screen of the claims in their system, letters and checks sent to members and providers in a timeframe of 72 hours.

3.	The validation process will consist of the following analysis:

a.	Includes denied claims for both contracted and non-contracted providers

b.	Partially paid claims are considered denied

c.	Includes approved claims for non-contracted providers

d.	Exclusion of all direct member reimbursement (DMR), duplicate claims, adjustments, claims denied for billing errors, eligibility and recoupments

e.	Claims submitted correspond to the period requested

f.	If a claim has more than one line, all items should be included with a maximum length

g.	The name, length and description of the fields in accord with the protocol

h.	If the rationale of one column with another is correct

i.	Timeliness of the determination and or mailing date

j.	Accuracy in appeal member and provider language

4.	Claims processing validation will consist of the following:

a.	If the claims were processed within Medicare timeframes (non-contracted providers should be determined in less than 60 days)

b.	If the determination is adverse, was the letter with appeal rights sent to members and providers?

c.	If the determination is favorable, did the provider receive the correct amount of reimbursement?

d.	If adverse, was the non-contracted provider development process followed?

5.	Claims Auditor will have a week to validate the information submitted and share the results and findings to the responsible parties of the delegated entities (Refer to Attachment #1).

a.	If the audit results in any finding the Delegated Entity will have to correct the issue in a timeframe determined by TSA.

b.	This document will be sent to Compliance Department for their records.

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-034	Page 4 of 5

Supporting Documents

P&P Attachments:

•	Attachment 1: TSA Delegated Entity Audit Results Notification Template

Claims Department P&P’s:

•	CL-002: Professional Claims Adjudication

•	CL-003: Institutional Claims Adjudication

•	CL-015: Claims Payments and Denials

•	CL-025: Claims Quality Audit Process

Compliance Department P&P’s:

•	COMP-006: Internal Compliance Audit and Monitoring Process

Review and Revision History

Date	Sections Affected	Reason for Change	Reviewer
7/7/2016	All policy and procedure	New Policy & Procedure	Maritza Pérez

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSA P&P #: CL-034	Page 5 of 5

Attachment 1: TSA Delegated Entity Audit Results Notification Template

TRIPLE-S ADVANTAGE

Claims Universe Validation and Audit

Delegated Entity:

Date Requested:

Date Submitted:

Contact Person:

Reviewer:

Date of Review:

Universe Validation

- Includes denied claims for both contracted and non-contracted providers
- Partially paid claims are considered denied
- Includes approved claims for non-contracted providers
- Exclusion of all direct member reimbursement (DMR), duplicate claims, adjustments, claims denied for billing errors, eligibility and recoupments
- Claims submitted correspond to the period requested
- If a claim has more than one line, all items should be included with a maximum length
- The name, length and description of the fields in accord with the protocol
- Is the rationale of one column with another is correct
- Did the letters sent to members/providers had the correct appeal language

Claims Processing Validation

Results: (narrative)

Comments: (narrative)

______________________ ______________________

Signature **Date**

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Schedule J4

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MESSAGE FROM THE CHAIRMAN OF THE BOARD OF DIRECTORS AND THE PRESIDENT AND CEO OF TRIPLE-S MANAGEMENT CORPORATION

dEAR COLLEAGUE:

our success as a Corporation is founded on the decisions we make. Every day, we face challenges that need to be addressed with the highest ethical standards. Ethical behavior is more than safeguarding our reputation or avoiding legal issues. We must do what is right. This Code of Business Conduct and Ethics, together with our policies and corporate guidelines, sets our standards for appropriate conduct. Read the Code in its entirety and refer to it often. Look in it for guidance whenever you are uncertain about any decision you are about to make. We are committed to integrity. We value our Corporation, customers and shareholders. By translating the principles of this Code into actions we will continue to achieve our goals. Thank you for joining us in this effort!

Luis A. Clavell Rodriguez, MD	Ramón Ruíz-Comas
Chairman	President and CEO
Board of Directors	Triple-S Management Corporation

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OUR values

We RESPECT people and APPRECIATE their involvement.

We contribute to the DEVELOPMENT and WELL –BEING of our employees.

We value TEAM WORK.

We believe in INTEGRITY and ETHICAL BEHAVIOR in all our actions.

We believe PROACTIVITY, CREATIVITY and INNOVATION give us a competitive edge.

We believe in EXCELLENCE when serving our constituents.

We encourage EFFICIENCY and EFFECTIVENESS.

We promote the QUALITY OF LIFE in the communities we serve.

NOTE: This Code is part of the Corporation’s Compliance Program and is an important part of its internal control structure.

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OVERVIEW

Triple-S Management Corporation

Triple-S Management Corporation and its subsidiaries (collectively referred to as the “Corporation”) are committed to integrity, ethical behavior and professionalism in all areas. All employees, agents, officers, directors, consultants and independent contractors must respect and comply with all laws, rules and regulations applicable to the Corporation. This Code of Business Conduct and Ethics (“Code”) is intended to help us prevent and detect any illegal, improper and unethical conduct within the Corporation and to promote effective business controls. This Code is part of the corporation’s Compliance Program and is an important part of its internal control structure.

Who must follow the Code

This Code applies to all directors, officers, employees, agents, consultants and independent contractors of the Corporation at all times, anywhere throughout the world. Each one of us should read the Code in conjunction with any other policy, manual or handbook that applies to our respective jobs. Independent contractors are not employees of the Corporation, but their adherence to this Code is important because integrity, ethical behavior and respect to every individual shall permeate every activity in which we are involved.

Violations of this Code are subject to disciplinary, civil or legal action, including but not limited to termination of employment. In some cases, civil and criminal penalties may apply. Because of the significant legal and ethical consequences of noncompliance with the Code, disciplinary action may be taken with respect to not only those who violate the Code, but also those who – through lack of diligence or supervision – fail to prevent or report violations. This Code does not summarize all the laws, rules and regulations applicable to the Corporation, but it sets forth the behavioral expectations and guidelines for how we should conduct business.

Please consult with the Legal Affairs Office of TSM (hereinafter referred to as the “Legal Affairs Office”) if you have any questions related to this Code. Also, refer to the various corporate policies and guidelines which the Corporation has prepared regarding specific laws, rules and regulations.

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OUR RESPONSIBILITY

We are all responsible for knowing, understanding and complying with this Code as well as with all the corporation’s policies and procedures. The guidelines set forth in the Code should be used in conjunction with the policies and procedures of the Corporation including the Corporate Policies Manual, the Employee Handbook and other departmental or administrative procedures. While there may be some overlap, the Code does not replace or supersede any portion of the Employee Handbook not addressed by the Code. The detailed Corporate Policies Manual is available in its entirety to all employees on the Intranet. Any questions regarding specific employment related policies may be directed to your manager or the Human Resources Division staff. Consultants and independent contractors may request a copy of any applicable policy to its respective contact within the Corporation.

NOTE: We are all responsible for knowing, understanding and complying with this Code as well as with all the Corporation’s policies and procedures.

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ETHICAL CULTURE

This Code cannot possibly address every potential situation or issue we may face, so it’s important to understand the principles behind the Code and how to apply them. We must act honestly and ethically to safeguard the Corporation’s integrity.

If you have questions, you are encouraged to discuss the issue with your supervisor, speak with your designated Human Resources Representative, your Compliance Officer or contact the Legal Affairs Office for help and advice.

You should never engage in dishonest or illegal act, even if directed to do so by a supervisor, other employee, consultant or independent contractor. You should immediately report any request to engage in a dishonest or illegal act to your supervisor, your Compliance Officer or the Legal Affairs Office of TSM.

Compliance to our Code and other policies is subject to audit. The Vice-President of the Office of Internal Audit will periodically report to the Audit Committee of the Board of Directors of Triple-S Management Corporation in compliance with the Code.

Consider your actions and ask for guidance. If you are uncertain about a course of conduct, ask yourself:

➢	Is it consistent with the Code?

➢	Is it ethical?

➢	Is it legal?

➢	Will it reflect well on me and the Corporation?

➢	Would I want to read about it in the newspaper?

If the answer is “NO” to any on these questions, do not do it.

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Directors’, Officers’ and Managers’ Responsibility

The managerial personnel (which include managers, directors, Vice-presidents, officers and directors of the Corporation) play a key role in implementing the Code and creating and sustaining a strong ethical work environment. This includes:

•	Understanding, accepting and enforcing the Code.

•	Projecting an image of an ethical leader and maintaining a workplace environment supportive of the Code.

•	Educating employees in the meaning and application of the Code. Considering conduct in relation to the Code and policies when evaluating employees or independent contractors.

Reporting Violations

We have the duty to report any known or suspected violation of this Code. Reporting a known or suspected violation shows responsibility and fairness and helps protect the Corporation’s reputation and assets. It is about sustaining a place where we all are proud to work in. We are all encouraged to speak to our supervisor , manager, compliance officer or other appropriate officer regarding any illegal or unethical behavior observed, any suspected violation of the Code or questions about the best course of action to follow when a particular situation whose legal or ethical nature is unclear. If you are aware of any violations to this Code, or other illegal or unethical conducts that may have occurred, we urge you to contact your supervisor, the Compliance Officer, the Vice-president of the Office of Internal Audit, The Legal Affairs Office of TSM. The Vice-President of the Office of Internal Audit and the General Counsel of Triple-S Management Corporation or their designees will investigate any alleged violations of our Code.

To report acts or suspicions of non-compliance with the Code or illegal activities you may contact the following persons at Triple-S Management Corporation:

Office of Internal Audit
Attention: Vice-President of Internal Audit Address: P.O. Box 363628, San Juan, PR 00936-3628 Fax: (787) 277-6070 E-mail: crosich@ssspr.com
Legal Affairs Office
Attention: Corporate Compliance and Ethics Director Address: P.O. Box 363628, San Juan, PR 00936-3628 Fax: (787) 749-4191 E-mail: dallende@ssspr.com

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An ethics helpline and website are available for those people that seek guidance or wish to report any known or suspected violation of the Code, in complete confidentiality and without fear of retaliation. These resources are intended to supplement existing internal communication channels and are not intended to replace the management team.

Ethics and Compliance Help Line: (866) 384-4277 (Toll free)

EthicsPoint Website: www.ethicspoint.com

The Ethics Point Helpline is available 24 hours a day, seven days a week. After reporting a violation, you can expect that:

➢	A report will be filed and forwarded to the Audit Committee and the Office of Internal Audit for follow up.

➢	The concern will be addressed by the appropriate personnel, which may include representatives from Compliance and Ethics, Human Resources, Legal Affairs, Security or Internal Audit. Each concern will be carefully evaluated before it is referred for investigation or resolution.

➢	The concern will be handled promptly, discreetly and professionally.

➢	Certain follow-up information about how the concern was addressed may be obtained upon request.

DUTY TO COOPERATE WITH INVESTIGATIONS

The Corporation expects the full cooperation of all employees, officers, directors, agents and independent contractors during and after internal or external investigations. This duty includes providing truthful and honest information, giving verifiable facts and supporting documentation, and being available to be questioned by internal or external investigating officers.

REPORTING ACCOUNTING, AUDITING AND INTERNAL CONTROL IRREGULARITIES

We are committed to complying with all rules and regulations regarding financial and accounting reports that apply to the Corporation. If you have any concerns or complaints regarding questionable corporate accounting, auditing practices or internal control irregularities, you should submit those concerns or complaints (anonymously or confidentially if desired) to the Audit Committee of the Board of Directors, to any member of the Audit Committee or make a confidential report to EthicsPoint, as identified in REPORTING VIOLATIONS, on pages 10 and 11.

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NOTE: If you have any concerns or complaints regarding questionable corporate accounting, auditing practices or internal control irregularities, you should report them.

Example: Two employees on a business trip eat dinner at a restaurant. One of them pays for the meal and is reimbursed by the Corporation for the expense. The other employee takes a duplicate receipt and submits an expense report for money he didn’t spend. The second employee is disciplined because he submitted a false expense report.

OBLIGATION OF LEGAL ADVISORS

All of the Corporation’s legal advisors should inform the General Counsel of Triple-S Management Corporation and the Audit Committee regarding any violation to the Securities and Exchange Commission (“SEC”) regulations. If that person or entity does not act upon the evidence presented (adopting, as necessary, the corresponding preventive measures or sanctions), the legal advisor could present said evidence to the President and CEO of the Corporation or to the Audit Committee.

WHAT TO DO IF YOU HAVE EXHAUSTED AVAILABLE REPORTING CHANNELS

You should report known or suspected violations to the Audit Committee when you have exhausted available management channels or you are uncomfortable about bringing an issue to your supervisor.

FAX; (787) 749-4148 WEBSITE: WWW.ETHICSPOINT.COM POSTAL ADDRESS: P.O. Box 363628, San Juan, PR 00938-3628

NO DISCRIMINATION, NO RETALIATION

The Corporation will not discriminate or allow any retaliation against you from or on behalf of the Corporation or any other persons because of reports or complaints made in good faith or for participation in an investigation of violations to this Code, any internal policies or procedures, or of any other unethical or illegal behavior.

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MAKING FALSE ACCUSATIONS

The Corporation will protect any employee or independent contractor who raises a concern in good faith and honesty, but it is a violation of our Code to knowingly make a false accusation.

CONFIDENTIALITY

Confidentiality, including maintaining the informant’s identity anonymous, will be protected, subject to applicable laws, regulations and/or legal proceedings. You are expected to fully cooperate during an internal, external and/or government investigation.

CONSEQUENCES OF NON-COMPLIANCE

Any person who violates this Code or other internal policies and procedures of the Corporation is subject to corrective actions, up to and including termination of employment or contract. The degree of the corrective action will depend on the nature and circumstances of the violation. Some violations, such as those listed below, may be so serious that they warrant immediate notification to government authorities before, or simultaneously with, the beginning of an internal investigation:

➢	The incident is a clear violation of civil or criminal law.

➢	It has a significant adverse effect on the quality of care provided to participants and beneficiaries.

➢	It presents a pattern of a systematic failure to comply with applicable laws or contractual obligations.

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REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION (SEC)

As a Corporation that files reports with the SEC, it is important that reports submitted to the SEC be accurate and timely. Depending on your position within the Corporation, you may be called upon to provide necessary information to ensure that the Corporation’s public reports are complete, fair, accurate, timely and understandable. The Corporation expects you to take this responsibility very seriously, providing correct and rapid responses to questions regarding the Corporation’s public disclosure requirements.

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WORK ENVIRONMENT

OPEN DOOR POLICY

You are encouraged to communicate any idea or concern directly to management. It is important that you speak up promptly, so your ideas or concerns can be addressed. You can contact your Human Resources representative or the Legal Affairs Office of TSM for guidance if you think your supervisor cannot address your idea or concern or if you think your supervisor is part of the problem.

EQUAL EMPLOYEMENT OPPORTUNITY, NON-DISCRIMINATION AND HARASSMENT

It is our policy to foster a positive, productive work environment that promotes equal employment opportunity and prohibits discriminatory practices.

The Corporation is an equal opportunity employer. The Corporation forbids all forms of discrimination and employment decisions based upon an individual's qualifications, skills, and performance, without regard to race, color, sex, age, disability, veteran status, religion, national origin, ancestry, sexual orientation, or any characteristic protected by applicable law. Retaliation based on your report or complaint of discrimination is prohibited. You should promptly report perceived retaliation to your Human Resources representative. The Corporation will take appropriate disciplinary action against any individual who is proven to have taken adverse action against you on your complaint or report of alleged discrimination.

It is the Corporation’s policy that you, our customers, vendors, and visitors enjoy a positive, productive, and respectful environment that is free from harassment. Harassment, whether verbal, physical or related to the work environment, is unacceptable. The Corporation encourages the reporting of all incidents of harassment, regardless of who the offender may be. Retaliation against you, a customer, vendor, or visitor who in good faith alleges harassment will not be tolerated. All complaints of harassment or retaliation will be investigated and appropriate disciplinary or corrective actions will be taken.

EXAMPLE: Today Mario has been telling racial jokes that are inappropriate for the workplace and offend me and other coworkers. What an I do? You should tell Mario that his jokes offend you. If you’re not comfortable doing so, talk to your supervisor or contact your human resources representative. Mario’s behavior is creating a hostile environment for you, and that could therefore constitute harassment.

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Alcohol and Drug-Free Workplace

We are committed to providing an alcohol and drug-free workplace, which helps facilitate a safe and healthy work environment. None of us shall report to work under the influence of alcohol and/or illegal drugs. Additionally, you shall not manufacture, distribute, sell or be in possession of illegal drugs or prohibited substances. Unlawful substances are not to be stored in your vehicle while at the premises owned or controlled by the Corporation.

Searches of property owned or controlled by the Corporation may be conducted at any time, including those used or in possession of any employee, agent, officer, director, consultant and independent contractor. The Corporation may also take all legal and reasonable steps to search employees, agents, officers, directors, consultants and independent contractors and their property within the premises owned and controlled by the Corporation.

EXAMPLE: José notices that María is acting strangely after her lunch. She does not express her ideas in an understandable and coherent manner and is staggering when she walks. When José confronts her, she tells him she has the flu but he smells alcohol on her breath. What should he do? José should report María to her supervisor. If María is under the influence of alcohol, she is creating a safety hazard for herself and for those around her in the workplace. This behavior cannot be tolerated because it violates our Corporation’s policy.

CORPORATE OPPORTUNITY

You are forbidden to:

➢	Make personal use of opportunities that in truth belong to the Corporation, or which are discovered through corporate property, information, or position.

➢	Using corporate property, information or position for personal benefit.

➢	Competing with the Corporation.

You must promote the Corporation’s legitimate interests when the opportunity to do so arises.

WORKPLACE HEALTH AND SAFETY

The health and safety of our people are of utmost importance to the Corporation, which is committed to protecting the health and well-being of each employee. We srive to

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protect our people, customers and the public from injury and illness through our Health and Safety Program.

You are required to advise the Corporation of any work-related vehicle accident, workplace injury, instance of non-compliance, or any situation which may represent a risk of injury. When an unsafe condition, practice, or non-compliant action is identified, prompt and appropriate action must be taken to correct the condition and prevent it from happening again.

Workplace or domestic Violence

The Corporation will not tolerate acts of violence, threats, harassment, intimidation, intentional or reckless destruction of property or other disruptive behavior in its workplace, its premises or any other place at which an event conducted or sponsored by the Corporation takes place.

If you witness, are the subject of, or have knowledge of a threatening behavior, you should immediately report it to your supervisor, Compliance Officer, Office of Corporate Security or the Human Resources Division.

Weapons

The Corporation prohibits any individual from keeping weapons on property owned or controlled by the Corporation. In addition, weapons may not be kept in vehicles parked at company owned or controlled parking lots. Weapons include, but are not limited to, guns, knives and/or ammunition.

ENVIRONMENTAL PROTECTION

We are committed to conducting our business in a manner that protects the environment. Our commitment includes the advancement of programs that promote improvement of the environment, such as recycling. Everyone who is part of the Corporation is expected to support our effort to maintain a leadership role in protecting the environment.

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ANTI-FRAUD POLICY

The Corporation has zero tolerance for fraudulent or illegal acts. Fraud is any intentional conduct performed with the intent to misrepresent facts in order to obtain a benefit to which the individuals not entitled. Fraud can be committed by internal or external individuals. The Corporation is firmly committed to complying with federal and local anti-fraud statutes. Consequently, it has an adequate infrastructure to monitor, detect, investigate and refer to public enforcement agencies any fraudulent or illegal activity.

Keep in mind that illegal acts or improper conduct may represent severe financial losses and may expose the Corporation to administrative, civil and criminal penalties, including large fines and being barred from certain types of business. Therefore, you must report any illegal activity or violations of the Code to the appropriate personnel, as identified I REPORTING VIOLATIONS on pages 10 and 11.

NOTE: The Corporation has zero tolerance for fraudulent or illegal acts and is firmly committed to comply with federal and local anti-fraud statutes.

MONEY LAUNDERING

It is the process by which individuals or entities try to conceal illegal funds or otherwise enter into transactions to make these funds appear legitimate. The Corporation does not condone, facilitate or support money laundering. Few of us will ever personally be in the position to violate money laundering laws, but we all need to be alert to irregularities in the way payments are made, including large cash payments and unusual transactions. Furthermore, we have the responsibility to conduct due diligence on our customers, intermediaries and business partners, and to report any suspicious behavior.

EXAMPLE: A customer visits our offices and tells you he wants to buy an insurance product. He gives you $12,000 in cash to pay the premium of the whole year in advance. What you should do? Transactions over $10,000 must be reported. Follow the corporate procedures implemented to handle these cases, including the filing of various forms to document the transaction. Be sure to contact your Compliance Officer if you have any questions.

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Fair Dealing

You should endeavor to deal fairly with the Corporation’s clients, suppliers, competitors, officers, and directors. No one should take unfair advantage through manipulation, cover-up, concealment or the abuse of privileged information, misrepresentation of material facts, or any other unfair business practice. To preserve our relationships: 1) we do not misrepresent our services or products in any sales or promotional efforts; 2) we communicate clearly, so that our customers and contractors understand the terms of our business relationships, including contracts performance criteria, schedules, prices and responsibilities and 3) we only make promises to customers that we believe we will be able to keep.

EXAMPLE: While attending a customer meeting with another corporate employee, the other employee made what I believe to be an intentionally false statement about our capabilities in order to retain the account. What should I do? Correct the error during the meeting if possible. If that is not possible, raise the issue with the employee, your manager or other responsible corporate personnel after the meeting, and ensure that the Corporation corrects any customer misrepresentation. If you are correct that the other employee intentionally lied to a customer, the other employee has violated the Code.

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Conflicts of Interest

You must be scrupulous in avoiding a conflict of interest regarding the Corporation’s interests. A “conflict of interest” exists whenever an individual’s private interests interfere or diverge or diverge in any way (or even appear to interfere or diverge) with those of the Corporation.

It is the Corporation’s policy to avoid any situation that involves, or appears to involve, a conflict between the interests of the Corporation and your interests. Conflicts of interest are prohibited as a matter of corporate policy.

Conflicts of interest can arise when you are directly or indirectly connected with a present or potential supplier, competitor, or customer.

Outside financial or business involvement by members of your immediate family, or by persons with whom you have a close personal relationship, may create a possible conflict of interest, and are subject to the requirements of this policy.

Moreover, it is our policy to prohibit anyone from: taking personal opportunities that are discovered through the use of corporate property, information or position; using corporate property, information or position for personal gain; or competing against the Corporation.

A conflictive situation can arise when any of us undertake some action or have interests that adversely affect the objective and effective performance of our duties in the Corporation. Another possible conflict could emerge if you, or some member of their family, receive improper personal benefits as a result of your position in the Corporation, whether the benefit is received from the Corporation or from a third party. You should also avoid outside activities that interfere with your working hours or your regular duties, adversely affect the quality of the work performed or negatively impact the Corporation.

Personal loans to, or guarantees of obligations by the Corporation may also create conflicts of interest and are subject to the requirements of this Code. Loans to its directors and/or executive officers are prohibited by law and the Corporation.

Such conflicts may not always be clear-cut; therefore, any question should be consulted with the highest managerial levels or with the Legal Affairs Office of TSM. If you observe, encounter or discover a conflict or a potential conflict you should inform a supervisor, manager, or consult and/or follow the procedures described in this Code.

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EXAMPLE: It is my job to select a supplier for the Corporation. One of the suppliers being considered is a company owned by my spouse. Do I need to take any precautions? Yes. In this situation your interest in your spouse’s business conflicts – or at least appears to conflict – with your responsibility to select the best supplier for the Corporation. The best course of action is either for you not to be involved in the selection process and disclose the conflict of interest immediately or for your spouse’s business to be eliminated from consideration.

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Confidentiality

We cannot disclose confidential information entrusted to us by the Corporation, its suppliers, clients, or any other person, except when disclosure is authorized by the Legal Affairs Office or required by law, regulations, or legal proceedings. If you understand there is a legal obligation to disclose such information, you must consult with the Legal Affairs Office.

It is the Corporation’s policy to protect the privacy of past, present and prospective customers, members, plan participants, policyholders, insureds, and its employees and other similar parties, consistent with applicable law. All individually identifiable personal information will be collected only as reasonably necessary for the conduct of the Corporation’s business.

It is also the Corporation’s policy to protect its information assets from accidental or unauthorized modification, destruction and/or disclosure. We must protect corporate information assets and must follow the requirements provided by the Corporation. Safeguarding confidential information requires our compliance with all related policies and procedures, protect paper documents and individual workstations; manage passwords properly, secure software, back up critical data; and use the Corporation’s networks safely and responsibly.

It is expected that in the event a consultant, agent or independent contractor experiences a security breach in which confidential information is exposed, a process is implemented to mitigate, to the extent practicable, any harmful effect. This includes the duty to promptly notify the Corporation and each affected individual, and cover all the costs incurred by the Corporation if it has to notifyits customers of such exposure.

EXAMPLE: You went out to work with a coworker. At the restaurant, the two of you discussed a project – on which you are both working- with a lot of detail, including several of your secret business strategies. When leaving the restaurant, you notice that in the table next to yours were seated employees from a rival company. What should you do? Notify your supervisor of the potential disclosure so he/she can work with legal counsel to avoid or minimize damage. We must protect our Corporation’s confidential information and exercise caution when discussing such information in public spaces, like restaurants.

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Reporting and Public Disclosures of Corporate Information

The Corporation is committed to provide full, fair, accurate, timely and understandable disclosure in its public communications and in the reports and documents that it files with regulatory authorities, including the SEC. Strict compliance with both the spirit and the letter of the laws governing public disclosures and reporting to SEC is required. The Corporation’s disclosures will enable its stockholders to understand (i) the key business opportunities it seeks, (ii) the issues and risks it manages, (iii) the critical accounting policies it employs and (iv) the important judgments it makes in preparing its financial statements.

Certain employees are authorized to release information about the Corporation as part of their duties, subject to corporate procedures. Other than those employees, no one should release information concerning the Corporation or its business activities without prior, written approval from the Legal Affairs Office of TSM.

Confidential Information About Employees

Confidential information must not be revealed to anyone, except when necessary for legitimate business purposes or as permitted by law. Confidential information includes, but is not limited to wage and salary data, employment agreements, social security numbers, information on leaves, financial/banking information and claims/medical information.

EXAMPLE: I have just received an e-mail by accident with a file containing the salaries of several other employees. May I share it with other people at work? No. if you and your colleagues have no business reason to have this information, you should delete the e-mail and bring the error to the attention of the sender immediately. Disclosing the information to other employees is a code violation.

Confidential Information About insureds and other customers

Numerous federal and state laws govern the use and disclosure of health and financial information relating to the Corporation’s members. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) prohibits unauthorized disclosure of the Corporations members’ protected health information (“PHI”).

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

The Corporation’s policies and procedures include HIPAA requirements, which must be followed when dealing with PHI. Accessing or sharing confidential member information, except as necessary to do the assigned job is inappropriate. We must uphold the trust that the Corporation’s customers have placed in the Corporation and keep their information confidential.

EXAMPLE: I know that an employee in my work area accessed and viewed PHI about his neighbor without any business cause, in order to harm his heighbor’s reputation. Do I have to report this? Yes. The other employee committed a violation of the Code that is subject to disciplinary action and is reportable to federal agencies.

Material Nonpublic or Inside Information About Our Corporation

The communication, release and use of material nonpublic or inside information for personal financial benefit or financial benefit of family, friends or closely related persons is strictly prohibited. You must not buy or sell securities of the Corporation securities, based on knowledge of material nonpublic or inside information.

In addition, you must not share or disclose material nonpublic or inside information with co-workers, family, friends or others unless the other party is considered an “insider,” has signed a non-disclosure or confidentiality agreement with the Corporation, or the information is required as part of doing business and the appropriate functional approval has been obtained from the Legal Affairs Office.

The use of material nonpublic or inside information about other publicly traded companies is also prohibited. You must not buy or sell securities of other companies about which they have knowledge or any other material inside information.

Information is material if it is likely to be a consideration to an investor in determining whether to buy, sell, or hold the particular company’s securities. Information is nonpublic if it has not yet been fully disclosed to the public.

Any inappropriate use or disclosure of inside information may expose you, the company, and any person to whom the inside information is communicated, to severe penalties, both criminal and civil, under applicable law.

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

Before trading in the Corporation’s securities, company officers, members of the Board of Directors and other designated associates should consult and must pre-clear any transactions with the General Counsel or the Chief Financial Officer of Triple-S Management Corporation.

NOTE: You must not share or disclose material non-public or inside information with co-workers, family, friends or others.

EXAMPLE: I have learned that the Corporation is considering the acquisition of a small, publicly traded company. May I acquire the stock of this company in anticipation of the acquisition? No. Trading on material non-public information is illegal and a violation of the Code.

PROTECTION AND PROPER USE OF THE CORPORATION’S ASSETS

The Corporation’s assets include property such as materials, facilities, furniture, supplies, office equipment of all kinds, telephone and mail systems, voice mail and e-mail systems, computers, computer networks, software, and information relating to the company, the products and services it provides, and its customers. Assets also include any documents or records that have financial value such as currency, checks, vouchers, credit or other charge cards, receivables, payables, records of time worked, expense reimbursements or invoices.

It is our policy that its assets be adequately protected from loss, damage or misuse. We must protect the Corporation’s assets and ensure their efficient use. Theft, carelessness, waste and alterations, all have a direct impact on the Corporation’s assets. All such assets must be only used for corporate business or any legitimate purpose determined by the Corporation.

We must not use, sell, loan, give away or dispose of corporate assets regardless of condition or value, except when properly authorized by corporate policy. We are expected to use corporate assets in a professional, productive, ethical and lawful manner consistent with our corporate policies.

EXAMPLES:

Personal favor. An employee used corporate computer and equipment, as well as time at work to design and print a school project for the daughter/son of another employee. The employee misused corporate assets.

Personal assistance. A manager persistently asked an administrative assistant to take

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

care of the manager’s personal matters on corporate time, such as picking up laundry, medical appointments, balancing a personal checkbook or shopping for personal gifts. The manager is misusing the assistant’s work time, which is a corporate asset.

Teaching. As marketing manager, I have volunteered to teach a course on marketing at a local college. I believe that my students would benefit from a discussion of how the Corporation developed marketing campaigns. Can I discuss this work in class? No. You can only do this with the prior approval from the President of your company. The development of marketing campaigns is a corporate work product and a corporate asset. Much of this work may be proprietary, and may not be appropriate to reveal outside the Corporation.

NOTE: We must protect the Corporation’s assets and ensure their efficient use.

NAMES, LOGOS AND INTELLECTUAL PROPERTY

All names and logos to be used by the Corporation and all of us must be the approved names and logos of the Corporation. The Advertising and Public Relations Office is responsible for developing and managing brand positioning standards for all references to the Corporation in advertising, promotional materials, stationery, and other forms of communications media used externally.

The Corporation owns all innovations, ideas, inventions, discoveries and improvements conceived, created, made or discovered by its employees while employed by the Corporation, if they relate or pertain in any way to the Corporation’s business. This includes innovations made by employees working alone or with others. All innovations conceived of or made by an employee will be deemed to have been made in the course of employment unless the innovations: 1) were developed on the employee's own time; 2) outside the employee's regular or assigned duties for the Corporation; and 3) no equipment, facility, or proprietary information of the Corporation was used.

It is the Corporation’s policy is to take necessary steps to secure and protect its rights in its intellectual property and to protect it from illegal use or other misuse by ensuring it is affixed with or identified by "Confidential" notices, trademark, service mark or copyright symbols and by avoiding any inappropriate or unauthorized disclosures.

ANTITRUST AND OTHER COMPETITION LAWS

Antitrust laws are designed to ensure a fair and competitive free market system where no single company has a monopoly on providing a service or a product. While the

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

Corporation competes vigorously in the marketplace, it complies with the applicable antitrust and competition laws wherever it does business.

This means that the Corporation competes on the merits of its services, prices and customer loyalty. The Corporation independently determines the pricing structure of its products and providers contracts, subject to applicable regulatory review. Our actions in the marketplace define who we are as a Corporation.

Some of the most serious antitrust offenses occur between competitors, such as agreements to fix prices or to divide customers, territories or markets. It is therefore very important for us to avoid discussions with competitors regarding customers, pricing policies, bids, discounts, promotions, terms and conditions of sale and any other proprietary or confidential information.

Competition laws also prohibit entering into formal or informal agreements with suppliers, distributors or clients that may restrict competition. Such agreements include tying products, or refusing to sell to particular clients or buy from particular suppliers.

We must remember that unlawful agreements need not be written or even consist of express commitments. Agreements can be inferred based on “loose talk,” informal discussions, or the mere exchange of certain information. If a conversation with a competitor enters an inappropriate area, we should end the conversation at once and report the matter immediately to the Legal Affairs Office.

Please note that violating these laws may subject both the individuals involved and our corporation to severe consequences.

TRANSACTIONS WITH GOVERNMENT OFFICERS

Transactions with governments are covered by special legal rules and are not the same as conducting business with private parties. In general, do not offer anything to an agent of public service – directly or indirectly – in return for favorable treatment. To be responsible members of our business community, we must follow the law wherever we do business, regardless of local law or custom.

Bribes are prohibited. A bribe is giving or offering anything of value to an agent of public service to influence a discretionary decision. Examples of a bribe include the payment to an agent of public service to encourage a decision to award or continue a business relation, to influence the outcome of a government audit or inspection or to influence on tax ruling or any other legislation. Obtain prior approval before providing anything of value to an agent of public service.

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

We shall be completely honest in all dealings with government agencies and representatives. No misrepresentations shall be made, and no false bills or requests for payment shall be submitted to government agencies. Personnel certifying the correctness of records submitted to government agencies, including bills or requests for payment, shall have knowledge that the information is accurate and complete before giving such certification. Personnel who participate in government interviews shall always give truthful, complete and unambiguous answers.

NOTE: We shall be completely honest in all dealings with government agencies and representatives.

HIRING AN AGENT OF PUBLIC SERVICE

The Corporation may hire public officers to perform services that have a legitimate business purpose and do not conflict with the public officer’s duties, such as hiring an off-duty police officer to provide security at a corporate event. All such hiring decisions must have the prior approval of an officer of the Corporation.

IMPROPER PAYMENTS BY THIRD PARTIES

The Corporation may be held liable for bribes paid by a third party agent, consultant or independent contractor acting on behalf of the Corporation. You must not engage a third-party agent, consultant or independent contractor if there is any reason to believe that such third-party may attempt to bribe an agent of public service.

COOPERATION WITH GOVERNMENT INQUIRIES

From time to time, the Corporation may be asked to cooperate with a government investigation or to respond to a request for information from the government about how we conduct our business. The request may come through official channels from the government to the Corporation’s management or you could be contacted individually by a member of a law enforcement agency, such as the Department of Justice, the Federal Bureau of Investigations (FBI) or the Office of the Inspector General.

It is the Corporation’s policy to cooperate fully and truthfully on all such matters. To ensure that this process is conducted efficiently, immediately notify the General Counsel of Triple-S Management Corporation and inform that you have been contacted by a government representative. The decision of whether or not to cooperate with their inquiry is up to you alone and you will not be disciplined, punished or otherwise retaliated against if you decide to do so. Although you are free to cooperate individually with the government investigators, you may not provide documents or data that belong to the Corporation or are in its custody and control in response to a government request for information without first obtaining authorization from the Corporation’s legal counsel.

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

POLITICAL ACTIVITIES AND CONTRIBUTIONS

Local and federal laws restrict the use of corporate funds and assets in connection with elections and other political activities. Consequently, we may not make any political contribution to any candidate, office holder or political organization for or on the behalf of the Corporation.

The term “political contribution” includes payments, provision of services, purchasing tickets or furnishing supplies on behalf of a candidate running for political office. The covered persons may not use any corporate property, facilities or time of any other employee for any political activity.

The Corporation recognizes your right as a citizen to participate in the political process. When engaged in political activities, you shall let it be known that the views expressed are yours as an individual and not those of the Corporation.

NOTE: We may not make any political contribution to any candidate, officeholder or political organization for or on the behalf of the Corporation.

EXAMPLE: My friend is running for political office, and I would like to help with the campaign. Is this allowed? Yes. Your personal political activity in your leisure time is your own concern. Just make sure that you do not use corporate resources, including corporate time, e-mail, equipment or supplies or the corporate name to advance the campaign.

CHARITABLE CONTRIBUTIONS

The President of the Corporation and the Presidents of each of its subsidiaries are the only persons authorized to make charitable contributions on behalf of their respective company. Requests for charitable contributions should be referred to the President of each particular company. Under no circumstances you should use the Corporation’s funds to make charitable contributions on behalf of the Corporation.

gifts and entertainment

The Corporation recognizes that business gifts and entertainment can create goodwill and sound working relationships. However, the use of business gifts and entertainment for gaining special advantage or unduly influencing employees, customers, suppliers or others doing business with the Corporation is strictly prohibited. Gifts over $200, in value, in total over a one year period, have to be reported and approved by the President of the particular company.

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

Do not accept gifts in exchange for doing or promising to do anything for a customer or supplier. Do not ask for gifts. Gifts or discounts offered to a large group of corporate employees as part of an agreement between the Corporation and a customer or supplier may be accepted and used as intended by the customer and supplier.

Purchase of goods and services on behalf of the Corporation must not benefit you or your family in the form of kickbacks or rebates. Kickbacks or rebates can take many forms and are not limited to direct cash payments or credits. In general, if you or your family benefit personally from the transaction, it is prohibited.

Such practices are not only unethical but, in many cases, they are illegal. It is strictly prohibited by this Code to accept cash, bank issued gift/debit cards, gift certificates redeemable for cash, checks or similar items.

EXAMPLE: Last year, an independent contractor sent you a box of fine chocolates for the Holidays. This year, the same contractor sends you an expensive watch, valued at $500.00 with your name engraved on it. May you keep the watch? No. The chocolates were within the bounds of a reasonable gift, but the personalized watch goes beyond our Corporation’s monetary limit. You should politely decline the gift.

Amendments, Modifications and Waiver

This Code may be amended, modified or suspended by the Board of Directors, who can also grant suspensions or waivers, subject to disclosure and other applicable provisions of the Securities and Exchange Act of 1934, as amended, and other applicable regulations.

The policies contained in this Code apply to all the Corporation’s controlled entities, regardless of geographic location.

This Code is posted on the Corporation’s website: www.triplesmanagement.com

If you want to make a contribution to foster our commitment to ethical behavior, please send your comments to:

ATTENTION: Corporate Compliance and Ethics Director
FAX: (787) 749-4045 E-MAIL: dallende @ssspr.com POSTAL ADDRESS: P.O. Box 363628 San Juan, PR 00936-3628

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FINAL EXECUTION VERSION

Code of Business Conduct and Ethics

This Code of Business Conduct and Ethics was approved by the Board of Directors of Triple-S Management Corporation on October 5, 2010.

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Schedule J5

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Compliance Program

Effective Lines of Communication

Compliance Officer:Jenny Cardenas Curbelo

Privacy Officer: Lucy Padilla Flores

1-866-384-4277

www.ethicspoint.com

Compliance Department Email:

TSACompliance@sssadvantage.com

Effective Lines of Communications

Anonymous • Confidential • No retaliation • No discrimination • No intimidation

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Compliance Program

Approved by the Board of Directors on March 29, 2016

Last Review Date: August 15, 2017

2| Compliance Program

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Organization Overview	4

Commitment to Compliance	5

general overview	6

Element 1: Written Policies, Procedures and Standard of Conduct	7

Element 2: Compliance Officer, Compliance Committee and High Level Oversight	8

Element 3: Effective Training and Education	15

Element 4: Effective Lines of Communication	18

Element 5: Well Publicized Standards	21

Element 6: Effective System for Routine and Monitoring and Identification of Compliance Risk	23

Element 7: Procedures and System for Prompt Reponses to Compliance Issues	28

Laws and regulations	32

DEFINITIONS	33

Contact us	37

3| Compliance Program

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Organization Overview

Triple-S was founded in 1959 by doctors and dentists who were concerned with the need to provide better access to healthcare. Triple-S Management (TSM) was created 1999 as part of a corporate reorganization and to serve as holding company for its health, life and property insurance businesses. TSM became a public company on December 7, 2007. Its shares are traded in the New York Stock Exchange, under the symbol GTS.

The TSM family of companies includes: Triple-S Salud (health insurance), Triple-S Advantage (Medicare Advantage health insurance), Triple-S Vida (life insurance), and Triple-S Propiedad (property and casualty insurance). Other affiliates operate in Costa Rica and the US Virgin Islands.

Triple-S Salud (TSS), Triple-S Advantage (TSA) and Triple-S Blue are Blue Cross Blue Shield licensees and have the exclusive right to use the BCBS name and logo throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla.

TSS has a contract with Puerto Rico Health Insurance Administration, “PRHIA”for Medicare Platino and Mediciad Programs and TSA, Inc. is licensed to conduct managed care business in Puerto Rico, and has a contract with Centers for Medicare and Medicaid Services (CMS) for Medicare Advantage Prescription Drug (MAPD) programs.

✓	Vision

Be recognized as market leader in the health industry in the communities we serve.

4| Compliance Program

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✓	Mission

We take better care of your health, wellbeing and peace of mind during life’s expected and unexpected events.

Commitment to Compliance

Statement from the Chairman of the Board of Directors and

CEO, Triple –S Management Corporation

Dear Colleague

Our success as a Company is founded on the decisions we make. Every day, we face challenges that need to be addressed with the highest ethical standards. Ethical behavior and a compliance culture are more than safeguarding our reputation or avoiding legal issues. We must do what is right.

This Compliance Program (“Program”) and compliance policies and procedures together with our Code of Business Conduct and Ethics, sets our standards for expected conduct. Read this Compliance Program in its entirety and refer to it often. Look in it for guidance whenever you are uncertain about any decision you are about to make.

Our commitment to comply with all applicable Federal and Commonwealth of Puerto Rico laws, regulations and guidelines and doing our jobs with ACCOUNTAIBLITY, INTEGRITY, RESPECT, EXCELLLENCE, INNOVATION and COMMITMENT, support our mission to take better care of the member’s health, well-being and peace of mind during life’s expected and unexpected events.

By translating the elements of this Program into actions we continue to achieve our goals. We count on you to take our Compliance initiatives to the next level!

Thank you,

5| Compliance Program

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General Overview

The Compliance Program reflects our interpretation of CMS Compliance Program requirements. In order to be effective, this Program is tailored to the Triple-S Salud (TSS) and Triple – S Advantage (TSA) unique operations and circumstances. TSS and TSA has devoted adequate resources to this Program to promote and enforce the Code of Business Conduct and Ethics and this Program, train and educate our Board of Directors members, employees, as well as consultants and FDRs, establish effective lines of communication within our self and between our FDRs, overseeing FDRs compliance with this Program and Medicaid, Commercial, Medicare Part C and D requirements, establishing and implementing an effective system for routine auditing and monitoring and identifying and promptly responding to risks and findings. TSS and TSA conducts its quality management functions in accord with applicable laws, regulations and current URAC accreditation standards.

This Program includes the following core elements:

1.	Written Policies, Procedures and Standard of Conduct;

2.	Compliance Officer, Privacy Officer, Compliance Committees and High Level Oversight;

3.	Effective Training and Education;

4.	Effective Lines of Communication;

5.	Well Publicized Disciplinary Standards;

6| Compliance Program

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6.	Effective System for Routine Monitoring and Identification of Compliance Risks; and

7.	Procedures and System for Prompt Response to Compliance Issues.

This Program is subject to change as policy, technology and Medicaid, Commercial, and Medicare business practices continue to evolve.

Element 1: Written Policies and Procedures and Standard of Conduct

TSS and TSA adopts the Code of Business Conduct and Ethics and Employee Handbook of TSM and has implemented the Code of Business Conduct and Ethics, Compliance Program and policies and procedures. The Code of Business Conduct and Ethics and policies and procedures:

✓	Articulate our commitment to comply with all applicable Federal and State standards;

✓	Describe compliance expectations as embodied in the Code of Business Conduct and Ethics;

✓	Implement the operation of the compliance program;

✓	Provide guidance to employees and others on dealing with suspected, detected or reported compliance issues;

✓	Identify how to communicate compliance issues using the effective lines of communications;

✓	Describe how suspected, detected or reported compliance issues are investigated and resolved by Triple-S ; and

✓	Include a policy of non-intimidation, non-discrimination and non-retaliation for good faith participation in this Program, including, but not limited to, reporting potential

7| Compliance Program

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issues, investigating issues, conducting self-evaluations, audits and remedial actions, and reporting to appropriate officials.

TSS and TSA compliance policies and procedures are detailed and specific, describe the operation of this Program, and are updated to incorporate changes in applicable laws, regulations, other program requirements and accreditation standards.

The Code of Business Conduct and Ethics, this Program, as well as compliance policies and procedures are distributed to all the employees and FDRs within ninety (90) days of initial hire or contract, when there are updates and annually thereafter. For more information refer to the policy and procedure COMP-001 Development, Review, Approval and Distribution of the Code of Business Conduct and Ethics, Compliance Program and Policies and Procedures.

Element 2: Compliance Officer, Compliance Committee and High Level Oversight

The President of Triple-S Salud, Inc. (TSS) and Triple-S Advantage, Inc. (TSA) designates a Compliance Officer and a Privacy Officer. Similarly, the Board of Directors of TSS and TSA delegates the Compliance Program oversight to the Executive Compliance Committee. Furthermore, the President designates the members of the Vendor Management Oversight Committee (VMOC). Those components, together, shall oversee the performance of the Compliance Program.

The Compliance Officer have express authority to provide unfiltered, in-person reports to the Board of Directors and is responsible for the implementation of the Compliance Program, the definition of the program structure, educational requirements, reporting and complaint mechanisms, response and correction procedures, and compliance expectations of all personnel and FDRs. Additional duties of the Compliance Officer include, but are not limited to:

☑	Chair the Executive Compliance Committee.

8| Compliance Program

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☑	Ensuring that compliance reports are provided regularly to the Executive Compliance Committee, Board of Directors, and President. Reports includes the status of the Compliance Program implementation, the identification and resolution of suspected, detected or reported instances of noncompliance, and compliance oversight and audit activities;

☑	Being aware of daily business activity by interacting with the operational units;

☑	Creating and coordinating educational training programs to ensure that Board of Directors, employees, FDRs, and other individuals working in the Medicare program are knowledgeable about the Compliance Program, its written Code of Business Conduct and Ethics, compliance policies and procedures, and all applicable statutory and regulatory requirements;

☑	Developing and implementing methods and programs that encourage managers and employees to report Medicare program noncompliance and potential FWA without fear of retaliation, discrimination or intimidation;

☑	Maintaining the compliance reporting mechanism and closely coordinating with the internal audit department and the Audit and Investigation Unit (SIU), where applicable;

☑	Responding to reports of potential FWA, the development of appropriate corrective or disciplinary actions and coordinate internal investigations.

☑	Ensuring that the DHHS OIG and Government Services Administration (“GSA”) exclusion lists have been checked with respect to all employees, Board of Directors members, and FDRs monthly and coordinating any resulting personnel issues with the Triple S Management (TSM) Human Resources, Security, Legal or other departments as appropriate;

☑	Maintaining documentation for each report of potential noncompliance or potential FWA received from any source, through any reporting method (e.g., helpline, Compliance email, or in-person);

☑	Overseeing the development and monitoring of corrective action plans implementation;

☑	Coordinating potential fraud investigations/referrals and the appropriate NBI MEDIC. This includes facilitating any documentation or procedural requests that

9| Compliance Program

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the NBI MEDIC makes of Triple-S.

☑	Review contracts and other documents pertinent to the Medicare and other government programs;

☑	Report potential FWA to CMS, ASES, OCI its designee or law enforcement.

☑	Overseeing the FDRs performance thru the active participation of VMOC.

To assist the senior management in observing its responsibilities related to the TSA/TSS operational compliance with applicable legal requirements and comprehensive ethical standards, senior management has established an Executive Compliance Committee, which will provide oversight of and direction to the Compliance Officer and receive report from the Compliance Officer no less frequently than every quarter.

The Executive Compliance Committee will undertake the following responsibilities and duties and any other activities related to the Compliance Program as delegated by the Board of Directors and established in the Compliance Program.

☑	Development, implementation and annual review and approval of the compliance policies and procedures;

☑	Development of strategies to promote compliance and the detection of any potential violation;

☑	Review and approval of compliance and FWA training, and ensuring that training and education are effective and appropriately completed;

☑	Assist with the creation, approval and implementation of the compliance risk assessment and of the compliance monitoring and auditing work plan and audit results;

☑	Assist in the creation, implementation and monitoring of effective corrective actions;

☑	Development of innovative ways to implement appropriate corrective and preventative action;

☑	Review and approval of corrective action plans resulting from audits;

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☑	Review the effectiveness of the system of internal controls designed to ensure compliance with Medicare regulations and other applicable federal and local laws in daily operations;

☑	Support the compliance officer’s needs for sufficient staff and resources to carry out his/her duties;

☑	Oversee that TSS/TSA has appropriate, up-to-date compliance policies and procedures;

☑	Oversee that TSS/TSA has a system for employees and FDRs to ask compliance questions and report potential instances of Commercial/ Medicare/Medicaid programs noncompliance and potential FWA confidentially or anonymously (if desired) without fear of retaliation;

☑	Oversee that the sponsor has a method for enrollees to report potential FWA;

☑	Review and address reports of monitoring and auditing of areas in which TSS/TSA are at risk for program noncompliance or potential FWA and ensuring that corrective action plans are implemented and monitored for effectiveness and;

☑	Review of Compliance Officer ad hoc reports on the status of compliance with recommendations to the Board of Directors;

☑	Review of dashboard, scorecard, and self-assessment tools that reveal compliance issues;

☑	Review of internal and external oversight activities results and government compliance enforcement activities.

The Privacy Officer respond to the Compliance Officer and reports to the Executive Compliance Committee. The responsibilities includes, but is not limited to:

☑	Provides guidance and assists in the identification, development, , maintenance of information privacy policies and procedures and implementation;

☑	Performs annual privacy risk assessment and conducts relevant privacy monitoring activities;

☑	Oversees the development and monitoring of corrective action plans implementation.

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☑	Manages external audits related to privacy requirements.

☑	Ensures that the organization maintains appropriate privacy and confidentiality forms, notices and materials reflecting current organization and legal practices and requirements;

☑	Creates and coordinates privacy educational trainings to ensure that Board of Directors, employees, FDRs, and other individuals as applicable about the privacy policies and procedures, notice of privacy practices and other applicable statutory and regulatory requirements;

☑	Participates in the development, implementation, and ongoing compliance monitoring of business associate to ensure all privacy concerns, requirements and responsibilities are addressed;

☑	Works cooperatively with appropriate senior staff to review, amend and restrict access to protected health information as appropriate;

☑	Generate quality reports regarding privacy initiatives;

☑	Establishes and administers a process for receiving, documenting, tracking, investigating and taking action on all complaints concerning the organization’s privacy P&Ps;

☑	Ensures compliance with privacy practices and consistent application of sanctions for failure to comply with privacy policies for all individuals in the workforce, extended workforce and for business associates, in cooperation with Human Resources, Security Officer and Legal Counsel;

☑	Initiates, facilitates and promotes activities to foster information privacy awareness within the organization and business associates;

☑	Works with all personnel involved with any aspect of release of protected health information (PHI) to ensure full coordination and compliance;

☑	Maintains current knowledge of federal, state and local privacy laws and accreditation standards, and monitors advancements in information privacy technologies to ensure adaptation and compliance;

☑	Develop and implement methods and programs that encourage managers and employees to report noncompliance issues without fear of retaliation, discrimination or intimidation;

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☑	Maintaining documentation for each report of potential noncompliance received from any source, through any reporting method (e.g., helpline, Compliance email, or in-person);

☑	Review Business Associate Agreements and other documents to ensure compliance with privacy requirements.

☑	Report privacy and security breaches to CMS, ASES, OCR its designee or law enforcement.

The Board of Directors members of TSS/TSA exercise reasonable oversight with respect to the implementation and effectiveness of the Compliance Program. The oversight by the Board of Directors members includes, but is not limited to:

☑	Approving the Code of Business Conduct and Ethics;

☑	Understanding the compliance program structure;

☑	Remaining informed about the Compliance Program outcomes, including results of internal and external audits;

☑	Remaining informed about governmental compliance enforcement activity such as Notices of Non-Compliance, Warning Letters and/or more formal sanctions;

☑	Receiving regularly scheduled, periodic updates from the compliance officer and compliance committee; and

☑	Reviewing the results of performance and effectiveness assessments of the compliance program.

☑	Provide regular and ad hoc reports on the status of FDR compliance with recommendations to the Executive Compliance Committee.

The Vendors Management and Oversight Committee (VMOC) undertakes the following responsibilities and duties to support the Compliance Officer and Executive Compliance Committee in their duties of appropriate oversight, including but not limited to:

☑	Assist with the creation, approval and implementation of the FDR compliance risk

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assessment and of the FDR monitoring and auditing work plan and audit results;

☑	Review of FDR oversight activities results;

☑	Review of the FDRs corrective action plans resulting from audits;

☑	Assist in the monitoring of the effective implementation of the corrective actions from the FDRs;

☑	Ensure that the FDRs has a method for their employees to report potential FWA;

☑	Review and address reports of monitoring and auditing of areas in which the FDRs are at risk for program noncompliance or potential FWA and ensuring that corrective action plans are implemented and monitored for effectiveness; and

☑	Provide regular and ad hoc reports on the status of FDR compliance with recommendations to the Executive Compliance Committee.

The following diagram summarize the previous structure:

Related to URAC Accreditation, the Board of Directors delegated the Quality Council for oversees the Quality Improvement Program for the Commercial and Medicaid Line of Business. The responsibilities include, but are not limited to:

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☑	Oversees physical and mental health care, risk management, enrollee’s access to services, provider services, and complaint and appeal processes, satisfaction with services provided, among others,

☑	Provide guidance on quality management priorities and projects,

☑	Approves the quality improvement projects to undertake,

☑	Allocate resources for quality initiatives,

☑	Receive all issues and concerns about the quality of the care of the services rendered by the health plan,

☑	Monitors progress in meeting quality improvement goals,

☑	Report to the Board of Directors on an annual basis.

☑	Review and approval policies and procedures related to URAC Accreditation.

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Element 3: Effective Training and Education

TSS and TSA establish, implement and provide effective training and education for its employees, (including all senior management, and members of the Board of Directors) as well as contractorsand FDRs.

The training and education occurs at least annually and is part of the orientation for new employees, including Board of Directors members, contractorsand FDRs.

General/Specialized Compliance Trainings

TSS/TSA’s employees, and Board of Directors members and contractors receive General Compliance Training before entering the work area or within 30 days of initial hiring, contracting or appointment, depending of business needs, and annually thereafter.

TSS/TSA provides specialized compliance trainings to ensure that employees are aware of the regulatory requirements (Medicare, Medicaid, Commercial, etc.) related to their job function.

TSS/TSA review and update the compliance trainings as necessary, whenever there are material changes in regulations, policy or guidance, and at least annually. The following are examples of topics the general compliance training program communicate:

☑	A description of the Compliance Program, including a review of compliance policies and procedures, the Code of Business Conduct and Ethics, and our commitment to business ethics, confidentiality and compliance with all Commercial/Medicare/Medicaid and other regulatory requirements;

☑	An overview of how to ask compliance questions, request compliance clarification or report suspected or detected noncompliance. Trainings emphasize confidentiality, anonymity, and non-retaliation for compliance related questions or reports of suspected or detected noncompliance or potential Fraud, Waste and Abuse (FWA);

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☑	The requirement to report to the sponsor actual or suspected Commercial/Medicare/Medicaid or other program noncompliance or potential FWA;

☑	Examples of reportable noncompliance that an employee might observe;

☑	A review of the disciplinary guidelines for non-compliant or fraudulent behavior and communicate how such behavior can result in mandatory retraining and may result in disciplinary action, including possible termination when such behavior is serious or repeated or when knowledge of a possible violation is not reported;

☑	Attendance and participation in compliance and FWA training programs as a condition of continued employment and a criterion to be included in employee evaluations;

☑	A review of policies related to contracting with the government, such as the laws addressing gifts and gratuities for Government employees;

☑	A review of potential conflicts of interest and the sponsor’s system for disclosure of conflicts of interest;

☑	An overview of HIPAA/HITECH, the CMS Data Use Agreement (if applicable), and the importance of maintaining the confidentiality of personal health information;

☑	An overview of the monitoring and auditing process; and

☑	A review of the laws that govern employee conduct in the Commercial/Medicare/Medicaid programs.

☑	Mental Health Parity Addiction and Equity Act

Additional, specialized or refresher training may be provided on issues posing FWA risks and URAC Accreditation standards, based on the individual’s job function.

Training may be provided upon appointment to a new job function; when requirements change; when employees are found to be noncompliant; as a corrective action to address a noncompliance issue; and when an employee works in an area implicated in past FWA.

FWA training include, but not limited to, the following topics:

☑	Laws and regulations related to MA and Part D FWA (i.e., False Claims Act, Anti-Kickback statute, HIPAA/HITECH, etc.);

☑	Obligations of FDRs to have appropriate policies and procedures to address FWA;

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☑	Processes for TSA employees and FDR employees to report suspected FWA to TSA (or, as to FDR employees, either to the sponsor directly or to their employers who then must report it to TSA);

☑	Protections for TSA and FDR employees who report suspected FWA; and

☑	Types of FWA that can occur in the TSA settings and FDR employees work.

For more information, related to employees training and education refer to the policy and procedure: COMP-003 Effective Training and Education.

TSS/TSA communicates general compliance information to FDRs. TSA distributes the Code of Business Conduct and Ethics and compliance policies and procedures to FDRs’ and have oversight processed implemented to ensure its distribution to the FDRs employees.

TSS/TSA maintains training records for a period of 10 years of the time, attendance, topic, certificates of completion (if applicable), and test scores. TSS/TSA requires the FDRs to maintain records of the training of the FDRs’ employees. For more information, related to FDRs training and education refer to the policy and procedure: COMP-003-1 FDRs Effective Training and Education.

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Element 4: Effective Lines of Communication

Triple-S establishes and implements effective lines of communication, ensuring confidentiality between the compliance officer, members of the Executive Compliance Committee, our employees, Board of Directors, and FDRs. The lines of communication are accessible to all and allow compliance issues to be reported including a method for anonymous and confidential good faith reporting of potential compliance issues as they are identified.

TSS/TSA implemented an effective way to communicate information from the Compliance Officer to others, including the Compliance Officer’s name, office location and contact information; laws, regulations and guidance for employees, Board of Directors and FDRs. Communications from the Compliance Officer include but is not limited to, statutory, regulatory, and sub-regulatory changes (e.g., HPMS memos); and changes to policies and procedures and Code of Business Conduct and Ethics. TSS/TSA use different methods to timely communicate information to others, including physical postings of information, e-mail distributions, internal websites, and individual and group meetings with the Compliance Officer.

TSS/TSA requires to all employees, members of the Board, and FDR’s to report compliance concerns and suspected or actual violations related to the Compliance Program through the following effective lines of communication:

✓	Immediate supervisor or manager

✓	Compliance Officer, Privacy Officer, or any member of the Compliance Department

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•	Compliance Officer: jennycar@sssadvantage.com

•	Privacy Officer: lpadilla@sssadvantage.com

•	Compliance Department Email: TSAcompliance@sssadvantage.com

✓	Ethics Point (available 24 hours/7 days): Helpline: 1.866.384.4277 / www.ethicspoint.com

✓	The Human Resources Department

✓	Vice-President of the Office of Internal Audit and the General Counsel of Triple-S Management Corporation or their designees.

•	Office of Internal Audit:crosich@ssspr.com

•	Corporate Ethics and Compliance Director: dallende@ssspr.com

Triple-S have a system in place to receive, record, respond to and track compliance questions or reports of suspected or detected noncompliance or potential FWA from employees, members of the Board of Directors, enrollees and FDRs and their employees. Reporting systems maintain confidentiality, to the greatest extent possible, allow anonymity if desired and emphasize Triple-S policy of non-intimidation, non-discrimination and non-retaliation for good faith reporting of compliance concerns and participation in the compliance program. TSS/TSA allows their FDRs to have their own reporting mechanism with an important emphasis that reports related or that impacts TSS/TSA must be informed to TSS/TSA.

Triple-S have a no-tolerance policy for retaliation or retribution against any employee or FDR who in good faith reports suspected FWA. This no-tolerance policy is widely publicized, and enforced. Employees and FDRs are notified that they are protected from retaliation for False Claims Act complaints, as well as any other applicable anti-retaliation protections. The methods available for reporting compliance or FWA concerns and the non-retaliation policy are publicized throughout the TSS/TSA or FDR’s facilities. TSS/TSA may use different mechanisms to publicize this information such use of posters, table tents, mouse pads, key cards and other prominent displays.

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When a suspected compliance issue is reported, TSS/TSA provide the complainant with information regarding expectations of a timely response, confidentiality, non-retaliation, non-intimidation, and non-discrimination and progress reports.

TSS/TSA educate their enrollees and providers about identification and reporting of potential FWA. Education methods may include flyers, letters, pamphlets that can be included in mailings to enrollees, such as enrollment packages, Explanation of Benefits (“EOB”), and information published on the TSS/TSA’s website. For more information, refer to the policy and procedure COMP-004 Effective Lines of Communication.

Element 5: Disciplinary Standards

TSS and TSA has well-publicized disciplinary standards through the implementation of the Code of Business Conduct and Ethics and compliance policies and procedures, which encourage good faith participation in the Compliance Program. These standards must include policies that articulate expectations for reporting actual or potential, fraud, waste and abuse, HIPAA and compliance issues and assist in their resolution; identify noncompliance or unethical behavior; and provide for timely, consistent, and effective enforcement of the standards when non-compliance or unethical behavior is determined.

TSS and TSA establishes and implements disciplinary policies and procedures that reflect clear and specific disciplinary standards. The disciplinary policies describe expectations for the reporting of compliance issues including noncompliant, unethical or illegal behavior, that employees participate in required training, and the expectations for assisting in the resolution of reported compliance issues. In addition, the disciplinary policies identify noncompliant, unethical or illegal behavior, through examples of misconduct that employees might encounter in their jobs. Further, the policies provide for timely, consistent and effective enforcement of the standards when noncompliant or unethical behavior is found. Finally, the disciplinary actions are appropriate to the seriousness of the violation.

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To encourage good faith participation in this Program, TSS and TSA publicize disciplinary standards for employees, providers, enrollees, contractors and FDRs (as applicable). The standards include the duty and expectation to report issues or concerns. The following are examples of the types of publication mechanisms that TSS and TSA could use:

✓	Newsletters;

✓	Regular presentations at department staff meetings;

✓	Communications with FDRs;

✓	General compliance training;

✓	Intranet site;

✓	TSA and TSS Internet site;

✓	Provider Portal;

✓	Annual compliance awareness campaign

✓	Posters prominently displayed throughout employee work and break areas; and

✓	Lunch room table tents.

Triple-S applies disciplinary actions on a timely manner and consistent with the seriousness of the violation. The Compliance Officer or his/her designated and Human Resources Department work in collaboration with the appropriate supervisor or manager in determining disciplinary action related to an instances of regulatory noncompliance. Example of disciplinary action that may be taken in accordance with the measure and scope of the noncompliance event include, but are not limited to:

•	Retraining

•	Verbal memorandum

•	Written memorandum

•	Suspension

•	Termination

Disciplinary actions records are maintained for a period of 10 years for all compliance

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violation disciplinary actions, capturing the date the violation was reported, a description of the violation, date of investigation, summary of findings, disciplinary action taken and the date it was taken. TSS/TSA reviews these records on a periodic basis to ensure that disciplinary actions are appropriate to the seriousness of the violation, fairly and consistently administered and imposed within a reasonable timeframe. Compliance in one of the competences on the employee’s performance evaluation. Disciplinary Action taken are reported to the Executive Compliance Committee on a quarterly basis. For more information, refer to the policy and procedure COMP-005 Well-Publicized Disciplinary Standards.

Element 6: Effective System for Routine Monitoring and Identification of Compliance Risks

TSS and TSA establishes and implements an effective system for routine monitoring and identification of compliance risks. The system include internal monitoring and audits and, as appropriate, external audits, to evaluate the TSS/TSA’s operations, including FDRs’, compliance with regulatory requirements and the overall effectiveness of this Program.

TSS/TSA conducts monitoring and auditing to test and confirm compliance with Centers for Medicare and Medicaid Services (CMS), Office of Personnel Management (OPM), Office of Insurance Commissioner (OIC) and ASES regulations, sub-regulatory guidance, contractual agreements, and applicable Federal and State laws, including Mental Health Parity Law, as pertains specifically for our mental health and substance use disorder services, accreditation requirements, as well as internal policies and procedures to protect against program noncompliance and potential FWA.

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TSS/TSA develops a monitoring and auditing work plan that addresses the risks associated with the Commercial, Medicaid and Medicare Parts C and D benefits. The monitoring and auditing work plan is coordinated, overseen and/or executed by the Compliance Officer, assisted if desired by the Compliance Department staff and/or the Executive Compliance Committee. The Compliance Officer or his/her designee provide updates on monitoring and auditing results to the Executive Compliance Committee, the President, Senior Leadership and the Board of Directors. For more information refer to the policies and procedures COMP-006 Internal Compliance Audit and Monitoring Process; COMP-006-1 Delegation Oversight and COMP-006-3 Compliance with Mental Health Parity Law.

TSS/TSA establishes and implements policies and procedures to conduct the annual compliance and FWA risk assessments. The risk assessments takes into account all business operational areas and First tiers. Each operational area and/or first tier are assessed for the types and levels of risks they presents to the Commercial, Medicaid and Medicare program and to TSS/TSA. The factors that may be considered in determining the risks associated with each department or First Tiers include, but are not limited to:

✓	Size of the department / Size of the first-tier entity;

✓	Complexity of transactions / Complexity of process delegated and decision making authority;

✓	Background experience of personnel

✓	Implementation of policies, procedures and internal controls

✓	Adequacy of equipment, software or applications

✓	Amount of training that has taken place;

✓	Past Compliance issues and budget.

Risks identified by the risk assessment are ranked to determine which risk areas/entities have the greatest impact on TSS/TSA, and to prioritize the monitoring and auditing strategy accordingly. Ongoing review of potential risks of noncompliance

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and FWA and a periodic re-evaluation of the accuracy of the TSS/TSA risk assessment is conducted as risks change and evolve with changes in the law, regulations, ASES and CMS, OIG requirements and operational matters. Risk areas identified through CMS audits and oversight, as well as through the TSA’s monitoring, audits and investigations are priority risks. The results of the risk assessment inform the development of the monitoring and audit work plans. For more information, refer to the policy and procedure COMP-006-2 Risk Assessment.

Once the risk assessment is completed, a monitoring and auditing work plan is developed based. The work plans includes a process for responding to all monitoring and auditing results and for conducting follow-up reviews of areas found to be non-compliant to determine if the implemented corrective actions have fully addressed the underlying problems. The work plans include a schedule that lists all of the monitoring and auditing activities for the calendar year for departments and first tiers.

Corrective action and follow-up are overseen by the Compliance Officer and assisted by the compliance department staff and include actions such as reporting findings to ASES, CMS or to the NBI MEDICs, if necessary.

TSS/TSA uses a variety of audit approaches, including but not limited to: desk and/or on-site audits, including, as appropriate and as permitted by contractual agreements, unannounced audits or “spot checks” when developing the work plans. TSS/TSA prepares a standard audit report that includes items such as:

✓	Audit Objectives;

✓	Scope and Methodology;

✓	Findings:

•	Condition;

•	Criteria;

•	Cause;

•	Effect; and

✓	Recommendations

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The effectiveness of this Program is measured through an annual audit and results are shared with the Board of Directors.

TSS/TSA conducts monitoring and auditing activities of the first tier entities to ensure that they are in compliance with all applicable laws and regulations, and to ensure that the first tier entities are monitoring the compliance of the entities with which they contract (the sponsors’ “downstream” entities). Monitoring activities are also conducted to related entities to ensure they are compliant with all applicable laws and regulations.

When corrective action is needed, TSS/TSA conduct validation procedures to ensure that corrective actions are taken by the entity. TSS/TSA track and document compliance efforts. In addition to formal audits and monitoring, TSS/TSA uses the Compliance Scorecard and self-assessments that show the extent to which operational areas and FDRs are meeting compliance goals. Results are shared with employees, Senior Management, Executive Compliance Committee and Board of Directors members, as applicable.

Triple-S reviews the DHHS OIG List of Excluded Individuals and Entities (LEIE list) and the GSA Excluded Parties Lists System (EPLS) prior to the hiring or contracting of any new employee, temporary employee, volunteer, consultant, Board of Directors members, or FDR, and monthly thereafter, to ensure that none of these persons or entities are excluded or become excluded from participation in federal programs. Monthly screening is essential to prevent inappropriate payment to providers, pharmacies, and other entities that have been added to exclusions lists since the last time the list was checked. After entities are initially screened against the entire LEIE and EPLS at the time of hire or contracting, Triple-S only review the LEIE supplement file provided each month, which lists the entities added to the list that month, and review the EPLS updates provided during the specified monthly time frame.

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TSS/TSA performs effective monitoring in order to prevent and detect FWA including data analysis. Baselines data are established to recognize unusual trends, changes in drug utilization over time, physician referral or prescription patterns, and plan formulary composition over time. This activities are designed to:

✓	Reduce or eliminate Medicaid and Medicare Parts C and D benefit costs due to FWA;

✓	Reduce or eliminate fraudulent or abusive claims paid for with federal dollars;

✓	Prevent illegal activities;

✓	Identify enrollees with overutilization issues;

✓	Identify and recommend providers for exclusion, including those who have defrauded or abused the system to the NBI MEDIC and/or law enforcement;

✓	Refer suspected, detected or reported cases of illegal drug activity, including drug diversion, to the NBI MEDIC and/or law enforcement and conducting case development and support activities for NBI MEDIC and law enforcement investigations; and

✓	Assist law enforcement by providing information needed to develop successful prosecutions.

TSS/TSA allow access to any auditor acting on behalf of the state and federal government or CMS to conduct an on-site audit. On-site audits require a thorough review of required documentation as well as interviews of the staff. TSS/TSA and the FDRs provide records to ASES, CMS or its designee. TSS/TSA and the FDRs are committed to cooperate with regulatory agencies and contractors, such as the NBI MEDICs. This cooperation includes providing CMS and/or the NBI MEDICs or other contractor’s access to all requested records associated in any manner with the Medicare Parts C or D program.

27| Compliance Program

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Element 7: System for Prompt Response to Compliance Issues

TSS/TSA establishes and implements procedures and a system to promptly respond to compliance issues as they are raised, investigates potential compliance problems as identified in the course of self-evaluations and audits, corrects such problems promptly

28| Compliance Program

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and thoroughly to reduce the potential for recurrence, and ensures ongoing compliance with agencies regulatory requirements.

The Compliance Department conducts a timely and well-documented reasonable inquiry into any compliance incident or issue involving potential Medicare, Medicaid and Commercial noncompliance or potential FWA.

Noncompliance and FWA may be discovered through the lines of communication, enrollee complaint, during routine monitoring or self-evaluation, an audit, or by regulatory authorities. Regardless of how the noncompliance or FWA is identified, the Compliance Department initiates an inquiry as quickly as possible, but not later than two (2) weeks after the date the potential noncompliance or potential FWA incident was identified.

The inquiry includes a preliminary investigation of the matter by the Compliance Officer or his/her delegated. If the issue appears to involve potential FWA and the Compliance Department does not have either the time or the resources to investigate the potential FWA in a timely manner, it should refer the matter to the NBI-MEDIC within thirty (30) days of the date the potential fraud or abuse is identified so that the potentially fraudulent or abusive activity does not continue.

The Compliance Department monitors FWA and Medicare, Medicaid and Commercial noncompliance. When serious noncompliance or waste occurs, the Compliance Officer or his/her designee refers the matter to the applicable regulatory agencies. When potential fraudulent or abusive activity is identified for Medicare Advantage line of business, the Compliance Officer or his/her designee refers the matter to NBI MEDIC.

Corrective actions are implemented by the operational areas of TSS/TSA and the FDRs in response to potential noncompliance or potential FWA and are designed to correct the underlying problem that results in program violations and to prevent future noncompliance. As part of the evaluation of the potential noncompliance or potential FWA, a root cause analysis is performed to determine what caused or allowed the

29| Compliance Program

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FWA, noncompliance or deficiency to occur. The corrective actions are tailored to address the particular FWA, noncompliance or deficiency identified, and includes timeframes for specific achievements.

Failure of the FDRs to effectively implement appropriate corrective actions may result in contract termination. The Compliance Department conducts monitoring activities during and after the implementation of the corrective actions to ensure that they are effective. The Compliance Department performs a thorough documentation of all the elements, including ramifications of the corrective actions that address noncompliance or FWA committed by the TSS’s/TSA’s employees or the FDRs. Enforcement of correction are implemented through disciplinary measures, including employment or contract termination, if warranted.

The Compliance Department conducts self-report of potential FWA discovered at the plan level, and potential fraud and abuse by FDRs, as well as significant waste and significant incidents of Commercial, Medicare/Medicaid program noncompliance.

The Compliance Department conducts investigation of potential FWA activity to make a determination whether potential FWA has occurred. Investigations of potential FWA are concluded within a reasonable time period after the activity is discovered. If after conducting a reasonable inquiry, the Audit and Investigation Unit determines that potential FWA related to the Medicaid and Medicare Parts C or D programs has occurred, the matter is referred to the NBI MEDIC promptly. The Audit and Investigation Unit also refer potential FWA at the FDR levels to the NBI MEDIC so that the NBI MEDIC can help identify and address any scams or schemes.

The Compliance Officer or his/her designee reports potentially fraudulent conduct to government authorities such as the Office of Inspector General (through the OIG’s Provider Self-Disclosure Protocol) or the Department of Justice.

30| Compliance Program

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When the Compliance Officer discovers an incident of significant Medicare program noncompliance, it reports the incident to CMS as soon as possible after its discovery. The Compliance Officer or his/her designee refers cases involving potential fraud or abuse that meet any of the following criteria to the NBI MEDIC:

•	Suspected, detected or reported criminal, civil, or administrative law violations;

•	Allegations that extend beyond the Parts C and D plans, involving multiple health plans, multiple states, or widespread schemes;

•	Allegations involving known patterns of fraud;

•	Pattern of fraud or abuse threatening the life or wellbeing of beneficiaries; and

•	Scheme with large financial risk to the Medicare Program or beneficiaries.

When a Fraud Alert is received, TSS/TSA and the corresponding FDR conduct a review of its contractual agreements with the identified parties. Review of past paid claims from entities identified in a fraud alert is conducted to identify claims that may be or may have been part of an alleged fraud scheme and remove them from their sets of prescription drug event data submissions.

TSS/TSA maintains files for a period of 10 years on both in-network and out-of-network providers who have been the subject of complaints, investigations, violations, and prosecutions. This includes enrollee complaints, NBI MEDIC investigations, OIG and/or DOJ investigations, US Attorney prosecution, and any other civil, criminal, or administrative action for violations of Federal health care program requirements. Files that contain documented warnings (i.e., fraud alerts) and educational contacts, the results of previous investigations, and copies of complaints resulting in investigations are maintained. Triple -S comply with requests by law enforcement, CMS and CMS’ designee regarding monitoring of providers within the Triple -S network that CMS has identified as potentially abusive or fraudulent.

31| Compliance Program

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Laws and Regulations

The following are laws and regulation that was consider in this Program:

•	Title XVIII of the Social Security Act

•	Medicare regulations governing Parts C and D found at 42 C.F.R. §§ 422 and 423 respectively

•	Patient Protection and Affordable Care Act (Pub. L. No. 111 -148, 124 Stat. 119)

•	Health Insurance Portability and Accountability Act (HIPAA) (Public Law 104-191)

•	False Claims Acts (31 U.S.C. §§ 3729-3733)

•	Federal Criminal False Claims Statutes (18 U.S.C. §§ 287,1001)

•	Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b))

•	The Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5))

•	Civil monetary penalties of the Social Security Act (42 U.S.C. § 1395w-27 (g))

•	Physician Self-Referral (“Stark”) Statute (42 U.S.C. § 1395nn)

•	Fraud and Abuse, Privacy and Security Provisions of the Health Insurance Portability and Accountability Act, as modified by HITECH Act

•	Prohibitions against employing or contracting with persons or entities that have been excluded from doing business with the Federal Government (42 U.S.C.§1395w-27(g)(1)(G)

•	Fraud Enforcement and Recovery Act of 2009

•	All sub-regulatory guidance produced by CMS and HHS such as manuals, training materials, HPMS memos, and guides

•	Final Rule of the Section 1557 of the Patient Protection and Affordable Care Act (ACA) of 2010 (45 CFR § 92.1)

•	Mental Health Parity and Addiction Equity Act

•	URAC Health Plan Accreditation Guideline Version 7.2:

o	Core 3 -

o	Core 4 – Regulatory Compliance

32| Compliance Program

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o	Core 6 thru 9 – Oversight of Delegated Activities [P-QM 1] [P-QM 3(a)] [P-QM 3(e)] [P-QM 3(d)]

o	Core 16 – Confidentiality of Individually-Identifiable Health Information

o	Core 27 – Staff Training Program

o	P-CP 1 – Compliance Program: Internal Controls

Definitions

ASES: Administración de Seguros de Salud de Puerto Rico (the Puerto Rico Health Insurance Administration, “PRHIA”, in its English acronym), the entity of the Government of Puerto Rico responsible for oversight of the Government Health Plan (GHP) Program and the Medicare Platino Program, or its Agent.

DHHS is the Department of Health and Human Services. CMS is the agency within DHHS that administers the Medicare program.

FDRs: First Tier, Downstream and Related Entities

a)	First Tier Entity: Is an independent entity that enters into a written contract with the Corporation, acceptable for CMS, to provide administrative services or health care services to a beneficiary.

b)	Downstream Entity: It is a party who enters into a written agreement with the Delegated Entity, which is acceptable for CMS to provide services. The agreement falls below the level of agreement that reaches Triple-S with a Delegated Entity (First Tear Entity).

c)	Related Entity: Any entity that is affiliated with the Corporation under a same common control, in addition: 1) performs some of the activities of the Corporation by contract or delegation; (2) it provides services to the beneficiaries through a written contract; or (3) rents real property or sell materials to the Corporation at a cost that exceeds $2,500 for the contract period.

d)	Delegated Entity: Entity to which an activity is transferred through a contract. A Delegated Entity may be a first tear entity (contractor), a downstream entity (subcontractor) or a related entity. Delegated entities are commercial entities, not individuals.

33| Compliance Program

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Fraud, Waste and Abuse (FWA):

a)	Fraud: is knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any health care benefit program or to obtain (by means of false or fraudulent pretenses, representations, or promises) any of the money or property owned by, or under the custody or control of, any health care benefit program. 18 U.S.C. §1347.

b)	Waste: is the overutilization of services, or other practices that, directly or indirectly, result in unnecessary costs to the Medicare program. Waste is generally not considered to be caused by criminally negligent actions but rather the misuse of resources.

c)	Abuse: includes actions that may, directly or indirectly, result in: unnecessary costs to the Medicare/Medicaid Program, improper payment, payment for services that fail to meet professionally recognized standards of care, or services that are medically unnecessary. Abuse involves payment for items or services when there is no legal entitlement to that payment and the provider has not knowingly and/or intentionally misrepresented facts to obtain payment. Abuse cannot be differentiated categorically from fraud, because the distinction between “fraud” and “abuse” depends on specific facts and circumstances, intent and prior knowledge, and available evidence, among other factors.

GSA: General Services Administration is an independent agency of the United States government, established in 1949 to help manage and support the basic functioning of federal agencies. The GSA supplies products and communications for U.S. government offices, provides transportation and office space to federal employees, and develops government-wide cost-minimizing policies, among other management tasks.

HIPAA: (Public Law 104-191, as amended) The Health Insurance Portability and Accountability Act of 1996, is federal legislation approved by Congress regulating the continuity and portability of health plans, mandating the adoption and implementation of administrative simplification standards to prevents, fraud, waste and/or abuse, improve

34| Compliance Program

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health plan overall operations and guarantee the privacy, confidentiality and security of individually identifiable health information, among others requirements.

HITECH: The Health Information Technology for Economic and Clinical Health Act (2009). Provisions of this act expanded HIPAA regulations to include mandatory data breach notifications, heightened enforcement, increased penalties and expanded patient rights.

HHS-OIG: is the Office of Inspector General within the U.S Department of Health and Human Services (DHHS). The HHS OIG is dedicated to combating fraud, waste and abuse and to improving the efficiency of HHS programs. A majority of OIG's resources goes toward the oversight of Medicare and Medicaid programs.

Health Plan Management System (HPMS): is a CMS web-enabled information system that serves a critical role in the ongoing operations of the Medicare Advantage (MA), Part D, and Accountable Care Organization (ACO) programs.

NBI-MEDIC: Health Integrity is the Medicare Part C and Part D program integrity contractor for the Centers for Medicare & Medicaid Services (CMS) under the National Benefit Integrity Medicare Drug Integrity Contract (NBI MEDIC). The purpose of the NBI MEDIC is to detect and prevent fraud, waste and abuse in the Part C (Medicare Advantage) and Part D (Prescription Drug Coverage) programs on a national level.

Office of the Commissioner of Insurance of Puerto Rico (OCI): Regulator of the insurance business in the Commonwealth of Puerto Rico. The Office of the Commissioner of Insurance is an entity that reports directly to the Governor of Puerto Rico.

OIG: is the Office of the Inspector General within DHHS. The Inspector General is responsible for audits, evaluations, investigations, and law enforcement efforts relating to DHHS programs and operations, including the Medicare program.

35| Compliance Program

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Office of Personnel Management (OPM): The Office of Personnel Management manages the civil service of the federal government, coordinates recruiting of new government employees, and manages their health insurance and retirement benefits programs.

Protected Health Information (PHI): Information transmitted through any means of communication (paper, electronic or verbal) that identifies a specific individual. The elements that identify and represent an individual's protected health information are:

a)	Name

b)	Any reference to a geographical division smaller than a State, including street address, city, county, precinct, zip code or their equivalents.

c)	Any information on dates directly related to the individual, including birth date, subscription or start date in the plan, discharge date or cancellation, date of death, any over 89 years reference to age, and any information or reference to the indicative dates of that age.

d)	Phone number, fax, e-mail addresses

e)	Social Security Number

f)	Medical Record Number

g)	Beneficiary health plan number

h)	Account numbers

i)	License number, license plate, permits, tags

j)	Identification or medical equipment serial number

k)	Biometric identifiers, including voice tests or fingerprints

l)	Images of the individual face photographs

m)	Any other number, code or characteristic that is unique in the identification of the individual or that could lead to the identification of the individual

The Centers for Medicare and Medicaid Services (CMS): The federal agency that runs the Medicare program. In addition, CMS works with the States to run the Medicaid program. CMS works to make sure that the beneficiaries in these programs are able to get high quality health care.

36| Compliance Program

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Contact Us

This Compliance Program is published in Compliance 360, if you have any questions or concerns related to this Program and/or if you want to report any situation of noncompliance, fraud, waste and/or abuse, you can contact our Compliance Department through:

TSACompliance@sssadvantage.com

37| Compliance Program

Schedule J6

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I.	Purpose:

The purpose of this policy is to establish processes to ensure the organization: 1) develops criteria to perform an assessment of potential contractors prior to delegation of functions, 2) follows such criteria to approve contractors, 3) enters into written agreements that includes all URAC and other regulatory agencies requirements, and 4) establishes and implements an oversight mechanism for delegated functions.

II.	Scope:

Regular employees, temporary personnel and contractors.

III.	Policy:

Delegated Entities are independent contractors to whom we assign by contract certain operational activities in which they have developed expertise and have achieved operational efficiencies. Even if we delegate certain activities of our operation to these entities, we are responsible to policyholders and regulators regarding compliance with laws and regulations applicable to the functions delegated to such entities, as well as the continuity and quality of the services that they provide. For this reason, we have the duty to continually ensure the integrity and competence of the Delegated Entities and their compliance with the laws and regulations applicable to the functions that were delegated to them. Triple-S as an insurer has the final responsibility for compliance with the terms and conditions of its contract with the Center for Medicare and Medicaid Services (CMS), the Office of Personnel Management (OPM); the Puerto Rico Health Insurance Administration (ASES), the Office of the Insurance Commissioner (OCS) and any other regulator.

Therefore, for each Delegated Entity, the Corporation has appointed a contract administrator so as to maintain a continuous monitoring to the Delegated Entity throughout the year. This monitoring consists of periodic interactions with Delegated Entities, as well as review and follow-up of performance indicators, their policies and operational procedures, meetings, phone calls, emails, educational workshops, audit reports, among others.

2017 Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department

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Policy No.: TSS-CE-001	Page 2 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

The delegation oversight authority shall conduct a documented review, no less frequently than annually, of the contractor’s written policies and documented procedures to assure continued compliance and capacity to comply with the terms of the delegation agreement.

Note: All the delegations are subject to approved policies, the resolutions of the Board of Directors, business strategy plans and current budget.

This policy/procedure will govern everything related to the contracting and monitoring of the Delegated Entities.

IV.	Definitions:

1.	Criteria: A set of standards, guidelines or protocols used by the Corporation to govern its processes. The criteria should: be in writing, be based on professional practice and the applicable literature, to be applied consistently; and subject to review at least once a year.

2.	Delegation: The process by which an organization contracts with or otherwise arranges for another entity to perform functions and to assume certain responsibilities on behalf of the organization, while the organization retains final authority to provide oversight to the delegate. The Corporation has to be specific as to the parts of the function that are subject to delegation.

3.	Delegated Entity: Entity to which an activity is transferred through a contract. A Delegated Entity may be a first tear entity (contractor), a downstream entity (subcontractor) or a related entity. Delegated entities are commercial entities, not individuals.

4.	Downstream Entity (Subcontractor): It is a party who enters into a written agreement with the Delegated Entity, which is acceptable for CMS to provide services. The agreement falls below the level of agreement that reaches Triple-S with a Delegated Entity (First Tear Entity).

5.	Related Entity: Any entity that is affiliated with the Corporation under a same common control, in addition: 1) performs some of the activities of the Corporation by contract or delegation; (2) it provides services to the beneficiaries through a written contract; or (3) rents real property or sell materials to the Corporation at a cost that exceeds $2,500 for the contract period. FDR: means First Tier, Downstream or Related Entity.

6.	First Tear Entity (Delegated Entity): Is an independent entity that enters into a written contract with the Corporation, acceptable for CMS, to provide administrative services or health services to a beneficiary.

7.	Off-shore: refers to businesses that have operations in any foreign country (not the United States of America, or its Territories, including Puerto Rico) delegated entities have to notify and request the prior written authorization from the Corporation in they have off-shore

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

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Policy No.: TSS-CE-001	Page 3 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities operations before the pre-delegation audit or 90 days before the effective date in which they plan to perform a delegated activity off-shore.

V.	Responsibilities:

The responsibilities of the Contract Administrator include, but are not limited to, keep a copy of the contract with the Delegated Entity, establish and maintain good relations with the Delegated Entity for which he/she is responsible, act as contact for the solution of problems, monitor the contractor to carry out activities in compliance with the contractual and regulatory standards, corporate policies and procedures, regulatory and accreditation agencies, and best practices as well as producing reports for management related to compliance with the contract. For this, the Administrator must perform the initial pre-delegation assessment and subsequent compliance assessments, at least once a year. The Administrator must keep a record for each contract that he/she administers. Also, the Contract Administrator will monitor financial incentives, if any, to ensure that the quality of the services is not adversely affected.

VI.	Procedure:

The contract administrator will work closely with the subject matter experts. These are knowledgeable/experts in a particular area, process or topic subject to delegation. The primary responsibilities of the subject matter experts are:

1)	Evaluate reports produced and/or submitted by the delegated entity.

2)	Review policies and procedures related to their areas of expertise from an operational perspective.

3)	Collaborate in the monitoring of the implementation of regulatory changes.

4)	Participate in the performance of pre-delegation, delegation audits and monitoring activities.

5)	Oversee the implementation of corrective actions required based on the monitoring activities and audits.

The Compliance and Privacy Offices of the various business units will collaborate with the Contract Administrators in those tasks that are understood to be relevant, including but not limited to those related to the requested trainings, regulatory monitoring and follow-up of corrective action plans.

The Vendor Management Oversight Committee (VMOC) will receive quarterly written reports from the Contract Administrators who are responsible for the selected Delegated Entities.

A.	Activities than can be Delegated

Below, for illustrative purposes, we present a list of related activities with contracts that we currently have with regulators and that can be delegated:

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

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Policy No.: TSS-CE-001	Page 4 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

Affiliations, non-affiliations and membership management	Pharmacy Benefits Manager (PBM)	Applications Processing
Clinical quality	Provider Network Management (Mental health, dental and vision)	Grievances, Complaints and Appeals
Coordination of benefits	Utilization Management	Claims, processing and adjudication of coverage
Licensing and credentials	Rebates negotiation and other price concessions for prescribed medications	Customer Service
Confidence Line	Bid preparation	Sales and marketing
Affiliation verification

B.	Factors to Consider to determine if we have a Delegated Entity

There are several factors to consider. If you answer in the affirmative all questions below, we are probably facing a Delegated Entity:

1)	What function does the entity perform? Refer to the list of activities that can be delegated.

2)	Is the function one that Triple-S must perform in the ordinary course of the business of an insurer, according to the Law, the contract, rules or guidelines of the regulator or accrediting entity?

3)	Does the function that it performs impact policyholders directly?

4)	Is the interaction with the insured, verbal, written or face-to-face?

5)	Does it have access to confidential information of the insured?

6)	Does it have discretion to make decisions in relation to the service that it offers?

C.	Criteria for the Selection of a Delegated Entity [Core 6]

Triple S carefully monitors the activities performed and any responsibilities assumed by another entity whenever those activities are covered under accreditation standards and/or other applicable laws or regulations.

Triple S adheres to the following criteria for approving delegation of activities to a contractor: [Core 6]

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

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Policy No.: TSS-CE-001	Page 5 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

1)	Potential Delegate must demonstrate ability to adhere/comply with URAC Standards (if applicable) and local and federal laws and regulations relevant to the functions that they are being contracted to perform (if applicable). [Core 6]

2)	Potential Delegate must demonstrate that it has adequate resources (e.g., Information Technology/Information Management, Equipment, and Staffing) to implement the functions that they are being contracted to perform. [Core 6]

3)	Potential Delegate must be willing and capable of complying with Triple S delegation oversight activities including Pre-assessment Evaluation, Annual Delegation Reviews and Performance Reporting as delineated in the Triple S Delegation Agreement. [Core 6 & Core 7(b)]

In addition, the Delegated Entities must comply with the following criteria: [Core 6]

i.	Good standing with regulatory agencies [Core 6]

ii.	Compliance with federal, local and accrediting agencies statutory requirements [Core 6]

iii.	Fiscal solvency [Core 6]

iv.	Preferably, it should be a company that has an existing accreditation with URAC, NCQA or another entity with national recognition. [Core 6]

v.	Approval of the pre-delegation evaluation by the Contract Administrator and the Compliance Officer. [Core 6]

Note that for purposes of this policy, those business functions covered under the "Health Plan Accreditation" program of URAC that are carried out off-shore are subject to these standards and we have to monitor contractor’s compliance with URAC requirements. Certifications for off-shore activities must be submitted by the contract administrator to the Compliance Officer as part of the pre-delegation process.

D.	Pre - Evaluation of the Delegated Entity [Core 7(a) & Core 7(b)]

In order to evaluate a potential delegate’s capacity to meet Triple S delegation approval criteria, a formal review is performed. The pre- assessment includes a review of the potential delegate’s applicable written policies and procedures and other documents to confirm compliance with the delegation criteria, applicable URAC standards (if applicable), and any applicable laws and regulations. [Core 7(a)] The previous evaluation of the capabilities of a possible delegated entity contributes to promote a good working relationship and ensure a quality service to customers. Prior to the

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

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Policy No.: TSS-CE-001	Page 6 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities contract, the entity shall be evaluated using, at the discretion of the Corporation, one or more of the methods below: [Core 7(b)]

1)	Review of written policies and procedures applicable to the delegated function. Once the Delegated Entity is contracted, the Contract Administrator shall perform, as a minimum, an annual review of these policies and procedures and documentation of the way in which the Delegated Entity monitors the quality of the services provided to the Corporation and our customers for related delegated functions. [Core 7(b)]

2)	Validation and documentation of status to operate with primary sources such as the Office of the Inspector General, the System for Awards Merit, Department of State, local Department of Health, Office of Foreign Assets Control, among others. [Core 7(b)]

3)	Evaluation as to the sufficiency, appropriateness and expertise of staff to perform delegated functions [Core 7(b)]

4)	Selection of sample of cases to confirm the capacity of the Delegated Entity to carry out the function [Core 7(b)]

5)	Perform satisfaction surveys [Core 7(b)]

6)	Site visit - An onsite review may be performed if there is indication that further information is necessary to determine appropriateness of delegation. In the case of Delegated Entities who receive insured in their facilities to provide services, this is to ensure that the facilities meet minimum requirements for accessibility, hygiene, number of professionals, signs required by law, waiting times, among others. [Core 7(b)]

7)	Interviews (telephonic or on-site) and exchange of information with potential Delegate’s staff [Core 7(b)]

8)	Screen Prints of potential Delegate’s electronic documentation/record system [Core 7(b)]

If the potential Delegate is URAC accredited the pre-assessment is not required. Current URAC accreditation will be verified via URAC web site www.urac.org.

The result of the assessment must be in writing and signed by the person(s) who performed it.

E.	Delegation Oversight [Core 9]

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: TSS-CE-001	Page 7 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

After contracting, the Contract Administrator will evaluate the Delegated Entity with the regularity that at his/her own discretion, or the Vendor Management Oversight Committee, deems necessary, but it must be at least an annual assessment. For the annual evaluation the administrator can use the Pre-Delegation Uniform Audit Form.

Triple S will require its delegated vendors to submit periodic reports to the organization regarding the performance of its delegated responsibilities. [Core 9(a) & Core 9(b)] In addition it may include specific reports related to individual incidents. As part of the periodic monitoring, the Corporation shall review, no less frequently than annually, the contractor’s written policies and procedures to assure continued compliance with applicable company standards, contractual agreements, URAC standards, other applicable accrediting organizations standards, and any applicable laws and regulations. [Core 9(a) & Core 9(b)] The contract administrator shall conduct a documented review of the Delegated Entity quality activities related to the delegated functions in order to assure continued compliance with the applicable quality standards of TSS regarding the quality of services provided. [Core 9(a) & Core 9(b)] In cases in which the Delegated Entity does not comply with the quality requirements, the Contract Administrator must request a corrective action plan to improve the level of quality of the services provided under the contract.

In addition, as a part of the annual review, the contract administrator will query the Delegated Entity as to the existence of any financial incentives, either in the agreement between Triple-S and the contractor or within the contractor’s relationships to its staff. Should such financial incentives exist, the contract administrator, after consultation with the medical director if necessary, will document whether such financial incentives compromise the quality of care and service provided to Triple-S members. If the incentives are found to compromise members’ quality of care and service, the medical director shall be alerted and shall work with staff to either terminate the agreement or require the contractor to take steps appropriate to address the risk to members. [Core 9(c)]

F.	Contracting with the Delegated Entity [Core 8]

Contracts with the Delegated Entities must comply with Third-Party Contracting Policy parameters. The contract with the Delegated Entity, just like any other contract, must be in writing, signed by the parties and be prospective. In addition, it will specify:

1)	The responsibilities delegated to the contractor and the responsibilities held by the Corporation; [Core 8(a)]

2)	The requirement that the services are provided according to the requirements of the Corporation, URAC standards, guidelines of ASES, OPM and CMS; [Core 8(b)]

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: TSS-CE-001	Page 8 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

3)	Process that it has implemented to monitor the quality of the services it provides;

4)	The obligation that the Delegated Entity notifies the Corporation any material changes in its ability to perform delegated functions. Examples of material change may include prolonged interruption of services and loss or replacement of senior clinical person. [Core 8(c)]

5)	The discretion of the Corporation to carry out interviews, polls or surveys on the Delegated Entity, as it may consider necessary; [Core 8(d)]

6)	Process by which Triple S evaluates the Delegate’s performance including at least annual Delegation Reviews and semi-annual Performance Reporting. The Delegated Entity has an obligation to submit periodic reports to the Corporation on its performance of the delegated responsibilities; [Core 8(e)]

7)	Remedies or penalties applicable if the Delegated Entity does not fulfill its obligations or does not correct the problems identified within a specific period as required; [Core 8(f)]

8)	The requirement to sign a business associate agreement if as part of the delegated functions there will be exchange of personal insurance, health or financial information of the customers.

9)	Services during transition periods.

10)	The circumstances in which a contractor may subcontract, including the requirement to obtain prior authorization from the Corporation, provided that in the case of subcontracting, it corresponds to the Delegated Entity to submit to the contract administrator periodic reports on the performance of the subcontractor; and [Core 8(g)]

11)	Services sub-delegated by Delegate shall be subject to all terms and conditions of the written delegation agreement between Delegate and Triple S and shall be provided in accordance with URAC standards and other national accrediting standards that the organization is required to meet. [Core 8(h)]

12)	Delegated Entities that are accredited by local or national organizations (URAC, NCQA) must notify the Corporation of any changes in their accreditation.

13)	If the Delegated Entity is accredited by URAC, the Corporation must perform a primary verification in the directory of corporations accredited by URAC provided

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: TSS-CE-001	Page 9 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities in the Internet (www.urac.org) and provide a copy to demonstrate that the Delegated Entity is accredited.

14)	The duty of the Delegated Entity is to keep records of the trainings taken by its employees as a requirement of the contract. As a minimum it should retain copy of the material taught, information of the resource that provided the training, attendance sheets or certifications, mechanism used to assess the effectiveness of the training.

15)	If applicable, include with the Medicare Advantage attachment.

G.	Non-Compliance in Performance

If from the continuous monitoring and reviews came indications that the Delegated Entity cannot meet the contractual requirements of the Corporation, its policies, accreditations and standards, the Contract Administrator should report it to senior management and to the Vendor Management Oversight Committee (VMOC) within a period which shall not exceed 3 working days. In this report the Contract Administrator will indicate the measures required to make the Delegated Entity rectify the deficiencies. The deficiencies associated with regulatory non-compliance should be informed immediately to the Compliance Officers of the different business units, in order to formally request a corrective action plan.

The results of the reviews, monitoring and management determinations will be communicated to the Delegated Entity in writing. Triple SSS will work with the Delegate to address and correct any concerns in its effort to continuously improve processes and provide services. The Delegated Entity shall have ten (10) calendar days to respond to any finding through a corrective action plan indicating:

o	Plans taken to immediately correct deficiencies that impact Consumer health and safety;

o	Plans to correct/revise policies and/or processes that fail to meet other contractual and/or accreditation requirements

Actions to correct deficiencies will be assessed on a case by case basis and on its merits. As a general rule the corrective action plans must be completed within a period of thirty

(30) days. It is at the discretion of senior management to provide longer periods to those provided in this section. Unjustified failure to comply with these deadlines will be sufficient cause for the Contract Administrator to recommend the termination of the contract to senior management and report it to the VMOC. Reviews or re-audits are conducted as needed to assure corrective actions have been effective in improving previously identified deficiencies.

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: TSS-CE-001	Page 10 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

H.	Management Reports

Contract Administrators who have Delegated Entities in charge must submit to the VMOC a quarterly report which details the evaluation of the performance of the contractor (may include corrective action plans, and their update, audits results, among others). Quarterly reports will be submitted through this address vmoc@ssspr.com on the following dates:

1)	First quarter: April 10

2)	Second quarter: July 10

3)	Third quarter: October 10

4)	Fourth quarter: January 10

If any of these dates falls on a holiday or weekend, the report will be presented the next working day.

I.	Document Retention

Documentation related to the delegation of functions will be retained by the Contract Administrator of the contracting unit while the contract with the Delegated Entity is in force. This documentation shall be recorded in the contractor’s file (paper or electronic) which will contain:

1)	Copy of the contract

2)	Copy of the Non-Disclosure Agreement or Business Associate Agreement, if applicable.

3)	Copy of policies and procedures and any other documentation submitted by the Delegated Entity.

4)	Copies of Delegate’s Performance Reports

5)	Copy of the pre-evaluation results and annual delegation review of performance and contractual compliance.

6)	Copy of corrective action plans and follow-up revisions

7)	Written communications between the Corporation and the Delegated Entity

8)	Primary source verification of the status of URAC accreditation certification, if applicable

Vendor Agreements Quasi-Delegation Involving Protected Health Information

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: TSS-CE-001	Page 11 of 11
Effective Date:09/01/2016
Approval Date:09/07/2017
Department: Compliance
Policy Name: Contracting and monitoring of Delegated Entities

For URAC compliance, services provided by a contractor that are not within the scope of URAC Health Plan Accreditation Program, but the relationship between Triple-S and such contractor involves contact by the vendor with protected health information (“PHI”) or individually identifiable health information (“IIHI”) of members of Triple-S, is considered to be Limited Delegation.

Examples of such vendor relationships include document storage and/or shredding and the operation of member translator telephone services, among others.

The requirements for this type of delegation are:

o	Delegation agreement

o	Business Associate Agreement that address the following elements:

o	Breach

o	Breach notification/remediation/mitigation

o	Transferring of data,

o	Requirements of training for the BA’s workforce, and

o	Proper handling of the PHI

VII.	Attachments: None

VIII.	References:

URAC accreditation standards

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Dalila Allende, Compliance and Ethics Director	New document
2	09/07/2017	Dalila Allende, Compliance and Ethics Director	Annual review, no changes

Triple - S Policy and Procedure Template. Hardcopies of this document are considered uncontrolled, for the latest version please refer to Compliance 360 or contact Compliance Department.

Schedule J9

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT and Information Security Policies

Approved by and Date

Issued by: Miguel O. Mercado, Cyber & Information Security Director		Effective Date: Sep 1, 2016
Revised by: Miguel O. Mercado	Date Revised: Aug. 11, 2016	Version: 1.2
Approved by: Juan José Díaz, Chief Information Officer (CIO)

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Acceptable Use	1
Anti-virus and Anti-Spyware	10
Asset Management Policy	14
Backup & Retention	18
Change Management	23
Clear Desk & Clear Screen	27
Data Classification	30
Data Integrity and Interoperability	35
Encryption and Cryptographic Algorithms	40
General Information Security	45
Information Exchange	49
IT Compliance Management	54
Network Security	61
Password Management	66
Physical and Environmental Security	70
Remote Access	75
Removable Device Management	79
Retention and Disposal	83
Security Awareness and Training	88
Security Monitoring Policy	91
Technical Vulnerability Management Policy	97
Teleworking	100
Third Party Services Risk Management	105
User Access	107
Information Security Risk Analysis	113
Business Continuity Management	117
Patch and Vulnerability Management Policy	121

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 1
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish what is considered acceptable (and also unacceptable) use of computer and related media in TSM in order to reduce unauthorized access to sensible information (i.e. corporate, personnel and EPHI information), security breaches and of course avoid legal issues associated with such breaches.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches. The policy also help identify how individually-identifiable health information should be used.

Triple-S Management Corporation (TSM) has developed and adopted the Acceptable Use Policy to provide management with direction, support and protection for inappropriate, unauthorized, and even illegal actions performed by users, whether the action is performed knowingly (intentionally) or by ignorance.

Internet systems that includes: desktop computers, laptops and other mobile media (tablets, smartphones), file transfer protocols, operating systems, network accounts, electronic mail, all electronic storage media, are the property to TSM. All of these resources are to be used only for business, never for personal use.

TSM shall ensure that all the in scope parties are formal communicated of TSM Information Security Policies. TSM has implemented training programs to guide users on the importance of properly using the information of TSM, and at the same time raise awareness of existing regulations and corporate policies and procedures to ensure full compliance with all the requirements.

Access to the TSM information systems and applications will be provided to users to support business activities and only on a need-to-know basis to perform their jobs responsibilities.

IV.	Definitions:

1.	Blogging: The activity of adding new entries to a blog or website usually designed to present the owner’s thoughts and ideas, observations, opinions and experiences.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 2
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

2.	Honeypot: A location in network that is expressly set up to attract and study malware that attempts to penetrate the network or computer system.

3.	Honeynets: Contains one or more honey pots, which are computer systems on the Internet expressly set up to attract and "trap" people who attempt to penetrate other people's computer systems.

4.	Proprietary Information: The information that is not considered public. This may include: corporate, financial and system information.

5.	Spam: Any electronic junk mail received by users and most unsolicited e-mail.

6.	Cloud Platform: A system where applications or systems may be run in an environment composed of utility services in an abstract environment, such as the Internet. Internet- based computing, where shared resources, data and information are provided to computers and other devices on-demand.

7.	Cloud Storage: A popular method used for data storage on the Internet. This could be free or paid.

8.	Mobile device: Any portable equipment used in technology.

9.	BYOD: An acronym for Bring Your Own Device. A custom on the corporate culture where the employer approves the use of employee personal devices such as phones and tablets for the daily job function.

10.	Jail Break: Term used to unlock the operating system of a smartphone, tablet or any portable device without its default security system.

11.	Root: Rooting gives the user administrator rights to alter the OS, tweak the hardware and unlock the phone from its carrier.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 3
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

1.	The following General Use and Ownership practices help the organization prevent confidentiality and security breaches:

a)	All users should know that all generated information through TSM networks and systems is property of TSM.

b)	A physical inventory of all TSM devices and the authorized personnel to use the devices (e.g. Laptops, Desktops Computers, and Corporate Cellphones among others) shall exist and be updated frequently. All devices shall be labeled with either a TSM inventory number, or logo for proper identification.

c)	Authorized users may access, use or share TSM proprietary information only to the extent it is authorized and necessary to fulfill the user assigned job duties (e.g. minimum necessary).[Core-16(a)] [Core 15(b)]

d)	All users shall be liable for the protecting the information stored on systems, applications, directories and network devices belonging to TSM and shall exercise good judgment regarding the reasonableness of the use of the equipment and the information. [Core- 15(b)]

e)	For security and network maintenance purposes, TSM, authorized individuals shall supervise and monitor equipment, system and network traffic. [Core-15(a)(b)(c)]

f)	TSM reserves the right to audit network and systems if necessary on a periodic basis to ensure compliance with this policy. [Core-15(a)(c)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 4
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

g)	All system accesses will be disabled and/or deleted upon termination of employee, completion of contract, end of service of non-employee, or disciplinary action arising from violation of this policy. In the case of a change in job function and/or transfer the original access will be discontinued, and only reissued if necessary and a new request for access is approved. [Core-15(b)]

2.	Security and Proprietary Information:

The following Security and Proprietary Information protection practices help the organization prevent confidentiality and security breaches [Core-15(b)].

a)	Providing access to another individual, either deliberately or through failure to secure its access is prohibited.

b)	All computing devices must be secured with a password-protected screensaver with the automatic activation feature set at 10 minutes or less. The user must lock the screen or log off when the device is unattended.

c)	Posting by employees from a TSM email address or systems on blogs or social networking sites is prohibited unless posting is in the course of business duties.

3.	Unacceptable Use:

The following activities are not considered an acceptable use of the organization information and information assets. Not following these recommendations could place individually- identified health information and company information at risk. Note that some users may be exempted from some of the restrictions during the course of their legitimate job responsibilities (e.g., system administrator staff may have a need to disable the network access of a host if that host is disrupting production services).

a)	Under no circumstances an employee of TSM is authorized to engage in any activity that is illegal under local, state, federal or international law while utilizing TSM owned resources. [Core-15(b)]

b)	Violations of the rights of any person or company protected by copyright, trade secret, patent or other intellectual property, or similar laws or regulations, including, but not limited to, the installation or distribution of "pirated" or other software products that are not appropriately licensed for use by TSM. [Core-15(b)]

c)	Unauthorized copying of copyrighted material including, but not limited to, digitization and distribution of photographs from magazines, books or other copyrighted sources,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 5
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

copyrighted music, and the installation of any copyrighted software for which TSM or the end user does not have an active license is strictly prohibited. [Core-15(b)]

d)	The use or installation of unauthorized software, including obtaining data and/or software from external networks is prohibited. [Core-15(b)]

e)	Accessing data, a server or an account for any purpose other than conducting TSM business, even if you have authorized access, is prohibited. [Core-16(a)]

f)	Exporting software, technical information, encryption software or technology, in violation of international or regional export control laws, is illegal. The appropriate management should be consulted prior the export of any material that is in question.[Core-15(b)]

g)	Introduction of malicious programs into TSM network environment (e.g., viruses, worms, Trojan horses, e-mail bombs, ransomware, etc.). [Core-15(b)]

h)	Revealing your account password to others or allowing use of your account by others. This includes family and other household members when work is being done at home. [Core-15(b)]

i)	Using a TSM information technology asset to actively engage in procuring or transmitting material that is in violation of sexual harassment or hostile workplace laws in the user's local jurisdiction.

j)	Making fraudulent offers of products, items, or services originating from any TSM account.

k)	Making statements about warranty, expressly or implied, unless it is a part of normal job duties.

l)	Effecting security breaches or disruptions of network communication. Security breaches include, but are not limited to, accessing data of which the employee is not an intended recipient or logging into a server or account that the employee is not expressly authorized to access, unless these duties are within the scope of regular duties. For purposes of this section, "disruption" includes, but is not limited to, network sniffing, pinged floods, packet spoofing, denial of service, and forged routing information for malicious purposes. [Core- 15(b)]

m)	Port scanning or security scanning is expressly prohibited unless prior notification to the Information Security Group is made. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 6
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

n)	Executing any form of network monitoring which will intercept data not intended for the employee's host, unless this activity is a part of the employee's normal job/duty. [Core- 15(b)]

o)	Circumventing user authentication or security of any host, network or account. [Core- 15(b)]

p)	Introducing honeypots, honeynets, or similar technology on the TSM networks. [Core- 15(b)]

q)	Using any program/script/command, or sending messages of any kind, with the intent to interfere with, or disable, a user's terminal session, via any means, locally or via the Internet/Intranet/Extranet. [Core-15(b)]

r)	Providing confidential information about TSM employees to parties outside TSM. [Core- 15(b)]

4.	Email and Communication Activities:

The following practices help the organization prevent confidentiality and security breaches and therefore are prohibited [Core-15(b)]:

a)	Sending unsolicited email messages, including the sending of "junk mail" or other advertising material to individuals who did not specifically request such material (email spam).

b)	Any form of harassment via email, telephone or texting, whether through language, frequency, or size of messages.

c)	Unauthorized use, or forging, of email header information.

d)	Creating or forwarding "chain letters", "Ponzi" or other "pyramid" fraudulent schemes of any type.

e)	Use of unsolicited email originating from within TSM networks or other information technology service providers on behalf of, or to advertise, any service hosted by TSM or connected via TSM network unless this activity is part of normal business activity.

f)	Posting the same or similar non-business-related messages to large numbers of Usenet newsgroups (newsgroup spam).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 7
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

g)	Employees should never open e-mails received from unknown senders as these e-mails may contain malware.

5.	Blogging and Social Media:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

a)	Blogging by employees, whether using Triple-S Management Corporation (TSM) property and systems or personal computer systems, is also subject to the terms and restrictions set forth in this Policy. Blogging from TSM systems is also subject to monitoring.

b)	Users shall also carefully control what information they post on social media accounts and to whom this information is available. This particularly applies to users who actively participate on social media sites as part of their company job function, in order to network with customers and promote brand awareness.

c)	TSM Confidential Information policy also applies to blogging. As such, Employees are prohibited from revealing any TSM confidential or proprietary information, trade secrets or any other material covered by TSM Confidential Information policy when engaged in blogging.

d)	Employees shall not engage in any blogging that may harm or tarnish the image, reputation and/or goodwill of TSM and/or any of its employees. Employees are also prohibited from making any discriminatory, disparaging, defamatory or harassing comments when blogging or otherwise engaging in any conduct prohibited by TSM Non- Discrimination and Anti-Harassment policy.

e)	Employees shall also not attribute personal statements, opinions or beliefs to TSM when engaged in blogging. If an employee is expressing his or her beliefs and/or opinions in blogs, the employee shall not, expressly or implicitly, represent itself as an employee or representative of TSM. Employees shall assume any and all risk associated with blogging.

f)	Apart from following all laws pertaining to the handling and disclosure of copyrighted or export controlled materials, TSM trademarks, logos and any other TSM intellectual property shall also not be used in connection with any blogging activity.

6.	Cloud Base Storage Sites:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 8
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

Triple-S Management Corporation (TSM) has contracted the services of “Box” (cloud platform). This is the TSM authorized cloud platform for the secure online storage of TSM files.

a)	User access to “Box” shall be authorized by the Information & Cyber Security Director to support business activities, only in a need-to-know basis to allow the authorized users to perform their jobs functions and responsibilities.

b)	All files, data and information with PHI, PII, ePHI or any other sensitive information property of TSM store using the cloud platform (Box) shall be encrypted with PGP or other mechanisms.

c)	The use of cloud base store sites such as (Dropbox, OneDrive, Google Drive, Amazon, Copy, and iCloud) are not considered an acceptable use. The Users shall not storage any type of TSM data and/or information. All users shall maintain and protect the confidentiality of all TSM data and information systems.

d)	Users shall not use the designated TSM “Box” account for personal use. The storage of files, music, pictures or other data not related to TSM business purposes is prohibited.

7.	Mobile Devices:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

This policy establishes the rules for the proper used of mobile devices (BYOD/Corporate Owned) whenever it is use to access to Triple-S Management Corporation (TSM) networks or corporate email, in order to protect the confidentiality of sensitive data, the integrity of data and applications, and the availability of services at TSM, as well as corporate assets (confidentiality and integrity) and continuity of the business (availability).

TSM reserves the right to disconnect any device or disable the access to TSM networks or application services without notification. The users shall use his or her devices always in an ethical manner and agrees to adhere to the TSM applicable policies and procedures.

a)	Mobile devices must be passwords/PIN protected.

b)	Users shall maintain the original device operating system and keep the device current with security patches and updates, as released by the manufacturer.

c)	Users shall not “Jail Break” nor “Root” the device (installing software that allows the user to bypass standard built-in security features and controls).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 9
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

d)	Users agree to delete any sensitive business files that may be inadvertently downloaded and stored on the device, and that is not going to be used anymore.

e)	Users are responsible for security and backing up all personal information on their mobile devices.

f)	Users must take appropriate precautions to prevent others from obtaining access to their mobile device(s).

g)	Mobile devices user credentials (User-ID, PIN, and Password) shall not be share with other personnel.

h)	Employees are responsible for immediately notifying to TSM in case of device loss or theft.

i)	Selected TSM mobile device activities can be tracked and monitored.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 10
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Anti-virus and Anti-Spyware
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish requirements which must be followed by all users of the organization and be met by all computers connected to the TSM network. The adoption and enforcement of the policy help reduce the organization risk against malicious programs such as malware, botnets and computer viruses.

Computer viruses, malware, botnets and spyware are some of the most significant threats against computer environment connected to the Internet. The Internet has made the propagation of malicious programs part of the global cyber-crime industry. This industry today counts with computer viruses, malware, botnets and spyware program developers as well as formal distribution and harvesting channels. One of the main goals of the cyber-crime industry is to steal customer sensitive information and promote fraud and cyber-espionage against individuals and corporations. The channel is highly effective due to the following factors:

1.	Easy and rapid access to the internet by cyber criminals.

2.	Cyber-criminals leverage the very low cost of the internet channel.

3.	Billions of users connected to the internet provide a great incentive to cyber-criminals to harvest this channel for committing fraud.

4.	Most internet users have a very low level of awareness cyber-crime and cyber-crime techniques.

5.	Global nature of the internet makes criminal prosecution harder.

For these reasons proper maintenance and operation of the anti-virus and anti-spyware system is one of the primary security layers used by TSM to protect its IT assets against malware and other types of attacks. The anti-virus and antispyware system is designed to detect and protect the IT assets based on the Windows operating system used by TSM.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 11
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

Triple-S Management Corporation (TSM) has developed and adopted the Anti-Virus and Anti- Spyware Policy to provide management with direction and support for the implementation of safeguards to detect, prevent and recover, against malicious programs such as malware, botnets and computer viruses.

IV.	Definitions:

1.	Virus: A program that enters a computer usually without the knowledge of the operator. Some viruses are mild and only cause messages to appear on the screen, but others are destructive and can wipe out the computer's memory or cause more severe damage.

2.	Botnet: A network of computers created by malware and controlled remotely, without the knowledge of the users of those computers.

3.	Malware: Software that is intended to damage or disable computers and computer systems. Including computer viruses, worms, trojan horses, ransom ware, spyware, adware and other malicious programs.

4.	Spyware: Software that aims to gather information about a person or organization without their knowledge and that may send such information to another entity.

V.	Responsibilities:

All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

1.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

2.	Non-Compliance

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 12
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	TSM Microsoft based Windows servers, workstations and laptop computers must have TSM's approved and supported anti-virus and anti-spyware agent installed and scheduled to run at regular intervals. [Core-15 (b)]

2.	The anti-virus and anti-spyware agent and its virus and spyware signature database must be configured for performing automatic updates of the system malicious program database. [Core-15 (b)]

3.	All new software and files downloaded from the internet must be subject to screening by the anti-virus and anti-spyware system before being allowed in the internal network. [Core- 15(c)]

4.	The Desktop Management Group (DMG) is responsible for removing from the TSM network virus-infected computers until they are verified as virus-free. Confirmation of the verification shall be send to the Information Security Group. [Core-15(c)]

5.	The Infrastructure Management Group (IMG) is responsible for removing from the TSM network virus-infected servers until they are verified as virus-free. Confirmation of the verification shall be send to the Information Security Group. [Core-15(c)]

6.	The Information Security Group is responsible for creating procedures to ensure that anti- virus and anti-spyware software is run at regular intervals, to confirm that computers are verified as virus-free. [Core-15 (b)]

7.	Audit logs shall be generated and be maintained of the checks performed by the anti-virus software. Audit logs of the anti-virus and anti-spyware system will be managed by the Information Security group. [Core-15(c)]

8.	Employees, temporary personnel, contractors and Service providers granted access to the TMS network are prohibited from performing any activities with the intention to create and/or distribute malicious programs into TSM's networks (e.g., viruses, spyware, malware, worms, Trojan horses, e-mail bombs, etc.) are prohibited, in accordance with the TSM Acceptable Use Policy. [Core-15(b)]

9.	Machines with operating systems other than those based on Microsoft Operating System are exempted from this policy. [Core-15 (b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 13
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#3	Page 14
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name:	Asset Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to ensure that IT assets are clearly identified and that an inventory of all IT assets is maintained and updated ton ensure accountability and protection of the electronic information stored in the asset. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the IT Asset Management Policy to provide management with direction and support to ensure that management requires ownership, defines responsibilities and maintains accountability for the protection of the organization computing assets. [Core-15(b)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 15
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	IT Asset Lifecycle Program

TSM shall implement an IT Asset Lifecycle Program, monitor its effectiveness making changes as needed. TSM shall implement six (6) stages for the lifecycle of an IT asset. The following activities for each stage must include: [Core-15(b)]

a)	Planning: Defining supporting processes, setting standards for configuration and retention, aligning purchase plans to business goals, collecting aggregate information on intended purchases, and negotiating volume discounts.

b)	Procurement: Requisitioning, approving, ordering, receiving and validating orders.

c)	Deployment: Tagging assets, entering asset information in a repository, configuring and installing assets including:

o	Disabling unnecessary or insecure services or protocols

o	Limiting servers to one primary function

o	Defining system security parameters to prevent misuse

d)	Management: Inventory / counting, monitoring usage, managing contracts for maintenance and support, and monitoring configuration.

e)	Support: Adding and changing configurations, repairing devices, and relocating equipment and software.

f)	Disposition: Removing assets from service, deleting storage contents, disassembling components for reuse, disposing of equipment, terminating contracts, disposing of equipment, and removing or eliminating assets from the active inventory.

The inventory of IT assets shall include capital and non-capital assets. Capital assets are considered property, plant and equipment (assets that are usually capitalized). For capital assets an annual inventory must be performed at least once a year. [Core-15(b)]

Non-capital assets are those that are usually, due to the lower cost considered as a supply expense (i.e. pen drives, etc.). [Core-15(b)]

2.	Inventory of IT assets

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 16
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

The organization shall identify, tag and inventory all IT assets including information (e.g. ePHI, PII) and document the importance of these assets. The IT asset inventory shall include the information necessary to uniquely identify the IT asset. [Core-15(b)]

The inventory of IT assets shall include the following information elements (where applicable): [Core-15(b)]

o	Equipment serial number.

o	Equipment or machine name.

o	Information system of which the component is a part.

o	Type of information system component (i.e. server, desktop, laptop, application, database, etc.).

o	Operating System (OS) type and version.

o	Service Pack (SP) level.

o	Presence of virtual machines

o	Application or database software version/license information (i.e. [***], MS SQL Server).

o	Physical location (i.e. building/room number).

o	Logical location (i.e. IP address, position with the IS architecture).

o	Media access control (MAC) address.

o	Ownership by position and role.

o	Operational status (i.e. Active/Inactive).

o	Primary and secondary system administrators.

o	Primary and secondary application administrators.

o	Primary business application owner.

o	Asset classification level based on data classification criteria (i.e. CONFIDENTIAL).

3.	Equipment assigned to employees, temporary employees or contractors

Records of property assigned to employees of the organization, temporary employees or contractors (laptops, tablets, cell phones, external drives, and similar peripherals) shall be maintained. [Core-15(b)]

The equipment record shall be used to ensure that all the assigned property is returned to the organization upon the employee termination or transfer out of the department or upon termination of the temporary employee contract or upon termination of the contractor contract. [Core-15(b)]

The manager of the employee or of the contractor is responsible for ensuring that during the employee exit process or the contractor termination process the assigned equipment is returned and that the IT asset inventory is updated. In case of laptops and notebooks the IT

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 17
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

asset shall be returned to the Desktop Management Group (DMG) for updating of the IT asset inventory. [Core-15(b)]

Laptops and any other equipment assigned to employees, temporary employees and contractors must be reviewed and updated annually. [Core-15(b)]

4.	IT Asset inventory

TSM shall employ automated mechanisms to scan the network at least on a weekly basis to detect the presence of unauthorized components or devices (including hardware, firmware and software) into the information system. TSM shall disable network access by such components. [Core-15(b)]

5.	Inventory of Wireless Access Points (WAP)

TSM shall maintain an inventory of Wireless Access Points (WAP). This inventory shall also be updated on an annual basis or when WAP are removed or added. [Core-15(b)]

6.	Ownership of IT Assets

All IT assets must be assigned a System Owner who will be responsible for the asset (protection, storage, transfer protocols, destruction). Although property might be assigned to contractors or volunteers for business purposes, ownership will remain in TSM to the officer assigned such ownership. [Core-15(b)]

7.	Accepted use of IT Assets

Refer to Acceptable Use Policy for details.

8.	Sensitive System Isolation

Sensitive systems shall have a dedicated and isolated computing environment. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 18
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the organization backup and retention policy in order to protect the confidentiality, integrity and availability of critical data required to support TSM business operations.

II.	Scope:

This policy applies to all TSM and its subsidiaries equipment (e.g. laptops, desktops, servers etc.), data and systems, owned or operated by TSM where the organization provides services to its customers. In order to safeguard the information assets of TSM and to prevent the loss of data in the case of an accidental deletion or corruption of data, system failure, or a disaster.

III.	Policy:

This policy supports the organization plan for storage, maintenance and destruction information [Core-13b].

Triple-S Management Corporation (TSM) has developed and adopted the Backup and Retention Policy to provide management with direction and support for the implementation of secured and protected backup processes in order to ensure the availability of the critical business information in case of major disaster or system interruption. The implementation of robust backup and retention procedures also help minimize potential loss or corruption of critical data reducing the organization level of risk against unexpected interruptions and events.

IV.	Definitions:

1.	Backup: The activity of storing data, files or databases in a secured environment (equipment, cloud) in case of catastrophe or hardware failure.

2.	Full Backup: A backup of a set of specified files, often the entire contents of a disk, regardless of when they were last modified.

3.	Incremental Backup: Incremental backups only backup the files that have been modified since the last backup. If dump levels are used, incremental backup’s only backup files changed since last backup of a lower dump level.

4.	Restore: The process of copying files forms a backup location to a hard drive or other acceptable media. A restore can be performed when backup data is needed and as part of a testing process.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 19
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

5.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used.

6.	Retention: The period established to keep backup media. This period must be in compliance with local and Federal regulations.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization process for storage, maintenance and destruction information [Core-13b].

1.	Scheduling and Retention:

a)	TSM shall implement backup and retention schedules to ensure that application and system data are safeguarded against destruction and lost.

b)	TSM is committed to retain and preserve the application and system data for the period of time required by federal and local laws and with the requirements of the Record Retention policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 20
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

c)	Full and incremental backups shall be performed and verified on a daily, weekly, and monthly basis for Mainframe, Unix, Windows and VM Ware base systems.

d)	A full backup shall be made at least once a month and will be retained for a minimum of one year.

e)	A full backup shall be made at least once a year and will be retained for a minimum of ten years.

f)	Full and incremental backups shall be performed for all business applications and databases.

g)	All backups shall be subject to verification on a daily, weekly, and monthly basis and backup error conditions should be monitored, log and notified to management for investigation and executions of the backup process.

h)	Automatic backup verification process shall be performed, to ensure backups are completed successfully and without error.

i)	Backups shall be monitored and problem management procedures shall be followed if error conditions are generated that could impact the integrity and completeness of the backup process.

j)	Procedures for retention, and storage of backup media shall be designed, implemented and documented. Backup tapes will be rotated on a daily, weekly, and monthly basis to a secured off-site storage facility (International Safe Deposit) and maintained according to a predefined retention schedule.

k)	Tape media inventory shall be performed on a monthly and quarterly basis for mainframe and distributed systems, respectively.

l)	Controls must be in place to ensure backup tapes data are not reuse until retention period expires.

2.	Onsite and Offsite Storage:

a)	Depending on the criticality of the data, TSM shall ensure its preservation by moving the data to the contracted offsite backup storage facility using a data encryption mechanism.

b)	Data considered critical for the business continuity must be moved to an offsite storage at least once a week.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 21
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

c)	Network infrastructure backups, and system critical files must be moved to an offsite storage at least once a month.

d)	When the backup service is delivered by the third party, the service level agreement shall include the detailed protections to control confidentiality, integrity, and availability of the back-up information.

3.	Storage Access and Security:

a)	All backup media must be stored in a secure area that is accessible only to authorized personnel.

b)	Physical and environmental controls shall be in place to protect the backup tapes.

4.	Restorations:

a)	All restorations require approval from the designated Data Owner and/or Application Owner. The requestor must fill out a "Restore and Recovery Data" form.

5.	Verification:

a)	The backup system shall be tested periodically by restoring a single random file from a random equipment, and manually inspecting it for accurate recovery. The recovery tests will be stored into secured temporary areas so that current "real" user copies of the files will not be overwritten.

b)	Backup verification processes must be enabled to facilitate the automatic backup verification purposes and adequate exception notification configured.

c)	Failed backups will be re-started twice automatically by the backup tools implemented at TriServe.

6.	Documentation:

a)	Backup procedure must be documented. Procedure should describe how to execute backup process and the data restoration process. The procedure must include a list of all the systems and files that are backed up as well as frequency, retention and in-site / off-site backup details.

7.	Responsibilities and other important consideration:

a)	Information that it is stored in the "My Documents" folder of the user (e.g. Desktop) will not be backed-up, it is the responsibility of the employee to store all important and critical TSM information in the "My Documents” folder.

VII.	Attachments:

ATTACHMENT A - Backup & Retention Procedure [Core-13b]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 22
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 23
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the requirements of the change management process required to control the request, approval and implementation of changes to TSM systems, applications and IT infrastructure. The objective of the policy if to help to minimize the risk of impact to TSM IT services and customers as well as resulting in the introduction of significant vulnerabilities in the TSM IT systems.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers and host its IT systems, applications and IT infrastructure components.

III.	Policy:

This policy supports the organization data integrity process of electronic information [Core- 13(a)].

Triple-S Management Corporation (TSM) has adopted a Change Management Policy to provide management with direction and support for the implementation of processes and controls to effectively manage risks associated with changes to IT systems and the organization IT infrastructure. As a standard practice changes should be documented, approved, tested and validated. This policy is designed to ensure the organization designs and implement procedures and controls for management of the change management process. These processes and controls are required to meet operational and compliance requirements as well as reduce the level of risk for the organization by ensuring that changes are subject to an approval process before being deployed to the production environment.

IV.	Definitions:

1.	Change Management: A systematic approach to managing all changes made to a product or system.

2.	Fallback: Actions to revert software implemented changes that failed and therefore it is requiring going back to the original state.

3.	Outsourced software development: Software made by a third party contracted by an organization with specific requirements.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 24
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

2.	In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization data integrity process of electronic information [Core-13(a)].

1.	Changes to Information Technology (IT) assets and systems, such as operating system, hardware, software, application, and network component shall follow the organization change management process. This process shall ensure that changes are documented, authorized, tested, approved and properly implemented.

2.	For custom developed applications and the implementation of package applications, TSM shall ensure that data input validation controls are tested to ensure that the data is correct and appropriate.

3.	The following activities shall be adopted within the change management process:

a)	Change Request Form (CR Form): Documentation of the change shall be completed explaining the purpose, details and consequences of the proposed change. All change requests shall be prioritized in terms of benefits, urgency, effort required and potential impact on TSM operations. The CR Form shall include Risk and Impact considerations about the proposed change.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 25
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

b)	Version Control: Change requests and/or updates shall be controlled with version control numbers. Access to system files and program source code shall be restricted to authorized personnel and only authorized personnel shall have access to the version control system.

c)	Testing: Changes to TSM systems and IT infrastructure (i.e. servers, databases, applications, system access level and end-user access level) shall be tested in an isolated, controlled environment (where feasible) prior to implementation. The testing process shall verify that intended changes will meet the stated objectives and not cause operational problems, service interruptions or introduce security risks to the organization.

d)	Approval: All changes shall be approved prior to implementation. Approval of changes shall be based on the documented acceptance criteria (i.e. a change request form is completed and approved by TSM personnel, an impact assessment was performed and proposed changes were tested). All users, significantly affected by a change, shall be notified. The user representative such as the Application Owner shall sign-off on the change request form.

e)	Implementation: Implementation shall only be undertaken after appropriate testing and approval by the designated TSM stakeholders. Implementation of changes to the production environment shall be performed only by authorized TSM systems administrator or by the designated IT personnel such as Database administrator or the Application Administrator. Production systems shall only hold approved programs and required executable code. No development code or compilers shall reside in production systems. Any decision to upgrade (software) to a new release shall take into account the business requirements for the change, and the security and privacy impacts of the release.

f)	Fallback: Fallback procedures shall be defined and implemented. This includes defining procedures and roles and responsibilities for aborting/cancelling and recovering from unsuccessful changes and unforeseen events.

g)	Post Implementation: All changes shall be monitored once they have been implemented to check for unexpected behavior or incidents.

4.	Emergency Changes shall follow documented procedures to ensure the proper control and authorization.

5.	Outsourced software development shall be reviewed to ensure that the contracts shall have considerations for: code ownership, intellectual property rights, escrow arrangements, right to audit, requirements for quality of code, and technical support.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 26
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

6.	All internally developed software and all changes to internally developed software that will be accessible via the internet must be subject to a code verification process. The Quality Assurance Group to reduced risks associated with potential vulnerabilities at the application level establish a subscription to use the Code Scanning service to facilitated and conduct this verification process.

VII.	Attachments:

ATTACHMENT B - Change Management process [Core-13(a)]

	Policy No.: ISP#6	Page 27
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish requirements for maintaining a “Clear Desk” & “Clear Screen” procedures where sensitive/confidential information about our employees, our intellectual property, our customers and our vendors is secure in locked areas and out of site.

This Policy is not only about security, but it is also part of the TSM Privacy Policies and it has the purpose to reduce the risk of security breaches in the workplace.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)] and provide guidance to employees on how to shred and destroy paper documents [CORE-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted a Clear Desk & Clear Screen policy to ensure that sensitive/confidential information (on paper or electronic media) are removed from the end user workspace, locked away when the items are not in use or an employee leaves his/her workstation and clear screen for information assets. This Policy shall take into account the information classification, legal and contractual requirements, and the corresponding risks and cultural aspects of TSM.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#6	Page 28
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Sensitive/Confidential business information in paper or electronic storage media shall be locked away in secure cabinets when not required, especially when the office is vacated for a short or extended period of time.

2.	File cabinets containing business sensitive/confidential information shall be kept closed and locked when not in use or when not attended.

3.	Keys used for access to confidential information shall not be left at an unattended desk and they shall be kept in a secure place.

4.	Computer and terminals shall be logged off or protected with a screen and keyword locking mechanism controlled by a password (e.g., (“Ctrl+Alt+Del”) in Windows systems), token or similar user authentication mechanism that conceals information previously visible on the display when unattended and shall be protected by key locks, passwords, or other controls when not in use.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#6	Page 29
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen

5.	Unattended portable computing devices such as laptops and tablets shall be either locked with a locking cable, locked away in a drawer or kept in a restricted area where only authorized employees are authorized to access.

6.	Employee shall treat mass storage devices such as CD-ROM, DVD or USB drives as sensitive and secure them in a locked drawer when not in use.

7.	Passwords shall not be written on sticky notes or posted on under a computer, nor shall they be left written down in accessible locations.

8.	Incoming and outgoing mail points and unattended facsimile machines shall be protected and unauthorized use of photocopiers shall be prevented.

9.	All printers, copiers and facsimile machines shall be cleared of documents as soon as they are printed to ensure that sensitive printouts are not left in printer trays for the wrong person to pick up.

10.	When transporting documents with Sensitive/Confidential within facilities and through inter- office mail, information shall not be visible through envelope windows and envelopes shall be marked according its classification level (e.g., “Confidential”).

11.	Sensitive/Confidential documents shall be placed in the official shredder bins/recycling bins or placed in the locked secured disposal recycling bins contracted by the organization for the secured destruction of the documents. [CORE-13(b)]

12.	Whiteboard containing sensitive/confidential information shall be erased. [CORE-13(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 30
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of the Data Classification Policy is to ensure that TSM IT assets receive an appropriate level of protection based on the type of information stored and managed. As such the policy required a data centric and risk base focus for the design and implementation safeguard for protection of the most sensitive data including ePHI. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has defined and documented a Data Classification Policy to provide management with direction and support for the proper handling of information considering the sensitivity and risk of such data. In order to ensure proper management, information must be first classified according to its level of risk and sensitivity considering local and federal regulations. The higher the sensitivity and risk, the higher the classification to be assigned and therefore more controls will be needed to ensure only authorized personnel can access such information. [Core-15(b)]

Users shall be made aware of their responsibilities for proper handling of information received, created, processed, stored, distributed and destroyed by TSM according to its sensitivity and assigned data classification level. [Core-15(b)]

IV.	Definitions:

1.	Information Owner: Responsible for determining who has access to the information he/she owns. Usually senior management or department head.

2.	Information Custodian: Responsible for assigning the access to the information according to the instructions of the information owner.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 31
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

3.	Information User: Responsible for the application of this policy in his/her daily activities in TSM and its subsidiaries.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Classification Levels

Four levels of data classification have been defined: [Core-15(b)]

Level	Description	Examples
PUBLIC	Information officially released by TSM for widespread public disclosure.	Press releases, public marketing materials, employment advertising, annual reports, product brochures, the public web site, etc.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 32
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

INTERNAL	All forms of proprietary information originated or owned by TSM, or entrusted to it by others that is not considered sensitive or confidential.	General organization charts (with no names, only positions), policies, procedures, phone directories (excluding client contact information), some types of training materials.
CONFIDENTIAL	Information for which the unauthorized disclosure or compromise would likely have an adverse impact on the company's competitive or financial position, or compromise regulatory compliance of local and Federal laws for protecting personal information.	Trade secrets & marketing, PHI or EPHI, operational, financial, employee user ID’s, passwords, PINs, or other personal identification devices, source code, and technical information integral to the success of our company.
HIGHLY RESTRICTIVE	Includes information that is so sensitive that disclosure or usage would have a definite impact on the TSM’s business and future. Significant restrictions and controls need to be applied.	Merger and acquisition information, reorganization documents, security protocol information, legal actions, strategic or tactical information of the organization and its subsidiaries, etc.

a)	All information generated by or for TSM, no matter the format: written, verbal, or electronic, is to be treated according to its classification level. [Core-15(b)]

b)	If the information is not labeled, personnel must assume it’s confidential. [Core-15(b)]

c)	Information that is labeled as public or internal use, but is in draft form or has not been formally approved, it should also be considered confidential. [Core-15(b)]

d)	All employees should familiarize themselves with the information labeling and handling guidelines included in the procedures document. [Core-15(b)]

e)	It should be noted that the sensitivity level classifications were created as guidelines and to emphasize appropriate measures that users have to take to protect TSM and third Party Confidential information. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 33
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

f)	Nothing in this policy is, however, intended to prevent employees from engaging in concerted activity protected by law. [Core-15(b)]

2.	Information Owner

The Information Owner also known as the Application Owner is the leader of a business area or service who is directly responsible for the proper use of the area’s information under his/her management. Such use must be performed, based on the objectives of TSM business. The information owner is responsible for classifying the information, deciding who must have access to it and validating that the security is commensurate according to its assigned classification and that controls are implemented in consistency with such classification. The owner must also periodically review the classification, ensure it is kept up to date and ensure the classification is correct. [Core-15(b)]

Documentation that a physical inventory has been taken, for all locations, shall be retained in the organization’s central accounting office. [Core-15(b)]

3.	Information Custodian

The Information Custodian also known as the Data Custodian is responsible for ensuring that access to TSM information is consistent with the information owner’s requirements and updating such access as personnel changes his responsibilities, is transferred to another unit (and therefore another information owner) and eliminating access if personnel is terminated. [Core-15(b)]

4.	Considerations

The data classification process must consider: [Core-15(b)]

a)	Business needs for sharing or restricting information.

b)	The business impacts associated with such needs.

c)	The aggregation effect in the classification process (consider groups of similar information assets and how their individual classification may impact the group or conglomerate of such assets: i.e. if similar information assets have been assigned different classifications, re-consider the classification of each one).

5.	Information asset life cycle

Information assets should be protected in all phases of their life cycle: received/created, processed, storing, transmittal and destruction. The protection must be according to the classification assigned. Details of how to protect the information asset will be presented in a procedure document. [Core-15(b)]

6.	Third Party Confidential Information

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 34
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

A subset of TSM Confidential information is "TSM Third Party Confidential" information. This is information that belongs to another corporation which has been entrusted to TSM by that company under non-disclosure agreements (NDA’s) and other contracts as part of the business agreement between both parties. Examples of this type of information include everything from joint business activities to vendor lists, customer orders, and supplier information. Information in this category ranges from extremely sensitive to information about the fact that we’ve connected a supplier / vendor into TSM network to support our operations. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 35
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

This policy provides direction for management of the information as a valuable and strategic resource through establishment of the required processes and controls to ensure the accuracy and integrity of the information managed by the organization.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization data integrity process of electronic information [Core- 13(a)].

Information has most value when it is complete, accurate, relevant, accessible and timely (CARAT). This policy describes the commitment of Triple-S Management for designing, implementing, and maintaining procedures and controls for proper management of its information. This includes ensuring the accuracy and interoperability of the information managed by the core systems of the organization.

IV.	Definitions:

1.	Data: numbers, words or images that have yet to be organized or analyzed to answer a specific question. It is often interchangeable with the word ‘information’.

2.	Data Quality: ensuring data is ‘fit for purpose’ and ‘right first time’, which includes the relevance, correctness, completeness and timeliness of all data held in all Trust systems

3.	Document: smallest complete unit of recorded material which is accumulated to form a file.

4.	Information: Produced through processing, manipulating and organizing data to answer questions, adding to the knowledge of the receiver. It is often interchangeable with the word data.

5.	Information Management: a collection and management of information from one or more sources and the distribution of that information to one or more audiences. Management means the organization of and control over the planning, structure and organization, controlling, processing evaluating and reporting of information activities in order to meet the Trust’s objectives and to enable corporate functions in the delivery of information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 36
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

6.	Software Life Cycle Development: The systems development life cycle (SDLC), also referred to as the application development life-cycle, is a term used in systems engineering, information systems and software engineering to describe a process for planning, creating, testing, and deploying an information system.

7.	Change Management Process: Change Management (CM) refers to any approach to transitioning individuals, teams, and organizations using methods intended to re-direct the use of resources, business process, budget allocations, or other modes of operation that significantly reshape a company or organization.

8.	Referential Integrity: Referential integrity is a relational database concept, which states that table relationships must always be consistent. In other words, any foreign key field must agree with the primary key that is referenced by the foreign key.

9.	Data Purging: Data purging is a term that is commonly used to describe methods that permanently erase and remove data from a storage space. There are many different strategies and techniques for data purging, which is often contrasted with data deletion. Deletion is often seen as a temporary preference, whereas purging removes the data permanently and opens up memory or storage space for other uses

10.	Sensitive Information: Sensitive information is defined as information that is protected against unwarranted disclosure.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 37
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure supports the organization data integrity process of electronic information [Core-13(a)].

1.	Data Accuracy and Trace-Ability:

a)	The organization will follow the System Development Life Cycle (SDLC) process for all internal system development activities. The SDLC provides a structured methodology for the design, development, testing and implementation of new systems and reduces the risk associated with errors that could be generated by the introduction of new programs.

b)	To promote data accuracy the organization promotes the adoption of relational databases structures for its core systems (e.g. [***]). In a relational database framework referral integrity between tables will be enforced by the definition of primary and secondary keys. Maintaining referential integrity ensures the consistency of the data stored by avoiding duplicate records and records with invalid information.

c)	To promote data accuracy new systems must be subject to user testing and certification steps. Test results must be documented and retained as part of the project documentation.

d)	To promote data accuracy system and applications must be designed to validate data fields registered by end users. For online systems data entry errors must notify the user by generating an error message.

e)	To promote data accuracy files received will be subject to a data validation process prior to processing. Records with errors will be reported and will require investigation and be subject to a clearance process in order to continue processing.

f)	To promote data accuracy reconciliation reports will be developed and provided to the business owners for tracking and monitoring as part of their daily work activities.

g)	To promote data accuracy users will be trained on the proper use and management of new applications.

h)	To promote data accuracy administration access to production data will be restricted to authorized personnel (e.g. Database Administrator).

i)	To promote data integrity users access will be granted based on the employee job function. User access will require the approval of the business unit manager.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 38
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

j)	To verify data accuracy database consistency checks must be run at least annually.

k)	To promote trace-ability applications will maintain and audit trail of the most recent changes performed by the users.

l)	To promote data accuracy and trace-ability changes to applications and systems must follow the organization change control and release management procedures. Following these procedures is will the organization ensure the consistency, continuity and integrity of the data through software, application and system upgrades.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 39
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

m)	To promote data accuracy and confidently two factor authentication will be enforced for authorized telecommute users (e.g. Working from home users).

n)	To verify data accuracy end users will participate in the annual Disaster Recovery test to confirm the successful restoration of the system and the system data. Results will be documented and retained.

2.	Interoperability:

a)	System and data Interoperability will be promoted by the adoption of open based technology standards and protocols and adherence to each information system interface.

3.	Quality:

a)	Data quality will be ensured by the manager in the business area having responsibility over the data, with support from the information technology specialists.

4.	Telecommuters, Remote Users, Delegated Entities and Vendors changes:

a)	Authorized telecommuters, remote users, delegated entities and vendors authorized to work and support the systems and business applications used by the organization will be subject to the system development and change management controls established. Following these processes and controls to production systems and environments as defined in the Change Management Policy help reduce the risk of data corruption and system or application errors.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 40
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

TSM has established a formal policy concerning cryptographic and key-management methods that limit the use of encryption to those algorithms that complies with industry-accepted standards and have been proven to work securely and effectively. Additionally, this policy provides direction to ensure that required Federal Regulations and sound industry practices are followed, and legal authority is granted for the dissemination and use of encryption technologies outside Puerto Rico and the United States.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Encryption Policy to provide management with direction and support to protect the confidentiality, authenticity and integrity of the information by cryptographic means.

IV.	Definitions:

1.	Proprietary Encryption: An algorithm that has not been made public and/or has not withstood public scrutiny. The developer of the algorithm could be a vendor, an individual, or the government.

2.	Symmetric Cryptosystem: A method of encryption in which the same key is used for both encryption and decryption of the data.

3.	Asymmetric Cryptosystem: A method of encryption in which two different keys are used: one for encrypting and one for decrypting the data (e.g., public-key encryption).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 41
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

TSM shall ensure that the Encryption and Cryptographic Algorithms Policy adheres to the following conditions for purposes of complying with sound industry practices and regulatory requirements. These practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Whenever encryption is used, workers must not delete the sole readable version of the information unless they have demonstrated that the decryption process is able to reestablish a readable version of the information.

2.	It shall not be allowed:

o	The use of proprietary encryption algorithms for any purpose.

o	The use of any deprecated cryptographic algorithms as reported in the NIST Special Publication 800-131A Revision 1

o	The use of insecure In-Trasit protocols such as SSL versions 1, 2, 3 or TLS v1.0.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 42
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

o	The use of weak key lengths and weak Random Number Generators in accordance to the NIST Special Publication 800-131A Revision 1

3.	Types of Encryption Algorithms:

Proven, standard algorithms such as AES256 and Three-Key Triple DES should be used as the basis for protecting the confidentiality of the corporate information. These algorithms represent the actual cipher used for an approved application. Symmetric cryptosystem key lengths must be at least 128 bits. Asymmetric crypto-system keys must be of a length that yields equivalent strength.

Cipher Suites must be used in order of their encryption algorithm key strength and length (e.g.):

o	AES256

o	AES192

o	AES128

o	Three-Key 3DES

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions must be documented and approved by Information & Cyber Security Director.

4.	Types of HASH Algorithms:

Proven, standard algorithms such as SHA-224, SHA-256, SHA-384 and SHA-512 should be used as the basis for protecting the corporate information. These algorithms represent the actual hash used for an approved application. MD5 and SHA-1 are deprecated and MUST NOT be used to protect the corporate information in accordance to the NIST Special Publication 800-131A Revision 1. Acceptable hash functions are:

o	SHA-224

o	SHA-256

o	SHA-384

o	SHA-512

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

5.	Types of Digital Signatures:

Digital signatures are used to provide assurance of origin authentication and data integrity. The generation of a digital signature on data requires the use of 1) a cryptographic hash

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 43
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

algorithm that operates on the data to be signed, and 2) the use of a cryptographic key and a signing algorithm to generate a signature on the output of the hash function (and, by extension, the data that is intended to be signed) Proven, standard algorithms such as DSA, ECDSA and RSA should be used as the basis for protecting the corporate information in accordance with the NIST Special Publication 800-131A Revision 1. For digital signature, generation Key lengths providing at least 112 bits of security are acceptable. For digital signature verification, Key lengths providing at least 112 bits of security using approved digital signature algorithms are acceptable.

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

6.	Protocols for Protecting Data while IN-Transit:

TSM shall ensure that all confidential data (including encryption keys) is protected while in transit. Proven, standard protocols such as IPsec and TLS should be used as the basis for protecting the corporate information while in-transit. The use of SSL in all its versions 1-3 and TLS v1.0 is prohibited. TLS v1.2 and above is allowed in accordance to NIST Special Publication 800-52 Revision 1. IPsec MUST BE used ONLY with approved cryptographic algorithms. Additionally, proven, standard security protocols such as Secured FTP (SFTP) and Secured Shell (SSHv2) MAY be used as the basis for protecting the corporate sensitive data during transmission over open, public networks.

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

7.	Key Management Procedures:

TSM shall ensure to have documented and implemented all key-management procedures for cryptographic keys to address the following considerations:

o	Generate strong keys

o	Securely distribute keys

o	Securely store keys

o	Conduct cryptographic key changes for keys that have expired

o	Replacement of known or suspected compromised keys

o	Prevent unauthorized substitution of keys

o	Prevent the use of keys that were retired or replaced

Key Agreement schemes with keys of 2048 bits or larger are acceptable in accordance to NIST SP 800-56B. Key transport schemes with keys of 2048 bits or larger are acceptable in accordance to NIST SP 800-56B.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 44
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

8.	Key Access and Security:

Encryption keys used for TSM information are always classified as confidential information. Access to such keys must be limited authorized personnel and based upon job responsibilities.

TSM will ensure to require approval from the Information & Cyber Security Director or authorized representative prior revealing encryption keys to consultants, contractors, or other this parties.

Certificates must be signed in accordance to the above mentioned digital signature requirements of this policy.

9.    Portable Devices:

TSM shall ensure that all portable approved devices such as laptops, and general mobile devices, must be encrypted through TSM approved tools including but not limited to:

o	Symantec End Point Protection system

o	Airwatch for mobile devices

o	PGP and Pkzip for end user file encryption capabilities

o	FTP secured for file transmission

o	HTTPS for encrypted web sessions. Using TLSv1.2

Provided that the applications meet the above-mentioned requirements specified in this policy.

10.	Review:

TSM’s key length requirements shall be reviewed annually and upgraded as technology allows.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 45
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for maintaining the Information Security Policies, the organization Information Security Management Program and establish the direction of TSM by aligning the documentation with information security sound practices, laws, and regulatory requirement. [Core-15(b)]

II.	Scope:

This policy applies to TSM, its subsidiaries, employees, temporary workers, contractors, business partners and third party vendors contracted by TSM to provide services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted a General Information Security Policy to provide management clear direction in line with business objectives and relevant laws and regulations. The policy also demonstrates the support and commitment of the organization, its Senior Management and the Board of Directors to maintaining a robust Information Security Management Program (ISMP) in compliance with regulatory requirements across TSM, subsidiaries and its direct and indirect affiliates. [Core-15(b)]

Information security policies are an organizational tool that help its members to be aware of the importance for protecting the organization information assets from threats such as cyber- attacks, internal theft and malicious programs among others as these could result in the unauthorized disclosure of sensitive or protected information and significant regulatory fines. [Core-15(b)]

Therefore, this policy focuses on defining general information security requirements, based on industry standards and information security practices. Adoption of these information security requirements allows TSM to mitigate or reduce risks associated with threats that could expose critical information assets of the organization. [Core-15(b)]

IV.	Definitions:

1.	Information Security: The practice of protecting data or information from unauthorized access for viewing, modification, recording or destruction.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 46
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

3.	In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

4.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

5.	Non-Compliance

Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Information Security Management Program

An Information Security Management Program (ISMP) shall be formally established, implemented, operated and maintained. [Core-15(b)]

The ISMP shall be reviewed and updated at least annually considering the needs of the organization and changes on existing business requirements, technologies, threats and risk facing the organization. [Core-15(b)]

TSM Senior Management support for the ISMP shall be demonstrated through signed acceptance or approval by management of the program. [Core-15(b)]

The ISMP shall include the relevant security domains for proper management of the program as required by HITRUST. [Core-15(b)]

Personnel assigned with formal responsibilities in the ISMP must be competent in information security tasks. [Core-15(b)]

2.	Information Security Policy

The Information Security Policy shall be approved by Senior Management (e.g. CEO, CFO, COO), published and communicated to all employees and required external service providers. The Information Security Policy shall be supported by a strategic plan and a ISMP with well-defined roles and responsibilities for leadership and officer roles. The policy shall consider: [Core-15(b)]

o	Definition of information security;

o	Overall objectives and scope and the importance of security;

o	Statement of management intent, supporting the goals and principles of information security in line with the business strategy and objectives;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 47
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

o	A framework for setting control objectives including risk management;

o	The need and goals for information security;

o	Compliance scope;

o	Applicable laws and regulatory requirements;

o	Arrangement for notification of security incidents and breaches;

o	Definition of roles and responsibilities for information security management.

The Information Security Policy, the ISMP and related documents shall have a designated owner was approved by management responsibility for accountability purposes. [Core- 15(b)]

The Information Security Policies shall be reviewed and updated at least annually to ensure its continuing adequacy and effectiveness. [Core-15(b)]

3.	Organization of Information Security

The Board of Director and TSM Senior Management shall demonstrate commitment and clear direction to support the Information Security Policy and the organization ISMP. [Core- 15(b)]

An Information & Cyber Security Director must be appointed to ensure that the required components of the Information Security Policy and the ISMP are effectively implemented, maintained and are communicated to all stakeholders. [Core-15(b)]

Information security activities shall be coordinated with a designated person in the division. As such the Business Unit Manager has the responsibility to designate a role for an Information Security Coordinator (ISC) to facilitate the communication and coordination process in the implementation and maintenance of the organization ISMP. [Core-15(b)]

TSM shall ensure to keep continuous contact with relevant regulatory requirements to ensure that information security practices are in alignment with current requirements. Additionally, contact with special interest groups, security forums and professional associations shall be maintained. [Core-15(b)]

Independent review of the ISMP shall be periodically planned and conducted such as independent assessments and audits to ensure continuing adequacy and effectiveness of the security policies and procedures. [Core-15(b)]

VII.	Attachments:

N/A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 48
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 49
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to ensure the exchange of information within TSM and with external business partners, business associates and covered entities is secured and protected, and carried out in compliance with relevant laws, regulations and exchange agreements.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization plan for interoperability [CORE-13(c)]. The policy also addresses electronic communication and records that are transmitted or stored by the organization [CORE-16(d)].

Triple-S Management Corporation (TSM) has adopted and implemented safeguards and countermeasures to secure confidential and sensitive information exchanges. This safeguards and controls are required to protect the confidentiality and integrity of the information that is processed, stored, and transmitted by TSM networks and systems.

IV.	Definitions:

1.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

2.	Information Exchange: The act of people, companies, and organizations passing information from one to another, especially electronically, or a system that allows them to do this.

3.	Sensitive Information: Defined as information that is protected against unwarranted disclosure.

4.	Wiretapping: The practice of connecting a listening device to a telephone line to secretly monitor a conversation.

5.	Eavesdropping: Secretly listening to the private conversation of others without their consent.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 50
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

6.	Cache: A computer memory with very short access time used for storage of frequently or recently used instructions or data.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization plan for interoperability [CORE-13(c)]. The procedure also addresses electronic communication and records that are transmitted or stored by the organization [CORE-16(d)]. Attachment A includes the list of systems within the scope of the URAC accreditation that provide support for the internal and external interoperability standards. Attachment B includes a High Level Architecture diagram for the [***] core system which provides support for internal and external interoperability requirements.

The diagram below is a high level representation of TSS core [***] application architecture. The architecture is based on open system standards and the use of SQL databases and web based systems.

TSM shall ensure that the exchange of information within TSM networks and systems and with authorized external business partners, business associates and covered entities is secured and protected.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 51
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

Procedures shall be defined and documented to ensure that communication protection requirements, including the security of exchanges of information include the following considerations as well as confidentiality and privacy requirements:

1.    B2B Information Exchange Requirements:

a)	Information exchanges including the transmission of sensitive and confidential information including ePHI must be controlled and managed by the Data Center Operation B2B group.

b)	The Data Center Operation B2B group shall document, establish and maintain formal data exchange policies, procedures, and controls to protect the exchange of ePHI and company confidential information through the use of corporate approved of communication methods managed by the B2B group.

c)	ePHI information shall only be transmitted to business associates and covered entities who have a demonstrated need to receive the information and which have a Business Associate Agreement (BAA) duly signed and approved by the Legal Division.

d)	All ePHI transmissions must be performed via approved encrypted telecommunication channels.

e)	All ePHI files to be transmitted must be fully encrypted prior to transmission over the secured telecommunication channel.

2.	Electronic Communication:

a)	When using electronic communication applications or systems for information exchanges of sensitive and ePHI information, the following procedures and guidelines shall be defined:

o	Acceptable use of electronic communication applications or systems.

o	Anti-malware for the detection of and protection against malicious code that may be transmitted through the use of electronic communications.

o	Secure wireless communications including an appropriate level of encryption.

o	Cryptographic techniques shall be implemented to protect the confidentiality, integrity and authenticity of TSM sensitive information (e.g., ePHI).

o	Retention and disposal guidelines shall be defined and followed.

3.	Personnel Awareness:

TSM personnel shall be appropriately educated and periodically reminded of the precautions that TSM employees need to consider when sharing TSM sensitive and ePHI with authorized third parties.

4.	Exchange Agreements:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 52
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

Exchange agreements shall be defined and implemented for the exchange of information between TSM and external parties. The agreements shall specify security controls on responsibility, procedures and technical solutions.

5.    Encryption:

TSM shall define and implement standard encryption algorithms for transmission of private or confidential information over public networks protected by industry standard protocols. Refer to the Encryption Policy.

6.	Physical Media in Transit:

Media containing sensitive, confidential and ePHI information shall be protected against unauthorized access, misuse or corruption during transportation beyond TSM physical boundaries. The following requirements shall be implemented for protection of physical storage media to be transported (i.e. backup tapes):

o	Transportation shall be conducted by authorized couriers who have valid and current contracts with TSM.

o	Contracted transport or courier company must be able to track the status of the backup media being transported.

o	Procedures to check the identification of couriers shall be followed.

o	Packaging shall be sufficient to protect the content from physical damage.

o	Transportation of the media shall be conducted using locked containers.

o	Delivery of the media shall be conducted by hand and confirmation of receipt shall be maintained.

o	Tamper-evident packaging (which reveals any attempt to gain access) shall be used.

o	Use of approved encryption methods for data being physically transported in the

o	storage media is required.

o	Procedures for proper inventory and accountability of backup tapes shall be defined, implemented and followed.

o	Procedure for maintaining proper inventory of backup media shall define and followed.

7.	Interconnected Business Information Systems:

a)	TSM shall define and implement procedures and guidelines to protect information associated with the interconnection of business information systems between TSM and third parties’ networks.

b)	Security controls such as a firewall and network segmentation shall be in place to manage the exchange of information with third parties when using public networks. The firewall shall restrict connections between untrusted networks and systems storing, processing or transmitting sensitive (e.g., ePHI) information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 53
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

c)	Third parties that shall not meet TSM Information Security Policies, shall not be trusted and interconnected until TSM receives the assurance that the third party meets the security controls.

VII.	Attachments:

ATTACHMENT C- Internal and External Interoperability [CORE-13(c)]

ATTACHMENT D- High Level Architecture for Internal and External Interoperability [CORE- 13(c)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 54
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to ensure that the design, operation, use, and management of information systems complies with industry laws, regulations and contractual obligations, including security requirements.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the IT Compliance Policy to provide management with direction and support for the implementation of appropriate security measures for the identification of applicable local and federal legislation, intellectual property rights of TSM over its products and services, protection of organizational records, and other related subjects related to legal and regulatory compliance that are expected of organizations in the insurance and healthcare industry. [Core-13(b) & Core-15(c)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 55
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This section is composed of different sections which detail the policies required for TSM to ensure effective compliance efforts.

1.	Identification of Applicable Legislation:

TSM must ensure that applicable local (i.e. Puerto Rico Insurance Commissioner Officer) and Federal (i.e. HHS, OCR, HIPAA, HITECH) Information Security regulatory requirements are addressed, implemented and maintained. ).

TSM must be a member of a recognized industry trade associations including thought leadership and similar organizations (i.e. Asociacion de Compañias de Seguros de PuertoRico – ACODESE) in order to stay abreast of industry’s legal, regulatory, and technology environmental trends (and threats) that could have an impact on TSM operations including but not limited to TSM information security policies and procedures which, might need to be updated accordingly to consider those new trends and threats.

2.	Intellectual Property Rights:

Preparation of a detailed procedures is required for compliance intellectual property rights and on the use of proprietary software products. The procedures to be developed must include the following elements:

a)	Acquisition of software only through known and reputable sources to avoid copyright violations.

b)	Keep in a safe place all formal and documented evidence of license ownership, master disks, owner’s manuals, and any other documented evidence.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 56
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

c)	Implementing controls to avoid exceeding the number of authorized users allowed by the purchased license.

d)	Establish controls to avoid copying software and any other illegal approach to increase users.

e)	Implementing a license tracking mechanism (manual or automated) to ensure proper control of the software.

f)	At least on a yearly basis, perform an audit in the employee’s computers to identify any unauthorized software installation.

g)	The information regarding software purchase must be kept in an asset registry or inventory (refer to Asset Management policy for details).

3.	Protection of Electronic Records: [Core-13(b)]

TSM is responsible to ensure that sensitive data like member or patient medical electronic records, legal contracts or agreements, financial information, employee records and other sensitive information is protected from loss, accidental destruction (i.e. fire, earthquake, flood, etc.) and from unauthorized access.

TSM will issue guidelines that will include ownership, classification, retention, storage, handling and disposal of electronic records and information. A designated member of the business shall be designated as the Data Owner and will be responsible of assigning the corresponding data classification level (i.e. confidential). The ISG will ensure that security controls are applied based on the assigned data classification level (i.e. encryption).

4.	Retention of Electronic Records: [Core-13(b)]

Part of the protection efforts includes that electronic and physical information needs to be retained for the minimum period as established by regulation.

No.	Documentation	Retention Period
1	TSM must comply with local and Federal document retention regulations for both physical and electronic information: formal policies and procedures, risk assessment evaluation results and disclosures of protected health information.	6 years

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 57
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

2	For notice requirements, TSM (as a covered entity as defined by HIPAA) must comply with the minimum requirement period. This requirement includes any written acknowledgements of receipt of such notice or documentation of good faith to obtain such written acknowledgement.	6 years
3	For electronic Protected Health Information (ePHI), TSM must retain records of disclosures needed to perform treatment, payment and health care operations.	3 years
4	TSM must document restrictions in disclosure and formally keep such files or an electronic copy.	6 years
5	Accounting of disclosures, including the information required for disclosure, the information provided to the individual, and the positions and titles of the person (including unit) that received and processed the request for accounting of such request.	6 years
6	Minimum period of retention of PHI for deceased plan members.	50 years
7	Federal Tax Information (FTI)	5 years
8	Audit information	7 years

5.	Electronic Record Retention Program: [Core-13(b)]

TSM must develop and update a formal electronic record retention program that includes:

o	Secure disposal of information (physical and electronic) when no longer needed and is no longer required as per documented retention requirements.

TSM must develop procedures for secured storage, access, retention and disposal that shall include the following controls as minimum:

o	Retention schedule to identify record types and the time period that must be retained according to such type.

o	Inventory of sources of key information.

o	To facilitate decryption, all encryption key material (including digital signatures), programs and documentation should be stored securely.

6.	Data Protection and Privacy of Covered Information:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 58
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

a)	A data protection and privacy policy (refer to Data Classification Policy) must be developed to ensure security of sensitive TSM data including EPHI. The policy must be distributed and communicated to all relevant parties. The policy must be updated with latest regulatory requirements and the necessary technical security controls according to classification of assets on an annual basis.

b)	A data protection officer should be appointed that will be in charge of assigning responsibilities as presented in the data classification policy. Refer to the Data Classification policy for data ownership and the responsibility according to the role.

c)	Covered information must be rendered unreadable anywhere it is stored (i.e. PC’s, portable digital media, backup media, servers, databases, or in logs using the following approach: (for details refer to encryption policy): [Core-13(b)]

o	Full disk encryption

o	Virtual disk encryption

o	Volume disk encryption

o	File and folder encryption

d)	The encryption approach shall be performed using one or combination of the following: [Core-13(b)]

o	One-way hashes based on strong cryptography

o	Truncation

o	Strong cryptography with associated key-management processes and procedures

e)	Protection of information assets must be according to its assigned data classification level (i.e. applying encryption control to PHI/PII). [Core-13(b)]).

f)	The implementation of security and privacy protections include transfers of TSM records and even extracts of such records (i.e. spreadsheet information, PDF images of documents, electronic copies, and any other format including .TXT). [Core-13(b)]

7.	Prevention of Misuse of Information Assets:

Controls must be established to avoid unauthorized use of sensitive information including ePHI/ePII. The following controls must be established:

a)	Notification to employees, contractors and service providers that their actions may be monitored and are subject to, depending on the event, disciplinary actions (employees) and in contractors and service providers (penalties and even contract termination).

b)	All employees contracted personnel (professional services) and service providers (i.e. consultants, auditors) must sign an acceptable use

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 59
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

agreement (refer to acceptable use policy for details). The agreement must establish that they have read, understand and agree to abide by the rules of behavior before TSM management authorizes access to any database and information system of TSM. This must be performed on a yearly basis as this document is updated accordingly.

c)	TSM must render the Primary Account Number (PAN) and PHI and PII information unreadable via encryption wherever it is stored including portable media.

d)	The criteria of what is considered acceptable use of sensitive information should be reviewed every year to update as needed due to regulatory requirements or because of new technologies and threats.

8.	Regulation of Cryptographic Controls: [Core-13(b)]

Refer to encryption policy for details however, all cryptographic controls need to be reviewed annually for minimum standards established by local and Federal Regulations.

9.	Compliance with Security Policies and Standards: [Core-15(c)]

Reviews of the compliance of systems with security policies, standards applicable (i.e. HIPAA, local and Federal regulations, etc.) should be conducted by the ISG team.

Compliance reviews should be formally documented including all relevant evidence. If noncompliance is found, TSM management must:

a)	Determine the cause for non-compliance (intentional, lack of training, lack of resources, etc.)

b)	Evaluate the need for actions to ensure remediation effort is effective

c)	Select and implement a remediation action

d)	Perform a re-testing effort to ensure corrective action was effective

Develop a continuous monitoring strategy that includes security metrics.

10.	Technical Compliance Checking: [Core-15(c)]

TSM must check the technical security configuration of its systems at least annually. In the case where services are provided by a third party, the agreement must allow TSM to verify compliance with processing and security requirements required by TSM.

11.	Information Systems Audit Controls: [Core-13(b)]

TSM must require an annual audit of its information systems to ensure protection data received, stored and transmitted through the systems.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 60
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

In the case of service providers that manage PHI and PII information, the requirement of an audit must be included in their contracts: either TSM is allowed to audit or a SSAE 16 SOC 1 and/or SOC 2 will be required from the service provider depending on the service provided or information processed.

12.	Protection of Information Systems Audit Tools: [Core-15(c)]

Access to audit applications and the databases generated from those applications should have access controls which limit such access to authorize personnel and they type of access should be according to role in the audit and oversight of such audit.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 61
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define the security requirements for the implementation and management of telecommunication networks. The security requirements are required to protect the organization IT assets from internal and external threats and to maintain the security of the systems and applications using the telecommunication network to support the organization and our internal and external client’s business objectives. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has adopted and implemented safeguards and countermeasures to secure TSM telecommunication network and systems, in order to protect the confidentiality, integrity, and availability of information that is processed, stored, and transmitted by TSM networks and systems. These controls are implemented to support the business objectives of the organization and to comply with applicable laws and regulations. [Core-15(b)]

IV.	Definitions:

1.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

2.	Router: Device that interconnect logical networks by forwarding information to other networks based upon IP addresses.

3.	Switch: Networking device that keeps track of MAC addresses attached to each of its ports so that data is only transmitted on the ports that are the intended recipient of the data.

4.	Network Diagram: Unique kind of diagram that represents a cluster or small structure of computers or other networking devices. Generally, is made up of interconnected devices and systems.

5.	Wireless Access Point (WAP): A networking hardware device that allows wireless devices to connect to a wired network using Wi-Fi, or related standards.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 62
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Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

6.	Simple Network Management Protocol (SNMP): Protocol governing network management and the monitoring of network devices and their functions. A set of protocols for managing complex networks.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

Telecommunication networks controls shall be managed and implemented to protect TSM IT assets, systems and information and to maintain the security, integrity and availability of the systems and applications. Telecommunication networks controls are also required to avoid the unauthorized access, use, disclosure, disruption, modification, or destruction of TSM IT assets and electronic information. [Core-15(b)]

1.	Network Controls

A current telecommunication network diagram shall be maintained. The telecommunication network diagram shall document all internal and external connections to TSM systems storing, processing or transmitting information (e.g., PII, ePHI). The diagram shall also include authorized wireless networks and Wireless Access Points (WAP). [Core-15(b)]

The telecommunications network diagram shall be reviewed and updated based on the changes in the environment and no less than every 6 months. [Core-15(b)]

TSM management shall implement telecommunications network controls to ensure the security of the IT assets and the protection of connected systems and active services from

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

unauthorized access as well as to ensure the availability of the required telecommunication network services in order to support the organization Business Continuity and Disaster Recovery strategy. [Core-15(b)]

2.	Segregation of Networks

Firewalls shall be used to segregate and control traffic between the TSM internal network and external networks (Internet and authorized 3rd party networks), and any Demilitarized Zone (DMZ). [Core-15(b) & Core-15(c)]

An internal network perimeter shall be implemented by installing firewalls and implementing the required virtual networks to control access and information flow between TSM domains to authorized traffic. The firewall shall be capable of enforcing security policies, be configured to filter traffic between TSM domains, and block unauthorized access in accordance with TSM User Access Policy. [Core-15(b) & Core-15(c)]

Wireless Access Points (WAP) shall be segregated from the internal and private TSM networks. A firewall shall be implemented between any wireless network and TSM information systems environment. [Core-15(b) & Core-15(c)]

3.	Network Connection Controls

Managed interfaces and network traffic shall be denied by default and allowed by exception (i.e., deny all, permit by exception). [Core-15(b)]

Access controls shall restrict the ability of users to connect to TSM internal network(s), in accordance with the User Access Policy and the requirements of TSM business applications and services. [Core-15(b)]

4.	Router & Switch Configuration

Every router, switch and firewall connecting to a TSM production telecommunication network must meet the following configuration controls: [Core-15(b)]

a)	Local or default user accounts shall not be configured on the router or switch.

b)	All default passwords of the equipment must be changed.

c)	Access to the administrator password shall be provided only to authorize personnel based on their job function and role.

d)	Unnecessary user or equipment accounts shall be disabled.

e)	The following services or features must be disabled unless a business justification is provided:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

o	IP directed broadcasts.

o	Incoming packets at the router/switch sourced with invalid addresses such as RFC1918 addresses.

o	TCP small services.

o	UDP small services.

o	All source routing and switching.

o	All web services running on router.

o	Discovery protocol on Internet connected interfaces.

o	Telnet, FTP, and HTTP services.

o	Auto-configuration. o Discovery protocols. o Dynamic trunking.

o	Scripting environments, such as the TCL shell.

f)	Restricted access statement banner shall be presented for all forms of login whether remote or local.

g)	Access must be restricted to only TSM authorized personnel.

h)	All device updates shall be done using secure routing updates and shall adhere to the TSM Change Management process.

5.	Wireless Security

When configuring Wireless Access Points (WAP) and devices, the organization shall change the following: [Core-15(b)]

o	Equipment administrator default password.

o	Vendor default encryption keys.

o	Encryption keys anytime anyone with knowledge of the keys leaves TSM or changes positions.

o	Default SNMP community strings on wireless devices.

o	Default passwords/passphrases on access points.

o	Other security-related wireless vendor defaults, if applicable.

TSM shall monitor all authorized and unauthorized Wireless Access Points (WAP) to TSM information systems and networks. The installation of Wireless Access Points (WAP) is prohibited, unless explicitly authorized, in writing, by the Infrastructure Manager and the Information & Cyber Security Director. [Core-15(b) & Core-15(c)]

Approved Wireless Access Points (WAP) and devices shall have appropriate encryption enabled for authentication and transmission and shall be placed in secure areas. [Core- 15(b)]

6.	Security of Network Services

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

Security features, service levels, and management requirements of all network services shall be identified, documented and included in any network services agreement, whether these services are provided in-house or outsourced. [Core-15(b)]

Agreed services shall be determined and regularly monitored, and the right to audit shall be agreed by management. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 66
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the standard for creation of strong passwords, the protection of those passwords, and the frequency of change.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Password Management Policy to provide management with direction and support for the implementation strong password practices. Password are an important aspect of information security and they are designed to protect user accounts. Weak passwords may result in the compromise of TSM information systems. All TSM users are responsible for taking the steps to select a strong password and secure their passwords.

Users shall be made aware of their responsibilities for maintaining effective access controls and shall be required to follow good security practices in the selection and use of passwords and security of equipment. It is the employee's, temporary, contractors and vendor’s responsibility to protect at the maximum, that third parties have no knowledge of any of the passwords to access TSM databases, networks, applications and systems.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 67
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	General Requirements:

The following practices shall be communicated to all TSM users and followed by all employees:

a)	Keep passwords confidential.

b)	Passwords shall not be displayed when entered.

c)	Avoid keeping a record (e.g., paper, file in the computer) of passwords.

d)	Change passwords whenever there is any indication of a possible system or password compromise.

e)	Do not share your user account or password.

f)	Do not provide the password to anyone for any reason.

g)	The use of the same password for business and non-business purposes shall be avoided.

h)	Select strong passwords that meet TSM Password Management Guidelines.

i)	Default vendor passwords shall be modified following installation of any system, software or application.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 68
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

j)	The allocation of passwords shall be controlled through a formal management process. The use of third parties or unprotected (clear text) electronic mail messages shall be avoided.

2.	Password Creation:

a)	All user-level and system-level passwords must conform to TSM strong password guidelines.

b)	Users must not use the same password for TSM accounts as for other non-TSM access accounts (i.e. personal ISP account, etc.).

c)	User accounts that have system-level privileges granted through group memberships or programs such as “sudo” (temporary privilege elevation) must have a unique password from all other accounts held by that user to access TSM systems.

d)	Where Simple Network Management Protocol (SNMP) is used, the community strings must be defined as something other than the standard defaults of public, private, and system and must be different from the passwords used to log in interactively.

3.	Password Change and Parameters:

This Policy specifies the minimum requirements and passwords parameters among all the system environments (network, operating system, applications and data repository, if applicable).

a)	Lan Passwords shall be changed at least every 90 days.

b)	Passwords for privileged accounts (i.e. system administrators) shall be changed at least every 60 days.

c)	Password length must be a minimum of eight (8) characters.

d)	Passwords shall be easy to remember but not easily to guess, free of words included in dictionaries, free of consecutive identical characters and require a combination of alphabetic, upper and lower case characters, numbers, and special characters (combination of any three (3) of the above four (4) listed is acceptable).

e)	Passwords shall be prohibited from being reused for at least four (4) generations for users or six (6) generations for privileged users and at least four (4) changed characters are changed when new passwords are created.

f)	Temporary passwords shall be unique to an individual and shall not be guessable.

g)	User identity shall be verified before performing password reset process.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 69
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

h)	Temporary passwords shall be changed at the first log-on.

i)	Temporary passwords shall be given to users in a secure manner.

j)	Allow a minimum of three (3) failed login attempts before disabling the accounts.

4.	Password Protection:

a)	Passwords must not be shared with anyone. All passwords are to be treated as sensitive, Confidential TSM information.

b)	Users shall not reveal his/her passwords over the phone to anyone.

c)	Do not write passwords down or store them anywhere in your office.

d)	Do not store passwords in a file on a computer system without encryption.

e)	Do not use the "Remember Password" feature of applications (for example, web browsers).

f)	Any user suspecting that his/her password may have been compromised must report the incident to the ISG and change all passwords.

5.	Application Development:

Application developers must ensure that their programs contain the following security precautions:

a)	Support authentication of individual users, not groups.

b)	Applications must not store passwords in clear text or in any easily reversible form.

c)	Shall not transmit passwords in clear text over the network. (For further information see Minimum Security Requirements Baseline).

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 70
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

TSM has established a formal policy and supporting procedures concerning physical and environmental security to prevent loss, damage, theft or compromise of IT assets and interruption to TSM IT business functions.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Physical and Environmental Security Policy to provide management with direction and support to prevent unauthorized physical access, damage, and interference to TSM’s IT asset storage locations such as the primary data center and information.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or the Corporate Security Director responsible for physical security.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 71
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Physical Security Perimeter:

a)	Computers and IT assets that store or process sensitive and confidential business or ePHI information shall not be located in areas that are unattended or have unrestricted access by public or visitors to the facilities.

b)	At the data center access to a delivery and loading area from outside of the building shall be restricted to identified and authorized personnel.

c)	All physical security for the TSM buildings will be managed and monitored by the Real Estate & Facilities Division of TSS who have designated a Corporate Security Director to manage the physical security program for offices and facilities.

2.	Physical Entry Controls to Data Center:

Adequate physical security measures must be in implemented to protect TSM computer and communications equipment, and data from unauthorized access, disclosure, modification, destruction, lost, and misuse whether accidental or intentional.

a)	Authorized credentials shall be issued for all personnel with access to TSM facilities.

b)	A list of authorized personnel with access to the Data Center shall be develop and approve. This list shall be reviewed at least quarterly. Personnel that access is no longer required shall be removed from the list.

c)	Access to areas where sensitive, confidential and PHI information is processed or stored shall be controlled and restricted to authorized persons only.

d)	Servers and communication devices should be kept in secured physical areas. Access to these areas should be restricted to authorized personnel and contractors working for TSM and who have a demonstrated need to access the area.

e)	Access to TSM offices should be protected and subject to monitoring (e.g. video surveillance). This may include, but not limited to, protection by PIN, card swipe devices, biometric devices, door locks and video surveillance systems.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 72
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

f)	Access to the data center server room shall require the authorized employee to use of the assigned ID card as well as a biometric authentication method.

g)	Access to the data center shall restricted to authorized personnel and be subject to video surveillance.

h)	A visitor log shall be maintained to record all authorized visits to the data center.

i)	Third party support service personnel shall be granted restricted access to secure areas or covered information processing facilities only when required. This access shall be authorized and monitored.

j)	For the data center maintain physical access audit logs for at least two years and review the visitor records periodically but no less than monthly.

k)	The security access PIN number should be changed every 180 days or when an employee with knowledge of the PIN is terminated.

3.	Visitors to Data Center:

a)	A visitor log to the data center shall be maintained. The visitor’s log records shall contain the following information:

o	Name and organization of the person visiting.

o	Signature of the visitor. o Form of identification. o Date of access.

o	Time of entry and departure.

o	Purpose of visit.

o	Name and organization of person visited.

b)	All visitors must be identified prior to gaining access to restricted areas controlled by TSM.

c)	All visitors must be admitted to TSM premises only for specific authorized purposes.

d)	All physical access shall be granted with the minimum required access needed to perform the personnel duties and job responsibilities.

e)	Visitors to TSM offices and the data center must be escorted and supervised at all times by an authorized TSM employee, consultant, or contractor.

f)	Individuals, who are neither TSM employees, nor authorized contractors, nor authorized consultants, shall not be provided access to areas where containing sensitive, confidential or PHI information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 73
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

g)	Entrance to the TriServe Tech, Data Center by external personnel (non-regular employees) must be pre-notified in advance to the Data Center supervisor.

4.	Physical Environmental Controls:

a)	Physical protection measures against damage from fire, flood, earthquake, explosion, civil unrest, and others forms of natural or man-made disaster shall be designated and implemented, to protect and maintain the availability of Triple-S Management Corporation (TSM) assets like computer, communications equipment, and data from lost and/or destruction accidental or intentional.

b)	TSM shall develop, disseminate and review/update annually:

o	Formal, documented physical and environmental protection policies that addresses purpose, scope, roles, responsibilities, management commitment, coordination among organizational entities, and compliance. For further information, (refer to GTS Business Continuity Plan (BCP) and the Security Awareness & Training policy).

o	Formal, documented procedures to facilitate the implementation of the physical and environmental protection policy and the associated protection controls.

c)	The following controls shall be implemented to avoid damage from fire, flood, earthquake, explosion, civil unrest, and other forms of natural or man-made disasters:

o	Appropriate fire extinguishers shall be located throughout the facility.

o	The fire extinguishers shall be no more than 50 feet away from critical electrical components.

o	Fire detectors (e.g., smoke or heat activated) shall be installed on and in ceilings and floors.

o	Fire authorities shall be automatically notified when a fire alarm is activated.

5.	Maintenance Personnel:

All maintenance personnel access shall be authorized, monitored and validated periodically.

6.	Inventory of Hardware:

a)	TSM will ensure to maintain an up to date inventory of computer and communications equipment, removable storage media, and software under its control. At a minimum the inventory of information system components shall include manufacturer, type, serial number, and physical location.

b)	Procedures shall be developed, documented and implemented effectively to control the flow of equipment into and out of the organization. Business Managers shall authorize the delivery or removal of TSM information system equipment.

7.	Secure Disposal or Re-Use of Equipment:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 74
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

Equipment containing storage media shall be checked to ensure that any sensitive business information and licensed software is physical destroyed or completely removed/erased using industry standard secured methods of destruction prior to disposal or re-use.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 75
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for connecting to TSM network from a remote location by authorized users. These requirements are designed to minimize the potential risk associated with remote connections and protect from exposure TSM IT assets.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Remote Access Policy to provide management with direction and support for the implementation of appropriate authentication methods to control access to the TSM IT assets by remote users.

IV.	Definitions:

1.	Remote Access: Any Connection to TSM network(s) or information systems that originates from a computer or device located outside of TSM network.

2.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

3.	Authentication: Authentication is the process of confirming the correctness of the claimed identity.

4.	Authorization: To allow access only to those resources which are appropriate to that entity's identity.

5.	Strong password: Consists of at least eight characters (and the more characters, the stronger the password) that are a combination of letters, numbers and symbols (@, #, $, %, etc.)

6.	Accountability: The quality or state of being accountable; especially: an obligation or willingness to accept responsibility or to account for one's actions.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 76
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)].

Remote connections represent a high risk access method if adequate controls and management procedures are not implemented and followed. For this reason TSM have established a remote access policy and procedures to protect the organization IT assets from unauthorized access. The primary objective of this policy is to protect the confidentiality, integrity and availability of the IT assets in accordance with TSM established business objectives and regulatory requirements.

The following requirements were defined in order to access from a remote (external) location TSM’s network and IT assets. This includes connections performed to support remote working from home activities or establishing remote connections to the TSM corporate network to perform system monitoring activities, provide system support or conduct maintenance to production systems among other activities.

1.	General Requirements:

a)	Authorization to grant remote access permission will require manager approval.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 77
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

b)	The managers are responsible for recertifying on a quarterly basis the list of authorized remote access users.

c)	Managers must ensure that remote access is limited only to authorized users and that this type of access shall be kept to the minimum number of employees.

d)	All users shall have a unique identifier (user-id) to ensure proper identification and authentication.

e)	A stronger user authentication method must be implemented and use to authenticate remote users. Two of the following factors shall be used to conduct the remote user authentication process:

o	Something you know (e.g. User ID & Password)

o	Something you have (e.g. Symantec VIP two factor authentication token, Azure two factor authentication token)

o	Something you are (e.g. biometric technology)

f)	All remote access sessions must be monitored and audit logs of remote connections shall be protected and retained. Remote access logs shall be retained for a period of 1 year online and 3 years on backup tapes.

g)	Authorized users shall protect their assigned user id, password and the assigned second factor authentication method at all times and not shared with others.

h)	The Information Security Group (ISG) shall ensure that redundant or duplicate user IDs and second factor authentication methods are not issued.

i)	Regular user activities shall not be performed from privileged accounts.

j)	All computer devices that are connected to TSM network(s) remotely must have:

o	Updated anti-virus and anti-spyware software installed and active.

o	Updated operating system patches.

o	Updated application level patches (e.g. Acrobat, Flash)

k)	Remote access by vendors and business partners (e.g., maintenance, reports or other data access) shall be maintained in a disabled stated unless specifically authorized by management.

l)	Remote access by vendors and business partner shall also be immediately deactivated after use.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 78
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

m)	The remote connection shall be automatically disconnected from TSM network after 30 minutes of inactivity.

2.	Access Request:

An approved Access Request Form shall be submitted to the Information Security Group (ISG) to establish and grant remote access permission for authorized employees (Regulars and/or Temporary), prior to connecting to TSM information systems. The following practices shall be established:

a)	The access request shall indicate a predefined date, profile based on job responsibilities or assignments to specific functions and/or resources.

b)	Remote access shall be restricted to authorized personnel and must be requested and be authorized by the user manager or supervisor.

c)	Remote user’s access rights and privileges shall be restricted to the minimum services and functions as is necessary to carry out their job role or function.

d)	The activity of each account can be monitored at any time and may be terminated by the ISG at any time.

e)	Access to Confidential, Restricted and Protected information will be limited to authorized personnel whose job responsibilities require this type of information or as determined by the Application Owner.

3.	Emergency Access:

In case of any situation where an emergency access is needed, the request will follow the established process stated on the User Access Policy.

4.	Access Review:

A formal process shall be conducted at regular intervals by system owners and application owners in conjunction with ISG to confirm that remote users’ access rights remains appropriate. The review shall be documented and sign off by the applicable responsible.

Managers are responsible for recertifying on a quarterly basis the list of authorized remote access users.

VII.	Attachments:

ATTACHMENT E - Remote Access Procedure

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 79
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the requirements for the use of removable devices on TSM information systems and equipment, to minimize the risk associated with loss or exposure of sensitive information such as PII, PHI and ePHI managed by TSM. The policy is also design to reduce the risk associated with malware infections, computer viruses and botnet that can be propagated on computers operated by TSM by this type of device.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities with access to TSM information, information systems or IT equipment (i.e. computer, server, laptop and mobile devices) and intends to store any information on removable media devices.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Removable Device Management policy, to provide management with direction and support for the implementation of safeguards to ensure the proper use of removable media devices used to store and transfer information by users who have been authorized access by TSM management to use this type of equipment for the purpose of conducting official TSM business.

IV.	Definitions:

1.	Encryption: The process of encoding a message so that it can be read only by the sender and the intended recipient.

2.	Malware: Is defined as software of malicious intent/impact such as viruses, worms, and spyware.

3.	Removable Media: Any type of device that can be removed from a computer while the system is running.

4.	Sensitive Information: Information that is protected against unwarranted disclosure. Access to sensitive information should be safeguarded.

5.	USB Flash Drive: A memory data storage device integrated with a USB (universal serial bus) interface. They are typically small, lightweight, removable and rewritable.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 80
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

6.	Personal Identification information (PII): An individual’s name together with Social Security number, drivers’ license number, or certain bank or credit account information.

7.	Protected Health Information (PHI): Protected health information, generally refer to demographic information, medical history, test and laboratory results, insurance information and other data that a healthcare professional collects to identify an individual and determine appropriate care.

8.	Electronic Protected Health Information (ePHI): Refers to any protected health information (PHI) that is covered under Health Insurance Portability and Accountability Act of 1996 (HIPAA) security regulations and is produced, saved, transferred or received in an electronic form.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	General Requirements:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 81
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

a)	TSM shall implement safeguards and procedures for the proper management of removable media.

b)	Procedures and controls shall be designed and implemented to prevent the unauthorized use of removable media storage devices such as:

o	USB Memory Sticks (also known as pen drives or flash drives).

o	External Hard Drives.

o	Media Card Readers.

o	CDs.

o	DVDs.

o	Embedded Microchips (including Smart Cards and Mobile Phone SIM Cards).

o	Smart and Cellular Phones.

o	MP3 Players.

o	Digital Cameras.

o	Backup tapes.

c)	All PII or PHI data stored on removable media devices must be encrypted by the TSM approved removable media encryption tool.

d)	Authorized users are responsible for the appropriate use and protection of the removable media from theft or lost.

e)	Authorized users must be aware that TSM can audit the transfer of data files to and from all removable media devices and TSM IT equipment by using the approved Data Loss Prevention (DLP) tool

f)	Confidential, PII, PHI or ePHI information should be stored on removable media only when required in for the performance of TSM personnel assigned duties.

g)	All Confidential, PII, PHI or ePHI information to be stored on removable media, must be encrypted in accordance with the TSM Encryption Policy.

h)	Media containing confidential, PII, PHI or ePHI information shall be physically secured until the media is destroyed and/or sanitized.

i)	Virus and malware checking software must be used when the removable media device is connected to TSM equipment and systems.

j)	Only data that is authorized and necessary to be transferred should be saved on to the removable media device.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 82
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

k)	Removable media devices must not to be used for archiving or storing records as an alternative to the approved computer systems such used by TSM.

l)	Special care must be taken to physically protect the removable media device and stored data from loss, theft or damage.

2.	Restricted Access to Removable Media:

The use of removable media devices shall be approved by the department manager and by the Information & Cyber Security Director of TriServe.

The Department Manager must document the user access request by using the Removable Device Access Form.

The Department Managers are responsible for re-certifying the list of authorized users to access removal media storage devices on an annual basis.

3.	Preventing Information Security Incidents:

The data in transit, storage or held on any removable media devices must be given appropriate security according to the type of data and its sensitivity. Encryption and password control must be applied for PII and PHI information.

PII, PHI and/or TSM confidential or sensitive data must not be transmitted or stored on Bluetooth enabled devices.

TSM users are require to immediately report any loss or theft of TSM information or equipment to the ISG and/or IT Service Desk.

4.	Bluetooth Enabled Device’s:

All Bluetooth devices must use Secure Simple Pairing with encryption enabled. Bluetooth users must only access TSM information systems using approved Bluetooth device hardware, software, solutions, and connections.

5.	Disposal of Removable Media Devices:

Removable media devices that are no longer required, or have become damaged, must be disposed securely to avoid data leakage.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 83
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for data retention and disposal of technology equipment and records. These requirements are designed to minimize the potential exposure to TSM from damages which may result from unauthorized access, disclosure and use of TSM records containing sensitive, confidential, and ePHI information.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization plan for storage, maintenance and destruction information [Core-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Retention and Disposal Policy to provide management with direction and support to protect important records containing sensitive, confidential, and ePHI information from loss, destruction, and falsification, in accordance with business requirements, laws and regulations.

IV.	Definitions:

1.	Record: Any type of record created or received in the course of TSM business, including, but not limited to, paper, e-mail, any type of electronic file or data, plans, and audio/ video recordings, etc.

2.	Disk wiping: Is a software-based method of overwriting the data that aims to completely destroy all electronic data residing on a hard disk drive or other digital media.

3.	Degaussing: Is a technique for destroying data on magnetic storage tapes. Can also be used to erase the contents of a hard drive, USB thumb drive or a smart phone.

4.	Active Record: Any record that is currently in use by TSM and is required to support the business operational functions and client’s services.

5.	Archival Record: A record that is not required to be retained on premise and which can be moved to a long term archival method.

6.	Electronic Record: A record kept in an electronic format, such as a word processing document, a spreadsheet, a database, a scanned or imaged document, and any other type of

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 84
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

file stored on a computer, server or mainframe storage device or medium, or on any external or off-site storage medium.

7.	Inactive Record: A record that is no longer an Active Record but must be maintained pursuant to the Records Retention Program requirements.

8.	Personal Identifiable Information (PII), Personal Health Information (PHI) and Electronic Personal Health Information (ePHI) records: PII, PHI and ePHI are considered highly sensitive and confidential and must be safeguarded and secured at all times.

9.	Hard Copy Record: Any physical representation of information, most often associated with paper printouts.

10.	Electronic Record: Information captured and managed through electronic means, and which may or may not have a paper record to back it up. Also called machine readable record. Electronic records can be stored throughout an organization in a variety of ways such as databases, directories, file systems, applications, hard drives, and email accounts.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure supports the organization process for storage, maintenance and destruction information [Core-13(b)].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 85
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

1.	General Requirements:

a)	TSM shall establish documented procedures for the retention and disposal of data, technological equipment and resources of electronic data storage media. This includes, but are not limited to hard disks, tapes, cartridges, CDs, and USB drives.

b)	TSM shall establish a formal record retention program that addresses, record storage, access, retention, and destruction. The program shall also specify the retention period for electronic storage media (i.e. backup tapes).

c)	Procedures shall be implemented meeting the requirements of the define retention schedule by identifying essential records types and periods of retention, an inventory of sources of key information, a disposal of information that exceeds the retention period and secure disposal of equipment.

2.	Record Retention:

a)	Electronic Communication (Email): Email communications shall be retained for a period of 6 months. E-mail messages containing approvals or representing TSM agreements with outside entities, shall be retained by TSM departments according to the retention guidelines set in this policy (either electronic or paper). For further information on retention periods refer to the Backup and Retention Policy.

b)	Document Retention Periods: For further information on document retention periods refer to the Documents Retention Policy #V-14.

3.	Disposal:

a)	All media shall be disposed of securely and safely when is no longer required by TSM business or legal requirements, using formal documented procedures. All information shall be rendered unusable, unreadable, or indecipherable on system media, both digital and non-digital, prior to disposal or release for reuse. Media containing sensitive information that cannot be sanitized shall be destroyed.

4.	Secure Disposal Techniques:

a)	The following are appropriate techniques to securely remove information:

o	Disk Wiping

o	Degaussing

b)	The following are appropriate techniques to securely destroy electronic and hard copy media:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 86
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

o	Shredding disk platters

o	Disintegration

o	Grinding surfaces

o	Incineration

o	Pulverization

o	Melting

5.	Document Disposal:

a)	Paper documents may be disposed (destroyed) after being digitized as long as it is verified that the document to be printed is clear, legible, integrity remains intact and is a true and exact copy of the original.

b)	All documents may be destroyed after fulfilling the corresponding period of conservation and if there are not legal hold periods related to the document content.

c)	A log of the destroyed documents shall be keep to maintain a documented process and tracking of all destroyed documents covered by this policy. All document destruction for in scope legal cases or investigations shall be halted, after receiving notification of the Legal Division for hold notification.

d)	All paper sensitive/confidential documents shall be placed in the official shredder bins/recycling bins or placed in the locked secured disposal recycling bins contracted by the organization for the secured destruction of the documents.

6.	Secure Equipment Disposal:

a)	Surplus equipment shall be stored securely while not in use, and shall be disposed of or sanitized when no longer required.

b)	Sanitization of desktop computers and portable media will be managed by Desktop Management Group (DMG).

c)	All items of equipment containing storage media shall be checked to ensure that any covered information and licensed software has been removed or securely overwritten prior to disposal.

d)	Devices containing covered information shall be physically destroyed or the information shall be destroyed, deleted or overwritten using techniques to make the original information non-retrievable rather than using the standard delete or format function.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 87
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

e)	Disposal without sanitization shall be considered only if information disclosure would have no impact on TSM business, would not result in damage to TSM assets, and would not result in financial loss or harm to any customer, employees and business associates.

7.	Equipment Donation and/or Transfers

a)	TSM personnel shall sanitized or destroyed information system digital media before its disposal or release for reuse outside of TSM premises, to prevent unauthorized individuals from gaining access to and using the information contained on the media.

VII.	Attachments:

ATTACHMENT F - Retention & Disposal Procedure [Core-13(b)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 88
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define the requirements to ensure that users of TSM systems and third party contractors receive appropriate awareness and training to ensure the protection of TSM’s IT assets and information. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the Security Awareness and Training Policy to provide management with direction and support for the implementation of a security awareness training program including providing regular updates of TSM information security policies and procedures required to protect the organization IT assets. [Core-15(b)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 89
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

TSM shall define and implement security awareness, training, and education programs for internal use as well as with applicable third parties to ensure that all users are appropriately trained in the organization Information Security Policies periodically. The following requirements shall be considered: [Core-15(b)]

1.	All employees of TSM, contractors and third party users shall receive appropriate Information Security training. [Core-15(b)]

2.	The Information Security Group (ISG) shall provide regular updates in the organization Information Security policies and procedures as considered relevant for the employee job functions and responsibilities in TSM and its subsidiaries. [Core-15(b)]

3.	ISG shall develop an Information Security Training and Awareness program to support the employee onboarding process of TSM and its subsidiaries and affiliates. [Core-15(b)]

4.	ISG shall review and update the Information Security Training and Awareness program on an annual basis to ensure compliance with local and federal regulations. [Core-15(b)]

5.	The Information Security Training and Awareness, which must be part of the onboarding process, will include employees as well as contractors, and third party service providers that may come into contact with sensitive information. [Core-15(b)]

6.	TSM must maintain record of each individual who completes the on-boarding process and the Information Security Training module. The training records must be filed for at least five years thereafter. [Core-15(b)]

7.	The ISG in coordination with the Human Resources training center will coordinate providing the employee with a refresher training at least every year. [Core-15(b)]

8.	The organization training center will keep track of the employees who completed the training. [Core-15(b)]

9.	Employees, contractors and any other third party, must acknowledge that they received the training and that they are responsible to comply with it through a formal and documented signoff. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 90
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training

10.	TSM security personnel shall receive specialized security education and training appropriate to their role/responsibilities. [Core-15(b)].

11.	Personnel from the Information Security Group (ISG) shall be required to participate in information system security training for the following functions: [Core-15(b)]

o	Before engaging in user provisioning activities.

o	When required due to new threats.

o	Changes in role, employee transfers to the information security unit will require a training before officially starting his/her position.

12.	At least, on an annual basis, refresher training to all security personnel will be conducted to ensure knowledge keeps relevant considering new threats and changes. [Core-15(b)]

13.	TSM shall incorporate simulated events into incident response training to ensure effective response in critical events. [Core-15(b)]

14.	All third parties that provide and/or manage critical applications (i.e. for handling claims – [***]) must provide training or training materials on the correct use and operation of security functions and controls of the applications or systems. [Core-15(b)]

15.	Awareness training shall include a formal introduction to the organizations security and privacy policies, state and federal laws. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 91
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy
Drafted by: Rene Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, CIO

I.	Purpose:

The purpose of this policy is to ensure that information security events are recorded and monitored to detect unauthorized system activities in compliance with applicable laws and regulations.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization detect, contain and correct confidentiality and security violations [Core-15(c)].

Triple-S Management Corporation (TSM) has developed and adopted the Security Monitoring Policy to provide management with direction and support to ensure that information security events are recorded and monitored to detect unauthorized system activities in compliance with applicable laws and regulations.

Procedures for monitoring the use of IT assets shall be established to check for use and effectiveness of implemented controls. The results of the monitoring activities shall be reviewed regularly.

IV.	Definitions:

1.	Event: Something that occurs within a system or network.

2.	Log: A record of the events occurring within an organization’s systems and networks.

3.	Log Archival: Retaining logs for an extended period of time, typically on removable media.

4.	IPS: A proactive protection technology that provides security at the network level.

5.	Clock Synchronization: Process of precisely coordinating or matching two or more activities, devices, or processes in time.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 92
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure help the organization detect, contain and correct confidentiality and security violations [Core-15(c)].

1.	General Requirements:

a)	All users should know that all generated information through TSM networks and systems is property of TSM.

b)	Telecommunication networks, computers, internet and email traffic shall be monitored by members of the Information Security Group (ISG), or third parties contracted in support of the Information Security Group monitoring function.

c)	All systems, applications and databases shall be configured with audit logs enabled at each of the following levels:

a.	Operation system and admin activities audit log

b.	Application event level audit log

c.	Database event level audit log

d)	All audit logs shall be kept secure and be protected from unauthorized deletion or alteration.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 93
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

e)	Audit logs shall be protected against tampering and unauthorized access.

f)	Audit logs shall be accessible to authorized personnel of the ISG.

g)	Audit logs must be backup and retained in accordance with the retention periods defined by the Retention Officer.

h)	Security event logging and monitoring of TSM systems shall be carried out in order to detect suspicious activities that could impact the confidentiality, integrity and availability of the IT assets and the data stored.

i)	Authorized access and unauthorized access attempts in systems that manage PHI and/or PII information and/or company financial information shall be logged.

j)	System administrator and system operator activities shall be logged and regularly reviewed.

k)	Suspicious events shall be evaluated and categorized appropriately. If an event is determined to be an attack or is categorized as a security incident, it shall be investigated and reported to affected parties according to the IT & Cyber Security Incident Response Plan.

l)	The results of the monitoring activities shall be reviewed periodically.

m)	The clocks of all relevant information processing systems within TSM or security domain shall be synchronized with an agreed accurate time source to support tracing and reconstitution of activity timelines.

2.	Monitoring:

a)	TSM shall implement the following safeguards and mechanisms to ensure the confidentiality, integrity and availability of TSM networks and information systems. Specific network perimeter controls include:

a.	Network Firewalls: Firewalls are frequently used to prevent unauthorized Internet users from accessing private networks connected to the Internet, especially intranets. All messages entering or leaving the intranet pass through the firewall, which examines each message and blocks those that do not meet the TSM security criteria.

b.	Application Level Firewall: An application firewall is a form of firewall that controls input, output, and/or access from, to, or by an application or service. It operates

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 94
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

by monitoring and potentially blocking the input, output, or system service calls that do not meet the configured policy of the firewall.

c.	Intrusion Detection System (IDS) and Intrusion Prevention Systems (IPS): To provide automated real-time identification of unauthorized use, misuse, and abuse of computer assets by internal or external network users. Logs alarms, alerts and functions shall be monitored and reviewed on a regular basis and anomalies/trends shall be identified, analyzed and reported.

d.	Network Traffic Monitoring: Firewall logs, alerts and network traffic shall be monitored to ensure identified issues are reviewed and resolved on time. Firewall rules shall be documented and reviewed on a quarterly basis.

e.	Endpoints: Detection and prevention controls to protect the endpoints with anti- virus protection.

f.	Internet Browsing: The Internet use shall be monitored from all computers and devices connected to the TSM network and Web Content Filter technologies shall be used to protect users.

g.	Email: Emails shall be monitored from all users to ensure that sensitive information is kept confidential and technology is in place to protect from malware.

b)	The following monitoring frequencies have been implemented are followed:

Security Device	Monitoring Frequency
Network Firewalls	7x24x365
Application Level Firewall	7x24x365
Intrusion Detection System (IDS) and Intrusion Prevention Systems (IPS)	7x24x365
Network Traffic Monitoring	7x24x365
Endpoints	Daily for anti-virus status
Internet Browsing	On demand for internal investigations

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 95
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

Email	Daily for suspicious email attachment. On demand for internal investigations.

3.	Audit Logging:

a)	Audit logs recording user activities, exceptions, and security events shall be generated and stored, in accordance with TSM record retention policy requirements and procedures, to assist in investigations and access control monitoring processes.

b)	Information systems processing PII, PHI, financial and employee sensitive information shall generate audit log records each time a user accesses, creates, updates, or archives the information via the system. The audit logs shall include:

a.	Unique user identifier.

b.	A unique data subject (e.g., the patient) identifier.

c.	Function performed by the user (e.g., log-in, record creation, access, update, etc.)

d.	Time and date when the function was performed.

e.	Type of event that occurred (e.g., success or failure).

f.	Event Information (e.g., files handled).

g.	The account(s) and administrator(s) or operator(s) involved (when applicable)

h.	Process(es) involved.

i.	Before and after values when action involves updating a data element, if feasible.

c)	Grant, modify, or revoke access rights, including adding a new user or group, changing user privilege levels, changing file permissions, changing database object permissions, changing firewall rules, and user password changes.

d)	System, network, or services configuration changes, including installation of software patches and updates, or other installed software changes.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 96
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

e)	System administrator and system operator activities shall be logged and regularly reviewed.

4.	Protection of Audit Log Information:

a)	Access to TSM system audit tools and audit trails shall be safeguarded from unauthorized access and used to prevent misuse or compromise of logs. Authorized and unauthorized access attempts to the audit system and audit trails shall be logged and protected from modification.

b)	Logging controls shall protect against unauthorized changes and promptly back up of audit trail files to a centralized log server or media that is difficult to alter.

VII.	Attachments:

ATTACHMENT G - IT & Cyber Security Incident Response Plan [Core-15(c)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 97
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to manage and reduce risks that could result from the exploitation of technical vulnerabilities by implementing an effective, systematic, and repeatable process with measurements included to confirm its effectiveness.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation (TSM) has developed and adopted the Technical Vulnerability Management Policy to provide management with direction and support to assess and manage technical vulnerabilities that could impact ePHI confidentiality, integrity and availability.

IV.	Definitions:

Vulnerability: A weakness of an asset or group of assets that can be exploited by one or more threats.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 98
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

1.	TSM shall implement a technical vulnerability management process that includes periodic vulnerability assessment activities for the in scope systems.

2.	TSM has adopted the following frequency for conducting the external and internal vulnerability and penetrations assessment of the organization IT assets:

Type of Assessment	Frequency
External	Quarterly
Internal	Twice Per Fiscal Year

3.	Mitigation activity shall be prioritized based on the severity of the vulnerability, the current threat environment and the business use of the vulnerable asset.

4.	Shielding shall be used to protect vulnerable assets until mitigation is completed, if applicable.

5.	The root cause of vulnerabilities shall be identified and eliminated, whenever applicable, through improvements in network and server configuration policies, and better change management and administrative processes.

6.	TSM shall develop applications based on secure coding guidelines to prevent common coding vulnerabilities in software development applicable to internal and external public facing web applications and interfaces.

7.	TSM system and application configurations standards shall be consistent with industry- accepted system hardening standards. Refer to TSM System Hardening Guidelines checklist.

8.	The following activities shall be adopted within the technical vulnerability management process and roles and responsibilities defined and established:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 99
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy

a)	Discovery: To identify new technical vulnerabilities using vulnerability scans and ethical hacking assessments performed by a third-party.

b)	Prioritization: The prioritization activities shall be based on external threat information and internal risk rating related to the affected information asset and with a predefined inventory of systems. Based on its relevance, identified vulnerabilities shall be sorted or discarded and then prioritized.

c)	Shielding/Mitigation: Current IT techniques and processes shall be used to shield vulnerable assets until mitigation work is completed. High-priority vulnerabilities shall be mitigated immediately and the root causes eliminated.

d)	Test/Change Management: Before the implementation into the production environment, and whenever applicable, the new countermeasure or patch shall be tested in a test environment. Appropriate change management procedures should be followed and a patch calendar scheduled shall be in place.

e)	Monitoring: Periodically, monitor the security state of the IT environment and the current status of vulnerability mitigation activities. The discovery step need to be continuous, and all subsequent vulnerability management steps should be repeated as part of an ongoing process.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 100
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for managing and reducing risks associated with teleworking activities. The policy and the requirements are designed to minimize the potential exposure of TSM IT assets from damages which may result from theft of equipment and information, the unauthorized disclosure of information including ePHI, unauthorized remote access to the organization’s internal systems and/or misuse of the IT assets of the organization.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)] and [Core-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Teleworking Policy to provide management with direction and support for the implementation of appropriate security measures for employees working from remote locations and working from home.

IV.	Definitions:

1.	Teleworking: Is defined as working at home or at other off-site locations that are linked electronically (via computer, fax, etc.) to a central office or principal place of employment.

2.	VPN: A method employing encryption to provide secure access to a remote computer over the Internet.

3.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used.

4.	Remote Access: Any Connection to TSM network(s) or information systems that originates from a computer or device located outside of TSM network.

5.	Session locking: Means locking screens on workstations after a certain amount of inactivity.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 101
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

TSM shall only authorize teleworking activities if they comply with TSM’s security requirements and controls for remote access connections. TSM shall consider that any teleworking facility is essentially an extension of the TSM network and any teleworking user that connects without appropriate security controls could result in the exposure of company and ePHI confidential information resulting in a signification impact to the entire organization. At a minimum the following requirements shall be implemented for authorized teleworking users:

1.	General Requirements:

a)	Only authorize teleworking users shall be allowed.

b)	Business managers are responsible for requesting and authorizing the access based upon the needs of the department for the user to perform teleworking functions.

c)	TSM business managers shall ensure that authorized teleworking users read and acknowledged understanding the organization Employee Manual and Information Security policies for performing teleworking functions.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 102
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

d)	Training on Information Security (IS) and privacy responsibilities shall be required for all authorized teleworking users.

e)	TSM will provide corporate approved computers (i.e. laptops) to teleworking authorized users. The assigned computer will comply with the organization standard image and security controls including but not limited to:

o	Corporate approved MS Windows license and image.

o	Corporate approved anti-virus, anti-malware and firewall system.

o	Corporate approved Data Loss Prevention system.

o	Corporate approved encryption system.

o	Corporate approved Virtual Private Connection (VPN) system.

f)	Authorized teleworking users shall use the assigned corporate equipment to conduct teleworking functions.

g)	TSM computer equipment located at the user teleworking location shall not be used for personal activities or lent to friends or family members.

h)	Teleworking users shall not install unauthorized software in the assigned teleworking equipment.

i)	TSM teleworking equipment and media taken off the premises shall be encrypted and not be left unattended in unsecured places or high risk locations such as inside automobiles.

j)	Adequate insurance coverage shall be in place to protect off-site TSM computer equipment.

k)	TSM maintains ownership over the corporate assets (e.g. computer, peripherals, etc.) used by teleworking authorized personnel.

2.	Account Administration:

a)	Teleworking user access requests must also meet the User Access Policy and Remote Access Policy requirements for secure remote connections.

b)	Business manager are responsible for requesting revocation of remote accesses to TSM systems, and returning TSM assigned equipment when the teleworking activities are terminated.

c)	Business managers are responsible for the timely notification of employee terminations and transfers to the Human Resources department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 103
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

3.	Teleworking User Requirements:

a)	Verifiable unique IDs shall be required for all teleworker users accessing TSM network by a remote connection.

b)	Authorized teleworkers must use the Symantec VIP two factor authentication system establish the remote connection to TSM network.

c)	The authorized users is responsible for maintaining appropriate protection of at the teleworking site to protect the assigned equipment against theft, the unauthorized disclosure of information, and the unauthorized remote access to TSM internal systems.

d)	The use of home WiFi networks is permitted as long as the WiFi is password protected and the WiFi encryption protocol is enabled. The WPA encryption protocol is the minimum required.

e)	ePHI information shall never be stored outside the corporate provided equipment.

f)	ePHI or company confidential information shall never be printed when working from a teleworking facility.

g)	Home-working controls shall be applied, including lockable filing cabinets, clear desk and clear screen, and access controls for computers and secure communication with the office.

4.	Teleworking Document Management: [Core-13(b)]

a)	Authorized teleworking users must avoid storing and printing documents containing PHI, PII and company confidential information while working remotely.

b)	Teleworking users must place in a secured location documents containing PHI, PII and company confidential information when not in use.

c)	Authorized portable storage devices must be encrypted if they are to be used to stored PHI, PII or company confidential information.

5.	Teleworking Control of Assigned Equipment: [Core-13(b)]

a)	For decommissioning of company assigned equipment the user must return the required to the Desk Top Management team who will coordinate the process as outlined in the Retention & Disposal procedure.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 104
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

VII.	Attachments:

ATTACHMENT F - Retention & Disposal procedure [Core-13(b)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#23	Page 105
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Third Party Services Risk Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements and establish systematically approach for management of risks associated with the contracting of third party service providers.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation (TSM) has developed a Third Party Services Risk Management Policy also known as Vendor Risk Management to ensure that third party service providers maintain adequate security controls to manage TSM PII and/or PHI information. The policy also require management monitor the level of services contracted.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#23	Page 106
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Third Party Services Risk Management

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

TSM shall implement develop and implement a Third Party Service Provider Risk Management Program to ensure that security requirements and service levels are met:

1.	Service Delivery: It shall be ensure that security controls, service definitions, and delivery levels included in the third party service delivery agreement are implemented, operated, and maintained by the third party.

2.	Monitoring and Review: The services, reports, or records provided by third party shall be regularly monitored and reviewed, and audits shall be carried out regularly to govern and maintain compliance with the service delivery agreements.

3.	Managing Changes: Changes to the provision of service, including maintaining and improving existing information security policies, procedures, and controls, shall be managed, taking account of the criticality of business systems and processes involved and re-assessment of risk.

VII.	Attachments:

ATTACHMENT H - Third Party Services & Risk Management procedure [Core-15(a)].

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 107
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to establish, document and review access control mechanism to ensure that users have the minimum access required to conduct their business activities. [Core-15(a) & Core-15(b)]

II.	Scope:

This policy applies to TSM, its subsidiaries, employees, temporary workers, contractors, business partners and third party vendors contracted by TSM to provide services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the User Access Policy to provide management with direction and support for the implementation of appropriate logical and physical user access controls. [Core-15(a) & Core-15(b)]

TSM has adopted appropriate user access measures (logical and physical) to ensure the confidentiality, integrity and availability of sensitive information and the organization IT assets. This policy is critical for securing Protected Health Information (PHI), Personally Identifiable Information (PII) and Electronic Protected Health Information (ePHI) and ensuring compliance with HIPAA minimum use requirement. [Core-15(a) & Core-15(b)]

Authorization to programs, systems and databases required to access any information on TSM networks, either via local or remote access, must be approved by management and authenticated using unique user’s ID’s and passwords. [Core-15(a) & Core-15(b)]

Logical and physical access controls shall be implemented based on the employee job function and role. The applications, systems and databases accesses shall be granted according to the employee job function and business needs to prevent unauthorized access to information stored in TSM systems and physical facilities. [Core-15(a) & Core-15(b)]

IV.	Definitions:

1.	Authentication: The process of verifying a user identity in order to grant access to a system according a specific role or profile.

2.	Logical Access: Access to a computer or network system through an authentication protocol.

3.	Unique User ID: The sole identifier of a user, usually a user name.

4.	Privilege Access: Access of an administrator or super user.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 108
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

5.	Remote Access: Is the ability to get access to a computer or a network from a remote location.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	General Requirements

a)	TSM shall define a formal procedure to manage the user access provisioning and de- provisioning processes. The procedure must be designed to prevent unauthorized access to the IT assets and systems used by the organization. [Core-15(a) & Core- 15(b)]

b)	Division managers must assign Application Owners for each business application. In case the application has multiple modules specific Application Owners can be assigned to each module. [Core-15(a) & Core-15(b)]

c)	Access rights shall be reviewed by management based on the process and scheduled defined by the Information Security Group. At a minimum managers and supervisors shall review and certify its employee user accesses on an annual basis. [Core-15(a) & Core-15(b)]

d)	Completing the user access review and certification process is an essential component to ensure compliance with the HIPAA minimum use requirement. [Core-15(a) & Core- 15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 109
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

e)	Display the approved proper system use notification message or banner before providing access to TSM systems. The notification must provide the required privacy and security notices consistent with key industry regulations and standards such as HIPAA and HiTrust. [Core-15(a) & Core-15(b)]

f)	Logical and physical access to information and application systems and functions by users and support personnel shall be restricted in accordance with their job functions and responsibilities. [Core-15(a) & Core-15(b)]

2.	Access Request (User Access Provisioning)

a)	Users shall obtain formal approval for the use of TSM information assets and applications by completing the official TSM access request form or submitting an approved request via email. [Core-15(a) & Core-15(b)]

b)	Access to TSM information systems shall be authorized by the appropriate requester manager or supervisor, before user is allow to login into TSM systems. [Core-15(a) & Core-15(b)]

c)	Authorized logical access requests must be based on the employee job functions and scope of responsibility. [Core-15(a) & Core-15(b)]

d)	All user access authorizations shall be granted following the minimum access necessary concept in order to allow the users to perform their job functions with the minimum necessary accesses. [Core-15(a) & Core-15(b)]

e)	All physical access to TSM buildings and offices shall be processed by the Corporate Security Group. Users shall obtain formal approval by TSM management before physical access is granted. For further information, (refer to the Corporate Policy Manual, Policy of ID Cards and Access). [Core-15(a) & Core-15(b)]

3.	User Account Administration

a)	The user account management process, as well as privileged access authorizations shall be restricted and controlled through a formal documented process via the use of the User Access Request Form or by submitting an approved email. [Core-15(a) & Core-15(b)]

b)	The business managers or the Application Owners are responsible for conducting user’s access reviews and certification process on an annual basis. Following this process is required ensure that granted logical accesses, correspond with the employee’s job function and duties and remain restricted to authorized personnel only. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 110
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

Completing the user access review and certification process is an essential component to ensure compliance with the HIPAA minimum use requirement. [Core-15(a) & Core- 15(b)]

c)	Unnecessary accounts shall be removed, disabled or otherwise secured. [Core-15(a) & Core-15(b)]

d)	Ensure that default accounts that are not required are removed or disabled. [Core-15(a) & Core-15(b)]

e)	Ensure that default application or system accounts that are required are protected with a strong password compliant with the TSM password rules. [Core-15(a) & Core-15(b)]

4.	Termination (User Access De-Provisioning)

The Division of Human Resources will maintain an updated list of active employees and temporally personnel. [Core-15(a) & Core-15(b)]

a)	All terminations of regular and temporary employees shall be immediately notified to the Human Resources department. [Core-15(a) & Core-15(b)]

b)	The SAP system will provide the ISG with an automated notification of all regular and temporary employee terminations. [Core-15(a) & Core-15(b)]

c)	The ISG will terminated the access to the LAN based on the requested effective date of the termination. [Core-15(a) & Core-15(b)]

d)	The ISG will terminated the access to other applications in a 5 working day’s period. [Core-15(a) & Core-15(b)]

e)	The ISG will remove or disable Active Directory accounts that have been inactive for a period of sixty (45) days or more. [Core-15(a) & Core-15(b)]

f)	All terminations of contractor and/or the service provider employees shall be immediately notified to the ISG. [Core-15(a) & Core-15(b)]

g)	The ISG will terminated the access to the LAN by the contractor and/or the service provider on the requested effective date of the termination. [Core-15(a) & Core-15(b)]

h)	The ISG will terminated the access to other applications used by the contractor and/or the service provider in a 5 days working day’s period. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 111
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

i)	The user that ends his employment or contractual relationship with TSM, shall not by any means attempt to access the networks and information systems of TSM. [Core- 15(a) & Core-15(b)]

5.	Transfers

a)	Transfer of employees between departments, companies or affiliates will be processed by the Information Security Group as a termination. [Core-15(a) & Core-15(b)]

b)	It is the responsibility of the new Manager or Supervisor to complete the User Access Request Form with the required new accesses based on the employee job function. User accesses can also be requested via email. [Core-15(a) & Core-15(b)]

6.	Database User Accesses

a)	Only authorized personnel shall have administrator access to administrative functions to TSM databases. [Core-15(a) & Core-15(b)]

b)	Users shall not have direct access to TSM databases. [Core-15(a) & Core-15(b)]

7.	Emergency User Accesses

The following conditions will be defined and considered as emergency situations: [Core- 15(a) & Core-15(b)]

o	Disaster condition;

o	Application, system or database problem which results in system downtime or very poor performance;

o	Application, system or database problem and that cannot be replicated in the test environment and the problem is causing significant operational problems.

a)	The request for emergency access must be generated by a manager or higher level of the area where the need arises. [Core-15(a) & Core-15(b)]

b)	The justification for the emergency access shall be documented in the Serena Business Manager ticketing system. The justification must include the approval of the division Vice-President (VP) or the affiliate director and the estimated date until when the access will be required. If for some reason the form cannot be completed in time, a notification must be send by e-mail to the Information Security Group (ISG) and complete the form the next business day. [Core-15(a) & Core-15(b)]

c)	The ISG unit will evaluate any emergency access request and shall determine its approval. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 112
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

d)	On emergency cases or outside working hours, it is the responsibility of the requesting manager to notify the administration and/or data center Information Security Group personnel. [Core-15(a) & Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 113
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this Policy is to define requirements and establish the appropriate actions and priorities for developing and implementing TSM’s information security risk analysis process; managing information security and business continuity risks; and implementing controls to protect against identified risks.

II.	Scope:

This Policy applies to TSM and workforce members who are authorized to access information systems maintained by TSM and the ePHI that is processed, stored, and transmitted on such systems. This Policy forms part of the conditions of employment or contracting with TSM, as applicable, of all workforce members at all levels. For purposes of this policy, “workforce members” shall include TSM’s employees, volunteers, trainees, contractors, agents, interns, temporary staff, and other persons whose conduct, in the performance of work for TSM, is under the direct control of TSM, whether or not they are paid by TSM.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation, on behalf of itself and its direct and indirect affiliates and subsidiaries (collectively referred to herein as “TSM”), has adopted this Information Security Risk Analysis Policy (“Policy”) to protect the confidentiality, integrity, and availability of the electronic protected health information (“ePHI,” as defined in 45 C.F.R. § 160.103) that it processes, stores and transmits, and to protect the information systems on which such ePHI is processed, stored and transmitted. This Policy aids TSM in preventing, detecting, containing, and correcting threats and vulnerabilities to ePHI and the information systems on which it is processed, stored and transmitted, and meeting its obligations with regard to information security.

The risk analysis process described in this Policy is a key requirement to comply with HIPAA, HiTrust and ISO 27001 security requirements.

TSM shall conduct an enterprise wide assessment of risk, including the likelihood and magnitude of harm, from the unauthorized access, use, disclosure, disruption, modification, or destruction of its information systems and the ePHI that such systems process, store, or transmit.

IV.	Definitions:

N/A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 114
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

1.	In order to conduct a thorough enterprise wide risk analysis, TSM shall include each of the following elements in its risk analysis process:

a)	Data Collection: Identify where the ePHI is stored, received, maintained or transmitted.

b)	Identify and Document Potential Threats and Vulnerabilities: Identify and document reasonably anticipated threats to ePH.

c)	Access Current Security Measures: Assess and document the security measures TSM implemented, maintained and managed to safeguard ePHI. This assessment shall include security measures required by the HIPAA Security Rule and whether the existing security measures are configured, used and maintained properly.

d)	Determine the Likelihood of Threat Occurrence: Determine the probability of potential risk to ePHI. Document all reasonably anticipated combinations of threats and vulnerabilities with associated likelihood estimates that may impact the confidentiality, availability and integrity of ePHI.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 115
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

e)	Determine the Potential Impact of Threat Occurrence: Determine the impact of potential risk to ePHI. Document all reasonably anticipated potential impacts associated with the occurrence of threats triggering or exploiting vulnerabilities.

f)	Determine the Level of Risk: Assign risk levels for all threat and vulnerability combinations identified during the risk analysis should be assigned.

g)	Finalize Documentation: Document the risk analysis and maintain such documentation for future reference.

h)	Periodic Review and Updates to the Risk Analysis: Conduct continuous information security risk analyses to identify when updates are needed. To ensure that the risk analysis process is integrated into the risk management process, the information security risk analysis shall be conducted or reviewed as new technologies and business operations are planned and as existing technologies and business operations change. Below is a non-exclusive list of events when a risk analysis shall be conducted or reviewed:

o	Security incident is experienced;

o	Change of ownership occurs;

o	Turnover in key staff or management; and

o	Plans to incorporate new technology.

In the absence of any of the events listed above, TSM shall conduct or review a risk analysis at least annually.

i)	Monitoring of Risk Mitigation Plan: Establish a process to monitor the status of the risk mitigation plan, which shall occur at least quarterly.

j)	Reporting to Board: Provide an executive level presentation, including the key areas of risks and the status of the defined risk mitigation plan, to the Board of Directors at least annually.

This Policy shall be supported by additional policies, standards, guidelines, procedures, and processes.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 116
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

VII.	Attachments:

ATTACHMENT I - Information Security Risk Analysis Procedure [Core-15(a)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 117
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

Triple-S Management Corporation (TSM) is committed to its customers, employees, stakeholders and suppliers. To insure the effective safety of people and the availability of essential products and services, TSM establishes this Business Continuity Management Policy in support of a comprehensive program for emergency response, business continuity, disaster recovery and business recovery.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the Business Continuity Management Policy to provide management with direction and support for the implementation of a Business Continuity Program (BCP) in accordance with the organization business requirements and applicable laws and regulations. TSM recognizes that information is an important asset and it is important to protect the confidentiality of the information being managed, maintain its integrity and ensure its availability.

This policy provides the requirements for planning, implementation, activation and governance processes to counteract interruptions to business activities and to protect critical business functions from the effects of major failures of information systems or disasters and to ensure their timely resumption.

TSM shall establish a Business Continuity Management Program (BCMP) that will define the minimum requirements for the organization to address the continuity of mission critical operations. Additionally, TSM shall assign resources with specific roles and responsibilities to develop implement and oversee the business continuity plans in compliance with the business continuity management program.

IV.	Definitions:

1.	Business Continuity (BC) Planning: An organization’s risk management strategy for threats that may terminate or significantly disrupt core business. It involves mitigation activities and contingency planning for response and recovery actions. (Note: BC planning necessarily embraces disaster recovery and emergency management planning.)

2.	Business Continuity (BC) Program: An ongoing funded process that is supported by senior management, comprising all BC planning, plans, arrangements, practices and processes

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 118
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

with which to achieve required BC outcomes in compliance with BC aims and agreed expectations.

3.	Business Continuity Management (BCM): The development, implementation and maintenance of strategies, plans, resources and actions to ensure the continued achievement of critical objectives in the event of a significant, untoward, crisis event.

4.	Crisis: An untoward event that potentially or actually results in disruption to day-to-day functioning of a part or the whole of an organization, sufficient to require management to divert a portion of their attention, time, energy and resources away from business-as-usual activities. (Note: for BC purposes, the term ‘crisis’ is used generically to refer to a significant, crisis/emergency/disaster event).

5.	Event: The occurrence of a particular set of circumstances that creates an actual or potential emergency or disaster or other crisis situation.

6.	Risk: The chance of something happening that will have an impact upon objectives.

V.	Responsibilities:

1.	Business Continuity Management (BCM) is a strategic, tactical and operational issue. It is a shared responsibility of TSM, including management and employees from all business units throughout the organization. In order to implement the Business Continuity Management Program (BCMP), TSM has defined the Contingency Management Team (CMT) which is responsible to execute the Crisis Management process for TSM, by timely responding to emergencies or events which threatens the business continuity of the company and by having an effective communication with employees, customers, and the media if necessary through various communications devices and methods.

2.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

3.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

4.	Exceptions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 119
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

5.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Business Continuity Management Program

a)	The Business Continuity Management Program (BCMP) involves the minimum requirements to develop and implement the Business Continuity (BC) plans. The program shall include, at a minimum, documenting processes such as:

b)	Governance, which specifies formal roles and responsibilities, resource assignment and budget planning.

c)	Risk Assessment & Business Impact Analysis, which evaluates of potential threats (natural, technical or human), that may impact TSM’s assets from achieving its business and operational goals and the actions needed to prevent or minimize the effects of potential loss.

d)	Emergency Response, which establishes the immediate reaction and response to an emergency situation focusing on ensuring life safety and reducing the severity of the incident.

e)	Crisis Management, which establishes the overall coordination of TSM’s response to crisis in an effective, timely manner with the goal of avoiding or minimizing damage to TSM, profitability, reputation and ability to operate until specific business continuity plans are activated.

f)	Business Continuity / Disaster Recovery, which defines the process of developing and documenting procedures that enable TSM to respond to an event that lasts for an extended period of time and return to performing its critical functions after an interruption.

g)	Communications, which establishes communication process with employees, government, customers and all affected shareholders.

h)	Awareness and Training, which creates and maintains awareness and training to enhance the skills required to develop and implement the business continuity management processes.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 120
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

i)	Exercise, Evaluation and Corrective Actions, which are performed for the purpose of training team members and validating the business continuity plans shall be tested every two years or yearly if requested by the Chief Information Officer or the Chief Technology Officer in order to ensure that the plan is still effective.. Exercise results identify plan gaps and limitations and are used to improve the business continuity plans.

j)	Coordination with Third Parties, which establishes the coordination of activities and the integration of resources with third parties with the objective of managing a disrupting event or an exercise.

k)	Audit and Compliance, which establishes applicable procedures to be aligned with laws and regulatory requirements.

l)	Budgeting, annual budgeting for adequate levels of initial development and on-going maintenance of BC planning is the responsibility of TSM Senior Management.

m)	Program Maintenance, which establishes the management process of keeping TSM’s Business Continuity Management Program up-to-date and aligned with the corporate Business Continuity strategies.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 121
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

In today’s dynamic and heterogenous networks desktops, servers and communication equipment are prone to software/hardware development errors. Operating systems and software applications are more affected than other types of equipment. This creates a fertile environment for malware to compromise systems and networks containing critical systems. To mitigate these potential threats Grupo Triple S has established a policy to identify vulnerabilities and mitigate them in a timely fashion.

II.	Scope:

This policy applies to all computer, servers and communication systems of Grupo Triple S found in all subsidiaries of the corporation without exception. It applies to all operating systems brands and versions. It applies to all licensed and open-source applications.

III.	Policy:

It is the policy of Grupo Triple S to identify and mitigate in a reasonable timely fashion all the application and operating system vulnerabilities identified by Vendor and National Vulnerabilities databases applicable to the corporate inventory of computers, servers and communication equipment.

This policy complies with the Patch and Vulnerability Management recommendations found in NIST Special Publication 800-40 version 2.

IV.	Definitions:

1.	PVG – Policy and Vulnerability Group

2.	NVD – National Vulnerability Database

3.	Vdb – Vulnerability Database

4.	CAB – Change Advisory Board

V.	Responsibilities:

1.	It is the responsibility of the Information Security Group of Triserve to carry out this policy. It is the responsibility of the Infrastructure Group of Triserve to assist in this process providing accurate equipment inventory. It is the responsibility of the Change advisory board to meet monthly to discuss, approved or deny the implementation of vulnerability mitigation techniques. It is the responsibility of business application owners to accept risks when threat mitigation is not an option as it could adversely affect daily corporate operations.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 122
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

2.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

3.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	The Infrastructure Management Supervisor and/or its designators must use an automatic tool to create and maintain a Corporate IT Asset Inventory of computers, servers and communications equipment used by the organization. The Microsoft Active Directory is a suitable tool to create and maintain such inventory database.

2.	The Information Security Group and/or its designators must use an automatic tool to perform a monthly IT asset scan and provide the differences between the IT asset scan results and the Corporate IT Asset Inventory to the Infrastructure Management Supervisor and/or its designators for processing.

3.	The Information Security Group and/or its designators must use an automatic tool to create and maintain a Corporate Vulnerability Database. This database must include an up to date list of vulnerabilities from vendor specific sites and national vulnerability databases.

4.	On a monthly basis, the Information Security Group and/or its designators must use an automatic tool to identify vulnerabilities applicable to the corporate IT asset inventory.

5.	The Information Security Group will identify CRITICAL and IMPORTANT security patches for deployment.

6.	The TriServe software architecture supervisor and the TriServe data center operation team must review the list of recommended patches for deployment and provide approval full or partial of the recommended patches prior to deployment. If partial a valid justification must be provided. Possible reasons for not installing a patch include:

a)	Application is not compatible with the recommended patch.

b)	Operating System (OS) is not compatible with the recommended patch.

7.	The Information Security Group and/or its designators must use an automatic tool to apply corresponding patches to the following environments in the specific time windows as follows:

a)	Test Environment: Any given time window

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 123
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

b)	Development Environment: Any day from 8PM to 6AM.

c)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

d)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

e)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

8.	After receiving approval for the installation of the recommended patches the Information Security Group will coordinate the installation process based upon the agreed deployment scheduled.

9.	If patches are not available, Information Security Group and/or its designators must identify and apply applicable alternate mitigation techniques to the following environments in the specific time windows as follows:

a)	Test Environment: Any given time window

b)	Development Environment: Any day from 8PM to 6AM.

c)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

d)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

e)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

10.	If alternate mitigation techniques are not available or recommended for a vulnerability or set of vulnerabilities, the Information Security Group and/or its designators must identify the application business owner and request the business owner to fill out a risk acceptance form. The business owner must fill out a risk acceptance form that must include a remediation plan with implementation dates.

11.	If the business owner can or will not accept the risk, the Information Security Group and/or its designators must prepare a removal procedure for the affected software, system or hardware.

12.	After approval from CAB, the Information Security Group and/or its designators must use an automatic tool to apply corresponding patches or implement alternate configuration adjustment techniques to:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 124
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

a)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

b)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

c)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

VII.	Attachments:

ATTACHMENT I - Information Security Patch and Vulnerability Management Procedure

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

Schedule J10

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IT Controls Questionnaire

Instructions:
This is an assessment of the Triple-S Management Group (TSM) business partner’s compliance level with the TSM Information Security & Control Policies. This is a requirement to establish a business relationship between the business partner and a TSM operating company. The TSM corporate policies, as well as industry based regulations, provides a broad set of security requirements that must be met for adequate management of TSM business information. Business partners of TSM are required to meet the policies and regulations for information that they may have access to or manage for TSM, depending upon the nature of the work that they are doing for TSM and the sensitivity of the information.  This questionnaire is intended to help the TSM operating company determine whether the business partner’s security practices and controls are acceptable relative to the organization policies and requirements.

An independent validation of the answers may be conducted through an on-site visit and review at the discretion of the TSM operating company. The answers and validation will be used to formulate an overall position, which will then help determine whether the TSM operating company wishes to engage in a contract with the business bartner and, if so, how security requirements should be captured in such a contract to ensure compliance with the TSM security controls. In the event that the business partner’s security policies and procedures do not sufficiently meet the requirements set forth by TSM operating company, TSM may request satisfactory remediation or termination of the business relationship. If a contractual relationship currently exists between the business partner and the TST operating company, collaboration on an acceptable resolution for any identified issues will be required.

Consider all answers from the perspective of the facilities, personnel, systems, applications, and networks with access, or potential access, to TSM systems or information. Different questionnaires must be completed for each physical location involved in the relationship that will have access, or potential access, to TSM classified information assets. TSM classified information is all NON-PUBLIC information.  All questions are in YES / NO format to allow for easy completion and evaluation, but a few questions request additional information.

In the event of a NO answer, response sections (comments) are provided for the business partner to elaborate on alternative controls or to provide clarification. These responses will be considered when evaluating the completed questionnaire to determine whether an answer is acceptable. If a question is not applicable, please mark the answer NO and explain in the comments section why the question is not applicable.

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IT Securty Risk Assessment

General Information

Company Information:
Company Name:
Address:
Name of representative:
Representative title:
Services to be rendered
Email:
Phone:
website:

Name of who responded this questionnaire (must be IT related personnel):
Name:
Position or Title:
Email:
Phone:

Application Information (If this not apply please leave a comment below and continue):
Application Name:
Description or purpose:
Name of representative:
Does this application manages Protected Health Information (PHI), Personal Identifiable Information (PII) or other confidential information such as financial records? (Indicate volume of records, exchange methods and frequency)
website:

Subcontractors Information in this engagement context (If this not apply please leave a comment below):
Subcontractor Name:
Address:
Name of representative:
Representative title:
Email:
Phone:
website:
Services Description

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IT Securty Risk Assessment

Questionnaire Analysis
Question	All Questions2	Service Provider Answer (Yes, No, 0=Not Applicable)	Service Provider Notes
Q1	Does your company have a dedicated information security staff?
Q2	Does your company have a documented information security training and awareness program?
Q3	Do all PCs have properly configured and enabled commercial anti-malware software installed and running at all times? If yes, please specify the product used in the “Comment” section below.
Q4	Are anti-malware signature files installed no later than 72 hours after release by the vendor?
Q5	Are all personnel involved in processing customer (i.e., TST) information appropriately trained for the handling of that information?
Q6	Are all personnel required to complete annual information security training?
Q7	Is there a background check process in place for new hiring personnel.
Q8	Does your company have defined policies or procedures to ensure the proper control and protection of customer classified information when held in storage, transmitted electronically, or transferred via physical means?
Q9	Does all sensitive information (i.e. PKI) is encrypted over a public network, such as the Internet?
Q10	Are all paper documents containing customer classified information filed and locked away when not in use?
Q11	Are paper and film-based media containing customer classified information destroyed using secured destruction devices or processes?
Q12	Is the use of non-Company approved Instant Messaging and File-Sharing software outside of your Intranet prohibited?
Q13	Do your policies require segregation of duties (i.e., account authorization rights and application/transaction capabilities must not be granted to the same individual)?
Q14	Are access control lists reviewed at least annually?
Q15	Is there a process in place to authorize user accounts?
Q16	Are user accounts disabled upon termination of employment or upon termination of a business relationship?
Q17	Does your company have a password policy?
Q18	Are all systems configured to ensure password length/complexity rule combinations: 1) passwords with a minimum length of 8 characters that contain characters from at least 3 complexity classes such as upper/lower case, numerals, special characters...
Q19	Are user passwords required to be changed at least every 90 days?
Q20	Is the user required by policy to change a temporary or initial password after first use?
Q21	Are default system passwords or PINs immediately changed during or immediately after the installation process?

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Q22	Are user IDs delivered via a separate medium or at a separate time from the password?
Q23	Does your password delivery process require confirmation of the recipient’s identity before delivery?
Q24	Is all external access to your company network through an access control system (i.e., Firewall)? If yes, please specify the product used in the “Comment” section below.
Q25	Do the firewalls deny all inbound and outbound traffic that doesn’t have a documented business purpose?
Q26	Is intrusion detection system enabled?
Q27	Do all firewalls log traffic and suspicious activity?
Q28	If remote sessions on the firewall are permitted, are logs of the time, date, duration, and user IDs recorded?
Q29	Is there a policy in place to ensure mobile devices are configured to protect customer information stored, processed or transmitted by those devices?
Q30	Is there the capability to encrypt customer data on the mobile device?
Q31	Is there the capability to remotely wipe the TST information stored on the mobile device?
Q32	After 60 days of non-use, are Mobile Devices wiped and their users’ access revoked?
Q33	Does your company have a policy that dictates cryptographic standards for the protection of information?
Q34	If so, does your policy meet the following cryptographic standards for encryption (symmetric AES, 3DES with at least 128 bits, asymmetric – RSA with at least 2048 bits)?
Q35	Are all sensitive file transmissions (i.e. PHI) encripted?
Q36	Are all backups containing sensitive information (i.e. PHI) encrypted?
Q37	Is there a security monitoring and reporting process in place?
Q38	Does the process define the time frame for addressing security events?
Q39	Is there a process to notify customers when their systems are affected by an incident?
Q40	Does your company utilize intrusion detection technology?
Q41	Are intrusion detection mechanisms deployed at all external business partner connection points?
Q42	Do critical intrusion detection events generate an alarm?
Q43	Are your policies consistent with government laws, regulations, and directives such as: HIPAA, GLBA, SOX, PCI, etc…?
Q44	Does your company have a documented information systems business continuity and disaster recovery plan?
Q45	Is the Continuity of Business and Disaster Recovery Plan reviewed and exercise at least once a year?
Q46	Does your company have a physical security policy that establishes requirements for ensuring the physical protection of information assets?
Q47	Are physical access rights revoked immediately after an employee or contractor is terminated?
Q48	Are entrances and exits monitored to prevent unauthorized removal of customer or company property?

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Q49	Does the policy require users to be individually identified and authenticated prior to being permitted access to any company networking and computing resources?
Q50	Is there a process to authorize remote and wireless access points in your network?
Q51	Are remote access sessions to your network logged?
Q52	Is strong encryption (using the 3DES or AES algorithm with at least a 128 bit key) enforced at the remote and wireless entry points?
Q53	Does your company have a System Administration and Management Security Policy (or policies)?
Q54	Does your company have an up-to-date inventory of all your hardware and software assets?
Q55	Does your company have a documented configuration management process?
Q56	Do standard configurations exist for laptops/desktops and servers?
Q57	Is there a process in place to periodically scan infrastructure assets for vulnerabilities? If yes, please specify frequency of scans in Comments below.
Q58	Is there a process in place to ensure the timely installation of security patches?
Q59	Do you have a procedure to apply security patches immediately in the event there is an immediate threat or major vulnerability?
Q60	Are computing devices configured to lock (or disable) user accounts after 5 invalid attempts within 15 minutes (or less)?
Q61	Are computing devices configured to lock user interfaces after 15 minutes (or less) of inactivity?
Q62	Does your company have documented policies and procedures for data backup?
Q63	Do backups include system data and application/business data?
Q64	Are backups geographically separated from the original sources?
Q65	Are logs protected against changing, overwriting, or deletion?
Q66	Do devices with logging enabled have access to sufficient mass storage to maintain logs for 90 days?
Q67	Does the company maintain a Cyber Insurance Policy?
Q68	Does the company have a SOC 1 Type II report for the service being offered?
Q69	Does the company have a SOC 2 Type II report for the service being offered?
Q70	Is the company ISO 27001 certified?
Q71	Is the company HiTrust certified?
Q72	Are the services being proposed to be provided from a USA location?
Q73	Will the data be hosted in the USA?

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Security Checklist for Acquired Systems:  Please indicate if the application proposed meets the following securitry requirements.  If the requirement is not met please explain in detail what mitigation controls you have in place.  If the requirement is not applicable please explain why. If an application will no be offered as part of this engagement please explain and do not answer this worksheet.

APPLICATION QUESTIONS	YES/NO	Explain if not in compliance or if it is not applicable

AREA 1 - AUTHENTICATION AND PASSWORD MANAGEMENT
1. Password length with minimum of 8 characters
2. Maximum password age of 30 days
3. Password require combination of characters (at least one the following characters: Lowercase alphabetic, uppercase alphabetic, numeric, and special characters)
4. Account lockout threshold (locked after 3 invalid logon attempts)
5. Reset user’s session after 30 minutes of inactivity.
6. Temporary password should be change automatically at first log-in.
7. Prevent re-use of passwords (previous 15 passwords cannot be reused).
8. Require user to re-authenticate previous to performing critical transactions.
AREA 2 - ACCESS CONTROLS
9. Application must be able to generate user’s access report upon request (other attributes: with header, title of report, timestamp, user id, description, role, status, etc.)
10. Restrict access security-relevant configuration privileges to only authorized users.
11. Implement ability of disabling desired user accounts upon request.
12. Disable user’s accounts after 90 days of inactivity
13. Implement two factor-authentication to power users, master users, and sensitive accounts.
14. Restrict access to files or other resources, including those outside the application's direct control, to only authorized users.
AREA 3 - ACCOUNTABILITY AND REPORTING
15. System and user’s account auditing functions.
16. Restrict access to logs to only authorized individuals
17. Audit logs cannot be altered
18. Protection of sensitive information (such as PHI, social security, financial information) displayed in reports to authorized personnel only.
19. Log all administrative functions, including changes to the security configuration settings.

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AREA 4 - SYSTEM CONFIGURATION
20. Avoid the use of “root” account (at different level such as DB, App, O/S, tools…)
21. Remove test code or any functionality not intended for production, prior to deployment
22. Remove unnecessary information from HTTP response headers related to the OS, web-server version and application frameworks
23. The security configuration store for the application should be able to be output in human readable form to support auditing
24. Isolate development environments from the production network and provide access only to authorized development and test groups.
AREA 5 - DATABASE SECURITY
25. The application should use the lowest possible level of privilege when accessing the database
26. Remove or change all default database administrative passwords
27. The application should connect to the database with different credentials for every trust distinction (e.g., user, read-only user, guest, administrators)
AREA 6- FILE MANAGEMENT
28. Require authentication before allowing a file to be uploaded
29. Prevent or restrict the uploading of any file that may be interpreted by the web server
30. Ensure application files and resources are read-only
31. Scan user uploaded files for viruses and malware

Schedule K

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FINAL EXECUTION VERSION

SCHEDULE K

REPORTS

Schedule K	Supplier Confidential

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FINAL EXECUTION VERSION

schedule K

Reports

1.	Introduction

(a)	Introduction. In compliance with Section 18.2 of the General Terms and Conditions, this Schedule K defines the Parties’ approach to reporting including (i) defining the operational reporting framework, and (ii) specifically identifying certain operational reports to be produced and provided by Supplier as part of the Services.

(b)	Defined Terms.

(i)	“Management Report” means reporting by Supplier to Triple-S management, with respect to the Functions outsourced to Supplier, in order to provide Triple-S visibility into the relevant aspects of Triple-S’ business and the Services.

(ii)	“Governance Reports” means any reporting required to support contract Governance, the Governance Plan, or as otherwise required by Schedule F (Governance).

(iii)	“Operational Report” means a written summary or detail of operations which is produced as part of or as an output to the Services.

(iv)	“Regulatory Report” means any reporting required by Regulators or applicable Laws or reporting required due to changes in Law.

(v)	“Reports” means collectively Governance Reports, Management Reports, Operational Reports, and Regulatory Reports.

Any capitalized terms used but not otherwise defined in this Schedule K (Reports) will have the meaning provided in the Schedule AA (Glossary) or elsewhere in the Agreement.

2.	REPORTING FRAMEWORK

2.1	Supplier Reporting Commitment.

Supplier shall provide at no additional charge to Triple-S the following Reports:

(a)	Each Report generated by Triple-S for the Services in the twelve (12) months prior to the Service Commencement Date (“Existing Reports”), unless and until Triple-S confirms in writing that such Report is no longer required;

(b)	Regulatory Reports including Reports reasonably necessary to prepare for and respond to a regulatory audit or inquiry;

(c)	Governance Reports;

Triple-S / Supplier Confidential

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Schedule K

Reports

(d)	Management Reports that Triple-S reasonably requires as part of its management and oversight of the Services and Supplier;

(e)	Reports set forth in Sections 7 through 9 of this Schedule K; and

(f)	Any new versions of Reports developed during implementation of new Triple-S Systems to ensure continuity of accurate Reporting.

2.2	New Report Requests or Modifications to Existing Reports.

All requests by Triple-S for: (i) new Reports, or (ii) modifications to Reports shall be Changes that will be subject to the Change Control Process.

2.3	Access to Data for Triple-S Reporting Purposes.

As of the Service Commencement Date, Triple-S will continue to have the same access as Triple-S had as of the Effective Date to all transactional data for the Services.

3.	FREQUENCY OF REPORTS

Supplier shall provide the Reports at the current frequency as of the Services Commencement Date for all Existing Reports.

(a)	If a Report is identified with a frequency of “Weekly”, Supplier shall provide such Report by the close of business Tuesday on the following week. In the event that a holiday occurs on either Monday or Tuesday, delivery shall be by close of business Wednesday of the following week.

(b)	If a Report is identified with a frequency of “Monthly”, such Report shall be provided at the same time as all other monthly Reports and no later than the tenth (10th) day of the following month (or the first Business Day after the tenth (10th) day if the tenth (10th) day is not a Business Day).

(c)	If a Report is identified with a frequency of “Quarterly”, such Report shall be provided by the tenth (10th) day of the following quarter (or the first Business Day after the tenth (10th) day if the tenth (10th) day is not a Business Day).

(d)	If a Report is identified with a frequency of “Semi-Annually”, such Report shall be provided by the tenth (10th) day of the following semi-annual period (or the first Business Day after the tenth (10th) day if the tenth (10th) day is not a Business Day).

4.	REPORT DELIVERY

All Reports shall be available on a SharePoint site or using the reporting solution described in Section 5 below.

Triple-S / Supplier Confidential

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Schedule K

Reports

5.	REPORTING SoLUTION

Supplier will develop and deliver to Triple-S a reporting solution as set forth below (“Reporting Solution”). Supplier will use Planview to post reports and/or links to reports. Triple-S will have its own client instance in Planview and will be able to use the Planview collaboration portal, where reports and reporting links will be made available to Triple-S. Triple-S will identify the users that will be authorized to access Planview and Supplier will work with Triple-S to provide and manage such access as needed for Triple-S to access reports through Planview.

6.	Reporting Activities During Transition

The Parties agree that within ninety (90) days of the Effective Date, they will catalog the existing Reports that are in scope pursuant to Section 2.1(a) above.

7.	Account level Reports

Supplier shall provide Triple-S the following account-level reports:

7.1	Strategic Relationship Reports

Ref	Report	Report Description	Frequency
7.1.1	Strategic Review Report

Supplier shall provide an overall enterprise level report highlighting the following:

(a)   Relationship Review

(i)       Results accomplished against Triple-S business goals

(ii)      Benefits delivered

(iii)     Directional alignment

(b)   Strategic initiatives for next half year

(i)       From both Triple-S and Supplier

(ii)      Partnership opportunities

(iii)     Priorities

(c)   Status update on key initiatives and action items from last Strategic Review Report

(d)   Customer satisfaction

Semi-Annually
7.1.2	Quarterly Business Review Report

Supplier shall provide an overall enterprise report encompassing all Services delivered to Triple-S to include a quarterly view on the following, as appropriate:

(a)    Key enterprise Service delivery highlights and failures

(b)    Operational metrics

(c)    Productivity metrics

(d)    Escalations review

(e)    Key learning and focus areas

(f)     Process improvement initiatives

(g)    Key activities planned for the next period

Quarterly

Triple-S / Supplier Confidential

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Schedule K

Reports

7.2	Commercial Contract Reports

Ref	Report	Report Description	Frequency
7.2.1	Change Notice Log

Supplier shall provide a report specifying the status of all pending Change Notices.

(a)  Control number and dates associated with each Change Notice (e.g., request date, beginning of implementation, expected completion);

(b)  Name of the Party requesting the Change;

(c)  Brief description of the Change Notice; and

(d)  Current status of the Change Notice.

The status of the Change Notice shall be categorized as one of the following stages:

(a)   “Open” (i.e., the Change Notice has been created and registered);

(b)   “In Review” (i.e., the Change Notice has been created and is being reviewed by Triple-S pending approval to proceed);

(c)   “Approved” (i.e., the Change Notice has been approved by both Parties and is awaiting implementation);

(d)   “On Hold” (i.e., the Parties wish to suspend implementation of the Change but anticipate that the Change will be implemented at a later date);

(e)   “Completed” (i.e., all implementation tasks have been completed and the Change has been implemented); or

(f)    “Closed” (i.e., completed and not implemented).

Upon request

7.3	Supplier Services Reports

Ref	Report	Report Description	Frequency
7.3.1	Monthly Business Review Report

Supplier shall provide a report of the Supplier Services highlights during the previous month including:

(a)  Key enterprise Service delivery highlights and failures

(b)  Operational metrics

(c)  Productivity metrics

(d)  Escalations review

(e)  Key learning and focus areas

(f)   Process improvement initiatives

(g)  Key activities planned for the next period

Monthly
7.3.2	Implementation Plan Status Report

Supplier shall provide a report of the Supplier Implementation Status including:

(a)   Deliverable actual vs. projected timeline for overall program

(b)   Deliverable actual vs. projected timeline for each work stream (BPO, ITO, Reporting, etc.)

(c)   Interwork stream dependencies and action items to address

Weekly / Monthly

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule K

Reports

Ref	Report	Report Description	Frequency

(d)   Risk items and mitigation to address to maintain implementation timeline

(e)   Overall adjustments needing to be made to implementation plan for ad hoc items identified during KA/KT for both ITO/BPO

(f)    Program closeout of implementation items as deliverables are achieved and delivered

7.3.3	Service Level Performance Report	Report of performance against all Service Levels pursuant to Schedule B (Service Level Methodology).	Monthly
7.3.4	Governance Action Items	Supplier shall provide a report of items discussed, items needing action and/or resolution, tracking item/action “owner” to gain resolution during the governance meeting to track to item close.	Monthly

7.4	Project Reports

Ref	Report	Report Description	Frequency
7.4.1	Project Status Report

Supplier shall provide a report for each Project in process highlighting the following:

(a)   Overall status of the Project

(b)   Effort and cost metrics

(c)   Actual vs. estimated hours, including updated estimate-to-complete

(d)   Forecast of Project performance

(e)   Execution highlights

(f)    Current risk and issue tracker

(g)   Identified Problems

(h)   Service introduction preparation status and alignment review

(i)    Additional reporting requirements as defined by the Triple-S designated Project Manager

Weekly

8.	claims services reports

Supplier shall provide Triple-S the following reports relating to the Claims Services:

Ref	Report	Report Description	Frequency
8.1	Claim Inventory Reports	Reports describing the following information regarding the Claims Services: • Time and Claim count reporting;	Daily / Weekly / YTD

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule K

Reports

Ref	Report	Report Description	Frequency
• Claim volume by engine, time, status; • Claims under various LOBs; • Claim auto-processing, autofail and pended; and • Void and re-processed Claim reports.
8.2	Service Level Performance Report	Supplier will provide a monthly report as described in Schedule B that details the overall performance of each Service Level and it’s “met” or “not met” of the goal metric.	Monthly
8.3	Claims Performance	% of Claims Auto-Adjudicated. The result shall be calculated in accordance with the following formula: (i) Number of Claims Auto-Adjudicated by Supplier divided by (ii) total number of Claims Auto-Adjudicated by Supplier during each month.	Monthly
8.4	Average Claims Adjudication Cycle Time	Average Claims -Adjudication Time. The average time taken for a Claim to be Adjudicated by Supplier during each month.	Monthly
8.5	Cycle Time	Average Claims Adjustment processing Time. The average time taken for a Claim to be Adjusted by Supplier during the month.	Monthly
8.6	Inventory Tracking – Claims aged 10 days	Number and value of Claims aged > ten (10) calendar days (reported by volume of Claims and Claim value (i.e., dollars)). Number and value of Claims in the processing queue for more than ten (10) calendar days.	Monthly
8.7	Inventory Tracking – Claims aged 25 days	Number and value of Claims aged > twenty-five (25) calendar days (reported by volume of Claims and Claim value (i.e., dollars)). Number and value of Claims in the processing queue for more than twenty-five (25) calendar days.	Monthly
8.8	Inventory Tracking – Claims aged over 30 days	Number and value of Claims aged > thirty (30) calendar days (reported by volume of Claims and Claim value (i.e., dollars)). Number of and value of Claims in the processing queue for more than thirty (30) calendar days	Monthly
8.9	Inventory Tracking – Adjustments aged over 10 days

Number and value of Adjustments aged > ten (10) calendar days (reported by volume of Adjustments and Adjustment value (i.e., dollars)). Number and value of Adjustments in the processing queue for more than ten (10) calendar days

Monthly
8.10	Inventory Tracking – Adjustments	Number and value of Adjustments aged > twenty-five (25) calendar days (reported by volume of Adjustments and Adjustment value (i.e., dollars)). Number and value of	Monthly

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule K

Reports

Ref	Report	Report Description	Frequency
	aged over 25 days	Adjustments in the processing queue for more than twenty-five (25) calendar days.
8.11	Inventory Tracking – Adjustments aged over 30 days

Number and value of Adjustments aged > thirty (30) calendar days (reported by volume of Adjustments and Adjustment value (i.e., dollars)). Number and value of Adjustments in the processing queue for more than thirty (30) calendar days.

Monthly
8.12	Production	Number of manual Claims processed each month.	Monthly

9.	it services reports

Supplier shall provide Triple-S the following reports relating to the IT Services:

Ref	Report	Report Description	Frequency
9.1	Support Reports

Reports describing the following information relating to support Functions as part of the IT Services:

•      Incident influx;

•      Incident backlog;

•      Incident closures;

•      Incident priority;

•      Incident aging;

•      Incident MTTR (meant time to repair); and

•      Incident meant time to respond

Daily / Weekly / YTD
9.2	Problem Management

Reports describing the following information relating to Problem management Functions as part of the IT Services:

•      Problem influx;

•      Problem backlog;

•      Problem closures;

•      Problem by application; and

•      Problem aging.

Daily / Weekly / YTD
9.3	Change & Release Management	Reports describing the following information relating to Problem management Functions as part of the IT Services: • Planned releases; • Release status; and • Release quality.	Per release cycle
9.4	Support	Reports describing the following information relating to support and Service Level compliance Functions as part of the IT Services: • P1 Incidents; • P2 Incidents;	Daily / Weekly / YTD

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule K

Reports

Ref	Report	Report Description	Frequency
• P3 Incidents; and • Application downtime.
9.5	Application Services

The following reports relating to application services Functions as part of the IT Services:

•      Executive summary of application status;

•      Application health check;

•      Production uptime / downtime; and

•      Application status.

•      Health of the B2B interfaces, automated reporting, and batch processes

Daily / Weekly / YTD
9.6	Infrastructure Assets

Asset Management reporting shall be performed at a minimum as defined by regulatory needs. Additional reporting of assets may be performed as agreed by the Parties. Asset Management items may include the following.

•      Physical server and desktop assets.

•      Virtual server and desktop assets.

•      Network appliances

•      Other assets in the public and private IP space.

•      Storage Assets (SAN/NAS/Direct Attached/Cloud)).

Per regulatory requirements
9.7	Network Performance

Network Performance monitoring and reporting shall be performed at a minimum as defined by regulatory needs. Additional reporting of assets may be performed as agreed by the Parties. Network Performance Indicators may include the following.

•      Ingress and egress traffic statistics on network interfaces.

•      Server performance metrics that may include performance indicators regarding availability, response time, packet loss, and temperature.

•      Performance indicators regarding service response time.

Per regulatory requirements
9.8	Security – Vulnerability

Vulnerability Scans and Vulnerability Scan reporting shall be performed at minimum as defined by regulatory needs. Vulnerability Scans and Vulnerability Scan Reporting may be performed more frequently on high value assets as agreed by the Parties. Vulnerability Reports may include such items as follows.

•      IP Address/Subnets scanned, vulnerability or violation indicated, and last scan date.

Per regulatory requirements

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule K

Reports

Ref	Report	Report Description	Frequency
9.9	Identity and Access Management (Includes Privileged Users)

Identity & Access Management (IAM) reporting shall be performed at minimum as defined by regulatory needs. IAM monitoring and reporting will be defined largely by determining business goals, but some examples of IAM reports may include the following.

•      Identity & Access Provisioning, De-provisioning, and Attestation Audits.

•      Privileged access notification for high value targets

•     Audit & Reporting

•     Administrative activities (User accounts and Access policies)

•     User logins & Application access

•     Application services availability

Per regulatory requirements
9.10	System/Security Logs

System & Security logs shall be collected on assets and functions performed at a minimum as defined by regulatory needs. Log sources and event configuration shall be determined by business requirements and goals. Configuration standards and management shall be put in place to ensure the collection of logs throughout the environment. Some events collected may include the following as examples.

•      System Events – Success/Failure

•      Hardware Events – Success/Failure

•      Directory Service Events – Domain controller record of Active directory changes

•      Security Log – Events set for auditing with local or global group policies

•      Application Log – Start/Stop/Failure events

Per regulatory requirements

Triple-S / Supplier Confidential

Schedule L

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE L

IT SECURITY ADDENDUM

Schedule L	IT Security Addendum

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

SCHEDULE L

IT SECURITY ADDENDUM

Except as noted in the exceptions list below, Supplier shall comply with the requirements of the policies attached as Appendix 1 (IT Security Policies) to this Schedule L (IT Security Addendum) as such policies are applicable to Vendors of Triple-S and the Services.

Exceptions

Supplier’s obligation to comply with the policies listed in Appendix 1 below shall not include the obligation to comply with the following policies or requirements contained therein:

1.	Any requirements directly related to Functions retained by Triple-S under the Agreement;

2.	Any requirement reserving Triple-S audit rights to networks and systems is only applicable to Triple-S environments, and not to Supplier hosted environments, except as set forth in Schedule M (Audit and Record Retention Requirements).

3.	Any provisions regarding employment and discipline of Supplier Personnel. Supplier will follow Supplier’s internal guidelines regarding employment and discipline of Supplier Personnel; provided, however, that this exclusion does not limit the other obligations of the Parties with respect to Supplier Personnel set forth in the Agreement.

4.	Any requirement directing employees to report to Triple-S Privacy Office. Supplier Personnel will report as required through Supplier’s privacy, security and compliance reporting channels, and Supplier will report to Triple-S as required under the Agreement;

5.	Policy ISP#3 – Section VI.4, requirement that Supplier scan the network at least on a weekly basis to detect the presence of unauthorized component or devices. Supplier shall scan workstations used to provide the Services. Supplier shall begin monitoring the network for unauthorized components or devices after Triple-S implements a capable network access control solution. If Triple-S desires to engage Supplier to implement such solution, it will be Application Support Services and/or a Special Infrastructure Project, as applicable.

6.	Policy ISP#4 – Section VI.1.b, requirement to comply with TSM Record Retention Policy. Supplier shall meet the record retention requirements set forth in Schedule M;

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule L

IT Security Addendum

7.	Policy ISP#4 – Section VI.7, requirement to store all important and critical Triple-S information in the “My Documents” folder and to ensure that the “My Documents” folder of the user will not be backed-up. Supplier will comply with this policy after Triple-S updates the policy to reflect Triple-S’s use of OneDrive;

8.	Policy ISP#8, Section VI.1.n, requirement to perform a full functional Disaster Recovery test on an annual basis. Supplier will perform Disaster Recovery tests for the applicable In-Scope Applications and the servers, as identified in the Business Impact Analysis;

9.	Policy ISP#20 – Section VI.3.b, requirement to have log view records for all systems.

10.	Policy ISP#21 – Section VI.2.b, requirement required vulnerability and penetration assessments. Supplier shall perform vulnerability and penetration assessments in coordination with Triple-S and its third party vendor;

11.	Policy ISP#22 – Section VI.3.b, requirement for teleworkers to use the Symantec VIP two factor authentication system to establish remote connection to the network. For this requirement, Supplier may use a different, but comparable solution, as Symantec VIP;

12.	Policy ISP#25 – Section VI.1.i, requirement to quarterly monitor the risk mitigation plan. Supplier will comply with the requirements set forth in Schedule M; and

13.	Policy ISP#27 – Section VI.7, requirement to apply patches during the listed time windows. Supplier will have the ability to implement patches outside of the defined windows for any patches to address security, vulnerability, or business critical patches in order to maintain a secure and stable environment.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE L

APPENDIX 1 – IT SECURITY POLICIES

Schedule L, Appendix 1	Triple S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT and Information Security Policies

Approved by and Date

Issued by: Miguel O. Mercado, Cyber & Information Security Director		Effective Date: Sep 1, 2016
Revised by: Miguel O. Mercado	Date Revised: Aug. 11, 2016	Version: 1.2
Approved by: Juan José Díaz, Chief Information Officer (CIO)

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Acceptable Use	1
Anti-virus and Anti-Spyware	10
Asset Management Policy	14
Backup & Retention	18
Change Management	23
Clear Desk & Clear Screen	27
Data Classification	30
Data Integrity and Interoperability	35
Encryption and Cryptographic Algorithms	40
General Information Security	45
Information Exchange	49
IT Compliance Management	54
Network Security	61
Password Management	66
Physical and Environmental Security	70
Remote Access	75
Removable Device Management	79
Retention and Disposal	83
Security Awareness and Training	88
Security Monitoring Policy	91
Technical Vulnerability Management Policy	97
Teleworking	100
Third Party Services Risk Management	105
User Access	107
Information Security Risk Analysis	113
Business Continuity Management	117
Patch and Vulnerability Management Policy	121

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 1
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish what is considered acceptable (and also unacceptable) use of computer and related media in TSM in order to reduce unauthorized access to sensible information (i.e. corporate, personnel and EPHI information), security breaches and of course avoid legal issues associated with such breaches.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches. The policy also help identify how individually-identifiable health information should be used.

Triple-S Management Corporation (TSM) has developed and adopted the Acceptable Use Policy to provide management with direction, support and protection for inappropriate, unauthorized, and even illegal actions performed by users, whether the action is performed knowingly (intentionally) or by ignorance.

Internet systems that includes: desktop computers, laptops and other mobile media (tablets, smartphones), file transfer protocols, operating systems, network accounts, electronic mail, all electronic storage media, are the property to TSM. All of these resources are to be used only for business, never for personal use.

TSM shall ensure that all the in scope parties are formal communicated of TSM Information Security Policies. TSM has implemented training programs to guide users on the importance of properly using the information of TSM, and at the same time raise awareness of existing regulations and corporate policies and procedures to ensure full compliance with all the requirements.

Access to the TSM information systems and applications will be provided to users to support business activities and only on a need-to-know basis to perform their jobs responsibilities.

IV.	Definitions:

1.	Blogging: The activity of adding new entries to a blog or website usually designed to present the owner’s thoughts and ideas, observations, opinions and experiences.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 2
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

2.	Honeypot: A location in network that is expressly set up to attract and study malware that attempts to penetrate the network or computer system.

3.	Honeynets: Contains one or more honey pots, which are computer systems on the Internet expressly set up to attract and "trap" people who attempt to penetrate other people's computer systems.

4.	Proprietary Information: The information that is not considered public. This may include: corporate, financial and system information.

5.	Spam: Any electronic junk mail received by users and most unsolicited e-mail.

6.	Cloud Platform: A system where applications or systems may be run in an environment composed of utility services in an abstract environment, such as the Internet. Internet- based computing, where shared resources, data and information are provided to computers and other devices on-demand.

7.	Cloud Storage: A popular method used for data storage on the Internet. This could be free or paid.

8.	Mobile device: Any portable equipment used in technology.

9.	BYOD: An acronym for Bring Your Own Device. A custom on the corporate culture where the employer approves the use of employee personal devices such as phones and tablets for the daily job function.

10.	Jail Break: Term used to unlock the operating system of a smartphone, tablet or any portable device without its default security system.

11.	Root: Rooting gives the user administrator rights to alter the OS, tweak the hardware and unlock the phone from its carrier.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 3
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

1.	The following General Use and Ownership practices help the organization prevent confidentiality and security breaches:

a)	All users should know that all generated information through TSM networks and systems is property of TSM.

b)	A physical inventory of all TSM devices and the authorized personnel to use the devices (e.g. Laptops, Desktops Computers, and Corporate Cellphones among others) shall exist and be updated frequently. All devices shall be labeled with either a TSM inventory number, or logo for proper identification.

c)	Authorized users may access, use or share TSM proprietary information only to the extent it is authorized and necessary to fulfill the user assigned job duties (e.g. minimum necessary).[Core-16(a)] [Core 15(b)]

d)	All users shall be liable for the protecting the information stored on systems, applications, directories and network devices belonging to TSM and shall exercise good judgment regarding the reasonableness of the use of the equipment and the information. [Core- 15(b)]

e)	For security and network maintenance purposes, TSM, authorized individuals shall supervise and monitor equipment, system and network traffic. [Core-15(a)(b)(c)]

f)	TSM reserves the right to audit network and systems if necessary on a periodic basis to ensure compliance with this policy. [Core-15(a)(c)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 4
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

g)	All system accesses will be disabled and/or deleted upon termination of employee, completion of contract, end of service of non-employee, or disciplinary action arising from violation of this policy. In the case of a change in job function and/or transfer the original access will be discontinued, and only reissued if necessary and a new request for access is approved. [Core-15(b)]

2.	Security and Proprietary Information:

The following Security and Proprietary Information protection practices help the organization prevent confidentiality and security breaches [Core-15(b)].

a)	Providing access to another individual, either deliberately or through failure to secure its access is prohibited.

b)	All computing devices must be secured with a password-protected screensaver with the automatic activation feature set at 10 minutes or less. The user must lock the screen or log off when the device is unattended.

c)	Posting by employees from a TSM email address or systems on blogs or social networking sites is prohibited unless posting is in the course of business duties.

3.	Unacceptable Use:

The following activities are not considered an acceptable use of the organization information and information assets. Not following these recommendations could place individually- identified health information and company information at risk. Note that some users may be exempted from some of the restrictions during the course of their legitimate job responsibilities (e.g., system administrator staff may have a need to disable the network access of a host if that host is disrupting production services).

a)	Under no circumstances an employee of TSM is authorized to engage in any activity that is illegal under local, state, federal or international law while utilizing TSM owned resources. [Core-15(b)]

b)	Violations of the rights of any person or company protected by copyright, trade secret, patent or other intellectual property, or similar laws or regulations, including, but not limited to, the installation or distribution of "pirated" or other software products that are not appropriately licensed for use by TSM. [Core-15(b)]

c)	Unauthorized copying of copyrighted material including, but not limited to, digitization and distribution of photographs from magazines, books or other copyrighted sources,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 5
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

copyrighted music, and the installation of any copyrighted software for which TSM or the end user does not have an active license is strictly prohibited. [Core-15(b)]

d)	The use or installation of unauthorized software, including obtaining data and/or software from external networks is prohibited. [Core-15(b)]

e)	Accessing data, a server or an account for any purpose other than conducting TSM business, even if you have authorized access, is prohibited. [Core-16(a)]

f)	Exporting software, technical information, encryption software or technology, in violation of international or regional export control laws, is illegal. The appropriate management should be consulted prior the export of any material that is in question.[Core-15(b)]

g)	Introduction of malicious programs into TSM network environment (e.g., viruses, worms, Trojan horses, e-mail bombs, ransomware, etc.). [Core-15(b)]

h)	Revealing your account password to others or allowing use of your account by others. This includes family and other household members when work is being done at home. [Core-15(b)]

i)	Using a TSM information technology asset to actively engage in procuring or transmitting material that is in violation of sexual harassment or hostile workplace laws in the user's local jurisdiction.

j)	Making fraudulent offers of products, items, or services originating from any TSM account.

k)	Making statements about warranty, expressly or implied, unless it is a part of normal job duties.

l)	Effecting security breaches or disruptions of network communication. Security breaches include, but are not limited to, accessing data of which the employee is not an intended recipient or logging into a server or account that the employee is not expressly authorized to access, unless these duties are within the scope of regular duties. For purposes of this section, "disruption" includes, but is not limited to, network sniffing, pinged floods, packet spoofing, denial of service, and forged routing information for malicious purposes. [Core- 15(b)]

m)	Port scanning or security scanning is expressly prohibited unless prior notification to the Information Security Group is made. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 6
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

n)	Executing any form of network monitoring which will intercept data not intended for the employee's host, unless this activity is a part of the employee's normal job/duty. [Core- 15(b)]

o)	Circumventing user authentication or security of any host, network or account. [Core- 15(b)]

p)	Introducing honeypots, honeynets, or similar technology on the TSM networks. [Core- 15(b)]

q)	Using any program/script/command, or sending messages of any kind, with the intent to interfere with, or disable, a user's terminal session, via any means, locally or via the Internet/Intranet/Extranet. [Core-15(b)]

r)	Providing confidential information about TSM employees to parties outside TSM. [Core- 15(b)]

4.	Email and Communication Activities:

The following practices help the organization prevent confidentiality and security breaches and therefore are prohibited [Core-15(b)]:

a)	Sending unsolicited email messages, including the sending of "junk mail" or other advertising material to individuals who did not specifically request such material (email spam).

b)	Any form of harassment via email, telephone or texting, whether through language, frequency, or size of messages.

c)	Unauthorized use, or forging, of email header information.

d)	Creating or forwarding "chain letters", "Ponzi" or other "pyramid" fraudulent schemes of any type.

e)	Use of unsolicited email originating from within TSM networks or other information technology service providers on behalf of, or to advertise, any service hosted by TSM or connected via TSM network unless this activity is part of normal business activity.

f)	Posting the same or similar non-business-related messages to large numbers of Usenet newsgroups (newsgroup spam).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 7
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

g)	Employees should never open e-mails received from unknown senders as these e-mails may contain malware.

5.	Blogging and Social Media:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

a)	Blogging by employees, whether using Triple-S Management Corporation (TSM) property and systems or personal computer systems, is also subject to the terms and restrictions set forth in this Policy. Blogging from TSM systems is also subject to monitoring.

b)	Users shall also carefully control what information they post on social media accounts and to whom this information is available. This particularly applies to users who actively participate on social media sites as part of their company job function, in order to network with customers and promote brand awareness.

c)	TSM Confidential Information policy also applies to blogging. As such, Employees are prohibited from revealing any TSM confidential or proprietary information, trade secrets or any other material covered by TSM Confidential Information policy when engaged in blogging.

d)	Employees shall not engage in any blogging that may harm or tarnish the image, reputation and/or goodwill of TSM and/or any of its employees. Employees are also prohibited from making any discriminatory, disparaging, defamatory or harassing comments when blogging or otherwise engaging in any conduct prohibited by TSM Non- Discrimination and Anti-Harassment policy.

e)	Employees shall also not attribute personal statements, opinions or beliefs to TSM when engaged in blogging. If an employee is expressing his or her beliefs and/or opinions in blogs, the employee shall not, expressly or implicitly, represent itself as an employee or representative of TSM. Employees shall assume any and all risk associated with blogging.

f)	Apart from following all laws pertaining to the handling and disclosure of copyrighted or export controlled materials, TSM trademarks, logos and any other TSM intellectual property shall also not be used in connection with any blogging activity.

6.	Cloud Base Storage Sites:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 8
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

Triple-S Management Corporation (TSM) has contracted the services of “Box” (cloud platform). This is the TSM authorized cloud platform for the secure online storage of TSM files.

a)	User access to “Box” shall be authorized by the Information & Cyber Security Director to support business activities, only in a need-to-know basis to allow the authorized users to perform their jobs functions and responsibilities.

b)	All files, data and information with PHI, PII, ePHI or any other sensitive information property of TSM store using the cloud platform (Box) shall be encrypted with PGP or other mechanisms.

c)	The use of cloud base store sites such as (Dropbox, OneDrive, Google Drive, Amazon, Copy, and iCloud) are not considered an acceptable use. The Users shall not storage any type of TSM data and/or information. All users shall maintain and protect the confidentiality of all TSM data and information systems.

d)	Users shall not use the designated TSM “Box” account for personal use. The storage of files, music, pictures or other data not related to TSM business purposes is prohibited.

7.	Mobile Devices:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

This policy establishes the rules for the proper used of mobile devices (BYOD/Corporate Owned) whenever it is use to access to Triple-S Management Corporation (TSM) networks or corporate email, in order to protect the confidentiality of sensitive data, the integrity of data and applications, and the availability of services at TSM, as well as corporate assets (confidentiality and integrity) and continuity of the business (availability).

TSM reserves the right to disconnect any device or disable the access to TSM networks or application services without notification. The users shall use his or her devices always in an ethical manner and agrees to adhere to the TSM applicable policies and procedures.

a)	Mobile devices must be passwords/PIN protected.

b)	Users shall maintain the original device operating system and keep the device current with security patches and updates, as released by the manufacturer.

c)	Users shall not “Jail Break” nor “Root” the device (installing software that allows the user to bypass standard built-in security features and controls).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#1	Page 9
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Acceptable Use

d)	Users agree to delete any sensitive business files that may be inadvertently downloaded and stored on the device, and that is not going to be used anymore.

e)	Users are responsible for security and backing up all personal information on their mobile devices.

f)	Users must take appropriate precautions to prevent others from obtaining access to their mobile device(s).

g)	Mobile devices user credentials (User-ID, PIN, and Password) shall not be share with other personnel.

h)	Employees are responsible for immediately notifying to TSM in case of device loss or theft.

i)	Selected TSM mobile device activities can be tracked and monitored.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 10
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Anti-virus and Anti-Spyware
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish requirements which must be followed by all users of the organization and be met by all computers connected to the TSM network. The adoption and enforcement of the policy help reduce the organization risk against malicious programs such as malware, botnets and computer viruses.

Computer viruses, malware, botnets and spyware are some of the most significant threats against computer environment connected to the Internet. The Internet has made the propagation of malicious programs part of the global cyber-crime industry. This industry today counts with computer viruses, malware, botnets and spyware program developers as well as formal distribution and harvesting channels. One of the main goals of the cyber-crime industry is to steal customer sensitive information and promote fraud and cyber-espionage against individuals and corporations. The channel is highly effective due to the following factors:

1.	Easy and rapid access to the internet by cyber criminals.

2.	Cyber-criminals leverage the very low cost of the internet channel.

3.	Billions of users connected to the internet provide a great incentive to cyber-criminals to harvest this channel for committing fraud.

4.	Most internet users have a very low level of awareness cyber-crime and cyber-crime techniques.

5.	Global nature of the internet makes criminal prosecution harder.

For these reasons proper maintenance and operation of the anti-virus and anti-spyware system is one of the primary security layers used by TSM to protect its IT assets against malware and other types of attacks. The anti-virus and antispyware system is designed to detect and protect the IT assets based on the Windows operating system used by TSM.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 11
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

Triple-S Management Corporation (TSM) has developed and adopted the Anti-Virus and Anti- Spyware Policy to provide management with direction and support for the implementation of safeguards to detect, prevent and recover, against malicious programs such as malware, botnets and computer viruses.

IV.	Definitions:

1.	Virus: A program that enters a computer usually without the knowledge of the operator. Some viruses are mild and only cause messages to appear on the screen, but others are destructive and can wipe out the computer's memory or cause more severe damage.

2.	Botnet: A network of computers created by malware and controlled remotely, without the knowledge of the users of those computers.

3.	Malware: Software that is intended to damage or disable computers and computer systems. Including computer viruses, worms, trojan horses, ransom ware, spyware, adware and other malicious programs.

4.	Spyware: Software that aims to gather information about a person or organization without their knowledge and that may send such information to another entity.

V.	Responsibilities:

All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

1.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

2.	Non-Compliance

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 12
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	TSM Microsoft based Windows servers, workstations and laptop computers must have TSM's approved and supported anti-virus and anti-spyware agent installed and scheduled to run at regular intervals. [Core-15 (b)]

2.	The anti-virus and anti-spyware agent and its virus and spyware signature database must be configured for performing automatic updates of the system malicious program database. [Core-15 (b)]

3.	All new software and files downloaded from the internet must be subject to screening by the anti-virus and anti-spyware system before being allowed in the internal network. [Core- 15(c)]

4.	The Desktop Management Group (DMG) is responsible for removing from the TSM network virus-infected computers until they are verified as virus-free. Confirmation of the verification shall be send to the Information Security Group. [Core-15(c)]

5.	The Infrastructure Management Group (IMG) is responsible for removing from the TSM network virus-infected servers until they are verified as virus-free. Confirmation of the verification shall be send to the Information Security Group. [Core-15(c)]

6.	The Information Security Group is responsible for creating procedures to ensure that anti- virus and anti-spyware software is run at regular intervals, to confirm that computers are verified as virus-free. [Core-15 (b)]

7.	Audit logs shall be generated and be maintained of the checks performed by the anti-virus software. Audit logs of the anti-virus and anti-spyware system will be managed by the Information Security group. [Core-15(c)]

8.	Employees, temporary personnel, contractors and Service providers granted access to the TMS network are prohibited from performing any activities with the intention to create and/or distribute malicious programs into TSM's networks (e.g., viruses, spyware, malware, worms, Trojan horses, e-mail bombs, etc.) are prohibited, in accordance with the TSM Acceptable Use Policy. [Core-15(b)]

9.	Machines with operating systems other than those based on Microsoft Operating System are exempted from this policy. [Core-15 (b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#2	Page 13
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name: Anti-virus and Anti-Spyware

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#3	Page 14
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name:	Asset Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to ensure that IT assets are clearly identified and that an inventory of all IT assets is maintained and updated ton ensure accountability and protection of the electronic information stored in the asset. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the IT Asset Management Policy to provide management with direction and support to ensure that management requires ownership, defines responsibilities and maintains accountability for the protection of the organization computing assets. [Core-15(b)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 15
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	IT Asset Lifecycle Program

TSM shall implement an IT Asset Lifecycle Program, monitor its effectiveness making changes as needed. TSM shall implement six (6) stages for the lifecycle of an IT asset. The following activities for each stage must include: [Core-15(b)]

a)	Planning: Defining supporting processes, setting standards for configuration and retention, aligning purchase plans to business goals, collecting aggregate information on intended purchases, and negotiating volume discounts.

b)	Procurement: Requisitioning, approving, ordering, receiving and validating orders.

c)	Deployment: Tagging assets, entering asset information in a repository, configuring and installing assets including:

o	Disabling unnecessary or insecure services or protocols

o	Limiting servers to one primary function

o	Defining system security parameters to prevent misuse

d)	Management: Inventory / counting, monitoring usage, managing contracts for maintenance and support, and monitoring configuration.

e)	Support: Adding and changing configurations, repairing devices, and relocating equipment and software.

f)	Disposition: Removing assets from service, deleting storage contents, disassembling components for reuse, disposing of equipment, terminating contracts, disposing of equipment, and removing or eliminating assets from the active inventory.

The inventory of IT assets shall include capital and non-capital assets. Capital assets are considered property, plant and equipment (assets that are usually capitalized). For capital assets an annual inventory must be performed at least once a year. [Core-15(b)]

Non-capital assets are those that are usually, due to the lower cost considered as a supply expense (i.e. pen drives, etc.). [Core-15(b)]

2.	Inventory of IT assets

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 16
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

The organization shall identify, tag and inventory all IT assets including information (e.g. ePHI, PII) and document the importance of these assets. The IT asset inventory shall include the information necessary to uniquely identify the IT asset. [Core-15(b)]

The inventory of IT assets shall include the following information elements (where applicable): [Core-15(b)]

o	Equipment serial number.

o	Equipment or machine name.

o	Information system of which the component is a part.

o	Type of information system component (i.e. server, desktop, laptop, application, database, etc.).

o	Operating System (OS) type and version.

o	Service Pack (SP) level.

o	Presence of virtual machines

o	Application or database software version/license information (i.e. [***], MS SQL Server).

o	Physical location (i.e. building/room number).

o	Logical location (i.e. IP address, position with the IS architecture).

o	Media access control (MAC) address.

o	Ownership by position and role.

o	Operational status (i.e. Active/Inactive).

o	Primary and secondary system administrators.

o	Primary and secondary application administrators.

o	Primary business application owner.

o	Asset classification level based on data classification criteria (i.e. CONFIDENTIAL).

3.	Equipment assigned to employees, temporary employees or contractors

Records of property assigned to employees of the organization, temporary employees or contractors (laptops, tablets, cell phones, external drives, and similar peripherals) shall be maintained. [Core-15(b)]

The equipment record shall be used to ensure that all the assigned property is returned to the organization upon the employee termination or transfer out of the department or upon termination of the temporary employee contract or upon termination of the contractor contract. [Core-15(b)]

The manager of the employee or of the contractor is responsible for ensuring that during the employee exit process or the contractor termination process the assigned equipment is returned and that the IT asset inventory is updated. In case of laptops and notebooks the IT

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Policy No.: ISP#3	Page 17
Effective Date: 09/01/2016
Review Date: 06/05/2016
Department: Information Security
Policy Name: Asset Management Policy

asset shall be returned to the Desktop Management Group (DMG) for updating of the IT asset inventory. [Core-15(b)]

Laptops and any other equipment assigned to employees, temporary employees and contractors must be reviewed and updated annually. [Core-15(b)]

4.	IT Asset inventory

TSM shall employ automated mechanisms to scan the network at least on a weekly basis to detect the presence of unauthorized components or devices (including hardware, firmware and software) into the information system. TSM shall disable network access by such components. [Core-15(b)]

5.	Inventory of Wireless Access Points (WAP)

TSM shall maintain an inventory of Wireless Access Points (WAP). This inventory shall also be updated on an annual basis or when WAP are removed or added. [Core-15(b)]

6.	Ownership of IT Assets

All IT assets must be assigned a System Owner who will be responsible for the asset (protection, storage, transfer protocols, destruction). Although property might be assigned to contractors or volunteers for business purposes, ownership will remain in TSM to the officer assigned such ownership. [Core-15(b)]

7.	Accepted use of IT Assets

Refer to Acceptable Use Policy for details.

8.	Sensitive System Isolation

Sensitive systems shall have a dedicated and isolated computing environment. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 18
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the organization backup and retention policy in order to protect the confidentiality, integrity and availability of critical data required to support TSM business operations.

II.	Scope:

This policy applies to all TSM and its subsidiaries equipment (e.g. laptops, desktops, servers etc.), data and systems, owned or operated by TSM where the organization provides services to its customers. In order to safeguard the information assets of TSM and to prevent the loss of data in the case of an accidental deletion or corruption of data, system failure, or a disaster.

III.	Policy:

This policy supports the organization plan for storage, maintenance and destruction information [Core-13b].

Triple-S Management Corporation (TSM) has developed and adopted the Backup and Retention Policy to provide management with direction and support for the implementation of secured and protected backup processes in order to ensure the availability of the critical business information in case of major disaster or system interruption. The implementation of robust backup and retention procedures also help minimize potential loss or corruption of critical data reducing the organization level of risk against unexpected interruptions and events.

IV.	Definitions:

1.	Backup: The activity of storing data, files or databases in a secured environment (equipment, cloud) in case of catastrophe or hardware failure.

2.	Full Backup: A backup of a set of specified files, often the entire contents of a disk, regardless of when they were last modified.

3.	Incremental Backup: Incremental backups only backup the files that have been modified since the last backup. If dump levels are used, incremental backup’s only backup files changed since last backup of a lower dump level.

4.	Restore: The process of copying files forms a backup location to a hard drive or other acceptable media. A restore can be performed when backup data is needed and as part of a testing process.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 19
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

5.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used.

6.	Retention: The period established to keep backup media. This period must be in compliance with local and Federal regulations.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization process for storage, maintenance and destruction information [Core-13b].

1.	Scheduling and Retention:

a)	TSM shall implement backup and retention schedules to ensure that application and system data are safeguarded against destruction and lost.

b)	TSM is committed to retain and preserve the application and system data for the period of time required by federal and local laws and with the requirements of the Record Retention policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 20
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

c)	Full and incremental backups shall be performed and verified on a daily, weekly, and monthly basis for Mainframe, Unix, Windows and VM Ware base systems.

d)	A full backup shall be made at least once a month and will be retained for a minimum of one year.

e)	A full backup shall be made at least once a year and will be retained for a minimum of ten years.

f)	Full and incremental backups shall be performed for all business applications and databases.

g)	All backups shall be subject to verification on a daily, weekly, and monthly basis and backup error conditions should be monitored, log and notified to management for investigation and executions of the backup process.

h)	Automatic backup verification process shall be performed, to ensure backups are completed successfully and without error.

i)	Backups shall be monitored and problem management procedures shall be followed if error conditions are generated that could impact the integrity and completeness of the backup process.

j)	Procedures for retention, and storage of backup media shall be designed, implemented and documented. Backup tapes will be rotated on a daily, weekly, and monthly basis to a secured off-site storage facility (International Safe Deposit) and maintained according to a predefined retention schedule.

k)	Tape media inventory shall be performed on a monthly and quarterly basis for mainframe and distributed systems, respectively.

l)	Controls must be in place to ensure backup tapes data are not reuse until retention period expires.

2.	Onsite and Offsite Storage:

a)	Depending on the criticality of the data, TSM shall ensure its preservation by moving the data to the contracted offsite backup storage facility using a data encryption mechanism.

b)	Data considered critical for the business continuity must be moved to an offsite storage at least once a week.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 21
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

c)	Network infrastructure backups, and system critical files must be moved to an offsite storage at least once a month.

d)	When the backup service is delivered by the third party, the service level agreement shall include the detailed protections to control confidentiality, integrity, and availability of the back-up information.

3.	Storage Access and Security:

a)	All backup media must be stored in a secure area that is accessible only to authorized personnel.

b)	Physical and environmental controls shall be in place to protect the backup tapes.

4.	Restorations:

a)	All restorations require approval from the designated Data Owner and/or Application Owner. The requestor must fill out a "Restore and Recovery Data" form.

5.	Verification:

a)	The backup system shall be tested periodically by restoring a single random file from a random equipment, and manually inspecting it for accurate recovery. The recovery tests will be stored into secured temporary areas so that current "real" user copies of the files will not be overwritten.

b)	Backup verification processes must be enabled to facilitate the automatic backup verification purposes and adequate exception notification configured.

c)	Failed backups will be re-started twice automatically by the backup tools implemented at TriServe.

6.	Documentation:

a)	Backup procedure must be documented. Procedure should describe how to execute backup process and the data restoration process. The procedure must include a list of all the systems and files that are backed up as well as frequency, retention and in-site / off-site backup details.

7.	Responsibilities and other important consideration:

a)	Information that it is stored in the "My Documents" folder of the user (e.g. Desktop) will not be backed-up, it is the responsibility of the employee to store all important and critical TSM information in the "My Documents” folder.

VII.	Attachments:

ATTACHMENT A - Backup & Retention Procedure [Core-13b]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#4	Page 22
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Backup & Retention

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 23
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the requirements of the change management process required to control the request, approval and implementation of changes to TSM systems, applications and IT infrastructure. The objective of the policy if to help to minimize the risk of impact to TSM IT services and customers as well as resulting in the introduction of significant vulnerabilities in the TSM IT systems.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers and host its IT systems, applications and IT infrastructure components.

III.	Policy:

This policy supports the organization data integrity process of electronic information [Core- 13(a)].

Triple-S Management Corporation (TSM) has adopted a Change Management Policy to provide management with direction and support for the implementation of processes and controls to effectively manage risks associated with changes to IT systems and the organization IT infrastructure. As a standard practice changes should be documented, approved, tested and validated. This policy is designed to ensure the organization designs and implement procedures and controls for management of the change management process. These processes and controls are required to meet operational and compliance requirements as well as reduce the level of risk for the organization by ensuring that changes are subject to an approval process before being deployed to the production environment.

IV.	Definitions:

1.	Change Management: A systematic approach to managing all changes made to a product or system.

2.	Fallback: Actions to revert software implemented changes that failed and therefore it is requiring going back to the original state.

3.	Outsourced software development: Software made by a third party contracted by an organization with specific requirements.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 24
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

2.	In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization data integrity process of electronic information [Core-13(a)].

1.	Changes to Information Technology (IT) assets and systems, such as operating system, hardware, software, application, and network component shall follow the organization change management process. This process shall ensure that changes are documented, authorized, tested, approved and properly implemented.

2.	For custom developed applications and the implementation of package applications, TSM shall ensure that data input validation controls are tested to ensure that the data is correct and appropriate.

3.	The following activities shall be adopted within the change management process:

a)	Change Request Form (CR Form): Documentation of the change shall be completed explaining the purpose, details and consequences of the proposed change. All change requests shall be prioritized in terms of benefits, urgency, effort required and potential impact on TSM operations. The CR Form shall include Risk and Impact considerations about the proposed change.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 25
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

b)	Version Control: Change requests and/or updates shall be controlled with version control numbers. Access to system files and program source code shall be restricted to authorized personnel and only authorized personnel shall have access to the version control system.

c)	Testing: Changes to TSM systems and IT infrastructure (i.e. servers, databases, applications, system access level and end-user access level) shall be tested in an isolated, controlled environment (where feasible) prior to implementation. The testing process shall verify that intended changes will meet the stated objectives and not cause operational problems, service interruptions or introduce security risks to the organization.

d)	Approval: All changes shall be approved prior to implementation. Approval of changes shall be based on the documented acceptance criteria (i.e. a change request form is completed and approved by TSM personnel, an impact assessment was performed and proposed changes were tested). All users, significantly affected by a change, shall be notified. The user representative such as the Application Owner shall sign-off on the change request form.

e)	Implementation: Implementation shall only be undertaken after appropriate testing and approval by the designated TSM stakeholders. Implementation of changes to the production environment shall be performed only by authorized TSM systems administrator or by the designated IT personnel such as Database administrator or the Application Administrator. Production systems shall only hold approved programs and required executable code. No development code or compilers shall reside in production systems. Any decision to upgrade (software) to a new release shall take into account the business requirements for the change, and the security and privacy impacts of the release.

f)	Fallback: Fallback procedures shall be defined and implemented. This includes defining procedures and roles and responsibilities for aborting/cancelling and recovering from unsuccessful changes and unforeseen events.

g)	Post Implementation: All changes shall be monitored once they have been implemented to check for unexpected behavior or incidents.

4.	Emergency Changes shall follow documented procedures to ensure the proper control and authorization.

5.	Outsourced software development shall be reviewed to ensure that the contracts shall have considerations for: code ownership, intellectual property rights, escrow arrangements, right to audit, requirements for quality of code, and technical support.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#5	Page 26
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Change Management

6.	All internally developed software and all changes to internally developed software that will be accessible via the internet must be subject to a code verification process. The Quality Assurance Group to reduced risks associated with potential vulnerabilities at the application level establish a subscription to use the Code Scanning service to facilitated and conduct this verification process.

VII.	Attachments:

ATTACHMENT B - Change Management process [Core-13(a)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#6	Page 27
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish requirements for maintaining a “Clear Desk” & “Clear Screen” procedures where sensitive/confidential information about our employees, our intellectual property, our customers and our vendors is secure in locked areas and out of site.

This Policy is not only about security, but it is also part of the TSM Privacy Policies and it has the purpose to reduce the risk of security breaches in the workplace.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)] and provide guidance to employees on how to shred and destroy paper documents [CORE-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted a Clear Desk & Clear Screen policy to ensure that sensitive/confidential information (on paper or electronic media) are removed from the end user workspace, locked away when the items are not in use or an employee leaves his/her workstation and clear screen for information assets. This Policy shall take into account the information classification, legal and contractual requirements, and the corresponding risks and cultural aspects of TSM.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#6	Page 28
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Sensitive/Confidential business information in paper or electronic storage media shall be locked away in secure cabinets when not required, especially when the office is vacated for a short or extended period of time.

2.	File cabinets containing business sensitive/confidential information shall be kept closed and locked when not in use or when not attended.

3.	Keys used for access to confidential information shall not be left at an unattended desk and they shall be kept in a secure place.

4.	Computer and terminals shall be logged off or protected with a screen and keyword locking mechanism controlled by a password (e.g., (“Ctrl+Alt+Del”) in Windows systems), token or similar user authentication mechanism that conceals information previously visible on the display when unattended and shall be protected by key locks, passwords, or other controls when not in use.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#6	Page 29
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Clear Desk & Clear Screen

5.	Unattended portable computing devices such as laptops and tablets shall be either locked with a locking cable, locked away in a drawer or kept in a restricted area where only authorized employees are authorized to access.

6.	Employee shall treat mass storage devices such as CD-ROM, DVD or USB drives as sensitive and secure them in a locked drawer when not in use.

7.	Passwords shall not be written on sticky notes or posted on under a computer, nor shall they be left written down in accessible locations.

8.	Incoming and outgoing mail points and unattended facsimile machines shall be protected and unauthorized use of photocopiers shall be prevented.

9.	All printers, copiers and facsimile machines shall be cleared of documents as soon as they are printed to ensure that sensitive printouts are not left in printer trays for the wrong person to pick up.

10.	When transporting documents with Sensitive/Confidential within facilities and through inter- office mail, information shall not be visible through envelope windows and envelopes shall be marked according its classification level (e.g., “Confidential”).

11.	Sensitive/Confidential documents shall be placed in the official shredder bins/recycling bins or placed in the locked secured disposal recycling bins contracted by the organization for the secured destruction of the documents. [CORE-13(b)]

12.	Whiteboard containing sensitive/confidential information shall be erased. [CORE-13(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 30
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of the Data Classification Policy is to ensure that TSM IT assets receive an appropriate level of protection based on the type of information stored and managed. As such the policy required a data centric and risk base focus for the design and implementation safeguard for protection of the most sensitive data including ePHI. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has defined and documented a Data Classification Policy to provide management with direction and support for the proper handling of information considering the sensitivity and risk of such data. In order to ensure proper management, information must be first classified according to its level of risk and sensitivity considering local and federal regulations. The higher the sensitivity and risk, the higher the classification to be assigned and therefore more controls will be needed to ensure only authorized personnel can access such information. [Core-15(b)]

Users shall be made aware of their responsibilities for proper handling of information received, created, processed, stored, distributed and destroyed by TSM according to its sensitivity and assigned data classification level. [Core-15(b)]

IV.	Definitions:

1.	Information Owner: Responsible for determining who has access to the information he/she owns. Usually senior management or department head.

2.	Information Custodian: Responsible for assigning the access to the information according to the instructions of the information owner.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 31
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

3.	Information User: Responsible for the application of this policy in his/her daily activities in TSM and its subsidiaries.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Classification Levels

Four levels of data classification have been defined: [Core-15(b)]

Level	Description	Examples
PUBLIC	Information officially released by TSM for widespread public disclosure.	Press releases, public marketing materials, employment advertising, annual reports, product brochures, the public web site, etc.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 32
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

INTERNAL	All forms of proprietary information originated or owned by TSM, or entrusted to it by others that is not considered sensitive or confidential.	General organization charts (with no names, only positions), policies, procedures, phone directories (excluding client contact information), some types of training materials.
CONFIDENTIAL	Information for which the unauthorized disclosure or compromise would likely have an adverse impact on the company's competitive or financial position, or compromise regulatory compliance of local and Federal laws for protecting personal information.	Trade secrets & marketing, PHI or EPHI, operational, financial, employee user ID’s, passwords, PINs, or other personal identification devices, source code, and technical information integral to the success of our company.
HIGHLY RESTRICTIVE	Includes information that is so sensitive that disclosure or usage would have a definite impact on the TSM’s business and future. Significant restrictions and controls need to be applied.	Merger and acquisition information, reorganization documents, security protocol information, legal actions, strategic or tactical information of the organization and its subsidiaries, etc.

a)	All information generated by or for TSM, no matter the format: written, verbal, or electronic, is to be treated according to its classification level. [Core-15(b)]

b)	If the information is not labeled, personnel must assume it’s confidential. [Core-15(b)]

c)	Information that is labeled as public or internal use, but is in draft form or has not been formally approved, it should also be considered confidential. [Core-15(b)]

d)	All employees should familiarize themselves with the information labeling and handling guidelines included in the procedures document. [Core-15(b)]

e)	It should be noted that the sensitivity level classifications were created as guidelines and to emphasize appropriate measures that users have to take to protect TSM and third Party Confidential information. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 33
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

f)	Nothing in this policy is, however, intended to prevent employees from engaging in concerted activity protected by law. [Core-15(b)]

2.	Information Owner

The Information Owner also known as the Application Owner is the leader of a business area or service who is directly responsible for the proper use of the area’s information under his/her management. Such use must be performed, based on the objectives of TSM business. The information owner is responsible for classifying the information, deciding who must have access to it and validating that the security is commensurate according to its assigned classification and that controls are implemented in consistency with such classification. The owner must also periodically review the classification, ensure it is kept up to date and ensure the classification is correct. [Core-15(b)]

Documentation that a physical inventory has been taken, for all locations, shall be retained in the organization’s central accounting office. [Core-15(b)]

3.	Information Custodian

The Information Custodian also known as the Data Custodian is responsible for ensuring that access to TSM information is consistent with the information owner’s requirements and updating such access as personnel changes his responsibilities, is transferred to another unit (and therefore another information owner) and eliminating access if personnel is terminated. [Core-15(b)]

4.	Considerations

The data classification process must consider: [Core-15(b)]

a)	Business needs for sharing or restricting information.

b)	The business impacts associated with such needs.

c)	The aggregation effect in the classification process (consider groups of similar information assets and how their individual classification may impact the group or conglomerate of such assets: i.e. if similar information assets have been assigned different classifications, re-consider the classification of each one).

5.	Information asset life cycle

Information assets should be protected in all phases of their life cycle: received/created, processed, storing, transmittal and destruction. The protection must be according to the classification assigned. Details of how to protect the information asset will be presented in a procedure document. [Core-15(b)]

6.	Third Party Confidential Information

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#7	Page 34
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Classification

A subset of TSM Confidential information is "TSM Third Party Confidential" information. This is information that belongs to another corporation which has been entrusted to TSM by that company under non-disclosure agreements (NDA’s) and other contracts as part of the business agreement between both parties. Examples of this type of information include everything from joint business activities to vendor lists, customer orders, and supplier information. Information in this category ranges from extremely sensitive to information about the fact that we’ve connected a supplier / vendor into TSM network to support our operations. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 35
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

This policy provides direction for management of the information as a valuable and strategic resource through establishment of the required processes and controls to ensure the accuracy and integrity of the information managed by the organization.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization data integrity process of electronic information [Core- 13(a)].

Information has most value when it is complete, accurate, relevant, accessible and timely (CARAT). This policy describes the commitment of Triple-S Management for designing, implementing, and maintaining procedures and controls for proper management of its information. This includes ensuring the accuracy and interoperability of the information managed by the core systems of the organization.

IV.	Definitions:

1.	Data: numbers, words or images that have yet to be organized or analyzed to answer a specific question. It is often interchangeable with the word ‘information’.

2.	Data Quality: ensuring data is ‘fit for purpose’ and ‘right first time’, which includes the relevance, correctness, completeness and timeliness of all data held in all Trust systems

3.	Document: smallest complete unit of recorded material which is accumulated to form a file.

4.	Information: Produced through processing, manipulating and organizing data to answer questions, adding to the knowledge of the receiver. It is often interchangeable with the word data.

5.	Information Management: a collection and management of information from one or more sources and the distribution of that information to one or more audiences. Management means the organization of and control over the planning, structure and organization, controlling, processing evaluating and reporting of information activities in order to meet the Trust’s objectives and to enable corporate functions in the delivery of information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 36
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

6.	Software Life Cycle Development: The systems development life cycle (SDLC), also referred to as the application development life-cycle, is a term used in systems engineering, information systems and software engineering to describe a process for planning, creating, testing, and deploying an information system.

7.	Change Management Process: Change Management (CM) refers to any approach to transitioning individuals, teams, and organizations using methods intended to re-direct the use of resources, business process, budget allocations, or other modes of operation that significantly reshape a company or organization.

8.	Referential Integrity: Referential integrity is a relational database concept, which states that table relationships must always be consistent. In other words, any foreign key field must agree with the primary key that is referenced by the foreign key.

9.	Data Purging: Data purging is a term that is commonly used to describe methods that permanently erase and remove data from a storage space. There are many different strategies and techniques for data purging, which is often contrasted with data deletion. Deletion is often seen as a temporary preference, whereas purging removes the data permanently and opens up memory or storage space for other uses

10.	Sensitive Information: Sensitive information is defined as information that is protected against unwarranted disclosure.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 37
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure supports the organization data integrity process of electronic information [Core-13(a)].

1.	Data Accuracy and Trace-Ability:

a)	The organization will follow the System Development Life Cycle (SDLC) process for all internal system development activities. The SDLC provides a structured methodology for the design, development, testing and implementation of new systems and reduces the risk associated with errors that could be generated by the introduction of new programs.

b)	To promote data accuracy the organization promotes the adoption of relational databases structures for its core systems (e.g. [***]). In a relational database framework referral integrity between tables will be enforced by the definition of primary and secondary keys. Maintaining referential integrity ensures the consistency of the data stored by avoiding duplicate records and records with invalid information.

c)	To promote data accuracy new systems must be subject to user testing and certification steps. Test results must be documented and retained as part of the project documentation.

d)	To promote data accuracy system and applications must be designed to validate data fields registered by end users. For online systems data entry errors must notify the user by generating an error message.

e)	To promote data accuracy files received will be subject to a data validation process prior to processing. Records with errors will be reported and will require investigation and be subject to a clearance process in order to continue processing.

f)	To promote data accuracy reconciliation reports will be developed and provided to the business owners for tracking and monitoring as part of their daily work activities.

g)	To promote data accuracy users will be trained on the proper use and management of new applications.

h)	To promote data accuracy administration access to production data will be restricted to authorized personnel (e.g. Database Administrator).

i)	To promote data integrity users access will be granted based on the employee job function. User access will require the approval of the business unit manager.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 38
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

j)	To verify data accuracy database consistency checks must be run at least annually.

k)	To promote trace-ability applications will maintain and audit trail of the most recent changes performed by the users.

l)	To promote data accuracy and trace-ability changes to applications and systems must follow the organization change control and release management procedures. Following these procedures is will the organization ensure the consistency, continuity and integrity of the data through software, application and system upgrades.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#8	Page 39
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Data Integrity and Interoperability

m)	To promote data accuracy and confidently two factor authentication will be enforced for authorized telecommute users (e.g. Working from home users).

n)	To verify data accuracy end users will participate in the annual Disaster Recovery test to confirm the successful restoration of the system and the system data. Results will be documented and retained.

2.	Interoperability:

a)	System and data Interoperability will be promoted by the adoption of open based technology standards and protocols and adherence to each information system interface.

3.	Quality:

a)	Data quality will be ensured by the manager in the business area having responsibility over the data, with support from the information technology specialists.

4.	Telecommuters, Remote Users, Delegated Entities and Vendors changes:

a)	Authorized telecommuters, remote users, delegated entities and vendors authorized to work and support the systems and business applications used by the organization will be subject to the system development and change management controls established. Following these processes and controls to production systems and environments as defined in the Change Management Policy help reduce the risk of data corruption and system or application errors.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 40
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

TSM has established a formal policy concerning cryptographic and key-management methods that limit the use of encryption to those algorithms that complies with industry-accepted standards and have been proven to work securely and effectively. Additionally, this policy provides direction to ensure that required Federal Regulations and sound industry practices are followed, and legal authority is granted for the dissemination and use of encryption technologies outside Puerto Rico and the United States.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Encryption Policy to provide management with direction and support to protect the confidentiality, authenticity and integrity of the information by cryptographic means.

IV.	Definitions:

1.	Proprietary Encryption: An algorithm that has not been made public and/or has not withstood public scrutiny. The developer of the algorithm could be a vendor, an individual, or the government.

2.	Symmetric Cryptosystem: A method of encryption in which the same key is used for both encryption and decryption of the data.

3.	Asymmetric Cryptosystem: A method of encryption in which two different keys are used: one for encrypting and one for decrypting the data (e.g., public-key encryption).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 41
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

TSM shall ensure that the Encryption and Cryptographic Algorithms Policy adheres to the following conditions for purposes of complying with sound industry practices and regulatory requirements. These practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Whenever encryption is used, workers must not delete the sole readable version of the information unless they have demonstrated that the decryption process is able to reestablish a readable version of the information.

2.	It shall not be allowed:

o	The use of proprietary encryption algorithms for any purpose.

o	The use of any deprecated cryptographic algorithms as reported in the NIST Special Publication 800-131A Revision 1

o	The use of insecure In-Trasit protocols such as SSL versions 1, 2, 3 or TLS v1.0.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 42
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

o	The use of weak key lengths and weak Random Number Generators in accordance to the NIST Special Publication 800-131A Revision 1

3.	Types of Encryption Algorithms:

Proven, standard algorithms such as AES256 and Three-Key Triple DES should be used as the basis for protecting the confidentiality of the corporate information. These algorithms represent the actual cipher used for an approved application. Symmetric cryptosystem key lengths must be at least 128 bits. Asymmetric crypto-system keys must be of a length that yields equivalent strength.

Cipher Suites must be used in order of their encryption algorithm key strength and length (e.g.):

o	AES256

o	AES192

o	AES128

o	Three-Key 3DES

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions must be documented and approved by Information & Cyber Security Director.

4.	Types of HASH Algorithms:

Proven, standard algorithms such as SHA-224, SHA-256, SHA-384 and SHA-512 should be used as the basis for protecting the corporate information. These algorithms represent the actual hash used for an approved application. MD5 and SHA-1 are deprecated and MUST NOT be used to protect the corporate information in accordance to the NIST Special Publication 800-131A Revision 1. Acceptable hash functions are:

o	SHA-224

o	SHA-256

o	SHA-384

o	SHA-512

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

5.	Types of Digital Signatures:

Digital signatures are used to provide assurance of origin authentication and data integrity. The generation of a digital signature on data requires the use of 1) a cryptographic hash

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 43
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

algorithm that operates on the data to be signed, and 2) the use of a cryptographic key and a signing algorithm to generate a signature on the output of the hash function (and, by extension, the data that is intended to be signed) Proven, standard algorithms such as DSA, ECDSA and RSA should be used as the basis for protecting the corporate information in accordance with the NIST Special Publication 800-131A Revision 1. For digital signature, generation Key lengths providing at least 112 bits of security are acceptable. For digital signature verification, Key lengths providing at least 112 bits of security using approved digital signature algorithms are acceptable.

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

6.	Protocols for Protecting Data while IN-Transit:

TSM shall ensure that all confidential data (including encryption keys) is protected while in transit. Proven, standard protocols such as IPsec and TLS should be used as the basis for protecting the corporate information while in-transit. The use of SSL in all its versions 1-3 and TLS v1.0 is prohibited. TLS v1.2 and above is allowed in accordance to NIST Special Publication 800-52 Revision 1. IPsec MUST BE used ONLY with approved cryptographic algorithms. Additionally, proven, standard security protocols such as Secured FTP (SFTP) and Secured Shell (SSHv2) MAY be used as the basis for protecting the corporate sensitive data during transmission over open, public networks.

Special concessions and exceptions could be made for applications transitioning from deprecated algorithms into acceptable ones. These exceptions MUST be documented and approved by Information & Cyber Security Director.

7.	Key Management Procedures:

TSM shall ensure to have documented and implemented all key-management procedures for cryptographic keys to address the following considerations:

o	Generate strong keys

o	Securely distribute keys

o	Securely store keys

o	Conduct cryptographic key changes for keys that have expired

o	Replacement of known or suspected compromised keys

o	Prevent unauthorized substitution of keys

o	Prevent the use of keys that were retired or replaced

Key Agreement schemes with keys of 2048 bits or larger are acceptable in accordance to NIST SP 800-56B. Key transport schemes with keys of 2048 bits or larger are acceptable in accordance to NIST SP 800-56B.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#9	Page 44
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Encryption and Cryptographic Algorithms

8.	Key Access and Security:

Encryption keys used for TSM information are always classified as confidential information. Access to such keys must be limited authorized personnel and based upon job responsibilities.

TSM will ensure to require approval from the Information & Cyber Security Director or authorized representative prior revealing encryption keys to consultants, contractors, or other this parties.

Certificates must be signed in accordance to the above mentioned digital signature requirements of this policy.

9.    Portable Devices:

TSM shall ensure that all portable approved devices such as laptops, and general mobile devices, must be encrypted through TSM approved tools including but not limited to:

o	Symantec End Point Protection system

o	Airwatch for mobile devices

o	PGP and Pkzip for end user file encryption capabilities

o	FTP secured for file transmission

o	HTTPS for encrypted web sessions. Using TLSv1.2

Provided that the applications meet the above-mentioned requirements specified in this policy.

10.	Review:

TSM’s key length requirements shall be reviewed annually and upgraded as technology allows.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 45
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for maintaining the Information Security Policies, the organization Information Security Management Program and establish the direction of TSM by aligning the documentation with information security sound practices, laws, and regulatory requirement. [Core-15(b)]

II.	Scope:

This policy applies to TSM, its subsidiaries, employees, temporary workers, contractors, business partners and third party vendors contracted by TSM to provide services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted a General Information Security Policy to provide management clear direction in line with business objectives and relevant laws and regulations. The policy also demonstrates the support and commitment of the organization, its Senior Management and the Board of Directors to maintaining a robust Information Security Management Program (ISMP) in compliance with regulatory requirements across TSM, subsidiaries and its direct and indirect affiliates. [Core-15(b)]

Information security policies are an organizational tool that help its members to be aware of the importance for protecting the organization information assets from threats such as cyber- attacks, internal theft and malicious programs among others as these could result in the unauthorized disclosure of sensitive or protected information and significant regulatory fines. [Core-15(b)]

Therefore, this policy focuses on defining general information security requirements, based on industry standards and information security practices. Adoption of these information security requirements allows TSM to mitigate or reduce risks associated with threats that could expose critical information assets of the organization. [Core-15(b)]

IV.	Definitions:

1.	Information Security: The practice of protecting data or information from unauthorized access for viewing, modification, recording or destruction.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 46
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

3.	In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

4.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

5.	Non-Compliance

Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Information Security Management Program

An Information Security Management Program (ISMP) shall be formally established, implemented, operated and maintained. [Core-15(b)]

The ISMP shall be reviewed and updated at least annually considering the needs of the organization and changes on existing business requirements, technologies, threats and risk facing the organization. [Core-15(b)]

TSM Senior Management support for the ISMP shall be demonstrated through signed acceptance or approval by management of the program. [Core-15(b)]

The ISMP shall include the relevant security domains for proper management of the program as required by HITRUST. [Core-15(b)]

Personnel assigned with formal responsibilities in the ISMP must be competent in information security tasks. [Core-15(b)]

2.	Information Security Policy

The Information Security Policy shall be approved by Senior Management (e.g. CEO, CFO, COO), published and communicated to all employees and required external service providers. The Information Security Policy shall be supported by a strategic plan and a ISMP with well-defined roles and responsibilities for leadership and officer roles. The policy shall consider: [Core-15(b)]

o	Definition of information security;

o	Overall objectives and scope and the importance of security;

o	Statement of management intent, supporting the goals and principles of information security in line with the business strategy and objectives;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 47
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

o	A framework for setting control objectives including risk management;

o	The need and goals for information security;

o	Compliance scope;

o	Applicable laws and regulatory requirements;

o	Arrangement for notification of security incidents and breaches;

o	Definition of roles and responsibilities for information security management.

The Information Security Policy, the ISMP and related documents shall have a designated owner was approved by management responsibility for accountability purposes. [Core- 15(b)]

The Information Security Policies shall be reviewed and updated at least annually to ensure its continuing adequacy and effectiveness. [Core-15(b)]

3.	Organization of Information Security

The Board of Director and TSM Senior Management shall demonstrate commitment and clear direction to support the Information Security Policy and the organization ISMP. [Core- 15(b)]

An Information & Cyber Security Director must be appointed to ensure that the required components of the Information Security Policy and the ISMP are effectively implemented, maintained and are communicated to all stakeholders. [Core-15(b)]

Information security activities shall be coordinated with a designated person in the division. As such the Business Unit Manager has the responsibility to designate a role for an Information Security Coordinator (ISC) to facilitate the communication and coordination process in the implementation and maintenance of the organization ISMP. [Core-15(b)]

TSM shall ensure to keep continuous contact with relevant regulatory requirements to ensure that information security practices are in alignment with current requirements. Additionally, contact with special interest groups, security forums and professional associations shall be maintained. [Core-15(b)]

Independent review of the ISMP shall be periodically planned and conducted such as independent assessments and audits to ensure continuing adequacy and effectiveness of the security policies and procedures. [Core-15(b)]

VII.	Attachments:

N/A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#10	Page 48
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	General Information Security

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 49
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to ensure the exchange of information within TSM and with external business partners, business associates and covered entities is secured and protected, and carried out in compliance with relevant laws, regulations and exchange agreements.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization plan for interoperability [CORE-13(c)]. The policy also addresses electronic communication and records that are transmitted or stored by the organization [CORE-16(d)].

Triple-S Management Corporation (TSM) has adopted and implemented safeguards and countermeasures to secure confidential and sensitive information exchanges. This safeguards and controls are required to protect the confidentiality and integrity of the information that is processed, stored, and transmitted by TSM networks and systems.

IV.	Definitions:

1.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

2.	Information Exchange: The act of people, companies, and organizations passing information from one to another, especially electronically, or a system that allows them to do this.

3.	Sensitive Information: Defined as information that is protected against unwarranted disclosure.

4.	Wiretapping: The practice of connecting a listening device to a telephone line to secretly monitor a conversation.

5.	Eavesdropping: Secretly listening to the private conversation of others without their consent.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 50
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

6.	Cache: A computer memory with very short access time used for storage of frequently or recently used instructions or data.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This procedure supports the organization plan for interoperability [CORE-13(c)]. The procedure also addresses electronic communication and records that are transmitted or stored by the organization [CORE-16(d)]. Attachment A includes the list of systems within the scope of the URAC accreditation that provide support for the internal and external interoperability standards. Attachment B includes a High Level Architecture diagram for the [***] core system which provides support for internal and external interoperability requirements.

The diagram below is a high level representation of TSS core [***] application architecture. The architecture is based on open system standards and the use of SQL databases and web based systems.

TSM shall ensure that the exchange of information within TSM networks and systems and with authorized external business partners, business associates and covered entities is secured and protected.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 51
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

Procedures shall be defined and documented to ensure that communication protection requirements, including the security of exchanges of information include the following considerations as well as confidentiality and privacy requirements:

1.    B2B Information Exchange Requirements:

a)	Information exchanges including the transmission of sensitive and confidential information including ePHI must be controlled and managed by the Data Center Operation B2B group.

b)	The Data Center Operation B2B group shall document, establish and maintain formal data exchange policies, procedures, and controls to protect the exchange of ePHI and company confidential information through the use of corporate approved of communication methods managed by the B2B group.

c)	ePHI information shall only be transmitted to business associates and covered entities who have a demonstrated need to receive the information and which have a Business Associate Agreement (BAA) duly signed and approved by the Legal Division.

d)	All ePHI transmissions must be performed via approved encrypted telecommunication channels.

e)	All ePHI files to be transmitted must be fully encrypted prior to transmission over the secured telecommunication channel.

2.	Electronic Communication:

a)	When using electronic communication applications or systems for information exchanges of sensitive and ePHI information, the following procedures and guidelines shall be defined:

o	Acceptable use of electronic communication applications or systems.

o	Anti-malware for the detection of and protection against malicious code that may be transmitted through the use of electronic communications.

o	Secure wireless communications including an appropriate level of encryption.

o	Cryptographic techniques shall be implemented to protect the confidentiality, integrity and authenticity of TSM sensitive information (e.g., ePHI).

o	Retention and disposal guidelines shall be defined and followed.

3.	Personnel Awareness:

TSM personnel shall be appropriately educated and periodically reminded of the precautions that TSM employees need to consider when sharing TSM sensitive and ePHI with authorized third parties.

4.	Exchange Agreements:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 52
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

Exchange agreements shall be defined and implemented for the exchange of information between TSM and external parties. The agreements shall specify security controls on responsibility, procedures and technical solutions.

5.    Encryption:

TSM shall define and implement standard encryption algorithms for transmission of private or confidential information over public networks protected by industry standard protocols. Refer to the Encryption Policy.

6.	Physical Media in Transit:

Media containing sensitive, confidential and ePHI information shall be protected against unauthorized access, misuse or corruption during transportation beyond TSM physical boundaries. The following requirements shall be implemented for protection of physical storage media to be transported (i.e. backup tapes):

o	Transportation shall be conducted by authorized couriers who have valid and current contracts with TSM.

o	Contracted transport or courier company must be able to track the status of the backup media being transported.

o	Procedures to check the identification of couriers shall be followed.

o	Packaging shall be sufficient to protect the content from physical damage.

o	Transportation of the media shall be conducted using locked containers.

o	Delivery of the media shall be conducted by hand and confirmation of receipt shall be maintained.

o	Tamper-evident packaging (which reveals any attempt to gain access) shall be used.

o	Use of approved encryption methods for data being physically transported in the

o	storage media is required.

o	Procedures for proper inventory and accountability of backup tapes shall be defined, implemented and followed.

o	Procedure for maintaining proper inventory of backup media shall define and followed.

7.	Interconnected Business Information Systems:

a)	TSM shall define and implement procedures and guidelines to protect information associated with the interconnection of business information systems between TSM and third parties’ networks.

b)	Security controls such as a firewall and network segmentation shall be in place to manage the exchange of information with third parties when using public networks. The firewall shall restrict connections between untrusted networks and systems storing, processing or transmitting sensitive (e.g., ePHI) information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#11	Page 53
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Exchange

c)	Third parties that shall not meet TSM Information Security Policies, shall not be trusted and interconnected until TSM receives the assurance that the third party meets the security controls.

VII.	Attachments:

ATTACHMENT C- Internal and External Interoperability [CORE-13(c)]

ATTACHMENT D- High Level Architecture for Internal and External Interoperability [CORE- 13(c)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 54
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to ensure that the design, operation, use, and management of information systems complies with industry laws, regulations and contractual obligations, including security requirements.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the IT Compliance Policy to provide management with direction and support for the implementation of appropriate security measures for the identification of applicable local and federal legislation, intellectual property rights of TSM over its products and services, protection of organizational records, and other related subjects related to legal and regulatory compliance that are expected of organizations in the insurance and healthcare industry. [Core-13(b) & Core-15(c)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 55
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

This section is composed of different sections which detail the policies required for TSM to ensure effective compliance efforts.

1.	Identification of Applicable Legislation:

TSM must ensure that applicable local (i.e. Puerto Rico Insurance Commissioner Officer) and Federal (i.e. HHS, OCR, HIPAA, HITECH) Information Security regulatory requirements are addressed, implemented and maintained. ).

TSM must be a member of a recognized industry trade associations including thought leadership and similar organizations (i.e. Asociacion de Compañias de Seguros de PuertoRico – ACODESE) in order to stay abreast of industry’s legal, regulatory, and technology environmental trends (and threats) that could have an impact on TSM operations including but not limited to TSM information security policies and procedures which, might need to be updated accordingly to consider those new trends and threats.

2.	Intellectual Property Rights:

Preparation of a detailed procedures is required for compliance intellectual property rights and on the use of proprietary software products. The procedures to be developed must include the following elements:

a)	Acquisition of software only through known and reputable sources to avoid copyright violations.

b)	Keep in a safe place all formal and documented evidence of license ownership, master disks, owner’s manuals, and any other documented evidence.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 56
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

c)	Implementing controls to avoid exceeding the number of authorized users allowed by the purchased license.

d)	Establish controls to avoid copying software and any other illegal approach to increase users.

e)	Implementing a license tracking mechanism (manual or automated) to ensure proper control of the software.

f)	At least on a yearly basis, perform an audit in the employee’s computers to identify any unauthorized software installation.

g)	The information regarding software purchase must be kept in an asset registry or inventory (refer to Asset Management policy for details).

3.	Protection of Electronic Records: [Core-13(b)]

TSM is responsible to ensure that sensitive data like member or patient medical electronic records, legal contracts or agreements, financial information, employee records and other sensitive information is protected from loss, accidental destruction (i.e. fire, earthquake, flood, etc.) and from unauthorized access.

TSM will issue guidelines that will include ownership, classification, retention, storage, handling and disposal of electronic records and information. A designated member of the business shall be designated as the Data Owner and will be responsible of assigning the corresponding data classification level (i.e. confidential). The ISG will ensure that security controls are applied based on the assigned data classification level (i.e. encryption).

4.	Retention of Electronic Records: [Core-13(b)]

Part of the protection efforts includes that electronic and physical information needs to be retained for the minimum period as established by regulation.

No.	Documentation	Retention Period
1	TSM must comply with local and Federal document retention regulations for both physical and electronic information: formal policies and procedures, risk assessment evaluation results and disclosures of protected health information.	6 years

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 57
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

2	For notice requirements, TSM (as a covered entity as defined by HIPAA) must comply with the minimum requirement period. This requirement includes any written acknowledgements of receipt of such notice or documentation of good faith to obtain such written acknowledgement.	6 years
3	For electronic Protected Health Information (ePHI), TSM must retain records of disclosures needed to perform treatment, payment and health care operations.	3 years
4	TSM must document restrictions in disclosure and formally keep such files or an electronic copy.	6 years
5	Accounting of disclosures, including the information required for disclosure, the information provided to the individual, and the positions and titles of the person (including unit) that received and processed the request for accounting of such request.	6 years
6	Minimum period of retention of PHI for deceased plan members.	50 years
7	Federal Tax Information (FTI)	5 years
8	Audit information	7 years

5.	Electronic Record Retention Program: [Core-13(b)]

TSM must develop and update a formal electronic record retention program that includes:

o	Secure disposal of information (physical and electronic) when no longer needed and is no longer required as per documented retention requirements.

TSM must develop procedures for secured storage, access, retention and disposal that shall include the following controls as minimum:

o	Retention schedule to identify record types and the time period that must be retained according to such type.

o	Inventory of sources of key information.

o	To facilitate decryption, all encryption key material (including digital signatures), programs and documentation should be stored securely.

6.	Data Protection and Privacy of Covered Information:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 58
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

a)	A data protection and privacy policy (refer to Data Classification Policy) must be developed to ensure security of sensitive TSM data including EPHI. The policy must be distributed and communicated to all relevant parties. The policy must be updated with latest regulatory requirements and the necessary technical security controls according to classification of assets on an annual basis.

b)	A data protection officer should be appointed that will be in charge of assigning responsibilities as presented in the data classification policy. Refer to the Data Classification policy for data ownership and the responsibility according to the role.

c)	Covered information must be rendered unreadable anywhere it is stored (i.e. PC’s, portable digital media, backup media, servers, databases, or in logs using the following approach: (for details refer to encryption policy): [Core-13(b)]

o	Full disk encryption

o	Virtual disk encryption

o	Volume disk encryption

o	File and folder encryption

d)	The encryption approach shall be performed using one or combination of the following: [Core-13(b)]

o	One-way hashes based on strong cryptography

o	Truncation

o	Strong cryptography with associated key-management processes and procedures

e)	Protection of information assets must be according to its assigned data classification level (i.e. applying encryption control to PHI/PII). [Core-13(b)]).

f)	The implementation of security and privacy protections include transfers of TSM records and even extracts of such records (i.e. spreadsheet information, PDF images of documents, electronic copies, and any other format including .TXT). [Core-13(b)]

7.	Prevention of Misuse of Information Assets:

Controls must be established to avoid unauthorized use of sensitive information including ePHI/ePII. The following controls must be established:

a)	Notification to employees, contractors and service providers that their actions may be monitored and are subject to, depending on the event, disciplinary actions (employees) and in contractors and service providers (penalties and even contract termination).

b)	All employees contracted personnel (professional services) and service providers (i.e. consultants, auditors) must sign an acceptable use

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 59
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

agreement (refer to acceptable use policy for details). The agreement must establish that they have read, understand and agree to abide by the rules of behavior before TSM management authorizes access to any database and information system of TSM. This must be performed on a yearly basis as this document is updated accordingly.

c)	TSM must render the Primary Account Number (PAN) and PHI and PII information unreadable via encryption wherever it is stored including portable media.

d)	The criteria of what is considered acceptable use of sensitive information should be reviewed every year to update as needed due to regulatory requirements or because of new technologies and threats.

8.	Regulation of Cryptographic Controls: [Core-13(b)]

Refer to encryption policy for details however, all cryptographic controls need to be reviewed annually for minimum standards established by local and Federal Regulations.

9.	Compliance with Security Policies and Standards: [Core-15(c)]

Reviews of the compliance of systems with security policies, standards applicable (i.e. HIPAA, local and Federal regulations, etc.) should be conducted by the ISG team.

Compliance reviews should be formally documented including all relevant evidence. If noncompliance is found, TSM management must:

a)	Determine the cause for non-compliance (intentional, lack of training, lack of resources, etc.)

b)	Evaluate the need for actions to ensure remediation effort is effective

c)	Select and implement a remediation action

d)	Perform a re-testing effort to ensure corrective action was effective

Develop a continuous monitoring strategy that includes security metrics.

10.	Technical Compliance Checking: [Core-15(c)]

TSM must check the technical security configuration of its systems at least annually. In the case where services are provided by a third party, the agreement must allow TSM to verify compliance with processing and security requirements required by TSM.

11.	Information Systems Audit Controls: [Core-13(b)]

TSM must require an annual audit of its information systems to ensure protection data received, stored and transmitted through the systems.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#12	Page 60
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	IT Compliance Management

In the case of service providers that manage PHI and PII information, the requirement of an audit must be included in their contracts: either TSM is allowed to audit or a SSAE 16 SOC 1 and/or SOC 2 will be required from the service provider depending on the service provided or information processed.

12.	Protection of Information Systems Audit Tools: [Core-15(c)]

Access to audit applications and the databases generated from those applications should have access controls which limit such access to authorize personnel and they type of access should be according to role in the audit and oversight of such audit.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 61
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define the security requirements for the implementation and management of telecommunication networks. The security requirements are required to protect the organization IT assets from internal and external threats and to maintain the security of the systems and applications using the telecommunication network to support the organization and our internal and external client’s business objectives. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has adopted and implemented safeguards and countermeasures to secure TSM telecommunication network and systems, in order to protect the confidentiality, integrity, and availability of information that is processed, stored, and transmitted by TSM networks and systems. These controls are implemented to support the business objectives of the organization and to comply with applicable laws and regulations. [Core-15(b)]

IV.	Definitions:

1.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

2.	Router: Device that interconnect logical networks by forwarding information to other networks based upon IP addresses.

3.	Switch: Networking device that keeps track of MAC addresses attached to each of its ports so that data is only transmitted on the ports that are the intended recipient of the data.

4.	Network Diagram: Unique kind of diagram that represents a cluster or small structure of computers or other networking devices. Generally, is made up of interconnected devices and systems.

5.	Wireless Access Point (WAP): A networking hardware device that allows wireless devices to connect to a wired network using Wi-Fi, or related standards.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 62
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

6.	Simple Network Management Protocol (SNMP): Protocol governing network management and the monitoring of network devices and their functions. A set of protocols for managing complex networks.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

Telecommunication networks controls shall be managed and implemented to protect TSM IT assets, systems and information and to maintain the security, integrity and availability of the systems and applications. Telecommunication networks controls are also required to avoid the unauthorized access, use, disclosure, disruption, modification, or destruction of TSM IT assets and electronic information. [Core-15(b)]

1.	Network Controls

A current telecommunication network diagram shall be maintained. The telecommunication network diagram shall document all internal and external connections to TSM systems storing, processing or transmitting information (e.g., PII, ePHI). The diagram shall also include authorized wireless networks and Wireless Access Points (WAP). [Core-15(b)]

The telecommunications network diagram shall be reviewed and updated based on the changes in the environment and no less than every 6 months. [Core-15(b)]

TSM management shall implement telecommunications network controls to ensure the security of the IT assets and the protection of connected systems and active services from

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 63
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

unauthorized access as well as to ensure the availability of the required telecommunication network services in order to support the organization Business Continuity and Disaster Recovery strategy. [Core-15(b)]

2.	Segregation of Networks

Firewalls shall be used to segregate and control traffic between the TSM internal network and external networks (Internet and authorized 3rd party networks), and any Demilitarized Zone (DMZ). [Core-15(b) & Core-15(c)]

An internal network perimeter shall be implemented by installing firewalls and implementing the required virtual networks to control access and information flow between TSM domains to authorized traffic. The firewall shall be capable of enforcing security policies, be configured to filter traffic between TSM domains, and block unauthorized access in accordance with TSM User Access Policy. [Core-15(b) & Core-15(c)]

Wireless Access Points (WAP) shall be segregated from the internal and private TSM networks. A firewall shall be implemented between any wireless network and TSM information systems environment. [Core-15(b) & Core-15(c)]

3.	Network Connection Controls

Managed interfaces and network traffic shall be denied by default and allowed by exception (i.e., deny all, permit by exception). [Core-15(b)]

Access controls shall restrict the ability of users to connect to TSM internal network(s), in accordance with the User Access Policy and the requirements of TSM business applications and services. [Core-15(b)]

4.	Router & Switch Configuration

Every router, switch and firewall connecting to a TSM production telecommunication network must meet the following configuration controls: [Core-15(b)]

a)	Local or default user accounts shall not be configured on the router or switch.

b)	All default passwords of the equipment must be changed.

c)	Access to the administrator password shall be provided only to authorize personnel based on their job function and role.

d)	Unnecessary user or equipment accounts shall be disabled.

e)	The following services or features must be disabled unless a business justification is provided:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 64
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

o	IP directed broadcasts.

o	Incoming packets at the router/switch sourced with invalid addresses such as RFC1918 addresses.

o	TCP small services.

o	UDP small services.

o	All source routing and switching.

o	All web services running on router.

o	Discovery protocol on Internet connected interfaces.

o	Telnet, FTP, and HTTP services.

o	Auto-configuration. o Discovery protocols. o Dynamic trunking.

o	Scripting environments, such as the TCL shell.

f)	Restricted access statement banner shall be presented for all forms of login whether remote or local.

g)	Access must be restricted to only TSM authorized personnel.

h)	All device updates shall be done using secure routing updates and shall adhere to the TSM Change Management process.

5.	Wireless Security

When configuring Wireless Access Points (WAP) and devices, the organization shall change the following: [Core-15(b)]

o	Equipment administrator default password.

o	Vendor default encryption keys.

o	Encryption keys anytime anyone with knowledge of the keys leaves TSM or changes positions.

o	Default SNMP community strings on wireless devices.

o	Default passwords/passphrases on access points.

o	Other security-related wireless vendor defaults, if applicable.

TSM shall monitor all authorized and unauthorized Wireless Access Points (WAP) to TSM information systems and networks. The installation of Wireless Access Points (WAP) is prohibited, unless explicitly authorized, in writing, by the Infrastructure Manager and the Information & Cyber Security Director. [Core-15(b) & Core-15(c)]

Approved Wireless Access Points (WAP) and devices shall have appropriate encryption enabled for authentication and transmission and shall be placed in secure areas. [Core- 15(b)]

6.	Security of Network Services

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#13	Page 65
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Network Security

Security features, service levels, and management requirements of all network services shall be identified, documented and included in any network services agreement, whether these services are provided in-house or outsourced. [Core-15(b)]

Agreed services shall be determined and regularly monitored, and the right to audit shall be agreed by management. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 66
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the standard for creation of strong passwords, the protection of those passwords, and the frequency of change.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Password Management Policy to provide management with direction and support for the implementation strong password practices. Password are an important aspect of information security and they are designed to protect user accounts. Weak passwords may result in the compromise of TSM information systems. All TSM users are responsible for taking the steps to select a strong password and secure their passwords.

Users shall be made aware of their responsibilities for maintaining effective access controls and shall be required to follow good security practices in the selection and use of passwords and security of equipment. It is the employee's, temporary, contractors and vendor’s responsibility to protect at the maximum, that third parties have no knowledge of any of the passwords to access TSM databases, networks, applications and systems.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 67
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	General Requirements:

The following practices shall be communicated to all TSM users and followed by all employees:

a)	Keep passwords confidential.

b)	Passwords shall not be displayed when entered.

c)	Avoid keeping a record (e.g., paper, file in the computer) of passwords.

d)	Change passwords whenever there is any indication of a possible system or password compromise.

e)	Do not share your user account or password.

f)	Do not provide the password to anyone for any reason.

g)	The use of the same password for business and non-business purposes shall be avoided.

h)	Select strong passwords that meet TSM Password Management Guidelines.

i)	Default vendor passwords shall be modified following installation of any system, software or application.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 68
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

j)	The allocation of passwords shall be controlled through a formal management process. The use of third parties or unprotected (clear text) electronic mail messages shall be avoided.

2.	Password Creation:

a)	All user-level and system-level passwords must conform to TSM strong password guidelines.

b)	Users must not use the same password for TSM accounts as for other non-TSM access accounts (i.e. personal ISP account, etc.).

c)	User accounts that have system-level privileges granted through group memberships or programs such as “sudo” (temporary privilege elevation) must have a unique password from all other accounts held by that user to access TSM systems.

d)	Where Simple Network Management Protocol (SNMP) is used, the community strings must be defined as something other than the standard defaults of public, private, and system and must be different from the passwords used to log in interactively.

3.	Password Change and Parameters:

This Policy specifies the minimum requirements and passwords parameters among all the system environments (network, operating system, applications and data repository, if applicable).

a)	Lan Passwords shall be changed at least every 90 days.

b)	Passwords for privileged accounts (i.e. system administrators) shall be changed at least every 60 days.

c)	Password length must be a minimum of eight (8) characters.

d)	Passwords shall be easy to remember but not easily to guess, free of words included in dictionaries, free of consecutive identical characters and require a combination of alphabetic, upper and lower case characters, numbers, and special characters (combination of any three (3) of the above four (4) listed is acceptable).

e)	Passwords shall be prohibited from being reused for at least four (4) generations for users or six (6) generations for privileged users and at least four (4) changed characters are changed when new passwords are created.

f)	Temporary passwords shall be unique to an individual and shall not be guessable.

g)	User identity shall be verified before performing password reset process.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#14	Page 69
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Password Management

h)	Temporary passwords shall be changed at the first log-on.

i)	Temporary passwords shall be given to users in a secure manner.

j)	Allow a minimum of three (3) failed login attempts before disabling the accounts.

4.	Password Protection:

a)	Passwords must not be shared with anyone. All passwords are to be treated as sensitive, Confidential TSM information.

b)	Users shall not reveal his/her passwords over the phone to anyone.

c)	Do not write passwords down or store them anywhere in your office.

d)	Do not store passwords in a file on a computer system without encryption.

e)	Do not use the "Remember Password" feature of applications (for example, web browsers).

f)	Any user suspecting that his/her password may have been compromised must report the incident to the ISG and change all passwords.

5.	Application Development:

Application developers must ensure that their programs contain the following security precautions:

a)	Support authentication of individual users, not groups.

b)	Applications must not store passwords in clear text or in any easily reversible form.

c)	Shall not transmit passwords in clear text over the network. (For further information see Minimum Security Requirements Baseline).

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 70
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

TSM has established a formal policy and supporting procedures concerning physical and environmental security to prevent loss, damage, theft or compromise of IT assets and interruption to TSM IT business functions.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Physical and Environmental Security Policy to provide management with direction and support to prevent unauthorized physical access, damage, and interference to TSM’s IT asset storage locations such as the primary data center and information.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or the Corporate Security Director responsible for physical security.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 71
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	Physical Security Perimeter:

a)	Computers and IT assets that store or process sensitive and confidential business or ePHI information shall not be located in areas that are unattended or have unrestricted access by public or visitors to the facilities.

b)	At the data center access to a delivery and loading area from outside of the building shall be restricted to identified and authorized personnel.

c)	All physical security for the TSM buildings will be managed and monitored by the Real Estate & Facilities Division of TSS who have designated a Corporate Security Director to manage the physical security program for offices and facilities.

2.	Physical Entry Controls to Data Center:

Adequate physical security measures must be in implemented to protect TSM computer and communications equipment, and data from unauthorized access, disclosure, modification, destruction, lost, and misuse whether accidental or intentional.

a)	Authorized credentials shall be issued for all personnel with access to TSM facilities.

b)	A list of authorized personnel with access to the Data Center shall be develop and approve. This list shall be reviewed at least quarterly. Personnel that access is no longer required shall be removed from the list.

c)	Access to areas where sensitive, confidential and PHI information is processed or stored shall be controlled and restricted to authorized persons only.

d)	Servers and communication devices should be kept in secured physical areas. Access to these areas should be restricted to authorized personnel and contractors working for TSM and who have a demonstrated need to access the area.

e)	Access to TSM offices should be protected and subject to monitoring (e.g. video surveillance). This may include, but not limited to, protection by PIN, card swipe devices, biometric devices, door locks and video surveillance systems.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 72
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

f)	Access to the data center server room shall require the authorized employee to use of the assigned ID card as well as a biometric authentication method.

g)	Access to the data center shall restricted to authorized personnel and be subject to video surveillance.

h)	A visitor log shall be maintained to record all authorized visits to the data center.

i)	Third party support service personnel shall be granted restricted access to secure areas or covered information processing facilities only when required. This access shall be authorized and monitored.

j)	For the data center maintain physical access audit logs for at least two years and review the visitor records periodically but no less than monthly.

k)	The security access PIN number should be changed every 180 days or when an employee with knowledge of the PIN is terminated.

3.	Visitors to Data Center:

a)	A visitor log to the data center shall be maintained. The visitor’s log records shall contain the following information:

o	Name and organization of the person visiting.

o	Signature of the visitor. o Form of identification. o Date of access.

o	Time of entry and departure.

o	Purpose of visit.

o	Name and organization of person visited.

b)	All visitors must be identified prior to gaining access to restricted areas controlled by TSM.

c)	All visitors must be admitted to TSM premises only for specific authorized purposes.

d)	All physical access shall be granted with the minimum required access needed to perform the personnel duties and job responsibilities.

e)	Visitors to TSM offices and the data center must be escorted and supervised at all times by an authorized TSM employee, consultant, or contractor.

f)	Individuals, who are neither TSM employees, nor authorized contractors, nor authorized consultants, shall not be provided access to areas where containing sensitive, confidential or PHI information.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 73
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

g)	Entrance to the TriServe Tech, Data Center by external personnel (non-regular employees) must be pre-notified in advance to the Data Center supervisor.

4.	Physical Environmental Controls:

a)	Physical protection measures against damage from fire, flood, earthquake, explosion, civil unrest, and others forms of natural or man-made disaster shall be designated and implemented, to protect and maintain the availability of Triple-S Management Corporation (TSM) assets like computer, communications equipment, and data from lost and/or destruction accidental or intentional.

b)	TSM shall develop, disseminate and review/update annually:

o	Formal, documented physical and environmental protection policies that addresses purpose, scope, roles, responsibilities, management commitment, coordination among organizational entities, and compliance. For further information, (refer to GTS Business Continuity Plan (BCP) and the Security Awareness & Training policy).

o	Formal, documented procedures to facilitate the implementation of the physical and environmental protection policy and the associated protection controls.

c)	The following controls shall be implemented to avoid damage from fire, flood, earthquake, explosion, civil unrest, and other forms of natural or man-made disasters:

o	Appropriate fire extinguishers shall be located throughout the facility.

o	The fire extinguishers shall be no more than 50 feet away from critical electrical components.

o	Fire detectors (e.g., smoke or heat activated) shall be installed on and in ceilings and floors.

o	Fire authorities shall be automatically notified when a fire alarm is activated.

5.	Maintenance Personnel:

All maintenance personnel access shall be authorized, monitored and validated periodically.

6.	Inventory of Hardware:

a)	TSM will ensure to maintain an up to date inventory of computer and communications equipment, removable storage media, and software under its control. At a minimum the inventory of information system components shall include manufacturer, type, serial number, and physical location.

b)	Procedures shall be developed, documented and implemented effectively to control the flow of equipment into and out of the organization. Business Managers shall authorize the delivery or removal of TSM information system equipment.

7.	Secure Disposal or Re-Use of Equipment:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#15	Page 74
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Physical and Environmental Security

Equipment containing storage media shall be checked to ensure that any sensitive business information and licensed software is physical destroyed or completely removed/erased using industry standard secured methods of destruction prior to disposal or re-use.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 75
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for connecting to TSM network from a remote location by authorized users. These requirements are designed to minimize the potential risk associated with remote connections and protect from exposure TSM IT assets.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Remote Access Policy to provide management with direction and support for the implementation of appropriate authentication methods to control access to the TSM IT assets by remote users.

IV.	Definitions:

1.	Remote Access: Any Connection to TSM network(s) or information systems that originates from a computer or device located outside of TSM network.

2.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used. Also, Virtual Private Network (VPN) is a method employing encryption to provide secure access to a remote computer over the Internet.

3.	Authentication: Authentication is the process of confirming the correctness of the claimed identity.

4.	Authorization: To allow access only to those resources which are appropriate to that entity's identity.

5.	Strong password: Consists of at least eight characters (and the more characters, the stronger the password) that are a combination of letters, numbers and symbols (@, #, $, %, etc.)

6.	Accountability: The quality or state of being accountable; especially: an obligation or willingness to accept responsibility or to account for one's actions.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 76
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director or Triple-S Management in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)].

Remote connections represent a high risk access method if adequate controls and management procedures are not implemented and followed. For this reason TSM have established a remote access policy and procedures to protect the organization IT assets from unauthorized access. The primary objective of this policy is to protect the confidentiality, integrity and availability of the IT assets in accordance with TSM established business objectives and regulatory requirements.

The following requirements were defined in order to access from a remote (external) location TSM’s network and IT assets. This includes connections performed to support remote working from home activities or establishing remote connections to the TSM corporate network to perform system monitoring activities, provide system support or conduct maintenance to production systems among other activities.

1.	General Requirements:

a)	Authorization to grant remote access permission will require manager approval.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 77
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

b)	The managers are responsible for recertifying on a quarterly basis the list of authorized remote access users.

c)	Managers must ensure that remote access is limited only to authorized users and that this type of access shall be kept to the minimum number of employees.

d)	All users shall have a unique identifier (user-id) to ensure proper identification and authentication.

e)	A stronger user authentication method must be implemented and use to authenticate remote users. Two of the following factors shall be used to conduct the remote user authentication process:

o	Something you know (e.g. User ID & Password)

o	Something you have (e.g. Symantec VIP two factor authentication token, Azure two factor authentication token)

o	Something you are (e.g. biometric technology)

f)	All remote access sessions must be monitored and audit logs of remote connections shall be protected and retained. Remote access logs shall be retained for a period of 1 year online and 3 years on backup tapes.

g)	Authorized users shall protect their assigned user id, password and the assigned second factor authentication method at all times and not shared with others.

h)	The Information Security Group (ISG) shall ensure that redundant or duplicate user IDs and second factor authentication methods are not issued.

i)	Regular user activities shall not be performed from privileged accounts.

j)	All computer devices that are connected to TSM network(s) remotely must have:

o	Updated anti-virus and anti-spyware software installed and active.

o	Updated operating system patches.

o	Updated application level patches (e.g. Acrobat, Flash)

k)	Remote access by vendors and business partners (e.g., maintenance, reports or other data access) shall be maintained in a disabled stated unless specifically authorized by management.

l)	Remote access by vendors and business partner shall also be immediately deactivated after use.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#16	Page 78
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Remote Access

m)	The remote connection shall be automatically disconnected from TSM network after 30 minutes of inactivity.

2.	Access Request:

An approved Access Request Form shall be submitted to the Information Security Group (ISG) to establish and grant remote access permission for authorized employees (Regulars and/or Temporary), prior to connecting to TSM information systems. The following practices shall be established:

a)	The access request shall indicate a predefined date, profile based on job responsibilities or assignments to specific functions and/or resources.

b)	Remote access shall be restricted to authorized personnel and must be requested and be authorized by the user manager or supervisor.

c)	Remote user’s access rights and privileges shall be restricted to the minimum services and functions as is necessary to carry out their job role or function.

d)	The activity of each account can be monitored at any time and may be terminated by the ISG at any time.

e)	Access to Confidential, Restricted and Protected information will be limited to authorized personnel whose job responsibilities require this type of information or as determined by the Application Owner.

3.	Emergency Access:

In case of any situation where an emergency access is needed, the request will follow the established process stated on the User Access Policy.

4.	Access Review:

A formal process shall be conducted at regular intervals by system owners and application owners in conjunction with ISG to confirm that remote users’ access rights remains appropriate. The review shall be documented and sign off by the applicable responsible.

Managers are responsible for recertifying on a quarterly basis the list of authorized remote access users.

VII.	Attachments:

ATTACHMENT E - Remote Access Procedure

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 79
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to establish the requirements for the use of removable devices on TSM information systems and equipment, to minimize the risk associated with loss or exposure of sensitive information such as PII, PHI and ePHI managed by TSM. The policy is also design to reduce the risk associated with malware infections, computer viruses and botnet that can be propagated on computers operated by TSM by this type of device.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities with access to TSM information, information systems or IT equipment (i.e. computer, server, laptop and mobile devices) and intends to store any information on removable media devices.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Removable Device Management policy, to provide management with direction and support for the implementation of safeguards to ensure the proper use of removable media devices used to store and transfer information by users who have been authorized access by TSM management to use this type of equipment for the purpose of conducting official TSM business.

IV.	Definitions:

1.	Encryption: The process of encoding a message so that it can be read only by the sender and the intended recipient.

2.	Malware: Is defined as software of malicious intent/impact such as viruses, worms, and spyware.

3.	Removable Media: Any type of device that can be removed from a computer while the system is running.

4.	Sensitive Information: Information that is protected against unwarranted disclosure. Access to sensitive information should be safeguarded.

5.	USB Flash Drive: A memory data storage device integrated with a USB (universal serial bus) interface. They are typically small, lightweight, removable and rewritable.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 80
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

6.	Personal Identification information (PII): An individual’s name together with Social Security number, drivers’ license number, or certain bank or credit account information.

7.	Protected Health Information (PHI): Protected health information, generally refer to demographic information, medical history, test and laboratory results, insurance information and other data that a healthcare professional collects to identify an individual and determine appropriate care.

8.	Electronic Protected Health Information (ePHI): Refers to any protected health information (PHI) that is covered under Health Insurance Portability and Accountability Act of 1996 (HIPAA) security regulations and is produced, saved, transferred or received in an electronic form.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

1.	General Requirements:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 81
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

a)	TSM shall implement safeguards and procedures for the proper management of removable media.

b)	Procedures and controls shall be designed and implemented to prevent the unauthorized use of removable media storage devices such as:

o	USB Memory Sticks (also known as pen drives or flash drives).

o	External Hard Drives.

o	Media Card Readers.

o	CDs.

o	DVDs.

o	Embedded Microchips (including Smart Cards and Mobile Phone SIM Cards).

o	Smart and Cellular Phones.

o	MP3 Players.

o	Digital Cameras.

o	Backup tapes.

c)	All PII or PHI data stored on removable media devices must be encrypted by the TSM approved removable media encryption tool.

d)	Authorized users are responsible for the appropriate use and protection of the removable media from theft or lost.

e)	Authorized users must be aware that TSM can audit the transfer of data files to and from all removable media devices and TSM IT equipment by using the approved Data Loss Prevention (DLP) tool

f)	Confidential, PII, PHI or ePHI information should be stored on removable media only when required in for the performance of TSM personnel assigned duties.

g)	All Confidential, PII, PHI or ePHI information to be stored on removable media, must be encrypted in accordance with the TSM Encryption Policy.

h)	Media containing confidential, PII, PHI or ePHI information shall be physically secured until the media is destroyed and/or sanitized.

i)	Virus and malware checking software must be used when the removable media device is connected to TSM equipment and systems.

j)	Only data that is authorized and necessary to be transferred should be saved on to the removable media device.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#17	Page 82
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Removable Device Management

k)	Removable media devices must not to be used for archiving or storing records as an alternative to the approved computer systems such used by TSM.

l)	Special care must be taken to physically protect the removable media device and stored data from loss, theft or damage.

2.	Restricted Access to Removable Media:

The use of removable media devices shall be approved by the department manager and by the Information & Cyber Security Director of TriServe.

The Department Manager must document the user access request by using the Removable Device Access Form.

The Department Managers are responsible for re-certifying the list of authorized users to access removal media storage devices on an annual basis.

3.	Preventing Information Security Incidents:

The data in transit, storage or held on any removable media devices must be given appropriate security according to the type of data and its sensitivity. Encryption and password control must be applied for PII and PHI information.

PII, PHI and/or TSM confidential or sensitive data must not be transmitted or stored on Bluetooth enabled devices.

TSM users are require to immediately report any loss or theft of TSM information or equipment to the ISG and/or IT Service Desk.

4.	Bluetooth Enabled Device’s:

All Bluetooth devices must use Secure Simple Pairing with encryption enabled. Bluetooth users must only access TSM information systems using approved Bluetooth device hardware, software, solutions, and connections.

5.	Disposal of Removable Media Devices:

Removable media devices that are no longer required, or have become damaged, must be disposed securely to avoid data leakage.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 83
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for data retention and disposal of technology equipment and records. These requirements are designed to minimize the potential exposure to TSM from damages which may result from unauthorized access, disclosure and use of TSM records containing sensitive, confidential, and ePHI information.

II.	Scope:

This policy applies to all TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy supports the organization plan for storage, maintenance and destruction information [Core-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Retention and Disposal Policy to provide management with direction and support to protect important records containing sensitive, confidential, and ePHI information from loss, destruction, and falsification, in accordance with business requirements, laws and regulations.

IV.	Definitions:

1.	Record: Any type of record created or received in the course of TSM business, including, but not limited to, paper, e-mail, any type of electronic file or data, plans, and audio/ video recordings, etc.

2.	Disk wiping: Is a software-based method of overwriting the data that aims to completely destroy all electronic data residing on a hard disk drive or other digital media.

3.	Degaussing: Is a technique for destroying data on magnetic storage tapes. Can also be used to erase the contents of a hard drive, USB thumb drive or a smart phone.

4.	Active Record: Any record that is currently in use by TSM and is required to support the business operational functions and client’s services.

5.	Archival Record: A record that is not required to be retained on premise and which can be moved to a long term archival method.

6.	Electronic Record: A record kept in an electronic format, such as a word processing document, a spreadsheet, a database, a scanned or imaged document, and any other type of

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 84
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

file stored on a computer, server or mainframe storage device or medium, or on any external or off-site storage medium.

7.	Inactive Record: A record that is no longer an Active Record but must be maintained pursuant to the Records Retention Program requirements.

8.	Personal Identifiable Information (PII), Personal Health Information (PHI) and Electronic Personal Health Information (ePHI) records: PII, PHI and ePHI are considered highly sensitive and confidential and must be safeguarded and secured at all times.

9.	Hard Copy Record: Any physical representation of information, most often associated with paper printouts.

10.	Electronic Record: Information captured and managed through electronic means, and which may or may not have a paper record to back it up. Also called machine readable record. Electronic records can be stored throughout an organization in a variety of ways such as databases, directories, file systems, applications, hard drives, and email accounts.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure supports the organization process for storage, maintenance and destruction information [Core-13(b)].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 85
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

1.	General Requirements:

a)	TSM shall establish documented procedures for the retention and disposal of data, technological equipment and resources of electronic data storage media. This includes, but are not limited to hard disks, tapes, cartridges, CDs, and USB drives.

b)	TSM shall establish a formal record retention program that addresses, record storage, access, retention, and destruction. The program shall also specify the retention period for electronic storage media (i.e. backup tapes).

c)	Procedures shall be implemented meeting the requirements of the define retention schedule by identifying essential records types and periods of retention, an inventory of sources of key information, a disposal of information that exceeds the retention period and secure disposal of equipment.

2.	Record Retention:

a)	Electronic Communication (Email): Email communications shall be retained for a period of 6 months. E-mail messages containing approvals or representing TSM agreements with outside entities, shall be retained by TSM departments according to the retention guidelines set in this policy (either electronic or paper). For further information on retention periods refer to the Backup and Retention Policy.

b)	Document Retention Periods: For further information on document retention periods refer to the Documents Retention Policy #V-14.

3.	Disposal:

a)	All media shall be disposed of securely and safely when is no longer required by TSM business or legal requirements, using formal documented procedures. All information shall be rendered unusable, unreadable, or indecipherable on system media, both digital and non-digital, prior to disposal or release for reuse. Media containing sensitive information that cannot be sanitized shall be destroyed.

4.	Secure Disposal Techniques:

a)	The following are appropriate techniques to securely remove information:

o	Disk Wiping

o	Degaussing

b)	The following are appropriate techniques to securely destroy electronic and hard copy media:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 86
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

o	Shredding disk platters

o	Disintegration

o	Grinding surfaces

o	Incineration

o	Pulverization

o	Melting

5.	Document Disposal:

a)	Paper documents may be disposed (destroyed) after being digitized as long as it is verified that the document to be printed is clear, legible, integrity remains intact and is a true and exact copy of the original.

b)	All documents may be destroyed after fulfilling the corresponding period of conservation and if there are not legal hold periods related to the document content.

c)	A log of the destroyed documents shall be keep to maintain a documented process and tracking of all destroyed documents covered by this policy. All document destruction for in scope legal cases or investigations shall be halted, after receiving notification of the Legal Division for hold notification.

d)	All paper sensitive/confidential documents shall be placed in the official shredder bins/recycling bins or placed in the locked secured disposal recycling bins contracted by the organization for the secured destruction of the documents.

6.	Secure Equipment Disposal:

a)	Surplus equipment shall be stored securely while not in use, and shall be disposed of or sanitized when no longer required.

b)	Sanitization of desktop computers and portable media will be managed by Desktop Management Group (DMG).

c)	All items of equipment containing storage media shall be checked to ensure that any covered information and licensed software has been removed or securely overwritten prior to disposal.

d)	Devices containing covered information shall be physically destroyed or the information shall be destroyed, deleted or overwritten using techniques to make the original information non-retrievable rather than using the standard delete or format function.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#18	Page 87
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Retention and Disposal

e)	Disposal without sanitization shall be considered only if information disclosure would have no impact on TSM business, would not result in damage to TSM assets, and would not result in financial loss or harm to any customer, employees and business associates.

7.	Equipment Donation and/or Transfers

a)	TSM personnel shall sanitized or destroyed information system digital media before its disposal or release for reuse outside of TSM premises, to prevent unauthorized individuals from gaining access to and using the information contained on the media.

VII.	Attachments:

ATTACHMENT F - Retention & Disposal Procedure [Core-13(b)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 88
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define the requirements to ensure that users of TSM systems and third party contractors receive appropriate awareness and training to ensure the protection of TSM’s IT assets and information. [Core-15(b)]

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the Security Awareness and Training Policy to provide management with direction and support for the implementation of a security awareness training program including providing regular updates of TSM information security policies and procedures required to protect the organization IT assets. [Core-15(b)]

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 89
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

TSM shall define and implement security awareness, training, and education programs for internal use as well as with applicable third parties to ensure that all users are appropriately trained in the organization Information Security Policies periodically. The following requirements shall be considered: [Core-15(b)]

1.	All employees of TSM, contractors and third party users shall receive appropriate Information Security training. [Core-15(b)]

2.	The Information Security Group (ISG) shall provide regular updates in the organization Information Security policies and procedures as considered relevant for the employee job functions and responsibilities in TSM and its subsidiaries. [Core-15(b)]

3.	ISG shall develop an Information Security Training and Awareness program to support the employee onboarding process of TSM and its subsidiaries and affiliates. [Core-15(b)]

4.	ISG shall review and update the Information Security Training and Awareness program on an annual basis to ensure compliance with local and federal regulations. [Core-15(b)]

5.	The Information Security Training and Awareness, which must be part of the onboarding process, will include employees as well as contractors, and third party service providers that may come into contact with sensitive information. [Core-15(b)]

6.	TSM must maintain record of each individual who completes the on-boarding process and the Information Security Training module. The training records must be filed for at least five years thereafter. [Core-15(b)]

7.	The ISG in coordination with the Human Resources training center will coordinate providing the employee with a refresher training at least every year. [Core-15(b)]

8.	The organization training center will keep track of the employees who completed the training. [Core-15(b)]

9.	Employees, contractors and any other third party, must acknowledge that they received the training and that they are responsible to comply with it through a formal and documented signoff. [Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#19	Page 90
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Awareness and Training

10.	TSM security personnel shall receive specialized security education and training appropriate to their role/responsibilities. [Core-15(b)].

11.	Personnel from the Information Security Group (ISG) shall be required to participate in information system security training for the following functions: [Core-15(b)]

o	Before engaging in user provisioning activities.

o	When required due to new threats.

o	Changes in role, employee transfers to the information security unit will require a training before officially starting his/her position.

12.	At least, on an annual basis, refresher training to all security personnel will be conducted to ensure knowledge keeps relevant considering new threats and changes. [Core-15(b)]

13.	TSM shall incorporate simulated events into incident response training to ensure effective response in critical events. [Core-15(b)]

14.	All third parties that provide and/or manage critical applications (i.e. for handling claims – [***]) must provide training or training materials on the correct use and operation of security functions and controls of the applications or systems. [Core-15(b)]

15.	Awareness training shall include a formal introduction to the organizations security and privacy policies, state and federal laws. [Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 91
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy
Drafted by: Rene Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, CIO

I.	Purpose:

The purpose of this policy is to ensure that information security events are recorded and monitored to detect unauthorized system activities in compliance with applicable laws and regulations.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization detect, contain and correct confidentiality and security violations [Core-15(c)].

Triple-S Management Corporation (TSM) has developed and adopted the Security Monitoring Policy to provide management with direction and support to ensure that information security events are recorded and monitored to detect unauthorized system activities in compliance with applicable laws and regulations.

Procedures for monitoring the use of IT assets shall be established to check for use and effectiveness of implemented controls. The results of the monitoring activities shall be reviewed regularly.

IV.	Definitions:

1.	Event: Something that occurs within a system or network.

2.	Log: A record of the events occurring within an organization’s systems and networks.

3.	Log Archival: Retaining logs for an extended period of time, typically on removable media.

4.	IPS: A proactive protection technology that provides security at the network level.

5.	Clock Synchronization: Process of precisely coordinating or matching two or more activities, devices, or processes in time.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 92
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

This procedure help the organization detect, contain and correct confidentiality and security violations [Core-15(c)].

1.	General Requirements:

a)	All users should know that all generated information through TSM networks and systems is property of TSM.

b)	Telecommunication networks, computers, internet and email traffic shall be monitored by members of the Information Security Group (ISG), or third parties contracted in support of the Information Security Group monitoring function.

c)	All systems, applications and databases shall be configured with audit logs enabled at each of the following levels:

a.	Operation system and admin activities audit log

b.	Application event level audit log

c.	Database event level audit log

d)	All audit logs shall be kept secure and be protected from unauthorized deletion or alteration.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 93
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

e)	Audit logs shall be protected against tampering and unauthorized access.

f)	Audit logs shall be accessible to authorized personnel of the ISG.

g)	Audit logs must be backup and retained in accordance with the retention periods defined by the Retention Officer.

h)	Security event logging and monitoring of TSM systems shall be carried out in order to detect suspicious activities that could impact the confidentiality, integrity and availability of the IT assets and the data stored.

i)	Authorized access and unauthorized access attempts in systems that manage PHI and/or PII information and/or company financial information shall be logged.

j)	System administrator and system operator activities shall be logged and regularly reviewed.

k)	Suspicious events shall be evaluated and categorized appropriately. If an event is determined to be an attack or is categorized as a security incident, it shall be investigated and reported to affected parties according to the IT & Cyber Security Incident Response Plan.

l)	The results of the monitoring activities shall be reviewed periodically.

m)	The clocks of all relevant information processing systems within TSM or security domain shall be synchronized with an agreed accurate time source to support tracing and reconstitution of activity timelines.

2.	Monitoring:

a)	TSM shall implement the following safeguards and mechanisms to ensure the confidentiality, integrity and availability of TSM networks and information systems. Specific network perimeter controls include:

a.	Network Firewalls: Firewalls are frequently used to prevent unauthorized Internet users from accessing private networks connected to the Internet, especially intranets. All messages entering or leaving the intranet pass through the firewall, which examines each message and blocks those that do not meet the TSM security criteria.

b.	Application Level Firewall: An application firewall is a form of firewall that controls input, output, and/or access from, to, or by an application or service. It operates

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 94
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

by monitoring and potentially blocking the input, output, or system service calls that do not meet the configured policy of the firewall.

c.	Intrusion Detection System (IDS) and Intrusion Prevention Systems (IPS): To provide automated real-time identification of unauthorized use, misuse, and abuse of computer assets by internal or external network users. Logs alarms, alerts and functions shall be monitored and reviewed on a regular basis and anomalies/trends shall be identified, analyzed and reported.

d.	Network Traffic Monitoring: Firewall logs, alerts and network traffic shall be monitored to ensure identified issues are reviewed and resolved on time. Firewall rules shall be documented and reviewed on a quarterly basis.

e.	Endpoints: Detection and prevention controls to protect the endpoints with anti- virus protection.

f.	Internet Browsing: The Internet use shall be monitored from all computers and devices connected to the TSM network and Web Content Filter technologies shall be used to protect users.

g.	Email: Emails shall be monitored from all users to ensure that sensitive information is kept confidential and technology is in place to protect from malware.

b)	The following monitoring frequencies have been implemented are followed:

Security Device	Monitoring Frequency
Network Firewalls	7x24x365
Application Level Firewall	7x24x365
Intrusion Detection System (IDS) and Intrusion Prevention Systems (IPS)	7x24x365
Network Traffic Monitoring	7x24x365
Endpoints	Daily for anti-virus status
Internet Browsing	On demand for internal investigations

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 95
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

Email	Daily for suspicious email attachment. On demand for internal investigations.

3.	Audit Logging:

a)	Audit logs recording user activities, exceptions, and security events shall be generated and stored, in accordance with TSM record retention policy requirements and procedures, to assist in investigations and access control monitoring processes.

b)	Information systems processing PII, PHI, financial and employee sensitive information shall generate audit log records each time a user accesses, creates, updates, or archives the information via the system. The audit logs shall include:

a.	Unique user identifier.

b.	A unique data subject (e.g., the patient) identifier.

c.	Function performed by the user (e.g., log-in, record creation, access, update, etc.)

d.	Time and date when the function was performed.

e.	Type of event that occurred (e.g., success or failure).

f.	Event Information (e.g., files handled).

g.	The account(s) and administrator(s) or operator(s) involved (when applicable)

h.	Process(es) involved.

i.	Before and after values when action involves updating a data element, if feasible.

c)	Grant, modify, or revoke access rights, including adding a new user or group, changing user privilege levels, changing file permissions, changing database object permissions, changing firewall rules, and user password changes.

d)	System, network, or services configuration changes, including installation of software patches and updates, or other installed software changes.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#20	Page 96
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Security Monitoring Policy

e)	System administrator and system operator activities shall be logged and regularly reviewed.

4.	Protection of Audit Log Information:

a)	Access to TSM system audit tools and audit trails shall be safeguarded from unauthorized access and used to prevent misuse or compromise of logs. Authorized and unauthorized access attempts to the audit system and audit trails shall be logged and protected from modification.

b)	Logging controls shall protect against unauthorized changes and promptly back up of audit trail files to a centralized log server or media that is difficult to alter.

VII.	Attachments:

ATTACHMENT G - IT & Cyber Security Incident Response Plan [Core-15(c)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 97
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to manage and reduce risks that could result from the exploitation of technical vulnerabilities by implementing an effective, systematic, and repeatable process with measurements included to confirm its effectiveness.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation (TSM) has developed and adopted the Technical Vulnerability Management Policy to provide management with direction and support to assess and manage technical vulnerabilities that could impact ePHI confidentiality, integrity and availability.

IV.	Definitions:

Vulnerability: A weakness of an asset or group of assets that can be exploited by one or more threats.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 98
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

1.	TSM shall implement a technical vulnerability management process that includes periodic vulnerability assessment activities for the in scope systems.

2.	TSM has adopted the following frequency for conducting the external and internal vulnerability and penetrations assessment of the organization IT assets:

Type of Assessment	Frequency
External	Quarterly
Internal	Twice Per Fiscal Year

3.	Mitigation activity shall be prioritized based on the severity of the vulnerability, the current threat environment and the business use of the vulnerable asset.

4.	Shielding shall be used to protect vulnerable assets until mitigation is completed, if applicable.

5.	The root cause of vulnerabilities shall be identified and eliminated, whenever applicable, through improvements in network and server configuration policies, and better change management and administrative processes.

6.	TSM shall develop applications based on secure coding guidelines to prevent common coding vulnerabilities in software development applicable to internal and external public facing web applications and interfaces.

7.	TSM system and application configurations standards shall be consistent with industry- accepted system hardening standards. Refer to TSM System Hardening Guidelines checklist.

8.	The following activities shall be adopted within the technical vulnerability management process and roles and responsibilities defined and established:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#21	Page 99
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Technical Vulnerability Management Policy

a)	Discovery: To identify new technical vulnerabilities using vulnerability scans and ethical hacking assessments performed by a third-party.

b)	Prioritization: The prioritization activities shall be based on external threat information and internal risk rating related to the affected information asset and with a predefined inventory of systems. Based on its relevance, identified vulnerabilities shall be sorted or discarded and then prioritized.

c)	Shielding/Mitigation: Current IT techniques and processes shall be used to shield vulnerable assets until mitigation work is completed. High-priority vulnerabilities shall be mitigated immediately and the root causes eliminated.

d)	Test/Change Management: Before the implementation into the production environment, and whenever applicable, the new countermeasure or patch shall be tested in a test environment. Appropriate change management procedures should be followed and a patch calendar scheduled shall be in place.

e)	Monitoring: Periodically, monitor the security state of the IT environment and the current status of vulnerability mitigation activities. The discovery step need to be continuous, and all subsequent vulnerability management steps should be repeated as part of an ongoing process.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 100
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements for managing and reducing risks associated with teleworking activities. The policy and the requirements are designed to minimize the potential exposure of TSM IT assets from damages which may result from theft of equipment and information, the unauthorized disclosure of information including ePHI, unauthorized remote access to the organization’s internal systems and/or misuse of the IT assets of the organization.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization prevent confidentiality and security breaches [Core-15(b)] and [Core-13(b)].

Triple-S Management Corporation (TSM) has developed and adopted the Teleworking Policy to provide management with direction and support for the implementation of appropriate security measures for employees working from remote locations and working from home.

IV.	Definitions:

1.	Teleworking: Is defined as working at home or at other off-site locations that are linked electronically (via computer, fax, etc.) to a central office or principal place of employment.

2.	VPN: A method employing encryption to provide secure access to a remote computer over the Internet.

3.	Encryption: Cryptographic transformation of data (called "plaintext") into a form (called "cipher text") that conceals the data's original meaning to prevent it from being known or used.

4.	Remote Access: Any Connection to TSM network(s) or information systems that originates from a computer or device located outside of TSM network.

5.	Session locking: Means locking screens on workstations after a certain amount of inactivity.

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 101
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization prevent confidentiality and security breaches [Core-15(b)]:

TSM shall only authorize teleworking activities if they comply with TSM’s security requirements and controls for remote access connections. TSM shall consider that any teleworking facility is essentially an extension of the TSM network and any teleworking user that connects without appropriate security controls could result in the exposure of company and ePHI confidential information resulting in a signification impact to the entire organization. At a minimum the following requirements shall be implemented for authorized teleworking users:

1.	General Requirements:

a)	Only authorize teleworking users shall be allowed.

b)	Business managers are responsible for requesting and authorizing the access based upon the needs of the department for the user to perform teleworking functions.

c)	TSM business managers shall ensure that authorized teleworking users read and acknowledged understanding the organization Employee Manual and Information Security policies for performing teleworking functions.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 102
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

d)	Training on Information Security (IS) and privacy responsibilities shall be required for all authorized teleworking users.

e)	TSM will provide corporate approved computers (i.e. laptops) to teleworking authorized users. The assigned computer will comply with the organization standard image and security controls including but not limited to:

o	Corporate approved MS Windows license and image.

o	Corporate approved anti-virus, anti-malware and firewall system.

o	Corporate approved Data Loss Prevention system.

o	Corporate approved encryption system.

o	Corporate approved Virtual Private Connection (VPN) system.

f)	Authorized teleworking users shall use the assigned corporate equipment to conduct teleworking functions.

g)	TSM computer equipment located at the user teleworking location shall not be used for personal activities or lent to friends or family members.

h)	Teleworking users shall not install unauthorized software in the assigned teleworking equipment.

i)	TSM teleworking equipment and media taken off the premises shall be encrypted and not be left unattended in unsecured places or high risk locations such as inside automobiles.

j)	Adequate insurance coverage shall be in place to protect off-site TSM computer equipment.

k)	TSM maintains ownership over the corporate assets (e.g. computer, peripherals, etc.) used by teleworking authorized personnel.

2.	Account Administration:

a)	Teleworking user access requests must also meet the User Access Policy and Remote Access Policy requirements for secure remote connections.

b)	Business manager are responsible for requesting revocation of remote accesses to TSM systems, and returning TSM assigned equipment when the teleworking activities are terminated.

c)	Business managers are responsible for the timely notification of employee terminations and transfers to the Human Resources department.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 103
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

3.	Teleworking User Requirements:

a)	Verifiable unique IDs shall be required for all teleworker users accessing TSM network by a remote connection.

b)	Authorized teleworkers must use the Symantec VIP two factor authentication system establish the remote connection to TSM network.

c)	The authorized users is responsible for maintaining appropriate protection of at the teleworking site to protect the assigned equipment against theft, the unauthorized disclosure of information, and the unauthorized remote access to TSM internal systems.

d)	The use of home WiFi networks is permitted as long as the WiFi is password protected and the WiFi encryption protocol is enabled. The WPA encryption protocol is the minimum required.

e)	ePHI information shall never be stored outside the corporate provided equipment.

f)	ePHI or company confidential information shall never be printed when working from a teleworking facility.

g)	Home-working controls shall be applied, including lockable filing cabinets, clear desk and clear screen, and access controls for computers and secure communication with the office.

4.	Teleworking Document Management: [Core-13(b)]

a)	Authorized teleworking users must avoid storing and printing documents containing PHI, PII and company confidential information while working remotely.

b)	Teleworking users must place in a secured location documents containing PHI, PII and company confidential information when not in use.

c)	Authorized portable storage devices must be encrypted if they are to be used to stored PHI, PII or company confidential information.

5.	Teleworking Control of Assigned Equipment: [Core-13(b)]

a)	For decommissioning of company assigned equipment the user must return the required to the Desk Top Management team who will coordinate the process as outlined in the Retention & Disposal procedure.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#22	Page 104
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Teleworking

VII.	Attachments:

ATTACHMENT F - Retention & Disposal procedure [Core-13(b)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#23	Page 105
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Third Party Services Risk Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements and establish systematically approach for management of risks associated with the contracting of third party service providers.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation (TSM) has developed a Third Party Services Risk Management Policy also known as Vendor Risk Management to ensure that third party service providers maintain adequate security controls to manage TSM PII and/or PHI information. The policy also require management monitor the level of services contracted.

IV.	Definitions:

None

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#23	Page 106
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Third Party Services Risk Management

4.    Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

TSM shall implement develop and implement a Third Party Service Provider Risk Management Program to ensure that security requirements and service levels are met:

1.	Service Delivery: It shall be ensure that security controls, service definitions, and delivery levels included in the third party service delivery agreement are implemented, operated, and maintained by the third party.

2.	Monitoring and Review: The services, reports, or records provided by third party shall be regularly monitored and reviewed, and audits shall be carried out regularly to govern and maintain compliance with the service delivery agreements.

3.	Managing Changes: Changes to the provision of service, including maintaining and improving existing information security policies, procedures, and controls, shall be managed, taking account of the criticality of business systems and processes involved and re-assessment of risk.

VII.	Attachments:

ATTACHMENT H - Third Party Services & Risk Management procedure [Core-15(a)].

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 107
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this policy is to define requirements to establish, document and review access control mechanism to ensure that users have the minimum access required to conduct their business activities. [Core-15(a) & Core-15(b)]

II.	Scope:

This policy applies to TSM, its subsidiaries, employees, temporary workers, contractors, business partners and third party vendors contracted by TSM to provide services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the User Access Policy to provide management with direction and support for the implementation of appropriate logical and physical user access controls. [Core-15(a) & Core-15(b)]

TSM has adopted appropriate user access measures (logical and physical) to ensure the confidentiality, integrity and availability of sensitive information and the organization IT assets. This policy is critical for securing Protected Health Information (PHI), Personally Identifiable Information (PII) and Electronic Protected Health Information (ePHI) and ensuring compliance with HIPAA minimum use requirement. [Core-15(a) & Core-15(b)]

Authorization to programs, systems and databases required to access any information on TSM networks, either via local or remote access, must be approved by management and authenticated using unique user’s ID’s and passwords. [Core-15(a) & Core-15(b)]

Logical and physical access controls shall be implemented based on the employee job function and role. The applications, systems and databases accesses shall be granted according to the employee job function and business needs to prevent unauthorized access to information stored in TSM systems and physical facilities. [Core-15(a) & Core-15(b)]

IV.	Definitions:

1.	Authentication: The process of verifying a user identity in order to grant access to a system according a specific role or profile.

2.	Logical Access: Access to a computer or network system through an authentication protocol.

3.	Unique User ID: The sole identifier of a user, usually a user name.

4.	Privilege Access: Access of an administrator or super user.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 108
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

5.	Remote Access: Is the ability to get access to a computer or a network from a remote location.

V.	Responsibilities:

1.	All TSM and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies.

2.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any

3.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

4.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	General Requirements

a)	TSM shall define a formal procedure to manage the user access provisioning and de- provisioning processes. The procedure must be designed to prevent unauthorized access to the IT assets and systems used by the organization. [Core-15(a) & Core- 15(b)]

b)	Division managers must assign Application Owners for each business application. In case the application has multiple modules specific Application Owners can be assigned to each module. [Core-15(a) & Core-15(b)]

c)	Access rights shall be reviewed by management based on the process and scheduled defined by the Information Security Group. At a minimum managers and supervisors shall review and certify its employee user accesses on an annual basis. [Core-15(a) & Core-15(b)]

d)	Completing the user access review and certification process is an essential component to ensure compliance with the HIPAA minimum use requirement. [Core-15(a) & Core- 15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 109
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

e)	Display the approved proper system use notification message or banner before providing access to TSM systems. The notification must provide the required privacy and security notices consistent with key industry regulations and standards such as HIPAA and HiTrust. [Core-15(a) & Core-15(b)]

f)	Logical and physical access to information and application systems and functions by users and support personnel shall be restricted in accordance with their job functions and responsibilities. [Core-15(a) & Core-15(b)]

2.	Access Request (User Access Provisioning)

a)	Users shall obtain formal approval for the use of TSM information assets and applications by completing the official TSM access request form or submitting an approved request via email. [Core-15(a) & Core-15(b)]

b)	Access to TSM information systems shall be authorized by the appropriate requester manager or supervisor, before user is allow to login into TSM systems. [Core-15(a) & Core-15(b)]

c)	Authorized logical access requests must be based on the employee job functions and scope of responsibility. [Core-15(a) & Core-15(b)]

d)	All user access authorizations shall be granted following the minimum access necessary concept in order to allow the users to perform their job functions with the minimum necessary accesses. [Core-15(a) & Core-15(b)]

e)	All physical access to TSM buildings and offices shall be processed by the Corporate Security Group. Users shall obtain formal approval by TSM management before physical access is granted. For further information, (refer to the Corporate Policy Manual, Policy of ID Cards and Access). [Core-15(a) & Core-15(b)]

3.	User Account Administration

a)	The user account management process, as well as privileged access authorizations shall be restricted and controlled through a formal documented process via the use of the User Access Request Form or by submitting an approved email. [Core-15(a) & Core-15(b)]

b)	The business managers or the Application Owners are responsible for conducting user’s access reviews and certification process on an annual basis. Following this process is required ensure that granted logical accesses, correspond with the employee’s job function and duties and remain restricted to authorized personnel only. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 110
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

Completing the user access review and certification process is an essential component to ensure compliance with the HIPAA minimum use requirement. [Core-15(a) & Core- 15(b)]

c)	Unnecessary accounts shall be removed, disabled or otherwise secured. [Core-15(a) & Core-15(b)]

d)	Ensure that default accounts that are not required are removed or disabled. [Core-15(a) & Core-15(b)]

e)	Ensure that default application or system accounts that are required are protected with a strong password compliant with the TSM password rules. [Core-15(a) & Core-15(b)]

4.	Termination (User Access De-Provisioning)

The Division of Human Resources will maintain an updated list of active employees and temporally personnel. [Core-15(a) & Core-15(b)]

a)	All terminations of regular and temporary employees shall be immediately notified to the Human Resources department. [Core-15(a) & Core-15(b)]

b)	The SAP system will provide the ISG with an automated notification of all regular and temporary employee terminations. [Core-15(a) & Core-15(b)]

c)	The ISG will terminated the access to the LAN based on the requested effective date of the termination. [Core-15(a) & Core-15(b)]

d)	The ISG will terminated the access to other applications in a 5 working day’s period. [Core-15(a) & Core-15(b)]

e)	The ISG will remove or disable Active Directory accounts that have been inactive for a period of sixty (45) days or more. [Core-15(a) & Core-15(b)]

f)	All terminations of contractor and/or the service provider employees shall be immediately notified to the ISG. [Core-15(a) & Core-15(b)]

g)	The ISG will terminated the access to the LAN by the contractor and/or the service provider on the requested effective date of the termination. [Core-15(a) & Core-15(b)]

h)	The ISG will terminated the access to other applications used by the contractor and/or the service provider in a 5 days working day’s period. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 111
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

i)	The user that ends his employment or contractual relationship with TSM, shall not by any means attempt to access the networks and information systems of TSM. [Core- 15(a) & Core-15(b)]

5.	Transfers

a)	Transfer of employees between departments, companies or affiliates will be processed by the Information Security Group as a termination. [Core-15(a) & Core-15(b)]

b)	It is the responsibility of the new Manager or Supervisor to complete the User Access Request Form with the required new accesses based on the employee job function. User accesses can also be requested via email. [Core-15(a) & Core-15(b)]

6.	Database User Accesses

a)	Only authorized personnel shall have administrator access to administrative functions to TSM databases. [Core-15(a) & Core-15(b)]

b)	Users shall not have direct access to TSM databases. [Core-15(a) & Core-15(b)]

7.	Emergency User Accesses

The following conditions will be defined and considered as emergency situations: [Core- 15(a) & Core-15(b)]

o	Disaster condition;

o	Application, system or database problem which results in system downtime or very poor performance;

o	Application, system or database problem and that cannot be replicated in the test environment and the problem is causing significant operational problems.

a)	The request for emergency access must be generated by a manager or higher level of the area where the need arises. [Core-15(a) & Core-15(b)]

b)	The justification for the emergency access shall be documented in the Serena Business Manager ticketing system. The justification must include the approval of the division Vice-President (VP) or the affiliate director and the estimated date until when the access will be required. If for some reason the form cannot be completed in time, a notification must be send by e-mail to the Information Security Group (ISG) and complete the form the next business day. [Core-15(a) & Core-15(b)]

c)	The ISG unit will evaluate any emergency access request and shall determine its approval. [Core-15(a) & Core-15(b)]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#24	Page 112
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	User Access

d)	On emergency cases or outside working hours, it is the responsibility of the requesting manager to notify the administration and/or data center Information Security Group personnel. [Core-15(a) & Core-15(b)]

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía,	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 113
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

The purpose of this Policy is to define requirements and establish the appropriate actions and priorities for developing and implementing TSM’s information security risk analysis process; managing information security and business continuity risks; and implementing controls to protect against identified risks.

II.	Scope:

This Policy applies to TSM and workforce members who are authorized to access information systems maintained by TSM and the ePHI that is processed, stored, and transmitted on such systems. This Policy forms part of the conditions of employment or contracting with TSM, as applicable, of all workforce members at all levels. For purposes of this policy, “workforce members” shall include TSM’s employees, volunteers, trainees, contractors, agents, interns, temporary staff, and other persons whose conduct, in the performance of work for TSM, is under the direct control of TSM, whether or not they are paid by TSM.

III.	Policy:

This policy help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

Triple-S Management Corporation, on behalf of itself and its direct and indirect affiliates and subsidiaries (collectively referred to herein as “TSM”), has adopted this Information Security Risk Analysis Policy (“Policy”) to protect the confidentiality, integrity, and availability of the electronic protected health information (“ePHI,” as defined in 45 C.F.R. § 160.103) that it processes, stores and transmits, and to protect the information systems on which such ePHI is processed, stored and transmitted. This Policy aids TSM in preventing, detecting, containing, and correcting threats and vulnerabilities to ePHI and the information systems on which it is processed, stored and transmitted, and meeting its obligations with regard to information security.

The risk analysis process described in this Policy is a key requirement to comply with HIPAA, HiTrust and ISO 27001 security requirements.

TSM shall conduct an enterprise wide assessment of risk, including the likelihood and magnitude of harm, from the unauthorized access, use, disclosure, disruption, modification, or destruction of its information systems and the ePHI that such systems process, store, or transmit.

IV.	Definitions:

N/A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 114
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

V.	Responsibilities:

1.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated. Triple-S Management Corporation (TSM) reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

2.	Exceptions

The Information & Cyber Security Director or Triple-S Management must approve any exception to the policy in advance.

3.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

VI.	Procedure:

The following practices help the organization assess the potential risks and vulnerabilities to the confidentiality, integrity and availability of information systems [Core-15(a)].

1.	In order to conduct a thorough enterprise wide risk analysis, TSM shall include each of the following elements in its risk analysis process:

a)	Data Collection: Identify where the ePHI is stored, received, maintained or transmitted.

b)	Identify and Document Potential Threats and Vulnerabilities: Identify and document reasonably anticipated threats to ePH.

c)	Access Current Security Measures: Assess and document the security measures TSM implemented, maintained and managed to safeguard ePHI. This assessment shall include security measures required by the HIPAA Security Rule and whether the existing security measures are configured, used and maintained properly.

d)	Determine the Likelihood of Threat Occurrence: Determine the probability of potential risk to ePHI. Document all reasonably anticipated combinations of threats and vulnerabilities with associated likelihood estimates that may impact the confidentiality, availability and integrity of ePHI.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 115
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

e)	Determine the Potential Impact of Threat Occurrence: Determine the impact of potential risk to ePHI. Document all reasonably anticipated potential impacts associated with the occurrence of threats triggering or exploiting vulnerabilities.

f)	Determine the Level of Risk: Assign risk levels for all threat and vulnerability combinations identified during the risk analysis should be assigned.

g)	Finalize Documentation: Document the risk analysis and maintain such documentation for future reference.

h)	Periodic Review and Updates to the Risk Analysis: Conduct continuous information security risk analyses to identify when updates are needed. To ensure that the risk analysis process is integrated into the risk management process, the information security risk analysis shall be conducted or reviewed as new technologies and business operations are planned and as existing technologies and business operations change. Below is a non-exclusive list of events when a risk analysis shall be conducted or reviewed:

o	Security incident is experienced;

o	Change of ownership occurs;

o	Turnover in key staff or management; and

o	Plans to incorporate new technology.

In the absence of any of the events listed above, TSM shall conduct or review a risk analysis at least annually.

i)	Monitoring of Risk Mitigation Plan: Establish a process to monitor the status of the risk mitigation plan, which shall occur at least quarterly.

j)	Reporting to Board: Provide an executive level presentation, including the key areas of risks and the status of the defined risk mitigation plan, to the Board of Directors at least annually.

This Policy shall be supported by additional policies, standards, guidelines, procedures, and processes.

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#25	Page 116
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Information Security Risk Analysis

VII.	Attachments:

ATTACHMENT I - Information Security Risk Analysis Procedure [Core-15(a)]

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 117
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

Triple-S Management Corporation (TSM) is committed to its customers, employees, stakeholders and suppliers. To insure the effective safety of people and the availability of essential products and services, TSM establishes this Business Continuity Management Policy in support of a comprehensive program for emergency response, business continuity, disaster recovery and business recovery.

II.	Scope:

This policy applies to TSM and its subsidiaries employees, temporary workers, contractors, business partners, third party vendors and physical facilities where TSM provides services to its customers.

III.	Policy:

Triple-S Management Corporation (TSM) has developed and adopted the Business Continuity Management Policy to provide management with direction and support for the implementation of a Business Continuity Program (BCP) in accordance with the organization business requirements and applicable laws and regulations. TSM recognizes that information is an important asset and it is important to protect the confidentiality of the information being managed, maintain its integrity and ensure its availability.

This policy provides the requirements for planning, implementation, activation and governance processes to counteract interruptions to business activities and to protect critical business functions from the effects of major failures of information systems or disasters and to ensure their timely resumption.

TSM shall establish a Business Continuity Management Program (BCMP) that will define the minimum requirements for the organization to address the continuity of mission critical operations. Additionally, TSM shall assign resources with specific roles and responsibilities to develop implement and oversee the business continuity plans in compliance with the business continuity management program.

IV.	Definitions:

1.	Business Continuity (BC) Planning: An organization’s risk management strategy for threats that may terminate or significantly disrupt core business. It involves mitigation activities and contingency planning for response and recovery actions. (Note: BC planning necessarily embraces disaster recovery and emergency management planning.)

2.	Business Continuity (BC) Program: An ongoing funded process that is supported by senior management, comprising all BC planning, plans, arrangements, practices and processes

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 118
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

with which to achieve required BC outcomes in compliance with BC aims and agreed expectations.

3.	Business Continuity Management (BCM): The development, implementation and maintenance of strategies, plans, resources and actions to ensure the continued achievement of critical objectives in the event of a significant, untoward, crisis event.

4.	Crisis: An untoward event that potentially or actually results in disruption to day-to-day functioning of a part or the whole of an organization, sufficient to require management to divert a portion of their attention, time, energy and resources away from business-as-usual activities. (Note: for BC purposes, the term ‘crisis’ is used generically to refer to a significant, crisis/emergency/disaster event).

5.	Event: The occurrence of a particular set of circumstances that creates an actual or potential emergency or disaster or other crisis situation.

6.	Risk: The chance of something happening that will have an impact upon objectives.

V.	Responsibilities:

1.	Business Continuity Management (BCM) is a strategic, tactical and operational issue. It is a shared responsibility of TSM, including management and employees from all business units throughout the organization. In order to implement the Business Continuity Management Program (BCMP), TSM has defined the Contingency Management Team (CMT) which is responsible to execute the Crisis Management process for TSM, by timely responding to emergencies or events which threatens the business continuity of the company and by having an effective communication with employees, customers, and the media if necessary through various communications devices and methods.

2.	All Triple-S Management Corporation (TSM) and its subsidiaries employees, temporary workers, contractors, business partners and third party vendors, without exception, must comply with the information security policies. Any employee found to have violated such Policies may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

3.	TSM reserves the right to audit networks, systems, or procedures on a periodic basis to ensure compliance with this policy.

In addition, all TSM personnel shall not interfere with federal or state investigations or disciplinary proceedings by willful misrepresentation or omission of facts or by the use of threats or harassment against any person.

4.	Exceptions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 119
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

5.	Non-Compliance

An employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	Business Continuity Management Program

a)	The Business Continuity Management Program (BCMP) involves the minimum requirements to develop and implement the Business Continuity (BC) plans. The program shall include, at a minimum, documenting processes such as:

b)	Governance, which specifies formal roles and responsibilities, resource assignment and budget planning.

c)	Risk Assessment & Business Impact Analysis, which evaluates of potential threats (natural, technical or human), that may impact TSM’s assets from achieving its business and operational goals and the actions needed to prevent or minimize the effects of potential loss.

d)	Emergency Response, which establishes the immediate reaction and response to an emergency situation focusing on ensuring life safety and reducing the severity of the incident.

e)	Crisis Management, which establishes the overall coordination of TSM’s response to crisis in an effective, timely manner with the goal of avoiding or minimizing damage to TSM, profitability, reputation and ability to operate until specific business continuity plans are activated.

f)	Business Continuity / Disaster Recovery, which defines the process of developing and documenting procedures that enable TSM to respond to an event that lasts for an extended period of time and return to performing its critical functions after an interruption.

g)	Communications, which establishes communication process with employees, government, customers and all affected shareholders.

h)	Awareness and Training, which creates and maintains awareness and training to enhance the skills required to develop and implement the business continuity management processes.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#26	Page 120
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Business Continuity Management

i)	Exercise, Evaluation and Corrective Actions, which are performed for the purpose of training team members and validating the business continuity plans shall be tested every two years or yearly if requested by the Chief Information Officer or the Chief Technology Officer in order to ensure that the plan is still effective.. Exercise results identify plan gaps and limitations and are used to improve the business continuity plans.

j)	Coordination with Third Parties, which establishes the coordination of activities and the integration of resources with third parties with the objective of managing a disrupting event or an exercise.

k)	Audit and Compliance, which establishes applicable procedures to be aligned with laws and regulatory requirements.

l)	Budgeting, annual budgeting for adequate levels of initial development and on-going maintenance of BC planning is the responsibility of TSM Senior Management.

m)	Program Maintenance, which establishes the management process of keeping TSM’s Business Continuity Management Program up-to-date and aligned with the corporate Business Continuity strategies.

VII.	Attachments:

N/A

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 121
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy
Drafted by: René Rivera, IT Compliance Supervisor	Reviewed by: Miguel O. Mercado, Information & Cyber Security Director	Approved by: Juan Díaz Goitía, Chief Information Officer

I.	Purpose:

In today’s dynamic and heterogenous networks desktops, servers and communication equipment are prone to software/hardware development errors. Operating systems and software applications are more affected than other types of equipment. This creates a fertile environment for malware to compromise systems and networks containing critical systems. To mitigate these potential threats Grupo Triple S has established a policy to identify vulnerabilities and mitigate them in a timely fashion.

II.	Scope:

This policy applies to all computer, servers and communication systems of Grupo Triple S found in all subsidiaries of the corporation without exception. It applies to all operating systems brands and versions. It applies to all licensed and open-source applications.

III.	Policy:

It is the policy of Grupo Triple S to identify and mitigate in a reasonable timely fashion all the application and operating system vulnerabilities identified by Vendor and National Vulnerabilities databases applicable to the corporate inventory of computers, servers and communication equipment.

This policy complies with the Patch and Vulnerability Management recommendations found in NIST Special Publication 800-40 version 2.

IV.	Definitions:

1.	PVG – Policy and Vulnerability Group

2.	NVD – National Vulnerability Database

3.	Vdb – Vulnerability Database

4.	CAB – Change Advisory Board

V.	Responsibilities:

1.	It is the responsibility of the Information Security Group of Triserve to carry out this policy. It is the responsibility of the Infrastructure Group of Triserve to assist in this process providing accurate equipment inventory. It is the responsibility of the Change advisory board to meet monthly to discuss, approved or deny the implementation of vulnerability mitigation techniques. It is the responsibility of business application owners to accept risks when threat mitigation is not an option as it could adversely affect daily corporate operations.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 122
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

2.	Exceptions

Any exception to the policy must be approved by the Information & Cyber Security Director in advance.

3.	Non-Compliance

Any employee found to have violated the policy may be subject to disciplinary actions, up to and including termination of employment. In the event the violation has been by a contractor and/or provider, the respective contract or service may be deemed terminated.

VI.	Procedure:

1.	The Infrastructure Management Supervisor and/or its designators must use an automatic tool to create and maintain a Corporate IT Asset Inventory of computers, servers and communications equipment used by the organization. The Microsoft Active Directory is a suitable tool to create and maintain such inventory database.

2.	The Information Security Group and/or its designators must use an automatic tool to perform a monthly IT asset scan and provide the differences between the IT asset scan results and the Corporate IT Asset Inventory to the Infrastructure Management Supervisor and/or its designators for processing.

3.	The Information Security Group and/or its designators must use an automatic tool to create and maintain a Corporate Vulnerability Database. This database must include an up to date list of vulnerabilities from vendor specific sites and national vulnerability databases.

4.	On a monthly basis, the Information Security Group and/or its designators must use an automatic tool to identify vulnerabilities applicable to the corporate IT asset inventory.

5.	The Information Security Group will identify CRITICAL and IMPORTANT security patches for deployment.

6.	The TriServe software architecture supervisor and the TriServe data center operation team must review the list of recommended patches for deployment and provide approval full or partial of the recommended patches prior to deployment. If partial a valid justification must be provided. Possible reasons for not installing a patch include:

a)	Application is not compatible with the recommended patch.

b)	Operating System (OS) is not compatible with the recommended patch.

7.	The Information Security Group and/or its designators must use an automatic tool to apply corresponding patches to the following environments in the specific time windows as follows:

a)	Test Environment: Any given time window

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 123
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

b)	Development Environment: Any day from 8PM to 6AM.

c)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

d)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

e)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

8.	After receiving approval for the installation of the recommended patches the Information Security Group will coordinate the installation process based upon the agreed deployment scheduled.

9.	If patches are not available, Information Security Group and/or its designators must identify and apply applicable alternate mitigation techniques to the following environments in the specific time windows as follows:

a)	Test Environment: Any given time window

b)	Development Environment: Any day from 8PM to 6AM.

c)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

d)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

e)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

10.	If alternate mitigation techniques are not available or recommended for a vulnerability or set of vulnerabilities, the Information Security Group and/or its designators must identify the application business owner and request the business owner to fill out a risk acceptance form. The business owner must fill out a risk acceptance form that must include a remediation plan with implementation dates.

11.	If the business owner can or will not accept the risk, the Information Security Group and/or its designators must prepare a removal procedure for the affected software, system or hardware.

12.	After approval from CAB, the Information Security Group and/or its designators must use an automatic tool to apply corresponding patches or implement alternate configuration adjustment techniques to:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

	Policy No.: ISP#27	Page 124
Effective Date: 09/01/2016
Approval Date: 09/01/2016
Department: Information Security	Last Review Date: 08/11/2016
Policy Name:	Patch and Vulnerability Management Policy

a)	Quality Assurance Environment: From 8PM to 6AM Tuesdays and Wednesdays.

b)	Production Core Systems (PROD-CORE): From 1:00 AM to 6:00 AM 2nd and 3rd Sunday of the month.

c)	Production Non-Core Systems (PROD-NON CORE): From 10:00 PM to 5:00 AM on Fridays.

VII.	Attachments:

ATTACHMENT I - Information Security Patch and Vulnerability Management Procedure

Version Control	Effective Date	Approved By (include position name)	Amendment
1	09/01/2016	Juan Díaz Goitía, CIO	1
2

Schedule M

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

schedule M

AUDIT AND RECORD RETENTION REQUIREMENTS

Schedule M	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

schedule m

AUDIT AND RECORD RETENTION REQUIREMENTS

1.	INTRODUCTION

(a)	This Schedule M (Audit and Record Retention Requirements) sets forth certain audit and record retention requirements in addition to those audit requirements set forth in Section 18.6 (Audits and Records) of the General Terms and Conditions.

(b)	For the purposes of this Schedule M, references to “Supplier” shall include Supplier’s Affiliates that are providing Services, including any Approved Subcontractors that are Supplier Affiliates.

(c)	“Auditors” shall mean Triple-S, Triple-S Affiliates, and Triple-S customers, and each of their respective auditors (internal and external), Regulators (including the applicable auditors of such Regulators) and other representatives as Triple-S may designate.

(d)	Supplier shall perform its obligations under this Schedule M (Audit and Records Retention) [***], except as provided below in Section 1(e). Supplier is [***].

(e)	[***] Certain SOC 1, Type 2 Audit Costs

(i)	Triple-S will [***] for conducting [***] SOC 1, Type 2 audits under Section 3(d) that are to be used exclusively for Triple-S under this Agreement.

(ii)	If Triple-S requires Supplier to conduct more than two (2) SOC 1, Type 2 audits in a Contract Year, Triple-S will [***].

(iii)	Triple-S’ obligations under Sections 1(e)(i) and 1(e)(ii) shall not apply if (A) Supplier provides Claims Services on a platform used to service other customers; or (B) the SOC 1, Type 2 audits can be used for any of Supplier’s other customers.

2.	AUDIT RIGHTS

2.1	General Terms

(a)	Except as otherwise provided below, during the Term and for the longer of: (x) the applicable periods of time set forth in Section 5(b) solely with respect to audits of the types of records described therein; (y) the period ending at the end of the second 2nd full calendar year after the date on which the final Function is transitioned back to Triple-S or to a Successor Supplier; or (z) as required to fulfill a request from a Regulator, the Auditors will have the right to reasonably inspect, examine and audit those portions of the systems, books, records (including financial records and contracts), controls, facilities, practices and procedures of Supplier and its Subcontractors (beginning on date such Subcontractors begin providing Services under this Agreement and subject to

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule M
Audit and Record Retention Requirements

Section 3(h)) that are used in rendering the Services, or pertaining to the Services and systems used to provide the Services, and will have access to Supplier Personnel performing the Services (collectively, “Audits”) for any of the following purposes:

(i)	to verify the accuracy of Supplier’s invoices;

(ii)	to verify the integrity and accuracy of those elements of Triple-S’s corporate control processes that are performed by Supplier;

(iii)	to verify the integrity of Triple-S Data and Supplier’s compliance with the data privacy, data protection, confidentiality and security requirements of this Agreement (and Triple-S’s right to audit such compliance shall survive for the duration of time during which Supplier is required to maintain such compliance as provided in the Agreement (e.g., Section 21.10 (Duration of Confidentiality Obligations) of the General Terms and Conditions));

(iv)	to examine Supplier’s performance of the Services and to verify Supplier’s compliance with the terms of this Agreement, including (to the extent applicable to the Services and to the Charges therefore), performing Audits:

(A)	of policies, practices and procedures;

(B)	of controls and procedures related to systems, equipment, software and claims processes;

(C)	of general controls and security practices and procedures;

(D)	of Disaster recovery, business continuity, and back-up plans and procedures;

(E)	of the validity of Supplier’s Charges; and

(F)	as necessary to enable Triple-S to meet, or to confirm that Supplier is meeting, applicable regulatory and contractual requirements;

(v)	to satisfy the reasonable requirements of the Triple-S audit committee and regulators that are provided or made available to Supplier; and

(vi)	any other reason required by Law, as set forth in Schedule W (Regulatory Requirements).

(d)	Audits will be subject to the following conditions:

(i)	Audits will be conducted no more than twice per year upon at least thirty days advance written notice to Supplier, except such limitations shall not apply in the case of Audits by Triple-S customers, Regulators, in connection with Security Incidents or Security Breaches, Security Audits, Audits investigating claims of

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule M
Audit and Record Retention Requirements

unlawful behavior, or Audits being conducted on an emergency basis (such as to determine if a Triple-S Security Breach is imminent or underway) (collectively, “Extraordinary Audits”). Audits will be conducted during normal business hours and in a manner intended to minimize interruption to Supplier’s normal business operations.

(ii)	Auditors shall have no access to (A) Supplier’s internal costs (except with respect to Pass-Through Expenses and Charges that are determined on a cost-plus basis), or (B) data or other information of other Supplier customers.

(e)	Supplier will cooperate with the Auditors in conducting Audits and provide such assistance as they reasonably require to carry out the Audits, including providing reasonable access to Supplier’s and its Subcontractors’ facilities (subject to Section 3(h)) records related to the Services, and to any records or data in Supplier’s control that are relevant to the Supplier systems used to provide the Services and/or to the Triple-S systems. Furthermore, Supplier will comply with Triple-S’s internal audit methodology to the extent reasonable and as it is made known to Supplier by Triple-S in advance, in writing.

2.2	Audit Follow-up

(a)	At Triple-S’s request, Supplier will meet with Triple-S to review each Audit report promptly after the issuance thereof and to discuss the appropriate manner and timeframe for remediation of Audit findings, provided that if an Audit indicates that Supplier is not in compliance with any provision of this Agreement, any generally accepted accounting principle, rule or regulation, or other regulatory or audit requirement relating to the Services, Supplier shall promptly bring the Services into compliance.

(b)	Supplier and Triple-S agree to develop operating procedures for the sharing of Audit and regulatory findings and reports related to Supplier’s operating practices and procedures relevant to the Services produced by Auditors or Regulators. Supplier shall comply with Triple-S’s internal audit methodology to the extent reasonable and as Triple-S makes it known to Supplier in advance, in writing.

(c)	If an Audit indicates a materially adverse impact to Triple S or Triple S Data, a control deficiency or material breach of the Agreement, Supplier shall deliver to Triple-S a corrective action plan to promptly address and resolve any such deficiencies or recommendations arising out of an Audit. Supplier’s corrective action plan shall be subject to Triple-S’s prior written approval (such approval not to be unreasonably withheld or delayed). Upon such approval, Supplier shall promptly remediate and implement the corrective action plan. Any such corrective action shall be in addition to, and shall not be in lieu of, any other recourse or remedies available to Triple-S under this Agreement or applicable Laws. Corrective action plans must be provided in accordance with Triple-S’ format and requirements. Triple-S shall conduct monitoring and validation activities to ensure deficiencies are corrected and are not likely to recur. At Triple-S’ request, a Supplier executive shall provide an attestation certifying that corrective and mitigating actions were effectively implemented.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule M
Audit and Record Retention Requirements

2.3	Overcharges

If as a result of an Audit it is determined that Supplier has overcharged Triple-S, Supplier shall within 60 days of such determination credit Triple-S’s account (or, at Triple-S’s option, pay Triple-S directly) an amount equal to the overcharge.

3.	supplier audits

(a)	Supplier will develop and maintain internal processes and controls that are designed to prevent and detect a material misstatement in financial information processed or generated by Supplier and included in Triple-S’s financial statements. These processes and controls will be mutually defined and agreed upon by the Parties within six (6) months after the Effective Date and will include control requirements that relate to the completeness, accuracy, and timeliness of the Services.

(b)	Supplier will permit Triple-S and Auditors to perform an onsite transactional walkthrough of processes and controls relevant to the Services no more than twice per year as part of an Audit, for more frequently to the extent part of an Extraordinary Audit. In preparation for such walkthrough, Supplier will provide Triple-S with documents describing Supplier’s processes and controls (e.g., policy and procedure documents, process narratives). During the walkthrough, Supplier will provide documentation validating Supplier’s performance of such processes and controls.

(c)	Supplier will provide Triple-S and its Auditors with documentation reasonably required to allow Triple-S and its Auditors to complete their internal control testing. Examples of such documentation may include user access listings for Supplier-managed applications, Supplier audits of benefit strings, Supplier audits of pricing and other reference file updates, Supplier audits of its employee access to Triple-S application systems, and mass pricing file updates. Triple-S or its Auditors will provide initial documentation requests to Supplier, and Supplier will provide corresponding documentation or responses within thirty (30) days. In instances where additional documentation is necessary or questions are raised, Supplier will provide corresponding documentation or responses within thirty (30) days. In instances where necessary to respond more quickly to a Regulator, Supplier will provide the documentation required above more quickly to enable a timely response to such Regulator.

(d)	SSAE Audits and HITRUST

(i)	General Terms and Definitions

(A)	Supplier will engage a nationally recognized independent accounting firm to conduct the Service Organization Controls (“SOC”) 1, Type 2 Audits and a SOC 2, Type 2 Audits pursuant to Statement on Standards for Attestation Engagements (“SSAE”), No. 18, (or an Audit made pursuant to any other guidance that supersedes or replaces SSAE 18 SOC 1 Type 2 and SSAE 18 SOC 2 Type 2) (collectively, the “SOC Audits”)

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule M
Audit and Record Retention Requirements

described in this Section 3(d) for each Supplier Facility from which the Services are provided to Triple-S.

(B)	Within [***] days following completion of each SOC Audit, Supplier will deliver to Triple-S a copy of the report provided by the independent auditor that conducts the SOC Audit (“SOC Audit Report”).

(C)	At Triple-S’s request, and for no additional compensation, Supplier shall confirm in writing (“Supplier Bridge Letter”) to Triple-S within [***] of its request, that there have been no changes in the controls subject to the SOC Audit since the date of the most recent SOC Audit Report.

(ii)	From the Service Commencement Date through December 31, 2017, Supplier shall permit Triple-S to perform certain direct testing of Supplier processes and controls as necessary for Triple-S to comply with its regulatory and compliance obligations. The Parties will work in good faith to define the scope and timing of such direct testing promptly following the Effective Date.

(iii)	Beginning in [***] and in [***], Supplier shall provide[***] if required by a Regulator or Triple-S customer) SOC 1 Type II Reports and subsequent Bridge Letters describing the suitability of the design and operating effectiveness of the controls executed by Supplier relating to the Services described in SOW #1 (Claims Services) and SOW #2 (IT Services). The scope of the SOC 1 Type II audits will be mutually agreed upon by the Parties in advance of commencement of such audit by the Auditor, but at a minimum shall be sufficient to enable Triple-S to comply with its regulatory and compliance obligations.

(iv)	In addition to the SOC Audits described above:

(A)	Subject to paragraph (B) below by [***] and [***] thereafter, Supplier and Supplier’s Subcontractors, as applicable, shall cause an independent third party auditor that is familiar with appropriate auditing standards applicable to the Services to conduct the necessary audits and assessments and certify compliance with the HITRUST Common Security Framework (“CSF”) for each of the Supplier Facilities (including Subcontractor facilities) that host Triple-S Data or from which Triple-S Data is accessed.

(B)	If a Subcontractor does not meet the CSF requirements above in any Contract Year for any such facility, Supplier shall obtain and provide to Triple-S a SOW 2 Type II report for such facilities.

(e)	Upon Triple-S’s request, Supplier will provide Triple-S with (i) summaries of Supplier audit reports conducted by or for Supplier or its Affiliates relating to Supplier’s operating practices or procedures, to the extent relevant to the Services or Triple-S, and (ii) summaries of business continuity and disaster recovery exercise results to the extent relevant to the Services or Triple-S, which shall include frequency of the testing, what

Triple-S / Supplier Confidential

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Schedule M
Audit and Record Retention Requirements

was tested, and a summary of the outcome of those tests, and which shall be no less detailed than similar information that Supplier provides to other customers similar to Triple-S. The foregoing shall be provided by Supplier within thirty (30) days after completion of the audit report or occurrence of business continuity and disaster recovery testing. Supplier will also provide information regarding its plans to correct, and will correct, any deficiencies or problems identified in the audit report.

(f)	If a Supplier audit (including an internal audit, compliance audit, or a SOC Audit or HITRUST assessment) indicates a materially adverse impact to Triple-S Data, or to Triple-S, Triple-S Service Recipients, a control deficiency, or any material breach of this Agreement, Supplier will promptly notify Triple-S, providing pertinent details so that Triple-S can take steps to avoid or minimize the adverse impacts, and Supplier shall promptly bring the Services into compliance with this Agreement and correct such deficiencies. Supplier shall promptly deliver to Triple-S a corrective action plan to promptly address and resolve any deficiencies or recommendations arising out of any Supplier audit related to the Services, which action plan shall be subject to Triple-S’s prior written approval (which approval shall not be unreasonably withheld or delayed). Upon such approval, Supplier shall remediate and implement such action plan as soon as reasonably possible. If Supplier receives a qualified opinion resulting from a Supplier audit (including an internal audit, compliance audit, or a SOC Audit, HITRUST assessment), Supplier will promptly remediate the deficiencies and to the extent they adversely impact Triple-S, and provide Triple-S with evidence of remediation.

(g)	If Supplier utilizes a Subcontractor that will provide Services from a facility that is not controlled by Supplier, Supplier shall make available to Auditors on an annual basis a SOC Audit Report from such Subcontractor and Subcontractor facility. If Supplier utilizes a Subcontractor that will provide Services from a facility that is not controlled by Supplier, and such Subcontractor will have access to any Triple-S Data, Supplier shall annually review the audit control and security requirements of such Subcontractor and remain responsible for ensuring that such Subcontractor’s audit control and security requirements substantially meet the requirements of Supplier under the Agreement.

4.	confidentiality of audits

All audit results and disclosed records will be treated as Supplier Confidential Information (except to the extent they contain Triple-S Confidential Information or fall within an exception in Section 21.1(e) (“Confidential Information” Defined) of the General Terms and Conditions) and shall not be used for any purpose except as provided in this Schedule M, and except that such results and records may be disclosed to Regulators or Triple-S Auditors in accordance with Section 21.2 (Obligations of Confidentiality) of the General Terms and Conditions.

5.	records retention

(a)	In support of Triple-S’s audit rights, Supplier will keep and maintain (i) financial records relating to this Agreement in accordance with generally accepted accounting principles applied on a consistent basis, (ii) records substantiating Supplier’s invoices, (iii) records pertaining to Supplier’s compliance with the Service Levels, including Root Cause

Triple-S / Supplier Confidential

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Schedule M
Audit and Record Retention Requirements

Analyses, and (iv) such other operational records pertaining to performance of the Services as Supplier keeps in the ordinary course of its business.

(b)	Supplier will retain such records and provide access to them upon request for Audits until the last to occur of the following:

(i)	(A) for records that are subject to Laws related to the Medicare program, ten (10) years after termination or expiration of the Agreement or the completion of any Audit, whichever is later; (B) for records that are subject to Laws related to HIPAA, six (6) years after termination or expiration of the Agreement or longer if required by Law; (C) for records that are subject to Laws related to the Affordable Care Act, ten (10) years after termination or expiration of the Agreement; and (D) for records that are subject to similar Laws, the period(s) of time required by such Laws; and

(ii)	all pending matters relating to this Agreement (including disputes) are closed.

(c)	The record retention periods set forth in Section 5(b) above shall not apply to information that is subject to litigation involving Triple-S (i.e., a “litigation hold”), and Supplier shall retain such information for the duration of time as Triple-S reasonably requests for such purposes.

(d)	Supplier will cause any Subcontractor of Supplier under this Agreement to make such Subcontractor’s books and records with respect to the Services available for inspection, examination and copying by the applicable Regulator and to retain such books and records in accordance with applicable Laws, which requirements shall be provided by Triple-S to Supplier.

(e)	At Triple-S’s request, Supplier will provide to Triple-S copies of publicly available audited and unaudited financial statements of Supplier and its Controlling Affiliates.

Triple-S / Supplier Confidential

Schedule N

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FINAL EXECUTION VERSION

SCHEDULE N

PROJECT FRAMEWORK

Schedule N	Triple-S / Supplier Confidential

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Schedule N
Project Framework

1. Introduction	1
1.1 General Overview	1
2. Types of Projects	1
3. Roles and Responsibilities	1
3.1 Project Sponsor	2
3.2 Business Lead	3
3.3 Project Manager	4
3.4 Business and System Analyst	6
3.5 Process Analyst	7
3.6 Subject Matter Expert or Business Team Member	8
3.7 Development Manager	9
3.8 Development Team	10
4. Pricing models	11
4.1 Fixed Hour Model	11
4.2 T&M Model	12
5. Project and activity Approval Process	12
5.1 Requests and Estimates	12
5.2 Project Investment Committee Approval	14
5.3 Task Orders for Projects	14
5.4 Due Diligence	14
6. Project Management	15
6.1 Performance of Projects	15
6.2 Completion of Projects	16
6.3 Suspension or Termination of Projects	16
6.4 Remedies for Delays and Failures	16
6.5 Corrective Action Plan	17
6.6 Other Remedies	18
7. Competitive Bids	18
8. General Obligations	18

List of Schedules

Schedule N-1 (Deliverable and Milestone Acceptance Procedures)

Triple-S/Supplier Confidential

Page i

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FINAL EXECUTION VERSION

SCHEDULE N

PROJECT FRAMEWORK

1.	Introduction

1.1	General Overview

(a)	This Schedule N (Project Framework) and its schedules set forth the process to be followed by the Parties to execute projects under this Agreement (“Project Framework”). Unless otherwise provided herein or agreed for particular Projects, the Parties shall follow and utilize the Project Framework for all Projects performed pursuant to this Agreement, including Projects related to New Services. “Project” means a discrete unit of discretionary, non-recurring work (including application development work), with clearly defined scope and resources, to be performed under a Statement of Work, Task Order, or similar form of document agreed to by the Parties that results in a unique product, service, Deliverable or result.

(b)	The successful completion of any Deliverable prepared and delivered pursuant to this Agreement and any Milestone to be accomplished during the course of a Project requires acceptance of such Deliverable or Milestone by Triple-S in accordance with the Deliverable and Milestone acceptance procedures set forth in Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

(c)	The Parties agree that the Project Framework may be too detailed for certain small work efforts and agree that certain aspects of the Project Framework process may be omitted or adapted for such Projects upon mutual agreement of the Parties.

2.	Types of Projects

Triple-S may submit requests to Supplier to perform (or Supplier may propose to perform) Applications Development Projects, Infrastructure Projects and other types of Projects at any time during the Term. Such requests or proposals will be submitted in a Project Request Template in a form to be agreed by the Parties during Transition (each, a “Project Request”). Project Requests will be processed and handled as provided in Section 5 (Project Approval Process) below. Each Project that is an Applications Development Project that counts against the Applications Support Pool and each Special Infrastructure Project that counts against the Special Infrastructure Project Pool shall be designated as such in the applicable Project Request and Task Order.

3.	Roles and Responsibilities

The following description of roles and associated responsibilities are typical roles that maybe be formally assigned on a Project. The purpose of this list is to establish a common framework of roles and responsibilities. Responsibility for filling out these roles is dependent on the nature of the Project and would be established, as they are applicable to the Project, pursuant to the allocation of responsibility in Exhibit A (Services) of SOW #2 (IT Services) and otherwise as agreed by the Parties up front as part of the Project approval and initiation process.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N

Project Framework

3.1	Project Sponsor

(a)	The Project Sponsor is the Executive accountable for the project and principal communicator to the organization. Manages expectations and procures the necessary resources to foster success. Signs-off on primary project documentation and decisions.

(b)	Main Responsibilities:

(i)	Reviews and approves the business case for the project or initiative;

(ii)	Reviews and approves the project charter;

(iii)	Allocates time to host project status meetings periodically;

(iv)	Reviews project status periodically and keeps C-level informed on progress;

(v)	Attends project closing workshop to ensure knowledge is captured for future reference;

(vi)	Dictates priorities in the project portfolio segment corresponding to its areas of responsibility;

(vii)	Supports the proactive resolution of project issues and eliminates execution barriers;

(viii)	Procures the necessary budget, both CAPEX and OPEX, and assign/dedicate the necessary resources to position the project for success;

(ix)	Reviews project change requests to assess appropriateness and timing, and signs-off on any change in scope, schedule or budget;

(x)	Receives from the project team all deliverables to take ownership of the new processes, systems and resources as part of the regular business operations under its areas of responsibility;

(xi)	Champion change management in the area of responsibility to ensure success post implementation;

(xii)	Address internal audit of the project as a whole, and sign-off on management response to the report; and

(xiii)	Assume or delegate contract management duties when third parties are involved in the delivered solution.

(c)	Deliverables:

Triple-S/Supplier Confidential

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Project Framework

(i)	Project budget and justification documents for finance; and

(ii)	Executive Status Report.

3.2	Business Lead

(a)	The Business Lead is the primary point of contact for the operation impacted by the project. Manages change in the operation and ensures that it is prepared to assimilate the changes driven by the project. Serves as subject matter expert and coordinator of activities for users of the proposed solution. Accountable of Team Members’ work execution.

(b)	Main Responsibilities:

(i)	Facilitate with Project Manager the creation of the business case for the project or initiative;

(ii)	Review the project charter, schedule, executive summary, documentation and portfolio information; and provide feedback to the project manager;

(iii)	Support the project closing workshop to capture lessons learned, benefits, achievements, metrics to be monitored, and additional opportunities derived from the project completed;

(iv)	Attend and actively participate in project status meetings;

(v)	Contribute to the proactive resolution of project issues;

(vi)	Monitor task and activity execution by Team Members and operation resources to ensure their completion based on the established project timeframe;

(vii)	Monitor actual project costs versus budget and suggest corrective actions to reduce risks;

(viii)	Manage expectations and “scope creep”, and draft change requests for approval by the sponsor;

(ix)	Assess gaps in the operational processes to align them with the adoption of new solutions and assess organizational readiness;

(x)	Lead user acceptance testing and documentation;

(xi)	Prepare training materials, templates and plan as part of the change readiness activities for the operation; and

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

(xii)	When third parties are involved, evaluate the operational aspects of the contract and performance guarantees.

(c)	Deliverables:

(i)	Change requests;

(ii)	User acceptance documentation;

(iii)	Operational process gap analysis and readiness assessment;

(iv)	Training plan; and

(v)	Training materials and templates.

3.3	Project Manager

(a)	The Project Manager is the primary point of contact for the project's team and principal communicator to the sponsor. Manages the smooth and coordinated development, deployment, and implementation of the project's unique outcome given the necessary resources obtained by the sponsor to foster success.

(b)	Main Responsibilities:

(i)	Facilitate with Business Lead the creation of the business case for the project or initiative;

(ii)	Draft the project charter and finalize with feedback from the sponsor, business lead and other team members;

(iii)	Develop, coordinate and track the execution of the project schedule;

(iv)	Maintain a one page executive summary, updated weekly at a minimum, of each project managed;

(v)	Maintain key project information in the project portfolio and database;

(vi)	Lead a project closing workshop to capture lessons learned, benefits, achievements, metrics to be monitored, and additional opportunities derived from the project completed;

(vii)	Lead project status meetings, and ad hoc communications with team members, prepare agendas and capture meeting minutes;

(viii)	Achieve the proactive resolution of project issues;

Triple-S/Supplier Confidential

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Project Framework

(ix)	Maintain project documentation up to date;

(x)	Establish project milestones with the team members and monitor task and activity execution to ensure their completion based on the established project timeframe;

(xi)	Monitor actual project costs versus budget and take the corrective actions to ensure the project is completed within the allocated time and budget;

(xii)	Ensure that project activities are in scope, and that any change request is documented and presented for approval by the sponsor; and

(xiii)	Execute tasks for the deployment of each project deliverable to the sponsor's custody, including training and deployment itself.

(c)	Deliverables:

(i)	Project Charter;

(ii)	Business Case;

(iii)	Templates Checklist;

(iv)	Risk Register;

(v)	Communication Plan;

(vi)	Project Schedule;

(vii)	Kick-off Presentation;

(viii)	Issues and Actions Items Report;

(ix)	Status Report;

(x)	Meeting Agenda and Minutes;

(xi)	Closure Notice;

(xii)	Lessons Learned Report; and

(xiii)	Checkpoint Assessment.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

3.4	Business and System Analyst

(a)	Business and System Analysts lead the definition, documentation and implementation of the user requirements from idea through deployment in production. Accountable for design of the conceptual solution in alignment with business requirements and project plan.

(b)	Main Responsibilities:

(i)	Evaluate existent structures to determine functional requirements;

(ii)	Capture and deliver detailed technical requirements from which a developer can implement the solution;

(iii)	Ensure functional design elements and test cases are aligned with business requirements;

(iv)	Support the Business Lead in delivering and facilitating training sessions;

(v)	Design the application components (screens, queries, reports, integrations, as needed);

(vi)	Design the technical elements and their relation with the functional and procedural elements;

(vii)	Revise all information about the current and the proposed enhanced process to understand the gaps in detail;

(viii)	Understand the system functionality related to the process and how it is impacted by the proposed enhancements;

(ix)	Develop test cases for user validation and execution of acceptance and integration tests;

(x)	Organize acceptance revisions and testing for each deliverable, including resource and facilities coordination and documentation of the revision / test results; and

(xi)	Coordinate the transfer of technology assets from the development to the quality assurance environment.

(c)	Deliverables:

(i)	Business Requirement Document;

Triple-S/Supplier Confidential

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Project Framework

(ii)	Test Plan;

(iii)	Test Cases and Results;

(iv)	Test Readiness Notice;

(v)	Business Functional and Technical Design;

(vi)	Database Checklist;

(vii)	Performance Requirements; and

(viii)	Support Requirements.

3.5	Process Analyst

(a)	The Process Analyst leads the definition, documentation and optimization of user/operational procedures. Accountable for the design of compliant and efficient procedures, and the mechanisms to monitor their level of performance.

(b)	Main Responsibilities:

(i)	Design new processes to solve process-related problems;

(ii)	Map existing processes and design improved ones (processes changes);

(iii)	Lead process redesign workshops;

(iv)	Facilitate workshops that involve eliciting process requirements and liaising with users;

(v)	Monitoring, measuring and providing feedback on process performance;

(vi)	Applying their knowledge of business process modeling notations (VSM, Process Flow) to documenting processes; and

(vii)	Continuous process improvement applying lean-six-sigma principles.

(c)	Deliverables:

(i)	Revised Policies and Procedures;

(ii)	Revised Desktop Procedures or Standard Operating Procedures as applicable;

Triple-S/Supplier Confidential

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Project Framework

(iii)	Metric definitions as designed with the data governance team, including actual return on investment measures;

(iv)	Performance monitoring report definitions as designed with the business intelligence team;

(v)	Service level agreements with corresponding performance monitoring mechanisms;

(vi)	As-Is Process diagrams;

(vii)	To-Be Process diagrams; and

(viii)	Process improvement specifications.

3.6	Subject Matter Expert or Business Team Member

(a)	The staff who actively work on the project, at some stage, during the lifetime of the project. Responsible for performing required tasks and providing expertise to the Business Lead.

(b)	Main Responsibilities:

(i)	Contribute to the proactive resolution of project issues;

(ii)	Perform tasks and activities as required by their Business Lead to ensure their completion within the established project timeframe;

(iii)	Perform user acceptance testing and documentation;

(iv)	Provide functional expertise in an administrative process;

(v)	Work with users to ensure the project meets business needs;

(vi)	Documentation and analysis of current and future processes/systems;

(vii)	Identification and mapping of information needs;

(viii)	Defining requirements for reporting and interfacing;

(ix)	User training; and

(x)	Support the project closing workshop to capture lessons learned, benefits, achievements, metrics to be monitored, and additional opportunities derived from the project completed.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

(c)	Deliverables:

(i)	Required tasks and reports;

(ii)	User acceptance documentation;

(iii)	User acceptance tests results and documentation; and

(iv)	Trainings.

(d)	For clarification, to the extent these resources are part of the Supplier Personnel providing Claims Services under SOW #1 (Claims Services), they shall not be separately chargeable and shall not count against the Application Support Pool or Special Infrastructure Project Pool.

3.7	Development Manager

(a)	The Development Manager reviews the technical implementation of solutions (when applicable to a project) in the context of the overall technological environment and platforms. Provide the necessary resources to meet project timelines. Develop the resource and level of effort estimates to be presented to Triple-S.

(b)	Main Responsibilities:

(i)	Review the viability of technical solutions and designs in the context of the overall technological environment and platforms including the infrastructure, communications, production and security architectures;

(ii)	Secure and/or procure the necessary resources to meet project timelines, and provide the resource and level of effort estimated to Triple-S;

(iii)	Evaluate the technical implementation plan, the automatic job setup requirements and provide feedback to the lead developer;

(iv)	Evaluate business and technical development specifications provided by the Business/System Analysts and provide feedback;

(v)	Assess unit test scope and plan for completeness;

(vi)	Support projects by coordinating with QA and System Operations management the availability of resources on their end to prepare QA and production environments as required in the timeline;

(vii)	Deliver the security control transfer plan, the deployment plan and the go-live checklist; and

Triple-S/Supplier Confidential

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Project Framework

(viii)	Build a team that incorporates the necessary Lead Developers, Developers and Business Consultants to successfully complete deliverables.

(c)	Deliverables:

(i)	Technical and business requirement documents feedback;

(ii)	Level of effort estimates and budgetary requests for development resources;

(iii)	Security Control Transfer Plan;

(iv)	Automatic Job Setup Requirements;

(v)	Infrastructure, security, communications and environment requirements;

(vi)	Deployment Plan;

(vii)	General Deployment Report Template; and

(viii)	Go Live Checklist.

3.8	Development Team

(a)	The Development Team is assembled by Supplier and consists of Lead Developers, Developers and Business Consultants as necessary to drive the Project to a successful completion. These roles have individual responsibilities defined in the Supplier’s policies and procedures. This team is responsible for the technical implementation of solutions (including software components) in the context of standards defined by the Supplier’s Technical Architecture team that address infrastructure, communications, production, operations and security, as well as the business requirements captured by Triple-S in the context of its process, application and information architecture standards.

(b)	Main Responsibilities:

(i)	Refine the specified technical solutions and designs into software components and a technical implementation plan;

(ii)	Analyze the specified technical solutions and designs, to develop software components meeting milestones in the technical implementation plan;

(iii)	Distribute software component work items to the developers assigned to the team, and perform the integration of the components;

(iv)	Develop software component work items;

Triple-S/Supplier Confidential

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Project Framework

(v)	Track the progress of the development work and report status to the project manager and development manager;

(vi)	Develop according to best practices and standards;

(vii)	Evaluate technical development specifications provided by Business/System Analysts and provide feedback;

(viii)	Coordinate and execute unit tests; and

(ix)	Manage integration tests and promote to QA when completed.

(c)	Deliverables:

(i)	Software components that passed unit testing; and

(ii)	Documentation to promote the software solution to QA.

4.	Pricing models

Schedule C (Charging Methodology) will be used to determine whether a Project is an Applications Development Project or Special Infrastructure Project that is separately chargeable to Triple-S (collectively, Chargeable Projects) or whether it is a BAU Activity or other Service that is not separately chargeable to Triple-S. Regardless of the pricing model used for a Chargeable Project, the billing rates used shall not exceed the T&M Rates provided in Schedule C (Charging Methodology). Chargeable Projects will generally be priced either on a fixed basis (a “Fixed Hour Model”) or variable basis (a “T&M Model”), each as described immediately below. In appropriate circumstances, the Parties may agree to use another pricing model for a Project, such as a ‘risk-based’ pricing model pursuant to which the fees payable by Triple-S will be contingent (in whole or in part) on a successful Project outcome being delivered.

4.1	Fixed Hour Model

With respect to a Project identified in a Task Order as being under the Fixed Hour Model (“Fixed Hour Task Order”), Supplier shall be solely accountable for completing the work effort and any associated Deliverables and accomplishing the Milestones described in the applicable Task Order for such Project, in the fixed number of hours set forth in such Fixed Hour Task Order. Accordingly, subject to any dependencies or Triple-S responsibilities identified in the Fixed Hour Task Order, Supplier shall bear all risk that its internal cost and effort to successfully complete such Project may exceed the fixed number of hours set forth in the Fixed Hour Task Order. Supplier’s performance of each such Project shall be subject to the terms of the Agreement, including the applicable Service Levels. All travel and other expenses related to performing the Project are included in the Fixed Hour Task Order chargeable amount.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

4.2	T&M Model

With respect to a Project identified in a Task Order as being under the T&M Model (“T&M Task Order”), the Charges for labor for the Project will be determined by multiplying the number of hours spent by Supplier to perform such Project by the applicable T&M Rates provided in Schedule C (Charging Methodology), provided the number of chargeable hours shall not exceed the number of hours, if any, approved by Triple-S in the applicable Task Order unless otherwise agreed by the Parties in accordance with the Change Control Process. Supplier’s performance of each such Project shall be subject to the terms of the Agreement, including the applicable Service Levels. Travel and other expenses related to performing the Project are included in the T&M Rates set forth in Schedule C (Charging Methodology), except as set forth in Schedule C (Charging Methodology). Costs for infrastructure, Equipment, materials and third party expenses shall be provided pursuant to Schedule C (Charging Methodology).

5.	Project and activity Approval Process

5.1	Requests and Estimates

(a)	Triple-S will give Supplier a written notice identifying the titles of Triple-S executives who are authorized to initiate Project Requests. Supplier shall reject in writing any Project Requests submitted by non-authorized Triple-S personnel. Triple-S Projects will be initiated with an approved business case and project charter. Within the project plan, activities assigned to Supplier and Triple-S will be identified. Supplier and Triple-S will assign the appropriate resources to participate in the planning activities to determine the level of effort, costs and timeframes for the execution of software development and implementation activities.

(b)	After receipt of a Project Request, Supplier will provide Triple-S with information as described in Section 5.1(d) below and as otherwise needed by Triple-S to be used for Triple-S’s assessment (“Project Estimate”), and Supplier will evaluate the high level business requirements for the Project as defined by Triple-S. Estimates of Supplier’s labor charges must be based on a reasonable and good faith estimate of the number of hours by labor category required to complete the Project. At Triple-S’s request, Supplier shall provide the detailed input and output data generated to provide estimates or fixed price proposals.

(c)	Unless otherwise agreed by the Parties in writing on a case-by-case basis, Supplier will provide the Project Estimate to Triple-S within ten (10) Business Days after a complete Project Request is submitted by Triple-S to Supplier. The effort of developing Project Estimates and assisting Triple-S in completing the Project Request assessment pursuant to this Section 5 is included in the Charges and is not separately chargeable to Triple-S. Triple-S may score and prioritize Project Estimates in its sole discretion. Each Project Estimate will be provided in a Project/Task Order in a form to be agreed by the Parties.

Triple-S/Supplier Confidential

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Project Framework

(d)	Each Project Estimate will include a high-level overview of:

(i)	The high level business requirements for the Project;

(ii)	The technical solution that addresses such high level business requirements;

(iii)	Supplier’s labor hours and charges (if applicable) to complete the entire Project, including a summary breakdown by job category and skill set;

(iv)	Impacts the Project may have on other Triple-S projects or operations (e.g., on computer operations, servers, networks, business area resources, etc.);

(v)	Impacts to any Services;

(vi)	Impacts to third party supplier services;

(vii)	Identification of any key assumptions, risks or dependencies related to the Project;

(viii)	If the Project contemplates the licensing, purchase or development of Software, or implementation of Equipment and other materials in conjunction with a third party supplier, Supplier will provide a list of such items to be procured by Triple-S and support Triple-S in estimating costs for such Software, Equipment or other materials and related services charges and license and maintenance fees. Costs should include both one-time costs as well as any recurring costs that would be added or subtracted as a result of the Project’s implementation;

(ix)	The estimated time period required to complete the Project, measured in weeks required, and broken out by relevant development phase, or by other phase as agreed by the Parties; and

(x)	The number of hours, broken down by labor category and phases, to complete the Project.

(e)	The Parties recognize that, for certain large or complex Projects (“Large Projects”), Supplier may need to perform some initial assessment work in order to provide the information required by Section 5.1(d) above (the “Assessment Phase”). For such Projects, upon Triple-S’s request, Supplier shall deliver to Triple-S (i) the number of hours and schedule to complete the Assessment Phase, (ii) the Charges associated with completing the Assessment Phase, and (iii) a high-level estimate of the number of hours and schedule to complete the remainder of the Project. If Triple-S requests Supplier to perform the Assessment Phase, then promptly after completing the Assessment Phase, Supplier will deliver to Triple-S the estimated timeline and number of hours for Supplier to complete the Project.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

5.2	Project Investment Committee Approval

Following the completion of the Assessment Phase for a Large Project, Supplier will submit the Project Estimate (and other details requested by Triple-S) to Triple-S’s appropriate demand management committee or designee, as indicated by Triple-S from time to time, for approval. If such approval is obtained, then Supplier will, with Triple-S’s cooperation, complete the “plan” phase, including documenting Triple-S’s detailed business requirements for the proposed Large Project and providing an updated timeline estimate and number of hours to be performed by Supplier Personnel to complete the applicable Large Project. Such updated estimate and number of hours shall be resubmitted to Triple-S’s appropriate demand management committee or designee for approval.

5.3	Task Orders for Projects

(a)	Prior to commencing work or authorizing performance of a Project, the Parties will document the Project in a detailed Task Order prepared using a template to be agreed by the Parties. Supplier will be responsible for providing final estimates, Milestones and other information needed to complete the applicable Task Order. Unless otherwise agreed, each Task Order will document Supplier and Triple-S responsibilities during each phase of the agreed methodology that will be followed for the Project.

(b)	Unless otherwise agreed by the Parties, each Task Order will include substantially all of the information contemplated by the agreed Task Order template used for the Project.

(c)	Once the applicable Task Order is executed by the Parties, Supplier shall perform the Project in accordance with such Task Order, except as may be otherwise agreed by the Parties in accordance with the Change Control Process. No work will be considered a Project, nor may Supplier invoice Triple-S for Project -related charges, unless and until Triple-S’s authorized representatives approve in writing and in advance a written Task Order with the information provided above for such Project.

5.4	Due Diligence

Due diligence related to each Task Order will be conducted on a schedule agreed to by the Parties and, unless a delay is caused by Triple-S failing to provide requested information or Supplier provides notice to Triple-S explaining any reasons for its inability to follow such schedule, Supplier will follow such schedule and complete all due diligence with regard to a Task Order by the date agreed by the Parties.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

6.	Project Management

6.1	Performance of Projects

(a)	Supplier shall perform each Project in accordance with a recognized Project development lifecycle methodology. Applications Development Projects will be managed according to the Triple-S policies and procedures, and incorporate the agile software lifecycle management methodology adopted from Supplier for implementing new solutions or managing changes to software components.

(b)	On a weekly basis, Supplier will submit to Triple-S a progress report on the progress of its work on each active Project, including issues, risks, mitigation strategies and (i) the level of effort spent to-date on each such Project (including by providing information on hours worked by each Supplier Personnel on each Project), (ii) Project scope achieved to-date, and (iii) Project budget utilized and remaining to-date. Items (i), (ii), and (iii) will be rendered as an earned value calculation.

(c)	In addition to the applicable meetings set forth in Schedule F (Governance), Supplier will attend or conduct regular review meetings (as agreed upon by the Parties on a weekly basis or other frequency agreed upon by the Parties), including weekly Project status meetings and monthly portfolio reviews, which will be attended by Supplier Leads and other representatives as the Parties deem appropriate. During such meetings, the Parties will review Supplier’s weekly reports and consider progress to-date (including the status of any previously identified issues) to ensure that work-in-progress (including as related to any Deliverables and any Milestones) is achieved by scheduled completion dates.

(d)	Supplier shall be proactive in monitoring and promptly addressing operational and other issues relating to ongoing performance of Projects, and shall promptly communicate any issues or potential delays caused by acts or omissions of Triple-S or its third party service providers. As reasonably requested by Triple-S from time-to-time, Supplier shall demonstrate to Triple-S’s reasonable satisfaction that Supplier is making progress consistent with Supplier’s or third parties’ performance and delivery obligations under each applicable Task Order.

(e)	Deliverables and Milestones shall be subject to the acceptance procedures set forth in Schedule N-1 (Supplier Deliverable and Milestone Acceptance Procedures).

(f)	Any Change to a Project will be subject to the Change Control Process set forth in Schedule O (Change Control Process) and reflected in an updated version of the original or most recent Task Order.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Project Framework

6.2	Completion of Projects

A Project will be deemed to be complete upon final acceptance of all Supplier Deliverables and Milestones by Triple-S in accordance with Schedule N-1 (Supplier Deliverable and Milestone Acceptance Procedures).

6.3	Suspension or Termination of Projects

(a)	Triple-S may suspend or terminate a Project and the associated Task Order at any time by providing Supplier at least ten (10) days’ notice of termination. Upon receipt of a Project suspension or termination notice, Supplier shall immediately cease all work on the Project (except those services necessary to wind-down the Project) and promptly notify Triple-S in writing of any technical issues, operational risks, necessary wind-down services or transitional considerations associated with the proposed suspension or termination. Upon reasonable prior notice by Triple-S, suspended Projects may be reinstated.

(b)	If the affected Project is chargeable, and provided Triple-S is not terminating the Project for cause, Supplier will, in accordance with Schedule C (Charging Methodology), charge Triple-S for the work performed prior to receipt of Triple-S’s termination or suspension notice, and for work or wind-down work performed during the time period from receipt of Triple-S’s termination or suspension notice to the effective date of termination or suspension; provided that the total hours applied or amount charged shall not exceed the hours or charges in the applicable Task Order. Upon the effective date of termination or suspension, Supplier shall deliver to Triple-S all tangible work-in-progress relating to Deliverables not previously delivered.

(c)	Notwithstanding the foregoing, nothing in this Section 6.3 shall be deemed to limit any rights or remedies relating to Supplier’s performance otherwise available to Triple-S under the circumstances.

6.4	Remedies for Delays and Failures

(a)	The timeliness of Supplier’s performance of Projects is governed by this Section 6.4.

(b)	If Supplier fails to successfully complete and secure Triple-S’s acceptance, (such acceptance by Triple-S not to be unreasonably withheld, conditioned or delayed) of a Project, Deliverable or Milestone in accordance with its completion schedule and Acceptance Criteria and such failure is not caused by the acts or omissions of Triple-S, Triple-S may:

(i)	Require Supplier to continue working on the Deliverable or Milestone until it is successfully completed and accepted in accordance with its Acceptance Criteria; or

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N

Project Framework

(ii)	Accept the Deliverable or Milestone in its deficient state, in which case Supplier’s hours or Charges for performing the Project (if it is a chargeable concept) shall be equitably adjusted to reflect the deficiencies.

(c)	If Supplier’s failure to successfully complete and secure Triple-S acceptance of one or more Deliverables or Milestones for a Project, in accordance with their respective completion schedule and Acceptance Criteria, reaches a degree that, in the reasonable judgment of Triple-S, puts the achievement of the purpose or objectives of the Project in material jeopardy, Triple-S may exercise the additional remedies set forth in this paragraph. Triple-S may terminate the Project and return any delivered Deliverables or tangible portions of Milestones that have not been accepted, which were part of the Project and any previously accepted Deliverables or tangible portions of Milestones, the usefulness of which is materially compromised as a result of the failure, in which case Triple-S shall be liable only for Charges incurred by Supplier associated with Deliverables and tangible portions of Milestones achieved and accepted by the effective date of termination of the Task Order and retained by Triple-S, or, if Triple-S has already been charged for the applicable Deliverables and Milestones (i.e., those not already accepted), Triple-S may receive a prompt refund of all Charges paid to Supplier for such Deliverables and Milestones.

6.5	Corrective Action Plan

(a)	When Triple-S is entitled to exercise its remedies under Section 6.4(c) above but has not already done so, it may request a corrective action plan from Supplier (a “Corrective Action Plan”). In such event Supplier, will prepare and deliver, at Supplier’s expense, a proposed Corrective Action Plan for Triple-S’s review and approval within five (5) Business Days after receiving the request (or such other timeframe as the Parties may otherwise agree). The Corrective Action Plan shall contain the contents described in Section 6.5(b) below based on the information available at the time.

(b)	A Corrective Action Plan shall specify in detail reasonably satisfactory to Triple-S:

(i)	a description of the problem(s) that led Triple-S to request a Corrective Action Plan;

(ii)	where remedy of the problem(s) is possible, the actions that Supplier will take to effect that remedy;

(iii)	the actions Supplier will take to prevent the same or substantially similar problem(s) from recurring in the future;

(iv)	a timeline for the implementation of the Corrective Action Plan; and

(v)	any other content that Triple-S may reasonably request.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N

Project Framework

(c)	After receiving a Corrective Action Plan, Triple-S shall, within two (2) Business Days, accept it or provide comments to be addressed. In the latter case, Supplier shall promptly meet with Triple-S to discuss its comments and shall deliver for Triple-S’s approval a revised Corrective Action Plan addressing Triple-S’s comments within two (2) additional Business Days. If Triple-S approves Supplier’s Corrective Action Plan, Supplier shall promptly implement it to rectify the problems that led to its creation.

If Triple-S considers that to ensure the successful execution of the Corrective Action Plan, it may require the inclusion of expert resources from Triple-S or Third-Parties on behalf of Triple-S in the execution of the Corrective Action Plan by Supplier.

6.6	Other Remedies

The remedies described in this Section 6 are in addition to any other remedy which Triple-S may have, whether at law, in equity or pursuant to this Agreement (including termination rights described in this Agreement and other rights pursuant to Schedule B (Service Level Methodology) to this Agreement).

7.	Competitive Bids

Triple-S may elect to solicit bids from more than one vendor for any particular Project.

8.	General Obligations

For each Project, Supplier’s obligations include: (a) providing Supplier’s sound professional judgment in recommending, designing and implementing solutions to meet Triple-S’s evolving business and technical requirements; and (b) notifying Triple-S in writing and with reasonable specificity of applicable risks as part of development.

Triple-S/Supplier Confidential

Schedule N-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE N-1

DELIVERABLE AND MILESTONE ACCEPTANCE PROCEDURES

Schedule N-1	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE N-1

DELIVERABLE AND MILESTONE ACCEPTANCE PROCEDURES

1.	INTRODUCTION

(a)	Deliverables prepared and delivered pursuant to this Agreement and the achievement of Milestones (including Critical Milestones and others relating to Transition and Transformation) require acceptance by Triple-S.

(b)	Acceptance of a Deliverable or Milestone requires Triple-S’s written confirmation that the Deliverable or Milestone meets applicable Acceptance Criteria.

(c)	In the case of Deliverables consisting of Software or operational systems, such acceptance will include the successful completion of agreed-upon user acceptance testing (“User Acceptance Testing”) and performance testing as set forth below.

(d)	In the case of Deliverables that are component parts of larger Deliverables, in addition to acceptance of the component Deliverables, the Deliverable comprised of the component Deliverables will also be subject to acceptance in its entirety.

2.	Acceptance procedure for deliverables

(a)	Upon completion of a Deliverable, Supplier shall notify Triple-S in writing that the Deliverable has been completed in accordance with the requirements of the Agreement and is ready for acceptance by Triple-S. Prior to doing so, Supplier shall conduct a quality review of the Deliverable and confirm that it is complete and in a suitable form for Triple-S’s acceptance. Upon receiving Supplier’s notice and any additional information required by the Agreement including this Schedule N-1, Triple-S will evaluate the Deliverable for acceptance in accordance with the process set forth in this Schedule N-1.

(b)	In addition to the acceptance procedures described in this Schedule N-1, other acceptance procedures for Deliverables may be documented in the applicable Statement of Work, Task Order, Change Order, or other contract document (or referenced therein to the extent the Parties agree on standard procedures). Acceptance procedures will be sufficiently rigorous so as to verify that the Deliverables conform in all material respects to all applicable requirements, specifications and Acceptance Criteria.

(c)	Triple-S will be responsible for performing (or participating in, when so agreed), User Acceptance Testing or performance testing that Triple-S requires as the basis for Triple-S’s acceptance of Operational Deliverables under this Schedule N-1. Supplier shall reasonably support such testing, including by preparing appropriate use cases and test

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N-1

Deliverable and Milestone Acceptance Procedures

data, making available test collateral or other applicable documentation, answering questions, etc.

(d)	The acceptance process outlined below shall not extend the scheduled completion date for any Deliverable specified in a Task Order or other contract document (i.e., the Acceptance Period (as defined in the following paragraph) shall be factored into the scheduled completion date).

(e)	Triple-S shall notify Supplier as to whether a Deliverable does or does not satisfy the applicable Acceptance Criteria within the following timeframes or such other timeframes as may be agreed to (as applicable, the “Acceptance Period”):

(i)	For Written Deliverables, the Acceptance Period will be five (5) Business Days (or such other period as may be stated in the applicable Statement of Work, Task Order, Change Order, or other contractual documentation) after Supplier’s delivery of the Deliverable to Triple-S with the required notice indicating that the Deliverable is ready for Triple-S’s acceptance.

(ii)	For Operational Deliverables, the Acceptance Period will be ten (10) Business Days (or such other period as may be stated in the applicable Task Order or Triple-S-approved Project plan) following the successful completion and passing of the User Acceptance Testing phase of the Project, conducted according to the agreed schedule and Acceptance Criteria.

(f)	If any Deliverable is delivered earlier or later than scheduled, Triple-S shall endeavor to begin the Acceptance Period promptly after receiving the Deliverable and any required notices or other materials, as provided above, but may delay the commencement of the Acceptance Period as reasonably necessary to accommodate the availability of the Triple-S review or testing resources, including the personnel responsible for reviewing and accepting it. Similarly, if multiple Deliverables are delivered to Triple-S within an Acceptance Period and in a manner different from the timeline set forth in the Task Order, the Acceptance Period may be extended by Triple-S as reasonably necessary to accommodate the availability of Triple-S personnel responsible for reviewing and accepting them.

(g)	“Acceptance Criteria” shall mean the criteria the Parties agree to use as the basis to determine whether a Deliverable is complete and ready for acceptance by Triple-S. In general, the Acceptance Criteria for each Deliverable will consist of the following:

(i)	Completion. The Deliverable has been completed and delivered in accordance with the applicable Task Order or other contract document;

(ii)	Meets Requirements and Specifications. The Deliverable meets or exceeds applicable requirements and specifications (performance related and otherwise), which, in the case of Software or operational systems, must be demonstrated by

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N-1

Deliverable and Milestone Acceptance Procedures

the successful completion of all applicable testing (including unit, performance, system, integration, and other applicable forms of testing);

(iii)	Representations and Warranties. The Deliverable is in compliance with the representations and warranties applicable to such Deliverable as set forth in the Agreement;

(iv)	Documentation. The Deliverable has been properly and fully documented pursuant to this Agreement and the applicable Task Order or other contract document;

(v)	Successful Completion of Testing. The Deliverable complies with testing criteria and such other criteria as may be developed and agreed upon by the Parties, and has successfully passed Acceptance Testing by Triple-S; and

(vi)	Additional Acceptance Criteria. The Deliverable meets any additional Acceptance Criteria set forth in the applicable Task Order or other contract document, or otherwise agreed in writing by the Parties.

3.	Operational Deliverables

(a)	“Operational Deliverables” are Deliverables comprised in whole or in part of Software or operational systems. Prior to the date on which Supplier is scheduled to deliver each Operational Deliverable to Triple-S, Supplier and Triple-S will (to the extent not previously set forth in the applicable Statement of Work, Task Order, Change Order, or other contract document) agree upon the testing procedures for the Operational Deliverable, including detailed test criteria, expected results, and permitted defect densities by severity level, for both entry into and exit from User Acceptance Testing. The User Acceptance Tests will be designed to confirm that the Operational Deliverable performs in all material respects with its agreed requirements, specifications and Acceptance Criteria. Triple-S will have the opportunity during User Acceptance Testing to evaluate and test each Operational Deliverable in accordance with the procedures set forth in the applicable Task Order or other Project document.

(b)	When Supplier has completed an Operational Deliverable and confirmed that it meets the criteria for entry into User Acceptance Testing, Supplier will so notify Triple-S and, if requested by Triple-S, deliver the Operational Deliverable to Triple-S’s designated User Acceptance Testing site, notify the designated Triple-S person of delivery and, if Supplier is responsible for installation, install such Operational Deliverable and perform an installation test reasonably acceptable to Triple-S to verify that the Operational Deliverable has been properly delivered and installed. Supplier shall notify Triple-S in writing when the Operational Deliverable is ready for User Acceptance Testing; provided, however, that such notice shall not occur prior to the successful completion by Supplier of System Integration Testing (SIT) (if required in the applicable Task Order) with results meeting the agreed criteria for entry into User Acceptance Testing.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N-1

Deliverable and Milestone Acceptance Procedures

Supplier’s notice shall include requirements traceability documentation and a testing summary of Supplier’s SIT testing of the Operational Deliverable.

(c)	During User Acceptance Testing, the Parties will follow an agreed process for notifying Supplier of defects discovered in the Operational Deliverable, Supplier correcting such defects, and Supplier delivering the corrected Operational Deliverable to Triple-S for further User Acceptance Testing.

(d)	The Acceptance Period shall start for the Operational Deliverable when User Acceptance Testing of it has been completed successfully in accordance with the agreed criteria (which shall, except when not applicable, include requirements traceability validation, confirmation of adequate test coverage, and the absence of remaining severity level 1 and 2 defects). Triple-S shall give written notice to Supplier by the end of the Acceptance Period stating that the Operational Deliverable is accepted in its then-current form or describing any failure of the Operational Deliverable to meet its Acceptance Criteria. If Supplier does not receive any such notice from Triple-S by the end of the Acceptance Period, Supplier shall promptly notify Triple-S in writing that no such notice has been received and Triple-S shall have an additional five (5) Business Days to provide such notice. If Supplier does not receive such notice within such additional five (5) Business Days, then the Deliverable shall be deemed accepted.

(e)	If Triple-S delivers to Supplier a notice of deficiencies, Supplier will at no additional charge to Triple-S, correct the described deficiencies as quickly as reasonably possible and, in any event, unless otherwise agreed in writing by the Parties, within five (5) Business Days after Triple-S notifies Supplier of the deficiencies.

4.	Written Deliverables

(a)	“Written Deliverables” are all Deliverables other than Operational Deliverables (as defined in Section 3 above). Supplier may submit interim drafts of Written Deliverables (e.g., system designs and documentation, manuals) to Triple-S for review. Triple-S agrees to review and, if requested by Supplier, to reply to each interim draft within a reasonable period of time after receiving it from Supplier, but in any event within five (5) Business Days.

(b)	When Supplier delivers a final Written Deliverable to Triple-S for acceptance, Triple-S will complete its review of such Deliverable within the Acceptance Period.

(c)	Triple-S shall give written notice to Supplier by the end of the Acceptance Period stating that such Written Deliverable is accepted in its then-current form or describing with reasonable particularity any deficiencies that must be corrected prior to its acceptance. If Supplier does not receive any such notice from Triple-S by the end of the Acceptance Period, Supplier shall promptly notify Triple-S in writing that no such notice has been received and Triple-S shall have an additional five (5) Business Days to provide such

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N-1

Deliverable and Milestone Acceptance Procedures

notice. If Supplier does not receive such notice within such additional five (5) Business Days, then the Deliverable shall be deemed accepted.

(d)	If Triple-S delivers to Supplier a notice of deficiencies, Supplier will at no additional charge to Triple-S, correct the described deficiencies as quickly as reasonably possible and, in any event, unless otherwise agreed in writing by the Parties, within five (5) Business Days after Triple-S notifies Supplier of the deficiencies.

(e)	Upon receipt of a corrected Written Deliverable from Supplier, Triple-S will have a reasonable additional period of time to review the corrected Written Deliverable, but in any event within five (5) Business Days, which will be without prejudice to any remedies that may be available to Triple-S for the Written Deliverable not being completed and acceptable by its contractual due date. Supplier shall, at no additional charge to Triple-S, correct any further deficiencies identified by Triple-S as quickly as reasonably possible and, in any event, unless otherwise agreed by the Parties, within five (5) Business Days after Triple-S notifies Supplier of the further deficiencies.

5.	ACCEPTANCE OF MILESTONES

(a)	As agreed by the Parties in writing, Projects performed under this Agreement, including those comprising the Transition and Transformation programs associated with the Initial SOWs, will have certain defined checkpoints intended to assess Supplier’s progress at key stages and validate that progress has been sufficient to justify the Project proceeding to the next stage of its lifecycle, as well as to signify when the Project has been completed successfully (each, a “Milestone”). Each Milestone will have associated acceptance or achievement criteria, analogous to Acceptance Criteria for Deliverables, which Triple-S will use as the basis to confirm that the Milestone has been properly achieved or accomplished (“Milestone Acceptance Criteria”).

(b)	When Supplier determines that a Milestone has been achieved (i.e., that its Milestone Acceptance Criteria have all been met or satisfied), Supplier will so notify the designated Triple-S person in writing, indicating that the Milestone is ready for Triple-S’s acceptance. Supplier’s notice will include reasonable documentation substantiating Supplier’s determination that the Milestone has been achieved. Upon receiving Supplier’s notice, Triple-S will commence a review to confirm whether or not the Milestone Acceptance Criteria have been met or satisfied in all material respects. The process for Triple-S to confirm the achievement of Milestone Acceptance Criteria that involve Operational Deliverables or Written Deliverables will be as set out in Sections 3 and 4 above. Triple-S shall notify Supplier as to whether a Milestone does or does not satisfy the applicable Milestone Acceptance Criteria in all material respects within five (5) Business Days of Supplier’s foregoing notice, or such other period as agreed by the Parties (the “Milestone Review Period”). At the end of such review, Triple-S will give Supplier a written notice either confirming Triple-S’s acceptance of the Milestone or describing with particularity the Milestone Acceptance Criteria that Triple-S determined were not met or satisfied. In the latter case, Supplier will, at no additional charge to

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule N-1

Deliverable and Milestone Acceptance Procedures

Triple-S, take such further actions as are necessary to cause the identified Milestone Acceptance Criteria to be met or satisfied as quickly as reasonably possible and, in any event, unless otherwise agreed by the Parties, within five (5) Business Days after Supplier receives Triple-S’s notice. Upon completing such actions, Supplier will give Triple-S written notice that it has caused the previously identified Milestone Acceptance Criteria to be met or satisfied and the above-described Triple-S review will be repeated.

(c)	If Triple-S fails to give Supplier a written notice within five (5) Business Days of the end of the Milestone Review Period, either confirming Triple-S’s acceptance of the Milestone or describing with particularity the Milestone Acceptance Criteria that Triple-S determined were not met or satisfied, Supplier shall promptly notify Triple-S in writing that no such notice has been received and Triple-S shall have an additional five (5) Business Days to provide such notice. If Supplier does not receive such notice within such additional five (5) Business Days, then the Deliverable shall be deemed accepted.

Triple-S/Supplier Confidential

Schedule O

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE O

CHANGE CONTROL PROCESS

Schedule O	Triple-S / Supplier Confidential

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FINAL EXECUTION VERSION

SCHEDULE O

Change Control Process

1.	Introduction

With reference to Section 18.4 (Change Control Process) of the General Terms and Conditions, this Schedule O (Change Control Process) sets forth the Change Control Process for purposes of the Agreement.

2.	Change Control Process

2.1	Right to Request

(a)	Either Party may request a Change by submitting to the other Party’s duly authorized representative a written change notice (“Change Notice”), a form of which is attached as Schedule O-1 (Sample Change Notice) to this Schedule O, specifying in detail the proposed Change in accordance with the following procedure:

(i)	Part A of a Change Notice will be completed by the duly authorized representative of the Party that requests the Change, who will act as the Change Notice sponsor throughout the Change Control Process, and who will submit the Change Notice to the other Party for its review and approval.

(ii)	Part B of the Change Notice will be completed by Supplier regardless of which Party initiates the request for the Change Notice. Unless otherwise mutually agreed by the Parties, Supplier will complete Part B of all Change Notices initiated by Supplier within ten (10) Business Days of receipt by Supplier of a Change Notice initiated by Triple-S.

(iii)	Upon agreement of the Parties, the form may be replaced by an electronic system that manages the change control process and allows for the paperless execution of the complete process with the appropriate evidence, controls and logs.

(b)	Supplier and Triple-S will agree to the timeline for completion of each Change covered in each Change Notice as set forth in Part B of the Change Notice.

(c)	In considering a Change Notice, the Parties will determine:

(i)	Supplier and Triple-S activities necessary to plan, implement and operate the Change;

(ii)	Whether the Change is appropriate and beneficial, including by assessing its implementation and ongoing costs and its impact on existing Services; and

(iii)	The priority of the Change in relation to other planned work.

(d)	Prior to using any new business process, procedure, methodology, or any other Supplier or third party intellectual property to provide the Services, Supplier shall verify that the

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule O

Change Control Process

process or item is consistent with the standards, policies and procedures, technical architecture and, if applicable, strategic direction specified by Triple-S, as included or expressly referenced in the Agreement (or as such may be modified to accommodate such new business process, procedure, methodology, or intellectual property in accordance with the Agreement), and, if applicable, has been properly installed, and is operating in accordance with its specifications. If the Change is not consistent with such standards, policies and procedures, technical architecture and strategic direction specified by Triple-S, the Parties will review and amend the Change Notice to provide such consistency.

2.2	Change Notice Log and Reports

(a)	Supplier shall: (i) at all times during the Term, maintain a log of all Changes, to which Triple-S will have access; and (ii) provide monthly reporting on status and target dates for open Change Notices.

(b)	The Change Notice log shall include the following details:

(i)	Control number and date of the Change Notice;

(ii)	Name of the Party requesting the Change;

(iii)	Brief description of the Change Notice;

(iv)	Current status of the Change Notice; and

(v)	Date of the Change Notice, as applicable.

2.3	Costs and Expenses

Each Party shall be responsible for all costs and expenses incurred by it and its employees, agents and contractors with respect to its participation in, and responsibilities and obligations under, the Change Control Process; provided, however, any Charges in connection with the Change Control Process shall be determined in accordance with Section 18.4 (Change Control Process) of the General Terms and Conditions and with Schedule C (Charging Methodology).

3.	Approval

(a)	All Change Notices must be executed by authorized representatives of both Parties before the Change becomes effective. Upon the execution of a mutually agreed Change Notice, such Change Notice shall be deemed to be a “Change Order” for the purposes of the Agreement. The Parties will work in good faith to finalize and execute a Change Order within thirty (30) days (or as otherwise mutually agreed upon) from a Party’s receipt of the applicable Change Notice.

(b)	For purposes of the Change Control Process, the Program Manager will be the duly authorized representative of Triple-S, and the duly authorized representative of Supplier will be the Supplier Account Executive.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule O

Change Control Process

(c)	Any Charges will be determined in accordance with Section 18.4 (Change Control Process) of the General Terms and Conditions, and, if applicable, the methodology set forth in Schedule C (Charging Methodology). Supplier shall not be entitled to an additional charge for a Change, except as otherwise stated in Section 18.4(d) of the General Terms and Conditions or in Schedule C (Charging Methodology).

(d)	Following agreement on all matters between Triple-S and Supplier relating to any proposed Change, the duly authorized representatives of the Parties shall execute:

(i)	A Change Notice, which shall become a Change Order upon execution; or

(ii)	A Statement of Work or Task Order (if required); and

(iii)	If required by Section 18.4(e) of the General Terms and Conditions (e.g., for changes to the General Terms and Conditions or Schedules), an amendment to the Agreement in accordance with Section 27.3 (Contract Amendments and Modifications) of the General Terms and Conditions.

(e)	All services added or modified by a Change Order shall be “Services” under the Agreement, and the performance of the Change Order shall in all respects be governed by the Agreement. Except as expressly provided herein, no part of the discussions or interchanges between the Parties shall obligate the Parties to approve any proposed Change or shall constitute an amendment or waiver of the Agreement unless and until reflected in an approved Change Order and adopted in accordance with this Schedule O.

4.	Expedited Procedures for Emergency Changes

(a)	An “Emergency Change” is a Change desired by a Party to respond to an emergency that, in the reasonable opinion of such Party, if not implemented without delay, would cause a serious operational problem or other substantial adverse effect to Triple-S.

(b)	If either Party believes that an Emergency Change is necessary, it will so inform the other Party’s responsible executive (as described in Section 3(b) above). Such notification will be made as promptly as possible under the circumstances and may be given verbally (but not via voice mail), provided such notification is followed up in writing as soon as practicable. As part of the notification, the Parties’ responsible executives will work to agree expeditiously on the nature of, process for carrying out, and Charges, if any, for the Emergency Change. Subject to the terms of this Section 4, as soon as commercially reasonable (which may follow the implementation of the applicable Emergency Change), the Parties will document such Emergency Change in a Change Order.

(c)	If the requesting Party is unable to contact the other Party’s responsible executive, the requesting Party shall contact other executives at the other Party until it is able to obtain the required consent. The Parties will work together to develop a list of executives and contact information for each Party for handling such requests.

(d)	If the Parties are unable to agree on Supplier’s Charges (if any) for carrying out an Emergency Change, the matter will be referred to the dispute resolution process

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule O

Change Control Process

described in Section 26 (Dispute Resolution) of the General Terms and Conditions. In no event will a dispute over such Charges constitute grounds for Supplier to refuse to carry out or to delay in carrying out an Emergency Change, and in no event will Triple-S’s payment of any portion of Supplier’s proposed Charges for an Emergency Change constitute a waiver of Triple-S’s right to dispute the validity or amount of such Charges.

5.	Mandatory Changes

(a)	A “Mandatory Change” means any Change Notice by Triple-S that Supplier is required to carry out: (i) in order for the Services or Triple-S to be and remain in compliance with applicable Laws (including any requirements provided by the Medicaid Administration, Federal Employees Health Program, and Centers for Medicare and Medicaid), or (ii) in order to avoid a significant adverse effect on Triple-S’s business or operations.

(b)	Triple-S requests for Mandatory Changes will be subject to the Change Control Process so as to ensure they are carried out in a controlled and disciplined manner, but Supplier may not refuse to enter into a Change Notice, or to otherwise carry out, a Mandatory Change as directed by Triple-S; provided, however, the Parties will subsequently evaluate the impact the Mandatory Change has on the Services (including impacts on Supplier’s processes for performing the Services) and additional costs and expenses in Supplier complying with the Mandatory Change. If Supplier is entitled to additional Charges for the Mandatory Change under Schedule C (Charging Methodology), the Parties will take such impact, costs and expenses into account as part of the Change Control Process and the additional Charges for implementing the Mandatory Change. Triple-S may, in its discretion, require Supplier to implement a Mandatory Change on an expedited basis (taking into account the scope of the Mandatory Change and the impact on the Services) where Triple-S reasonably believes that expedited implementation of the Mandatory Change is necessary to limit Triple-S’s compliance risk or to otherwise mitigate potential adverse consequences to Triple-S or its Affiliates, in which case the Parties will follow the expedited procedures set forth in Section 4 with respect to such Mandatory Change (i.e., as if it were an Emergency Change).

(c)	Either Party may submit a dispute concerning a Mandatory Change to the dispute resolution process set forth in Section 26 (Dispute Resolution) of the General Terms and Conditions.

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Schedule O-1

SAMPLE CHANGE NOTICE

Change Notice Number: ____

This Change Notice is made and entered into by and between Triple-S and Supplier pursuant to Schedule O (Change Control Process) of the Agreement.

Part A:

Submitted by: [Name and Title]
Date:
Title of Change requested:
Detailed description of Change requested:
Requested timing/priority for the Change:
Triple-S cost center or business unit requesting the Change
Is the requested Change (check if applicable): ☐ an Emergency Change ☐ a Mandatory Change

Part B: (To be completed by Supplier as applicable to the specific Change)

Task Order or Statement of Work Reference #:
Task Order or Statement of Work Effective Date:
Task Order or Statement of Work Term:
Triple-S P.O. #:
Original Project Overview:
Triple-S Sponsoring Organization:
Triple-S Primary Contact:
Change Summary:
Proposed timeline for implementation of Change:

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule O-1

Sample Change Notice

Critical milestones and dependencies:
Charges (or, if none, indicate “No additional Charge”):
Assessment of the added value and rationale of the proposed Change to Triple-S (for Supplier-initiated Changes):
Deliverables:
Relevant Acceptance Criteria and details of Acceptance Tests:
Amendments to the Schedules or other attachments to the Agreement:
Changes to the Procedures Manual (list sections to be modified or added, and describe here):
Other relevant information, including but not limited to Subcontractors, Transition, Supplier Facilities, resource requirements, impact on other Projects, etc.:

Part C:

Triple-S’s approval for Supplier to proceed with the Change as described above (including applicable Changes to Charges):

Approved: ☐	Not Approved: ☐

Supplier:

By:
Name:
Title:
Date:

Approved: ☐	Not Approved: ☐

Triple-S:

By:
Name:
Title:
Date:

Additional information required:

  Triple-S / Supplier Confidential

Schedule P

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MASTER SERVICES AGREEMENT

SCHEDULE P

IN FLIGHT PROJECTS

Note: The Parties anticipate that Supplier will not be responsible with respect to projects marked as "Not Required" in the "Supplier Activity Category" column. Such projects are left in this list of projects solely for the purpose of having a consolidated list of In-Flight Projects. Supplier's role with respect to Projects marked with a "?" in the "Supplier Activity Category" column will be determined by the Parties during Transition.

 Triple-S / Supplier Confidential

1

Business Innovation - Project Management Office

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Project Portfolio

 Thursday, August 31, 2017

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
1	16-044	BCBSA CareSourcing Specialty Pharmacy Program	Network Management	Com/Adv/PSG	Operational Excellence	Clinical Management	2016-11-07	2017-03-31	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Nydia Ortiz	Elsie Malavé		[***]	10-11-16 - In the process of getting Business planning approval for the out of budget form.
2	PRJ64448	Broadway (MA Migration to [***])	Claims & Configuration	Advantage	Operational Excellence	Configuration	2017-01-09	2017-12-31	Active	Triple-S	90%	Application Support Service	Alert	Execution/Monitoring	Carmen González	Francisco J. Crespo	600201	[***]
3	17-004	CAP Mailing Improvement 2017	Quality Assurance	Com/Adv/PSG	Organizational Excellence	Compliance	2017-01-01	2017-07-31	Active	Triple-S	50%	Application Support Service	On Schedule	Planning		Ada García
4	16-056	CAP Mock Gorman & Internal Absorption of Accuprint Services	Corporate Strategy	Com/Adv	Organizational Excellence	TSH Finance	2016-11-01	2017-09-30	Active	Triple-S	50%	Application Support Service	On Schedule	Planning		Olga E. Molina			Juan Jose Roman - Sponsor
5	16-036	CareMessage	Customer Management	Advantage	Operational Excellence	Customer Engagement	2016-07-01	2017-04-06	On Hold	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Dorelisse Juarbe	Terrako Stallings	Dependency - Tracphone deployment
Market Penitration and Platino member response  is a concern.
Discussions to inlude no tracphone  TSA/TSS
Pending contract execuation, meeting with Edilberato /Veneet to finalize next steps.
Caremessage Contract
Need to determine if the contract with Care-Message will be joint within TSS/TSA.  Actually TSS has no contract with Care-Message
Contract reviewd by Marisela and Edilberto to submit to  legal
Pending Meeting with Veneet to be scheudled, Contract received from Ben/ Caremessage
Contract Review Edilberto / Terrak Contract Submitted to Triple-S Management Corp- Single Contract to support Medicare and Medicaid
Care Message File Submission  Edilberto 2 separate files  Triple S Salud and Triple S Advantage
Process Flow development
Edilberto Terrako to  Send Care message  FTP info to Edilberto  /
11/15/16 Terrako / 11/15/16 FTP document shared
New Care Message Proposal shared with Triple-S Management Corp. Edilberto Edilberto to share with Sr. Management for review and consideration
Contract Termination   “ Vivox”  Edilberto
Expected DEC Cancellation
Caremessage/Tracphone contract Triple-S Management Corp.
Edilberto Contract  due date 1/1/17
Contract: 11.14.2016
Meeting with Caremessage . Contract provided and shared with legal dept: Daniel E. Gonzalez Ortiz
12.6.16  Pending review of contract .
																			Once contract is signed will have to confirm workflow and messaging 12.23.16 pending contract. Following up with Legal.

2

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
12.27.16 TracFone contract provided to legal dept.
12.28.16 : Caremessage Cyber Cert provided to Wildalis.
12.30.16 TSS BAA shared with Caremessage , pending return 1.9.17 Contact Care Message on BAA return
1.9.17 Care message returned BAA
1.19.17 BAA submitted to Legal Dept.
1.20.17 TSS Legal provided MSA for Caremesaage review and Signature
Pending return of MSA from Care Message
Pending Return of TracFone contract.
Followed up with Angela , Tracphone, contract under review by TracFone Legal Dept.
2.8.17 Carmessage meeting confirmaton , SFTP doc shared with Jose Tores and 2nd invite to technical meeting on 2.10.17
2.22.23. SFTP Meeting with Tri-S outline file structure and requirments  and test timeline
4.3.2017  Security  does not provide  approval to Caremessage to provide service to Trs-S.
4/10/2017,  CAREMESSAGE , INVESTIGATEING SIGNLE SIGN ON OPTION
4.27.2017 Request for update on status of Secuorty Concerns
4.28.2017   Caremessage  reply
For password protection, how many attempts does your team recommend before locking out the user? We're evaluating if this is something we can support.
Re: SSO, that isn't something we can support at this point. None of our other 200 customers have requested this capability, so we'll have to implement without that in place.
4.28.2017  Refernd Email questions to Jonathan Maldonado for Triple S Secuirty response
5.1.2017  On hold peniding sSecuirty Solution  impact to Tracphone
																			5.1.2017 TriS Secuirty JM, provided details to CM to resolve Singal sign on requirments
5.19.2017 Email received from Caremessage will follow up with Tri-S security for update.
5.23.2017  Terrako./ follow up with Jonathan and Dicuss with Marisella next steps.
																			Pending meeting 5.29.2017 Triple S Security had denied Secuirty Clearance to Carmessage, will follow up with Businiess Owner, Marisela for next steps
6	16-051	Centralized Medical Records Storage (OnBase)	Quality Assurance	Advantage	Grow The Core	Quality	2016-10-01	2017-06-30	Active	Triple-S	75%	Application Support Service	On Schedule	Execution/Monitoring	Pedro Aponte	Rafael Fonseca		[***]	04/04/17 - Since HEDIS season already started and project has not been completed, Natalia express that they won't be needing the application by 03/31/17 as previously stated. HEDIS season finishes on Q2. Estimated Due Date was pushed back to Q2. 02/22/17: Project put on Alert because we are still working on a Master Agreement with DSP. In discussion with Natalia Diaz, project due date was pushed back to Q1-2017 due to budget approval and other priorities.
7	17-009	CES Upgrade	Network Management	Com/PSG	Clinical Excellence	Clinical Management	2017-02-01	2017-04-30	Active	Triple-S	90%	Application Support Service	On Schedule	Planning		Ada García
8	16-012	CHM Data Hub (BCBS)	Corporate Strategy	Advantage	Operational Excellence	Business Intelligence	2016-04-01	2017-01-11	Implemented			Not Required	On Schedule	Execution/Monitoring	Carmen González	Francisco J. Crespo		[***]	Internal Resources The information requested was sent to CHM and we are waiting for any additional tasks they may requiere.

3

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
9	16-002	Claims First Pass Rate	Claims & Configuration	Advantage	Operational Excellence	Claims	2016-01-01	2017-06-30	On Hold	Triple-S	50%	Application Support Service	On Schedule	Execution/Monitoring	Carmen González	Verónica Miranda De León		[***]	We coordinated weekly meetings with Ricardo Rivera, José Espinosa and Miguel Rodríguez. Currently the project is on hold because the Configuration Analyst in on sick leave and Carmen Laura is identifying who can replace him for the configured rule testing. We talked with Ricardo Rivera to change the due date to 12/30, but first we need to clarify with Carmen Laura when the resource assigned to the testing is going to be available to have more visibility if 12/30 is achievable. 12/16/16- As discussed with Ricardo Rivera, the Project's date was moved to 06/30/17 because at the moment there is occuring transfer of knowledge between resources. Also, we are going to have a meeting with Nydia and Ricardo to decide if we will continue with the Project. The meeting is been coordinated to occur the second week of January. As of 01/10/17- Nydia requested a work session to have more visibility if we will continue with the project or if its going to be cancelled because the migration. As of January 2017, the project is on hold. On 02/13/17, there was a conference call with Nydia Ortíz, Iris Aponte, Carmen González and Ricardo Rivera. In the call it was discuss the project and decided we should focus in the system migration. I informed once there is a written notification explaining we will not continue with the efforts in this project, the project is going to be cancelled.
10	16-021	Claims Payment Integrity	Claims & Configuration	Advantage	Operational Excellence	Claims	2016-07-14	2017-12-31	Active	Triple-S	90%	Application Support Service	On Schedule	Execution/Monitoring	Nydia Ortiz	Verónica Miranda De León	400243	[***]	Contractual negotiation caused a delay in the project, therefore we are going to be receiving the file on 12/13/2016 to proceed with its analysis. The new due date will be discussed with Nydia Ortíz and Ricardo Rivera. The last Status Report sent on 02/05/17, Optum informed the letter is going to be sent on 04/25/2017. On 04/06/17 we had the meeting to discuss the final results of the recovery exercise. On 05/11/2017, recoveries letter was sent to Providers
11	17-002	Clearinghouse Implementation and Optimization	Claims & Configuration	Com/Adv/PSG	Operational Excellence	Configuration	2017-03-01	2017-06-30	Active	Triple-S	25%	Application Support Service	On Schedule	Initiation	Carmen González	Terrako Stallings	Clearing House / Next Steps
Schedule Kick Off Meeting- Coordinating with Michel/Carmen
Legal
• IT Cert Submitted
• Business Case Completed
Legal Next Steps
• 3/20/17  BAA Created under legal for modifications  once complete send to Assertus
• SSS Legal and Assertus agree to specific Service Level Clauses identified in Security Certification
• Request 2016 SOC1 report for Verizon (Assertus subcontracted Data Center) upon completion
3/28/2017 BAA signed by Assertus and submitted to Tri-S legal PMO
• WorkPlan/Time Line  Update Presentation
Benefits- Team Structure-Accomplishments
• Business Case Completed
• Charter pending Ricardo
BAA Submitted to legal
4/3/2017 Business Rules to Assertus by EOD.
PMO Next Steps
Ceate Presentatin for KICK OFF meeting with Ricardo to complete.
Provide Business rules to Assertus on 4/3/2017
Schedule meeting with Franchesk and Bigio to povide coverage for BA Jose Cameo
• Contact Bigio to Meet with Nelson Sanchez –Optum/Edefx support
• Submitter ID’s ensure loaded into QNX • Reconciliation process add to each process
																			• Identify Reconciliation process in-place to today for all submissions- Optum- Bigio/Nelson Sanchez

4

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
• Add Communication process to all providers • Schedule Meeting to gather enrichment rules • Gather Submitter files
Time line adjustments
Sprint 1  May 31= Add all providers
• June 30 Go Live
• Sprint 2 July 1
• Sprint 3  TBD
4/10/2017   Business Rules submitted for review and acceptance to Assertus-  BRD in process and evaluatioin
4/10/2017 Charter Completed
4.11.2017 Claims Submission Implenation plan
4.17.2017  BAA completed
4.19.2017  Healthy Claims process review
4.20.2017 Healthy Claims Meeting next steps identified
4.20.2017 Master load files shared with Assertus
4.27.2017 TS Testing Validation Review Request - Billing/Rendering Relationship - PHI
4.27.2017 Errors reported in tets under review
4.29.2017  Assertus request new Master load file
5.06/2017  Meeting to discuss Call Center Support - Project Status
5.9.2017 Enrichment Rules discussion-Test results-Portal evaluation and discussion-Lunch off site submit the first round of test files. These files are going to be deposited in the test FTP. 5.19.2017 Meeting Notes
R. Rivera requested more recurring tests. M. Jimenez answered that the test cycles by Assertus can be sent daily Starting next week.
M. Jimenez requested a Master file to be able to do the tests.
J. Santana will send Master load files refreshed between Monday and Tuesday for next Week.
M. Jimenez recommended working a production pilot from the first week of June.
Once TS sends load files daily to Assertus, then Assertus can send the claims in production environment.
Erica indicated that by this time she does not have more details for the enrichment rules. Michael explains that the purpose of the pilot process is to determine whether to add new business rules.
R.Rivera, mentioned that we should be thinking about going in go-live for 7/1/2017 5.19.2017
Pending Items:
J. Santana will deposit in the SFTP the Inmediata files for next Tuesday
J. Santana will share a production data file from May 16th so that Assertus can do the tests tomorrow.
W. Curbelo will deposit the ACK files in the Assertus’s Out Data file, and the Master files in the Assertus’s Master load file.
5.22.2027 No meeting this week, time to  be used for testing. Michael and Ricardo met to discuss details regarding the contract.
5.29 2017  New GO live date of  6/15/17
5.29.2017   Testing in Progress
5.31.2017 Meeting to dicusss Transmission Deposit with Assertus to heald at 2:30 pm

5

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
12	16-057	CMS Audit Automation of Universe Generation	Quality Assurance	Advantage	Organizational Excellence	Compliance	2017-06-01	2017-12-31	Active	Triple-S	75%	Application Support Service	On Schedule	Initiation	Jenny Cárdenas	Olga E. Molina
13	17-010	CMS Bid Products Process 2018	Customer Management	Advantage	Grow The Core	Customer Engagement	2017-02-01	2017-05-31	Active	Triple-S	15%	Application Support Service	On Schedule	Planning		Mariela Martínez
14	16-011	Compliance 360	Quality Assurance	Com/Adv/PSG	Organizational Excellence	Compliance	2016-04-01	2017-07-31	Active	Triple-S	15%	Application Support Service	On Schedule	Execution/Monitoring	Jenny Cárdenas	Olga E. Molina	600210	[***]	Phase #2 should be implemented by the beginning of October. Phase #3 should be implemented by the end of April. (Stage: Execution - 50% Completion), however the operational requirements and the IT configuration process was in delay because the availability of the resources.
15	16-035	Concierge Program - Phase 1	Customer Management	Advantage	Operational Excellence	Customer Engagement	2016-09-13	2017-06-12	Active	Triple-S	75%	Application Support Service	On Schedule	Execution/Monitoring	Pedro Aponte	Terrako Stallings	Dependant on Welframe Contract
Internal Process,being documented : Work Flow
Work flow of internal process on specific dept in progress.
Terrako made request to Fernando Moya to provided Proposale 11.30.16
12.6.16 Meeting held to discuss proposal and next steps.
Terrako has requested contact info for vendor CIRACET to corridinate product demostration and futher discussion.
Meeting Schedule with new vendor CIRACET Dec 21 . 17
12.23.16 LOI needed to proceed.  Request to Mariselle to provide LOI to CIRACET.
12.27.16 MCA emailed to CIRACET, Norris and Fernando
1.17.16 Customer engangment meeting to discuss Concierge , follow up meetings needed
1.19.17 Meeting with Marisella and Rory to discuss CIRACET proposal and draft workplan
1.19.17 Marisela provided revised proposal to Pedro and Ciracet , requested meeting with Pedro to discuss.
1.19.17 Per Fernado , emailed Propsal changes to Ciracet  President, pending response from CIRACET.
1.19.17 Pedro replys to email : To clarify that the intent is not to build a custom application, but obtain a product/service to support the business need.  Integrations to other systems would need to be prioritized and delivered in sprints
1.24.17 Meeting with dept. managers to dicsuss Conceirge impact and learning dept concerns
1.24.17 Meeting with Rory to cover work plan impacting internal departs.
1.27.17 Concierge Workflow in both Word and Visio formats submitted.
1.31.17 PMO Binder shared
1.31.17 Concierge Workplan
1.31.17  Meeting invite  to Ciracet
2.10.17  Concierge/Ciracet  Kickoff meeting  scheduled 2.10.17
2.16.17  Concierge/Ciracet   time line and workplan discussion
																			2.21.17 Addition meeting scheduled for 2.23.17

6

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
2.23.17 On Calender: Meeting Scheduled with Tri-S to dicuss manual data request made of member data by " Fernando" on behalf of Ciracet and SFTP option
3.29.2017  Data file format agreed to by Ciracet/Tri-S
4.3.2017 Tri-S  provided contract to Ciracet, pending  response from Ciracet.
4.10.2017 Meeting with Ciracet to re-work  Workflow to include Pharmacay and additional STARS requirmemts new go live date of MAY 20, 2017
4.11.2017  Adjustments made to workflow
4.12.2017  Training scheduled for 5/8-510- 2017
4.18.2017  Reviw of Services /Phase 2 Meeting with Pharmacy
4.18.2017TSA/PCS Requirments discussiopn
4.18.2017   program requirements document (TSA PC3 Requirements -Concierge Program v.10abril) was discussed. It defined which of these will be for phase 1 or phase 2 of the project. Phase 1 is the first 3 months of the pilot project. It is determined that the Go Live will be for May 11, so phase 2 would begin for August. (Work plan pending update).
4.21.2017 Outstanding items review and update of workflow
4.21.2017 Scripts Submitted
High Call (Discharge Call)
2. Call Coordination PCP view (PCP Visit Coordination Call)
3. Call Satisfaction (Satisfaction Service Call)
4. Call Tracking
5. Welcome call
6. General Coordination (visit coordination call)
4.25.2017 Concierge Program Member Detail updated
4.27.2017 Concierge Go Live doc submitted
4.27.2017 Ticket created to identify Concierge members in HealthSuite  request id ##68924##
4.27.2017 Concierge Mebmer file priovide to William B to merge with Identifire in HealthSuit
4.27.2017 EFT Document Submitted to Circet to all for SFTP of PHI Date,
4.28.2017 Meeting with Ciracet to reviews phase one services, details to shared by Ciract, Fernando suggestd Encrypted emial to share PHI date instead of Sftp, will contact Ciracet to determine if they will complate EFT document.
5.11.017   BASA out on Medical leave BRD is incomplete, meeting with Franchesca to identify outstaning items.
5/15/2017 : Request to Ciracet for status of timeline and  project update
5.19.17 Munual workaround for phase one is option if BRD is not complete, working to complete and automate PHI data share to Ciracet
5/22/2017 : Request to Ciracet for status of timeline and  project update
5.23.17  Communication per Ciracet:  The link is not available.  As soon I have a Go I will let you know.  We’re in an internal meeting an later I will send an update on the project plan.
5.25.17 PC3 access resolved, Brenda working on SOW
5.29.17 Verifciation on Marketing and Compliance requirements in progress.

7

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
2.23.17 On Calender: Meeting Scheduled with Tri-S to dicuss manual data request made of member data by " Fernando" on behalf of Ciracet and SFTP option
3.29.2017  Data file format agreed to by Ciracet/Tri-S
4.3.2017 Tri-S  provided contract to Ciracet, pending  response from Ciracet.
4.10.2017 Meeting with Ciracet to re-work  Workflow to include Pharmacay and additional STARS requirmemts new go live date of MAY 20, 2017
4.11.2017  Adjustments made to workflow
4.12.2017  Training scheduled for 5/8-510- 2017
4.18.2017  Reviw of Services /Phase 2 Meeting with Pharmacy
4.18.2017TSA/PCS Requirments discussiopn
4.18.2017   program requirements document (TSA PC3 Requirements -Concierge Program v.10abril) was discussed. It defined which of these will be for phase 1 or phase 2 of the project. Phase 1 is the first 3 months of the pilot project. It is determined that the Go Live will be for May 11, so phase 2 would begin for August. (Work plan pending update).
4.21.2017 Outstanding items review and update of workflow
4.21.2017 Scripts Submitted
High Call (Discharge Call)
2. Call Coordination PCP view (PCP Visit Coordination Call)
3. Call Satisfaction (Satisfaction Service Call)
4. Call Tracking
5. Welcome call
6. General Coordination (visit coordination call)
4.25.2017 Concierge Program Member Detail updated
4.27.2017 Concierge Go Live doc submitted
4.27.2017 Ticket created to identify Concierge members in HealthSuite  request id ##68924##
4.27.2017 Concierge Mebmer file priovide to William B to merge with Identifire in HealthSuit
4.27.2017 EFT Document Submitted to Circet to all for SFTP of PHI Date,
16	16-033	Contracting Initiatives - Home Health Network Consolidation	Network Management	Com/Adv/PSG	Clinical Excellence	NW Management	2016-09-01	2017-04-01	On Hold	Triple-S	0%	Not Required	Behind Schedule	Execution/Monitoring	Marilia Torres	02.27 Innovation team evaluating business case.
11.30 Wendeline informed the need to advice CMS of network reduction.
11.02 Wendeline informed the effectiveness date of the selected vendor(s) was changed to 2/1/2017. The distribution of membership will based in six (6) regions.
10.25 Wendeline working with RFP draft version to be revised by the Proposal Steering Committee.
17	16-032	Contracting Initiatives - Laboratory Fee Adjustment	Network Management	Com/Adv/PSG	Clinical Excellence	NW Management	2016-08-31	2017-04-30	On Hold	Triple-S	0%	Not Required	On Schedule	Planning	Marilia Torres	02.27 Innovation team evaluating PM support.
02.02 Maritza Vazquez requested on meeting held on 1/30/17 to move the estimated due date to 4/30/17.
12.14 Meeting held with Zulma Leon on December 9th to discuss initiative status.
10.01 Preferred lab network to be contracted at 85% vs. regular network at 95%, effective January 1. 2017.
09.30 New laboratory contract to be developed to contract PPN.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
18	16-039	Contracting Initiatives - Prosthetics Implants	Network Management	Com/Adv/PSG	Clinical Excellence	NW Management	2016-09-01	2017-03-31	On Hold	Triple-S	0%	Not Required	On Schedule	Execution/Monitoring		Marilia Torres			02.27 Innovation team evaluating PM support.
19	16-034	Contracting Initiatives - Vision Benefit	Network Management	Advantage	Clinical Excellence	NW Management	2016-09-01	2017-02-15	Implemented	Not Required	Behind Schedule	Execution/Monitoring	Marilia Torres	06.09 Completed iVision encounters file. It will be presented to pass to PRD on CAB meeting to be held on June 14, 2017.
01.09 Completed implementation of iVision capitation payment programming.
12.20 Implementing project to comply with benefit configuration, claims testing and capitation payment.
11.30 iVision was the vendor selected. Working with the required needs to comply as a delegated entity.
11.02 Vendors have submitted their proposals and are being evaluated by Jennifer Ferrer and Luis Kianes.
10.14 iVision has submitted their proposal. 2017
																			09.27 Vision benefits will be provided to Eye Management on October 1st for them to submit a proposal.
20	16-061	CPP: POS y MOOP 2017	Customer Management	Com/Adv/PSG	Operational Excellence	Customer Engagement	2016-12-12	2017-10-31	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Dorelisse Juarbe	Olga E. Molina			Operational Initiative Dorelisse Juarbe - SPONSOR
21		EDI Transaction 278BX	Claims & Configuration	Advantage	Operational Excellence	Claims	2017-01-20	2017-03-31	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring		Terrako Stallings			We are confronting issues to have a partner of the Association for testing. On 05/12/17 there will be a meeting with Iris to decide the transaction's future. Proyect transferred on May to Terrako Stallings. 5.15.2017 Item is being address with larger Assertus Clearing House project: 5.31.2017 Item is being address with larger Assertus Clearing House project:
22	15-019	Electronic Transactions: CORE 276/277	Claims & Configuration	Advantage	Operational Excellence	Claims	2015-09-01	2017-05-12	Implemented			Not Required	On Schedule	Execution/Monitoring	Carmen González	Verónica Miranda De León		[***]	Budget includes 276/277, 835 ERA/EFT, 277CA. Web Service was already exposed with the help of TriServe and Wovenware. We need to confirm that 276/277 is available and perform some validation tests. As of December 2016, Wovenware is working on an analysis to identify the changes to be made. On the week of 02/20/17, we are going to have status of testing between Wovenware and HIS. On the week of the 20th (March) we begin testing with Vermont, the tests failed and we had to make the test cases again. We are confronting problems with Health Suite test Environment. As of 04/10/17, all the testing with our trading partner was successful. On the week 04/10/17, we will be moving the transaction to QA. On 05/05/17, QA Testing was successful. AD400 was sent to Ricardo Rivera to be signed. On 05/12/17 the transaction 276/277 was implemented. Wovenware is supporting us in programming a dummy response for when Healthsuite is down and also for when the contract number has more than nine digits.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
23	16-003	Electronic Transactions: Paperless Claims (837)	Claims & Configuration	Advantage	Operational Excellence	Claims	2016-01-01	2017-06-30	Active	Triple-S	25%	Application Support Service	On Schedule	Initiation	Carmen González	Terrako Stallings	[***]	Currently pending on Business Rules definition.
Serena# pending.  Owner/Sponsor is is not included in Serena (requestor's dataset)  On May 1st, project was transferred to Terrako Stallings.
5.19.2017 Meeting with Assertus  to dicsuss
																			5.31.2017 Item is being address with larger Assertus Clearing House project:
24	17-013	E-Marketing	Prospect Management	Advantage	Grow The Core	Sales	2017-02-01	2017-08-01	Active	Triple-S	50%	Application Support Service	On Schedule	Execution/Monitoring	Gustavo Pérez	Annette Rivera	600147	[***]	05-31-2017 Completed 1. Test Cases Documentation In Progress 1. DSP Development 2. Approval of the BRD
25	16-027	EPSDT - SmartCap Module Implementation	Network Management	PSG	Clinical Excellence	Clinical Management	2016-08-01	2017-12-31	Active	Triple-S	50%	Application Support Service	On Schedule	Planning	Dr. Benjamin Santiago	Rafael Fonseca	08.30 PM Marilia Torres was assigned to support the implementation of EPSDT SmartCap Module.
10.07 Project transitioned to Terrako Stallings.
11/3/16 Project Charter signature Dr. Santiago
11/16/16 Contract Singed
Obgyn – Dental-Claims, Pharmacy – Eligibility ,Dental - 6 months data to PHM         17-Nov-16 17-Nov-16
Programing time frame for PHM.        11.18.16 to 12.9.16   11.18.16 to 12.9.16
PHM To delivery to Tri -S for development environment        12.12.16  12.1
2.16
PHM end of development        12.23.16  12.23.16
Triple S UI Test Period        12.27.16 - 1.10.17    12.27.16 - 1.10.17
Triple S QA Begins        1.16.17 -  1.26.17 1.16.17 -  1.26.17
Go Live Production        2.16.17 2.16.17
Terrako announce January 30: Date expected go life.
Angel Davila explains the Steps
1. Mental Dental Data (LAB) ---PHM –We need OBGYN registry
PHM developmental platform- EPSDT Module
The data is needed to PHM do their test
They have to eliminate the actual files and replace with the new Mental –Dental and OBGYN files
Andres Vega and Wilson need to lets us know the date to be delivered the files. The expected date is November 11, 2016
																			If we send the data to PHM (11/11/2016). PHM needs 3 weeks to do their test. (With NO ERROR) PHM will deliver 12/2/2016 to Triple S
2. SSS Development & Implementation: 12/5/2016
SSS -QA -Implementation and Deployments:  we need 2 weeks (12/21/2016) QA we start
We can’t start QA   because Roberto Torres is on vacation through 12-21-2016 to January 9 2017
Robert Torres (PHM) will start QA   implementation: We need 2 week for QA (January 11 to 25)
QA will start in 2017
On January 26 Nos  deben entregar  el  Proyecto para QA
The  database time collection time fram is   January 2016 – June 2016
Next critcal item  is 11/11/16 due date for PHM to receive files
On February 28 will go on production:  1 week
11/16/16  Notes
SmartCap/ EPSDT Contract signed   11.16.2016 11.16.2016
Claims-Mental-Dental –Obgyn Data  provided to PHM  Triple S HIS/Antonio/Wilson 11.17.2016 11.17.2016
PHM Programming Period PHM 11.18.2016 12.9.2016
PHM To delivery to Tris for development environment PHM 12.12.2016 12.23.16
User Interface  Testing Tachie 12.27.2016   1.10.2017
PHM/Tiple S Buffer Period PHM Triple S 1.11.2017 1.13.2017
Data Transfer and Prep QA and Production Environment Tri-Serv QA 1.16.2017  1.26.2017
Go into production date Tri-Serv QA/Production  2.2.201 -  2.12.2017
																			EPSDT GO Live Tri-Serv 2.13.2

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
SmartGap Working session to resolve smart data requirments.
High Priority Items
• 11.30.16  /  12.1.16  Working session held to discuss and resolve File format issues.
• Items of Concern 1
• Files  are not in proper format, 11 fields are requested per PHM – Triple S responds with 5 data fields. Data retrieval has stopped per Wilson and Antonio as of 11.11.16 date.  After discussion Wilson and Antonio agree to proceed with data collection.    Request made to identify what data has been accomplished to date.  OBGYN-MENTAL-DENTAL-CLAIMS-PHARMACY HAVE  are being collected nothing has been provided to PHM, data previously provided, in error. • Dec 15 date identified as work slowdown until Jan 15. 2017.
• PHM Vacation and Tri-serv holiday vacation schedule impacting time line.
Awareness request made in June 16 , effort began in Sept / Oct 16
PHM was provided  data to  continue and complete programming
Antonio Vega was asked to create  Serina tickets for EPSDT.
High Priority: Critical dates missed  11.11.16  :  Missed  data transfer to PHM  further discussion needed 11.14.16 Requested update from Antonio Vega and Wilson  Follow up provided at 11.15.16 Meeting. "Data not complete"
Suggested Options.
Option 1 : Provide to PHM the 5 field layout and allow PHM to determine  if 6 additional fields are required.
Option 2: Continue gather mental data and resolve file format issue and delivery mental data in phase 1 update
Delivery Dates:
This is the original date discussed with and agreed to by Ivelisse , subsequently  Angel Davila  told her we could have it done by Jan 30. 2017.  I explained to Ivelisse, I did not  think  this was possible due to the delays in data collection, holiday work slowdown, and  critical members taking vacation over the Christmas , New year time frame.
Feb 1 2017 Time Line to meet  Deadline
• SSS Development & Implementation: 12/5/2016
• Claims-Mental-Dental –Obgyn Data needs to be provided to PHM (11/11/2016).
• Triple-S Management Corp. PHM needs 3 weeks to do their test. (With NO ERROR)  PHM will deliver 12/2/2016 to Triple S
• SSS -QA -Implementation and Deployments: needed 2 weeks (12/21/2016) QA  “ Christmas work slowdown, impact”
• PHM availability - Roberto Torres and Angel Davila  will be  on vacation through 12-21-2016 to January 9 2017 PHM Critical Item: Lack of PHM and  Tri-Serv support through QA test period may impact deployment time line.
• Robert Torres (PHM) will start QA   implementation  after vacation PHM Critical Item 2 weeks needed for QA (January 11 to 25),
• Tri-serve  Availability   Critical item Dec 21 top Jan 15  need to ensure Angel Davila
JAN 30 2017 Time Line to meet  new Deadline “ Date adjustments needed”
• SSS Development & Implementation: 12/5/2016
• Claims-Mental-Dental –Obgyn Data needs to be provided to PHM (11/11/2016).  Data Provide to PHM on 12.1.16”, PHM states an additional 8 days is needed before evaluation of received EDSPT data, this put us right at the 15th of Dec, work slowdown here in Triple and  there for  schedule slide until  Jan 15th  2017
• Triple-S Management Corp. PHM needs 3 weeks to do their test. (With NO ERROR)  PHM will deliver 12/2/2016 to Triple S
• SSS -QA -Implementation and Deployments: need2 weeks (12/21/2016) QA “ Christmas work slowdown, impact”

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
• PHM availability - Roberto Torres and Angel Davila will be on vacation through 12-21-2016 to January 9 2017 PHM Critical Item: Lack of PHM and Tri-Serv support through QA test period may impact deployment time line.
• Robert Torres (PHM) will start QA   implementation  after vacation PHM Critical Item 2 weeks needed for QA (January 11 to 25),
• Tri-serve  Availability   Critical item Dec 21 top Jan 15  need to ensure Angel Davi
12.23.16 We were able to gain access to the EPSDT test environment as of 12.22.2016.  The issue we are facing know is that we have no one here within Triple S UI/Application testing.  Tachie G. Collazo Morales, is the primary for all EPSDT activity including testing the UI. “Tachie is the key to success of the “EPSDT” project from clinical perspective”     Tachie has been assigned other duties taking away from the scheduled test period. And  impacting time that could be used for testing. Ivelisse is out and is directing Tachie’s work load/schedule and priorities.
12.22.16 PHM delivered applicatoin to TRI-Serve,  however access to test  environment was not provided/validated
Tachie and Terrako spent all day trying to locate PHM team to fix issues. 12.23.16
Continued access issues to  1.9.17  , access to test enviornmerment via hotspot , need to address PHM VPN access.
One day of testing completed, very limited.
UI not fuctioning as exscpected ,also includes issues with grammer sentence structure. Terrako providing assessment to PHM and to business owner , pending review by Lynda.
1.23.17 Data due to  PHM, Escalation of data request to Wilson - Ivilse and Bigio
1.23.17 Terrako meeting With Wilson and Bigio
1.23.17 Confirmation of data files retired  per. Tachie and Wilson
1.24.17  Meeting Agenda Shared
Program Status / Phase 1 ? Phase 2?
EPSDT Schedule Determinación- impact of delays

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
Architecture / Security standards Internal Process and status/ concerns * Next Steps*
Angel Davila submission to PHM process ?
PHM data mapping, updates etc.
Claims Data   and confirmation of new layout. – need to confirm Deliver date- Wilson
Implementación Status  internal /external / data collection/validation
Pointer /Eligalibty  issues, previously  stated as resolved
Timetable for PHM request / Tri-S response -   Must be in writing – Wilson, Tachie, Terrako, Lcda Ivelisse Cancel , Antonio Vega and Alejandro Melendez
Technical Specifications (servers, licenses, etc.)    Status / Next Steps
Confirmation of action items PHM/Tri-S
o Internal /Vendor  update
Internal documentation approvals verified
Documentation Confirmation to Vendor.
1.25.17  Meeting Notes
Architecture / Security standards  Internal Process and status/ concerns  * Next Steps* Angel Davila submission to PHM process ?
PHM  mapping, Municipality  updates location data, zip code city etc.- Wilson-Antonio  date TBD
Claims Data   and confirmation of new layout. –
Implementación Status  internal /external / data collection/validation  ,  Pending review of data by PHM on 1.26 27
Pointer /Eligalibty  issues, previously  stated as resolved  - Wilson due date of Feb13
Timetable for PHM request / Tri-S response -   Must be in writing – Wilson, Tachie, Terrako, Lcda Ivelisse Cancel , Antonio Vega and Alejandro Melendez    “Deliver date- Wilson  3 -5 days = expedite  7 days max. data request only .
Technical Specifications (servers, licenses, etc.) Status / Next Steps” : Per Jose, no issue preventing going to production, all tickets are in place for change control and entry to production environment.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
Confirmation of action items PHM/Tri-S - Robert to submit and confirm data Internal /Vendor update – PHM on time
Certification Process to go to production  Per Jose ,  Certification to production is non iuss
1.26.17  Files validated by PHM and Tachie begins QA 1.26.17   Terrako reques to Jose Rivera for expdiete process to get through Certifcation/Change control to producton once QA is completed.
1.31.17  Ivelise , request cancelaltion of on going meetings , pending EPSDT determination of program.
2.7.17  Pedning update from Ivelise or Lynda on program status and PMO effor required.
2.21.17   American Pedeatric Assoiciation update for 2017.   New requirmemnts   need to determine impact to schedule will discuss on 2.22.17 meeting
Ivelie meeting with Pedro and Lynda to determine next steps to bring project internal to Tri-S.  Project is on hold as of 3.2.17
4.16.17 go live date
2. SSS Development & Implementation: 12/5/2016
SSS -QA -Implementation and Deployments:  we need 2 weeks (12/21/2016) QA we start
We can’t start QA   because Roberto Torres is on vacation through 12-21-2016 to January 9 2017
Robert Torres (PHM) will start QA   implementation: We need 2 week for QA (January 11 to 25)
QA will start in 2017
On January 26 Nos  deben entregar  el  Proyecto para QA
The  database time collection time fram is   January 2016 – June 2016
Next critcal item  is 11/11/16 due date for PHM to receive files
On February 28 will go on production:  1 week
11/16/16  Notes
SmartCap/ EPSDT Contract signed   11.16.2016 11.16.2016
Claims-Mental-Dental –Obgyn Data  provided to PHM  Triple S HIS/Antonio/Wilson 11.17.2016 11.17.2016
PHM Programming Period PHM 11.18.2016 12.9.2016
PHM To delivery to Tris for development environment PHM 12.12.2016 12.23.16
User Interface  Testing Tachie 12.27.2016   1.10.2017
PHM/Tiple S Buffer Period PHM Triple S 1.11.2017 1.13.2017
Data Transfer and Prep QA and Production Environment Tri-Serv QA 1.16.2017  1.26.2017
Go into production date Tri-Serv QA/Production  2.2.201 -  2.12.2017
EPSDT GO Live Tri-Serv 2.13.20

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
26	17-014	E-SOA	Prospect Management	Advantage	Grow The Core	Sales	2017-02-01	2017-08-01	Active	Triple-S	50%	Application Support Service	On Schedule	Planning	Gustavo Pérez	Annette Rivera	600208	[***]	5/31/2017 Pending Tasks: 1. ESOA Proposal approval 2. Approval of the BRD 3. Received from Triserve the tablet recommendation document.
27	17-008	HCG Grouper (Milliman)	Corporate Strategy	Advantage	Grow The Core	Risk Management	2017-01-10	2017-10-31	Active	Triple-S	25%	Application Support Service	On Schedule	Initiation	Ivette Reyes	Rafael Fonseca	[***]	05/19/17: Pending on approval of SOW from Sponsor. In addition, the approval of the Out of Budget form that Owner needs to submit.
04/04//17: Application has not been installed in a DEV environment.  Without the application, Nagnoi cannot begin their development.  We will be establishing a new Due Date once we know the LOE for integrating the Grouper with OneTSA.
02/22/17: Project put on Alert because we just recently received the installation file to tests the tool.  The design for the solution to integrate the Gropuer with OneTSA depends on these tests.
																			Project End Date, Stakeholders and next steps will be discussed with Owner on 01/10/17.
28	16-019	HealthSuite Upgrade 14.04	Claims & Configuration	Advantage	Operational Excellence	Claims	2017-01-26	2017-03-10	On Hold	Triple-S	75%	Application Support Service	On Schedule	Initiation	Carmen González	Francisco J. Crespo	[***]	This project was put On Hold since we were having problems with the 834 tests and it was getting too close to AEP. The project should begin again, early next year.
																			The business needs to decide priorities between different projects and limitations. For more information, please reference email sent from Francisco J. Crespo to Carmen González and Pedro Aponte on January 26, 2017 at 4:39 PM.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
29	16-058	Healthy Claims: Adjustment Database Inventory	Claims & Configuration	Advantage	Operational Excellence	Claims	2016-11-01	2017-08-10	Active	Triple-S	75%	Application Support Service	On Schedule	Execution/Monitoring	Nydia Ortiz	Verónica Miranda De León			On November 2016 there was a meeting between HIS and Claims and there were identified the requirements. On December it was informed by Eduardo Nieves the project is on hold because there is not a resource available for this project. On 03/02/17 there was a meeting between the business, BASA and Process Analyst to review what it is needed from the business side. On March 21, there was held a meeting with Iris Aponte and the BASA to discuss the project and the options provided by the BASA. The business requirements are supposed to be delivered on 04/05/17. On 04/05/17 the requirements were delivered. On 04/11/17 a meeting will take place with HIS to establish ETA's of the milestones. On 05/01/2017 HIS provided the timeline of the project with a due date of 08/10/17. On 05/24/17, Wilson Curbelo confirmed the programming begun.
30	17-011	Healthy Claims: CES Application Managed Services (AMS)	Network Management	Com/Adv/PSG	Clinical Excellence	Clinical Management	2017-02-01	2021-12-31	Active	Triple-S	90%	Application Support Service	On Schedule	Execution/Monitoring		Verónica Miranda De León			As os March 30th, we continue with the accesses situation for the Optum Team. The accesses were granted on 04/27/17. The First release (Cleanup) was configured on 04/27/17. The New Change Management Process was effective 04/24/17. Second Release to be configured on 05/12/17. The Second Release was configured on 05/12/17. Third Release is scheduled for 05/25/2017. On 05/25/17 the KB was implemented and on 05/26/17 it had to be rolled back because there were errors that stopped the adjudication process in TSA. It is planned to implement again the KB between Thursday June 3rd and June 5th.
31	16-052	HEDIS Vendor	Quality Assurance	Com/Adv/PSG	Grow The Core	Quality	2016-10-01	2017-06-30	Active	Triple-S	25%	Application Support Service	On Schedule	Execution/Monitoring	Pedro Aponte	Rafael Fonseca		[***]
32	16-025	Inpatient Value Care - Census Web Tool	Network Management	Com/Adv	Clinical Excellence	Clinical Management	2016-06-01	2017-05-05	Implemented	Not Required	Behind Schedule	Execution/Monitoring	Ivonne Vega	Elsie Malavé	600209	02.10 Intermedia is in the development phase. Expected completion date: 3/9/17.
01.09 Intermedia visited Triple-S (2 weeks) to discuss BRD, and develop work plan.
12.20 Decision made by Pedro Aponte to develop the new Census Web Tool with Intermedia vendor.
11.30 BRD discussed with Dra. Vega and Luis Medina on November 30th.
11.07 Team is discussing and gathering new requirements for the Census Web Tool. Meeting scheduled to be held on November 10th with Wovenware to discuss the new requirements.
10.27 Presented architecture technical design (interphases, feeds, new apps needed) to leaders for feedback and approval.
10.17 Started meetings with Architecture team to define the technical design of the best solution to be implemented by 4/1/17.
																			9.21 Wovenware submitted proposal to be evaluated by Triple-S.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
33	16-010	Inpatient Value Care - Compensation Model	Network Management	Com/Adv	Clinical Excellence	NW Management	2016-05-01	2017-05-05	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Dr. José Novoa	Marilia Torres	600209	[***]	06.09 Cardiovascular successhfully created cases in Census Management Tool. Need to perform end-to-end PRD Validation.

06.08 BASA and DAU gathering automated solution requirements to be sent to leaders for proper revision, and sent to Nagnoi to start development.

05.30 Tested employees and hospital login in PRD. These were successful.

05.24 PRD tasks were completed on May 19th. Errors in login are still being presented.

05.19 Completed UAT in QA environment. Operation signed AD400 approving the movement to PRD.

05.05 Completed QA installation and configuration. BASA tested, and results were not satisfactory.

04.28 Clinical area (identified users) performed testing in Development environment on April 21 - 22. Technical team working with the resolution of situations identified by operational area.

04.21 Cardiovascular and San Lucas Ponce were contracted with the new compensation model. TOC personnel started in Cardiovascular.

04.03 Contracting area needs to confirm the completion of the negotiations with the hospitals to proceed with the advanced payments.

03.20 Advanced payment approved by Finance, and shared with selected hospitals. PPN Communication Plan developed by Marketing.

02.27 Contracting area needs to have completed the hospital master contract, amendment, and advanced payment by the week ending on March 10th.

02.10 Hospital master contract and amendment have not been completed.

12.31 PPN hospital (% discount) configuration completed in both systems (HS and [***]).

12.20 Hospitals PPN - % of discount in perdiem negotiation completed by Contracting area. Pending to complete configuration in systems (HS & [***]).

12.15 Dorelisse Juarbe informed on December 12 that the IVC project budget was approved by the Board.

17

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
11.30 Juan Jose Roman approved the project budget on November 9th. Madeline Hernandez requested a change in scope. Contract three (3) hospitals as PPN with new compensation model, and contract five (5) hospitals with a perdiem discount (will not include Transition of Care). These hospitals will become the PPN on 1/1/17.
11.07 Second meeting with Juan Jose Roman scheduled to be held on November 9th.
10.31 Meeting held with Juan Jose Roman to present the model and receive project's budget approval.
10.11 Meetings held with Madeline Hernandez to discuss details regarding the initiative.
08.18 Leaders agreed to perform a pilot program in Mayaguez hospitals (West region). The initiative is divided in three buckets: Admitting Physician Program, Transition of Care, and new compensation model for hospitals.
07.14 Fico presented preliminar financial model to be revised by leaders.
06.03 Indicators have been identified, along with the measurement periods and data sources.
05.19 Met with PSG leaders to understand the hospital model implemented for certain hospitals within the Medicaid regions. Medicare Advantage leadership continues to develop the strategy.
04.29 Indicators for the compensation model are being discussed among leaders.

18

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
34	16-026	Inpatient Value Care - IP Professional Services Program	Network Management	Com/Adv	Clinical Excellence	NW Management	2016-07-01	2017-06-30	Active	Triple-S	75%	Application Support Service	Behind Schedule	Execution/Monitoring	Dorelisse Juarbe	Marilia Torres	600209	06.09 Nagnoi provided an updated timeline: July 24, 2017. DAU performing validations.
05.19 Nagnoi provided timeline. Estimated due date: June 30, 2017.
04.28 Server access situations resolved. Nagnoi to provide new project timeline.
04.21 Server completed on 4/17. Access granted to Nagnoi Consultants.
Nevertheless, Nagnoi is confronting situations to access the server.
04.03 Readmission Monitoring Report has been delayed due to dependency on HEDIS measures server.
03.20 PO granted to Nagnoi. Pending to grant access to HEDIS Server.
02.27 Nagnoi's SOW is in the process of being approved by Legal area.
02.10 Nagnoi submitted proposal on February 1, 2017 for the readmissions calculation. Contracting process has started.
12.31 Proposal (options previously discussed) submitted by Nagnoi is being evaluated by leaders.
12.20 Need to approve proposal with vendor to start the development of readmissions calculation for Admitting Physician and hospitals.
10.31 Configuration area completed creation of new fixed rates fee schedule for Admitting Physician, effective November 1, 2016.
10.28 Alianzas area completed orientations to Admitting Physicians about new compensation model.
10.10 Nagnoi sent proposal to Pedro Aponte for evaluation and determination.
09.26 Pedro Aponte requested proposal to Nagnoi for the calculation of the readmissions (gross & HEDIS).
																			09.30 Sent mailing (letters and amendments) to providers and corporations.
35		Inpatient Value Care - OnBase Integration	Network Management	Com/Adv	Clinical Excellence	NW Management	2017-02-01	2017-05-05	Active	Triple-S	75%	Application Support Service	Behind Schedule	Execution/Monitoring		Rafael Fonseca

19

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
36	16-048	Inpatient Value Care - Transition of Care (TOC)	Network Management	Com/Adv	Clinical Excellence	NW Management	2016-07-01	2017-05-05	Active	Triple-S	0%	Not Required	Behind Schedule	Execution/Monitoring	Dorelisse Juarbe	Marilia Torres	600209	05.19 Presentation of Census Management Tool provided to San Lucas Ponce Hospital on May 16th.
05.05 Coordination of Census Management Tool presentation to Cardiovascular hospital completed by A. Alejandro. Pending to confirm San Lucas Ponce hospital.
04.28 San Lucas Ponce hospital provided space for TOC personnel. Clinical area working with the arrangements to setup the TSS office.
04.21 TOC started on Cardiovascular hospital on the week of 4/3/17.
04.03 TOC personnel has been trained. An operational mock-up was performed on March 29 - 30. Dr. Novoa informed the staff will not start in the hospitals on 4/3/17.
03.20 TOC personnel has been recruited, and will be trained (VITAL, [***], HS, and operational process) the week of March 27th.
02.27 Clinical leaders met on Feb. 27 to discuss, and agree upon TOC operational model.
02.10 V2A will be supporting the implementation of the TOC model.
12.20 Decision made by leaders to implement VITAL platform for hospital revision and IP pre-authorizations processes.
																			08.31 Completed definition of the Transition of Care model.
37	17-007	Inpatient Value Care - VITAL for Hospital Revision and PA admissions	Network Management	Advantage	Clinical Excellence	Clinical Management	2017-01-03	2017-04-01	Implemented	Not Required	Behind Schedule	Execution/Monitoring	Marilia Torres	600209	06.09 BASA coordinated and held testing in DEV environment with clinical personnel.
04.03 TOC personnel can start to perform PA process from the hospitals since MA membership loaded in VITAL on 4/1/17. Hospital revision for MA line of business will start when the technical components are completed. Estimated date: 5/5/17.
03.20 PA VITAL workflow completed. Pending approval from Dalila Alonso. VITAL training was given to MA Nurses, and TOC training will be held on the week of March 27th.
02.27 Hospital revision workflow has been completed, pending to complete PA VITAL workflow.
																			02.13 Performing design system functionality (workflows, letters) for hospital revision process and pre-authorization.
38		Interqual Connect	Network Management	Com/Adv/PSG	Clinical Excellence	Clinical Management			Active	Triple-S	25%	Application Support Service	On Schedule	Planning	Dr. José Novoa	Elsie Malavé		[***]	Initial meetings with McKesson done during May 2017

20

 CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
39		MTM Report Automation (BCBS)	Quality Assurance	Advantage	Organizational Excellence	Compliance	2017-04-03	2017-12-31	Active	Triple-S	75%	Application Support Service	On Schedule	Planning	Jenny Cárdenas	Olga E. Molina			Manuel Mercado - Business Lead
40	16-053	OneTSA: Phase II (Extensions)	Corporate Strategy	Advantage	Operational Excellence	Business Intelligence	2016-10-01	2017-06-30	Active	Triple-S	25%	Application Support Service	On Schedule	Execution/Monitoring	Carmen González	Rafael Fonseca	600185	[***]	04/04/17 - This project will be worked in phases - Serena ID for Phase 1: CHG62575 - Serena ID for Phase 2: CHG63550
41	17-005	OneTSH	Corporate Strategy	Com/PSG	Operational Excellence	Business Intelligence	2017-05-01	2018-03-31	Active	Triple-S	25%	Application Support Service	On Schedule	Planning	Carmen González	Rafael Fonseca	600205	[***]
42	15-009	Performance Evaluation Application	Corporate Strategy	Advantage	Operational Excellence	TSH Finance	2015-05-01	2017-06-30	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Ivette Reyes	Rafael Fonseca	[***]	02/22/17: Project is Behind Schedule. We will be discussing a new Estimated Due Date in our next project meeting
																			It has a dependency on Project 15-010 (OneTSA Data Warehouse) and Project 15-011 (Capture all encounters from third parties). A new completion date needs to be established taking into account the completion of project 15-011. This will be discussed with both Project Sponsors.
43	17-006	PMO Portal	Corporate Strategy	Com/Adv/PSG	Organizational Excellence	Business Innovation	2017-01-01	2017-09-30	Active	Triple-S	25%	Application Support Service	On Schedule	Initiation	Pedro Aponte	Rafael Fonseca		[***]
44		Product & Risk Management Program	Corporate Strategy	Com/PSG	Grow The Core	Risk Management	2017-02-14	2017-12-31	Active	Triple-S	0%	Not Required	On Schedule	Planning		Olga E. Molina
45		Provider Data Optimization (Project Sunshine)	Network Management	Com/Adv/PSG	Operational Excellence	PCPs, Alianzas, IPAs	2017-04-19		Active	Triple-S	75%	Application Support Service	On Schedule	Initiation		Elsie Malavé
46	16-014	Providers' Portal: Care Coordination Request	Network Management	Com/Adv/PSG	Operational Excellence	PCPs, Alianzas, IPAs	2017-01-30	2017-12-31	On Hold	Triple-S	50%	Application Support Service	On Schedule	Initiation	Pedro Aponte	Elsie Malavé		[***]	This phase of the project has a dependency on the completion of Project 16-006 (Architecture and Security) which has an estimated due date of 06/30/16. We still need confirmation from Sponsor on when the Estimated Due Date for this project will be. In the meantime, date was changed from 05/31/16 to 12/31/16 so as to reflect a date which is aligned with its dependency.
47	16-007	Providers' Portal: Online Providers' Directory	Network Management	Advantage	Operational Excellence	NW Management	2016-02-01	2017-06-30	Active	Triple-S	50%	Application Support Service	Behind Schedule	Execution/Monitoring	Dorelisse Juarbe	Elsie Malavé	[***]	08.23 Project transitioned to Elsie Malave. The project was in Planning phase.
08.18 Project is in process of being transition to new PM, Elsie Malave. Marilia will completed the pending tasks for the Online Directory - monthly refresh process.
07.18 Met with Fernando and Jomar to discuss the project's implementation approach based on SCRUM.
07.06 Project team working to automate directory's extraction from HS, and start programming the requirements for the new directory.
06.13 Online Directory was updated on June 13th
04.29 Consultant is working with the long-term solution requirements to be presented to Project Sponsor.
																			03.31.16 Working with Online Directory - short term solution. Issues with data, and providers configuration in HealthSuite have been identified, and are being revised by DAU, Consultant, and Quality Operations Director.

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
48	16-006	Providers' Portal: Portal Reengineering	Network Management	Advantage	Operational Excellence	NW Management	2016-01-30	2017-05-05	Implemented			Not Required	Behind Schedule	Execution/Monitoring	Pedro Aponte	Elsie Malavé		[***]	5.31.17 - Implemented as part of Phase I IVC Applications
49	17-003	[***] Optimization	Claims & Configuration	Com/PSG	Operational Excellence	Configuration	2017-02-01	Active	Triple-S	50%	Application Support Service	On Schedule	Planning	Carmen González	Annette Rivera	600206	[***]	6/9/2017
Completed Tasks:
1. Conference Call with [***] to discuss project scope, timeline, Team Structure
2. [***] PM identification (Ryan Morse)
3. [***] Optimization new lead (Karen González)

Pending Tasks:
1. Internal review of the custom codes
																			2. Project Plan approval by [***]
50	16-013	RightFax/OnBase Integration	Network Management	Advantage	Clinical Excellence	Clinical Management	2016-05-02	2017-03-31	Implemented	Not Required	On Schedule	Execution/Monitoring	Ivonne Vega	Elsie Malavé	[***]	03/27/17 - Internal testing completed in development environment and training taking place today.
09/16/16 - Vendor proposal submitted to business owners for approval and out of budget requisition form requested.m
08/26/16 - Project was transitioned to Elsie
Currently working on Scope definition and defining current processes for Case Management, Pre-Auth and Hospital Discharge.  As of today, budget reflects only the phase of analysis.  Upon approval of solution, requirements and scope definition, Vendor (DSP) will give us the quote for the entire project.  In addition, the Due Date for this project is yet to be established.  It will depend on the scope and requirements definition.
																			10-11-16 - Currently in process of documenting the "to be" process.
51	16-038	Seamless Transition	Prospect Management	Advantage	Operational Excellence	Marketing	2016-07-01	2017-06-02	On Hold	Triple-S	50%	Application Support Service	Alert	Execution/Monitoring	Ivette Reyes	Annette Rivera			Pending ASES approval.
52	16-049	Sharepoint Collaboration Sites: Phase 1 TSA Finance	Corporate Strategy	Advantage	Organizational Excellence	TSH Finance	2016-07-01	2017-12-31	On Hold	Triple-S	50%	Application Support Service	On Schedule	Planning	Ivette Reyes	Rafael Fonseca	[***]	02/16/17 - Put On Hold until Dagmarie talks to Ivette and decide if she continues with project lead and if there is going to be an impact on project due to changes in Organization Structure
																			As discussed with Dagmarie, project was pushed back from 12/31/16 to 03/31/17.

22

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#	Project ID	Project Name	Cluster	Line of Business	Pillar	Department	Start Date	Estimated Date	Status	Project Owner	Optum Involvement	Supplier Activity Category	Health	Phase	Sponsor	Project Manager	Cuenta SAP	Budget	Notes
53		Social Security Number Removal Initiative (SSNRI)	Prospect Management	Com/Adv		Enrollment									Ivette Reyes	Annette Rivera
54	17-016	Support Implementation of New Credentialing Process	Network Management	Com/Adv/PSG	Organizational Excellence	NW Management	2017-04-03	2017-06-01	Active	Triple-S	25%	Application Support Service	On Schedule	Execution/Monitoring	Dr. José Novoa	Elsie Malavé
55		TSA IVR Population Log	Customer Management	Advantage	Organizational Excellence	Customer Service	2017-06-01	2017-10-31	Active	Triple-S	50%	Application Support Service	On Schedule	Initiation		Terrako Stallings
56		TSS Overpayment	Claims & Configuration	Comercial	Operational Excellence	Claims	2016-11-18	2018-11-15	Active	Triple-S	90%	Application Support Service	On Schedule	Planning		Verónica Miranda De León			This is a key initiative for TSS for their 11M by 12/31/17 goal. The Project's Due date is 11/15/18, although 11/14/17 is the date to begin the recouping. On 05/26/17, the credentials to the Optum team were granted and sent to them, as of 05/31/17 we are waiting on confirmation that they could accessed [***].
57	VAM Appeals and Grievances Application Commercial LOB	Customer Management	Comercial	Operational Excellence	Grievances & Appeals	2017-05-16	2017-07-28	Active	Triple-S	25%	Application Support Service	On Schedule	Initiation	Pedro Aponte	Terrako Stallings	BRD Request made to Tri S, pending date selection,
Letters have been submitted , actual go live date is TBD pending on site meeting with Vedor Beacon
5.19.17, Pending review of automatinn and requirements
5.19.17 Provide policy and procedures that would require custom case type and categories to support Medicaid specific cases/guidelines.
Provide the user list with roles
Create files for the Medicaid Members, providers and claims
Provide custom workflows to support Medicaid
Identify any specific reporting required.
5.24.17  Template issues reported to Beacon
5.26.17 Beacon PM change to Imari Triplett
																			5.31.2017 Pending follow from Beacon on Templates and Timline
58	15-005	WIPRO: Broker 360	Prospect Management	Advantage	Grow The Core	Sales	2015-04-15	2017-03-31	Active	Triple-S	25%	Application Support Service	Behind Schedule	Execution/Monitoring	Gustavo Pérez	Rafael Fonseca	600148	[***]	Broker 360 will run parallel for two month after M360 Go Live Pending Test Environment Availability. This is a cloud-based solution.

23

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Office of the CIO

Project Portfolio

														[***]
#	Project Name	Line of Business	Pillar	Supplier Activity Category	Start Date	Estimated Date	Days to Complete	Status	Health	Phase	Project Owner	Optum Involvement	Project Coordinator	Budget	Notes
1	Buzz Contracting	Corporate	Organizational Excellence	BAU Activity	5/1/2017	8/1/2017	-98	Active	On Schedule		NA
2	DR Test TSA 2017	Corporate	Organizational Excellence	BAU Activity	5/1/2017	7/30/2017	-100	Active	On Schedule	Execution/Monitoring	NA (Completed)		Richard Gonzalez	[***]
3	DR Test GTS 2017	Corporate	Organizational Excellence	BAU Activity	5/1/2017	7/10/2017	-120	Done	On Schedule		Triple-S	70%
4	DR 2.0 (Azure)	Corporate	Organizational Excellence	Not Required	5/1/2017	9/30/2017	-38	Active	On Schedule	Planning	Triple-S	90%	Jose Luis Ramirez	[***]
5	Intranet	Corporate	Operational Excellence	Special Infrastructure Project	5/1/2017	9/30/2017	-38	Active	On Schedule	Contracting	Triple-S	10%	Zaira Vallenilla	[***]
6	Strat Plan	Corporate	Organizational Excellence	Not Required	5/1/2017	8/30/2017	-69	Active	On Schedule	Planning	Triple-S	30%	Zaira Vallenilla	[***]
7	M&A	Corporate	Organizational Excellence	Not Required	5/1/2017	12/31/2017	54	Active	On Schedule		Triple-S	Special Project
8	InfoTech Rersearch	Corporate	Operational Excellence	Not Required	5/1/2017	6/1/2017	-159	Active	Behind Schedule	In Signature	Triple-S	0%	JJ Diaz	[***]

							Less than 60 days		Completed Total
							8		0

24

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Service Management

Project Portfolio

Thursday, August 31, 2017

											[***]
#	Project Name	Supplier Activity Category	Start Date	Estimated Date	Days	Status	Health	Phase	Project Owner	Optum Involvement	Project Coordinator	Budget	Notes
1	Symantec Endpoint Encryption	BAU Activity	5/1/2017	7/30/2017	90	Active	On Schedule		Optum	100%
2	MacAfee Agent	BAU Activity	5/1/2017	7/30/2017	90	Active	On Schedule		Optum	100%
3	Horizon VDI implementation on Telemedik	Special Infrastructure Project	5/1/2017	5/30/2017	29	Active	On Hold	Execution/Monitoring	Optum	100%
4	Horizon VDI implementation on BPO	Special Infrastructure Project	5/1/2017	5/30/2017	29	Active	Behind Schedule		Optum	100%
5	VDI Pools as Instant Clones for TSS Clients	Special Infrastructure Project	5/1/2017	6/30/2017	60	Active	On Schedule	Execution/Monitoring	Optum	100%		[***]
6	AirWatch Implementation	Special Infrastructure Project	5/1/2017	7/31/2017	91	Active	On Schedule		Optum	100%
7	TSC Transformation Initiative	Not Required	5/1/2017	12/30/2017	243	Active	On Schedule	Execution/Monitoring	Optum	100%		[***]
8	Windows 10 / IE 11	BAU Activity	5/1/2017	12/31/2017	244	Active	On Schedule		Optum	100%
9	Move KMS Service to another Server	Not Required	5/1/2017	6/30/2017	60	Active	On Schedule		Optum	100%
10	MDT update on the new server	BAU Activity	5/1/2017	6/30/2017	60	Active	On Schedule		Optum	100%
11	Citrix Platform Elimination	Special Infrastructure Project	5/1/2017	12/30/2017	243	Active	On Schedule	Planning	Optum	100%
12	Audio Visuals Project	BAU Activity	5/1/2017	9/30/2017	152	Active	On Schedule		Triple-S	80%
13	IT Asset Management (CMDB)	Not Required	5/1/2017	6/30/2017	60	Active	Behind Schedule	Execution/Monitoring	Optum	100%
14	CAP - Hardening Guidelines	BAU Activity	5/1/2017	9/30/2017	152	Active	On Schedule		Triple-S	90%
	SERVICE MANAGEMENT				0	Active		Planning				[***]
15	Healthy Claims (7 Initiative) (desktop level)	BAU Activity	1/1/2017	12/30/2017	363	Active	On Schedule	Planning	Triple-S	90%		[***]
16	Mainframe PhaseOut	Not Required	1/1/2017	6/30/2017	180		On Schedule		Triple-S	20%
17	SLA's	Not Required	1/1/2017	12/30/2017	363		On Schedule		Triple-S	50%
18	AHM Domain Migration	BAU Activity	1/1/2017	6/30/2017	180		On Schedule		Optum	100%
19	TSA B2B's Automation Process	Not Required	1/1/2017	12/31/2017	364	Active	On Schedule	Operational	Optum	100%
20	MA - [***] Migration	Special Infrastructure Project	5/1/2017	12/30/2017	243	Active	On Schedule		Triple-S	100%
21	[***] Upgrade	BAU Activity	1/1/2017	5/30/2017	149	Active	On Schedule		Optum	100%
22	Impatient Value Care	Special Infrastructure Project	1/1/2017	12/31/2017	364	Active	On Schedule		Triple-S	80%
23	O365 OnBoarding 2	Special Infrastructure Project	6/1/2017	11/30/2017	182	Active	On Schedule		Optum	100%
	ECM (Onbase Related)				0
24	Bienvenido Project	Special Infrastructure Project	1/1/2017	4/30/2017	119		Behind Schedule		Triple-S	80%
25	TSP OnBase Upgrade	BAU Activity	3/1/2017	6/30/2017	121		On Schedule		Triple-S	80%
26	TSV OnBase Upgrade	BAU Activity	2/1/2017	4/30/2017	88		Behind Schedule		Triple-S	80%
27	Alchemy migration to OnBase	Special Infrastructure Project	3/1/2017	7/31/2017	152		On Schedule		Triple-S	80%
28	Unisys migration to OnBase	Special Infrastructure Project	3/1/2017	7/31/2017	152		On Schedule		Triple-S	80%
29	Delta C Project	Special Infrastructure Project	3/1/2017	6/30/2017	121		On Schedule		Triple-S	80%
	SALUS				0
30	SALUS Integration Plan	Not Required	1/1/2017	12/31/2017	364		On Schedule		Triple-S	10%
31	Domains Transfer to TSM	Not Required	1/1/2017	6/30/2017	180		On Schedule		NA - completed
32	TRA Contract	Not Required	1/1/2017	6/30/2017	180		On Schedule		Triple-S	0%
33	NeoMed Contract	Not Required	1/1/2017	6/30/2017	180		On Schedule		Triple-S	0%
34	QA Environments Preparation	BAU Activity	5/1/2017	9/30/2017	152		On Schedule		Optum	100%
35	Ricoh Scan to Folder	BAU Activity	1/1/2017	6/30/2017	180		On Schedule		Optum	100%
36	LAB Integration with NeoMEd	BAU Activity	5/1/2017	9/30/2017	152		On Schedule		Triple-S	10%
37	CMS CT Rules NEMA XR-29 Standards Compliance	?	4/1/2017	6/30/2017	90		On Schedule		Triple-S	10%
38	New Radiology Modality (Digital Radiology)	Special Infrastructure Project	4/1/2017	6/30/2017	90		On Schedule		Triple-S	10%
39	UNE Salus Integration	Special Infrastructure Project	5/1/2017	9/30/2017	152		On Schedule		Triple-S	40%
					Less than 60 days
					9

	Row Labels
	Aida Martinez
	Angel Nazario
	Angel Pagan
	C Garcia
	Cynthia Robles
	Damarie Velez
	Damaris Massa
	David Rivera
	Francisco Granados
	Ivan Rodriguez
	Jorge Bosch
	Jose Ramirez
	Juan Sepulveda
	Miguel Barreto
	Monica Oliveras
	Rinaldo Perez
	Grand Total

25

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Operations

Project Portfolio
Thursday, August 31, 2017

#	Project Name	Line of Business	Pillar	Supplier Activity Category	Start Date	Estimated Date	Column1	Status	Health	Phase	Project Owner	Optum Involvement	Responsible	Project Coordinator	Budget	Notes
1	O365	Corporate	Organizational Excellence	Special Infrastructure Project	5/1/2017	7/30/2017	90	Active	Behind Schedule		Optum	100%	Hector Rodriguez
2	Firewall Implementation	TST	Operational Excellence	BAU Activity	5/1/2017	6/30/2017	60	Active	On Schedule		Optum	100%	Richard Gonzalez
3	Storage Upgrade	TST	Operational Excellence	BAU Activity	5/1/2017	4/30/2017	-1	Active	Behind Schedule		Optum	100%	Richard Gonzalez
4	LAN	TST	Grow The Core	BAU Activity	5/1/2017	6/30/2017	60	Active	On Schedule		Triple-S	70%	Richard Gonzalez	[***]
5	WAN	Corporate	Organizational Excellence	BAU Activity	5/1/2017	4/30/2017	-1	Active	On Schedule		Triple-S	70%	Cynthia Robles	[***]
6	Backup Implementation	TST	Organizational Excellence	Special Infrastructure Project	5/1/2017	6/30/2017	60	Active	Behind Schedule		Optum	100%	Jose Luis Ramirez
7	Health Suite / [***] Migration	Corporate	Organizational Excellence	Special Infrastructure Project	5/1/2017	9/30/2017	152	Active	Behind Schedule		Optum	100%	Hector Rodriguez
8	AIX to 3PAR integration	Corporate	Organizational Excellence	BAU Activity	5/1/2017	6/30/2017	60	Active	On Schedule		Optum	100%	Richard Gonzalez
9	Upgrade AIX and Health Suite	TST	Organizational Excellence	BAU Activity	5/1/2017	6/30/2017	60	Active	Behind Schedule		Optum	100%	Jose Luis Ramirez
10	SnapShots utilization	TST	Organizational Excellence	BAU Activity	5/1/2017	7/30/2017	90	Active	Behind Schedule		Optum	100%	Jose Luis Ramirez
11	Micro segmentation	Corporate	Organizational Excellence	?	5/1/2017	7/30/2017	90	Active	On Schedule		Optum	100%	Hector Rodriguez
12	VDI Improvements	Corporate	Organizational Excellence	Special Infrastructure Project	5/1/2017	7/30/2017	90	Active	On Schedule		Optum	100%	Jose Luis Ramirez
13	Informatica	TST	Organizational Excellence	Special Infrastructure Project	5/1/2017	9/30/2017	152	Active	On Schedule		Optum	100%	Jose Luis Ramirez
14	MF Sunset	Corporate	Organizational Excellence	Not Required	5/1/2017	6/30/2017	60	Active	Behind Schedule		Optum	100%	Jose Luis Ramirez
							Less than 60 days
							8

	Row Labels	Count of Responsible
	Jose Ramirez	1
	Richard Gonzalez	3
	Victor Rivera	1
	Rinaldo Perez	5
	Grand Total	10

26

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Security

Project Portfolio
Thursday, August 31, 2017

													[***]
#	Project Name	Line of Business	Pillar	Start Date	Estimated Date	Status	Supplier Activity Category	Health	Phase	Project Owner	Optum Involvement	Project Coordinator	Budget	Notes	Column1
1	SOC2	Corporate	Organizational Excellence	5/1/2017	7/30/2017	Active	BAU Activity	On Schedule	Planning	Triple-S	10%				90
2	CAP	Corporate	Operational Excellence	5/1/2017	6/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	10%				60
3	HighTrust	Corporate	Operational Excellence	5/1/2017	6/30/2017	Active	Not Required	Behind Schedule	Execution/Monitoring	Triple-S	10%				60
4	McCafee	TST	Grow The Core	5/1/2017	6/30/2017	Active	Special Infrastructure Project	On Schedule		Triple-S	75%				60
5	NAC	Corporate		5/1/2017	6/30/2017	Active	Special Infrastructure Project	Behind Schedule		Triple-S	90%				60
6	SIEM (Qradar)	Corporate		5/1/2017	6/30/2017	Active	Not Required	Behind Schedule		Triple-S	TBD				60
7	Data De-identification	Corporate		5/1/2017	6/30/2017	Active	Special Infrastructure Project	Behind Schedule		Triple-S	TBD				60
8	Azure Security	Corporate		5/1/2017	8/30/2017	Active	Not Required	On Schedule		Triple-S	TBD				121
9	Firewall Security	Corporate		5/1/2017	6/30/2017	Active	Not Required	On Schedule		Triple-S	TBD				60
10	CyberArk	Corporate		5/1/2017	8/30/2017	Active	Not Required	On Schedule		Triple-S	TBD				121
11	Phisme	Corporate		5/1/2017	8/30/2017	Active	Not Required	On Schedule		Optum	100%				121
12	Intune	Corporate		5/1/2017	8/30/2017	Active	Not Required	On Schedule		Optum	100%				121
							BAU Activity								Less than 60 days
							Special Infrastructure Project								7
							Application Support Service
	Row Labels	Count of Responsible
	Rene Rivera	3
	Vincent DeHoyos	17
	Juan Orfila	1
	Grand Total	21

27

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Compliance

Project Portfolio
Thursday, August 31, 2017

													[***]
#	Project Name	Line of Business	Pillar	Start Date	Estimated Date	Status	Supplier Activity Category	Health	Phase	Project Owner	Optum Involvement	Project Coordinator	Budget	Notes	Column1
1	HHS-OCR CAP	Corporate	Compliance	5/1/2017	8/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	TST Management			121
2	SOX Qtr. Certification	Corporate	Compliance	5/1/2017	8/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	Corporate			121
3	LexisNexis roles revision and re-training	Corporate	Operational Excellence	5/1/2017	8/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	Corporate			121
4	CMS-HEDIS File Change Request	Corporate	Compliance	5/1/2017	8/30/2017	Active	Not Required	On Schedule	Execution/Support	Triple-S	0%	TSS Compliance			121
5	Investigation of possible breach. (various)	Corporate	Compliance	5/1/2017	4/30/2017	Done	Not Required	On Schedule	Execution/Support	Triple-S	0%	TSS Compliance		This is an on-going activity	-1
6	APS / PSG ASES monthly system availability	Corporate	Compliance	5/1/2017	4/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	TSS Compliance		This is an on-ging activity	-1
7	OFAC numerous vendor verification	Corporate	Compliance	5/1/2017	4/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	TSS Compliance		This is an on-gonig activity	-1
8	Termination control monitoring	Corporate	Compliance	5/1/2017	4/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	TST Compliance		This is an on-goning activity	-1
9	Assets inventory initiative	Triserve	Operational Excellence	5/1/2017	8/30/2017	Active	Not Required	Behind Schedule	Execution/Monitoring	Triple-S	0%	TST Compliance		This activity depends on the imlpementation of the ME	121
10	BC strategy re-define	Corporate	Operational Excellence	5/1/2017	8/30/2017	Active	Not Required	On Schedule	Execution/Monitoring	Triple-S	0%	Corporate		This is an on-going activity	121
11	CMS User certification process	Corporate	Compliance	5/1/2017		Done	Not Required	On Schedule	Execution	Triple-S	0%	TST Compliance			-42856
12	Privacy Organization Model (POM) participation and scope definition	Corporate	Compliance	5/1/2017		Active	Not Required	On Schedule	Execution/Support	Triple-S	0%	TST Compliance			-42856
13	Compliance 360 document popullation for retention	Corporate	Compliance	4/1/2017		Active	Not Required	On Schedule	Execution	Triple-S	0%	TST Compliance			-42826
14	O365 OnBoarding II - Triple-S - EMS	Corporate	Compliance	6/26/2017		Active	Not Required	On Schedule	Execution/Support	Triple-S	0%	Corporate			-42912
15	Access certifications monitoring, follow-up and direct assistance to past-due transactions.	Corporate	Compliance	6/12/2017		Done	Not Required	On Schedule	Execution	Triple-S	0%	Corporate			-42898

														Less than 60 days	4
		Row Labels	Count of Responsible
	0	Luis Garcia	17
		Grand Total	17

28

Schedule Q

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE Q

Supplier Affiliates

Schedule Q	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE Q

SUPPLIER AFFILIATES

1.	Introduction

With reference to Section 6.6 (Subcontracting) of the General Terms and Conditions, this Schedule Q (Supplier Affiliates) identifies the Supplier Affiliates who, as of the Effective Date, are Approved Subcontractors for the purposes of the Agreement, and with respect to the SOW and Functions that each such Supplier Affiliate is authorized to perform as set forth below.

2.	Supplier AFFILIATES

Ref #	Supplier Affiliate	Corporate Address	SOW(s) & Business Process(es)	Approved Functions
1	United Healthcare Parekh Insurance TPA Private LTD	Millennium Plaza Unit No 504, 5th floor, Tower “B”,Sector-27, Sushant Lok, Gurgaon, Haryana- 122002	SOW 1 Claims	Claims

  Triple-S / Supplier Confidential

Schedule R

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE R

APPROVED SUBCONTRACTORS

Schedule R	Triple-S / Optum Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

schedule R

APPROVED SUBCONTRACTORS

1.	INTRODUCTION

With reference to Section 6.6 (Subcontracting) of the General Terms and Conditions, this Schedule R identifies the Subcontractors as of the Effective Date who are Approved Subcontractors for the purposes of the Agreement, and the Functions that each Subcontractor is authorized to perform as set forth below. The Parties agree that during the sixty (60) days after the Effective Date, Supplier will identify the Approved Subcontractors that access Triple-S Data and will determine the facility address from which the Approved Subcontractors will provide Services for purposes of Section 6.6 of the General Terms and Conditions.

2.	APPROVED SUBCONTRACTORS

Approved Subcontractor	Corporate Address / Service Facility Address	Service Tower	Approved Functions	Triple-S Data Access? (Y/N)
[***]	[***]	IT Infrastructure	ITSM Asset Management Change Management Incident Management Workflow Management	Y

[***]	[***]	IT Infrastructure	Data Encryption	N

[***]	[***]	IT Infrastructure	OS and Application packaging and automation Patch management Configuration management	N

Triple-S / Optum Confidential

Schedule S

CONFIDENTIAL TREATMENT REQUESTED

FINAL EXECUTION VERSION

  CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE S

SUPPLIER SOFTWARE AND SUPPLIER TOOLS

Schedule S	Triple-S / Optum Confidential

CONFIDENTIAL TREATMENT REQUESTED

Schedule S

 Supplier Software adn Supplier Tools

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Explanation of Columns in Software Tab and Tools Tab
Column	Explanation
Service Tower	Identifies the Service Tower(s) for which the Software / Tool will be used
Software / Tool Name	Provides the name of each Software product / Tool
Description / Purpose	Provides high level description of the Software product / Tool and its purpose
Owned by Supplier or Third Party	Identifies whether the Software / Tool is owned by Supplier or a third party (if third party, identify such party)
Existing Triple-S Software / Tool	Identifies whether the Software / Tool is currently licensed by Triple-S
Type of License	Describes the way in which each Software product / Tool is licensed (Single user, CPU, core etc.)
Number of Licenses Supplier Requires	Identifies the number of licenses Supplier requires for each applicable Service Tower
Incremental Hardware Needed	Identifies the need for additional hardware that Triple-S will need to purchase in order to host the Software / Tool that Supplier will provide
Triple-S Right to Access / Use	Identifies whether Triple-S has the right to access and use the Software / Tool
Triple-S Software / Tool Replaced by Supplier Software / Tool (if any)	Identifies any Software / Tool used by Triple-S that will be replaced by Supplier's Software / Tool

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED

Schedule S

 Supplier Software adn Supplier Tools

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
ITO - SUPPLIER SOFTWARE AND TOOLS
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
BPO CLAIMS - SUPPLIER SOFTWARE AND TOOLS
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Triple-S / Supplier Confidential

Schedule T

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE T

BACKGROUND CHECKS

Schedule T	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE T

BACKGROUND CHECKS

1.	INTRODUCTION

This Schedule T (Background Checks) describes Triple-S’s requirements for all Supplier Personnel (including Subcontractors, independent contractors and representatives) that will be providing any of the Services to Triple-S. These requirements are in addition to the screening required under Schedule W (Flow-Down Requirements).

2.	SCREENING AND BACKGROUND CHECKS

(a)	Subject to the terms of this Section 2, Supplier shall, at no additional expense to Triple-S, complete, or have a third party complete, background checks for all Supplier Personnel (“Background Checks”).

(b)	The Background Checks described in this Section 2 shall be completed before, or performed promptly following, the assignment of such Supplier Personnel to Triple-S’s account, but in no event more than thirty (30) days after such assignment. No Supplier Personnel providing Offshore Services will be permitted to access Personally Identifiable Information or Protected Health Information until they have successfully passed the Background Checks.

(c)	For Supplier Personnel based in the United States, Background Checks shall include a county, state, and federal criminal search (seven (7) years based upon residence and employment for all crimes). Supplier shall search criminal records in each county the individual has lived in based on results obtained from a SSN trace, employment history, and education history verifications. Supplier’s search parameters shall include all counties of residence (up to a maximum of ten (10) most recent counties), employment, and school attendance for the applicable time periods set forth above. Any individual whose Background Check reveals a job-related felony conviction, including crimes of dishonesty and of a violent nature, may not be engaged as Supplier Personnel without written approval from a vice president or higher of human resources at Triple-S. The Background Checks shall also include a determination as to whether the person has been listed on the Department of Treasury Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List as an individual with whom U.S. persons are prohibited from engaging in transactions. Supplier shall perform an updated felony Background Check annually on any Supplier Personnel who is assigned to perform Services under this Agreement.

(d)	Supplier shall also screen Supplier Personnel based in the United States to determine whether the person has been excluded from, or is otherwise ineligible for, participation in any federal health care program or is debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any federal department or agency. Any matches of Supplier Personnel to the FACIS Level 3 (includes OIG/GSA/Healthcare Fraud) database must be investigated and if it is determined that any Supplier Personnel is listed in the FACIS Level 3 database, that Supplier Personnel must be removed from work under the Agreement immediately. Additionally, Supplier shall confirm on a monthly

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule T
Background Checks

basis that no Supplier Personnel based in the United States is listed on the federal contractor exclusion list. Records of such checks on all Supplier Personnel must be retained for a minimum of ten (10) years. Supplier agrees to comply with applicable federal suspension and debarment regulations, including, but not limited to 7 CFR Part 3017, 40 CFR Part 32, or 34 CFR Part 85. Supplier certifies to the best of its knowledge and belief that it and its principals:

(i)	Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any federal department or agency;

(ii)	Have not within a three (3) year period preceding this Agreement been convicted of commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (federal, state or local) transaction or contract under a public transaction; violation of federal or state antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property;

(iii)	Are not presently indicted for or otherwise criminally charged by a governmental entity (federal, state or local) with commission of any of the offenses enumerated in Section 2(d)(ii) herein;

(iv)	Shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under federal regulations (i.e., 48 CFR 9, subpart 9.4), debarred, suspended, declared ineligible, or voluntarily excluded from participation in such transaction, unless authorized by the State; and

(v)	Shall promptly report any change in the above status to Triple-S.

(e)	For Supplier Personnel based outside of the United States (i.e., Offshore), to the extent permitted under local law, pre-employment Background Checks shall include a search of local and/or global databases for criminal records, using available, government sanctioned, electronic databases, and the local police station or similar jurisdiction in the country where the individual currently lives, for the previous seven (7) years, as well as the following checks :

(i)	Professional certifications verifications (only highest certification verified if required for the provision of Offshore Services);

(ii)	Education (if applicable);

(iii)	Valid ID or passport; and

(iv)	Address verification.

Any individual whose Background Check reveals a job-related felony conviction, including crimes of dishonesty and of a violent nature, may not be engaged as Supplier Personnel without written approval from a vice president or higher of human resources at Triple-S. The Background Checks shall also include a determination as to whether the

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule T

Background Checks

person has been listed on the Department of Treasury Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List as an individual with whom U.S. persons are prohibited from engaging in transactions.

(f)	Supplier shall contact current and previous employers to verify employment as set forth below. Based on each company’s individual disclosure policy, Supplier shall confirm employment dates and title.

(i)	For Supplier Personnel based in the United States, Supplier shall contact two (2) current and previous employers to verify employment.

(ii)	For Offshore Supplier Personnel, Supplier shall contact either three (3) current and previous employers or current and previous employers covering the past five (5) calendar years.

(g)	Supplier shall contact the academic institution for verification of the highest degree or verification of the most significant academic event reported by the individual. This may include GED, high school diploma, college or advanced degree verification.

(h)	For those positions requiring specific licenses (MD, RN, etc.), the Background Check shall validate that the professional license is active and valid.

(i)	Subject to applicable Law, Supplier must be able to prove to Triple-S’s satisfaction that all Supplier Personnel located in the United States have completed and passed a third party urine drug screening test prior to the first day of his or her assignment at Supplier. Supplier is responsible for ensuring that such Supplier Personnel have signed any necessary consent forms or authorizations required for the drug screen, and has completed the drug screen within the required number of days before the employment start date. Drug testing performed as part of the Background Check shall consist of a Five (5) Panel Drug Screen which tests for:

(i)	Amphetamines (including Methamphetamine, “Crystal Meth”);

(ii)	Cannabinoids (THC, Marijuana);

(iii)	Cocaine;

(iv)	Opiates (Codeine, Morphine, Heroin, Oxycodone, Vicodin, etc.); and

(v)	Phencyclidine (PCP).

Supplier Personnel will not be subjected to random urine drug testing, nor will they have to re-test during the course of employment.

(j)	Results of Background Checks and drug testing will remain Supplier’s Confidential Information and will not be provided to Triple-S, but any negative or questionable Background Check or drug test of personnel will require Supplier to remove or not assign such personnel to provide Services under this Agreement, provided this action is not in

  Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule T

Background Checks

contradiction of the Americans with Disabilities Act of 1990. Supplier represents and warrants that it complies with applicable laws regarding drug use in the workplace.

(k)	In the event that the background investigation of professional certifications results in a finding that disqualifies the Supplier Personnel from performing Services under this Agreement, Supplier shall remove the Supplier Personnel from providing services to Triple-S.

(l)	Supplier shall provide documentation and cooperation as requested by Triple-S to respond to state or federal agency inquiries regarding the authorization of Supplier Personnel to work in the United States, as applicable. Supplier further agrees to provide certification of compliance with this Schedule T to Triple-S upon written request.

(m)	Supplier represents and warrants that all Background Checks as specified in this Schedule T shall be conducted in accordance with and comply with applicable Law, including, without limitation, the Fair Credit Reporting Act, the Patient Protection and Affordability Care Act, and the Notice to Users of Consumer Reports as revised by the Consumer Financial Protection Bureau.

  Triple-S / Supplier Confidential

Schedule U

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTED VERSION

Offshore Subcontractor Attestation

Backgroud:

Business Associates (BA) using offshore employees or subcontractors (first tier, downstream and related entities) that will requires access to beneficiary protected health information (PHI), are require to provide TSS with specific offshore subcontractor information. Business Associates (BA) must complete this attestation regarding protection of beneficiary protected health information (PHI). Offshore contractors are organizations operating in any country that is not one of the 50 United States or one of the United States Territories (American Samoa, Guam, Northern Marianas, Puerto Rico, and the Virgin Islands) that have contracted either directly with a Part D organization or with one of its downstream subcontractors.

Business Associate using offshore subcontractors or Business Associates that have offshore operation to perform services delegated by the covered entity, must submit one attestation for each offshore subcontractor or location that the organization has engaged to perform the contracted services that involves receiving, processing, transferring, handling, storing, or accessing protected health information (PHI).

Part I. Contractor Information

*Covered Entity’s Contractor Name:

*Contractor Contact Person:

*Contractor Contact Person contact information (Email and phone number)

*Describe Contractor Services:

*Please confirm if you have contracted offshore vendor/s to perform services to the Covered Entity.

Note:

If the response to the previous question is affirmative please complete the attestation (Part 2 to Part 6) and provide all the require documentation in order to demonstrate the effectiveness of the controls implemented regarding protection of beneficiary PHI

 1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTED VERSION

If your organization does not have offshore employees neither entered in a contractual relationship with any offshore vendor to perform services to the Covered Entity. Please certify the following statement with your signature and submit the signed copy to the following email address: lpadilla@sssadvantage.com

Attestation

I (contractor contact person name), certify that (contractor name) does not have offshore employees neither contracted any offshore vendor to perform services to the Covered Entity. (Contract vendor) under no circumstance is allowing offshore employees or vendor to access, receive, process, transfer handle or storing beneficiaries PHI.

(Contractor Contact Person Name)	Date
(Contractor Name)

Part 2. Offshore Subcontractor Information

*Offshore Subcontractor Name:

*Offshore Subcontractor Country:

*Offshore Subcontractor Address:

*Describe Offshore Subcontractor Functions:

*State Proposed or Actual Effective Date for Offshore Subcontractor:

Part 3. Precautions for Protected Health Information (PHI)

*Describe the PHI that will be provided to the Offshore Subcontractor:

 2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTED VERSION

*Discuss why providing PHI is necessary to accomplish the Offshore Subcontractor objectives:

*Part 4. Contractor Attestation

Instructions:

Please respond “Yes” or “No” to the following questions.

Attestation of Safeguards to Protect Beneficiary Information in the Offshore Subcontract

Item	Attestation	Response
I.1.	Offshore subcontracting arrangement has policies and procedures in place to ensure that Medicare beneficiary protected health information (PHI) and other personal information remains secure.	☐ ☒	Yes No
I.2.	Offshore subcontracting arrangement prohibits subcontractor’s access to Medicare data not associated with the sponsor’s contract with the offshore subcontractor.	☐ ☒	Yes No
I.3.	Offshore subcontracting arrangement has policies and procedures in place that allow for immediate termination of the subcontract upon discovery of a significant security breach.	☐ ☒	Yes No
I.4.	Offshore subcontracting arrangement includes all required Medicare Part C and D language (e.g., record retention requirements, compliance with all Medicare Part C and D requirements, etc.)	☐ ☒	Yes No

Attestation of Audit Requirements to Ensure Protection of PHI

Item	Attestation	Response
II.1.	Do you conduct annual audit of the offshore activity and subcontractor.	☐ ☐	Yes No
II.2.	Audit results will be used to evaluate the continuation of its relationship with the offshore subcontractor.	☐ ☐	Yes No

Part 5. Supporting Documents

 3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTED VERSION

Please submit the following documentation as a supporting documentation the responses provided on Part III and Part IV of the attestation

Item	Deliverable
I.1.	Copy of all policies and procedures that describe the implemented controls to ensure that individuals protected health information (PHI) and other personal information remains secure
I.2.	Please provide copy of the contract clause that prohibits subcontractor’s access individual protected health information not associated with the sponsor’s contract with the offshore subcontractor.
I.3.	Copy of the policies and procedures in place that allow for immediate termination of the subcontract upon discovery of a significant security breach.
I.4.	Copy of all the policy and procedures that include the process developed by the organization to comply with the HIPAA Privacy and Security Rule.
I.5	Copy of the BAA template.
II.1.	Most recent third party audit report
II.2	List of incident occurred during the past 12 months

Part 6. Attestation

By signature, I certify that the information provided here is true and correct and I understand that the Covered Entity or any other regulatory agency may request additional information to substantiate the statements made in this attestation.

(Contractor Contact Person Name)	Date
(Contractor Name)

 4

Schedule U-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Offshore Subcontractor Attestation

Background:

Business Associates (BA) using offshore employees or subcontractors (first tier , downstream and related entities) that will requires access to beneficiary protected health information (PHI), are require to provide TSS with specific offshore subcontractor information. Business Associates (BA) must complete this attestation regarding protection of beneficiary protected health information (PHI). Offshore contractors are organizations operating in any country that is not one of the 50 United States or one of the United States Territories (American Samoa, Guam, Northern Marianas , Puerto Rico, and the Virgin Islands) that have contracted either directly with a Part D organization or with one of its downstream subcontractors.

Business Associate using offshore subcontractors or Business Associates that have offshore operation to perform services delegated by the covered entity, must submit one attestation for each offshore subcontractor or location that the organization has engaged to perform the contracted services that involve s receiving, processing, transferring, handling , storing, or accessing protected health information (PHI).

Part I. Contractor Information

* Covered Entity’ s Contractor Name:
OptumInsight, Inc.

* Contractor Contact Person:
John M. Reynolds

* Contractor Contact Person contact information (Email and home number)
john.reynolds@optum.com T: 952-205-7836

* Describe Contractor Services:
ITO and BPO Outsourcing

* Please confirm if you have contracted offshore vendor/s to perform services to the Covered Entity.
None

Note:

If the response to the previous question is affirmative please complete the attestation (Part 2 to Part 6) and provide all the require documentation in order to demonstrate the effectiveness of the controls implemented regarding protection of beneficiary PHI

If your organization does not have offshore employees neither entered in a contractual relationship with any offshore vendor to perform services to the Covered Entity. Please certify the following statement with your signature and submit the signed copy to the following email address: lpadilla@sssadvantage.com

 1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Attestation

I John Reynolds, certify that OptumInsight, Inc. does not have offshore employees ne it her contracted any offshore vendor to perform services to the Covered Entity. (Contract vendor) under no circumstance is allowing offshore employees or vendor to access, receive, process, transfer handle or storing beneficiaries

/s/ John M. Reynolds	8/18/17
Name: John M. Reynolds	Date
Title: Contractor Contact Person

Part 2. Offshore Subcontractor Information

*Offshore Subcontractor Name:

*Offshore Subcontractor Country:

*Offshore Subcontractor Address:

*State Proposed or Actual Effective Date for Offshore Subcontractor:

Part 3. Precautions for Protected Health Information (PHI)

* Describe the PHI that will be provided to the Offshore Subcontractor:

*Discuss why providing PHI is necessary to accomplish the Offshore Subcontractor objectives:

 2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

*Part 4. Contractor Attestation

Instructions:

Please respond “Yes” or “No” to the following questions.

Attestation of Safeguards to Protect Beneficiary Information in the Offshore Subcontract

Item	Attestation	Response
1.1	Offshore subcontracting arrangement has policies and procedures in place to ensure that Medicare beneficiary protected health information (PHI) and other personal information remains secure.	o Yes ✓ No
1.2	Offshore subcontracting arrangement prohibits subcontractor’s access to Medicare data not associated with the sponsor’s contract with the offshore subcontractor.	o Yes ✓ No
1.3	Offshore subcontracting arrangement has policies and procedures in place that allow for immediate termination of the subcontract upon delivery of a significant security breach.	o Yes ✓ No
1.4	Offshore subcontracting arrangement includes all required Medicare Part C and D language (e.g., record retention requirements, compliance with all Medicare Part C and D requirements, etc.)	o Yes ✓ No

Attestation of Audit Requirements to Ensure Protection of PHI

Item	Attestation	Response
11.1	Do you conduct annual audit of the offshore activity and subcontractor.	o Yes o No
11.2	Audit results will be used to evaluate the continuation of its relationship with the offshore subcontractor.	o Yes o No

Part 5. Supporting Documents

Please submit the following documentation as a supporting documentation the responses provided on Part Ill and Part IV of the attestation

Item	Attestation
1.1	Copy of all policies and procedures that describe the implemented controls to ensure that individuals protected health information (PHI) and other personal information remains secure
1.2	Please provide copy of the contract clause that prohibits subcontractor’s access individual protected health information not associated with the sponsor’s contract with the offshore subcontractor.
1.3	Copy of the policies and procedures in place that allow for immediate termination of the subcontract upon discovery of a significant security breach.
1.4	Copy of all the policy and procedures that. include the process developed by the organization to comply with the HIPAA Privacy and Security Rule.
1.5	Copy of the BAA template.

 3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.1	Most recent third party audit report
11.2	List of incident occurred during the past 12 months

Part 6. Attestation

By signature, I certify that the information provided here is true and correct and I understand that the Covered Entity or any other regulatory agency may request additional information to substantiate the statements made in this attestation.

/s/ John M. Reynolds	8/18/17
Name: John M. Reynolds	Date
Title: Contractor Contact Person

 4

Schedule W

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE W

REGULATORY AND CUSTOMER FLOW-DOWN TERMS

Schedule W	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE W

MEDICARE ADVANTAGE AND PART D ADMINISTRATIVE SERVICES

1.	Background and Relationship to Agreement

1.1	The Parties acknowledge that the Centers for Medicare & Medicaid Services (“CMS”) requires that specific terms and conditions be incorporated into the Agreement between a Medicare Advantage Organization and/or Part D Plan Sponsor, such as Triple-S, and a First Tier Entity, Downstream Entity, or Related Entity, such as Supplier.

1.2	Provisions of the Agreement that are not inconsistent with this Schedule W continue in full force and effect with respect to the services provided pursuant to the Agreement. With respect to the Medicare Advantage line of business, this Exhibit shall supersede and replace any inconsistent provisions of the Agreement (or any related agreement) and shall continue concurrently with the term of the Agreement.

1.3	All capitalized terms used but not defined in this Exhibit will have the meaning set forth in the Agreement.

2.	Definitions

(a)	Centers for Medicare and Medicaid Services: The agency within the Department of Health and Human Services (“HHS”) that administers the Medicare program.

(b)	Completion of Audit: Completion of audit by HHS, the Government Accountability Office, or their designees of a Medicare Advantage Organization, Medicare Advantage Organization contractor, or related entity related to the services provided under the Agreement.

(c)	Downstream Entity: Any party that enters into a written arrangement, acceptable to CMS, with persons or entities involved with the MA benefit, below the level of the arrangement between an MA Organization and a first tier entity. These written arrangements continue down to the level of the ultimate provider of both health and administrative services.

(d)	Final Contract Period: The final term of the contract between CMS and the Medicare Advantage Organization.

(e)	First Tier Entity: Any party that enters into a written arrangement, acceptable to CMS, with an MA Organization or applicant to provide administrative services or health care services for a Medicare eligible individual under the MA program.

(f)	Medicare Advantage (“MA”): An alternative to the Traditional Medicare program in which private plans run by health insurance companies provide health care benefits that eligible beneficiaries would otherwise receive directly from the Medicare program.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

(g)	Medicare Advantage Organization (“MA Organization”): A public or private entity organized and licensed by a State as a risk-bearing entity (with the exception of provider-sponsored organizations receiving waivers) that is certified by CMS as meeting the MA contract requirements.

(h)	Member: A Medicare Advantage eligible individual who has enrolled in or elected coverage through an MA Organization.

(i)	Medical Loss Ratio (“MLR”): The medical loss ratio for an MA or Part D plan as described in 42 C.F.R. Part 422, Subpart X and 42 C.F.R. Part 423, Subpart X.

(j)	MLR Reporting Date: The date for each contract year on which the MA Organization or Part D Plan Sponsor reports to CMS its MLR and the data needed to calculate and verify the MLR.

(k)	Part D: The Medicare prescription drug benefit administered by private Part D Plan Sponsors under contract with CMS.

(l)	Part D Plan Sponsor: A public or private entity that holds a contract with CMS to provide Part D benefits.

(m)	Related Entity: Any entity that is related to the MA Organization by common ownership or control and (1) performs some of the MA Organization's management functions under contract or delegation; (2) furnishes services to Medicare enrollees under an oral or written agreement; or (3) leases real property or sells materials to the MA Organization at a cost of more than $2,500 during a contract period.

(n)	Traditional Medicare: Means health insurance available under Medicare Part A and Part B through the traditional fee-for service payment system.

3.	Requirements

Supplier agrees to the following:

3.1	Records. HHS, the Comptroller General, or their designees (either directly or through Triple-S) have the right to collect, audit, evaluate, and inspect any pertinent information for any particular contract period, including, but not limited to, any operational, financial and administrative records, documentation, books, contracts, computer or other electronic systems (including medical records and documentation of the First Tier Entities, Downstream Entities and Related Entities) directly or indirectly related to the Services provided to Triple-S Medicare Advantage line of business (“Records”) through 10 years from the expiration or termination of the Agreement, or from the date of any Completion of Audit, whichever is later.

(a)	Supplier will retain all Records for 10 years from the termination or expiration of the Agreement or from the date of any Completion of Audit, whichever is later.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

(b)	Such records must be adequate for Triple-S to determine if the Contactor has performed its obligations under the Agreement.

(c)	Such Records must be adequate and accurate to enable Triple-S to calculate and report its MLR and for the MLR to be validated by CMS. Supplier shall provide all underlying data associated with MLR reporting of business to Triple-S upon request, to allow Triple-S to meet its MLR reporting requirements and CMS validate the MLR. Triple-S agrees to provide Supplier with reasonable notice so that Supplier has sufficient time to respond to any such requests.

(d)	Supplier must promptly notify Triple-S by telephone and inform it in writing of any request from any government entity for Records and/or access to personnel, physical premises, facilities, or equipment related to services provided under the Agreement, unless otherwise instructed by HHS, the Comptroller General, or their designees. If permitted by law, Supplier agrees to, upon Triple-S’s request, submit to Triple-S any such Records requested by the government entity. Supplier agrees to notify Triple-S of the date and time of any onsite inspection of the Supplier’s premises related to services provided to Triple-S under the Agreement, unless prohibited by government authorities.

3.2	Member Confidentiality. Supplier will comply with all applicable confidentiality and Member record accuracy requirements, including: (1) abiding by all Federal and State laws regarding confidentiality and disclosure of medical records, or other health and enrollment information, (2) ensuring that medical information is released only in accordance with applicable Federal or State law, or pursuant to court orders or subpoenas, (3) maintaining the records and information in an accurate and timely manner, and (4) ensuring timely access by Members to the records and information that pertain to them.

3.3	Hold Harmless. Members will not be held liable for payment of any fees that are the legal obligation of Triple-S. Supplier will not request or accept compensation from a Member for any amounts that are the obligation of Triple-S, including but not limited to the following circumstances: insolvency of Triple-S, nonpayment by Triple-S, or breach of agreement by Triple-S.

3.4	Compliance with CMS Contract. Any services or other activity performed in accordance with the Agreement by Supplier will be consistent and comply with Triple-S’s contractual obligations to CMS, as communicated to Supplier by Triple-S.

3.5	Compliance with Law. Supplier will comply with all applicable federal, state, and territorial laws, including but not limited to Medicare laws, regulations, and CMS instructions (“Applicable Laws”).

3.6	Delegation, Revocation, and Monitoring. Triple-S is delegating certain of Triple-S’s activities or responsibilities under its contract with CMS, as described further below:

(a)	The delegated activities and reporting responsibilities of Supplier are specified in the Agreement.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

(b)	CMS and Triple-S (including Triple-S acting at its own discretion in the absence of CMS involvement) reserve the right to immediately revoke, in whole or in part, the delegation of the Medicare services to be provided under the Agreement and associated reporting requirements or to specify other remedies, in instances where CMS or Triple-S determine that such parties have not performed satisfactorily.

(c)	Triple-S is ultimately responsible for performance under its contract with CMS and will monitor the performance of Supplier under the Agreement on an ongoing basis. Supplier agrees to cooperate fully with Triple-S’s monitoring program.

3.7	No Exclusion or Debarment. Supplier represents and warrants that it and its employees, contractors, governing body members, and any Downstream Entities are not excluded or debarred by the HHS Office of Inspector General or by the General Services Administration from participation in any federal health care program, and that they are not, to the best of Supplier’s knowledge, under investigation for any such exclusion or debarment. Supplier agrees not to use federal funds to pay for work or services provided by a provider, employee or Downstream Entity excluded by the Department of Health and Human Services’ Excluded Individuals and System for Award Management (formerly Entities List or the General Services Administration’s Excluded Parties Lists System). Supplier must review the lists prior to hiring or contracting a new employee or entity and supplemental/update files must be reviewed on a monthly basis. Supplier will notify Triple-S immediately if there are any changes in status under this paragraph. Supplier acknowledges that the Agreement and/or any SOW under the Agreement for the provision of the delegated services may be terminated immediately with respect to the delegated services if Supplier is excluded from participation in any federal health care program.

3.8	Subcontracting. Supplier will not contract with any entity to perform the delegated services to be provided under the Agreement unless (a) such arrangement is made in accordance with the terms of the Agreement; (b) such person or entity is obligated, through a written agreement executed between such entity and Supplier, to substantially comply with the provisions contained in the Agreement between Triple-S and Supplier; and (c) such written arrangement specifically permits the Supplier to terminate the delegation if such entity breaches the delegation agreement between the entity and Supplier.

(a)	Supplier shall conduct on-going monitoring and review of performance of the sub-delegated activity;

Supplier or Triple-S may revoke the delegation in whole or in part or take such other remedial action as Triple-S, in its reasonable discretion, deems appropriate or where CMS, in its sole discretion, or Triple-S, in its reasonable discretion, determine that the sub-delegated activity is not being performed satisfactorily

3.9	Credentialing. To the extent that Supplier performs healthcare provider credentialing services, the credentials of medical professionals credentialed by or affiliated with Supplier will be either reviewed by Triple-S or the Supplier’s credentialing process will be reviewed and approved by Triple-S. Triple-S will audit the credentialing process on

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

an ongoing basis. In addition, to the extent that Triple-S delegates the selection of healthcare providers or subcontractors, Triple-S retains the right to approve, suspend, or terminate any such arrangement.

3.10	Data that Determine Payment. To the extent that Supplier generates data used to determine payment by CMS, including but not limited to calculation of Triple-S’s MLR or used to identify possible overpayments, such as information on enrollment of Members, encounter data, claims data, data relating to the Triple-S’s bids submitted to CMS, or other data specified by Triple-S or CMS, Supplier will certify that, to the best of Supplier’s knowledge and belief, such data are complete, truthful, and accurate and will make this certification (a) to Triple-S, and/or (b) directly to CMS, when required by Triple-S, by Applicable Law, or CMS.

3.11	Federal Funds. Supplier acknowledges and agrees that payment for the services provided under the Agreement is made, in whole or in part, from federal funds.

3.12	Off-Shore. In performing services under the Agreement, Supplier will not perform any functions, activities or services (or directly or indirectly contract with any person or entity that performs any functions, activities or services), including, without limitation, access to or storage of Member information, outside of the United States of America or its territories without the prior written consent of Triple-S.

(a)	Code of Conduct. Adoption of a code of conduct particular to Supplier that reflects a commitment to prevent, detect and correct non compliance and fraud, waste, and abuse instances in the administration or delivery of the services under this agreement.

(b)	Training and Compliance. Supplier agrees to:

(i)	Ensure that all Supplier personnel, and require any Subcontractors to ensure that their personnel including but not limited to officers, directors and employees involved in the performance of the Medicare delegated services provided under the Agreement (i) complete the compliance and fraud waste and abuse training module required by CMS (the “CMS Module”) within 90 days of hiring and annually thereafter and (ii) receive specialized Medicare Advantage and Part D compliance training pertaining to their duties as applicable. Any such required training must be provided initially upon hiring, and annually thereafter, upon any change in the individual’s job function or job requirements, as a condition of employment; and upon Supplier or Triple-S determination that additional training is required because of issues of non-compliance. Trainings must comply with all Applicable Laws pertaining to training, including but not limited to the requirements set forth in the CMS Compliance Program Guidelines (contained in the Medicare Managed Care Manual as Chapter 21 and in the Prescription Drug Benefit Manual as Chapter 9) (the “Compliance Program Guidelines”). Supplier must be able to provide proof of completion for all Supplier Personnel taking the

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

CMS Module at least annually upon request to Triple-S, and upon request by CMS.

(ii)	As appropriate to Supplier’s organization and the nature of the services provided under the Agreement, establish and maintain a compliance and anti-fraud program to ensure compliance with Applicable Laws and to detect and prevent the incidence of fraud, waste and abuse relating to the provision of the services. Such program will meet the requirements of 42 C.F.R. §§ 422.503(b)(4) (vi) and 423.504(b)(4) (vi) regarding effective compliance programs. Supplier will notify promptly its authorized representative at Triple-S of any instance of noncompliance with Applicable Law or misconduct related to Triple-S’s Medicare Advantage program.

(iii)	Cooperate with Triple-S in any investigation that Triple-S, in its sole discretion, conducts in connection with Triple-S’s compliance or fraud, waste, and abuse programs directly or indirectly related to the Agreement.

(iv)	Supplier will perform the Services in compliance with Triple-S Policies and Procedures as further described in Section 4.4 of the Agreement. Supplier agrees upon reasonable request, to enable Triple-S to comply with a request from CMS, to formally attest to meeting the training and compliance and anti-fraud program obligations described in this Exhibit.

Monitoring and auditing of Supplier responsibilities and activities with respect to the administration or delivery of services under this agreement. Supplier hereby represents and warrants to Triple-S that has an adequate work plan in place to perform such monitoring and audit activities.

3.13	Incidents of Suspected Non-Compliance, Fraud, Waste or Abuse

(a)	Investigation. Supplier shall promptly investigate any potential and/or suspected non-compliance with Supplier’s obligations under Section 13.1(a) of the General Terms and Conditions and report any such non-compliance to Triple-S as soon as reasonably possible, but in no event later than seven (7) calendar days after Supplier becomes aware of such non-compliance. Such notice to Triple-S shall include a statement regarding Supplier efforts to conduct a timely, reasonable inquiry into the non-compliance, proposed or implemented corrective actions in response to the non-compliance, and any other information that may be relevant to Triple-S in making its decision regarding self-reporting of such non-compliance.

(b)	Corrective Action. Supplier shall undertake any corrective action requested or reasonably required by Triple-S in connection with any non-compliance with Supplier’s obligations under Section 13.1(a) of the General Terms and Conditions , including, without limitation, development and implementation of a corrective action plan; provided, however, that any such corrective action requested by Triple-S shall be in addition to, and shall not be in lieu of, any other recourse or remedies

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

available to Triple-S under this Agreement or Applicable Laws. Corrective Action plans must be provided in accordance with Triple-S’s format and requirements. Triple-S shall conduct monitoring and validation activities to ensure deficiencies were corrected and are not likely to recur.

3.14	Conflicts of Interest. Supplier represents and warrants that it requires any manager, officer, director or employee associated with the administration or delivery of Services to sign a conflict of interest statement, attestation or certification at the time of hire and annually thereafter certifying that such individual is free from any conflict of interest in administering or delivering Services pursuant to this Agreement. Supplier shall supply the form of such statement, attestation or certification to Triple-S upon request.

3.15	OffShore Operations.

(a)	As of the Effective Date, Triple-S has approved Supplier’s use of offshore operations in connection with SOW #1 (Claims Services) and SOW #2 (IT Services), subject to the terms of this Agreement.

3.16	Amendments. The Parties shall amend this Exhibit to the extent required to conform this Exhibit to any changes to applicable laws, regulations, or CMS requirements or instructions.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED
FINAL EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MASTER SERVICES AGREEMENT

SCHEDULE X

SOURCE OF TRUTH

This Schedule X (Source of Truth) consists of the following components:
- Applications List
- Server List
- B2B Files
- TSS Retained Contracts

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPLICATIONS LIST

Triple-S Category	Current Solution (SSS)	Future Solution	Action Plan for Current Solution Application	Element Category	Element	In-Scope Application	Description	Supplier or Third Party App	SLA Criticality Designation	Current Location	Planned Future Location
Risk Management	Abacus Law	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	A all-in-one, easy to use solution designed specifically for law firms.

"AbacusLaw off ers fully integrated Case Management, Time, Billing and Accounting Solutions for small, medium and large sized firms in all practice areas and jurisdictions. "

http://www.abacuslaw.com/sites/default/files/AbacusLaw
							%20Brochure_1.pdf	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Membership Accounting & Configuration	ACOM3	Evolve	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application used to generate comissions payments.

							"ACom3™ is an incentive compensation automation “workhorse” built to deliver extreme automation in integration, plan configuration, producer management, payout calculation and communication. ACom3 is built for business users, with product development focused on continual expansion of core product functionality to ensure ACom3 delivers end to end automation. The result of this focus is a highly user configurable system supporting rapid deployment, ease of use and reduced operational complexity."	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Administration	Administration Service Request	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	The Administration Department receive jobs or requests from TSP & TSIA employees, so they can assign the jobs to the administration personnel. The jobs or requests received by this application are generated from the Service Request Application.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	AIX 6100-06-12-1339		To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Unix Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	AIX6.1 Tech Level 3		To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Unix Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Channel & Interaction Management	Alchemy	OnBase	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Document Image Repository

"Alchemy is a document imaging and document management system for small to medium businesses and departments.
Alchemy lets you find the one document in millions containing keywords (e.g., "contract" and "Paul Bunyan"). Alchemy can then pull up invoices, receipts and other documents related to that contract. A new Alchemy system can be up and running in minutes, and non-technical end users can make sense out of a fresh system without any customizations."

http://faxsolutions.opentext.com/alchemy-document-
							management.aspx	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Infrastructure Hosting	Altoava - XML Format File Tool	Altova - XML Format File Tool		Application	Infrastructure SW		Developer Tool	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	AM Best	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Application used to generate our annual statements and other statutory reports.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Member Management	AR Inquiry	TBD	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Batch process that extracts premium invoice data related to Life Insurance for employers that offer Life insurance to their employees. The file is sent to Life Insurance Subsidiary.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Operating Systems	AS400		To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Asset Management	Ascan	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	This application is used in portable Ipaq Pocket PC’s to generate a physical inventory of the company’s assets by scanning the items barcodes into the Ipaq and later generating a .txt file with the information.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Sales & Marketing	Aspect	Optum CRM (Customer Relationship Management) Salesforce	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Contact Server Solution for Sales Department. https://www.aspect.com/	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	Avaya CMS (Call Monitoring Service)	Optum VCC (Virtual Contact Center)	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Call Monitoring Service. "Avaya Call Management System (CMS) is an integrated analysis and reporting solution that keeps you in touch with virtually everything that’s going on in your contact center from evaluating the performance of a single agent or group of agents to managing a contact center with multiple locations worldwide." https://www.avaya.com/en/documents/avaya-call- management-system-cc7349.pdf	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Channel & Interaction Management	Avaya PBX (Private Branch Exchange) Extensions	Optum VCC (Virtual Contact Center)	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Avaya Software to handle and configure Extensions. http://www.avaya.com/en/	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Asset Management	BackTrack	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Asset and Inventory Tracking Software used to keep track of our policy and claims physical files.

"This unique 32-bit tracking package combines a series of databases, an advanced label designer and a flexible report designer into the ultimate tracking applications development tool. If you need to find out where it is, what it was used for, or who used it, BackTrack is the answer."

							http://www.indatasys.com/html/product109.html	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Product Management	Barcode Ruler	N/A	Retain	Application	Non-Healthcare Business Applications	Health Plan Portfolio	Application used to create bar codes for the policy and claims physical files.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Channel & Interaction Management	Beacon VAM (Virtual Appeals Manager)	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	A Single Source of Truth for Effective, Efficient and Compliant Appeals & Grievances Operations

"Virtual Appeals Manager provides real-time dashboard monitoring of key metrics and alerts. It also:
•Supports monitoring, management, reporting, and granularly tracking of unique appeals, grievances and CTM case files
•Designed for regulated health plans
•Supports Medicare, Medicaid and other regulated lines of business
•Highly configurable
•Eliminates manual processes
•Enables plans to more effectively maintain compliant A&G operations
•Supports highly complex yet simple to manage business rules
•Intuitive user interface
•Enables users to create and maintain rule sets
•Flexible workflow rules engine with multiple configuration options ensure that essentially any business rule can be supported with native functionality:
          •Trigger Points
          •Outcomes
          •Due Date Logic
          •Case Flags"

							https://www.beaconhcs.com/appeals---grievances.html	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Patch Management	BigFix/WSUS/ManageEngine	WSUS/Chef/ServiceNow		Infrastructure Software	Infrastructure SW	N/A	Patch Management (ITSM)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Sales & Marketing	Blue Market - CAP Enroll	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Optum Product used of employer groups on commercials, used for fully insured group. Member eligibility functionality.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Sales & Marketing	Blue Market - CAP Shop	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Optum Product used of employer groups on commercials, used for fully insured group. Member eligibility functionality.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]		[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
Operations Scheduling	BMC - Control-M	ControlM to start, future TBD		Infrastructure Software	Infrastructure SW	N/A	Workflow, Batch Processing tool	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Member Management?	Build-A-Badge	N/A	Retain	Application	Infrastructure SW		Software for ID Badge Creation	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Provider Network Management	CACTUS	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application used to enter all the information related to suppliers, IPAS and provider group. These tables serve as input to update Mainframe. Solution supporting provider credentialing.

"Cactus Software specializes in the development and support of credentialing and provider management software for hospitals, managed care organizations, CVOs (Credentials Verification Organization), and physician groups."

http://www.symplr.com/products/category-provider-
management?__hstc=31318752.e2e1a298070f138464
d7d3d61bcce76d.1487957375420.1487957375420.
1487957375420.1&__hssc=31318752.2.14879573
75420&__hsfp=4050951241

							(https://cactussoftware.com/)	Third Party - Commercially Available	4	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Sales & Marketing	Cartas Circulares	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	This application is used to send mass mailings of any of the company’s circulars through the Microsoft Outlook application.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Care Management	CCMS (VITAL) - AXIS	N/A	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Clinical information of insured. Supports disease management programs and hospital review. "McKesson’s Care Management platform, CCMS® (Coordinated Care Management System®), is a browser-based, fl exible, scalable workfl ow tool that helps payers decide where to focus resources, better coordinate care through automation and effective communication, integrate data at key points in the workfl ow, and base interventions on evidence-based standards of care." http://www.mckesson.com/uploadedFiles/ McKessoncom/Content/About_Us/ Newsroom/Press_Releases/2012/CCMS% 20Workflow.pdf	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Financial & Corporate Systems	CDM (1998)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Collection & Deposit Manager, Cash Receipt, Policy System Transfer, Ledger Account Transfer.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Information Management	CDM Warehouse (2008)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Data Warehouse (Policies, Benefits, Insureds, Claims, Loans, Notes)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	CEDAR	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Financial Statements. Close,Reserves,Investments,Premiums-AR-CR.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Care Management	Census Application	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Hospital Member Tracking Documentation Software	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TBD	Certificate	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	This application creates PDF certificates in the areas of Liability, Property and Evidence.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	Cisco Agent	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Allows agents from the service center to receive calls through a queue.

"Cisco Agent Desktop is a computer telephony integration (CTI) solution for single- and multisite IP-based contact centers. It is easy to deploy, configure, and manage. Powerful tools help increase agent and supervisor productivity, improve customer satisfaction, and reduce costs. An intuitive GUI decreases IT dependency and simplifies customization, maintenance, and change management. Transparent integration with Cisco Unified Contact Center helps you easily deploy CTI capabilities at new locations as customer contact operations expand."

http://www.cisco.com/c/en/us/products/customer-collaboration
							/agent-desktop/index.html	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Channel & Interaction Management	Cisco Attendant Console	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Allows operator to receive and transfer calls from clients that come in from the administrative pilot.

"Connect customers, employees, and business partners with the right person, the first time. Cisco® Unified Attendant Console Standard gives corporate operators and receptionists the tools they need to handle incoming calls efficiently and professionally. This desktop application communicates directly with Cisco Unified Communications Manager to control the operator’s phone. It makes it fast and easy to answer calls and transfer them to people across your organization."

(http://www.cisco.com/c/en/us/products/collateral/
unified-communications/unified-attendant-console/
							datasheet-c78-731866.html)	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Channel & Interaction Management	Cisco Jabber	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Tool that allows communication among internal employees and shows each employee status.

"Cisco Jabber lets you access presence, instant messaging (IM), voice, video, voice messaging, desktop sharing, and conferencing.

Cisco Jabber helps you communicate and work with colleagues, partners, and customers more quickly and securely through best-in-class Cisco Unified Communications. Built on open standards for interoperability and integrated with commonly used desktop business applications, Cisco Jabber for Windows can help you:
•Reduce communication delays by providing presence information so you can see when your colleagues are available
•Accelerate team performance by instantly expanding one-on-one conversations to group chats or multiparty audio, video, and web conferences
•Collaborate directly from Microsoft Outlook by viewing a contact's availability and simply clicking to IM or call
•Limit the costs of business travel and phone calls by communicating with IM; audio, video, and web conferencing; or IP telephony
•Choose the best provisioning model for your business; Cisco Jabber can be deployed on-premises or on demand as a cloud-based service"

http://www.cisco.com/c/en/us/products/
							unified-communications/jabber/index.html	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Financial & Corporate Systems	Citibank CD Viewer	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Application sent by Citibank, along with payment data for viewing checks.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Virtual Desktop	Citrix - Xen Desktop	Citrix - Xen Desktop		Infrastructure Software	Infrastructure SW	N/A	Virtual Desktop	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	Claims Status	N/A	Retain	Application	Healthcare Applications (In-House)	Health Plan Portfolio	Real time process that allows providers to check the status of a claim. Web service for the provider portal.	Inhouse Application -- Custom	Baseline Required - Category 1 Applications	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Channel & Interaction Management	CMAS	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Front end sofware for Customer Service	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Claims Management	CodeitRight	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Tool used by claims coding. E.g. ICD10, (will be there 1/2018). Solution supporting the correct coding of ICD-10 codes. This is an online tool used for coding.

"CodeIt.Right provides a fast, automated way to ensure that your source code adheres to (your) predefined design and style guidelines as well as best coding practices. We take static code quality analysis to the next level by enabling rule violations to be automatically refactored into conforming code. CodeIt.Right helps to improve your software quality, ensure code correctness, find issues early and resolve them quickly."

							http://submain.com/products/codeit.right.aspx	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Sales & Marketing	Codysoft	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	Product development for MA (Marketing collateral in line with submission to CMS). Solution supports compliance language management for Medicaid LOB. It is used for all types of corresponsence where regulatory language is required, including marketing materials, annual notice of change, EOB. This is a cloud application.	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Claims Management	Comite de Mayor Cuantia (CMC)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	This application holds a live inventory of claims that need to be seen by the Mayor Quantities Case Commission.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Data Center	CommVault			Infrastructure Software	Infrastructure SW	N/A	Enterprise Backups	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Compliance | FWA | Clinical Quality Management	Compliance 360	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	Solution supporting compliance tracking for non-provider contracts, audit functionality, and to remediate and/or implement new regulatory memos (e.g. CMS, SAI Global). This is a cloud application.

Houses:
 1. P&P
 2. SOP/DLPs
 3. Audit are managed here
 4. HPMS Memo's received from CMS
 5. Analyst assigns tasks based on analysis of the Memo's and workflow manage with others.

https://www.saiglobal.com/en-us/compliance_and_risk
							/compliance_360/compliance_360/	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
Data Center	Control_M			Infrastructure Software	Infrastructure SW	N/A	Batch Scheduler	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Membership Accounting & Configuration	Cost Plus Billing	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	This application is used to bill the ASO group. Use members & paid claim. Account Receivable Claims. Solution supporting the client's billing for Government employees.	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
TBD	CoverAll to SISE Interface	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	This interface transfer to SISE SIA all the transactions issue in CoverAll MIC and Policy	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
Information Management	Data Warehouse	OneTSH	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Data repository for analysis purposes. Is replaced by OneTSH.	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Information Management	Data Warehouse (AHM)	OneTSH	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Claims, Premiums, Reserves	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Infrastructure Hosting	Dell - TOAD Data Modeler	Dell - TOAD Data Modeler		Application	Infrastructure SW			Third Party - Commercially Available	Baseline Required - Category 3 Applications	Triple-S DataCenter	[***]
Care Management	Dental Max	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Legacy Practice management solutions	Third Party - Commercially Available	4	Third Party SaaS Solution	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Care Management	Dragon Medical	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	System that transcribes radiological reports.

"Dragon Medical solutions accurately translate the doctor’s voice into a rich, detailed clinical narrative that feeds directly into the EHR."

http://www.nuance.com/for-healthcare/dragon-
							medical/index.htm	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
Information Management	Dwelling File Transfer	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Used to do File Transfer of Dwelling Policies from Agencies to Company. IP 204.6.200.55 (Internet) 10.0.128.56 (remote anex)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Application Monitoring	Dynatrace	Dynatrace		Infrastructure Software	Infrastructure SW	N/A	Application Monitoring	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Applica EDI Images to OnBase	EDI Imaging	OnBase	Targeted for Decommission	Application	Triple-S SaaS	Health Plan Portfolio	Image viewer for medical claims submitted by Applica http://www.ediimaging.com	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	EDIFECS (Candidate for Decommission for 834)	Optum iEDI (Intelligent Electronic Data Interchange)	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Used to support Operating Rules (HIPAA transactions). Use to validate, transform and distribuete HIPAA transaction. EDI application. (This functionality would be replaced by a clearinghouse.) Solution supporting EDI for X12 transactions.	Third Party - Commercially Available	Baseline Required - Category 1 Applications	Triple-S DataCenter	[***]
Membership Accounting & Configuration	ELA	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Custom App. State Government employee, multi agency benefit	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	eLearning Cornerstone		Retain	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Membership Accounting & Configuration	Electronic Enrolllment	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Electronic Enrollment Onbase. Solution supporting the client's Medicare LOB. Built with Onbase by Document Solutions Partners (DSP). Runs on Surface Pro tablet. Contains the enrollment process for Commercial LOB. Built in salesforce (?)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Membership Accounting & Configuration	Eligibility	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Used to validate the eligibility of the insured. Internal Webservice used for the member eligibility inquiries: clearinghouse, provider portal, blues exchange Claim estimate - provides an estimates should the provider follow through on health services.	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Claims Management	Encoder Pro	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	ICD-10 encoding tool used for claims management

"EncoderPro.com, the coder’s essential CPT®, ICD-10-CM/PCS, ICD-9-CM, and HCPCS
Level II online code look-up software, offers fast, detailed search capabilities of over 20 volumes of procedure, service/supply, and diagnosis reference material and lay descriptions in real-time. Complimentary code updates let practices billing Medicare Part B and private payer’s code confidently throughout the year with fewer rejected claims due to improper coding. "

https://www.optum360coding.com/
							Product/20510/	Third Party - Commercially Available	Baseline Required - Category 3 Applications	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Care Management	Endo Soft	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Radiological EHR System "Laboratory/Pathology/Radiology: In the Laboratory Module, providers can send orders and receive results via an HL7 compliant interface directly with other LIS and HIS systems. Results are listed chronologically and can be viewed in a graph form to visualize trends. Abnormal lab results are highlighted for quick recognition." https://www.endosoft.com/3602-2/#Lab	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Certificate Authority	Entrust SSL	Azure/IPSEC/Entrust SSL (VPN)		Infrastructure Software	Infrastructure SW	N/A	Certificate Authority	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Network & Telecomm	EnVision - Avaya Licenses	EnVision - Avaya Licenses		Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	Not Designated	N/A	[***]
Operating Systems	ESX5 (Hypervisor)			Infrastructure Software	Infrastructure SW	N/A	VMWARE Hypervisor	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
	Exchange Server			Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	1		[***]
Load Balancing	F5	F5		Infrastructure Software	Infrastructure SW	N/A	Loadbalanceing and Firewall tools (Web App Firewalls)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	FacilEDI	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Solution supporting validation of X12 files

"A self-contained application that provides “in-stream” validation of X12 files. This option provides a wider variety of reports and responses than Transaction Testing Service. It also provides custom splitting and routing of individual “business units” (e.g., a single claim in a batch) based on user-defined rules."

							http://info.optuminsight.com/content/hipaa	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	File Policy Request	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	To view, manage and deliver all the policies that have been requested to the File Room Department through the Policy Request System. DNS - N/A	Process	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Channel & Interaction Management	FollowIT	Targeted for Decommission	Application	Triple-S SaaS	Health Plan Portfolio	Customer Service. Solution supporting case management; managing, tracking and collaborating on cases.

"Followit is a cloud based business process management and workflow software that allows you and your team to document and track any type of process in a centralized solution."

							www.followit.com	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Channel & Interaction Management	FollowIT	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	Finance Purchase Order Approval Workflow System - used by finance group TSM Solution supporting case management; manage, track and collaborate on cases	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]		[***]
Reporting & Compliance	GIS (Geographic Information System) Mapping	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	Used for reporting.

"A geographic information system (GIS) is a computer system for capturing, storing, checking, and displaying data related to positions on Earth’s surface. GIS can show many different kinds of data on one map. This enables people to more easily see, analyze, and understand patterns and relationships. "

http://www.nationalgeographic.org/encyclopedia
							/geographic-information-system-gis/	Third Party - Commercially Available	Baseline Required - Category 3 Applications	Third Party SaaS Solution	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
	Globascape FTP Service			Infrastructure Software	Infrastructure SW	N/A	FTP Monitoring Software	Third Party - Commercially Available	2		[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]
Financial & Corporate Systems	Home Service Debit System (MDO System) (1986)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Individual Debit Ordinary Life and Health, Policy Loan and Surrenders, Information Transfer Controls w/Actuary, New Business & Underwriting, Policy Master File, Premiums and Cash Receipts, Commissions, Reinsurance, Ledger Account Transfer .	Third Party - Commercially Available	Not Designated	Blank	[***]
Human Capital Management	HR Sense (2000)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	HR and Payroll Transactions, Cash Disbursement, Employee Benefits and Surrenders, Government Agency Transfers & Compliance, Ledger Account Transfer

"RENOVA Human Capital Management (HCM) has been designed and built with one singular intention: to provide a totally secure, configurable Web-based enterprise solution that can automatically integrate human resources, payroll and time administration processes, more effectively and at a lower overall cost"

							http://renovasolutions.com/human-resources/	Third Party - Commercially Available	Not Designated	Blank	N/A
IAM	Hyena (SystemTools Software/Xapiens	Hyena (SystemTools Software/Xapiens		Infrastructure Software	Infrastructure SW	N/A	Third Party Idenity and Access Management Services	Third Party - Commercially Available	2	Third Party SaaS Solution	[***]
	Hyper-V Physical Node		To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Will go away with the HS decomm	Third Party - Commercially Available	1		[***]
Gateway / Enterprise Service Bus	IBM Websphere	TBD	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	IBM Software that provides transaction processing connections between applications "IBM® WebSphere® Application Server provides a range of flexible, secure, Java EE 7 runtime environments available on premises or across any public, private or hybrid cloud. Whether you’re seeking to reduce costs, unlock new value from your application investment or speed time to market, WebSphere has the right fit for every business need." http://www-03.ibm.com/software/products/en/ appserv-was	Third Party - Commercially Available	1		[***]
Operating Systems	IBM AIX	Phased Out with App Migration	To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Unix Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	IBM CICS (Customer Information Control System)	TBD	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	IBM Software that provides transaction processing connections between applications. Solution supporting transaction gateway. "IBM® CICS® is a family of mixed language application servers that provide industrial-strength, online transaction management and connectivity for mission-critical applications." https://www-01.ibm.com/software/htp/cics/	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Operating Systems	IBM Mainframe/Windows 2008z/os 1.9		Not in scope	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Data Center	Idera		Retain	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Web Services	IIS APP	IIS APP		Infrastructure Software	Infrastructure SW	N/A	Webserver	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Claims Management	Implug	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Sends files generated by practice managerial clearing house (handles communications with the clearing house), Receive and send.

"This application is used to facilitate integration with other billing systems that are capable of generating either an HIPAA X12 file, a proprietary file or a standard prior to HIPAA such as "NSF"."

https://www.inmediata.com/index.php?option=com_
							content&view=article&id=8&Itemid=127&lang=es	Third Party - Commercially Available	Baseline Required - Category 1 Applications	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	Informatica	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	https://www.informatica.com/		1	Triple-S DataCenter	[***]
Provider Management	Ingenix (Provider Metrics & Analysis Tool)	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Provider Metrics and Analysis tools	Third Party - Commercially Available	Baseline Required - Category 3 Applications	Triple-S DataCenter	[***]
Risk Management	INOVALON	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	Solution supporting screens and assessments; analytic tool for retrospective member stratification. Solution includes ePass, indicies, analytics and DDDS (Data Driven Delivery System)

ePASS® (Electronic Patient Assessment Solution Suite) is a patient-specific, point-of-care, documentation and decision support platform for providers. ePASS® empowers providers with Inovalon’s advanced cloud-based analytics to deliver patient-level information during the encounter to close gaps in care, assessment, provider documentation, and quality.
(http://www.inovalon.com/howwehelp/epass)

INDICES®, an integrated platform of data visualization provides high-level insight, as well as drill down detail into:
•Real-time performance, outcomes, and insight reporting
•Outcomes-based / value-based contract tracking, insight, and administration
•Data and analysis visualization
•Transparency regarding value achieved
•Details regarding intervention platform activity
•Clinical data intelligence for population health program design, operation, and monitoring
•Business intelligence for financial and strategic planning and forecasting
•Processing and structuring of data for transmission to clients and third parties
•Regulatory filings and program oversight filings
(http://www.inovalon.com/howwehelp/indices)

Inovalon's Distributed Analytics provides an industry-leading analytical platform with access to the entirety of a healthcare organization’s data assets, bringing together meaningful data with powerful analytics in an environment friendly to non-technical personnel to enable deep investigation into root cause, improvement, and reporting strategies.
(http://www.inovalon.com/howwehelp/distributed-analytics)

								Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
Gateway / Enterprise Service Bus	Interchange Grid (Wovenware)	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Manage EDI transaction - Wovenware "The Wovenware Health Interchange Grid offers a quick cost effective way to integrate and manage Electronic Data transactions (e.g. HIPAA X 12 834 Eligibility, HIPAA X12 837 Claims, Custom File Formats, etc.) with back-end processing systems across heterogeneous platforms and databases, be it for export or import into existing systems."	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Care Management	Interqual	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Clinical Guidelines Care Management system supporting the client's clinical decisions, UM, HM; Medical nescessity guidelines "InterQual Criteria provide appropriateness of care decision support covering medical and behavioral health across all levels of care as well as care planning and complex care management" http://www.mckesson.com/health-plans/decision-management /decision-management-interqual/interqual-criteria/	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Claims Management	ISO (Insurance Services Office) Claim Search	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	ISO ClaimSearch is the only comprehensive all-claims database and system for claims processing and fraud detection.

"Each year, participating insurers and other organizations submit tens of millions of reports on individual insurance claims. ISO stores those reports in a single database that helps insurers, self-insurers, law enforcement agencies, and state fraud bureaus detect and prevent fraud, evaluate risk, and process meritorious claims.

The ISO ClaimSearch system furnishes essential data for researching prior-loss histories, identifying claims patterns, and detecting suspect claims. ISO’s Internet interface lets users conduct broad and flexible searches of the data."

							http://www.verisk.com/iso/claimsearch.html	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	ISO (Insurance Services Office) Company Edit Package (Web CEP)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	With ISO's Company Edit Packages, reporting companies can edit and correct their data before submitting it to ISO. The software streamlines the error detection and correction process by allowing companies to test with the same edits performed at ISO.

"The Web CEP service, included as part of Statistical Web Services, helps you detect errors in your statistical data before you send your submission files to ISO. Web CEP uses the same editing criteria that ISO uses as part of its submission system quality checks."

http://www.verisk.com/iso/data-collection-
							services/web-cep.html	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Reporting & Compliance	ISO (Insurance Services Office) Net	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	ISOnet brings ISO's vast wealth of insurance information to you over the web. With ISOnet — the information service for insurance professionals — you can easily locate current and historical ISO documents.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	ISO (Insurance Services Office) Secure Transport	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Used to report all the data files generated thru the ISO's Company Edit Packages.

"Managed File Transfer. Send and receive large files securely and efficiently, without the need for proprietary software or networks. Tumbleweed SecureTransport™ enables the exchange of valuable and sensitive data over the Internet in a secure and reliable manner. SecureTransport is a centrally managed, client-server solution supporting a broad set of open standard file transfer protocols, including FTP, FTPS, HTTP, HTTPS, SSH (SFTP and SCP), and AS2. SecureTransport is available as an appliance or software."

http://www.acw-group.com/distribution/malaysia/
product_solutions/pdf/tumbleweed_
							securetransport_brochure.pdf	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	IVR (Interactive Voice Response)	Optum VCC (Virtual Contact Center)	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Interactive voice recognition application. Provides services to provider, members and group administrator. "Reduces human resources costs by processing credit card, debit card & ACH transactions with no human intervention. Our Interactive Voice Recognition payment system provides: Last-minute payment capability 24/7 availability Account authentication & status reports Payment verification Daily transmission of transaction details" https://www.evertecinc.com/en-us/paymentprocessing /electronicpaymentservices/billpaymentsolutions.aspx	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
TBD	JUA 1 App: JUS - Asociacion de Subscripcion Conjunta	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Web application to issue JUA vouchers to credit our clients for the cost of their cars registration or "Marbete" by the Seguro Obligatorio.

"Seagull Software is a technology services and software company that specializes in integrating legacy applications into modern service-oriented architecture (SOA) infrastructures for a wide range of enterprise-level clients. By connecting applications on mainframes and client/server platforms to middleware and next-generation Web services, Seagull Software provides its clientele with powerful, cost-effective solutions that modernize business, while enhancing regulatory compliance. "

							http://h41379.www4.hpe.com/partners/seagull/)+H100	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
TBD	JUA 2 App: Sistema de Subrogaciones de ASC	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Subrogation cases transfer system for the Seguro Obligatorio or Asociacion de Subscripcion Conjunta (ASC), once known as JUA.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	Kronos	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	https://www.kronos.com/	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
DR	Lepide (Exchange Recovery)	Lepide (Exchange Recovery)		Infrastructure Software	Infrastructure SW	N/A	DR tool for MS Exchange Servers	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	Lexis Nexis	TBD	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Legal investigations. Computer-assisted legal research. World's largest electronic database for legal and public-records related information. https://www.lexisnexis.com/en-us/about-us/about-us.page	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	LifePro (1997)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Individual Ordinary Life, Health and Annuities, Policy Loan and Surrenders, Information Transfer Controls w/Actuary, New Business & Underwriting, Policy Master File, Premiums and Cash Receipts, Commissions, Reinsurance, Ledger Account Transfer . Puerto Rico and Costa Rica Business.

"EXL's LifePRO administrative solution was developed specifically to take advantage of client server technology, providing flexible support for an extremely broad range of life, health and annuity products. LifePRO streamlines policy administration through features such as a flexible product engine, real-time customer service and extensive agent compensation support. Communication with other applications is enhanced via the use of Microsoft SQL as the operational database. In addition, Application Programming Interfaces (APIs) developed in .NET provide real-time access to LifePRO data and business logic for the purposes communicating with external applications such as client and agent web portals."

http://info1.exlservice.com/hubfs/Imported_Assets/
							Infosheets/LifePROSystem-features.pdf	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	LinuxRedHat 6.5			Infrastructure Software	Infrastructure SW	N/A	Linux Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	LINUXUbuntu 12.04 LTS			Infrastructure Software	Infrastructure SW	N/A	Linux Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	LIS (Life Information System) (1992)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Individual Ordinary Life, Health and Annuities, Policy Loan and Surrenders, Information Transfer Controls w/Actuary, New Business & Underwriting, Policy Master File, Premiums and Cash Receipts, Commissions, Reinsurance, Ledger Account Transfer .	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	MAC			Infrastructure Software	Infrastructure SW	N/A	OSX Laptop	Third Party - Commercially Available	Not Designated	N/A	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Channel & Interaction Management	MailStart	Optum Print Fulfillment	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Mail Routing Solution supporting web-based email services. Postal address validation.	Third Party - Commercially Available	4	Triple-S DataCenter	[***]
Data Center	Manage Engine Application Manager		Decommission	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	1
Data Center	Manage Engine Operations Manager		decommission	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	1
Service Management / ITSM	ManageEngine	ServiceNow		Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Endpoint Remote Control	ManageEngine	Bomgar		Infrastructure Software	Infrastructure SW	N/A	Remote Access Remote Control Software for End User Support. (Remote Desktop)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Operations Scheduling	ManageEngine	Chef/ServiceNow		Infrastructure Software	Infrastructure SW	N/A	OS & Application Packaging and Automation, Patch & Configuration Management	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Information Management	Management Information System (MIS)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Our Business Inteligence Platform running on Business Objects (SAP). Reports and data warehousing system for data generated by our SISE System.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Membership Accounting & Configuration	MDM (Master Data Management)	TBD	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Member Master Data Management. "Master data management (MDM) is a comprehensive method of enabling an enterprise to link all of its critical data to one file, called a master file, that provides a common point of reference. When properly done, MDM streamlines data sharing among personnel and departments. In addition, MDM can facilitate computing in multiple system architectures, platforms and applications." http://searchdatamanagement.techtarget.com/definition /master-data-management	Inhouse Application -- Custom	1	Triple-S DataCenter	[***]
Provider Payments	MedOne	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Legacy Practice management solutions. Billing system for medical offices.	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Mobile	Member - Mobile Applications	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Member mobile application similiar to Health4Me (Corporate Mobile Apps)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
	Microfocus			Infrastructure Software	Infrastructure SW	N/A	Cobol runtime. Need till HS runout	Third Party - Commercially Available	Not Designated		[***]
Infrastructure Hosting	Microsoft - Office 365	Microsoft - Office 365		Infrastructure Software	Infrastructure SW	N/A	Cloud Services	Third Party - Commercially Available	Not Designated	Triple-S DataCenter /Azure Cloud	[***]
IAM	Microsoft AD (RBAC) - Xapiens	Xapiens & Azure AD		Infrastructure Software	Infrastructure SW	N/A	Third pary Identity and Access Management Service	Third Party - Commercially Available	1	Third Party SaaS Solution	[***]
Channel & Interaction Management	Microsoft Dynamics CRM (Customer Relation Management)	Optum CRM (Customer Relationship Management) Salesforce	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Customer Relation Management Application "Microsoft Dynamics™ Customer Relationship Management (CRM) is a business solution to help develop leads, nurture contacts, track your sales, and keep your customers happy. At its core, Microsoft Dynamics CRM involves three basic steps: 1.Finding and developing customer relationships. 2.Cultivating these relationships to enhance profitability. 3.Maintaining complete satisfaction of all customers. " http://www.interdynbmi.com/microsoft-dynamics-crm	Third Party - Commercially Available	6	Triple-S DataCenter	[***]
Infrastructure Hosting	Microsoft HyperV	HyperV (On Prem & Azure)	To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Virtualization Software	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Information Management	Microsoft Reporting Services	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Report Builder Software. This is called 'SQL Server Reporting Services (SSRS).

"Create, deploy, and manage mobile and paginated reports on premises with the range of ready-to-use tools and services that SQL Server Reporting Services (SSRS) provides.

SQL Server Reporting Services is a solution that customers deploy on their own premises for creating, publishing, and managing reports, then delivering them to the right users in different ways, whether that’s viewing them in web browser, on their mobile device, or as an email in their in-box."

https://msdn.microsoft.com/en-us/library/
							ms159106.aspx	Third Party - Commercially Available	2	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Information Management	Microsoft SQL	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Microsoft SQL Server is a relational database management system developed by Microsoft. As a database server, it is a software product with the primary function of storing and retrieving data as requested by other software applications—which may run either on the same computer or on another computer across a network (including the Internet). (https://www.microsoft.com/en-us/sql-server/sql-server-2016)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2008 Enterprise			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2008 R2 Enterprise			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2008 R2 Standard			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2008 Standard			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2008 Standard without Hyper-V			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft Windows Server 2012 R2 Standard			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft(R) Windows(R) Server 2003 Standard Edition			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft(R) Windows(R) Server 2003 Standard x64 Edition			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Microsoft(R) Windows(R) Server 2003, Enterprise Edition			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	Microstategy (2008)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Business Intelligence Reporting, Financial Statements and Analysis, Claims and HR.

MicroStrategy is an enterprise business intelligence (BI) application software vendor. The MicroStrategy platform supports interactive dashboards, scorecards, highly formatted reports, ad hoc query, thresholds and alerts, and automated report distribution. Interfaces include web, desktop (for developers) and Microsoft Office integration. MicroStrategy Mobile also supports mobile BI.  (http://searchbusinessanalytics.techtarget.com/
definition/MicroStrategy)

							(https://www.microstrategy.com/us)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Claims Management	Mitchell WorkCenter	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Complete physical damage claims processing. Mitchell WorkCenter™ steps up the pace in meeting the industry’s demand for an open, modular, end-to-end, physical damage claims settlement solution.

(https://www.mitchell.com/Portals/0/Assets/APD-Claims
							/wc-overview-brochure-single-pages-final.pdf)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	MSP (Medicare Secondary Payer Act) Navigator	N/A	Retain	Application	Non-Healthcare Business Applications	Health Plan Portfolio	It's an interactive tools and reports to address ongoing mandatory reporting and the MSA and conditional payment enforcement that Section 111 reporting will prompt.

"MSP Navigator provides enhanced data visibility to your claims personnel and neatly packages
CMS information critical to every settlement.    We provide the highest level of security in a
package flexible enough to meet any need.   Our implementation experience provides critical
pathways to overcome challenges posed by shifting RRE status, coverage issues, multiple claimant litigation and extraction of data from claims systems.  We address these and other questions that every Section 111 reporting solution should deal with in order to avoid costly fines and
unnecessary confusion.    MSP Navigator provides an audit trail and escalation procedures to ensure that you get the reporting right and you can prove it to CMS or anyone else.  "

http://www.verisk.com/claimspartners-v/uploads/
Crowe-Paradis-Services-Corporation-Reporting-
							Product-Brief-Updated.pdf	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	My Insurance Center™ (MIC)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	My Insurance Center™ (MIC) is a web-based solution that provides real-time management and support for both carriers and agencies through a “horizontally” scalable platform that allows you to add or remove capabilities as conditions warrant.

							Http://www.lexingtoncoverall.com	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Care Management	NeoMed	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Electronic Health Record (EHR) where all the doctors notes are stored. "NeoMED EHR 3.0 is a user friendly, flexible, easily customizable and bilingual (English /Spanish) electronic health record. Data entry can be performed through point and click, direct typing and speech recognition (with optional equipment)." neodeckholdings.com/neomed-ehr/	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Backup	NetBackup (retain solution and backups per compliance guidelines)	CommVault	Future Solution being deployed.	Infrastructure Software	Infrastructure SW	N/A	Enterprise Backup Software	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
	Netflow			Infrastructure Software	Infrastructure SW	N/A	Network Utilization Software "NetFlow is a network protocol developed by Cisco for collecting IP traffic information and monitoring network traffic. By analyzing flow data, a picture of network traffic flow and volume can be built. Using a NetFlow collector and analyzer, you can see where network traffic is coming from and going to and how much traffic is being generated."	Third Party - Commercially Available	1		[***]
	[***]			[***]	[***]	[***]	[***]	[***]	[***]		[***]
TBD	New HEDIS Vendor App	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio		Third Party - Commercially Available	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
Information Management | Reporting & Compliance	ODS (Operational Data Store)	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Data repository for analysis purposes Looking to create a new ODS for transactional reporting. This new ODS will feed OneTSH. ODS Feeds Member MDM	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Content Management	OnBase (Content Management - Life)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Document Management and Process WorkFlow

"Workflow management automates business processes allowing work to be shared efficiently between workers. It matches work tasks with the workers that can best do them."

https://www.onbase.com/en/learn-ecm/common-ecm-terms
							/workflow/#.WL3fPW_yvIU	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Content Management	OnBase (Content Management - P&C)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Is enterprise content management software that combines integrated document management, business process management and records management in a single application.

"OnBase is a flexible enterprise content management (ECM) solution that helps organizations manage documents and data to streamline business operations. Integrating with everyday business applications, OnBase provides instant access to critical information when you need it, wherever you are."

https://www.onbase.com/en/product/platform-capabilities
							/enterprise-content-management/#.WL3hP2_yvIU	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Content Management	OnBase (Content Management - TSS)	N/A	Retain	Application	Non-Healthcare Business Applications	Health Plan Portfolio	Storage of Digital Images and support of workflow processes	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Content Management	OnBase (Content Management - TSS-ITS)	N/A	Retain	Application	Non-Healthcare Business Applications	Health Plan Portfolio	Storage of Digital Images and support of workflow processes - used for ITS	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Membership Accounting & Configuration Sales & Marketing	Onbase (Membership Accounting & Configuration, Sales & Marketing)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Document Management https://www.onbase.com/en/solutions/healthcare/# .WL3eoW_yvIU	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Information Management	ONE TSA - will become OneTSH	OneTSH	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	DW: Claims, Premiums, Reserves - Will enhanace to become OneTSH	Inhouse Application -- Custom	3	Triple-S DataCenter	[***]
Product Management	Optum StepWise	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application used for renovation and sale of groups

The StepWise Suite is a holistic software platform that simplifies the design, deployment and distribution of health insurance products across stakeholders and lines of business. The suite automates key underwriting, actuarial, product, compliance, sales and fulfillment processes around a core repository and single technology platform to deliver exponential value and efficiencies for the organization. Business owners are empowered to design, own and manage mission-critical rate and product definitions, formulas and rules enabling staff efficiency, enhanced accuracy and speed to market. Its service-oriented architecture and domain-specific workflow and collaboration tools enable transparency across stakeholders and systems, streamlining processes across the product development to quote to cash value chain.

https://www.optum.com/solutions/prod-nav/
							stepwise-suite.html	Third Party - Commercially Available	2	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Information Management	Oracle Database	OneTSH	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Old Data warehouse	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Financial & Corporate Systems	Oracle Financial ~~(1990)~~	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Claims Life A&H, DAC Accumulation of Costs, FSC, Cash Disbursement, Investment, Payroll, Premiums and Cash Receipts-MDO, Premiums and Cash Receipts-Other, A/P (Purchases), Income Taxes, PPE, Billing & Cash Receipt Group,Commissions Other & Group http://www.oracle.com/us/solutions/financial-management /index.html	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Operating Systems	Oracle LinuxEnterprise 5.5			Infrastructure Software	Infrastructure SW	N/A	Linux Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Imaging	Osirix aycan	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	System used for the clinical analysis of radiological images

"A Mac-based multi-modality workstation for post-processing and primary diagnosis

Today's increasing volume of image data requires high-performance workstations that allow multi-planar imaging and manipulation–introducing aycan workstation, an advanced image-processing tool and DICOM PACS workstation for conventional, multi-slice and other image reading. With the most robust feature set on the market, aycan workstation offers high performance at a great value. "

							http://www.aycan.com/products/aycan-workstation/details.html	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Care Management	Osirix MD	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	System used to import previous radiological studies

"OsiriX MD, the medical edition of OsiriX, is certified and validated for clinical use in medicine (FDA, CE, ANVISA). With ultrafast performance and an intuitive interactive user interface, it is the most widely used DICOM viewer in the world. It offers advanced post-processing techniques in 2D and 3D, exclusive innovative techniques for 3D & 4D navigation, including PET-CT and SPECT-CT fusion, and a complete integration with any PACS server. It can import and display any medical images (DICOM) from CD, DVD, USB stick, web-site, … OsiriX MD supports 64-bit computing and multithreading for the best performances on the most modern computers."

							http://www.osirix-viewer.com/osirix/overview/	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Financial & Corporate Systems	Other financial tools (TSM)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio			Baseline Required - Category 1 Applications
Financial & Corporate Systems	PAM	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Treasury to manage capital investments. "PAM is highly flexible and configured to operate across your asset classes, currencies and portfolio types. It provides transaction management, cash management, reporting, recordkeeping and valuation — in a single system. With several accounting parameter choices, you can define accounting rules to create a processing environment that meets your needs." http://www.statestreet.com/solutions/by-capability/ ssgx/software-solutions/accounting.html	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Financial & Corporate Systems	PAM (Portfolio Accounting Management)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	PAM for Securities is a comprehensive investment accounting and management platform that supports international accounting and reporting requirements for a diverse range of assets and portfolio types.	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Channel & Interaction Management	PAS	Enhanced Provider Portal	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Front end Sofware for Providers - replace with new enhanced portal. Legacy portal supporting internal customer service activities.	Third Party - Commercially Available	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Operating Systems	PC Desktop Windows 7			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	N/A	[***]
Asset Management	PC Inventory System	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Application used to maintain the PC & PRT inventory.	Inhouse Application -- Custom	Not Designated

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Financial & Corporate Systems	PC-Recon\PC-App\Tablets	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Home Service Sales & Collection Manager, Cash Receipt, Policy Premium Transfer, Policy App Transfer, Ledger Account Transfer.	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
Financial & Corporate Systems	PeachTree	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Acounting Software, Acounts payable "Features include: Sales Optimization, Expense Management, Mobile Invoicing, Dashboards, Reporting, Payroll" http://www.sage.com/us/sage-50-accounting/features	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Financial & Corporate Systems	PLS (Loans) (1988)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Loans for Individual Life, Cash Disbursement, Information Transfer Controls w/Actuary, Other Loan Reserves, Ledger Account Transfer .	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	Policy (Majesco)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Policy is a web-based solution that provides real-time management and support for both carriers and agencies through a “horizontally” scalable platform that allows you to add or remove capabilities as conditions warrant. It is based on a Loss Cost rating method.

							https://www.majesco.com/software/property-casualty/policy/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Information Management	Policy Request	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Application used to view, manage and deliver all the policies physical files that have been requested to the Administration Department through the Policy Request System.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Care Management	Portal del Paciente	In development	Targeted for Replacement	Application	Healthcare Applications (In-House)	Health Plan Portfolio	Tool used in patient pre-registration process	Inhouse Application -- Custom	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
Data Center	Power - Distribution Software	Power - Distribution Software		Infrastructure Software	Infrastructure SW	N/A	Datacenter PDU Software	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Care Management	Powerscribe	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Voice dictation for radiologists. Legacy system that transcribes radiological studies. http://www.nuance.com/products/powerscribe360/index.htm	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Financial & Corporate Systems	PR Soft	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Tax software App specific to Puerto Rico Tax Laws www.prsoft.com	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Asset Management	Prevail Reinsurance System (PRS)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Reinsurance System. Asset Protection Operating Cost Reduction Audit of All Financial Transactions http://prevailconsulting.com/Prevail%20Reinsurance %20System.htm	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Output Management	PrintNet	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	PrintNet supplies the correspondence templates for printing. Solution supporting fulfillment operations. http://www.printnetsolutions.com/	Third Party - Commercially Available	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
SIEM	PRISM Microsystems (Event Tracker)	QRadar	Future Solution being deployed.	Infrastructure Software	Infrastructure SW	N/A	Security Information and Event Management (SIEM)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	Process Control Monitoring (PCM)	TBD	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Application to coordinate batch process that runs in Websphere Process Server (ESB) - batch job scheduler - works in concert with control-M	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Provider Network Management	Provider Directory	Optum Intelligent Directory	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Solution supporting provider management.	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Channel & Interaction Management	Qfiniti Call Recording	Optum VCC (Virtual Contact Center)	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	Call Recording Software. Solution supporting customer interaction performance measures, including quality monitoring, interaction analysis, performance management, evaluations, customer surveys.	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Product Management	QL Admin	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Individual Ordinary Life, Health and Annuities, Policy Loan and Surrenders, Benefits, Information Transfer Controls w/Actuary, New Business & Underwriting, Policy Master File, Premiums and Cash Receipts, Commissions, Reinsurance, Ledger Account Transfer . P.R. and C.R.

"With QLAdmin life insurance policy administration software and related tools, clients have complete processing ability for traditional life and health insurance products. In addition, annuities, pre-arranged funeral plans, final expense, group or worksite coverage, and supplemental benefits are all supported."

http://www.qladmin.com/#sthash.0ptcUF5k.r0q
							XguCD.dpuf	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
SIEM	QRadar	QRadar	Future Solution being deployed.	Infrastructure Software	Infrastructure SW	N/A	Security Information and Event Management (SIEM)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Imaging	RadStore/ DCM4CHEE	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Manage patient image. RadStore is a long-term image storage solution.

"dcm4che is a collection of open source applications and utilities for the healthcare enterprise. These applications have been developed in the Java programming language for performance and portability, supporting deployment on JDK 1.6 and up."

							http://www.dcm4che.org/	Third Party - Commercially Available	Baseline Required - Category 3 Applications	Triple-S DataCenter	[***]
Operating Systems	RedHat	RedHat		Infrastructure Software	Infrastructure SW	N/A	Linux Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	Reporting Services 2005	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Tool used to make and display reports via a Web Browser.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Channel & Interaction Management	RightFax	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Fax send and receive delivery Software. Solution supporting document management of faxes - paperless. https://www.redcompr.com	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Provider Network Management	Risk Management	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application (batch process) to clasify claims as Risk (catastrophic) for Medicaid	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Risk Management	Risk Model TSA	N/A	Retain	Application	Healthcare Applications (In-House)	Health Plan Portfolio		Inhouse Application -- Custom	4	Triple-S DataCenter	[***]
Risk Management	RMS - RiskLink	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	RMS uses desktop and server technology to deliver disaster risk tech.They are the primary access point to our catastrophe risk models and expertise, providing an end-to-end solution for risk selection, pricing, portfolio management, and risk transfer.

							http://www.rms.com/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	SAP (2012 Life)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Financial \ Accounting & HR Purposes - General Ledger, Accounts Payable, Accounts Receiveable, Vendors, Reconciliaion, modules among others	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	SAP (Medicare)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Finance and HR Software Solution	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	SAP (P&C)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Refer to TSM App Catalog	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Reporting & Compliance	SAPPS (Medicaid & Commercial)	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Used to perform medical audits of claim.	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Channel & Interaction Management	SASSS (Medicare)	Optum CRM (Customer Relationship Management) Salesforce	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Used for document requests from insured.	Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Financial & Corporate Systems	SASVI (2006)	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Group Life, Commissions, Premiums and Cash Receipts-Other, Claims Group, New Business & Underwriting-Group, Reinsurance, Billing & Cash Receipt, Groups and Ledger Account Transfer.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	Secure Plusss Certificates	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	To rate and issue auto certificates from a Master Policy.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Product Management	Secure Plusss System (SPS)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	To rate and issue personal lines policies. It has an electronic interface with our SISE package. IP - 204.6.200.55 (internet) or 10.0.128.56 (remote anex)	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Change Management	Serena	ServiceNow	TBD	Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Portfolio Management	Serena	Planview		Infrastructure Software	Infrastructure SW	N/A		Third Party - Commercially Available	3	Triple-S DataCenter	[***]
Administration	Service Request	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Employees enter the request they need from the Admnistration Department. Then the Administration Department (with Administration Service Request) they assign the jobs.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Infrastructure Hosting	Sidif Del Caribe - Double Take Tool	Sidif Del Caribe - Double Take Tool		Infrastructure Software	Infrastructure SW	N/A	Optum Comment: Not sure if this is a third party service (SIDIF) or a tool	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Imaging	Sirona	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Capture, analyze, process, and import/export dental radiology images. http://www.sironausa.com	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Claims Management	SISE	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Our Back End solution that includes policy administration, claims administration, reinsurance, regulatory reporting, billing, accounting and general ledger for Life and P&C insurance carriers, MGAs and TPAs.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Asset Management	Sky Tec	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Application to keep track of company vehicles and calculate business routes. This application is installed directly on a computer and there is a web version available. http://skytecpr.com/homepage/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Asset Management	Sky Tec Web	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Web Application to keep track of company vehicles by GPS and calculate business routes.This application can also be installed directly on a computer. http://skytecpr.com/homepage/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Information Management	SmartCap	OneTSH	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Medicaid line of business, Capitation, claims, member roster for , also used for utilization, IPA Independent Provider Association. has a provider portal

SmartCap is an application that allows you to manage every step you take in your ACO, IPA, and MSO medical group which consists of importing and converting the data sent by different insurers.

							www.smartcappr.com	Third Party - Commercially Available	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
SMTP	SMTP - Special Project	Azure SendGrid		Infrastructure Software	Infrastructure SW	N/A	Mail Transport Tool	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Solaris		To be Decommissioned	Infrastructure Software	Infrastructure SW	N/A	Unix Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Infrastructure Monitoring	Solarwinds	Solarwinds	Retain	Infrastructure Software	Infrastructure SW	N/A	Application/Infrastructure monitoring tool	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Financial & Corporate Systems	SpeedPay	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	System that transfer archive with information of policies pending for payment to CitiBank SpeedPay system. https://www.speedpay.com/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Financial & Corporate Systems	SpeedPay Web	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Website to process SpeedPay payments directly with CitiBank https://www.speedpay.com/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Service Management	Spiceworks	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Help desk management system https://www.spiceworks.com/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Claims Management	SRI (Claims) System (1988)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Claims Individual Life A&H, Cash Disbursement, Information Transfer Controls w/Actuary, Other Claims Reserves-IBNR, Ledger Account Transfer .	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Mobile	SRO Mobile App	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	Mobile App for the SRO policies servicing	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Compliance | FWA | Clinical Quality Management	STAR Sentinnel (candidate for Decommission)	CPI (Comprehensive Payment Integrity)	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application used to evaluate the payment of claims (Claim Check). Cloud Fraud, Waste, Abuse detection.

STAR Sentinel – sophisticated software data-mining tools that analyze all categories of claims received, Provider demographics, and Member benefits – are primary sources of audit and investigation identification and selection.  FW&A specific.

"This automated early-warning, detection and overpayment protection system helps shield health payers’ assets with built-in intelligence to identify potential fraud cases, spot billing misunderstandings/mistakes and help adhere to medical policies. STARSSentinel uses
hundreds of patterns, rules, statistical calculations, utilization measures, financial profiles, high-impact fraud schemes and predictive detection to evaluate, compare, rank and score providers and members, as well as identify an overall “Index of Suspicion”. "

http://gdhealth.com/globalassets/health-solutions/
							documents/brochures/starssolutionssoftware	Third Party - Commercially Available	Not Designated	Third Party SaaS Solution	[***]
Compliance | FWA | Clinical Quality Management	STARS Track	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	MA Stars Metrics. Solution supporting reporting for Triple-S. More specifically this solution is used for HEDIS reporting.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Financial & Corporate Systems	STS Reconcile System	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	This application is used to carry out a bank reconciliation with our Citibank checks, sent to us by CDs in Microsoft Excel archives.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	SUSE - Linux	SUSE - Linux		Infrastructure Software	Infrastructure SW	N/A	Linux Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
	[***]			[***]	[***]	[***]	[***]	[***]	[***]		[***]
	[***]			[***]	[***]	[***]	[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Human Capital Management	Time Aide	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Where employee punches are stored

Time Aide is Identech's Time and Attendance software application, specifically designed taking in full acocount of Puerto Rico's Labor Law, FLSA and the peculiarities of each individual company.

http://timeaide.net/wp-content/uploads/2014/01/TimeAide
							Solutions-2013.pdf	Third Party - Commercially Available	Baseline Required - Category 4 Applications	Triple-S DataCenter	[***]
Information Management | Database	Toad	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Oracle DB, & HS DB2 access Software

Toad empowers you to:

Implement consistent and repeatable processes, supporting agile DB development.
Accelerate application delivery, while minimizing risks associated with database changes.
Ensure functional accuracy and scalability with automated testing.
Quickly pinpoint and resolve database performance inefficiencies.
Automate SQL optimization.
Automate and schedule complex or routine database tasks.
Reduce the learning curve and support a wide variety of database platforms with a highly visual interface.

							https://www.quest.com/products/toad-for-oracle/	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Practice Management	TRA	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Practice management, billing, claims administration.	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Information Management	Trillium Discovery	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	TS Discovery is the automated data profiling and data discovery component of the Trillium Software System, a robust, scaleable, highly available and easily deployable solution for mission-critical enterprise data quality.

							https://www.trilliumsoftware.com/products/tss/discovery	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Information Management	Trillium Quality	N/A	Retain	Application	Non-Healthcare Business Applications	TSM Portfolio	TS Quality is the data cleansing and standardization component of the Trillium Software System, a robust, scaleable, highly available and easily deployable solution for mission-critical enterprise data quality.

							https://www.trilliumsoftware.com/products/tss/data-quality	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Portal	TSP Transactional Portal	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Transactional web portal for Insured, Agencies, Producers and employees. It offers different services for both policies and claims.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Gateway / Enterprise Service Bus	Tx Manager	TBD	Targeted for Decommission	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio		Third Party - Commercially Available	Baseline Required - Category 1 Applications	Triple-S DataCenter	[***]
Imaging	Unisys Imaging	OnBase	Targeted for Decommission	Infrastructure Software	Infrastructure SW	N/A	"Unisys InfoImage is an Enterprise Content Management (ECM) platform targeted to Transactional Content Management and is ideally suited for applications that involve high document volumes arriving as paper, internet transactions or as content files from business partners. Once captured, the content can be processed and managed through comprehensive workflow and accessed by automated and manual processes.

Unisys InfoImage brings together ECM, imaging, workflow, document management, internet technologies, mobile technologies, and integration methods to form an integrated end-to-end solution suitable for a wide range of industries and applications. InfoImage installations can support tens of thousands of users, and can process hundreds of thousands of new content items and transactions per day."

http://www.unisys.com/offerings/industry-solutions/financial-services-
industry-solutions/enterprise-content-management-for-financial-
services/infoimage-for-financial-services/Brochure/InfoImage-
							Product-Overview-id-603	Third Party - Commercially Available	4	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Operating Systems	Unix HP/UX 11i			Infrastructure Software	Infrastructure SW	N/A	Unix Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
IAM	User Credential Management, Enterprise Provisionining (Xapiens)	User Credential Management, Enterprise Provisionining (Xapiens)		Infrastructure Software	Infrastructure SW	N/A	Third pary Identity and Access Management Service	Third Party - Commercially Available	1	Third Party SaaS Solution	[***]
Product Management | Financial & Corporate Systems	USSI (United Systems and Software Inc.)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Group Life, Health and Annuities, Policy Loan and Surrenders, Benefits, Information Transfer Controls w/Actuary, New Business & Underwriting, Policy Master File, Premiums and Cash Receipts, Commissions, Reinsurance, Ledger Account Transfer . V.I. Business. New System will be As a Service.	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Care Management	Value Base Compensation Model (TSA)	N/A	Retain	Application	Healthcare Applications (In-House)	Health Plan Portfolio		Inhouse Application -- Custom	3	Triple-S DataCenter	[***]
Reporting & Compliance	Vera Smart	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	This tool is used to generate reports on calls received in the clinic/hospital	Third Party - Commercially Available	4	Triple-S DataCenter	[***]
IAM	VIP Multifactor Authenticator/Symantec	VIP Multifactor Authenticator/Symantec		Infrastructure Software	Infrastructure SW	N/A	Two Factor Authentication	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Care Management	Vista Dent	TBD	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	ANGEL INCLUIR APLICACION DEL DENTISTA Dentist Application - do not know details.	Third Party - Commercially Available	4	Triple-S DataCenter	[***]
Imaging	VixWin	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Manage patient images http://www.gendex.com/vixwin-platinum?page_id=866	Third Party - Commercially Available	4	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Virtualization	VMWare	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Run the linux server where Radstore runs Virtualization (VMWare) uses software to simulate the existence of hardware and create a virtual computer system. Doing this allows businesses to run more than one virtual system – and multiple operating systems and applications -- on a single server. This can provide economies of scale and greater efficiency. http://www.vmware.com/solutions.html	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Mobile Virtualization	Vmware - Airwatch	Microsoft Intune		Infrastructure Software	Infrastructure SW	N/A	Mobile Device Management	Third Party - Commercially Available	1	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Virtualization	VMWare Fusion	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	Virtual Machine that is utilized to run TRA in iOS and the PowerScribe LegacySystem

VMware Fusion lets anyone run Windows and hundreds of other operating systems on a Mac, without rebooting.

							http://www.vmware.com/products/fusion.html	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Virtualization	VMWare Horizon Client	N/A	Retain	Infrastructure Software	Infrastructure SW	N/A	A system of virtual machines involved in medicine (drug) and revenue cycle management "VMware Horizon Clients for Windows, Mac, iOS, Linux, and Android allow you to connect to your VMware Horizon virtual desktop from your device of choice giving you on-the-go access from any location." https://my.vmware.com/web/vmware/info?slug=desktop_ end_user_computing/vmware_horizon_clients/4_0	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Infrastructure Hosting	VMWare vCloud Suite 5	VMWare vCloud Suite 5 (On Prem)		Infrastructure Software	Infrastructure SW	N/A	Virtualization (Server on Prem)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal - Electronic Referrals	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application that allows provider to register Referrals (HMO) Enhancement Effort	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal - Individuals	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Provides information and some transaction for Members Enhancement Effort	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal - IPA Web	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Provides information and some transaction for IPA Enhancement Effort	Third Party - Commercially Available	Baseline Required - Category 2 Applications	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal - REO	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application that allows provider to register members (women) that are pregnant Enhancement Effort	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal - SES Billing	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application that allows groups administrators to reconcile their billing Enhancement Effort	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Care Management	Web Portal - SES WEB	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Application that allows providers to do Member Eligibility, Electronic Referrals, Uplaod Claims File, Download letter and 835 transaction. Enhancement Effort	Inhouse Application -- Custom	2	Triple-S DataCenter	[***]
Channel & Interaction Management	Web Portal (Channel & Interaction Management)	N/A	Retain	Application	Healthcare Applications (3rd Party)	Health Plan Portfolio	Members, Providers and Group Administrators portal. It include information (content) and severals transaction. Enhancement Effort	Third Party - Commercially Available	2	Triple-S DataCenter	[***]
Portal	Web Portal SSSVIDA.com (2006)	N/A	Retain	Application	Non-Healthcare Business Applications	PC & Life Portfolio	Triple-S Vida Products & Services, Agent Statements and Reports, Agent Proposal System, Policy Owner Info, On-Line Premium Payment, Policy System Transfer.	Inhouse Application -- Custom	1	Triple-S DataCenter	[***]
Collaboration and Productivity Tools	Webex	Webex		Infrastructure Software	Infrastructure SW	N/A	Online Streaming Meeting/Collaboration Tool	Third Party - Commercially Available	3	Third Party SaaS Solution	[***]
Operating Systems	Windows 2000			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Windows 8			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	N/A	[***]
Operating Systems	Windows Mobile5			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Windows Server 200			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Windows Server 2012			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Windows XP			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	N/A	[***]
Operating Systems	Windows2003 Std R2			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Operating Systems	Windows2012 R2 64 STD			Infrastructure Software	Infrastructure SW	N/A	Windows Operating System	Third Party - Commercially Available	Not Designated	Triple-S DataCenter	[***]
Membership Accounting & Configuration	WiPro - Broker360 (B360)	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio		Third Party - Commercially Available	2	Third Party SaaS Solution	[***]
Membership Accounting & Configuration (M360) ***** (R360)	WiPro - Member360 (M360), Revenue360 (R360)	N/A	Retain	Application	Triple-S SaaS	Health Plan Portfolio	M360- Member 360 R360- Revenue 360 https://www.medicare-solution.com/mss/quay/ products.htm	Third Party - Commercially Available	1	Third Party SaaS Solution	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Service Management	Wovenware Integrator (System Integrator)	Wovenware		Infrastructure Software	Infrastructure SW	N/A	Claims Management Tool (EDI)	Third Party - Commercially Available	1	Triple-S DataCenter	[***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SERVER LIST

Tab	Server	Role	Application	Company	Environment	Powerstate	Decomm Candidate?	P-V	Future Platform	Comments For Environments NOT going to Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]

1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMCADPRDAPP01	CAD	CAD	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMCMMODQAAPP01	CCMS	Vital	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMCMMODQASQL01	CCMS	Vital	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMCMTSTDEVAPP1	CCMS	Vital	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMCMTSTDEVSQL1	CCMS	Vital	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMEDPCCMS02	CCMS	Vital	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMVCMODQAAPP01	CCMS	Vital	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMVCPRDAPP01	CCMS	Vital	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	TSMVTPRDCOR01	CCMS	Vital	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	tsmccmsdevapp01.tsm.local	CCMS 7.0	Vital	TSS	DEV	poweredOn	Y	Physical	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	tsmccmsprdapp01.tsm.local	CCMS 7.0	Vital	TSS	PRD	poweredOn	Y	Physical	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	AHMDWCMASDR	CMAS	DR Test	TSA	DEV	poweredOn	Y	Virtual	Triple-S Premise	Replaced by new Triple-S portals (target before 1/2018) Old portal being modernized. Is currently underway.
Total TSS (TSS,TSA,TSH)	TSMGPRDAPP01	CodeManager	CodeManager	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	AHMORADWDR	Data Warehouse	DR Test	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	ahmmsdw.ahmpr.tsm.local	Database	Datawarehouse	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsasprdsql03.tsm.local	Database	StarsTrack	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	sqltsm01.tsm.local	Database	Vital	TSS	PRD	poweredOn	Y	Physical	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	dbprod03.tsm.local	Database	Sybase	TSS	PRD	poweredOn		Physical	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	dwserverc.tsm.local	DataWarehouse triple C	Datawarehouse	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	SISAPP2	Development	In House	TSS	DEV	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMATSTDEVAPP01	Development	In House	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom based on Triple-S feedback
Total TSS (TSS,TSA,TSH)	TSMATSTDEVDAC01	Development	In House	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMATSTDEVDAC02	Development	In House	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsm-edpbiz01	SISSQLA	Biztalk	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPBIZ03	Sise	Biztalk	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPDEV01	Development	In House	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPDEV04	Development	In House	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEMODQAAPP01	Edifecs	Edifecs	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEMODQAOR01	Edifecs	Edifecs	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEMODQATM01	Edifecs	Edifecs	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEMODQAXE01	Edifecs	Edifecs	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSM-EDPDSTX01	Mercator	Mercator	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEPRDAPP01	Edifecs	Edifecs	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEPRDOR01	Edifecs	Edifecs	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEPRDTM01	Edifecs	Edifecs	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEPRDXE01	Edifecs	Edifecs	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMEPRDXE02	Edifecs	Edifecs	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMETSTDEVAPP01	Edifecs	Edifecs	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMETSTDEVOR01	Edifecs	Edifecs	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
Total TSS (TSS,TSA,TSH)	TSMETSTDEVXE01	Edifecs	Edifecs	TSS	DEV	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in Candidate for replacement with 834 keep on Prem until decision made
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSAAPRDFS01	Shared Data	File Server	TSA	PRD	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMEDPFPS03	File Server	File Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDFS01	File Server	File Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDFS02	File Server	File Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	ahmfilesrv02.ahmpr.tsm.local	File Server	File Server	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	ahmfilesrv01.ahmpr.tsm.local	File Server	File Server	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	ahmnas1.ahmpr.tsm.local	File Server	File Server	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	ahmfilesrv03.ahmpr.tsm.local	File Server	File Server	TSA	PRD	poweredOn		Physical	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMEDPVSR01	View Server	Unisys	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPVSR02	View Server	Unisys	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmcmdbprdapp01.tsm.local	HP CMDB	Mercury	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Until Move to ServiceNow)
Total TSS (TSS,TSA,TSH)	tsmcmdbprdapp03.tsm.local	HP CMDB	Mercury	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Until Move to ServiceNow)
Total TSS (TSS,TSA,TSH)	tsmcmdbprdapp02.tsm.local	HP CMDB	Mercury	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Until Move to ServiceNow)
Total TSS (TSS,TSA,TSH)	tsahvnprod01.tsm.local	Hyper V Nodo 1	Hyper V Node	TSA	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	tsahvndevqa02.tsm.local	Hyper V Nodo 2	Hyper V Node	TSA	DEV	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	tsahvnprod02.tsm.local	Hyper V Nodo 2	Hyper V Node	TSA	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	tsahvnprod03.tsm.local	Hyper V Nodo 3	Hyper V Node	TSA	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	tsahvndevqa01.tsm.local	Hyper V Nodo 4	Hyper V Node	TSA	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	tsahvnprod04.tsm.local	Hyper V Nodo 5	Hyper V Node	TSA	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Total TSS (TSS,TSA,TSH)	TSMHYPQAAPP02	Hyperion	Hyperion	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHYPQAAPP03	Hyperion	Hyperion	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSSHYQAAPP01	Application Server	Hyperion	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhypprdapp01.tsm.local	Application Server	Hyperion	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPHYP01	Application Server	Hyperion	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHYPQAAPP01	Hyperion (TSM-QASQL01)	Hyperion	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDP3CWEB01	IPA WEB	IPA Web	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSSAAPRDWEB01	Autoaudit	Autoaudit	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDP3CWEB02	IPA WEB	IPA Web	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMJPRDIRA01	Jira	Jira	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMVPRDCCMS02	McKesson VITAL Platform 7.2.5	Vital	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	tsmvprdccms01.tsm.local	McKesson VITAL Platform 7.2.5	Vital	TSS	PRD	poweredOn	Y	Physical	Triple-S Premise	Targeted for Decom looking for new soliution in 18/19 keep on Prem until new solution is determined
Total TSS (TSS,TSA,TSH)	tsmmsmodqaweb01.tsm.local	Mobile Web Services	Mobile Web Services	TSS	QA	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHMODQAWEB02	ODS	In House Web App	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHMODQAWEB05	ODS	In House Web App	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHMODQAWEB06	ODS	In House Web App	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHPRDWEB03	ODS	In House Web App	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHTSTDEVWEB02	ODS	In House Web App	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHTSTDEVWEB03	ODS	In House Web App	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHTSTDEVWEB04	ODS	In House Web App	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMMSMODQAWEB02	ODS	Mobile APP	TSS	QA	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMMTSTDEVAPP01	ODS	Mobile APP	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQTSTDEVWEB02	ODS	Web Server	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSAOPRDAPP01	Onbase App Server	Onbase	TSA	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPWEB06	Onbase Web Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPWEBP06	Onbase Web Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPWFL01	Onbase Workflow Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAAPP01	Onbase App Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQADIP01	Onbase DIP Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAGAP01	Onbase GAP Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQASQL01	Onbase SQL DB Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAWEB01	Onbase Web Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAWEB02	Onbase Web Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAWKF01	Onbase Workflow Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOMODQAWKF02	Onbase Workflow Server	Onbase	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDAPP01	Onbase App Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDAPP02	Onbase App Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDAPP04	Onbase App Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDDIP01	Onbase DIP Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDGAP01	Onbase GAP Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDNAS03	Onbase Imaging Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDWEB02	Onbase Web Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDWKF01	Onbase Workflow Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOPRDWKF02	Onbase Workflow Server	Onbase	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMOTSTDEVONB01	Onbase SQL DB Server	Onbase	TSS	Dev	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASDEVSQL02	OneTSH	OneTSH	TSA	DEV	poweredOn		Virtual	Optum Azure

3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Total TSS (TSS,TSA,TSH)	TSASDEVSQL03	OneTSH	OneTSH	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmreprdapp02.tsm.local	Stepwise	Stepwise (Capshop)	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSHSTSTDEVSQL04	OneTSH	OneTSH	TSH	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFINPRDAPP01	PAM APP Server	PAM	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFINPRDSQL01	PAM SQL DB Server	PAM	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFINQAAPP01	PAM APP Server	PAM	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFINQASQL01	PAM SQL DB Server	PAM	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPFIN01	Pam-AMBest	PAM	TSS	PRD	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMQ52BIZ07	BizTalk	BizTalk	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPFIN02	Pam-AMBest	PAM	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	PPHOST	PICTURE PERFECT	PICTURE PERFECT	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep On Prem until Decom (Decom Triple-S comment)
Total TSS (TSS,TSA,TSH)	tsmedpdev03.tsm.local	Portal	Portal	TSS	DEV	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhprdweb01.tsm.local	Portal	Portal	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhprdweb02.tsm.local	Portal	Portal	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhmodqaweb03.tsm.local	Portal	Portal	TSS	QA	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	PTAL-CMS-SSS	Portal	Commerce Server	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	PTAL-STG-SSS	Portal	STG Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPCS02	Portal	Portal	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHPRDTSMWEB01	Portal	Web Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-QAGBIZ01	QA Legacy	BizTalk	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGBIZ02	QA Legacy	BizTalk	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhtspqagweb01.tsm.local	Portal Etools	Portal	TSS	QA	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhtspprdweb02.tsm.local	Portal Services Srv	Portal	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhtspprdsql01.tsm.local	Portal Sql Srv	Portal	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmhtspqagsql01.tsm.local	Portal Sql Srv	Portal	TSS	QA	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPPRT02	Print Server	Print Server	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users)
Total TSS (TSS,TSA,TSH)	TSMHTSTDEVWID01	Process Server	WID	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMHTSTDEVWID02	Process Server	WID	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-QAGAPP01	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGAPP03	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGAPP04	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]

4

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMUPRDAPP01	Unisys Application Server	Unisys	TSS	PRD	poweredOn	Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSM-QAGSTG01	QA Legacy	STG Legacy	TSS	QA	poweredOn	Virtual	Optum Azure

5

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Total TSS (TSS,TSA,TSH)	TSM-QAGSTG02	QA Legacy	STG Legacy	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-QAGWEB01	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGWEB02	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGWEB04	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGWEB05	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQAGWEB06	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMWTESTWMQ03	MQ	ESB	TSS	DEV	poweredOff		Virtual	Triple-S Premise	Keep on Prem (system powered off)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMQAGWEB07	QA Legacy	In House	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPRPS01	Report Server	Report Server	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSSRTSTDEVSQL01	Report Server	Report Server	TSS	DEV	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSAFDEVAPP01	RightFax App Server	Rightfax	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSAFPRDAPP01	Right Fax App Server	Rightfax	TSA	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDAPP01	RightFax App Server	Rightfax	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDAPP02	RightFax App Server	Rightfax	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDIMG01	RightFax Imaging Server	Rightfax	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMFPRDSQL01	RightFax SQL DB Server	RightFax	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedpsas02.tsm.local	SAS	SASSS	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedpsas03.tsm.local	SAS	SASSS	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPSAS01	SASSS Imaging Server	SASSS	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPSAS04	SASSS SQL DB Server	SASSS	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	NT_TRIPLESES	SES	SES	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep On Prem until Decom (Decom Triple-S comment)
Total TSS (TSS,TSA,TSH)	TSMPPRDWEB03	Web Server	SharePoint	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (move to O365)
Total TSS (TSS,TSA,TSH)	TSMSPQAAPP01	SharedPoint APP Server	SharePoint	TSS	QA	poweredOn		Virtual	Triple-S Premise	Keep on Prem (move to O365)
Total TSS (TSS,TSA,TSH)	TSMSPQASQL01	SharedPoint SQL DB Server	SharePoint	TSS	QA	poweredOn		Virtual	Triple-S Premise	Keep on Prem (move to O365)
Total TSS (TSS,TSA,TSH)	TSMSISDEVPRT01	SIS	SIS	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMSISDEVSQL01	SIS	SIS	TSS	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMSPQAWEB01	SharedPoint WEB Server	SharePoint	TSS	QA	poweredOn		Virtual	Triple-S Premise	Keep on Prem (move to O365)
Total TSS (TSS,TSA,TSH)	SISSQLA	SQL DB Server	SIS	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPSIS01	SIS APP Server	SIS	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedpsis02	SIS APP Server	SIS	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSSSCPRDAPP01	SmartCap App Server	SmartCap	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking to move to OneTSH
Total TSS (TSS,TSA,TSH)	TSSSCPRDSQL01	SmartCap SQL DB Server	SmartCap	TSS	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking to move to OneTSH
Total TSS (TSS,TSA,TSH)	TSSTSTDEVSC01	SmartCap App Server	SmartCap	TSS	Dev	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking to move to OneTSH
Total TSS (TSS,TSA,TSH)	TSMEDPSMT01	Smartstream APP Server	Smartstream	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPSMT02	Smartstream APP Server	Smartstream	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedparc01.tsm.local	Database	Unisys	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedparc03.tsm.local	Database	Unisys	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMEDPSMT03	Smartstream SQL DB Server	Smartstream	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMQASMT03	Smartstream SQL DB Server	Smartstream	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSSQASC01	SmartCap	SmartCap	TSS	QA	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom looking to move to OneTSH
Total TSS (TSS,TSA,TSH)	ahmmssql1	SQL Database	Internal App	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	DBMS3C	SQL Server	SQL Database\File Share	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASQASQL01	StarsTrack-SQL Analisys Server	StarsTrack	TSA	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASQASQL02	StarsTrack-SQL Integration Server	StarsTrack	TSA	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASQASQL03	StarsTrack-SQL DB Server	StarsTrack	TSA	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASQAWEB01	Starstrack - Web Server	Starstrack	TSA	QA	poweredOn		Virtual	Optum Azure

6

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Total TSS (TSS,TSA,TSH)	TSASTSTDEVSQL01	StarsTrack-SQL Analisys Server	StarsTrack	TSA	DEV	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSASTSTDEVSQL02	StarsTrack-SQL Integration Server	StarsTrack	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASTSTDEVSQL03	StarsTrack-SQL DB Server	StarsTrack	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSASTSTDEVWEB01	Starstrack - Web Server	StarsTrack	TSA	DEV	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsasprdweb01.tsm.local	StarsTrack	StarsTrack	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsasprdsql01.tsm.local	StarsTrack	StarsTrack	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsasprdsql02.tsm.local	StarsTrack	StarsTrack	TSA	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSM-EDPWISE01	StepWise App Server	StepWise	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMREPRDAPP01	Application	StepWise	TSS	PRD	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMWISEDEVAPP01	StepWise App Server	StepWise	TSS	Dev	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedpimg01.tsm.local	Database	Unisys	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmedpimg02.tsm.local	Database	Unisys	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMWISEDEVSQL01	Stepwise SQL Server	Stepwise	TSS	Dev	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	TSMWISEQAAPP01	StepWise App Server	Stepwise	TSS	QA	poweredOn		Virtual	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	tsmedprbe01.tsm.local	Database	Unisys	TSS	PRD	poweredOn		Physical	Optum Azure
Total TSS (TSS,TSA,TSH)	TSMWISEQASQL01	Stepwise SQL Server	Stepwise	TSS	QA	poweredOn		Virtual	Optum Azure
Total TSS (TSS,TSA,TSH)	tsmwiseprdapp01.tsm.local	StepWise	StepWise	TSS	PRD	poweredOn		Physical	Optum Azure
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	EMS_SBC Virtual Appliance	Telefonia	SBC cuadro Ponce	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Total TSS (TSS,TSA,TSH)	ACSLS	TSA DR	#N/A	TSA	PRD	poweredOff	Y	Virtual	Triple-S Premise	Keep on Prem (powered off and Triple-S comment to decom)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Total TSS (TSS,TSA,TSH)	SSSMEDACR	File Server	FILE SERVER	MED	PRD	poweredOn		Physical	Triple-S Premise	Project to move all File Servers to StorSimple (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	172.20.2.68	Telephony	CMS	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	172.20.2.66	Telephony	Avaya Communication Server	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	172.20.2.67	Telephony	Avaya Aura Communication Manager	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	172.20.2.62	Telephony	Avaya Contact Recorder	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	SSSMEDWFO	Telephony	Avaya WorkForce Optimization	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	172.20.2.64	Telephony	Avaya Application Enablement Services	MED	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAWFO	Telephony	Avaya WorkForce Optimization	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAVMW01	VMWARE HOST	Vmware	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (VMWARE Physical Server) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAVMW02	VMWARE HOST	Vmware	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (VMWARE Physical Server) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRACM01	Telephony	Avaya Communication Manager	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRACM02	Telephony	Avaya Communication Manager	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRCMM01	Telephony	Avaya Communication Manager Messanging	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAUTIL01	Telephony	Avaya Utility Services	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRSMGR01	Telephony	Avaya Aura System Manager	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAWBIM01	Telephony	Avaya Web based License Manager	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAAES01	Telephony	Avaya Application Enablement Services	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRASM01	Telephony	Avaya Seccion manager	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAEPMS01	Telephony	Avaya VIRTUAL APPLIANCE EXPERIENCE	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAEPMP01	Telephony	Avaya Web portal	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRAEPMPP01	Telephony	Avaya Aura Experience portal	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRWEB01	Telephony	Avaya Web portal	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRWEB02	Telephony	Avaya Web portal	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRIQAPP02	Telephony	Avaya IQ	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRIQDB02	Telephony	Avaya IQ	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRIEX01	Telephony	Avaya NICE app	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRIEXDB02	Telephony	Avaya Nice DB	TSS	PRD	poweredOn		Physical	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
Total TSS (TSS,TSA,TSH)	TSMFDRCB01	Telephony	Avaya Call Assitance	TSS	PRD	poweredOn		Virtual	Triple-S Premise	Keep On Prem (keep close to end users) (Roosevelt Building)
TSV	Analytics VM	Analitics	Analysis	TSV	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom based on Triple-S feedback
TSV	Application Enablement Services	Telephony	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	Avaya Aura Messaging (2)	Telephony	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	Avaya Aura(R) System Manager New	Telephony	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	TrueProof Server 4.04.05-1	TrueProof	Trueproof	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSMGAL10ZIG	Manejo de Thin Client De VDI	VDI	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	TSMGALACR	Avaya	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	TSMGALADMT	0	TBD	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
TSV	TSMGALEMCDB	0	TBD	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
TSV	TSMGALEMCF	Avaya	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	TSMGALFS	File Server	File Server	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Project to move all File Servers to StorSimple
TSV	TSMGALLINUXCONS	Avaya	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	TSMGALMF	Lis New Business	Adabas	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Mainframe App)
TSV	TSMGALMFDEVN	Mainframe Dev	Adabas	TSV	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Mainframe App)
TSV	TSMGALMICRODEV	Microstrategy	Microstrategy	TSV	DEV	poweredOn		Virtual	Optum Azure
TSV	TSMGALOFASP	0	TBD	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
TSV	TSMGALOFDBP	0	TBD	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem

7

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSV	TSMGALSASVIDEV	SASVI	SASVI	TSV	DEV	poweredOn		Virtual	Optum Azure
TSV	TSMGALTTS	Licenciamiento	Licensing	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSMGALVCENTER	Vmware	vCenter	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (VMWARE will ONLY run on Prem)
TSV	TSMGALWEBCONT	Content	Content	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSMGALWEBDEV	Portal	Portal	TSV	DEV	poweredOn		Virtual	Optum Azure
TSV	TSMGALWEBP	Portal	Portal	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSMGDEVAPP01	HCG Grouper	HCG Grouper	TSV	DEV	poweredOn		Virtual	Optum Azure
TSV	TSMEDPOCE01	PRISMA	PRISMA	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSMOPRDAPP03	Prisma	PRISMA	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSVOPRDAPP01	Onbase App Server	Onbase	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSVOPRDAPP02	Onbase App Server	Onbase	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSVOPRDAPP03	Onbase WEB SRV	Onbase	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSVOPRDVWV01	Onbase WEB SRV	Onbase	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	TSVOQAAPP01	Onbase App Server	Onbase	TSV	QA	poweredOn		Virtual	Optum Azure
TSV	TSVOTSTDEVAPP01	Onbase App Server	Onbase	TSV	Dev	poweredOn		Virtual	Optum Azure
TSV	TSVRHLIC	Licenciamiento de Linux	Licenciamiento de Linux	TSV	PRD	poweredOn	Y	Virtual	Triple-S Premise	Targeted for Decom based on Triple-S feedback
TSV	UI VM	Operation Manager VM	Operation Manager VM	TSV	PRD	poweredOn		Virtual	Optum Azure
TSV	WebLM	Support Avaya	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	WebLM	Support Avaya	Avaya	TSV	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	WebLM 6.3.2	Web Server	Web Server	TSV	PRD	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Powered Off)
TSV	tsmgalhr.gal.tsm.local	Not Assigned	TBD	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Not Assigned)
TSV	tsmgalweb01.gal.tsm.local	Not Assigned	TBD	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Not Assigned)
TSV	tsmgalbi	Not Assigned	TBD	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Not Assigned)
TSV	tsmgalsasvip.gal.tsm.local	SASVI	SASVI	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	tsmgalpdap.gal.tsm.local	Not Assigned	TBD	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Not Assigned)
TSV	tsmgallpapps.gal.tsm.local	Not Assigned	TBD	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Not Assigned)
TSV	asico-srv-db.gal.tsm.local	Database	Database	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	tsmgallpsql.gal.tsm.local	Database	Database	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	lpsql.gal.tsm.local	Database	Database	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	tsmgaladc01.gal.tsm.local	Domain Controller	Active Directory	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	tsmgaladc03.gal.tsm.local	Domain Controller	Active Directory	TSV	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
TSV	tsmgalepo.gal.tsm.local	McAfee ePolicy Orchestrator 5.3.0	McAfee	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	asico-srv-rm.gal.tsm.local	McAfee Host Intrusion Prevention	McAfee	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	tsmgalas.gal.tsm.local	MicroStrategy 9	MicroStrategy	TSV	PRD	poweredOn		Physical	Optum Azure
TSV	tsmgaldw.gal.tsm.local	SQL Server 2008 R2 Reporting Services	Datawarehouse	TSV	PRD	poweredOn		Physical	Optum Azure
TSP	SQLSTS	SQL Server	SQL	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	SQLSTS03	Sise	SISE	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	STSAPP	SISE	SISE	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSAOPRDEWS01	Onbase	Web	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSAPRDEFT01	DWS	TBD	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMCTXPRDL01	Licensing	Citrix	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV01	Database Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV02	Application Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV03	Services	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV04	Services	Coverall	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV05	Database Server	Coverall	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	TSMEDPCOV06	Web Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPLAW01	Abacus Law	Abacus Law	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPPRT01	Print Server	SISE	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPSQLDEV01	SISE	SISE	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	tsm-edpsqltest2	SISE	SISE	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPSTSLAB02	SISE	SISE	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	TSMEDPSTSWEB01	Shared Data	In House	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPTRI01	Application Server	Trillium	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSM-EDPWEB02	FTP	FTP Server	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMEDPXENL01	Licensing	Citrix	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMRDEVVAPP01	Risk Link	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMRTSTDEVSQL01	Risk Link	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSMSIDEVSQL02	SISE	SQL Server	TSP	POC	poweredOn		Virtual	Optum Azure
TSP	TSMTXPRDAPP01	Interfase SISE	SISE	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPCPRDAPP01	CoverAll APP Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPCPRDAPP02	CoverAll APP Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPCPRDSQL01	CoverAll SQL DB Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPCPRDWEB01	CoverAll Web Server	Coverall	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPCTSTDEVAPP01	CoverAll APP Server	Coverall	TSP	Dev	poweredOn		Virtual	Optum Azure
TSP	TSPCTSTDEVSQL01	CoverAll SQL DB Server	Coverall	TSP	Dev	poweredOn		Virtual	Optum Azure
TSP	TSPCTSTDEVWEB01	CoverAll Web Server	Coverall	TSP	Dev	poweredOn		Virtual	Optum Azure
TSP	TSPMODQAFS01	File Server	File Server	TSP	QA	poweredOn		Virtual	Triple-S Premise	Project to move all File Servers to StorSimple
TSP	TSPODEVAPP01	OnBase	Onbase	TSP	DEV	poweredOn		Virtual	Optum Azure
TSP	TSPOPRDAPP01	Onbase App Server	Onbase	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPOPRDAPP02	OnBase	Onbase	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPOPRDAPP03	OnBase	Onbase	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPOQAAPP02	OnBase	Onbase	TSP	QA	poweredOn		Virtual	Optum Azure
TSP	TSPPRDONB01	Onbase	Onbase	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPPRDONB02	Onbase Suscription Server	Onbase	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPRISDEVSQL01	Prevail	Prevail	TSP	Dev	poweredOn		Virtual	Optum Azure
TSP	TSPRISTSTSQL01	Prevail	Prevail	TSP	Dev	poweredOn		Virtual	Optum Azure
TSP	TSPRPRDAPP01	RiskLink 17.0 Application	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPRPRDAPP02	RiskLink 17.0 Application	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPRPRDRPT01	RiskLink Report Server	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPRPRDSQL02	RiskLink 17.0 Database	Risk Link	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	TSPTSTDEVFS01	File Server	File Server	TSP	Dev	poweredOn		Virtual	Triple-S Premise	Project to move all File Servers to StorSimple
TSP	TSM-EDPQPL01	Quicker	Quicker	TSP	PRD	poweredOn		Virtual	Optum Azure
TSP	tsmhtsptstsql01.tsm.local	Portal Sql Srv	Portal	TSP	DEV	poweredOn		Physical	Optum Azure
TSP	tsmhtsptstweb01.tsm.local	Portal Web Srv	Portal	TSP	DEV	poweredOn		Physical	Optum Azure
TSP	tsm-edpbea01.tsm.local	MIS APP SRV	Beacon	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	tsm-edpweb05.tsm.local	Mis ETL Srv	MIS	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	tsprisprdsql01.tsm.local	Prevail SQL & Web Srv	PRS	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	tsprisprdapp01.tsm.local	Prevail Web Srv	PRS	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	tsprprdsql01.tsm.local	RMS SRV and Database	RMS	TSP	PRD	poweredOn		Physical	Optum Azure

8

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TSP	tsmedpcls17.tsm.local	Sise SQl Act Node	SISE	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	tsmedpcls18.tsm.local	Sise SQL PAss node	SISE	TSP	PRD	poweredOn		Physical	Optum Azure
TSP	TSMQAGQPL01	Quicker	Quicker	TSP	QA	poweredOn		Virtual	Optum Azure
Salus	Call Management System	Telephony	Avaya	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	CMM Test	Telephony	Avaya	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	Cobras Test	Telephony	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	Collector	Telephony	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	Communication Manager 1 (2)	Telephony	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	CSSDVPRDSPS01	Print Server	Print Server	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSFPRDFS01	File Server	File Server	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Project to move all File Servers to StorSimple
Salus	CSSLPRDAPP01	App Server	App Server	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSNPRDAPP01		Neomed	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSNTSTDEVAPP01		Neomed	SALUS	DEV	poweredOn		Virtual	Optum Azure
Salus	CSSPPRDAPP01	MD Timeline	PACS	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSTPRDAPP01	Salus	Right Answer	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSTPRDAPP02	TRA	TRA	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSTTSTDEVAPP01	Salus	Right Answer	SALUS	DEV	poweredOn		Virtual	Optum Azure
Salus	CSSVMPRDBKP01	Backup	Veeam	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSVMPRDBKP02	Backup	Veeam	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	CSSVPRDADC01	Domain Controller	Active Directory	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	CSSVPRDIMG01	Imaging	Radiology & More	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	RADSTORE	Imaging	PACS	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	SALUS	Web Portal	Web Application	SALUS	PRD	poweredOn		Virtual	Optum Azure
Salus	SALUSDEV	TEST	Web Application	SALUS	DEV	poweredOn		Virtual	Optum Azure
Salus	SALUSQA	TEST	Web Application	SALUS	QA	poweredOn		Virtual	Optum Azure
Salus	tsmccxprd01	Cisco	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	tsmcucmprd01	Cisco UCM	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	tsmcucmprd02	Cisco UCM	Cisco PBX	SALUS	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	tsmunityprd01	Cisco CUCM	Cisco PBX	Salus	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	TSMVSMPRDAPP01	VeraSmart	VeraSmart	Salus	PRD	poweredOn		Virtual	Optum Azure
Salus	esxi-salus.tsm.local	VMWARE HOST	Vmware	Salus	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	10.16.11.11	VMWARE HOST	BKP	Salus	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
Salus	tsmimpprd01	Cisco UCM	User Presence	Salus	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	AdditionalBackEnd	DELL EMC	Addition Back End Appliance	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	angelpc32bits	PC	PC	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APMTEST	Application Manager	Manage Engine	TRI	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	Avaya Aura Experience Portal - MPP	Telephony	Avaya	TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Avaya Aura Experience Portal - Primary EPM (2)	Telephony	Avaya	TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Avaya Aura(R) System Manager (2)	Telephony	Avaya	TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Communication Manager Messaging			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	CSSDVPRDSPS01_replica			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	CSSVPRDADC01_replica			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	CSSVPRDIMG01_replica			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	DR_IBM			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	IAT-Test	INFRA	INFRA	TRI	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	ISIAWPRDAPP01	App Server	Airwatch	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	ISIAWPRDAPP02	App Server	Airwatch	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	ISIAWPRDSQL01	Database Server	Airwatch	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	ISIV35121			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	ISIVMISG02	Linux	Linux	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	ISIXAP01	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	ISIXAP02	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	ISIXAP03	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	ISIXAP04	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	ISIXAP05	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	ISIXAP06	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	KEYS	Xapiens Support PC	security support	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (until determined if Optum will look to replace services or keep)
Corporate (Triserve,TSM,Medica)	Lenovo XClarity Administrator	Lenovo XClarity Administrator	Lenovo XClarity Administrator	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	Linux_File_Recovery	#N/A	Linux	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	LINUXSANDBOX	#N/A	Linux	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	LocalDataStore-Test	#N/A	Linux	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	LPAPPS			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	MEDCMSBAK	Backup	CMS	Medicare	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	MEDDC01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	MED-DC01	Domain Controller	Active Directory	Medicare	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	MEDDC02	Domain Controller	Active Directory	Medicare	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	MEDDC09			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	MEDQA2K			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	MEDQA2K8	Patch Deployment Client	Patch Deployment	Medicare	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	New-Avaya Aura Experience Portal - MPP			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	nt-triplesids2	FTP Server	FTP Server	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	PCTSPONB01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	PrimaryBackEnd	TEST	TEST	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	Prueba-FS	TEST	TEST	TRI	QA	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	PSP_4.04.02_CS10000_b402_x86_04-14-14_IPDS_esx	TEST	TEST	TRI	QA	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	QAppMasterTemplate			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]			[***]		[***]		[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	RADSTORE_replica			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Session Manager 1 (2)			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	SMAIL1	MCAfee	MCAfee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	SMAIL2	MCAfee	MCAfee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	sss33418			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)

9

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Corporate (Triserve,TSM,Medica)	SSS37376	PC	PC	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	STS03474			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	STS03485			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	STS03489			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Template_Win_2008_R2_Std			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Template_Win_2k8_R2_Std			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
[***]	[***]			[***]		[***]		[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	test			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TRISDEVMON01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TRSOPRDAPP01	OnBase	Onbase	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TRSOPRDAPP02	OnBase	Onbase	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TRSVLCPRDAPP01	Tenable Nessus	Tenable	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TRSVNEPRDAPP01	Tenable Nessus	Tenable	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TRSVNEPRDAPP02	Tenable Nessus	Tenable	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TRSVPC01	Information Security	Tennable	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TRSVPC02	Information Security	Tennable	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TRSVPC03	Information Security	Tennable	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TRSVSCPRDAPP01	Tenable Nessus	Tennable	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TrueProof Server 4.04.05-1			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSAVMASTER-DR			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMA9CON01		TBD	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMAMPRDAPP01	Application Manager	Manage Engine	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAMPRDAPP02	Application Manager	Manage Engine	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAMPRDAPP03	Application Manager	Manage Engine	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAMPRDMGT01	Application Manager	Manage Engine	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAMPRDSQL01	Application Manager	Manage Engine	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAPRDB2B01	B2B	File Repository	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAPRDFS01	File Server	StorSimple Shares	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAPRDFS02	File Server	StorSimple Shares	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAUPRDAPP01	Imagine	Onbase	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMAVPRDBKP01	Media Server	Netbackup	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMAZPRDSYNC01	Azure	Azure	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMAZPRDSYNC02	Azure	Azure	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMCAPRDAPP01	CyberArk	CyberArk	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMCAPRDAPP02	CyberArk	CyberArk	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMCAPRDAPP03	CyberArk	CyberArk	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMCBPRDCON01	Cisco	Cobras	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMCDEVQACTM03	Control M	Control M	TRI	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCPRDAPP07_restore			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMCPRDCTM02	Control M	Control M	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCPRDCTM03	Control M	Control M	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCPSPRD01	#N/A	TBD	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMCQ52APP01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMCVPRDMA01	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCVPRDMA02	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCVPRDMA03	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMCVPRDMS01	Commvault Servers -Commserve	Commvault	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSM-DCEDP01	Domain Controller	Active Directory	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsm-dcedp01b	Domain Controller	Active Directory	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDMGPRDLIC01	Licensing	Citrix	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDPRDDCV01	Symantec	Symantec DLP	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDPRDEE01	Symantec	Symantec Endpoint Encryption	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDPRDEG01	Symantec	Symantec VIP	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDPRDEP01	Symantec	Symantec DLP	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDPRDIC01	Symantec	Symantec VIP	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDPRDII01	Symantec	Symantec VIP	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDPRDIM01	Symantec	Symantec VIP	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDPRDPE01	Symantec	Symantec DLP	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDPRDPW01	Symantec	Symantec DLP	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDTPRDAPP01	DynaTrace	Dynatrace	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDTPRDCON01	DoubleTake	Double Take	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDTPRDDB01	DynaTrace	Dynatrace	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDVBFPRDAPP01	BIGFIX	BIGFIX	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDVBFPRDAPP02	BIGFIX	BIGFIX	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDVBFPRDSQL01	BIGFIX	BIGFIX	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMDVEPRDEXC01	Exchange Online 365	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMDVNBPRDENC01	Encryption	Netbackup	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMEDP3CWEB03	Portal	In House Portal	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPALT02	Altiris	Altiris	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSM-EDPBIZ03_2k3_AGL56680			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMODEVDFS01	DFS	File Server	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Project to move all File Servers to StorSimple
Corporate (Triserve,TSM,Medica)	TSMEDPCTX10	Portal	Citrix	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPDATAFIN01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	ahmprdadc01.ahmpr.tsm.local	Domain Controller AHMPR	Active Directory	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMEDPEXC06	MS Exchange - Vida	OWA	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMEDPHIT01	Admin Console	Hitachi	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPISA01	ISA Server	Exchange	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPKRN05	Application Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPKRN06	Application Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPMPREP01_Noprender			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMEDPQASAP01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMEDPQASAP02	SAP	SAP	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPQASAP03	SAP	SAP	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmnprdlic01.tsm.local	Licensing	File Server	TRI	PRD	poweredOn		Physical	Triple-S Premise	Project to move all File Servers to StorSimple
Corporate (Triserve,TSM,Medica)	TSMEDPTIV04	Monitoring	Tivoli	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSM-EDPVAULT01	Enterprise Vault	Enterprise Vault	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMVTSTDEVVW02	Virtual PC	Horizon View	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSM-EDPWEB03	Web Portal	Web	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPWREP01	0	TBD	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEMODQAXE01-Test			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)

10

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Corporate (Triserve,TSM,Medica)	TSMETESTTM01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMEVPRDAPP01	Enterprise Vault	Enterprise Vault	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMEVPRDSQL01	Enterprise Vault	Enterprise Vault	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmexcprdhtc01	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsmexcprdhtc02	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMEXCPRDHYB01	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsmexcprdmb01	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsmexcprdmb02	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsmexcprdtmg01	MS Exchange	Exchange	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSM-EDPKRN01	Kronos App Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPKRN04	Kronos SQL Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRDEVAPP01	Kronos App Server	Kronos	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRDEVSQL01	Kronos SQL Server	Kronos	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRPRDAPP01	Kronos App Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRPRDSQL01	Kronos SQL Server	Kronos	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRQAAPP01	Kronos App Server	Kronos	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMKRQASQL01	Kronos SQL Server	Kronos	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMGALADS			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMGALMFQC			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMGALSASVIQC			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQAGLMS01	Learning Mgmt System	LMS	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMIATWKS01	Workstation	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMIATWKS02	Workstation	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMIMCPRDAPP01	Monitoring	IMC	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMIMPPRDAPP01	0	TBD	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMMBQAAPP01	Malwarebytes	Malwarebytes	TRI	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMBQASQL01	Malwarebytes	Malwarebytes	TRI	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDAPP02	Mcafee SQL DB Server	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDAPP03	Mcafee SQL DB Server	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDAPP03_Appliance	Application	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDAPP04	Application	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDAPP05	Application	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDCON01	Mcafee	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDSQL01	Application	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDVDI01	EPO	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDVDI02	EPO	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDVDI03	EPO	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDVDI04	EPO	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMCPRDVDI05	EPO	Mcafee	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMMGMTPRDDCNM	Manejo de SAN	Manejo de SAN	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
Corporate (Triserve,TSM,Medica)	TSMMPRDAPP02	Manage Engine APP Server	Manage Engine	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSMMPRDAPP04	Manage Engine	Manage Engine	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSMMPRDSQL01	Manage Engine SQL DB Server	Manage Engine	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSMOMPRDCON01	Patch Management	Bigfix	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMOPRDCTM02	Control M	Control M	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMOPRDFTP01	B2B	FTP Server	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMOPRDFTP02-RESGUARDO ANTES EXPANDIR DISCO			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMOQAAPP01	OnBase	Onbase	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMOSGTST03	OSG	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMOSGTST04	OSG	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmosgtst05	OSG	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMPOC01		TBD	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMPOC02		TBD	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMPOC03		TBD	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMPOCAZUREBKP			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMPOCAZURESR			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMPOCDEVFIN01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	tsmprdisg01	Infromation Security	ISG Application	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMPRDISG03	ISG Application	ISG Application	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMPXPRDAPP01	Prophix APP Server	Prophix	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMQ52APP01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQ52HUB04			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQ52SQL01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSM-QAGSQL01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSSDVPDEVAPP01	Prophix APP Server	Prophix	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSSDVPDEVSQL01	Prophix SQL DB Server	Prophix	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMQIPRDBIZ01_Old			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQMODQAAPP51			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQMODQAIFC50			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMQRPRDAPS05			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	TSMRADIPRDAPP01	Radius Server(Meraki)	Radius	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMSMODQASBM01	Serena	Serena	TSM	QA	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Moving to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	TSMSPRDSBM02	Serena	Serena	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Moving to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	TSMSPRDSBM03	Serena	Serena	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Moving to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	tsmsprdsql03	Serena	Serena	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (Moving to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	TSMSPRDSTR03	EMC Replication Manager Console	EMC Replication Manager Console	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMSPRDSTR04	EMC Replication Manager Console	EMC Replication Manager Console	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMSPRDSTR05	Stor Simple	StorSimple	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMSTSVWSISO			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMSYSPRDLOG01	Manage Engine SysLog Server	Manage Engine	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSMUACPRDAPP02	Cisco Management	Cisco PBX	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMVCPRDVCTR01-VCSA			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMVEDPADRAP	Manage Engine Service Desk Plus	Manage Engine	TRI	POC	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSMVEDPADRAP02	ADRap	ADRap	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVISIO01	PC	PC	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSMVPRDAPP01	0	TBD	TRI	PRD	poweredOn		Virtual	Optum Azure

11

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Corporate (Triserve,TSM,Medica)	TSMVPRDBKP02	Media Server	Netbackup	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMVPRDHCOM01	VDI Composer	Horizon	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSMVPRDHCON01	Horizon Connection Broker	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHCON02	Horizon Connection Broker	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHCON03	Horizon Connection Broker	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHFS01	Horizon File Server	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHPCOIP01	Horizon Application	Horizon	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHSS01	Horizon Application	Horizon	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHVAPP01	Horizon Application Volumes	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHVCTR01	Horizon Vcenter Server	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDHVSQL01	Horizon Databse Server	Horizon	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDKMS01	Microsoft Key Management Service	Key Mgmt	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMVPRDVCTR01	Vmware	Vcenter Server	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMVTDEVAPP01			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMVTSTDEVCTR01	VMware	vCenter Server	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	TSMWMODQAWTX02_OLD	WTX	ESB	TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	TSMWMODQAWTX04_OLD	WTX	ESB	TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	TSMWTSTFTP01	FTP	FTP Server	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSSAPRDWFO01	Avaya	Avaya	TRI		poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSSMDEVEXC02	Exchange	Exchange	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]
Corporate (Triserve,TSM,Medica)	TSSVPCINFO01	PC	PC	TRI	DEV	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	TSTAPRDSRDP01	Not Assigned	TBD	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSTFPRDFMG01	Fortinet	FortiGate Manager	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSTHPEOVGD01	HPE	OneView	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSTMENOCAPP01	Manage Engine APP Server	Manage Engine	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSTNOCLAB02	Application Manager Managed Server	Manage Engine	TRI	LAB	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSTNOCLABSQL01	Manage Engine LAB DB Server	Manage Engine	TRI	LAB	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	TSTPRDSQLRD01	PC	PC	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSTPRDSQLRD02	PC	PC	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	TSTVQAWEBGW01	#N/A	TBD	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSTW10WKS01	PC	Infrastructure	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	UEC-IT-LABINFO			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	UEC-IT-NEOMED			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	UEC-IT-QMATIC			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	UEC-UHC-PACS			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Unknown 14			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Unknown 3			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Unknown 3 (1)			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	Unknown 8			TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	VMware HealthAnalyzer	Vmware Appliance	Health Analyzer	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	VMware vCenter Support Assistant Appliance	Vmware Appliance		TRI		poweredOff		Virtual	Triple-S Premise	Keep on Prem (future Decom according to Triple-S)
Corporate (Triserve,TSM,Medica)	VMware vRealize Log Insight	vRealize Log Insight	vRealize	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	vRealize Operations Manager Appliance	vRealize Operations Manager	vRealize	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	vRealize Operations Manager Appliance(PRD)	vRealize Operations Manager	vRealize	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	vSphere Replication Appliance	vSphere Replication Appliance	vSphere Replication	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	vSphere Replication Appliance	vSphere Replication Appliance	vSphere Replication	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	WEBGW		TBD	TRI	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	WIN2008R2 Standard	Server Template	Server Template	TRI	PRD	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Template for VMs)
Corporate (Triserve,TSM,Medica)	Win2012GoldenCopy	Server Template	Server Template	TRI	PRD	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Template for VMs)
[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]
Corporate (Triserve,TSM,Medica)	WIN2012R2STD	Server Template	Server Template	TRI	PRD	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Template for VMs)
Corporate (Triserve,TSM,Medica)	WIN2012R2STD_DEV	Server Template	Server Template	TRI	PRD	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Template for VMs)
Corporate (Triserve,TSM,Medica)	Windows_2012_R2_STD	Server Template	Infrastructure	TRI	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	Windows_2016	Server Template	Server Template	TRI	DEV	poweredOff		Virtual	Triple-S Premise	Keep on Prem (Template for VMs)
Corporate (Triserve,TSM,Medica)	zenoss-ucspm	Cisco	UCS Monitor	TRI	PRD	poweredOn		Virtual	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmsprdsbm01.tsm.local	Serena Dimensions Server	Serena	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMEDPDEVSAP02	SAP SQL DB Server	SAP	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpprdsap03	SAP Web Server	SAP	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpqasap04	SAP APP Server	SAP	TSM	QA	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	TSMEDPDEVSAP03	SAP APP Server	SAP	TSM	DEV	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	tsavprdbkp04.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsavprdbkp02.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmststdevapp01.tsm.local	Sap Data Service	SAP	TSM	DEV	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmisgdev01.tsm.local	Management	Management	TRI	DEV	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpalt01.tsm.local	Altiris Deployment Server	Altiris	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpalt03.tsm.local	Altiris Deployment Server	Altiris	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsm-bkp-01.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmvprdbkp03.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmvprdbkp06.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmvprdbkp05.tsm.local	Netbackup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmcprdtsspre01.tsm.local	Citrix	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmcprdtsspre02.tsm.local	Citrix	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmcvprdma05.tsm.local	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmcvprdma04.tsm.local	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmcvprdma06.tsm.local	Commvault -Media Agent	Commvault	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpsapids01.tsm.local	Database	Database	TSM	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmmprdapp03.tsm.local	Database	Database	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmmprdapp10.tsm.local	Desktop Central	Manage Engine	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Bomgar future)
Corporate (Triserve,TSM,Medica)	tsmrprdapp01.tsm.local	Digital StoreFront	Digital StoreFront	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tssdpscprdsql02.tsm.local	DLP	DLP	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tssdpscprdsql01.tsm.local	DLP	DLP	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmdprdenf01.tsm.local	DLP	DLP	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	hec03v010061.workgroup	DLP	DLP	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmdprdnm02.tsm.local	DLP	DLP	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsm-dcedp02.tsm.local	Domain Controller	Active Directory	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)

12

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Corporate (Triserve,TSM,Medica)	tsm-tspadc01.tsm.local	Domain Controller	Active Directory	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsm-fdradc01.tsm.local	Domain Controller	Active Directory	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (keep close to end users)
Corporate (Triserve,TSM,Medica)	tsmprdevt02.tsm.local	Event Tracker	Event Tracker	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmmprdapp06.tsm.local	Database Monitoring	Idera	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmprdisg01.tsm.local	ISG Application	ISG Application	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmmprdapp08.tsm.local	Manage Engine Service Desk	Manage Engine	TRI	PRD	poweredOn		Physical	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	tsmmprdapp05.tsm.local	Manage Engine Service Desk	Manage Engine	TRI	PRD	poweredOn		Physical	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	tsmmprdapp01.tsm.local	Manage Engine Service Desk	Manage Engine	TRI	PRD	poweredOn		Physical	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	tsmnocprdapp02.tsm.local	Manage Engine Service Desk	Manage Engine	TRI	PRD	poweredOn		Physical	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	sssisg1.tsm.local	Management	ISG Application	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmfdrsec01.tsm.local	March Networks Administrator Console	March Networks	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpcls19.tsm.local	Onbase Cluster -TSM-EDPSQL01	Onbase	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpcls20.tsm.local	Onbase Cluster -TSM-EDPSQL01	Onbase	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmsprdapp01.tsm.local	SAP BusinessObjects Enterprise XI 3.1 SP ...	SAP	TSM	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpprdsap01.tsm.local	SAP BusinessObjects Enterprise XI 3.1 SP ...	SAP	TSM	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmsprdds01.tsm.local	Serena Dimensions Server	Serena	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Move to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	tsmsprdsdm01.tsm.local	Serena Dimensions Server	Serena	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem (Move to Planview/ServiceNow)
Corporate (Triserve,TSM,Medica)	tsmnocprdapp01.tsm.local	Monitoring	SolarWinds	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	esxi23.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi25.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi27.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi28.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi29.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi32.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi33.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi34.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi18.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi21.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi17.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi24.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi19.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi26.tsm.local	VMware vSphere Client 5.0	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSM-EDPSOX01	Sox	Sox App Server	TSM	PRD	poweredOn		Virtual	Optum Azure
Corporate (Triserve,TSM,Medica)	esxi12.tsm.local	VMWARE HOST	Vmware	TRI	DEV	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmvprdbkp04.tsm.local	Backup	Netbackup	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmxentspapp03.tsm.local	Citrix Srv	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmxentspapp01.tsm.local	Citrix Srv	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	esxi11.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi10.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxi09.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	esxih-10.tsm.local	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	tsmedp3cctx01.tsm.local	Citrix	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedp3cctx02.tsm.local	Citrix	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpsssctx01.tsm.local	Citrix	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpsssctx03.tsm.local	Citrix Presentation Server	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpsssctx04.tsm.local	Citrix Presentation Server	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmedpsssctx2.tsm.local	Citrix Presentation Server	Citrix	TRI	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	isidprdwds01.tsm.local	File Server	File Server	TRI	PRD	poweredOn		Physical	Triple-S Premise	Project to move all File Servers to StorSimple
Corporate (Triserve,TSM,Medica)	medfilesrvr.medicare.tsm.local	File Server	File Server	MED	PRD	poweredOn		Physical	Triple-S Premise	Project to move all File Servers to StorSimple
Corporate (Triserve,TSM,Medica)	FrontEnd	#N/A	TBD	TRI	PRD	poweredOn	Y	Virtual	Triple-S Premise	Keep on Prem (Marked for Decom by Triple-S)
Corporate (Triserve,TSM,Medica)	esxi36.tsm.local	VMWARE	VMWARE	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	TSMMDEVAPP08	Manage Engine	Manage Engine	TRI	DEV	poweredOn		Virtual	Triple-S Premise	Move to ServiceNow
Corporate (Triserve,TSM,Medica)	tsmsmodqaapp01.tsm.local	SAP	SAP	TSM	QA	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	tsmremodqaapp01.tsm.local	Kronos’ Workforce Central Application 7.0	Kronos	TSM	QA	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	trsvneprdapp01	Kronos’ Workforce Central Application 7.0	Kronos	TSM	PRD	poweredOn		Physical	Optum Azure
Corporate (Triserve,TSM,Medica)	Synergy 1	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	Synergy 2	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	Synergy 3	VMWARE HOST	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO1	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO2	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO3	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO4	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO5	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO6	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO7	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem
Corporate (Triserve,TSM,Medica)	APOLLO8	VM VDI HPE Apollo r2600 Chassis	Vmware	TRI	PRD	poweredOn		Physical	Triple-S Premise	Keep on Prem

13

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 Schedule X
Source of Truth

B2B FILES

B2B CRITICALITY	B2B FILE NAME	DESCRIPTION	EXECUTION FREQUENCY
1	Transaction Reply Reports / Response (CMS - Daily Data Exchanges) - WIPRO	Measures the percentage that the process to send to WIPRO, and/or process once received from WIPRO, as applicable, the following types of Centers for Medicare & Medicaid Services (CMS) Medicare Part D (a) Enrollment Files Sent to WIPRO= 2 times each day (12:00 p.m. AST and 12:00 a.m. AST),
(b) Enrollment Files (834) Processed Once Received  = Processed within two (2) hours after receipt from WIPRO 3 times each day
		(c) Transaction Report Replies Processed Once Received from WIPRO = Processed after receipt from WIPRO 1 time each day	Daily
1	Data Warehouse Update (CMS - Onetsa)	Measures the percentage that the daily process to refresh the CMS Data Warehouse is completed on time (by 12:00 a.m. AST each day).	Daily
1	Abarca	Measures the percentage that the PBM file is created and submitted to Abarca on time (by 12:00 a.m. AST each weekday).	Daily (Monday through Friday)

2	ID Cards File Management (PersoCard)	Measures the percentage of Member ID card files which are: (a) generated and delivered to the vendor (or made available for the applicable vendor to obtain from within the system, as applicable); and (b) received back from the vendor and reconcilled for accuracy - all by 11:59 a.m. AST each day Monday through Friday.	Daily - Monday though Friday
2	Risk Management Files (Inovalon, McKesson, PopHealth, Miliman, DDDS)	Measures the percentage of Monthly Membership Report, MO, PTDMOO, HCMOD data files which are sent to the corresponding vendor(s) by 11:59 p.m. AST each Friday.	Weekly
2	Premium Management Files Handling (Inovalon)	Measures the percentage of weekly file counts and paid claim amounts - in each of the following 5 categories - which are provided for validation and uploaded to a designated Triple-S FT site by 12:00 a.m. AST each Tuesday: Member, Enrollment, Providers, Provider Enrollment, Alianzas.	Weekly
2	Premium Management Files Handling (Inovalon, DDDS, Miliman, PopHealth)	Measures the percentage of file counts and paid claim amounts - in each of the following 8 categories - which are provided to Triple-S' Finance Department for validation and uploaded to a designated Triple-S FTP site by 12:00 a.m. AST on the 5th day of each month: Member, Claims, Enrollment, Pharmacy Claims, Laboratory Claims, Providers, Provider Enrollment, Alianzas.	Monthly
2	Claims Payment Files (Accuprint)	Measures the percentage of claims and capitation payment source files which are (i) sent to the applicable Triple-S business owner for approval by 12:00 a.m. AST each Saturday; and once approved by such Triple-S business owner; (ii) sent to the vendor for checks and ACH file generation.	Weekly
2	Capitation Payment Files (Accuprint)	Measures the percentage of capitation payment source files which are (i) sent to the applicable Triple-S business owner for approval; and once approved by such Triple-S business owner; (ii) sent to the vendor for checks and ACH file generation - all within three (3) days after receipt of the applicable request.	On Demand
2	Oracle Data Warehouse Update	Measures the percentage that the weekly process to refresh the Oracle Data Warehouse is completed by 7:00 a.m. AST each Monday morning.	Monthly

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 Schedule X
Source of Truth

 TSS RETAINED CONTRACTS

Vendor	Description
Orthotec	BPO
WJ Medical Consulting	BPO
Palo Alto Networks, Inc.	Software and Services
ViaWest, Inc.	Services for data centers
Assertus, Inc.	Services for transaction processing, software installation
AT&T	Software and Services
Integration Technologies, Corp.	Services for PBX and Avaya maintenance
Prism Microsystems, Inc.	Services for Event Tracker
SAP	Services for SAP
Sungard Availability Services, LP	Services for disaster recovery, mobile recovery, security, network, test, and support

Triple-S / Supplier Confidential

Schedule Y

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE Y

Subcontractor Flow-Down Terms

Schedule Y	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE Y

Subcontractor Flow-Down Terms

As of the Effective Date, Triple-S will comply with the following terms and conditions regarding Triple-S’s use of Equipment, Third Party Services, Software and Tools provided or made available by Supplier. During the Term, the Parties will mutually agree to any updates to such terms and conditions.

1.	Terms with respect to F5 Software:

Triple-S may not copy (except to make one archival copy for backup and disaster recover purposes), modify, sell, sub-license, rent or transfer the F5 software, data or any associated documentation to any third party. Triple-S may not disassemble, reverse compile or reverse engineer such software or any data incorporated in such software or encourage others to do so except as required by law for interoperability purposes, and then only after Triple-S has given Supplier an opportunity to provide information or software necessary to resolve such interoperability issues.

2.	Terms with respect to Microsoft Software and Services:

Triple-S may not reverse engineer, decompile, disassemble, or work around technical limitations in the Microsoft products, except to the extent applicable law permits it despite these limitations. Triple-S may not disable, tamper with, or otherwise attempt to circumvent any billing mechanism that meters your use of the Microsoft services. Triple-S may not rent, lease, lend, resell, transfer, or host the Microsoft product, or any portion thereof, to or for third parties except as expressly permitted in the General Terms and Conditions.

3.	Acceptable Use Policy

(a)	Neither Triple-S, nor those that access the Microsoft service through Triple-S, may use such service:

(i)	in a way prohibited by law, regulation, governmental order or decree;

(ii)	to violate the rights of others;

(iii)	to try to gain unauthorized access to or disrupt any service, device, data, account or network;

(iv)	to spam or distribute malware;

(v)	in a way that could harm such service or impair anyone else’s use of it; or

(vi)	in any application or situation where failure of such service could lead to the death or serious bodily injury of any person, or to severe physical or environmental damage.

Triple-S / Supplier Confidential

Schedule AA

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SCHEDULE AA

Glossary

Schedule AA	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

SCHEDULE AA

GLOSSARY

The following capitalized terms, when used in this Agreement, will have the meanings given below.

“6 Month Rolling Forecast” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“AAA” has the meaning given in Section 23.4(e)(i) of the General Terms and Conditions.

“Acceptance Criteria” has the meaning given in Section 2(g) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Acceptance Period” has the meaning given in Section 2(e) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Action Plan” has the meaning given in Section 24(a)(i) of the General Terms and Conditions.

“Actor” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Actual Uptime” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Additional Claims Processing Functions” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Adjudication” or “Adjudicated” or “Adjudicating” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Adjustment” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Administracion de Seguros de Salud de Puerto Rico” or “ASES” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Affected Services” has the meaning given in Section 2(a) of Schedule I (Disengagement Assistance).

“Affected Supplier Personnel” has the meaning given in Section 5.7(a)(i) of Schedule I (Disengagement Assistance).

“Affected Supplier Third Party Service Contracts” has the meaning given in Section 5.3(a) of Schedule I (Disengagement Assistance).

“Affiliate” means, with respect to an entity, any other entity or person Controlling, Controlled by or under common Control with such entity.

“Agreed Timeframe” has the meaning given in Exhibit B (Claims Service Levels) to SOW #1.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Agreement” shall mean collectively the General Terms and Conditions document as well as all Schedules, Exhibits, and Attachments, and any Statements of Work, Task Orders, and similar documents entered into or issued pursuant to this Agreement (and their respective Exhibits and attachments), as the same may be amended by the Parties from time to time in accordance with Section 27.3 (Contract Amendments and Modifications) of the General Terms and Conditions.

“Applicable Laws”, solely as used in Schedule W (Regulatory and Customer Flow-Down Terms) has the meaning given in Section 3.5 of Schedule W (Regulatory and Customer Flow-Down Terms).

“Applicable Services Rate Card” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

“Application” or “Application Software” means Software that performs specific End User-related data processing, data management and telecommunications tasks.

“Application Development Project” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Application Support Pool” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Applications Support Services” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Approved Subcontractor” has the meaning given in Section 6.6(a) of the General Terms and Conditions.

“Assessment” has the meaning given in Section 1.1(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Assessment Phase” has the meaning given in Section 5.1(e) of Schedule N (Project Framework).

“Assumed Migration Date” has the meaning given in Section 3.1(c) of Schedule C (Charging Methodology).

“At Risk Amount” has the meaning given in Section 1.1(a)of Schedule B (Service Level Methodology).

“Audit” has the meaning given in Section 2.1(a) of Schedule M (Audit and Record Retention Requirements).

“Auditors” has the meaning given in Section 1(c) of Schedule M (Audit and Record Retention Requirements).

“Availability” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Available for Use” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Average Manual Claims Processed per Hour” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Background Checks” has the meaning given in Section 2(a) of Schedule T (Background Checks).

“Bankruptcy Code” has the meaning given in Section 15.4 of the General Terms and Conditions.

“Base Growth” has the meaning given in Section 14.3 of Schedule C (Charging Methodology).

“Baseline” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Baselined” has the meaning given in Section 1.1(b) of Schedule B (Service Level Methodology).

“Batch Processing Completion Time” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“BAU Activity” has the meaning given in Section 7.1 of Schedule C (Charging Methodology).

“BC/DR Drill” has the meaning given in Section 2.8 of Schedule A (Cross-Functional Services).

“Benchmarker” has the meaning given in Section 14.8(b) of Schedule C (Charging Methodology).

“Binding 2 Month Forecast” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Blue Card Program” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Blue Cross Blue Shield Association (BCBSA)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Business Associate Agreement” or “BAA” means the Business Associate Agreement attached as Schedule H (Business Associate Agreement).

“Business Continuity and Disaster Recovery Plan” or “BC/DR Plan” has the meaning given in Section 2.8 of Schedule A (Cross-Functional Services).

“Business Day” means each day Monday through Friday, excluding Triple-S holidays, provided that for purposes of counting the number of days that a Party has to perform an obligation (such as the number of days to provide a written notice to the other Party), then Business Days shall mean Monday through Friday, excluding Triple-S holidays.

“Capacity” or “Capacities” has the meaning given in Section 1.2(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Change” means any addition to, modification or removal of any aspect of the Services pursuant to the Agreement.

“Change Control Process” means the terms set forth in Section 18.4 (Change Control Process) of the General Terms and Conditions and the written procedures set forth in Schedule O (Change Control Process) for considering, analyzing, approving and carrying out Changes.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Change in Law” has the meaning given in Section 8.1 of Schedule C (Charging Methodology).

“Change Notice” has the meaning given in Section 2.1(a) of Schedule O (Change Control Process).

“Change of Control of Supplier” has the meaning given in Section 16.1(e) of the General Terms and Conditions.

“Change Order” has the meaning given in Section 3 of Schedule O (Change Control Process).

“Charges” has the meaning given in Section 1.1 of Schedule C (Charging Methodology).

“Claim” means (i) when used in the context of any indemnification obligations under the Agreement, any third party demand, or any civil, criminal, administrative, regulatory or investigative claim, notice, action, or proceeding (including arbitration) made, sent, commenced or threatened against an entity or person by an unaffiliated third party; provided that for the purposes of this definition, an employee of either Party is considered an unaffiliated third party, or (ii) when used in any other context, a health insurance claim.

“Claims Adjudication- Medical Claims” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Claims Adjudication Non-Medical / Ancillary Claims” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Claims Adjustment” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Claims Services” has the meaning given in Section 1.1 of Exhibit A (Claims Service Description) to SOW #1.

“Clean Claim” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“CMS” has the meaning given in Section 1.1 of Schedule W (Regulatory and Customer Flow-Down Terms).

“CMS Module” has the meaning given in Section 3.12(b)(i) of Schedule W (Regulatory and Customer Flow-Down Terms).

“COB Processing” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“COB Queries” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“[***]” has the meaning given in Section 19.19(a) of the General Terms and Conditions.

“[***] Access Rights” has the meaning given in Section 19.19(b) of the General Terms and Conditions.

“[***] Confidential Information” has the meaning given in Section 19.19(d)(ii) of the General Terms and Conditions.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“[***] Software” has the meaning given in Section 19.19(a) of the General Terms and Conditions.

“[***]/Supplier Agreement” has the meaning given in Section 19.19(a) of the General Terms and Conditions.

“COLA” has the meaning given in Section 14.2 of Schedule C (Charging Methodology).

“[***]” has the meaning given in Section 4.5(c) of Schedule C (Charging Methodology).

“Commercial” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Commercially Available” means, with respect to Software or a Tool, that the applicable Software or Tool vendor (which in the case of Supplier Owned Software and Supplier Owned Tools, would be Supplier) routinely licenses such Software or Tool to the general public or commercial customers such as Triple-S through separately established standard terms and conditions and standard charges, and for which such Software or Tool vendor (which may be Supplier as described above) provides ongoing maintenance, support and updates.

“Commercially Reasonable Efforts” means taking such steps and performing in such a manner as a well-managed company would undertake where it was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

“Compliance Date” has the meaning given in Section 2.2 of Schedule B (Service Level Methodology).

“Compliance Program Guidelines” has the meaning given in Section 3.12(b)(i) of Schedule W (Regulatory and Customer Flow-Down Terms).

“Confidential Information” has the meaning given in Section 21.1(a) of the General Terms and Conditions.

“Configuration” or “Configuration Change” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Contract Governance” has the meaning given in Section 1(a) of Schedule F (Governance).

“Contract Governance Plan” has the meaning given in Section 2.1 of Schedule F (Governance).

“Contract Year” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Control” and its derivatives, such as “Controlling” means with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a stock corporation) of such entity ordinarily having voting rights.

“Coordination of Benefits” or “COB” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Corrective Action Plan” or “CAP” has the meaning given in Section 6.5(a) of Schedule N (Project Framework).

“Correspondence” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Cost per Claim” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

“Credits” has the meaning given in Section 5.2(a) of the General Terms and Conditions.

“Critical Milestone” has the meaning given in Section 12.2(a) of the General Terms and Conditions.

“Critical Milestone Completion Date” has the meaning given in Section 12.2(a) of the General Terms and Conditions.

“Critical Milestone Failure” has the meaning given in Section 12.2(b) of the General Terms and Conditions.

“Criticality 1 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 2 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 3 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 4 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 5 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 6 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Criticality 7 Application” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Cross Functional Services” has the meaning given in Section 2 of Schedule A (Cross-Functional Services).

“Cumulative CPI” has the meaning given in Section 14.3(b) of Schedule C (Charging Methodology).

“Cutover Date” has the meaning given in Section 2(d) of Schedule I (Disengagement Assistance).

“Day One IT” has the meaning given in Section 2.1(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Day One Backlog” has the meaning given in Section 4.5(b) of Schedule C (Charging Methodology).

“days” has the meaning given in Section 27.10(b) of the General Terms and Conditions.

“Deliverable” means any Work Product produced in the course of performing the Services that is listed or described in this Agreement (including a Statement of Work, Change Order, Task Order, or other document developed pursuant to this Agreement) as a “Deliverable” and is provided by Supplier to

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

Triple-S in connection with providing Services under this Agreement, including Software code changes, bug fixes and Software enhancements created by Supplier Personnel in the performance of Services as they relate to Triple-S Applications, whether Supplier or Triple-S is hosting the Triple-S Applications.  Deliverables also include reports provided to Triple-S, Documentation, the Procedures Manual and any training materials provided by Supplier under this Agreement.

“Derivative Work” means all modifications and enhancements to, or derivatives of existing material.

“Development” has the meaning given in Section 1.2(c) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Disabling Device” has the meaning given in Section 19.11(a) of the General Terms and Conditions.

“Disaster Recovery” or “DR” shall mean the back-up, storage, retrieval, recovery planning, and disaster recovery Services using the designated disaster recovery facilities in a temporary capacity upon a Disaster.

“Discovery Notice” has the meaning given in Section 5.6 of Schedule I (Disengagement Assistance).

“Disengagement Assistance” means, collectively, the Functions that Triple-S reasonably requests from Supplier to enable an orderly transfer of Services from Supplier to Triple-S or its designees without material interruption or material adverse effect to Triple-S in connection with the cessation of any Services, or the expiration or earlier termination (for any reason) of this Agreement, in whole or in part, including the Functions described in Section 17 (Disengagement Assistance) of the General Terms and Conditions and Schedule I (Disengagement Assistance).

“Disengagement Assistance Period” means the period of time that Supplier is obligated to provide Disengagement Assistance pursuant to Section 17.1 (General) of the General Terms and Conditions.

“Disengagement Assistance Plan” has the meaning given in Section 4.1(a) of Schedule I (Disengagement Assistance).

“Disengagement Event” has the meaning given in Section 2(g) of Schedule I (Disengagement Assistance).

“Disposition Format (DF)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Dispute Date” has the meaning given in Section 25.1(a)(i) of the General Terms and Conditions.

“Division of Financial Responsibility” or “DOFR” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Document Term” has the meaning given in Section 3.1(b) of the General Terms and Conditions.

“Documentation” means written materials (including materials published on an Internet or Intranet site or otherwise online) that are available or necessary to instruct or assist End Users, operators or systems personnel in the installation, development, maintenance, operation, use or modification of any Equipment, Software, system, or Deliverable (including applicable functional and technical specifications), standard

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

operating procedures, run books, the Procedures Manual and other manuals, and any marketing materials, proposals, and responses to requests for information or proposals concerning the Services, as such documentation is updated from time to time.

“Documentation Services” has the meaning given in Section 2.2 of Schedule A (Cross-Functional Services).

“DR Environment” has the meaning given in Section 1.2(c) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Effective Date” has the meaning given in the first paragraph of the General Terms and Conditions.

“Elements” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Embedded Processes” has the meaning given in Section 3.1 of Schedule A (Cross-Functional Services).

“Emergency Change” has the meaning given in Section 4(a) of Schedule O (Change Control Process).

“Employee Separation Date” has the meaning given in Section 23.3(a) of the General Terms and Conditions.

“Encounter(s)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“End Users” means direct users of the Services provided under this Agreement.

“Environments” has the meaning given in Section 1.2(c) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Equipment” means any computer and telecommunications machines or other hardware (without regard to the entity owning or leasing it) used or accessed in connection with providing or receiving the Services, including all associated attachments, features, accessories and peripheral devices and upgrades.

“Escalation Claims Inquiry” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Escalator Credit” has the meaning given in Section 4.3 of Schedule B (Service Level Methodology).

“Existing Offshore Restricted Business” has the meaning given in Section 4.9(b) of the General Terms and Conditions.

“Existing Reports” has the meaning given in Section 2(a) of Schedule K (Reports).

“Explanation of Benefits” or “EOB” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Extraordinary Audits” has the meaning given in Section 2.1(d)(i) of Schedule M (Audit and Record Retention Requirements).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Facilities” means Triple-S Facilities and/or Supplier Facilities, as applicable.

“Federal Employee Programs” or “FEP” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Financial Reconciliation Period” has the meaning given in Section 2(h) of Schedule I (Disengagement Assistance).

“Financial Responsibility” means having responsibility for furnishing and paying for resources or certain services related to resources.

“Financial Responsibility Matrix” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“First Pass” or “Automatic(ally) Adjudicated” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Fixed Hour Model” has the meaning given in Section 4 of Schedule N (Project Framework)

“Fixed Hour Task Order” has the meaning given in Section 4.1 of Schedule N (Project Framework)

“Fixed Monthly Fee” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Fixed PC & Life Charge” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Fixed TSM Charge” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Force Majeure Event” has the meaning given in Section 24.4(a) of the General Terms and Conditions.

“Force Majeure Time Period” has the meaning given in Section 24.4(d) of the General Terms and Conditions.

“Former Triple-S Affiliate” means: (i) any entity affiliated with Triple-S at any time during the Term (such designation expiring at the end of the twenty-fourth (24th) month after the date that such entity ceases to Control, be Controlled by, or be under common Control with, Triple-S); or (ii) the purchaser of all or substantially all of the assets of any line of business or a health plan of Triple-S or an Affiliate (such designation (A) applying only with respect to the business so acquired; and (B) expiring at the end of the twenty-fourth (24th) month after the date of such purchase). At Triple-S’s option, during such twenty-four (24) month period, each Former Triple-S Affiliate shall be deemed to be an Affiliate of Triple-S.

“Former Triple-S Claims Employees” has the meaning given in Section 23.3(a) of the General Terms and Conditions

“Functions” has the meaning given in Section 2.1(a) of the General Terms and Conditions.

“Furnishing Party” has the meaning given in Section 21.1(a) of the General Terms and Conditions.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Future SOW Transition” has the meaning given in Section 11.2(c) of the General Terms and Conditions.

“Future SOWs” has the meaning given in Section 2.3(a)(ii) of the General Terms and Conditions.

“General Liability Cap” has the meaning given in Section 24.2(b) of the General Terms and Conditions.

“General Terms and Conditions” means the document labeled “General Terms and Conditions” on the first page and in the header of the following pages. In other words, it is the Agreement exclusive of all Schedules, Exhibits, Attachments, Annexes, Statements of Work and Task Orders.

“Governance Reports” has the meaning given in Section 1(b) of Schedule K (Reports).

“Governmental Claim” has the meaning given in Section 23.4(b)(ii)(A) of the General Terms and Conditions.

“Governmental Entity” means any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental entity of any nature (whether federal, state, local, municipal, foreign, multinational or international, including any governmental agency, branch, department, official, or entity (including any Regulator)) or (iii) other body exercising or entitled to exercise any administrative, executive, legislative, police, regulatory, or taxing authority or power of any nature.

“Health Plan Charges” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Health Plan Portfolio” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“HHS” has the meaning given in Section 2(a) of Schedule W (Regulatory and Customer Flow-Down Terms).

“[***]” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

“High Priority Adjustments” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“HIPAA” has the meaning given in the preamble of Schedule H (Business Associate Agreement).

“HITECH Act” has the meaning given in Section 1 of Schedule H (Business Associate Agreement).

“Home Claim” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Host Claim” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Hours of Operation” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Identity-Related Costs” means the following actual, documented costs incurred by Triple-S relating to a Security Breach: (i) preparation and mailing or other transmission of notifications to affected individuals

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

that Triple-S reasonably determines are necessary to comply with applicable Law or to protect Triple-S’ business or reputation; (ii) establishment of a call center or other communications procedures in response to such Security Breach (e.g., customer service frequently asked questions, talking points and training); (iii) costs for credit monitoring services, identity theft insurance, reimbursement for credit freezes, fraud resolution services, and identity restoration services  that a health insurance company makes available to impacted individuals in the event of a data breach of such Personally Identifiable Information; (iv) fees paid to forensic consultants associated with Triple-S’s investigation of the event; and (v) reasonable legal fees and expenses associated with Triple-S’s investigation of and response to such event.

“Image” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“in writing” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“Incident” has the meaning given in Exhibit B-2 to SOW #2.

“including” and any of its derivative forms has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“Indemnified Items” has the meaning given in Section 23.2 of the General Terms and Conditions.

“Independent IP” of a party (including a third party) means any Software, documents, materials, processes, works of authorship, know how, Intellectual Property Rights, methodologies, technologies, algorithms, Tools, forms and templates that either (i) were created by or for the party prior to the Effective Date, or (ii) are subsequently created by or for the party outside the scope of and independent from this Agreement.

“India CPI” has the meaning given in Section 14.2 of Schedule C (Charging Methodology).

“Inflation Factor” has the meaning given in Section 14.2 of Schedule C (Charging Methodology).

“In-Flight Projects” has the meaning given in Section 11.8 of the General Terms and Conditions.

“Infrastructure” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Infrastructure Architecture” has the meaning given in Section 1.2(d) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Infrastructure Project” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Initial SOW Transition” has the meaning given in Section 11.2(b) of the General Terms and Conditions.

“Initial SOWs” shall mean collectively the following Statements of Work: (i) Statement of Work # 1 (Claims Services), and (ii) Statement of Work # 2 (IT Services).

“In-Scope Application” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“In-Scope Member” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Intake” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Intellectual Property Rights” means, on a worldwide basis, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trademarks and service marks; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) registrations, initial applications, renewals, extensions, continuations, divisions or reissues in any of the foregoing.

“Inter Plan Programs” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Inter Teleprocessing System (ITS)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Interim Period” has the meaning given in Section 1.1(e) of Schedule B (Service Level Methodology).

“Interim SLA” has the meaning given in Section 1.1(f) of Schedule B (Service Level Methodology).

“Intervention Claim” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Inventory Management” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Issue and Error Resolution” has the meaning given in Section 2.5 of Schedule A (Cross-Functional Services).

“Joint Management Committee” has the meaning given in Section 2.3(d) of Schedule F (Governance).

“Joint Operations Committee” has the meaning given in Section 2.3(e) of Schedule F (Governance).

“Joint Steering Committee” has the meaning given in Section 2.3(c) of Schedule F (Governance).

“KB” has the meaning given in Section 2.6 of Schedule A (Cross-Functional Services).

“Key Supplier Positions” has the meaning given in Section 6.3(a) of the General Terms and Conditions.

“Knowledge Base Services” has the meaning given in Section 2.6 of Schedule A (Cross-Functional Services).

“Knowledge Transfer Plan” has the meaning given in Section 10(b) of Schedule I (Disengagement Assistance).

“Labor Costs” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Labor Threshold” has the meaning given in Section 8.1 of Schedule C (Charging Methodology).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Large Projects” has the meaning given in Section 5.1(e) of Schedule N (Project Framework).

“Law” means (i) any law, statute, regulation, ordinance or subordinate legislation; (ii) the common law; (iii) any binding court order, judgment or decree (including consent agreements); (iv) any regulation, ordinance, order, directive, instruction, corrective action plan, manual (such as Medicare Internet Only Manuals (IOM)), memos, communication or other mandate that is made by any governmental entity or any regulator of any national, federal, commonwealth, state, or local jurisdiction, including the Centers for Medicare and Medicaid Services (“CMS”); and (ix) any other applicable statutes, regulations and ordinances (both in the U.S. and outside the U.S.) regarding necessary business permits, certificates, licenses and the like, which may be required to perform the Services, as well as in the performance of the Services themselves.

“Legacy BC/DR Plan” has the meaning given in Section 2.8 of Schedule A (Cross-Functional Services).

“Line(s) of Business” or “LOB” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Long Term SLA” has the meaning given in Section 1.1(g) of Schedule B (Service Level Methodology).

“Losses” means all losses, liabilities, damages, liens, claims, costs, expenses, fines, penalties, and other charges suffered or incurred as a result of or in connection with a Claim, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement, and judgment, and any taxes, interest, penalties, and fines with respect to any of the foregoing.

“[***]” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

“MA” has the meaning given in Section 2(f) of Schedule W (Regulatory and Customer Flow-Down Terms).

“MA Organization” has the meaning given in Section 2(g) of Schedule W (Regulatory and Customer Flow-Down Terms).

“Managed IT Services” has the meaning given in Section 1.1(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Managed Third Party” has the meaning given in Section 2.4 of Schedule A (Cross-Functional Services).

“Managed Third Party Contract” has the meaning given in Section 2.4 of Schedule A (Cross-Functional Services).

“Managed Third Party Contract Services” has the meaning given in Section 2.4 of Schedule A (Cross-Functional Services).

“Management Report” has the meaning given in Section 1(b) of Schedule K (Reports).

“Mandatory Change” has the meaning given in Section 5(a) of Schedule O (Change Control Process).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Material Change” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Material Functionality” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Material Scope Change” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“may not” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“may” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“MCPM” has the meaning given in Section 4.5(c) of Schedule C (Charging Methodology).

“[***]” has the meaning given in Section 4.5(c) of Schedule C (Charging Methodology).

“[***]” has the meaning given in Section 4.5(c) of Schedule C (Charging Methodology).

“Measurement Date” has the meaning given in Section 14.3(b) of Schedule C (Charging Methodology).

“Measurement Window” has the meaning given in Section 1.1(h) of Schedule B (Service Level Methodology).

“Medicaid” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Medicare Advantage” or “Medicare” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Member” has the meaning given in Section 2.1(y) of Schedule C.

“Member Reimbursement” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Milestone” has the meaning given in Section 5(a) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Milestone Acceptance Criteria” has the meaning given in Section 5(a) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Milestone Review Period” has the meaning given in Section 5(b) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

‘MLR” has the meaning given in Section 2(i) of Schedule W (Regulatory and Customer Flow-Down Terms).

“Monthly Claims Backlog” has the meaning given in Section 4.5 of Schedule C (Charging Methodology).

“Monthly Minimum Fixed Fee” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Net New Sponsors” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“New BC/DR Plan” has the meaning given in Section 2.8 of Schedule A (Cross-Functional Services).

“New Service Proposal” has the meaning given in Section 2.2(c) of the General Terms and Conditions.

“New Service Statement of Work” has the meaning given in Section 2.2(c) of the General Terms and Conditions.

“New Services” means Functions Triple-S requests Supplier to perform under this Agreement: (i) that are materially different from, and in addition to, the Services; and (ii) for which there is no existing charging mechanism in this Agreement (other than Personnel Rates).

“Non Commercially Available Items” has the meaning given in Section 10.4(a)(ii) of the General Terms and Conditions.

“Non Commercially Available” shall mean, with respect to Software or a Tool, that such Software or Tool is not Commercially Available.

“Non-Key Subcontractors” has the meaning given in Section 6.6(h) of the General Terms and Conditions.

“Non-Restricted Member” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Notice of Election” has the meaning given in Section 23.4(a) of the General Terms and Conditions.

“Offshore Prohibitions” has the meaning given in Section 4.9(a) of the General Terms and Conditions.

“Offshore Restricted Business” has the meaning given in Section 4.9(c) of the General Terms and Conditions.

“Open” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Open Source Code” has the meaning given in Section 19.8 of the General Terms and Conditions.

“Operating Environment” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Operational Deliverables” has the meaning given in Section 3(a) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Operational Report” has the meaning given in Section 1(b) of Schedule K (Reports).

“Other Compliance Obligations” means: (i) all requirements of any Exchange Agreement and Regulatory Contract to which Triple-S may be subject; (ii) any requirements of the NCQA applicable to Triple-S (“NCQA Requirements”); (iii) the requirements of the Stars rating program administered by CMS (“Stars Requirements”); (iv) any Medicaid requirements applicable to Triple-S, including those associated with Medicaid reimbursement (“Medicaid Requirements”); (iv) the requirements of the Blue Cross Blue Shield Association, including MTM and Fed Program measures; and (v) any requirements of URAC applicable to Triple-S (“URAC Requirements”).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Other Developed Items” has the meaning given in Section 15.2(b)(i) of the General Terms and Conditions.

“Other Sensitive Confidential Information” has the meaning given in Section 6.6(h) of the General Terms and Conditions.

“Other Third Party” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Out-of-Pocket Expense” means reasonable, demonstrable and actual out-of-pocket expenses incurred by Supplier for Equipment, materials, supplies or services provided by a third party provider which is used by Supplier for Triple-S as identified in this Agreement, which shall not include any Supplier actual or allocated overhead costs, administrative expenses or other mark-ups.

“Overdue Adjustment” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Overdue Clean Claim” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Overdue Unclean Claim” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Parties” has the meaning given in the first paragraph of the General Terms and Conditions.

“Party” has the meaning given in the first paragraph of the General Terms and Conditions.

“Pass-Through Expenses” has the meaning given in Section 14.5 of Schedule C (Charging Methodology).

“Patch” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Payment / Remittance Advice” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“PC & Life Portfolio” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“PCI DSS” has the meaning given in Section 14.2(c)(ii) of the General Terms and Conditions.

“Pended” or “Suspended” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Personally Identifiable Information” means personally identifiable information of individuals, including (1) any information (alone or in combination) that can be used to distinguish or trace an individual’s identity, such as name, social security number, date and place of birth, mother’s maiden name, or biometric records; (2) any information (alone or in combination) that is linked or linkable to specific individuals, such as medical, educational, financial, and employment information; (3) any information of Triple-S members, employees and customers; and (4) any information which is otherwise protected by Law. Personally Identifiable Information also includes “PHI” as defined in Schedule H (Business Associate Agreement), and personal card data and other regulated data.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Plan” has the meaning given in Section 1.3(b) of Schedule A (Cross Functional Services).

“PMPM Rates” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Prior Year US CPI” has the meaning given in Section 14.2 of Schedule C (Charging Methodology).

“Priority 1 Incident” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Priority 2 Incident” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Priority 3 Incident” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Priority 4 Incident” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Problem” means a cause of one or more Incidents. The cause is not usually known at the time a Problem record is created.

“Procedures Manual ” has the meaning given in Section 18.3(a) of the General Terms and Conditions.

“Processes” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Production” has the meaning given in Section 1.2(c) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Productive Application Hour” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Productive Work” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Program Manager” has the meaning given in Section 7.1 of the General Terms and Conditions.

“Programa de Salud de Gobierno” or “PSG” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Prohibited Person” has the meaning given in Section 13.2(a)(iii) of the General Terms and Conditions.

“Project” has the meaning given in Section 1.1(a) of Schedule N (Project Framework).

“Project Estimate” has the meaning given in Section 5.1(b) of Schedule N (Project Framework).

“Project Framework” has the meaning given in Section 1.1(a) of Schedule N (Project Framework)

“Project Request” has the meaning given in Section 2 of Schedule N (Project Framework)

“Protected Health Information” or “PHI” has the meaning given in Section 1 of Schedule H (Business Associate Agreement).

“Provider” has the meaning given in Section 1.3(c) of Schedule A (Cross Functional Services).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Quality Assurance” or “QA” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Quality Assurance (Pre/Post Payment Review)” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

“Quick Adjustments” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Receiving Party” has the meaning given in Section 21.1(a) of the General Terms and Conditions.

“Reconciliation Format (RF)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Records” has the meaning given in Section 3.1 of Schedule W (Regulatory and Customer Flow-Down Terms).

“Recurring Claims Reports” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Regulator” means any governmental or quasi-governmental entity (i) with investigatory or oversight capability regarding Triple-S, a Triple-S Affiliate, or a Former Triple-S Affiliate, or of any Services under this Agreement, including CMS, or (ii) that is party to a Regulatory Contract.

“Regulatory Compliance Adherence Services” has the meaning given in Section 2.3 of Schedule A (Cross-Functional Services).

“Regulatory or Contract Assessment” means a fine, penalty, interest, liquidated damages or other amount that is (i) assessed to Triple-S or a Triple-S Affiliate by a Regulator, the Blue Cross Blue Shield Association or otherwise under applicable Law; or (ii) payable by Triple-S or a Triple-S Affiliate pursuant to a contract between Triple-S or such Triple-S Affiliate and an employer group, provider or Governmental Entity.”

“Regulatory Contract” means any contract between governmental or quasi-governmental entity and Triple-S or a Triple-S Affiliate (and to which Triple-S or a Triple-S Affiliate is a subcontractor) under which such entity is paying for services provided to beneficiaries pursuant to a government or quasi-governmental program (e.g., Medicare, Medicaid). For clarity, this does not include contracts in which the governmental or quasi-governmental entity is merely acting as the employer paying for health insurance coverage for its employees.

“Release Management Plan” has the meaning given in Section 4.1(d) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Regulatory Report” has the meaning given in Section 1(b) of Schedule K (Reports).

“Renewal Period” has the meaning given in Section 3.2(a) of the General Terms and Conditions.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Reporting Solution” has the meaning given in Section 5 of Schedule K (Reports).

“Reports” has the meaning given in Section 1(b) of Schedule K (Reports).

“Requested Information” has the meaning given in Section 14.5(a) of the General Terms and Conditions.

“Required Consents” means such consents as may be required for (i) the assignment to a Party, or the grant to a Party of rights of access and use, of resources otherwise provided to or licensed by the other Party, and (ii) with respect to any resource (e.g., Software, Equipment, third party services) for which the corresponding contract is to be assigned to Triple-S or a Successor Supplier pursuant to this Agreement (including any resource existing as of the Effective Date and assigned to Supplier, as well as any resource utilized or introduced after the Effective Date during the Term), the disclosure of the corresponding contract terms to Triple-S or the Successor Supplier, or the assignment of such contract to Triple-S or the Successor Supplier, as part of Disengagement Assistance and as set forth in this Agreement.

“Requirements” means a documented functionality or business need that a Service solution or Deliverable will meet or perform as set forth in the Agreement or in any other tangible form agreed by the Parties (which, for clarity, does not necessarily require a signature).

“Resolution Time” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Response Time” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Resources” has the meaning given in Section 5.1(a) of Schedule I (Disengagement Assistance).

“Restricted Member” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“Rework Claims” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Root Cause Analysis” has the meaning given in Section 1.1(i) of Schedule B (Service Level Methodology).

“Root Cause Analysis Report” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Scheduled Downtime” means that period of time (days of the week and hours per day) during which a particular In Scope Application, Software, Tool, Equipment, Network or any other part of the Services is not expected to be Available for Use during the Measurement Period due to pre-agreed scheduled maintenance, system upgrades, etc. Scheduled Downtime windows will be agreed to by the Parties.

“Schedule Uptime” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Security Breach” means:

(i)            any compromise of the privacy or security of any Triple-S Data, or Software or system used to provide the Services on which Triple-S Data is stored, transmitted, processed or accessible, that either (A) is possessed or operated by (or for) or under the control of Supplier or a Subcontractor, or (B) results from the acts or omissions of Supplier or its Subcontractors; or

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

(ii)           any loss, or unauthorized acquisition, access, destruction, alteration, disclosure, or use (in all cases whether intentional or not) of, or the inability to locate, Triple-S Data that (A) is possessed or operated by or under the control of Supplier or a Subcontractor, or (B) results from the acts or omissions of Supplier or its Subcontractors.

“Service Commencement Date” means (i) September 1, 2017 for Services under SOW #2 (IT Services); (ii) April 30, 2018 for Services under SOW #1 (Claims Services); and (iii) the date(s) set forth in the Transition Documents that Supplier is scheduled to commence performance of the applicable steady state Services (i.e., the Transition has been completed) that Supplier is obligated to provide under any Future SOWs. References in this Agreement to the Service Commencement Date shall mean September 1, 2017 unless expressly provided otherwise.

“Service Delivery Environment” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Service Desk” means the single point of contact support team that responds to Incidents reported via phone, e-mail, or direct entries to the Incident management system, routes tickets to the appropriate party, or manages the successful resolution of all such Incidents.

“Service Improvement Plan” or “SIP” means the documentation of action items, responsibilities and timelines required to resolve a service issue.

“Service Level Credit” or “SLC” has the meaning given in Section 1.1(l) of Schedule B (Service Level Methodology).

“Service Level Failure” has the meaning given in Section 1.1(m) of Schedule B (Service Level Methodology).

“Service Level Metric” has the meaning given in Section 1.1(n) of Schedule B (Service Level Methodology).

“Service Level Metrics Documents” has the meaning given in Section 1.1(o) of Schedule B (Service Level Methodology).

“Service Level Performance Report” has the meaning given in Section 1.1(p) of Schedule B (Service Level Methodology).

“Service Levels” means the quantitative performance standards for certain of the Services as set forth in Schedule B (Service Level Methodology) and the Task Orders.

“Service Point” has the meaning given in Section 1.1(q) of Schedule B (Service Level Methodology).

“Service Recipient” has the meaning given in Section 2.6(a) of the General Terms and Conditions.

“Service Tower” means the Services to be provided by Supplier under each Statement of Work, as well as the Cross Functional Services to support such Service Tower. The Service Towers as of the Effective Date are:

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

(i) Claims Service Tower means the Claims Services as defined in Statement of Work #1 (Claims); (ii) IT Service Tower means the IT Services as defined in Statement of Work #3 (IT);

“Services” has the meaning given in Section 2.1(a) of the General Terms and Conditions.

“shall” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“Skills Matrix Rate Card” means the rate card attached Schedule C-1 (Skills Matrix Rate Card) setting forth the applicable rate to be charged by Supplier for Supplier Personnel conforming to an applicable technology expertise and level of experience in the applicable job category (i.e., experience level I, II or III).

“SLA Pool” has the meaning given in Section 1.1(r) of Schedule B (Service Level Methodology).

“SME” means subject matter expert.

“Software Deliverables” means a Deliverable that is Software.

“Software Documentation Warranty Period” has the meaning given in Section 19.6 of the General Terms and Conditions.

“Software” means program code (in both object code and Source Code forms, as applicable) and any applicable Documentation, media, on-line help facilities and tutorials used or accessed in connection with providing or receiving the Services, including any update, enhancement, modification, releases and Derivative Work of any item comprising Software. For clarity, Software includes Tools that are Software.

“SOC” has the meaning given in Section 3(d)(i)(A) of Schedule M (Audit and Record Retention Requirements).

“SOC Audits” has the meaning given in Section 3(d)(i)(A) of Schedule M (Audit and Record Retention Requirements).

“SOC Audit Report” has the meaning given in Section 3(d)(i)(B) of Schedule M (Audit and Record Retention Requirements).

“SOP” (i) with respect to the MSA, has the meaning given in Section 18.3(a) of the General Terms and Conditions; and (ii) with respect to SOW #2, has the meaning given in Section 1.2(e) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Source Code” means the computer code of Software in programming languages, including all comments, procedural code, and all related development documents (e.g., flow charts, schematics, statements of principles of operations, architectural standards, artifacts, and design documentation, technical and End User Manuals, and any other specification that are used to create or that comprise the computer code, of the Software concerned).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Span” has the meaning given in Section 3 of Exhibit A (IT Services) to SOW #2.

“Special Infrastructure Project” has the meaning given in Section 7.1 of Schedule C (Charging Methodology).

“Special Infrastructure Projects Pool” has the meaning given in Section 7.3 of Schedule C (Charging Methodology).

“Specification” means the functions to be performed by and/or features to be included in a Deliverable as set forth in a Task Order or Statement of Work (including for clarity the relevant documents incorporated by reference), or otherwise agreed by the Parties in writing.

“SR Completion Time” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“SR Response Time” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“SSAE” “SOC” has the meaning given in Section 3(d)(i)(A) of Schedule M (Audit and Record Retention Requirements).

“Statement of Work” or “SOW” has the meaning given in Section 2.3(a) of the General Terms and Conditions.

“Subcontractor” means (i) a third party engaged by Supplier to provide any portion of the Services, (ii) any entity to which a Subcontractor further subcontracts (or otherwise sub-delegates) any of its subcontracted duties or obligations, and (iii) any other entity to which any such subcontracted duties or obligations are further subcontracted (or otherwise sub-delegated), below the level of the agreement between Supplier and a Subcontractor.

“Submission Format (SF)” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Successor Supplier” means any third party designated by Triple-S to perform Services previously performed by Supplier under this Agreement.

“Supplier Account Executive” has the meaning given in Section 6.3(e)(ii) of the General Terms and Conditions.

“Supplier Bridge Letter” “SOC” has the meaning given in Section 3(d)(i)(C) of Schedule M (Audit and Record Retention Requirements).

“Supplier Data Center” has the meaning given in Section 1.2(b) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Supplier Disengagement Assistance Lead” has the meaning given in Section 6 of Schedule I (Disengagement Assistance).

“Supplier Escalation Claims” has the meaning given in Exhibit A-1 (Claims Process Definitions) to SOW #1.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Supplier Facilities” has the meaning given in Section 4.2(a) of the General Terms and Conditions.

“Supplier Implementation Lead” has the meaning given in Section 4.3(b) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Supplier Indemnitees” has the meaning given in Section 23.3 of the General Terms and Conditions.

“Supplier Leased Equipment” has the meaning given in Section 10.2(b) of the General Terms and Conditions.

“Supplier Licensed Software” means Software owned (i.e., in which the copyright is owned) by a party other than Supplier (or a Supplier Affiliate) that is licensed by Supplier (or a Supplier Affiliate).

“Supplier Licensed Tool” means a Tool owned (i.e., in which the copyright is owned) by a party other than Supplier (or a Supplier Affiliate) that is licensed by Supplier (or a Supplier Affiliate).

“Supplier Non-Personnel Resource Obligations” has the meaning given in Section 5.1(c) of Schedule I (Disengagement Assistance).

“Supplier Owned Equipment” has the meaning given in Section 5.2 of Schedule I (Disengagement Assistance).

“Supplier Owned Software” means Software owned (i.e., in which the copyright is owned) by Supplier or any Supplier Affiliate. Software owned by Supplier Affiliates shall be treated as Supplier Owned Software rather than Supplier Licensed Software under this Agreement.

“Supplier Owned Tool” means a Tool owned (i.e., in which the copyright is owned) by Supplier or any Supplier Affiliate. A Tool owned by Supplier Affiliates shall be treated as a Supplier Owned Tool rather than a Supplier Licensed Tool under this Agreement.

“Supplier Personnel” means, collectively, any and all personnel furnished or engaged by Supplier to perform any part of the Services, or which is provided access by Supplier to Triple-S Data, Triple-S facilities or Triple-S systems, including: (i) the employees and independent contractors of Supplier and its Affiliates; (ii) Subcontractors; and (iii) the employees and independent contractors of Subcontractors.

“Supplier Personnel Information” has the meaning given in Section 5.7(a) of Schedule I (Disengagement Assistance).

“Supplier Personnel Resource Obligations” has the meaning given in Section 5.1(c) of Schedule I (Disengagement Assistance).

“Supplier Software” means Supplier Owned Software and Supplier Licensed Software, collectively.

“Supplier Third Party Service Contracts” has the meaning given in Section 10.3(b) of the General Terms and Conditions.

“Supplier Tools” means Supplier Owned Tools and Supplier Licensed Tools, collectively.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Supplier” has the meaning given in the first paragraph of the General Terms and Conditions.

“T&M Model” has the meaning given in Section 4 of Schedule N (Project Framework)

“T&M Rates” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“T&M Task Order” has the meaning given in Section 4.2 of Schedule N (Project Framework)

“Task Order” means a document or set of documents executed pursuant to the Agreement for the purposes of memorializing an agreement as to Projects and other non-recurring Services.

“Technology Plan” has the meaning given in Section 3(a) of Schedule F (Governance).

“Term” has the meaning given in Section 3.1(a) of the General Terms and Conditions.

“Termination Event” has the meaning given in Section 12 of Schedule C (Charging Methodology).

“[***] Service Level” has the meaning given in Section 1.1(s) of Schedule B (Service Level Methodology).

“Test/QA” has the meaning given in Section 1.2(c) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Third Party Service Contracts” means all agreements with third parties used to provide the Services.

“third party” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or Governmental or Regulatory Authority, that is not a Party or an Affiliate of a Party.

“timely” or “on a timely basis” has the meaning given in Exhibit B-2 (Service Level Definitions) to SOW #2.

“Tools” shall mean tools, processes, frameworks, utilities, artifacts, procedures, methodologies, templates and Software (including related Documentation) used to (i) deliver or manage the Services, processes, or staff, or (ii) increase productivity, and includes such items used for the purpose of project management, workflow management, service request creation and tracking, Service Level and metrics measurement, and systems development life cycle.

“Top Tier Facilities” comply with the requirements of Schedule J (Triple-S Policies and Procedures), Schedule L (IT Security Addendum), and have all of the following, each of which shall be consistent with good industry standards: (i) limited access to the Supplier Facility controlled by electronic badge access; (ii) background checks completed for each individual granted an access badge; (iii) all visitors must have an escort; (iv) additional electronic security measures (details are confidential); and (v) at least one industry-standard functional certification (except if the only functions are office functions such as account management, ITIL management, and project management) (e.g., as applicable, CMMi certified, ISO compliant).

“TPA” means third party administrator.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Training Services” has the meaning given in Section 2.1 of Schedule A (Cross-Functional Services).

“Transformation Documents” has the meaning given in Section 12.1(b) of the General Terms and Conditions.

“Transformation” has the meaning given in Section 12(a) of the General Terms and Conditions.

“Transition” (1) with respect to the MSA, has that meaning given in Section 11.2 of the General Terms and Conditions and (2) with respect to SOW #2, has the meaning given in Section 1.1(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“Transition Deliverables” has the meaning given in Section 11.4(b) of the General Terms and Conditions.

“Transition Documents” has the meaning given in Section 11.3(a) of the General Terms and Conditions.

“Transition Milestones” has the meaning given in Section 11.4(b) of the General Terms and Conditions.

“Transition Services” has the meaning given in Section 11.3(e) of the General Terms and Conditions.

“Triple-S Data” means: (i) all data and information in any form (including Triple-S Confidential Information, payment card information and Personally Identifiable Information) that is entered in or otherwise transferred to Software or Equipment by or on behalf of Triple-S and and (ii) all data and information derived from the above information, including as stored in or processed through the Equipment or Software.

“Triple-S Efficiency Initiative” has the meaning given in Section 8.2 of Schedule C (Charging Methodology).

“Triple-S Equipment” means Triple-S Leased Equipment and Triple-S Owned Equipment, collectively.

“Triple-S Facility” means a Triple-S office or business location at which, or with respect to which, Supplier performs the Services.

“Triple-S Indemnitees” has the meaning given in Section 23.1 of the General Terms and Conditions.

“Triple-S Leased Equipment” means Equipment leased by Triple-S (or a Triple-S Affiliate).

“Triple-S Licensed Software” means Software owned (i.e., in which the copyright is owned) by a party other than Triple-S (or a Triple-S Affiliate) that is licensed by Triple-S (or a Triple-S Affiliate).

“Triple-S Licensed Tool” means a Tool owned (i.e., in which the copyright is owned) by a party other than Triple-S (or a Triple-S Affiliate) that is licensed by Triple-S (or a Triple-S Affiliate).

“Triple-S Owned Equipment” means Equipment owned by Triple-S (or a Triple-S Affiliate).

“Triple-S Owned Software” means Software owned (i.e., in which the copyright is owned) by Triple-S (or a Triple-S Affiliate).

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“Triple-S Owned Tool” means a Tool owned (i.e., in which the copyright is owned) by Triple-S (or a Triple-S Affiliate).

“Triple-S Policies and Procedures” means the standards, policies and procedures set forth in, or attached to Schedule J or listed in Schedule J (Triple-S Policies and Procedures) or made available to Supplier on Triple-S’s website or online storage site, and as new policies and procedures are added by Triple-S from time to time.

“Triple-S Project Manager” has the meaning given in Section 4.3 of Exhibit A-2 (IT Solution Description) to SOW #2.

“Triple-S Software” means Triple-S Owned Software and Triple-S Licensed Software, collectively.

“Triple-S Policy Support Services” has the meaning given in Section 2.7 of Schedule A (Cross-Functional Services).

“Triple-S Systems” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

“Triple-S Third Party Service Contract” shall mean a Third Party Service Contract entered into between Triple-S and a third party pursuant to which such third party provides services to Triple-S.

“Triple-S Tools” means Triple-S Owned Tools and Triple-S Licensed Tools, collectively.

“Triple-S Work Product” has the meaning given in Section 15.2(a)(i) of the General Terms and Conditions.

“Triple-S” has the meaning given in the first paragraph of the General Terms and Conditions.

“True-Up TSS Membership Report” has the meaning given in Section 4.1 of Schedule C (Charging Methodology).

“TSM Portfolio” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“TSS Membership Report” has the meaning given in Section 2.1 of Schedule C (Charging Methodology).

“TSS Transferred Contracts” has the meaning given in Section 9.1 of Schedule C (Charging Methodology).

“Unidentified Asset” has the meaning given in Section 5.6 of Schedule I (Disengagement Assistance).

“United States” means the United States of America and Puerto Rico.

“UCITA” has the meaning given in Section 25.5 of the General Terms and Conditions.

“Unclean Claims” has the meaning given in Section 1.3 of Exhibit A (Claims Service Descriptions) to SOW #1.

Triple-S/Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule AA

Glossary

“US CPI” has the meaning given in Section 14.2 of Schedule C (Charging Methodology).

“Use” means to access, use, copy, maintain, modify, enhance, perform, display, distribute and create derivative works; provided, when used in the context of a Software license or a Tool license, the right to modify, enhance, and create derivative works shall only apply to Software or Tools for which Triple-S is expressly granted a right to use or obtain Source Code or create derivative works in the Agreement.

“User Acceptance Testing” has the meaning given in Section 1(c) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

“Vendor Management” has the meaning given in Section 1.1(a) of Exhibit A-2 (IT Solution Description) to SOW #2.

“VIP Adjustment Sponsor” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“VIP Adjustment Sponsor Adjustments” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“VIP Reimbursement Sponsor” has the meaning given in Exhibit B (Claims Service Levels) to SOW #01 (Claims).

“Virus” means (i) program code or programming instruction(s) or set(s) of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code generally understood as constituting a virus, Trojan horse, worm, back door or other type of harmful code.

“Warranty Period” has the meaning given in Section 19.4(c) of the General Terms and Conditions.

“will” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“Work Product” means Software, documents, materials, processes, business processes, business models, business rules, business logic, methods, reports, documents, templates, studies, strategies, operating models, technical architecture, design ware, Software objects, Software programs and programming, program listings, programming tools, interfaces, source code, object code, artifacts, requirements, specifications, design documents and analyses, abstracts and summaries, software configurations, test plans, scenarios, scripts, work and process flows, test results, inventions, and other items produced by Supplier Personnel, whether developed solely or jointly, as a result of the Services provided under this Agreement. A Work Product is either a new work (not based upon any preexisting work) or a Derivative Work.

“written” has the meaning given in Section 26.10(a) of the General Terms and Conditions.

“Written Deliverables” has the meaning given in Section 4(a) of Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

Triple-S/Supplier Confidential

SOW 01 - Main

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #1 (Claims SERVICES)

CLAIMS WRAPPER

SOW #1 (Claims Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

 MASTER SERVICES AGREEMENT

STATEMENT OF WORK #01 (Claims Services)

This Statement of Work #01 (Claims Services), effective as of August 31, 2017 (“the SOW Effective Date”), is between Triple-S Salud, Inc., a Puerto Rico corporation, with principal offices located at #1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00921 (“Triple-S”), and OptumInsight, Inc. (“Supplier”), a Delaware corporation, having a primary place of business at 11000 Optum Circle, Eden Prairie, MN 55433 (each, a “Party” and collectively, the “Parties”). This SOW #01 (Claims Services) is entered into and shall be governed by the terms of that certain Master Services Agreement entered into between the Parties dated August 29, 2017 (the “Agreement”).

1.	INTRODUCTION

1.1	Background & Purpose

This SOW #01 (Claims Services) describes the Claims Services Supplier will provide for Triple-S, as such Services are defined in Exhibit A (Claims Services) to this SOW #01 (Claims Services), and sets forth certain other terms and conditions relating to them, including, among other things:

(a)	The scope of the Claims Services; and

(b)	The Service Levels Supplier will meet when performing the Claims Services.

1.2	Structure

This SOW #01 (Claims Services) is comprised of this cover document and the following Exhibits:

Table 1: Exhibits to SOW #1 (Claims Services)
Item #	Exhibit	Purpose of Exhibit
1	Exhibit A (Claims Services)	Describes the scope of the Claims Services.
2	Exhibit A-1 (Claims Services Description)	Provides a description of the in-scope Functions for the Claims Services.
3	Exhibit A-2 (Reserved)	Reserved
4	Exhibit A-3 (Claims Transition Description)	Provides a description of the Transition for the Claims Services.
4.1	Exhibit A-3-1 (Claims Transition Plan )	A draft Transition Plan agreed to by the Parties.
4.2	Exhibit A-3-2 (Reserved)	Reserved
4.3	Exhibit A-3-3 (Critical Milestones)	The set of Claims related Critical Milestones
5	Exhibit B (Claims Service Levels)	Provides the Service Levels applicable to the Claims Services.

Triple-S/Supplier Confidential

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Statement of Work #1

Claims Wrapper

1.3	Order of Precedence of SOW #01 Documents

To the extent there is any conflict or inconsistency as to the responsibilities of either Party between (a) Exhibit A (Claims Services), on the one hand; and (b) Exhibit A-1 (Claims Services Description), on the other hand, then the Exhibit A (Claims Services) shall prevail. The Parties explicitly acknowledge that Exhibit A-1 (Claims Services Description) may not address every aspect of the Services, including each of Supplier’s responsibilities otherwise covered by Exhibit A (Claims Services). Section 27.11 of the General Terms and Conditions shall apply with respect to any inconsistency or order of precedence with respect to this Statement of Work and the remainder of the Agreement.

2.	DEFINITIONS

Capitalized terms used but not defined in this SOW #01 (Claims Services) shall have the meanings given them in the Agreement.

3.	CHANGES TO SUPPLIER SOLUTION

As a general principal, Supplier has both the right and the obligation to perform the Services to be provided by it under this Statement of Work in the manner described in Exhibit A (Claims Services). That said, Supplier is charged with responsibility for the adequacy of its Solution, which is to say that if the Supplier’s Solution, as set forth in Exhibit A (Claims Services), should prove inadequate at any point during the Statement of Work Term for Supplier to perform and deliver the Services in accordance with the obligations of the Agreement (including this Statement of Work), then Supplier is responsible for making such changes to its Solution as are necessary to enable Supplier to perform and deliver the Services in accordance with such obligations. All such changes are to be made in accordance with Schedule O (Change Control Process) of the Agreement, as applicable according to its terms; provided, however, that Supplier is responsible for making such changes at its own cost and expense except in those cases (if any) in which the Agreement expressly provides that Triple-S has Financial Responsibility for them as defined in Schedule C-3 (Financial Responsibility Matrix) and as required by State or Federal Laws.

4.	APPLICABILITY OF THE AGREEMENT

This SOW #01 (Claims Services) is hereby made a part of, and is subject to and governed by, the Agreement. This SOW #01 (Claims Services) is one of the Initial Statements of Work executed under the Agreement.

Triple-S/Supplier Confidential

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Statement of Work #1

Claims Wrapper

IN WITNESS WHEREOF, Triple-S and Supplier have each caused this SOW #01 (Claims Services) to be signed and delivered by its duly authorized officer, all as of the SOW Effective Date set forth above.

Triple-S Salud, Inc.		OptumInsight, Inc.

By:	/s/ Madeline Hernández-Urquiza	By:	/s/ Eric Murphy

Print Name:	Madeline Hernández-Urquiza	Print Name:	Eric Murphy

Title:	President	Title:	CEO, OptumInsight

Date:	August 29, 2017	Date:	8/29/2017

Triple-S/Supplier Confidential

SOW 01 - Exhibit A

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SOW #01 (CLAIMS SERVICES)

EXHIBIT A

ClaimS Service DESCRIPTION

SOW #1 (Claims Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Service Description

1. INTRODUCTION	1
1.1 General	1
1.2 Primary Points of Contact	1
1.3 Definitions	2
2. ClaimS SERVICES	4
3. Additional ClaimS SERVICE Requirements	4
3.1 Operating Hours	4
3.2 Staffing	4
3.3 Organizational Structure	5
3.4 Methodologies Supplier will Utilize to Perform the Services	5
3.5 Supplier Personnel Retention	6
3.6 Knowledge Retention	6
3.7 Quality Assurance	6
3.8 Resources	7
4. Excluded Functions	7
5. RETAINED TRIPLE-S RESPONSIBILITIES	7
6. forecast Volumes	7

Triple-S / Supplier Confidential

Page i

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FINAL EXECUTION VERSION

SOW #1 (CLAIMS SERVICES)

Exhibit A

ClaimS Service DESCRIPTION

1.	INTRODUCTION

1.1	General

(a)	In the most general terms, the “Claims Services” are the Functions associated with the electronic intake, processing and adjudication of Claims, coordination of benefits processing, generation and distribution of Explanation of Benefits, Claims Adjustment, and Quality Assurance of Claims processing as further described in Section 2, for Claims that are both:

(i)	For Non-Restricted Members; and

(ii)	Within the Lines of Business, except as expressly noted otherwise in this SOW.

(b)	The Claims Services are more fully described in this Exhibit A (Claims Service Descriptions). Supplier shall perform the Claims Services, except for those Functions that are expressly identified as retained Triple-S responsibilities in Section 5 (Retained Triple-S Responsibilities) below.

(c)	Reports. Supplier shall generate and provide to Triple-S reporting for the Claims Services as set forth in Schedule K (Reports).

(d)	The Functions that comprise the Claims Services include both the Cross Functional Services described in Section 2 of Schedule A (Cross Functional Services) and the Functions included as part of the Embedded Processes described in Section 3 of Schedule A (Cross Functional Services), each as they relate to the Functions included as part of the Claims Services.

1.2	Primary Points of Contact

(a)	The Triple-S point of contact for this SOW is:

Name: Iris M Aponte
Title: Claims Director
Phone: 787-749-4949 ext 4316
E-mail Address: imaponte@ssspr.com

(b)	The Supplier point of contact for this SOW is:

Name: Eric McBride
Title: Vice President of BPO Operations
Phone: 715-858-5277
E-mail Address: eric_b_mcbride@optum.com

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Service Description

1.3	Definitions

Capitalized terms not defined in this Exhibit A (Claims Service Descriptions) shall have the meanings given them in Schedule AA (Glossary) or elsewhere in this Agreement. Capitalized terms used in this SOW to describe the Claims Services are defined as follows:

(a)	“Adjudication” or “Adjudicated” or “Adjudicating” shall mean the process of authorizing or denying Claim payment after evaluating Claims against health plan benefit, claims systems edits and coverage requirements.

(b)	“Adjustment” shall mean any Claim received post payment amending the content of an original Claim or received to be reworked after an original determination was completed.

(c)	“Administración de Seguros de Salud de Puerto Rico” or “ASES” shall mean the State agency responsible for the administration of the Medicaid program in Puerto Rico.

(d)	“Blue Card Program” shall mean a national program that enables members of a Blue Cross Blue Shield Plan to obtain healthcare services while traveling or living in another Blue Cross Blue Shield Plan service area.

(e)	“Blue Cross Blue Shield Association (BCBSA)” shall mean a national federation of 36 independent community based and locally operated Blue Cross and Blue Shield Companies.

(f)	“Claim” means a request for payment for services that a Member receives.

(g)	“Clean Claim” shall mean a Claim that has no defect and lacks any required substantiating document, including any documentation to meet requirements for encounter data reporting. A Clean Claim is that which does not require Triple-S to externally develop and investigate a Claim.

(h)	“COB Queries” shall mean letters sent by Triple-S to Members requesting information about additional health insurance plan coverage that may be in part or wholly financially responsible for Members’ healthcare related expenses.

(i)	“Commercial” shall mean four specific Triple-S segments (as such term is defined below), including Individual and Family Plan (“IFP”); Small Group (“SG”); Mid/Large Portfolio (“Core”); and Administrative Service Only Accounts (“ASO”).

(j)	“Coordination of Benefits” or “COB” shall mean determinations of responsibility for payment of healthcare service related charges for Members in the event Members are insured by multiple entities, including more than one Triple-S Plans.

(k)	“Correspondence” shall mean a letter, e-mail, or other written communication received from a Member or Provider.

(l)	“Disposition Format (DF)” shall mean the ITS standard format for transmitting disposition data from the Control/Home Plan to the Par/Host Plan for preparing provider explanations of benefits and payment, if any.

(m)	“Division of Financial Responsibility” or “DOFR” shall mean the agreements between Triple-S and Providers that determine payment obligations.

(n)	“Encounter(s)” shall mean a medical service received by a Member from a Provider for which Triple-S has delegated to another entity for processing (e.g., therapy, behavioral

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Service Description

health). Encounters are electronically submitted to Triple-S Systems. Encounters are only applicable for Health Maintenance Organization (“HMO”) services.

(o)	“Explanation of Benefits” or “EOB” shall mean a document that explains an outcome of Adjudication, including approval, payment amount, or a reason for denial.

(p)	“Federal Employee Programs” or “FEP” shall mean a group contract to provide healthcare benefits to federal employees underwritten by Blue Cross Blue Shield Plans.

(q)	“First Pass” or “Automatic(ally) Adjudicated” shall mean any Claim which is processed without any manual intervention.

(r)	“Home Claim” shall mean a claim from a local member receiving services out side its service area through the Blue Card Program.

(s)	“Host Claim” shall mean a claim from a non local member receiving healthcare services in local area.

(t)	“Image” shall mean a scanned copy of a document submitted by Members or Providers.

(u)	“Inter Plan Programs” shall mean the collection of programs supported by approved delivery platforms that enable Control/Home Plans to process claims incurred by members outside their service area.

(v)	“Inter Teleprocessing System (ITS)” shall mean the system used to transmit Claims from Members who receive services from a Blue Cross Blue Shield Plan to another Blue Cross Blue Shield Plan. It’s a set of common-language data formats, software and procedures to access, send/receive and control data.

(w)	“Line(s) of Business” or “LOB” shall mean PSG (i.e., Medicaid), Commercial, and Medicare Advantage.

(x)	“Medicaid” shall mean joint federal and state programs that subsidize medical costs for individuals with limited income and resources.

(y)	“Medicare Advantage” or “Medicare” shall mean a Triple-S healthcare insurance product or a government health care program that Triple-S has been contracted by the Centers for Medicare and Medicaid Services (“CMS”) to reimburse medical services Claims for citizens over 65 years of age or younger individuals with disabilities.

(z)	“Member Reimbursement” shall mean a Member request of payment for medical or pharmacy services.

(aa)	“Open” shall mean (i) the first status of a Claim once it is loaded into the Triple-S Systems, or (ii) a Claim that falls out in the Adjudication process but does not contain edits from the Triple-S Systems and requires additional research and manual intervention from Supplier’s agents.

(bb)	“Pended” or “Suspended” shall mean the status of a Claim for which Adjudication is delayed pending input, correction, or evaluation of data. Claims can be assigned Pended status by rules in Triple-S Systems or manually by Triple-S or Supplier.

(cc)	“Programa de Salud de Gobierno” or “PSG” shall mean the State Health Insurance product or government health care program that Triple-S has been contracted by ASES to reimburse medical services for Medicaid citizens.

Triple-S / Supplier Confidential

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Statement of Work #1

Claims Service Description

(dd)	“Quality Assurance” or “QA” shall mean monitoring and evaluation of the Claims Services to assess Supplier’s compliance with the Claim Service Levels and other requirements specified in the Agreement or by Regulators.

(ee)	“Reconciliation Format (RF)” shall mean the standard ITS format for transmitting requests for reimbursement of net liability sent from the Par/Host plan to the Control/Home Plan.

(ff)	“Rework Claims” shall mean Claims corrections done during the processing of the Claim and before the final determination (pre-payment).

(gg)	“Submission Format (SF)” shall mean the standard ITS format for transmitting claims and pricing data from the Par/Host Plan to the Control/Home Plan.

(hh)	“Triple-S Systems” shall mean Triple-S computer systems used and/or accessed by Supplier in the provision of the Claims Services, including the main enterprise system.

(ii)	“Unclean Claims” shall mean a Claim that requires additional information and further investigation outside of Triple-S.

2.	ClaimS SERVICES

(a)	Supplier will perform the Claims Services described in this Exhibit A (Claims Service Descriptions). The Claims Services include the Functions set forth in Exhibit A-1 (Claims Process Definitions). Supplier shall be responsible for Functions in Exhibit A-1 where Supplier is designated as the responsible party.

(b)	Supplier shall provide the Claims Services as required to meet or exceed the Claims Service Levels set forth in Exhibit B (Claims Service Levels) to this SOW.

3.	Additional ClaimS SERVICE Requirements

Supplier will comply with the following requirements in its performance of the Claims Services.

3.1	Operating Hours

Unless otherwise specified herein, the Claims Services shall be performed at least during the hours of operation set forth in this Section 3.1 (“Hours of Operation”). No changes shall be made to the Hours of Operation without Triple-S’s prior written approval. Notwithstanding the foregoing, upon no less than thirty (30) calendar days’ written request, Triple-S may ask Supplier to temporarily extend the Hours of Operation to address a specific need. In such case, the Parties will agree upon (i) the start and end dates for the extended Hours of Operation, and (ii) the extended Hours of Operation for each day of the week. Upon the conclusion of any extended Hours of Operation, the Hours of Operation noted below (or as subsequently modified by the Parties) will automatically resume.

Service	Minimum Hours of Operation (in Triple S’s Local Time Zone)
Claims Services	Monday to Friday 7:00am to 4:30pm.

3.2	Staffing

Minimum Staffing Ratios. To perform the Claims Services set forth in this Exhibit A (Claims Service Descriptions), and as of the Effective Date, Supplier anticipates that it will use the following staffing ratios without additional charge to Triple-S.

Triple-S / Supplier Confidential

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Statement of Work #1

Claims Service Description

Supplier Role	Minimum Staffing Ratio
Operations Director	One (1) Operations Director for overall Triple-S account at a ratio of one (1) Operations Director to two hundred (200) Agents, or one per site
Operations Manager	One (1) Operations Manager to one hundred twelve (112) Agents
Team Lead	Ratio of one (1) Team Lead per twenty (20) Agents
Training Manager	One (1) per Claims Services Supplier Facility
Quality Assurance Auditor	Ratio of one (1) Quality Assurance Auditor to fifty (50) Agents
Trainer	Ratio of one (1) Trainer to fifty (50) Agents
Workforce Analyst	Ratio of one (1) workforce analyst to one hundred fifty (150) Agents
Agent	As determined by Supplier based on the 6 Month Rolling Forecast

If a change in the Supplier Personnel filling a Supplier Role results in Supplier falling outside of the Minimum Staffing Ratio, Supplier will use Commercially Reasonable Efforts to return to the Minimum Staffing Ratio within sixty (60) days.

3.3	Organizational Structure

In addition to the staffing organization, ratios and supervision described in Section 3.2 above, Supplier will organize the Claims Services Supplier Personnel according to the Supplier organizational chart provided to Triple-S in accordance with Section 6.3(f) of the General Terms and Conditions.

Supplier will manage demand and Service requirements by coordinating with Triple-S through weekly and monthly update meetings. Supplier will use information from these meetings, in addition to information gained from Supplier’s inventory management and capacity tools, as part of Supplier’s management of its staffing volume. For higher volume situations, Supplier will meet demands by adjusting staff workload and work priorities to focus on client workload instead of internal work processes (e.g., internal meetings, town halls) and by adjusting shrinkage.

3.4	Methodologies Supplier will Utilize to Perform the Services

Supplier’s performance of the Claims Services includes use of the following methodologies:

(a)	Six Sigma (including a Black Belt dedicated to Triple-S) to improve quality results, automation results, identify defects, denial trending, and adjustment trending to improve processes for Triple-S;

(b)	Capacity and forecasting models to manage staffing appropriately for variations in Claim volumes, planning for holidays and other variations in calendars (e.g., working days in each month);

(c)	Analytical methodologies to help Supplier understand drivers of Claim adjustment reason codes and to assist in improving quality and Triple-S experience;

(d)	Automation and edit review methodologies for identifying opportunities to build automation and repeatable processes;

(e)	Review of defects to reduce the number of adjustments to improve Claims Services performance; and

Triple-S / Supplier Confidential

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Statement of Work #1

Claims Service Description

(f)	Project management methodologies for managing Claims projects.

3.5	Supplier Personnel Retention

Supplier is an employer of choice for the local employee base where the Claims Services will be performed and Supplier will use the following processes to recruit Supplier Personnel:

(a)	Supplier internal hiring process to search current employee population by opening formal requisitions through Supplier’s human capital department;

(b)	Working with Supplier’s recruiting specialists to search for qualified, in-house staff to fill open positions;

(c)	Supplier corporate sourcing team to search for external candidates using high-volume hiring sites (e.g., CareerBuilder, LinkedIn, Facebook, Monster.com, Indeed.com) and drive interest in Supplier;

(d)	Supplier screens potential new hires using its talent acquisition team and through a series of functional interviews before making hiring decisions; and

(e)	Supplier’s recruiter extends job offers (following background checks for external candidates) and works with the candidate to complete necessary hiring documents.

Supplier will use the following processes and programs to retain Supplier Personnel:

(a)	Market competitive pay, competitive benefits and wellness programs;

(b)	Programs for employee recognition, career development, diversity and inclusion and social responsibility;

(c)	Incentive program (including compensation) for new employee innovations; and

(d)	Employee engagement surveys, leader-employee monthly meetings, monthly town halls and open house discussions with senior leaders.

3.6	Knowledge Retention

Supplier will maintain the SOPs using Supplier’s standard database of procedures. Supplier will review and update the SOPs with Triple-S at least on an annual basis to confirm accuracy.

3.7	Quality Assurance

(a)	Supplier performs regular reviews of quality in performance of the Claims Services, including to drive compliance with the Service Levels, using the following processes: Performing statistically valid random sample of Claims Services to assist in Service Level compliance;

(b)	Performing self-audits;

(c)	Performing on the job training for Supplier Personnel; and

(d)	Reviewing quality assessments with supervisors and managers to identify improvements in Claims processor performance (including performing quality assurance on the performance of Supplier agents).

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Service Description

3.8	Resources

Supplier will use the following Tools to perform the Claims Services, including to provide the reports set forth on Schedule K (Reports):

(a)	Triple-S-facing performance dashboards to report on Service Level performance;

(b)	Inventory management tools to assist Supplier in tracking and managing Claims volumes to adjust workflows, staffing and day to day operations; and

(c)	Productivity tools to track Claim status, time in production, down time and other metrics to assist Supplier in staffing, Service Level compliance and Claims Services performance.

4.	Excluded Functions

Triple-S acknowledges that Supplier will not, and this Agreement contemplates that Supplier will not, provide clinical, medical, or insurance advice or counseling.

5.	RETAINED TRIPLE-S RESPONSIBILITIES

As it relates to Claims Services, Triple-S shall retain the following responsibilities as it relates to the Claims Services:

(a)	Providing Supplier with access to data from Triple-S vendors as reasonably needed for Supplier to perform its reporting obligations under this SOW.

(b)	Performing the Functions in Exhibit A-1 that are designated with Triple-S as the responsible party.

(c)	Providing guidelines for quality assurance calibration, including the scheduling, monitoring and facilitating of calibration sessions.

(d)	Providing timely feedback of any complaints Triple-S receives associated with the Claims Services to support applicable complaint response timelines and processes in accordance with applicable Laws.

(e)	Obtaining applicable approvals for Non-Restricted Member Claims.

(f)	Maintaining responsibility for the integrity, accuracy and completeness of all Triple-S provided data, information and written materials, policies that Triple-S provides to Supplier, including but not limited to, all Member and Provider data and Claims volumes.

(g)	Except as set forth in SOW #2 (IT Services), Adjudicating and processing all ITS and FEP Claims.

6.	forecast Volumes

By the 15th day of each month, Triple-S shall submit to Supplier a forecast of aggregate membership that will generate Claims volume subject to the Claims Services to be processed by Supplier in the next six (6) months (the “6 Month Rolling Forecast”).

The first and second months of each 6 Month Rolling Forecast provided by Triple-S (the “Binding 2 Month Forecast”) shall not be subject to revision. Triple-S shall have the option to

Triple-S / Supplier Confidential

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Statement of Work #1

Claims Service Description

modify forecast volumes in each successive 6 Month Rolling Forecast, except for the Binding 2 Month Forecast portion, at its sole discretion.

Example 1: Triple-S will provide an updated 6 Month Rolling Forecast to Supplier by September 15th covering October through March. The October and November portion of the forecast provided is the Binding 2 Month Forecast. Triple-S may increase or decrease the December through March portions of the forecast in its sole discretion.

7.	Inventory Management

As part of the Claims Services, Supplier will be responsible for Inventory Management. “Inventory Management” are the Functions associated with creating and maintaining a daily accurate accounting of all inventories and transactions, reporting to Triple-S inventory numbers (including aged claim statistics), and attending meetings (including those described in Section 3.3 above) to discuss volumes, issues, and other operational topics, including the following activities:

(a)	Performing inventory control and management;

(b)	Creating and maintaining a daily accurate accounting of transactional inventories, including claims and other adjustment related transactions received, "in process" (i.e. transactions received, but not considered "complete" in the core system.) and transactions completed and inventory aging statistics;

(c)	Utilizing daily inventory management reports to control and maintain inventory within compliance and business service levels;

(d)	Making all daily and cumulative monthly inventory management reports available to Triple-S as described in Schedule K (Reports); and

(e)	Providing access to daily inventory reports / systems and cumulative monthly inventory management reports to Triple-S as described in Schedule K (Reports).

Triple-S / Supplier Confidential

SOW 01 - Exhibit A-1

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FINAL EXECUTION VERSION

STATEMENT OF WORK #1 (CLAIMS SERVICES)

EXHIBIT A-1

cLAIMS PROCESS DEFINITIONS

SOW#01 (Claims Services) Exhibit A-1	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SOW #01 (CLAIMS SErvices)

EXHIBIT A-1

CLAIMS process definitions

1.	CLAIMS PROCESS DEFINITIONS INTRODUCTION

The Claims Process Definitions described in this Exhibit A-1 are part of SOW #01 (Claims Services). In addition to describing the Process Definitions, this Exhibit A-1 sets forth the responsible party for each process.

Process		Definition	Responsible Party
1.	Claims Intake
1.1	Intake	“Intake” are those Functions associated with the intake of Claims in format including receiving EDI and PO Box Claims from different sources and formats (e.g., clearinghouses, Providers or ITS Host and FEP).	Triple-S
2.	Claims Processing
2.1	Claims Adjudication – Medical Claims	“Claims Adjudication – Medical Claims” are those Functions associated with Adjudicating medical Claims including:
		(a) Reporting of Claims status post auto-Adjudication;	Supplier
		(b) Identifying Open and Pended Claims for research and Adjudication;	Supplier
		(c) Reviewing Pended Claims;	Supplier
		(d) Identifying and correcting systemic data errors;	Triple-S
		(e) Reconciling all Provider data issues;	Triple-S
		(f) Processing Open and Pended Claims (including collecting missing data);	Supplier
		(g) Marking or forwarding Pended Claims for input from other Supplier teams in the workflow tool;	Supplier
		(h) Generating inquiry letters and emails to obtain information (as necessary) to resolve Claims issues;	Supplier
		(i) Generating inquiry calls or mailing letters based on input from Supplier to obtain information (as necessary) to resolve Claim issues;	Triple-S

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Statement of Work #1

Claims Process Definitions

Process		Definition	Responsible Party
		(j) Identifying and routing Claims to Triple-S for medical review and determination;	Supplier
		(k) Flagging and sending unresolved Claims to Triple-S internal stakeholders (e.g., Provider data services);	Supplier
		(l) Obtaining input on Claims from Triple-S internal groups as appropriate;	Supplier
		(m) Fixing unresolved Intervention Claims issues;	Triple-S
		(n) Completing Claims processing after all necessary fixes;	Supplier
		(o) Sending follow-ups if Claims issues are not resolved by other stakeholders;	Supplier
		(p) Tracking and escalating if the issue is not resolved by Triple-S after the threshold days;	Supplier
		(q) Performing external pricing for certain Claims including: Non participant Provider claims that should be priced as Original Medicare using CMS payment methodologies or pricers;	Supplier
		(r) As appropriate, obtaining approval from Triple-S for high dollar Claims;	Supplier
		(s) As appropriate, providing guidance on high dollar Claims;	Triple-S
		(t) Calculating and processing late payment interest.	Triple-S
2.2	Claims Adjudication Non-Medical / Ancillary Claims	“Claims Adjudication Non-Medical / Ancillary Claims” are those Functions associated with Adjudicating non-medical and ancillary Claims including:
		(a) Processing hearing Claims;	Supplier
		(b) For PSG and Commercial, processing Claims for Dental services;	Supplier
		(c) For PSG and Commercial, processing Claims for Vision services;	Supplier
		(d) Processing Claims for behavioral services;	Supplier
		(e) Processing Claims for implants (e.g., surgical trays) and DME (durable medical equipment);	Supplier
		(f) Processing Claims for long-term care services, except personal assistant and private duty/ independent Provider services;	Supplier
		(g) Processing Claims for non-urgent / emergent transportation;	Supplier
		(h) Routing Claim issues related to Triple-S delegated third party vendors to Triple-S;	Supplier
		(i) Handling Claims processing issues with delegated third party vendor based on details provided by Supplier; and	Triple-S

Triple-S / Supplier Confidential

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Statement of Work #1

Claims Process Definitions

Process		Definition	Responsible Party
		(j) Processing Claims for wellness benefits.	Supplier
2.3	COB Processing	“COB Processing” are those Functions associated with processing COB Claims including:
		(a) Researching Claims Pended for COB; and	Supplier
		(b) Processing COB Claims after all issues are resolved.	Supplier
2.4	EOB	“EOB” are those Functions associated with processing Explanation of Benefits (“EOB”) including:
		(a) Printing and mailing EOB to Members.	Triple-S
2.5	Claims Adjustment	“Claims Adjustment” are those Functions associated with adjusting Claims including:
		(a) Receiving and documenting adjustment requests from all stakeholders, including Providers and Triple-S;	Supplier
		(b) Reviewing adjustment requests and making corrections to Claims where necessary;	Supplier
		(c) Ensuring Claims adjustment timelines are accounted for in the processes and service levels;	Supplier
		(d) Identifying, tracking, and resolving adjustment discrepancies to connect to prior Claims errors;	Supplier
		(e) Generating the file for letters for overpayment and underpayment discovered during audits and quality checks;	Supplier
		(f) Mailing letters for overpayment and underpayment discovered during audits and quality checks;	Triple-S
		(g) Process mass adjustments received from Triple-S for pricing and policy changes;	Supplier
		(h) Following Triple-S process for high dollar adjustments;	Supplier
		(i) As appropriate, obtaining approval from Triple-S for high dollar adjustments;	Supplier
		(j) As appropriate, providing guidance on high dollar adjustments;	Triple-S
		(k) Performing mass adjustments;	Supplier
		(l) Processing Claims adjustments; and	Supplier
		(m) Processing of claims adjustments associated with recoveries sent by Triple-S.	Supplier
2.6	Member Reimbursement	“Member Reimbursement” are those Functions associated with processing Member reimbursements including:

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Process Definitions

Process		Definition	Responsible Party
		(a) Receiving paper Claims requests by mail, fax, etc.;	Triple-S
		(b) Sorting and preparing paper requests;	Triple-S
		(c) Scanning of paper requests and all supporting documentation;	Triple-S
		(d) Receiving and loading electronic Member Reimbursement requests including those received via the web application and email;	Supplier
		(e) Data entry of all services related to Member Reimbursement request;	Supplier
		(f) Resolving all Claim issues and obtaining input on Claims from Triple-S internal groups as appropriate;	Supplier
		(g) Flagging and sending unresolved Claims to Triple-S internal stakeholders;	Supplier
		(h) Fixing unresolved Intervention Claims issues;	Triple-S
		(i) Generating letters (in a printable format) to Members related to denials including requesting information or final denial determination;	Supplier
		(k) Printing and sending letters to Members related to denials including requesting information, or final denial determination; and	Triple-S
		(l) Monitoring Member Reimbursement timeliness to comply with Service Levels.	Supplier
2.7	Additional Claims Processing Functions	“Additional Claims Processing Functions” are those Functions associated with Claims processing that require Triple-S intervention (e.g., resolving Provider demographic updates, clinical recommendations, prior authorization updates, eligibility updates, high dollar threshold reviews, medical record reviews) in order for Supplier to process the Claim (“Intervention Claim”) including:
		(a) Identifying and routing to Triple-S the Intervention Claim;	Supplier
		(b) Management and resolution of Intervention Claim issue;	Triple-S
		(c) Routing to Supplier resolved Intervention Claim issue; and	Triple-S
		(d) Receiving and processing resolved Intervention Claim issue.	Supplier
2.8	Escalation Claim Inquiry	“Escalation Claims Inquiry” are those Functions associated with Claims processing that require Supplier action in order for Triple-S to resolve an issue with the Claim (“Supplier Escalation Claims”) including:
		(a) Identifying and routing Supplier Escalation Claims to Supplier;	Triple-S
		(b) Managing and resolving Supplier Escalation Claim issue;	Supplier
		(c) Routing to Triple-S resolved Supplier Escalation Claim issue; and	Supplier

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Claims Process Definitions

Process		Definition	Responsible Party
		(d) Receiving resolved Supplier Escalation Claim issue.	Triple-S
3.	Quality assurance
3.1	Quality Assurance (Pre/Post Payment Review)	“Quality Assurance (Pre/Post Payment Review)” are those Functions associated with performing quality checks on payments including:
		(a) Creating criteria for pre- and Post-Payment quality checks;	Supplier
		(b) Performing quarterly calibration of the criteria used in audit/quality processes;	Supplier
		(c) Following Triple-S policies for quality assurance audits;	Supplier
		(d) Identifying Claims for Pre-Payment quality checks as per documented guidelines;	Supplier
		(e) Performing Pre-Payment quality check review;	Supplier
		(f) Documenting issues identified in Pre-Payment quality check;	Supplier
		(g) Fixing Claims issues identified in Pre-Payment quality check;	Supplier
		(h) Identifying Claims for Post-Payment quality check;	Supplier
		(i) Performing Post-Payment quality check reviews as per documented guidelines;	Supplier
		(j) Documenting issues identified in Post-Payment quality checks;	Supplier
		(k) Performing adjustments based on Post-Payment quality check results;	Supplier
		(l) Based on Service Level performance, summarizing Post-Payment quality checks on a weekly and monthly basis and sharing summaries with Triple-S; and	Supplier
		(m) Developing recommendations to fix processes found to be deficient from quality checks.	Supplier
4.	PAYMENT / REMITTANCE ADVICE	“Payment / Remittance Advice” are those Functions associated with processing payments, and remittances including:
		(a) Performing business approval; and	Triple-S
		(b) Mailing checks or remittance advice.	Triple-S

Triple-S / Supplier Confidential

SOW 01 Exhibit A-3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #1 (CLAIMS SERVICES

EXHIBIT A-3

CLAIMS TRANSITION DESCRIPTION

SOW #1 (Claims Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

1 Introduction	3
2 High Level Description of the Claims Transition	3
2.1 Phases	3
2.2 Schedule	4
2.3 Major Work Stream(s)	6
2.4 Milestones	7
2.5 Transition Deliverables	7
3 Continuity of Operations	8
4 Transition Management	9
4.1 Transition Management Activities	9
4.1.1 Status Reporting	9
5 Risks	11
6 Triple-S Dependencies	11
7 Risk Management	12

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

1	Introduction

Commencing upon the Effective Date and ending upon the Service Commencement Date for the Claims Services, Supplier will perform the following Claims Transition services for Triple-S (“Claims Transition”).

2	High Level Description of the Claims Transition

Supplier’s Claims Transition approach provides a framework to manage and control the applicable Claims Transition activities using project management best practices. Using this approach, Supplier will provide a project management framework, best practices, lessons learned, and Claims Transition support to Triple-S.

2.1	Phases

Supplier’s methodologies are aligned with industry standard project management methodologies. The figure below provides a summary of the phases for the Claims Services Transition.

Figure 2-1 – Transition Phases

Project Initiation

- Mobilize Transition Management Office
- Define Governance Model
- Define scope, timelines and deliverables
- Document Roles and Responsibilities
- Readiness for Onsite Knowledge Acquisition

TG1

Knowledge Acquisition

- "As Is" Operational Assessment
  - "As is" Process Maps
  - Scope of Work
  - Organization structure
- "To-be" Solution Design
  - "To-be" process maps
  - SOP creation
  - Training Documentation
  - Training plan
  - Ramp up & Ramp down Approach
  - Transition Work Plan

Deliverables

- Claims Services Plan
- Transition Work Plan
- As-is Operations Model

Milestones

- Kick off meeting
- "As-Is" operational model submission
- Transition Plan Approval

Formal Tollgate (TG1) Report Out

TG2

Project Set-up

- Prepare for Knowledge Transfer
- Hiring & onboarding
- Training readiness
- IT connectivity and UAT testing
- Client system accesses

Deliverables

- Knowledge Transfer Plan

Milestones

- Training commencement approval

Formal Tollgate (TG2) Report Out

TG3

Knowledge Transfer

- Training:
  - Pre Process Training
  - Process Training
  - Training Assessments
- Update Process Maps and SOPS
- Operational Readiness
  - MIS and Reporting Framework
  - Quality Management Framework
  - Inventory Management
- Operations Site readiness

Deliverables

- New Operations Model
- Operations Report Templates

Milestones

- To-be operational model submission
- Service Commencement Date

Formal Tollgate (TG3) Report Out

TG4

Work Ramp-up

- Commence services
- Measure Performance
- Report process performance
- Update Transition Documentation and Handover

Formal Tollgate (TG4) Report Out

Steady State

- Operations assumes control and responsibility for the engagement
- Log lessons learnt
- Conduct Transition Satisfaction Survey (TSAT)
- Kick Start process improvement Initiatives

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

2.2	Schedule

The Claims Services Transition schedule will be based on the project plan (a draft of which is provided in Exhibit A-3-1 to this Exhibit A-3), and will be performed in accordance with the Critical Milestones provided in Exhibit A-3-3 to this Statement of Work.

The following view is an example of the schedule anticipated as of the Effective Date for the Claims Services Transition. In the event of any conflict between the schedule provided in the chart below and Exhibit A-3-1, Exhibit A-3-1 will control.

Figure 2-2 Example Schedule*

Phase: LOB	Project Initiation	Knowledge Acquisition	Project Set-up	Knowledge Transfer	Work Ramp-up	Steady State
All LOBs (across work streams)	Month 1 to Month 2		Month 1 to Month 2
Medicare: Open/Pended				Month 2 to Month 6	Month 4 to Month 8	Month 9
Medicare: Adjustments				Month 5 to Month 6	Month 6 to Month 8	Month 9
Commercial: Open/Pended				Month 2 to Month 6	Month 4 to Month 8	Month 9
Commercial: Adjustments				Month 5 to Month 6	Month 6 to Month 8	Month 9
Medicaid: Open/Pended				Month 2 to Month 4	Month 4 to Month 6	Month 9
Medicaid: Adjustments				Month 5 to Month 6	Month 6 to Month 8	Month 9
Member Reimbursements (across Medicare and Commercial)				Month 2 to Month 6	Month 4 to Month 8	Month 9

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Timeline >>	Trainer	OJT Coach / QA	7/17/17	7/24/17	7/31/17	8/7/17	8/14/17	8/21/17	8/28/17	9/4/17	9/11/17	9/18/17	9/25/17	10/2/17	10/9/17
Onsite KA - Week 1
Onsite KA (Week 2 - Week 8)
Medicare - HealthSuite								8	8	8	8	8	8	8	*
Medicare - [***] (Offshore/Remote)															2
Commercial (including Vision, Hearing & Dental)			Onshore					6	6	6	6	6	6	6	*
Medicaid			Onshore					3	3	3	3	3	3	3	*
Member Reimbursements			Onshore					1	1	1	1	1	1	1	*
Hands-on Production - Offshore
KT - Offshore FTEs
Medicare Claims (76 FTE) including Member Reimbursements Suspended - 46 FTE Adjustments FTE - 30 FTE
Open/ Pended - HS															24
Open/ Pended – [***]															24
Adjustments - HS
Open/ Pended - HS															24
Adjustments - [***]
Open/ Pended - [***]
Commercial Claims (74 FTE) - including Vision, Hearing, Dental &Member Reimbursements) Pended - 44 FTE Adjustments FTE - 30 FTE
Open/ Pended - [***]															24
Open/ Pended - [***]															24
Adjustments - [***]
Open/ Pended - [***]															24
Adjustments - [***]
Open/ Pended - [***]
Medicaid Claims (30 FTE) Open/ Pended - 22 FTE Adjustments - 08 FTE
Open/ Pended - [***]															24
Open/ Pended - [***]															11
Adjustments - [***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Timeline >>	10/16/17	10/23/17	10/30/17	11/6/17	11/13/17	11/20/17	11/27/17	12/4/17
Onsite KA - Week 1
Onsite KA (Week 2 - Week 8)
Medicare - HealthSuite
Medicare - [***] (Offshore/Remote)	2	2	2	2	2	2	2	2
Commercial (including Vision, Hearing & Dental)
Medicaid
Member Reimbursements
Hands-on Production - Offshore
KT - Offshore FTEs
Medicare Claims (76 FTE) including Member Reimbursements Suspended - 46 FTE Adjustments FTE - 30 FTE
Open/ Pended - HS	24	24	24	24	24	24	24	24
Open/ Pended – [***]	24	24	24	24	24	24	24	24
Adjustments - HS
Open/ Pended - HS	24	24	24	24	24	24	24	24
Adjustments - [***]
Open/ Pended - [***]
Commercial Claims (74 FTE) - including Vision, Hearing, Dental &Member Reimbursements) Pended - 44 FTE Adjustments FTE - 30 FTE
Open/ Pended - [***]	24	24	24	24	24	24	24	24
Open/ Pended - [***]	24	24	24	24	24	24	24	24
Adjustments - [***]
Open/ Pended - [***]	24	24	24	24	24	24	24	24
Adjustments - [***]
Open/ Pended - [***]
Medicaid Claims (30 FTE) Open/ Pended - 22 FTE Adjustments - 08 FTE
Open/ Pended - [***]	24	24	24	24	24	24	24	24
Open/ Pended - [***]	11	11	11	11	11	11	11	11
Adjustments - [***]

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Timeline >>	12/11/17	12/18/17	12/25/17	1/1/18	1/8/18	1/15/18	1/22/18	1/29/18	2/5/18	2/12/18	2/19/18	2/26/18
Onsite KA - Week 1
Onsite KA (Week 2 - Week 8)
Medicare - HealthSuite
Medicare - [***] (Offshore/Remote)	2	2
Commercial (including Vision, Hearing & Dental)
Medicaid
Member Reimbursements
Hands-on Production - Offshore
KT - Offshore FTEs
Medicare Claims (76 FTE) including Member Reimbursements Suspended - 46 FTE Adjustments FTE - 30 FTE
Open/ Pended - HS	22	22	22	22	29	29	29	29	29	29	29	29
Open/ Pended – [***]	22	22	19	19	0
Adjustments - HS				>>	17	17	17	17	17	17	15	15
Open/ Pended - HS	24	22	22	22	0
Adjustments - [***]				>>	17	17	17	17	17	17	15	15
Open/ Pended - [***]				18	18	18	18	18	18	18	17	17
Commercial Claims (74 FTE) - including Vision, Hearing, Dental &Member Reimbursements) Pended - 44 FTE Adjustments FTE - 30 FTE
Open/ Pended - [***]	22	22	22	22	22	22					–
Open/ Pended - [***]	22	22	19	19	2	2	2	2	2	2	2	2
Adjustments - [***]				>>	17	17	17	17	17	17	15	15
Open/ Pended - [***]	22	22	22	22	5	5	5	5	5	5	5	5
Adjustments - [***]				>>	17	17	17	17	17	17	15	15
Open/ Pended - [***]			17	17	17	17	17	17	17	17	15	15
Medicaid Claims (30 FTE) Open/ Pended - 22 FTE Adjustments - 08 FTE
Open/ Pended - [***]	22	22	22	22	22		22	22	22	22	22	22
Open/ Pended - [***]	10	10	10	10	>>
Adjustments - [***]				>>	10	10	10	10	10	10	8	8

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Timeline >>	3/5/18	3/12/18	3/19/18	3/26/18	4/2/18	4/9/18	4/16/18	4/23/18	4/30/18	5/7/18	5/14/18	5/21/18	5/28/18	6/4/18	6/11/18	6/18/18	6/25 /18
Onsite KA - Week 1
Onsite KA (Week 2 - Week 8)
Medicare - HealthSuite
Medicare - [***] (Offshore/Remote)
Commercial (including Vision, Hearing & Dental)
Medicaid
Member Reimbursements
Hands-on Production - Offshore
KT - Offshore FTEs
Medicare Claims (76 FTE) including Member Reimbursements Suspended - 46 FTE Adjustments FTE - 30 FTE
Open/ Pended - HS
Open/ Pended – [***]
Adjustments - HS	15	15	15	15	15	15	15	15	15	IN	production – but not 100% productive
Open/ Pended - HS
Adjustments - [***]	15	15	15	15	15	15	15	15	15	IN	production – but not 100% productive
Open/ Pended - [***]	17	17	17	17	17	17	17	17	17	IN	production – but not 100% productive
Commercial Claims (74 FTE) - including Vision, Hearing, Dental &Member Reimbursements) Pended - 44 FTE Adjustments FTE - 30 FTE
Open/ Pended - [***]
Open/ Pended - [***]	>>
Adjustments - [***]	15	15	15	15	15	15	15	15	15	IN	production – but not 100% productive
Open/ Pended - [***]	>>
Adjustments - [***]	15	15	15	15	15	15	15	15	15	IN	production – but not 100% productive
Open/ Pended - [***]	15	15	15	15	15	15	15	15	15	IN	production – but not 100% productive
Medicaid Claims (30 FTE) Open/ Pended - 22 FTE Adjustments - 08 FTE
Open/ Pended - [***]
Open/ Pended - [***]
Adjustments - [***]	6	6	6	8	8	8	8	8	8	IN	production – but not 100% productive

* Dates in the plan are based on start date of Sep 1, 2017 (KA initiates prior to this date)

2.3	Major Work Stream(s)

The major work streams associated with the Claims Transition Services are as follows:

Work Stream	Description
Operations	Responsible for the manual processing of claims in support of the overall delivery of benefits and services by providing support and guidance to customers to ensure continued services.
Quality	Responsible for the overall delivery of the quality assurance guidelines and programs, performance of quality audits and determination of process improvement opportunities.
Training	Responsible for the effective delivery and execution of training programs and ensures all operational, technological and organizational resources have the specific knowledge and tools to perform their duties.
Workforce Management	Responsible for the overall forecasting, capacity planning, scheduling and real time execution as they relate to workforce management. Provides operational reporting, oversight of telephony tools and infrastructure and provides business continuity planning.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Work Stream	Description
Reporting and Analytics	Responsible for the overall reporting templates and distribution. Responsible for designing/developing, programming, maintaining and publishing operational reports. Provides operational analysis utilized for decision making. May make recommendations based on the analysis, and provide explanations for reporting results as needed.
Human Resources	Responsible for providing talent acquisition, organizational development direction and support. Acts as a trusted advisor and business partner to leverage appropriate solutions aligned to the business strategies and outcomes.
Transitions	Responsible for deploying the Supplier transition methodology to plan & implement the project within scope – including communication of progress updates, risks and mitigation, stakeholder management as part of the established program governance.

2.4	Critical Milestones

Descriptions and due dates for the Critical Milestones are provided in Exhibit A-3-3 (Critical Claims Milestones). Transition Deliverables

Supplier will provide the following Transition Deliverables, which will be based on the description below and the due dates provide in Exhibit A-3-3.

Deliverables	Description
1. Claim Services Plan	The detailed document that describes the objectives, timeline, activities, constraints, and outputs needed to complete the Claims Transition.
2. Transition Work Plan	Supplier shall create a Claims Transition plan applicable to the Claims Services that includes the tasks, roles, responsibilities, and timelines needed for the Claims Services to commence according to the timeline mutually agreed with Triple-S.
3. As-Is Operations Model	The “As-Is” Operations Model is the detailed description of the current operational environment and process as of the Effective Date.
4. Knowledge Transfer Plan	The Knowledge Transfer Plan documents the process and content for performing Training consistent with Section 3.7 of Exhibit A (Claim Services).

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Deliverables	Description
5. New Operations Model	The New Operations Model is the description of the planned operational environment and processes for Supplier’s performance of the Claim Services.
6. Operations Report Templates	Templates for reports to be provided pursuant to Schedule K (Reports).

3	Continuity of Operations

Supplier will provide the Claims Services Transition services in a manner that minimizes disruption to the Triple-S operations in place as of the Effective Date as follows:

•	Maintain ongoing dialogue with the Claims Delivery Liaison to proactively address concerns and mitigations

•	Perform readiness exercises to capture and remedy early potential failures before the demonstration of end-to-end system readiness and the operational start date

•	Monitor real-time operational systems and processes to make adjustments as needed to avoid service degradation

The Transition Plan, Transition Schedule, and subsequent status updates will contain Transition Milestones and applicable Deliverables. Supplier and Triple-S will conduct regular transition steering committee calls to identify and address Claims Transition risks.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

4	Transition Management

4.1	Transition Management Activities

4.1.1	Status Reporting

Supplier will provide regular status reporting during the Transition including weekly status reporting and executive status reporting, The following provides an example of Weekly Status report:

Figure 4-1 – Sample Weekly Status Report

Workstream – Owner

Objective:	Work stream Status	

Status

Milestone	Target	Status	Comments

GET TO GREEN PLAN

Task	Owner	Due Date	Comments

Key Accomplishments

Next Steps

Issues / Risks / Dependencies

Sample Slide

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

The following provides an example of the executive status report format:

Figure 4-2 - Sample Executive Status Report

Triple-S

Overall Status	Budget	Schedule	Scope	Client	Quality
TBD	TBD	TBD	TBD	TBD	TBD

Program Overview			
Program Sponsor:		Program Start Date:	
Program Leads		Program End Date:	
Program Background:			

Service Tower - Milestones	Owner	Status	Due Date	Revised Date
BPO – Customer Care		●		
BPO – Claims		●		
BPO – Enrollment		●		
BPO – Data Ops (EDI)		●		
BPO – Provider Data Management		●		
BPO – Payment Integrity		●		
MA – RQNS		●		
PBM – Optum Rx		●		

Accomplishments for Current Period

Planned Activities for Next Period

Risk/Issue Summary	Owner	Status	Due Date	Issue Impact	Mitigation/Resolution Plan

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

5	Risks

The following table provides examples of potential constraints associated with Claims Transition Services and activities. The table below includes possible mitigation approaches.

#	Risks	Mitigation
1	System access is delayed	• Triple-S will need to enforce contract terms and Triple-S-approved Transition Plan. • The Transition Plan will identify Supplier and Triple-S responsibilities.
2	Missing or incomplete information is provided to Triple-S and/or Supplier

•   Supplier will attempt to identify missing or incomplete information early in the process and notify Triple-S immediately.

•   When information is not adequate, Supplier will notify Triple-S and request intervention.

3	Supplier Transition activities may interrupt services.	When Supplier develops the AS-IS Operations Model & TO-BE Operations Model, Supplier will verify that the existing services or capabilities-related requirements are addressed with the new solution to provide similar capability or services after Transition to the new solution.
4	Lack of knowledge of existing tools and capabilities affect service performance, including Service Levels.	Triple-S will provide reasonable support in accordance with its turnover plan.
5	Incomplete/ Inadequate Knowledge Transfer	• Supplier will undertake comprehensive Knowledge Acquisition exercise • When information is not adequate, Supplier will notify Triple-S and request intervention.
6	Triple-S Claims Service team Attrition	• Addressed by agreeing to accelerated 8 month transition plan.

6	Triple-S Dependencies

Supplier requests that Triple-S provide the following support.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Phase	Triple-S Resources	Duration	Nature of support
Onsite Knowledge Acquisition (Aug’17-Oct’17)	8 – 12 SME	7 weeks 5 hours per day (3 hours on system, 2 hours off system)	SME support at Triple-S sites in Puerto Rico according to agreed upon plan
Supplier Classroom Training (Per LOB) Open/Pended (Oct’17-Nov’17) Adjustments (Jan’18-Feb’18)	3 SME (1 from each LOB)	Open/Pended: 10 weeks (2-3 hours per SME per week) Adjustments: 4 weeks (2-3 hours per SME per week)	Webex/ conference call support for clarifications
Supplier OJT/ Ramp (Per LOB) Open/Pended (Nov’17 – April’18) Adjustments (Feb’18-April’18)	Quality\Coordinator across each LOB (TBD)	Open/Pended: 2 weeks OJT, 8 weeks ramp Auditor daily engagement TBD Adjustments: 1 week OJT, 6 weeks ramp Auditor daily engagement TBD	Auditing transactions/output, sharing scores, feedback & calibration

7	Risk Management

Supplier will use Supplier’s risk assessment tool, IRAD (Issues, Risks, Actions, and Decisions) to manage risks and issues during the Claims Transition. The IRAD is a workbook designed to help drive more predictable outcomes by identifying key risk areas across a product or project development initiative.

This combination of likelihood and consequence positions each risk into one of three categories: 1) Most Important Risks, 2) Very Important Risks, or 3) Important Risks. Such designation assists Supplier in tracking, managing and addressing risks during the course of the Claims Transition. The designation also determines the timing and frequency of Supplier’s communications to Triple-S regarding such risks (as described below).

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #1

Exhibit A-3

Figure 7-1 outlines the elements of the overall risk management process. As risks or problems are identified during the course of the Claims Transition, Supplier will document and address them in a direct and straightforward manner and resolve or mitigate so as not to compromise the success of the Claims Transition. Supplier will communicate risks to the Supplier and Triple-S transition teams in a timely and effective manner, and risks and issues analysis and reporting will be a feature of the weekly transition status meeting.

Figure 7-1 Supplier Risk Management Approach. Supplier’s approach requires that risks be identified, assessed, and assigned to a responsible owner, and that a risk mitigation approach developed and implemented.

Figure 7-1 - Risk Management

The Risk Management Plan will include Supplier’s strategy for issue management, including tracking, impact analysis, mitigation plans and escalation procedures. A mitigation or removal plan will be formulated for each identified issue, with clear responsibilities.

Because issue reduction or mitigation actions may also trigger other Claims Transition changes, the Risk Management Plan will also address change management as it pertains to risk and issue management during the Transition.

Triple-S / Supplier Confidential

SOW 01 Exhibit A-3-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #1 (CLAIMS SERVICES)

ATTACHMENT A-3-1 (TRANSITION AND TRANSFORMATION PROJECT PLAN)

SOW #1 (Claims Service)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ID	WBS	Task Name	Duration	Start	Finish
1	1	CLAIMS OFFSHORE	492 days	Fri 8/11/17	Mon 7/1/19
2	1.1	Transition Milestones	66 days	Fri 9/8/17	Mon 12/11/17
3	1.1.1	Kick Off Meeting	0 days	Fri 9/8/17	Fri 9/8/17
4	1.1.2	“As Is” Operational Model Submission	0 days	Fri 10/6/17	Fri 10/6/17
5	1.1.3	Transition Plan Approval	0 days	Fri 10/6/17	Fri 10/6/17
6	1.1.4	Training Commencement Approval	0 days	Mon 10/9/17	Mon 10/9/17
7	1.1.5	To-Be Operational Model Submission	0 days	Mon 11/20/17	Mon 11/20/17
8	1.1.6	Service Commencement Date	0 days	Mon 12/11/17	Mon 12/11/17
9	1.2	Transition Deliverables	32 days	Mon 10/9/17	Tue 11/21/17
10	1.2.1	Claim Services Plan	1 day	Mon 10/9/17	Mon 10/9/17
11	1.2.2	Transition Work Plan	1 day	Mon 10/9/17	Mon 10/9/17
12	1.2.3	As-Is Operations Model	1 day	Mon 10/9/17	Mon 10/9/17
13	1.2.4	Knowledge Transfer Plan	1 day	Mon 10/9/17	Mon 10/9/17
14	1.2.5	New Operations Model	1 day	Mon 11/20/17	Mon 11/20/17
15	1.2.6	Operations Report Templates	1 day	Tue 11/21/17	Tue 11/21/17
16	1.3	Transition Activities	492 days	Fri 8/11/17	Mon 7/1/19
17	1.3.1	Phase 1 - Project Initiation	1 day	Fri 8/11/17	Fri 8/11/17
18	1.3.1.1	SOW/ MSA Signing	0 days	Fri 8/11/17	Fri 8/11/17
19	1.3.1.2	Mobilize project initiation activities	1 day	Fri 8/11/17	Fri 8/11/17
20	1.3.2	Phase 2 - Knowledge Acquisition	40 days	Mon 8/14/17	Fri 10/6/17
21	1.3.2.1	Onsite KA - Week 1 (Executive Meetings)	5 days	Mon 8/14/17	Fri 8/18/17
22	1.3.2.2	Onsite KA - Week 2 - Week 8	35 days	Mon 8/21/17	Fri 10/6/17
23	1.3.2.2.1	Medicare including Member Reimbursements ([***]/HS)	35 days	Mon 8/21/17	Fri 10/6/17
24	1.3.2.2.2	Commercial including Member Reimbursements	35 days	Mon 8/21/17	Fri 10/6/17
25	1.3.2.2.3	Medicaid	35 days	Mon 8/21/17	Fri 10/6/17
26	1.3.2.2.4	Hands-on Production	10 days	Mon 9/25/17	Fri 10/6/17

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ID	WBS	Task Name	Duration	Start	Finish
27	1.3.3	Phase 3 - Project Set up	491 days	Mon 8/14/17	Mon 7/1/19
28	1.3.3.1	IT Access - Operations	40 days	Mon 8/14/17	Fri 10/6/17
29	1.3.3.1.1	Offshore IT Connectivity (Establishing & Testing)	40 days	Mon 8/14/17	Fri 10/6/17
30	1.3.3.1.2	Production access for Optum Offshore	10 days	Mon 9/25/17	Fri 10/6/17
31	1.3.3.2	Hiring	40 days	Mon 8/14/17	Fri 10/6/17
32	1.3.3.2.1	Hiring approvals (for overall scope of project)	1 day	Mon 8/14/17	Mon 8/14/17
33	1.3.3.2.2	Hiring - Production FTEs	40 days	Mon 8/14/17	Fri 10/6/17
34	1.3.3.3	[***]	487 days	Fri 8/18/17	Mon 7/1/19
35	1.3.3.3.1	User Acceptance Testing	12 days	Sun 10/22/17	Sun 11/5/17
36	1.3.3.3.2	Functional specific test plans	0 days	Fri 8/18/17	Fri 8/18/17
37	1.3.3.3.3	End-to-End testing	32 days	Sun 11/12/17	Sun 12/24/17
38	1.3.3.3.4	Training / SOP Development	43 days	Wed 11/1/17	Fri 12/29/17
39	1.3.3.3.5	Training of current Triple-S MA staff	27 days	Sun 10/29/17	Sun 12/3/17
40	1.3.3.3.6	Concurrent run of HealthSuite platform	391 days	Mon 1/1/18	Mon 7/1/19
41	1.3.4	Phase 4 - Knowledge Transfer	95 days	Mon 10/9/17	Fri 2/16/18
42	1.3.4.1	KT - Offshore FTEs	95 days	Mon 10/9/17	Fri 2/16/18
43	1.3.4.1.1	Medicare Claims including Member Reimbursements (76 FTE) Open/Pended - 46 FTE, Adjustments FTE - 30 FTE	95 days	Mon 10/9/17	Fri 2/16/18
44	1.3.4.1.1.1	Open/Pended [***]/HealthSuite - Batch 1	45 days	Mon 10/9/17	Fri 12/8/17
45	1.3.4.1.1.1.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
46	1.3.4.1.1.1.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
47	1.3.4.1.1.1.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
48	1.3.4.1.1.2	Open/Pended [***]/ HealthSuite - Batch 2	45 days	Mon 10/9/17	Fri 12/8/17
49	1.3.4.1.1.2.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
50	1.3.4.1.1.2.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
51	1.3.4.1.1.2.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ID	WBS	Task Name	Duration	Start	Finish
52	1.3.4.1.1.3	Adjustments [***]/ HealthSuite - Batch 1	30 days	Mon 1/8/18	Fri 2/16/18
53	1.3.4.1.1.3.1	Process Training	20 days	Mon 1/8/18	Fri 2/2/18
54	1.3.4.1.1.3.2	OJT	10 days	Mon 2/5/18	Fri 2/16/18
55	1.3.4.1.1.4	Open/Pended [***]/ HealthSuite - Batch 3	45 days	Mon 10/9/17	Fri 12/8/17
56	1.3.4.1.1.4.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
57	1.3.4.1.1.4.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
58	1.3.4.1.1.4.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
59	1.3.4.1.1.5	Adjustments [***]/ HealthSuite - Batch 2	30 days	Mon 1/8/18	Fri 2/16/18
60	1.3.4.1.1.5.1	Process Training	20 days	Mon 1/8/18	Fri 2/2/18
61	1.3.4.1.1.5.2	OJT	10 days	Mon 2/5/18	Fri 2/16/18
62	1.3.4.1.1.6	Open/Pended [***]/ HealthSuite - Batch 4	45 days	Mon 12/18/17	Fri 2/16/18
63	1.3.4.1.1.6.1	Onboarding	5 days	Mon 12/18/17	Fri 12/22/17
64	1.3.4.1.1.6.2	Process Training	30 days	Mon 12/25/17	Fri 2/2/18
65	1.3.4.1.1.6.3	OJT	10 days	Mon 2/5/18	Fri 2/16/18
66	1.3.4.1.2	Commercial Claims - including Member Reimbursements (74 FTE) Open/Pended - 44 FTE, Adjustments FTE - 30 FTE	95 days	Mon 10/9/17	Fri 2/16/18
67	1.3.4.1.2.1	Open/Pended - Batch 1	45 days	Mon 10/9/17	Fri 12/8/17
68	1.3.4.1.2.1.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
69	1.3.4.1.2.1.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
70	1.3.4.1.2.1.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
71	1.3.4.1.2.2	Open/Pended - Batch 2	45 days	Mon 10/9/17	Fri 12/8/17
72	1.3.4.1.2.2.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
73	1.3.4.1.2.2.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
74	1.3.4.1.2.2.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
75	1.3.4.1.2.3	Adjustments - Batch 1	30 days	Mon 1/8/18	Fri 2/16/18
76	1.3.4.1.2.3.1	Process Training	20 days	Mon 1/8/18	Fri 2/2/18

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ID	WBS	Task Name	Duration	Start	Finish
77	1.3.4.1.2.3.2	OJT	10 days	Mon 2/5/18	Fri 2/16/18
78	1.3.4.1.2.4	Open/Pended - Batch 3	45 days	Mon 10/9/17	Fri 12/8/17
79	1.3.4.1.2.4.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
80	1.3.4.1.2.4.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
81	1.3.4.1.2.4.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
82	1.3.4.1.2.5	Adjustments - Batch 2	30 days	Mon 1/8/18	Fri 2/16/18
83	1.3.4.1.2.5.1	Process Training	20 days	Mon 1/8/18	Fri 2/2/18
84	1.3.4.1.2.5.2	OJT	10 days	Mon 2/5/18	Fri 2/16/18
85	1.3.4.1.2.6	Open/Pended - Batch 4	45 days	Mon 12/18/17	Fri 2/16/18
86	1.3.4.1.2.6.1	Onboarding	5 days	Mon 12/18/17	Fri 12/22/17
87	1.3.4.1.2.6.2	Process Training	30 days	Mon 12/25/17	Fri 2/2/18
88	1.3.4.1.2.6.3	OJT	10 days	Mon 2/5/18	Fri 2/16/18
89	1.3.4.1.3	Medicaid Claims (30 FTE) - Open/ Pended - 22 FTE, Adjustments - 08 FTE	95 days	Mon 10/9/17	Fri 2/16/18
90	1.3.4.1.3.1	Open/Pended	45 days	Mon 10/9/17	Fri 12/8/17
91	1.3.4.1.3.1.1	Onboarding	5 days	Mon 10/9/17	Fri 10/13/17
92	1.3.4.1.3.1.2	Process Training	30 days	Mon 10/16/17	Fri 11/24/17
93	1.3.4.1.3.1.3	OJT	10 days	Mon 11/27/17	Fri 12/8/17
94	1.3.4.1.3.2	Adjustments	30 days	Mon 1/8/18	Fri 2/16/18
95	1.3.4.1.3.2.1	Process Training	20 days	Mon 1/8/18	Fri 2/2/18
96	1.3.4.1.3.2.2	OJT	10 days	Mon 2/5/18	Fri 2/16/18
97	1.3.5	Phase 5 - Work Ramp Up	101 days	Mon 12/11/17	Mon 4/30/18
130	1.3.6	Steady State	1 day	Tue 5/1/18	Tue 5/1/18
131	1.3.6.1	Steady State Operations - 100%	1 day	Tue 5/1/18	Tue 5/1/18

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Predecessors	Resource Names	January 21	July 11		January 1		June 21		December 11			June 1
		2/12	5/7	7/30	10/22	1/14	4/8	7/1	9/23	12/16	3/10	6/2	8/25

21FS+15 days	Optum,Triple S
22	Optum
22	Optum,Triple S
73SS-5 days	Optum,Triple S
74SS-5 days	Optum,Triple S
74FS+1 day	Optum
20	Optum
20	Optum
20	Optum
20	Optum
7	Optum
14	Optum

Optum,Triple-S
Optum,Triple-S

19	Optum,Triple S

21	Optum,Triple S
21	Optum,Triple S
21	Optum,Triple S
24FF,25FF,23FF	Optum,Triple S

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Predecessors	Resource Names	January 21	July 11		January 1		June 21		December 11			June 1
		2/12	5/7	7/30	10/22	1/14	4/8	7/1	9/23	12/16	3/10	6/2	8/25

19	Optum,Triple S
29FF	Triple S. Optum

19	Optum
32SS	Optum

Triple S
Triple S
35FS+5 days	Triple S
Triple S
Triple S
38	Triple S

33	Optum
45	Optum
46	Optum

33	Optum
49	Optum
50	Optum

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Predecessors	Resource Names	January 21	July 11		January 1		June 21		December 11			June 1
		2/12	5/7	7/30	10/22	1/14	4/8	7/1	9/23	12/16	3/10	6/2	8/25

51FS+20 days	Optum
53	Optum

33	Optum
56	Optum
57	Optum

58FS+20 days	Optum
60	Optum

22FS+50 days	Optum
63	Optum
64	Optum

33	Optum
68	Optum
69	Optum

33	Optum
72	Optum
73	Optum

74FS+20 days	Optum

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Predecessors	Resource Names	January 21	July 11		January 1		June 21		December 11			June 1
		2/12	5/7	7/30	10/22	1/14	4/8	7/1	9/23	12/16	3/10	6/2	8/25
76	Optum

33	Optum
79	Optum
80	Optum

81FS+20 days	Optum
83	Optum

22FS+50 days	Optum
86	Optum
87	Optum

33	Optum
91	Optum
92	Optum

93FS+20 days	Optum
95	Optum

105,109,118,122,129	Optum

	Task	External Milestone	Manual Summary Rollup
	Split	Inactive Task	Manual Summary
Project: Project Plan Project Buzz	Milestone	Inactive Milestone	Start-only
Date: Tue 8/15/17	Summary	Inactive Summary	Finish-only
	Project Summary	Manual Task	Deadline
	External Tasks	Duration-only	Progress

SOW 01 Exhibit A-3-3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #1 (CLAIMS SERVICES)

EXHIBIT A-3-3

CRITICAL MILESTONES

SOW #1 (Claims Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

Statement of work #1 (claims services)

Exhibit A-3-3

CRITICAL MILESTONES

In accordance with SOW #1 and the terms of the Agreement, Supplier will provide the Transition Services for Claims Services in accordance with the Critical Milestones set forth below.

#	Critical Milestone	Acceptance Criteria	Critical Milestone Completion Date
1	Knowledge Acquisition	SOPs and Training modules for initiation of new hire training are complete	8 weeks after the Effective Date
2	Initiate New Hire Training of Supplier Personnel	Supplier begins Training of Claims Agents performing the Claims Services	1 week from the completion of Milestone #1
3	Service Commencement Date (Open and Pended)	Supplier begins executing ongoing operational Claims Services - Open and Pended Claims.	April 30, 2018
4	Service Commencement Date (Adjustments)	Supplier begins executing ongoing operational Claims Services - Adjustments	April 30, 2018

Triple-S / Supplier Confidential

SOW 01 Exhibit B

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Final Execution Version

SOW #01 (CLAIMS)

EXHIBIT B

CLAIMS SERVICE LEVELS

#	Service Level Name	Service Level	Service Level Definition	Type of Service Level	Interim SLA	Interim Period	Long Term SLA	Measurement Period	Service Points	Continuous Improve (Y/N)	Measurement Tool	Volume Sensitive Service Level (Y/N)	Points Assigned
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]		[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

SOW 2 - Main

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #2 (IT SERVICES)

IT WRAPPER

SOW #2 (IT Service)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

MASTER SERVICES AGREEMENT

STATEMENT OF WORK #2 (IT Services)

This Statement of Work #02 (IT Services), effective as of August 31, 2017, (“the SOW Effective Date”), is between Triple-S Salud, Inc., a Puerto Rico corporation, with principal offices located at #1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00921 (“Triple-S”), and OptumInsight, Inc. (“Supplier”), a Delaware corporation, having a primary place of business at 11000 Optum Circle, Eden Prairie, MN 55433 (each, a “Party” and collectively, the “Parties”). This SOW #02 (IT Services) is entered into and shall be governed by the terms of that certain Master Services Agreement entered into between the Parties dated August 29, 2017, (the “Agreement”).

1.	INTRODUCTION

1.1	Background & Purpose

This SOW #2 (IT Services) describes the IT Services Supplier will provide for Triple-S, as such Services are defined in Exhibit A (IT Services) to this SOW #2 (IT Services), and sets forth certain terms and conditions relating to them, including, among other things:

(a)	The scope of the IT Services;

(b)	The Solution Supplier will use to perform and deliver them; and

(c)	The Service Levels Supplier will meet in providing them.

1.2	Structure

This SOW #2 (IT Services) is comprised of this cover document and the following Exhibits:

Table 1: Exhibits to SOW #2 (IT Services)
Item #	Exhibit	Purpose of Exhibit
1	Exhibit A (IT Services)	Describes the scope, Solution, Transition and Transformation, and other aspects of the IT Services.
2	Exhibit A-1 (Scope Model)	Provides the Scope Model for the IT Services and includes as exhibits: • Exhibit A-1-1 (Process Definitions) • Exhibit A-1-2 (Element Definitions)
3	Exhibit A-2 (Solution Description)	Describes Supplier’s solution for the provision of the IT Services.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

IT Wrapper

Table 1: Exhibits to SOW #2 (IT Services)
Item #	Exhibit	Purpose of Exhibit
4	Exhibit A-3 (Transition and Transformation Description)

Describes Supplier’s description for the provision of the IT Transition and Transformation Services and includes individual solutions as exhibits:

•         Exhibit A-3-1 (Transition and Transformation Project Plan)

•         Exhibit A-3-2 (Reserved)

•         Exhibit A-3-3 (Transition and Transformation Milestones, Checkpoint Gates, and Deliverables)

5	Exhibit B (IT Service Levels)	Provides the Service Levels applicable to the IT Services and includes as exhibits: • Exhibit B-1: Service Level Metrics • Exhibit B-2: Service Level Definitions

1.3	Special Order of Precedence of SOW #2 Documents

To the extent there is any conflict or inconsistency as to the responsibilities of either Party between (a) Exhibit A-1 (Scope Model), on the one hand; and (b) Exhibit A-2 (Solution Description), on the other hand, then the Exhibit A-1 (Scope Model) shall prevail. The Parties explicitly acknowledge that Exhibit A-2 (Solution Description) may not address every aspect of the Services, including each of Supplier’s responsibilities otherwise covered in the Exhibit A-1 (Scope Model).

2.	DEFINITIONS

Capitalized terms used but not defined in this SOW #2 (IT Services) shall have the meanings given them in the Agreement.

3.	ADDITIONAL IT SERVICES

In addition to the IT Services set forth in Exhibit A (IT Services), the IT Services include the Services set forth in this Section 3.

4.	CHANGES TO SUPPLIER SOLUTION

As a general principal, Supplier has both the right and the obligation to perform the Services to be provided by it under this Statement of Work in the manner described in Exhibit A-2 (Solution Description). That said, Supplier is charged with responsibility for the adequacy of its Solution, which is to say that if the Supplier’s Solution, as described in Exhibit A-2 (Solution Description), should prove inadequate at any point during the Statement of Work Term for Supplier to perform and deliver the Services in accordance with the obligations of the Agreement (including this Statement of Work), then Supplier is responsible for making such changes to its Solution as are

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

IT Wrapper

necessary to enable Supplier to perform and deliver the Services in accordance with such obligations. All such changes are to be made in accordance with Schedule O (Change Control Process) of the Agreement, as applicable according to its terms; provided, however, that Supplier is responsible for making such changes at its own cost and expense except in those cases (if any) in which the Agreement expressly provides that Triple-S has Financial Responsibility for them as defined in Schedule C-3 (Financial Responsibility Matrix) and as required by State or Federal Laws.

5.	OPERATIONAL REPORTING

Supplier shall generate and provide to Triple-S each report set forth in Schedule K (Reports).

6.	OPERATING HOURS

Supplier will at a minimum mirror the regular operating hours adhered to by Triple-S’ IT organization as of the Effective Date. Supplier acknowledges and agrees that performance of the IT Services may regularly require Supplier Personnel to perform additional/overtime work outside regular operating hours, and that such additional/overtime work is within the scope of the IT Services.

Supplier will extend its hours of operations (for example, through overtime, weekend and holiday work) from time to time as needed to meet regulatory requirements, Service Level metrics and other requirements of the Agreement. Supplier’s work during such extended hours of operations is within the scope of the IT Services.

7.	DATA EXCHANGES

Supplier will manage and execute file transfer jobs (consistent with the applicable Functions described in Exhibit A-2 (Solution Description), including Process 3.10.2 (Computer Operations)) as those jobs are being performed on the Effective Date and as those jobs evolve over the Term. The Parties will work together during Transition to develop a list of such file transfer jobs and corresponding Triple-S trading partners, and will update such list as needed throughout the Term.

8.	APPLICABILITY OF THE AGREEMENT

This SOW #2 (IT Services) is hereby made a part of, and is subject to and governed by, the Agreement. This SOW #2 (IT Services) is one of the Initial Statements of Work executed under the Agreement.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

IT Wrapper

IN WITNESS WHEREOF, Triple-S and Supplier have each caused this SOW #02 (IT Services) to be signed and delivered by its duly authorized officer, all as of the SOW Effective Date set forth above.

Triple-S Salud, Inc.		OptumInsight, Inc.

By:	/s/ Madeline Hernández-Urquiza	By:	/s/ Eric Murphy

Print Name:	Madeline Hernández-Urquiza	Print Name:	Eric Murphy

Title:	President	Title:	CEO, OptumInsight

Date:	August 29, 2017	Date:	8/29/2017

Triple-S / Supplier Confidential

SOW 02 Exhibit A (IT Services)

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #2

EXHIBIT A

IT SERVICES

SOW #2 (IT Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

EXHIBIT A

IT SERVICES

1.	INTRODUCTION

1.1	Overview of Services

(a)	This Exhibit A (IT Services) describes the specific Services to be provided by Supplier under this IT SOW, as well as the dependent or related Functions for which Triple-S is retaining responsibility. It does so by means of a Scope Model – a table or tables that encompass(es) the portions of Triple-S’s operations and Operating Environment within the scope of or relevant to the Services under this IT SOW and maps the standard processes performed within the relevant area of operations (referred to as the Processes) against various categories of associated operational infrastructure components or services (referred to as Elements). Each cell of the Scope Model represents the intersection of a Process with an Element and designates the party (referred to as the Actor) responsible for performing that Process in relation to such Element. Where Supplier is designated as an Actor, the Scope Model describes which Functions Supplier is responsible for performing as part of the Services (the ‘What’), not the manner in which Supplier is responsible for performing them (the ‘How’). The manner in which Supplier is to perform the Services is set forth elsewhere in this IT SOW and the Agreement, including Exhibit A-2 (Solution Description) and Exhibit B (Service Levels).

(b)	As part of the Services, Supplier will provide to and perform for Triple-S the Functions for which Supplier is identified as being the responsible Actor in the Scope Model. As part of such responsibility, Supplier will perform the associated activities identified in Exhibit A-1-1 (Process Definitions), including the Embedded Processes that are required or relevant under the circumstances.

(c)	Triple-S (or an Other Third Party for whom Supplier is not responsible) will be responsible for performing those Functions for which Triple-S or such an Other Third Party is identified as the responsible Actor in the Scope Model, including the Embedded Processes that are required or relevant under the circumstances.

(d)	Except as otherwise provided in the applicable Schedule C-3 (Financial Responsibility Matrix), the responsible Actor designated in a Process-Element intersection is responsible not only for performing the indicated Process in relation to such Element, but also for providing all types of resources necessary to perform those Processes. Where Supplier is the designated Actor in a Process-Element intersection and another Actor is designated as having Financial Responsibility for providing certain types of resources (e.g., Equipment, Software, labor, facilities, third-party services, business processes, recruiting and training) required by Supplier to so perform, Supplier’s responsibility to perform is subject to Supplier receiving timely access to the required resources from the Actor designated as having Financial Responsibility for those resources.

Triple-S / Supplier Confidential Page 5

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

(e)	Where the documents comprising this Exhibit A (IT Services) include references to specific resources (e.g., tools, systems, Equipment or Software) that will be used by Supplier in performing the Services, if Supplier implements any successors or replacements to such resources, the applicable references will be deemed to include such successor or replacement resources.

1.2	Additional Services

The IT Services include the Functions included as part of the Embedded Processes described in Schedule A (Cross Functional Services) as they relate to the Functions included as part of the IT Services. For clarity, this includes Supplier’s responsibility to manage all activities performed by Supplier Managed Third Parties in accordance Section 2.4 (Managed Third Party Contract Services) of Schedule A (Cross-Functional Services).

1.3	Certain IT Functions Related to the Claims Services

Appendix 1 (Certain IT Functions Related to the Claims Services) below includes certain IT Functions that relate to the Claims Services. The Functions set forth in Appendix 1 apply to both Restricted and Non-restricted Members. For avoidance of doubt, the listing of IT Functions set forth in Appendix 1 is not intended to be an exhaustive set of IT Functions that support the Claims Services. For the sake of clarity, Supplier’s scope of IT Services will include those Functions included in Exhibit A-1 (Scope Model) and the Functions listed in Appendix 1 below.

1.4	Supplier Facilities

The Supplier Facilities from which Supplier is permitted to provide the Services are listed in Schedule E (Supplier Facilities) of the Agreement.

2.	EXHIBIT A CONTENT

Exhibit A (IT Services) is comprised of this cover document and the following Exhibits:

Table 1: Exhibits to IT SOW
Item #	Exhibit	Purpose of Exhibit
1	Exhibit A-1 (Scope Model)	Contains the Scope Model for this IT SOW. It allocates among the pertinent Actors functional responsibility for the Processes that are relevant to the scope of this IT SOW. As a means of identifying required interactions between Supplier and Triple-S, and between Supplier and other third-party providers of related products and services to Triple-S, the Scope Model’s scope of coverage is, by design, broader than the scope of Supplier’s Services under this IT SOW. Exhibit A-1 (Scope Model) includes the following additional Exhibits:

Triple-S / Supplier Confidential Page 6

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

Table 1: Exhibits to IT SOW
Item #	Exhibit	Purpose of Exhibit
2	Exhibit A-1-1 (Process Definitions)	Sets forth the definitions of the Processes used in the Scope Model. The Process definitions are intended to provide industry-standard descriptions of the processes that are typically performed by companies in the area of operations that is within the scope of this IT SOW.
3	Exhibit A-1-2 (Element Definitions)	Sets forth the definitions of the Elements used in the Span axis of the Scope Model.
4	Exhibit A-2 (Solution Description)	Describes Supplier’s solution for the provision of the IT Services.
5	Exhibit A-3 (Transition and Transformation Description)

Describes Supplier’s description for the provision of the IT Transition and Transformation Services and includes individual solutions as exhibits:

•   Exhibit A-3-1 (Transition and Transformation Project Plan)

•   Exhibit A-3-2 (Reserved)

•   Exhibit A-3-3 (Transition and Transformation Milestones, Checkpoint Gates, and Deliverables)

3.	DEFINITIONS AND INTERPRETATION

The following terms, when used in this IT SOW, will have the meanings given them below unless otherwise specified or required by the context in which the term is used. Any capitalized term used but not defined in this Exhibit A (IT Services) will have the meaning indicated in Schedule AA (Glossary) or elsewhere in the Agreement.

Defined Term	Meaning
“Actor”	An entity (or group within an entity) assigned functional responsibility for a Process-Element intersection in the Scope Model – i.e., assigned responsibility for performing the indicated Process with respect to the indicated Element category.
“Elements”	Entries on the Span axis of a Scope Model. Elements may represent a category of components (e.g., Servers), services (e.g., Managed WAN), individual products (e.g., VPN Concentrator or individual applications.
“Operating Environment”	Collectively, the Equipment, Software, systems, communications networks and connectivity, facilities, and other infrastructure components owned, controlled, or operated by Triple-S (or its Affiliates or third-party services providers on behalf of Triple-S and Service Recipients) and used to receive, use

Triple-S / Supplier Confidential Page 7

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

Defined Term	Meaning
transmit and otherwise enjoy the benefits of the Services.
“Other Third Party”	An Actor other than Triple-S or Supplier. Certain Other Third Parties may be identified by name in a Scope Model, others by the general designation of “Other Third Party,” and others by type of provider.
“Processes”	The groupings of activities on the Process axis of a Scope Model, which may pertain to an individual (level 3) process (e.g., Technology Architecture Development, Solution Development) or a group of related (level 2) processes (e.g., Domain Architecture, Solution Formation).
“Service Delivery Environment”	Collectively, the Equipment, Software, systems, communications networks and connectivity, facilities, and other infrastructure components owned, controlled, or operated by Supplier (or its Affiliates or other Subcontractors) and used by Supplier Personnel in rendering the Services.
“Span”	The axis of a Scope Model that depicts Triple-S’ Operating Environment and / or Supplier’s Service Delivery Environment or, alternatively, categories of services that are relevant to the Processes on the Process axis of the Scope Model.

4.	KEEPING SCOPE MODEL DOCUMENTS UP TO DATE

At least once a year during the IT SOW Term and pursuant to the governance process set forth in Schedule F (Governance), and more often as necessary to reflect the effects of agreed Changes, the Parties will review the Scope Model and update it (and, as necessary, the associated Process and Element definitions) to reflect the following:

(a)	Changes in any of the Actors or the responsibilities assigned to any of the Actors in the Scope Model; or

(b)	Additions, deletions, or other modifications to the Scope Model’s Span, including as necessary to reflect changes in the Triple-S locations served by Supplier or in Supplier’s Service Delivery Centers.

In as much as the Scope Model documents the allocation of functional responsibility to Actors other than Triple-S and Supplier, Triple-S has the right to make unilateral changes in the Scope Model from time to time to reflect changes in any of the Other Third Parties or their assigned responsibilities (including by (i) adding or deleting Elements (including adding new Elements to A-1-2 (Element Definitions)) or (ii) changing the designated

Triple-S / Supplier Confidential Page 8

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

Actor(s)) provided such changes do not alter Supplier’s scope of Services or affect Supplier’s performance of the Services. If such changes alter Supplier’s scope of Services or affect Supplier’s performance of the Services, such changes will be handled via the Change Control Process.

Triple-S / Supplier Confidential Page 9

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

APPENDIX 1

CERTAIN IT FUNCTIONS RELATED TO CLAIMS SERVICES

The IT Functions Definitions related to Claims described in this Appendix 1 are part of SOW #02 (IT Services). In addition to describing the IT Functions related to the Claims Processes, this Appendix 1 sets forth the responsible party for each process.

Process		Definition	Responsible Party
1.	CLAIMS INTAKE
1.1	IT EDI Intake	“IT EDI Intake” are those IT Functions associated with the intake of Claims in EDI format including:
		(a) Processing and uploading Claims into the Triple-S System;	Supplier (IT)
		(b) Receiving authorization file from Triple-S and loading it into the Triple-S System for accurate Claims processing;	Supplier (IT)
		(c) Taking action to correct invalid files and data issues;	Supplier (IT)
		(d) Performing a quality check review;	Supplier (IT)
		(e) Fixing errors identified as part of the quality check; and	Supplier (IT)
		(f) Sending EDI status reports (including volume, completed, and errored claims aging) to Triple-S on a daily, weekly and monthly basis.	Supplier (IT)
2.	CLAIMS PROCESSING
2.1	IT Claims Adjudication – Medical Claims	“IT Claims Adjudication – Medical Claims” are those IT Functions associated with adjudicating Medical Claims including:
		(a) Loading all Triple-S file into the Triple-S System;	Supplier (IT)
		(b) Resolving all file load issues in a timely manner;	Supplier (IT)
		(c) Reporting on all file load outcomes (% success, % failure, # of items in inventory for resolution); and	Supplier (IT)
		(d) Loading Claims and running auto-Adjudication.	Supplier (IT)
2.2	Claims Adjudication and Adjustment Network Share (ITS ) Claims	“IT Claims Adjudication – Network Share- ITS Claims” are those IT Functions associated with Adjudicating ITS Claims including:
		(a) Received ITS SF and RF claims through the ITS system;	Supplier (IT)
		(b) Transmit DF records through the ITS system;	Supplier (IT)
		(c) Taking action to correct invalid SF, DF, and RF records that did not transmit; and	Supplier (IT)
		(d) Transmitting DF records.	Supplier (IT)

Triple-S / Supplier Confidential Page 1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

Process		Definition	Responsible Party
2.3	Network Share (ITS Host) and FEP Claims	“Network Share- ITS and FEP Claims” are those IT Functions associated with adjudicating ITS and FEP Claims including:
		(b) Loading EDI claims for ITS in the corresponding core system and FEP in the FEP Direct System;	Supplier (IT)
		(c) Identify issues affecting the loading of files and refer to the corresponding Claims processing team;	Supplier (IT)
		(d) Generate SF (Host Claims);	Supplier (IT)
		(e) Transmit SFs records through the ITS system;	Supplier (IT)
		(f) Receiving DFs;	Supplier (IT)
		(g) Generating RFs; and	Supplier (IT)
		(h) Receiving FEP Direct transmission and loading for payment	Supplier (IT)
2.4	Accumulator Processing	“Accumulator Processing” are those IT Functions associated with managing and applying accumulators to Claims including:
		(a) Collecting medical and third party accumulators;	Supplier (IT)
		(b) Loading all accumulator files into the appropriate Triple-S System;	Supplier (IT)
		(c) Calculating accumulators (e.g., Claims dollars) against deductibles and benefits;	Supplier (IT)
		(d) Updating accumulators; and	Supplier (IT)
		(e) Sending updated accumulators (e.g., daily and weekly) to other third parties (e.g., Delegated Providers, ancillary).	Supplier (IT)
2.5	EOB	“EOB” are those IT Functions associated with processing Explanation of Benefits (“EOB”) including:
		(a) Utilizing Triple-S (or in the case of Medicare, CMS) templates and style guides to generate EOB letters;	Supplier (IT)
		(b) Utilizing third party Encounter data to generate EOB letter per Claim as necessary;	Supplier (IT)
		(c) Generating EOB letters; and	Supplier (IT)
		(d) Correcting EOB file transmitting errors	Supplier (IT)
3	ITS Claims Adjustment Network Share- ITS Claims	“ITS Claims Adjustment – Network Share - ITS Claims are those IT Functions associated with adjusting ITS Claims including receiving ITS adjustment requests.	Supplier (IT)
4.	PAYMENT / REMITTANCE ADVICE	“Payment, / Remittance Advice” are those IT Functions associated with processing payments, and remittances including:
		(a) Generating Payment Cycle	Supplier (IT)
		(b) Performing Technical approval	Supplier (IT)
		(c) Generating Checks, ACH, positive pay (clearance) and Payment Advice files	Supplier (IT)
		(d) Transferring ACH and positive pay files to the bank	Supplier (IT)
		(e) Transmitting check PDF and EOP files to the print shop	Supplier (IT)

Triple-S / Supplier Confidential Page 2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOW #2 Exhibit A
IT Services

Process		Definition	Responsible Party
		(f) Correcting EDI transmitting errors for EDI (e.g., payment, remittance advise) transactions;	Supplier (IT)
5.	CERTAIN IT SUPPORT FOR CLAIMS OPERATIONS
5.1	IT Support for Claims Operations	“IT Support for Claims Operations” are those IT Functions associated with supporting the Claims operation through execution of various IT processes including mass Adjudication, batch reversals and running scripts related to Claims Functions.	Supplier (IT)

Triple-S / Supplier Confidential Page 3

SOW 02 - Exhibit A-1

FINAL EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STATEMENT OF WORK #2

EXHIBIT A-1-1

SCOPE MODEL

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Infrastructure SW
[***] (Software)
Healthcare Applications (In-House)
Healthcare Applications (3rd Party)
Triple-S SaaS
Non-Healthcare Business Applications
Non-Healthcare Business Applications Infrastructure
Data Exchanges
Compute & Storage - End User Devices, Servers
Compute & Storage - [***] & [***] Related Servers
Network - Network Edge Router & Network and Security Devices or Appliances
Network - Private Network Access & Transport & Public Network Access
Telecomm
Facilities Triple-S (includes Kiosks)

IT Management				Client Relations			Enterprise Architecture			Delivery Strategy		Sourcing Strategy			IT Finance						Actor Management				Portfolio Management
IT Leadership	IT Governance	Risk Management	Compliance Management	Internal Client Relationship Mgmt	External Client Relationship Mgmt	Demand Management	Enterprise Architecture Development	Domain Architecture Approval	Enterprise Architecture Approval	Delivery Strategy Development	Delivery Strategy Approval	Sourcing Strategy Development	Sourcing Execution	Sourcing Approval	Financial Control	Budgeting and Forecasting	Allocation and Chargeback	Invoice Review	Invoice Approval	Invoice Payment	Services Management	Incident Oversight	Commercial Management	Actor Integration	Service Catalog Management	Performance Management	Benchmarking	Knowledge Oversight	Knowledge Management
1.1.1	1.1.2	1.1.3	1.1.4	1.2.1	1.2.2	1.2.3	1.3.1	1.3.2	1.3.3	1.4.1	1.4.2	1.5.1	1.5.2	1.5.3	1.6.1	1.6.2	1.6.3	1.6.4	1.6.5	1.6.6	2.1.1	2.1.2	2.1.3	2.1.4	2.2.1	2.2.2	2.2.3	2.2.4 (a)	2.2.4 (b)

Note:  (a)  Supplier Personnel are not permitted to access [***] software in order to perform these functions.  These functions shall be performed by Triple-S In-Scope Personnel in compliance with the [***]/Supplier Agreement and the General Terms and Conditions (including Section 19.19).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Infrastructure SW
[***] (Software)
Healthcare Applications (In-House)
Healthcare Applications (3rd Party)
Triple-S SaaS
Non-Healthcare Business Applications
Non-Healthcare Business Applications Infrastructure
Data Exchanges
Compute & Storage - End User Devices, Servers
Compute & Storage - [***] & [***] Related Servers
Network - Network Edge Router & Network and Security Devices or Appliances
Network - Private Network Access & Transport & Public Network Access
Telecomm
Facilities Triple-S (includes Kiosks)

Domain Architecture				Process Architecture	Standards				Solution Requirements					Service Management											Security Management		Program Office
Information Architecture Development	Application Architecture Development	Infrastructure Architecture Development	Security Architecture Development	Process Architecture Development	Standards Policies Establishment	Standards Development	Standards Approval	Standards Audit	Business Requirements Documentation	Security Requirements Development	Solution Integration	Security Solution Approval	Solution Approval	Service Delivery Management	Incident Management	Problem Management	Configuration and Asset Management	Change Management	Release Management	Capacity Management	Availability Management	Service Level Management	Technology Continuity Management	Service Continuty Management	Security Oversight	Security Policy Development	Program Management	Project Management
2.3.1	2.3.2	2.3.3	2.3.4	2.4.1	2.5.1	2.5.2	2.5.3	2.5.4	2.6.1	2.6.2	2.6.3	2.6.4	2.6.5	2.7.1	2.7.2	2.7.3	2.7.4	2.7.5	2.7.6	2.7.7	2.7.8	2.7.9	2.7.10 (a)	2.7.10 (b)	2.8.1	2.8.2	2.9.1	2.9.2

Note:  (a)  Supplier Personnel are not permitted to access [***] software in order to perform these functions.  These functions shall be performed by Triple-S In-Scope Personnel in compliance with the [***]/Supplier Agreement and the General Terms and Conditions (including Section 19.19).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Infrastructure SW
[***] (Software)
Healthcare Applications (In-House)
Healthcare Applications (3rd Party)
Triple-S SaaS
Non-Healthcare Business Applications
Non-Healthcare Business Applications Infrastructure
Data Exchanges
Compute & Storage - End User Devices, Servers
Compute & Storage - [***] & [***] Related Servers
Network - Network Edge Router & Network and Security Devices or Appliances
Network - Private Network Access & Transport & Public Network Access
Telecomm
Facilities Triple-S (includes Kiosks)

Solution Formation				Infrastructure Engineering	Software Engineering					Quality Assurance			Client Support			Acquire		Deploy		Maintain			Software Maintenance				Operations
Technical Requirements Development	Security Solution Development	Solution Development	Resource Estimation	Platform Engineering	Software Design	Software Development	Software Integration	Logical Database Administration	Peer Review	Testing	Environment Integration Testing	User Acceptance Testing	Service Desk	Technical Support	Business Systems (Functional) Support	Procurement Management	Acquisition	Configuration	Implementation	Maintenance Administration	Local Maintenance & Repair	Remote Maintenance & Repair	Corrective Maintenance	Adaptive Maintenance	Perfective Maintenance	Preventive Maintenance	Operations Scheduling	Computer Operations	Network Operations	Media Operations	Physical Database Administration	Operations Monitoring
3.1.1	3.1.2	3.1.3	3.1.4	3.2.1	3.3.1	3.3.2	3.3.3	3.3.4	3.3.5	3.4.1	3.4.2	3.4.3	3.5.1	3.5.2	3.5.3	3.6.1	3.6.2	3.7.1	3.7.2	3.8.1	3.8.2	3.8.3	3.9.1	3.9.2	3.9.3	3.9.4	3.10.1	3.10.2	3.10.3	3.10.4	3.10.5	3.10.6

Note:  (a)  Supplier Personnel are not permitted to access [***] software in order to perform these functions.  These functions shall be performed by Triple-S In-Scope Personnel in compliance with the [***]/Supplier Agreement and the General Terms and Conditions (including Section 19.19).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Infrastructure SW
[***] (Software)
Healthcare Applications (In-House)
Healthcare Applications (3rd Party)
Triple-S SaaS
Non-Healthcare Business Applications
Non-Healthcare Business Applications Infrastructure
Data Exchanges
Compute & Storage - End User Devices, Servers
Compute & Storage - [***] & [***] Related Servers
Network - Network Edge Router & Network and Security Devices or Appliances
Network - Private Network Access & Transport & Public Network Access
Telecomm
Facilities Triple-S (includes Kiosks)

Service Support									Security									Logistics
Incident Management Execution	Problem Identification and Resolution	Configuration Management Execution	Change Management Execution	Release Management Execution	Capacity Reporting	Availability Analysis	Service Continuity Plan Development	Service Continuity Plan Execution	Security Engineering	Security Credentials Management	Credentials Authorization	Physical Security	Security Operations	Security Analysis	Security Incident Response	Security Incident Recovery	Vulnerability Assessment	Remove / Repurpose	Disposition	Warehouse Management	Distribution
3.11.1	3.11.2	3.11.3	3.11.4	3.11.5	3.11.6	3.11.7	3.11.8	3.11.9	3.12.1	3.12.2	3.12.3	3.12.4	3.12.5	3.12.6	3.12.7	13.2.8	3.12.9	3.13.1(a)	3.13.1(b)	3.13.2	3.13.3

Note:  (a)  Supplier Personnel are not permitted to access [***] software in order to perform these functions.  These functions shall be performed by Triple-S In-Scope Personnel in compliance with the [***]/Supplier Agreement and the General Terms and Conditions (including Section 19.19).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Triple-S
Optum
[***]
Other Third Party
Not Applicable to Element

 SOW02 Exhibit A-1-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #2

EXHIBIT A-1-1

IT PROCESS DEFINITIONS

SOW #2 (IT Services) Exhibit A-1-1	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT Process Definitions

Version 3.3.0

Section I. IT Process Definitions

Section II. Embedded Processes

Section III. Glossary

I.       IT Process Definitions

Processes		Definitions

1	Governance and Leadership
1.1	IT Management
1.1.1	IT Leadership	The purpose of “IT Leadership” is to lead the IT organization in delivering IT services that meet the business requirements of its Clients. IT Leadership includes the following activities:
1. Understanding the strategies and objectives of the Clients supported by the IT organization, the criticality of IT in achieving the Client’s objectives and the IT organization’s role within the larger context of the industry in which it operates;
2. Promoting and maintaining the alignment of IT services with the needs of its Clients;
3. Leading the IT organization so as to deliver on the requirements and objectives of Clients, including:
(a) Enabling Clients to exploit business opportunities and maximize their individual and collective potential;
(b) Promoting the responsible use of IT assets and services;

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IT Process Definitions

Version 3.3.0

Processes	Definitions

(c) Securing and protecting IT assets including data resting in, or flowing through, the IT environment; and
(d) Providing macro-level guidance as to how, when and where IT is to deliver its services; and
4. Promulgating the desired values, philosophies, strategies and performance of IT throughout the IT organization and the enterprise.
1.1.2	IT Governance

The purpose of “IT Governance” is to establish the framework for decision rights and the platform for the oversight of the key aspects of the IT environment and services.

IT Governance includes the following activities:

1. Assigning, establishing and enforcing decision rights throughout the IT organization;
2. Establishing appropriate oversight of Compliance Management, Risk Management, Program Management, IT Finance, Client Relations, Performance Management, Actor Management, Service Delivery Management, Security Management and other key aspects of IT, including:
(a) Assigning personnel with responsibility to oversee the underlying functions;
(b) Providing adequate resources and authority to such personnel to carry out their oversight-based activities; and
(c) Establishing committees and meetings, including assigning committee heads and establishing meeting schedules; and
3. Reviewing recommendations, requests for review and other similar interactions from Process owners and, as applicable, Actors and providing feedback, including advice and consent when appropriate.

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IT Process Definitions

Version 3.3.0

Processes	Definitions
1.1.3	Risk Management

The purpose of “Risk Management” is to determine risk tolerance, identify risks, analyze the potential for Risk Issues and develop, assess and monitor actions to mitigate and remediate IT risk.

Risk Management includes the following activities:

1. Obtaining and documenting the Client’s and IT’s risk tolerance and prioritizations for Risk Management;
2. Obtaining and maintaining a comprehensive understanding of all relevant aspects of the IT and Client environments and External Client systems that may give rise to Risk Issues or may result in IT risk, including:
(a) Systems associated with the delivery of IT services, including the access and storage points for confidential customer and Client information;
(b) IT plans or other similar information that could help identify exposure to risks that could limit the enterprise’s ability to implement its strategic priorities;
(c) Business recovery and continuity plans to gain insight into the critical systems and control environment;
(d) Due diligence and monitoring activities associated with the management of External Actors;
(e) IT operational reports providing information regarding potential performance or control issues;
(f) Quality control reviews performed by Process or Element owners pertaining to controls that could help identify noncompliance with policy or areas of weakness;
(g) IT audit findings that could shed light on the veracity and responsiveness of the Actors’ commitments to policy compliance and operational control; and
(h) Viewpoints of Actors’ senior management as they pertain to resource limitations, real and perceived threats, priorities and key controls;

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3. Analyzing the IT and Client environments and associated information for the purpose of:
(a) Identifying the universe of Risk Issues including the Risk Issues associated with operational change and delivery risks, legal and regulatory risks, information security risks, etc. ;
(b) Estimating the likelihood of occurrence of Risk Issues;
(c) Identifying and estimating the impact of Risk Issues on the enterprise from the applicable perspectives (e.g., strategic, operational, financial, reputation) and that appropriately take into consideration lost revenue, flawed business decisions, data recovery and reconstruction time and expense, costs of litigation and potential judgments, loss of market share, and increases to premiums or denials of insurance coverage; and
(d) Developing comprehensive risk assessments of IT operations and activities;
4. Identifying and developing a prioritization of actions that is appropriate for the complexity of the enterprise that is designed to:
(a) Reduce risk exposure; and
(b) Establish mitigating controls for safe, sound and efficient IT operations;
5. Reporting the recommended prioritization of actions to the applicable Process or Element owner(s) and incorporating feedback into the prioritization;
6. Submitting appropriately approved actions to the applicable Process or Element owner(s);
7. Monitoring, analyzing and reporting on risk reduction, mitigation and remediation activities, including the extent to which risk assessment and prioritization results are integrated into various operational aspects of IT, including:
(a) Technology budgeting, investment and deployment decisions;

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(b) Contingency planning;
(c) Policies and procedures;
(d) Controls;
(e) Staffing and expertise;
(f) Insurance;
(g) Performance benchmarks;
(h) Service levels; and
(i) Policy enforcement and compliance; and
8. Reviewing business requirements and proposed solutions, and providing feedback regarding risk and control to the applicable Process owner(s).
1.1.4	Compliance Management

The purpose of “Compliance Management” is to cause all applicable External Compliance Requirements and External Actor Compliance Requirements to be fulfilled and to monitor the fulfillment of such requirements.

Compliance Management includes the following activities:

1. Identifying the External Compliance Requirements applicable to the IT environment;
2. Obtaining from External Actors, comprehensive written descriptions of their External Actor Compliance Requirements, including detailed statements describing how such requirements are being fulfilled;
3. Developing, documenting and disseminating to Actors the policies designed to fulfill the External Compliance Requirements for the IT environment;
4. Developing and documenting the procedures and controls designed to detect and prevent noncompliance with the External Compliance Requirements;
5. Developing and implementing an ongoing compliance (i.e., External Compliance Requirements) and ethics training program for all Actors, including those at senior levels;

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6. Determining the extent to which the IT environment is in compliance with the External Compliance Requirements, including, when appropriate, implementing:
(a) Auditing and monitoring systems designed to assist in the detection of noncompliance;
(b) Systems to report or seek guidance regarding potential or actual noncompliance; and
(c) Mechanisms designed to protect anonymity and confidentiality;
7. Determining the extent to which External Actors are in compliance with their respective External Actor Compliance Requirements, including (when appropriate):
(a) Obtaining from the External Actors appropriate written statements regarding their compliance with the requirements; and
(b) Obtaining audits and assessments of External Actors by appropriately recognized independent organizations;
8. Documenting and disseminating information regarding the compliance program to the applicable Process or Element owner(s) and other personnel as appropriate;
9. Enforcing and encouraging compliance through appropriate mechanisms, including:
(a) Establishing disciplinary and incentive measures; and
(b) Documenting and reporting instances of noncompliance to the applicable Process or Element owner(s), offending Actors and other personnel as appropriate;
10. Responding to and taking reasonable steps to prevent incidents of noncompliance with the External Compliance Requirements;
11. Identifying personnel or Actors within the IT environment that have shown either a disregard for compliance or a tendency toward improper conduct and notifying the applicable Process owner(s) and other personnel as appropriate; and
12. Reviewing business requirements and proposed solutions to:

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(a) Identify and communicate the applicable External Compliance Requirements; and
(b) Provide feedback to the applicable Process or Element owner(s), including advice and consent.
1.2	Client Relations
1.2.1	Internal Client Relationship Management

The purpose of “Internal Client Relationship Management” is to coordinate and manage the activities necessary to initiate, enhance and maintain the IT services that support Internal Clients.

Internal Client Relationship Management includes the following activities:

1. Identifying Internal Clients;
2. Acting as an advocate for Internal Clients with IT by promoting and actively seeking resolution of issues related to the delivery, performance and pricing of IT services;
3. Obtaining issue handling and escalation requirements from Internal Clients and providing to the applicable Process owner(s);
4. Tracking Internal Client issues, escalations and resolutions;
5. Obtaining Internal Client interaction requirements and providing to the applicable Process owner(s);
6. Facilitating IT service activities with Internal Clients;
7. Advising Internal Clients of potential opportunities to create value using IT services;
8. Working with Internal Clients to identify and specify strategic IT-related business missions, objectives and concepts, including obtaining the input of the applicable Process owner(s);
9. Coordinating the provision of broad-based input (e.g., technical, resource, process) to Internal Clients regarding new business requirements that may affect the IT environment, including:
(a) Guidance on technical solutions in the pre-business requirements development phase; and

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(b) Pricing, risk and duration information;
10. Reviewing periodically with Internal Clients relevant information regarding ongoing and project-based activities, including IT delivery of Client-specific results regarding:
(a) Performance (e.g., measures and metrics, performance credits);
(b) Projects (e.g., pipeline, status, issues, supply limitations);
(c) Financials (e.g., allocations, chargebacks, invoices); and
(d) Satisfaction surveys (e.g., Client, stakeholder);
11. Reviewing the Service Catalog with Internal Clients and providing feedback to the applicable Process owner(s);
12. Attending, as applicable and appropriate, Internal Client management meetings or other similar forums to provide perspective, support and feedback regarding the IT services, including planned future delivery capabilities and performance of IT services;
13. Coordinating the provision of technical input and guidance into the development of Internal Client responses to requests for proposals or other similar constructs used by its customers for goods and/or services; and
14. Attending Actor disagreement and dispute forums pertaining to issues with Internal Clients.
1.2.2	External Client Relationship Management

The purpose of “External Client Relationship Management” is to coordinate and manage the applicable activities necessary to initiate, enhance and maintain the IT services that support External Clients.

External Client Relationship Management includes the following activities:

1. Identifying External Clients;
2. Acting as an advocate for External Clients by promoting and actively seeking resolution of issues related to the delivery, performance and pricing of IT services;

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3. Obtaining issue handling and escalation requirements from External Clients and providing to the applicable Process owner(s);
4. Tracking External Client issues, escalations and resolutions;
5. Obtaining External Client interaction requirements and providing to the applicable Process owner(s);
6. Facilitating IT service activities with External Clients;
7. Coordinating the provision of input (e.g., technical, resource, process) to External Clients regarding new business requirements that may affect the IT environment, including:
(a) Guidance on technical solutions in the pre-business requirements development phase; and
(b) Pricing, risk and duration information;
8. Reviewing periodically with External Clients relevant information regarding ongoing and project-based activities, including IT delivery of Client-specific results regarding:
(a) Performance (e.g., measures and metrics, performance credits);
(b) Projects (e.g., pipeline, status, issues, supply limitations);
(c) Financials (e.g., allocations, chargebacks, invoices); and
(d) Satisfaction surveys (e.g., Client, stakeholder);
9. Reviewing the Service Catalog with External Clients and providing feedback to the applicable Process owner(s); and
10. Attending Actor disagreement and dispute forums pertaining to issues with External Clients.
1.2.3	Demand Management

The purpose of “Demand Management” is to align Internal Client demand and consumption of IT services with the applicable resource and operational constraints, and to optimize demand by coordinating requests across Internal Clients and encouraging standards.

Demand Management includes the following activities:

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1. Informing, directly or indirectly through the owner of Internal Client Relationship Management, Internal Clients of their consumption of IT services and, to the extent applicable, the ramifications of such behavior;
2. Obtaining information regarding historical, current and future requests for IT services;
3. Evaluating the impact (e.g., strategic, tactical, operational) on IT and its Internal Clients based on historical and expected future receipt of requests for IT services;
4. Rationalizing demand by regular review of work pipelines and identifying opportunities for collaboration, standardization and reuse; and
5. Developing and promulgating methodologies and/or tools that help in capturing, documenting and managing the impact, decisions and results associated with consumption and demand behavior.
1.3	Enterprise Architecture
1.3.1	Enterprise Architecture Development

The purpose of “Enterprise Architecture Development” is to design the underlying IT framework that defines and describes the applicable characteristics of the IT-enabled platforms, information, applications and security required by Clients to attain their objectives and achieve their business visions.

Enterprise Architecture Development includes the following activities:

1. Defining the guiding principles, high-level objectives and scope of architecture development;
2. Identifying, documenting and assessing business requirements, drivers and mandates, including those derived internally and those derived from external sources such as External Clients, regulations and other compliance mandates;
3. Identifying high-level alternative approaches, including transition timelines and interim states;

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4. Developing, documenting and disseminating the Enterprise Architecture deliverables for use by the applicable Process owner(s) of Domain Architecture;
5. Defining the architectural deliverables to be developed by the applicable Process owner(s) of Domain Architecture, including:
(a) Architectural-level deliverables (e.g., vision statement, IT industry best practices);
(b) Conceptual-level deliverables (e.g., conceptual models, high-level event process models, event-process matrices);
(c) Solution-level deliverables (e.g., logical models, detailed event process models); and
(d) Implementation-level deliverables (e.g., detailed designs);
6. Developing service continuity requirements, including:
(a) Identifying and documenting Client business recovery requirements, expectations and constraints;
(b) Defining success criteria; and
(c) Developing and providing service continuity plan requirements to the applicable Process owner(s); and
7. Managing development of Domain Architecture, including:
(a) Establishing timelines;
(b) Identifying transition steps/interim states;
(c) Providing instructions regarding deliverable timing and quality requirements; and
(d) Measuring the performance of Domain Architecture.
1.3.2	Domain Architecture Approval	The purpose of “Domain Architecture Approval” is to perform the activities necessary to evaluate and approve each Domain Architecture. Domain Architecture Approval includes the following activities:

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1. Confirming that, both individually and collectively, the Domain Architecture deliverables will satisfy the requirements, drivers and mandates identified by the Enterprise Architecture;
2. Confirming that individual Domain Architectures do not conflict with other Domain Architectures;
3. Authorizing deviation from the requirements, drivers and mandates identified by the Enterprise Architecture; and
4. Obtaining approvals from the appropriate personnel designated to approve Domain Architectures.
1.3.3	Enterprise Architecture Approval

The purpose of “Enterprise Architecture Approval” is to perform the activities necessary to evaluate and approve the Enterprise Architecture.

Enterprise Architecture Approval includes the following activities:

1. Confirming that the Enterprise Architecture requirements, drivers and mandates are necessary and sufficient to balance Client needs and constraints;
2. Confirming that the Enterprise Architecture will satisfy the requirements, drivers and mandates;
3. Authorizing deviation from Client requirements, drivers and mandates; and
4. Obtaining approvals from the appropriate personnel designated to approve Enterprise Architectures.
1.4	Delivery Strategy
1.4.1	Delivery Strategy Development	The purpose of “Delivery Strategy Development” is to define how the IT services will be delivered. Delivery Strategy Development includes the following activities:
1. Developing alternative Delivery Models in response to changes in the underlying goals, objectives and Domain Architecture, as well as technologies and services available in the marketplace;

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2. Determining the assignment of Actor responsibility for each Element and Process (or groups thereof) pertinent to the Delivery Model such that the assignment supports the applicable Domain Architecture(s), the Enterprise Architecture, and the applicable Client needs;
3. Determining high-level characteristics (e.g., internal, external, local, regional, global) of the Actors and their span of service delivery (e.g., geographic, Client, facility types, technology grouping);
4. Using Delivery Model constructs to develop detailed statements of responsibility for each Actor;
5. Defining and documenting delivery requirements to be incorporated into sourcing strategies by the applicable Process owner(s) of Sourcing Strategy Development, including:
(a) Strategic segmentation of the Processes;
(b) Advice and consent guidelines regarding selection of Actors;
(c) Service delivery integration requirements, including, as applicable, specific process and tool platforms;
(d) Interaction requirements between Actors;
(e) Application of specific commercialization models;
(f) Use of various service delivery performance regimes, measures and metrics;
(g) Use of specific procurement processes; and
(h) Required level of organizational readiness; and
6. Developing requirements for the integration of Actors.
1.4.2	Delivery Strategy Approval

The purpose of “Delivery Strategy Approval” is to perform the activities necessary to evaluate and approve the delivery strategy, including the Delivery Models.

Delivery Strategy Approval includes the following activities:

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1. Confirming that the Delivery Models and delivery requirements satisfy the underlying goals, objectives, and the applicable Client need, and comply with, or have received the necessary exceptions from the applicable Process owner(s) of Enterprise Architecture and Domain Architecture; and
2. Obtaining approvals from the appropriate personnel designated to approve delivery strategies.
1.5	Sourcing Strategy
1.5.1	Sourcing Strategy Development

The purpose of “Sourcing Strategy Development” is to identify the actions necessary to achieve the commercial aspects associated with the configuration of Actors described in the delivery strategy, and to maintain alignment between these actions, the marketplace and Client requirements.

Sourcing Strategy Development includes the following activities:

1. Analyzing organizational strategies, plans and constraints;
2. Identifying sourcing objectives, desired outcomes and potential risks;
3. Developing and documenting sourcing strategies;
4. Identifying, prioritizing and sequencing (e.g., parallel, serial, staggered) and scheduling the number and type of sourcing activities to be performed in a given timeframe; including:
(a) Developing mechanisms to describe the relative sequence and timing for the major aspects of the sourcing activities for each underlying transaction; and
(b) Identifying and documenting the points of linkage or dependence between the transactions;
5. Developing performance measures to track the effectiveness of sourcing strategies against organizational performance;
6. Tracking the achievement of the sourcing strategies;
7. Obtaining and analyzing market information and trends, including with respect to services and suppliers;

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8. Identifying suppliers capable of performing the responsibility(ies) as allocated in the relevant delivery strategy and satisfying the associated delivery requirements, including:
(a) Identifying the tier(s) or other segmentation schemas of suppliers to be considered for those components of IT services to be sourced externally;
(b) Documenting the specific portfolio of suppliers to be considered for transactions;
(c) Determining special handling requirements with respect to expected changes in the then-current population of External Actors providing components of IT services; and
(d) Identifying supplier integration requirements (e.g., technical, commercial, process);
9. Determining whether changes to the existing portfolio of Actors would be beneficial;
10. Identifying, in response to new Delivery Models or need for supplier replacement, optimal methods of procuring and/or divesting (e.g., competitive procurement, termination of External Actors, renewal of External Actors, expansion/contraction of External Actor responsibility) those components of IT services to be performed by suppliers;
11. Developing mature, standardized and repeatable sourcing transaction approaches and process models;
12. Identifying and documenting the commercial terms required to achieve the desired level of Actor integration, interoperability and independence;
13. Confirming that the sourcing strategy will satisfy the delivery strategy; and
14. Obtaining approvals from the appropriate personnel designated to approve sourcing strategies.

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1.5.2	Sourcing Execution	The purpose of “Sourcing Execution” is to conduct the specific sourcing activities to establish or modify commercial relationships with Actors. Sourcing Execution includes the following activities:
1. Obtaining and reviewing sourcing strategies;
2. Preparing for and initiating activities related to contracts or services to be renewed, re-competed or restructured;
3. Developing transaction structures;
4. Developing transaction-based organizational structures and teams;
5. Developing communication requirements and providing to the applicable Process owner(s);
6. Preparing requirements packages that define the products and/or services to be sourced;
7. Soliciting and reviewing supplier proposals in response to requirements packages;
8. Using an appropriate mix of objective and subjective measures to determine entities that best meet the specified requirements;
9. Negotiating statements of work, implementation solutions, Service Level Agreements, pricing and business terms, including other operational, financial, regulatory or legal aspects relevant to transactions;
10. Preparing and negotiating contractual documents;
11. Obtaining approvals from the appropriate personnel designated to approve sourcing transactions; and
12. Executing contractual documents.
1.5.3	Sourcing Approval

The purpose of “Sourcing Approval” is to perform those activities necessary to evaluate and approve new commercial arrangements and changes to existing commercial arrangements.

Sourcing Approval includes the following activities:

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1. Confirming that sourcing transactions are sufficient and appropriately balance stakeholder needs and constraints, including with respect to timing and overall solution;
2. Confirming that sourcing transactions satisfy the delivery and sourcing strategies, and are otherwise reasonable;
3. Confirming that the costs and benefits of sourcing transactions meet the requisite hurdles, including those for investment approval;
4. Confirming that the appropriate risk analyses have been performed and the identified risks are adequately mitigated and in line with the applicable standards;
5. Confirming that the organizational impact of sourcing transactions has been appropriately considered, including as it pertains to Clients;
6. Obtaining stakeholder buy-for sourcing transactions; and
7. Obtaining approvals from the appropriate personnel designated to approve sourcing transactions.
1.6	IT Finance
1.6.1	Financial Control

The purpose of “Financial Control” is to identify, measure, accumulate, analyze, prepare, interpret and communicate IT-based financial and related information.

Financial Control includes the following activities:

1. Establishing financial policies and formulating financial plans that will subsequently be expressed in financial terms;
2. Providing guidance for financial management decisions, including the generation, analysis, presentation and interpretation of various financial and other related information;
3. Contributing to the monitoring and control of financial performance through the provision of reports, analysis and interpretation of such reports, and the implementation of financial controls;

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4. Contributing to periodic reporting of accounting as required by statute or regulation for shareholders, government agencies and other parties external to the business;
5. Obtaining and reviewing relevant financial and other related information for all Actors; and
6. Reporting financial issues, concerns and risks to the applicable Process owner(s).
1.6.2	Budgeting and Forecasting

The purpose of “Budgeting and Forecasting” is to (a) develop a comprehensive IT budget, including funding allocations and expense constraints, (b) establish a framework for operational units of Internal Actors to track and manage against their respective budgets, including capital and operational budgets, and (c) forecast future budget requirements.

Budgeting and Forecasting includes the following activities:

1. Determining IT budgets and how such budgets will be allocated across each Actor’s various operational units, including:
(a) Developing, maintaining and disseminating budget guidelines and parameters (e.g., standards, frameworks, timelines and other principles), which guidelines and parameters are intended to govern the creation and management of budgets;
(b) Providing assistance to Internal Actors in developing budgets;
(c) Collecting and compiling each Actor’s budgets;
(d) Reviewing and confirming that Actor-developed budgets comply with the relevant budget guidelines and parameters, and advising Actors of discrepancies; and
(e) Obtaining approvals from the appropriate personnel designated to approve budgets;
2. Measuring and reporting on actual financial performance as compared to the budget; and
3. Forecasting and reporting future budget performance.

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1.6.3	Allocation and Chargeback

The purpose of “Allocation and Chargeback” is to use resource accounting, cost allocation, and chargeback systems to accurately and equitably allocate the cost of IT services to Clients.

Allocation and Chargeback includes the following activities:

1. Understanding the scope of services provided by each Actor and the associated pricing or costs;
2. Understanding the services and charges included within the Service Catalog and working with the applicable Process owner(s) of Service Catalog Management to revise such charges when warranted;
3. Obtaining and analyzing IT service consumption information by relevant Client or other grouping;
4. Assigning IT service costs to appropriate financial organizational groups (e.g., cost centers); and
5. Implementing and administering a chargeback system that records, allocates and communicates IT service costs in an understandable, controllable manner.
1.6.4	Invoice Review	The purpose of “Invoice Review” is to confirm that invoices submitted by Actors and other IT-based suppliers are proper and accurate. Invoice Review includes the following activities:
1. Obtaining invoices from Actors and other suppliers;
2. Reviewing invoices to confirm they are:
(a) Not previously paid or in the process of being paid;
(b) For goods and services that were approved to be purchased;
(c) For the correct amounts in the correct currencies;
(d) Appropriately adjusted for available credits and/or rebates; and
(e) Consistent with the terms of the underlying commercial arrangements;

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3. Administering invoices that do not conform to expectations or that prompt questions, including:
(a) Tracking the status of such invoices;
(b) Communicating and working with the entities that rendered such invoices to determine the proper handling;
(c) Obtaining suitably revised invoices or adequate additional information to enable the continuation of the invoice review process;
(d) Rejecting invoices where suitably revised invoices or adequate additional information does not enable continuation of the invoice review process; and
(e) Escalating invoices to the owner of Commercial Management and other personnel as appropriate when the invoice issuer will not cooperate with resolution of the issue or provide reasonably requested supporting information;
4. Verifying that the goods and services referenced on invoices were actually received and of the appropriate quantity and quality;
5. Coordinating with the appropriate personnel to properly identify invoices and answer questions regarding the invoices;
6. Assigning the applicable financial or other coding (e.g., cost center numbers) to invoices; and
7. Submitting invoices to the owner of Invoice Approval.
1.6.5	Invoice Approval	The purpose of “Invoice Approval” is to approve payment of reviewed invoices. Invoice Approval includes the following activities:
1. Obtaining invoices from the owner of Invoice Review;
2. Reviewing invoices for proper coding and timely submission;
3. Confirming the appropriateness of payment of invoices;

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4. Verifying that payment amounts match their corresponding invoices (as appropriately adjusted for available credits and rebates);
5. Obtaining approvals from the appropriate personnel designated to approve invoices; and
6. Submitting approved invoices to the owner of Invoice Payment.
1.6.6	Invoice Payment	The purpose of “Invoice Payment” is to pay approved invoices. Invoice Payment includes the following activities:
1. Obtaining invoices from the owner of Invoice Approval; and
2. Issuing payment of invoices in the proper form (e.g., check, ACH, wire), currency and timeframe.
2	Service Management and Integration
2.1	Actor Management
2.1.1	Services Management

The purpose of “Services Management” is to collect, understand and communicate to the applicable supply-side Process owner(s) of Service Delivery Management the demands on the IT enterprise, to work with the applicable supply-side Process owner(s) of Service Delivery Management, and to monitor and to evaluate the manner in which the demands on the IT enterprise are being met.

Services Management includes the following activities:

1. Obtaining, organizing and validating the relevant drivers of demand for IT services by Clients and the IT environment in general from the applicable Process owner(s);
2. Gaining and maintaining a comprehensive understanding of:
(a) How each Process owner delivers its IT services;
(b) Actor performance from both objective (e.g., SLA) and subjective perspectives;

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(c) The appetite for risk in the enterprise as it relates to operational IT service delivery alternatives;
(d) The scope of services provided by the applicable Actors (e.g., the Service Catalog) and the costs and benefits of ordering services within the existing scope, expanding or contracting the existing scope, or ordering services that are not currently in scope for a given Actor; and
(e) Each applicable External Actor’s capabilities pertaining to its service delivery role both in the IT environment and for third parties receiving similar services from such External Actor;
3. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Service Delivery Management;
4. Acting as an advocate for the demand side of the IT environment, Clients and the enterprise, including:
(a) Providing relevant information to the applicable Process owner(s) of Service Delivery Management, including historical and institutional knowledge regarding the systems, data, configuration, organization, Clients, culture and preferences of the enterprise;
(b) Establishing and communicating the demand-side service delivery expectations and demand drivers to the applicable Process owner(s) of Service Delivery Management; and
(c) Enforcing accountability among the applicable Process owner(s) of Service Delivery Management for meeting the enterprise’s demands for action, quality, cooperation, urgency and improvement pertaining to the delivery of IT services consistent with the capabilities and broad commitments made by the applicable Process owner(s) of Service Delivery Management and other applicable service delivery Actors;

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5. Taking the actions necessary with the applicable Process owner(s) of Service Delivery Management to minimize both the effect and number of instances of service-impacting Incidents on the enterprise;
6. Verifying that External Actor obligations regarding the External Actor personnel are fulfilled, including (when appropriate):
(a) Screening the External Actor personnel consistent with the applicable policies before instituting such personnel within, or in support of, the IT and Client environments;
(b) Reviewing the résumés of candidates submitted for review by External Actors, interviewing those selected for further review and providing feedback, including advice and consent;
(c) Providing feedback, including advice and consent, to External Actors regarding their proposed changes to the then-current personnel fulfilling positions designated as key;
(d) Validating that External Actors provide a sufficient number of personnel who possess the requisite education, skills and certification to provide the IT services; and
(e) Advising External Actors of the need to remove certain of the External Actor personnel from providing IT services within or in support of the IT or Client environments;
7. Reviewing policy and procedure manual documentation that is developed and submitted by Actors for review and approval, including:
(a) Requesting and obtaining feedback on such documentation by the applicable Process owner(s) and other personnel as appropriate; and
(b) Providing feedback to the submitting Actors, including advice and consent;
8. Enforcing External Actor obligations regarding the use of subcontractors, including:

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(a) Obtaining and reviewing information from the applicable Process owner(s) regarding the performance of the subcontractors of External Actors;
(b) Approving and rejecting External Actor requests to make changes to both its portfolio of approved subcontractors and scope of responsibilities to be subcontracted; and
(c) Determining if previously approved subcontractors of an External Actor are no longer acceptable for use within or in support of the IT and Client environments, or parts thereof, and advising, as appropriate, the relevant Actor(s) and applicable Process owner(s) of Commercial Management;
9. Obtaining and reviewing documentation and other relevant information regarding deliverables produced by Actors, including requests by Actors for the acceptance of deliverables, and providing feedback, including advice and consent when appropriate to the relevant Actor(s) and applicable Process owner(s);
10. Attending IT service delivery-related meetings, both recurring and ad hoc, including those where the applicable Process owner(s) of Service Delivery Management may also be present, and providing input, including (when appropriate):
(a) Making recommendations;
(b) Providing historical, Client or other information regarding the IT environment and the enterprise;
(c) Countermanding decisions by other Process owner(s), including those of Service Delivery Management; and
(d) Waiving an Actor’s SLA obligations;
11. Verifying that the applicable Process owner(s) of Service Delivery Management follow through with their short-to long- term service delivery commitments;
12. Articulating the short- to long- term results of a comprehensive set of service delivery characteristics to the applicable Process owner(s), the enterprise and other personnel, as appropriate, including the:

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(a) Status, activities and timeframes regarding noteworthy Incidents and Problems, both ongoing and resolved;
(b) Type, duration and purpose of IT change that will impact the enterprise;
(c) Performance and financial shortfalls of service delivery Actors; and
(d) Delivery and integration shortcomings of service delivery Actors (e.g., management, knowledge, personnel, process, organization, culture, tools);
13. Escalating issues that cannot be reasonably resolved with the applicable Process owner(s) of Service Delivery Management to the applicable Process owner(s) or other appropriate personnel; and
14. Attending Actor disagreement and dispute forums regarding matters pertaining to IT service delivery.
2.1.2	Incident Oversight

The purpose of “Incident Oversight” is to oversee, inform and communicate to the applicable Process owner(s) of Incident Management and other Processes the relevant preferences for resolving Incidents, work with the applicable Process owner(s) of Incident Management to plan for, monitor and evaluate the manner in which Incidents are addressed and, if necessary, to take over various operational roles pertaining to the handling of an Incident.

Incident Oversight includes the following activities:

1. Gaining and maintaining a comprehensive understanding of each delivery Actor’s role as it pertains to the management and resolution of Incidents, including, for the Process owner(s) of Incident Management and Incident Management Execution, their relevant methodologies, processes and tools;
2. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Incident Management and Incident Management Execution;
3. Acting as an advocate for the demand side of the IT environment, Clients and the enterprise; including:

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(a) Gaining and maintaining an understanding of the perspectives and preferences of Clients, the enterprise and IT leadership regarding the handling of Incidents;
(b) Establishing and communicating the demand-side Incident resolution expectations to the applicable Process owner(s), including Incident Management;
(c) Providing information to the applicable Process owner(s) of Incident Management regarding notices to be issued regarding Incidents; and
(d) Enforcing accountability among the applicable Process owner(s) of Incident Management and other relevant Processes for meeting the enterprise’s demands for action, quality, cooperation and urgency pertaining to the management and resolution of Incidents;
4. Overseeing all Incidents across their lifecycles, including:
(a) Gaining information about Incidents from the applicable Process owner(s) of Incident Management, Incident Management Execution and other relevant Processes, including attending recurring or ad hoc meetings where Incidents are being discussed;
(b) Obtaining and evaluating information regarding the management and resolution of Incidents, including the personnel and other resources assigned to specific Incidents;
(c) Obtaining and providing available information (e.g., historical, Client) regarding the IT environment and the enterprise that is reasonably requested by the applicable Process owner(s) of Incident Management or that could be of importance to the resolution of Incidents by the applicable Process owner(s) of Incident Management, Incident Management Execution and other Processes;

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(d) Acting as an intermediary between the applicable Process owner(s) of Incident Management and the applicable internal personnel of the enterprise (e.g., Clients, IT leadership, other Process owners) to facilitate temporary change in resource allocation, policy or requirements to help mitigate the impact of an Incident;
(e) Reviewing proposed Incident resolution solutions and providing input and preferences to the Process owner(s) of Incident Management;
(f) Requesting alternative Incident resolution solutions from the Process owner(s) of Incident Management when proposed solutions do not meet the needs and preferences of Clients, the enterprise or IT leadership;
(g) Mandating specific actions and/or solutions to be implemented by the Process owner(s) of Incident Management in response to an Incident;
(h) Waiving an Actor’s SLA obligations;
(i) Evaluating the effectiveness of the applicable Process owner’s(s’) performance of Incident Management and other Processes as it pertains to an Incident and, when deemed warranted, taking control of Incident Management and/or other Processes as necessary for such Incident;
(j) Declaring disasters in the IT environment and setting in motion the applicable components of the ITBCP and/or the equivalent for External Actors; and
(k) Providing informative updates regarding the resolution of Incidents to the Process owner(s) of Services Management for communication to the applicable personnel; and
5. Escalating issues that cannot be reasonably resolved with the applicable Process owner(s) of Incident Management to the applicable Process owner(s) or other appropriate personnel.

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2.1.3	Commercial Management

The purpose of “Commercial Management” is to manage the commercial aspects of relationships with External Actors so that the underlying arrangements are in line with the needs of the IT environment.

Commercial Management includes the following activities:

1. Understanding all aspects of the then-current contractual agreements with External Actors;
2. Serving as the primary point of contact for Internal Actors for the interpretation and modification of contractual agreements with External Actors;
3. Managing and administering contractual agreements with External Actors, including:
(a) Reviewing the circumstances regarding an External Actor’s rejection of requests for service where the pricing and other terms are already specified in such Actor’s service agreement, and working with the applicable Actor to resolve such matters;
(b) Tracking and providing the requisite notices and other contract-based information to the applicable Actors;
(c) Tracking and reporting actual costs incurred against contractual commitments;
(d) Monitoring and verifying performance with respect to all Actor obligations;
(e) Obtaining budgets and budget projections in the appropriate format;
(f) Validating the assessment, calculation and payment of credits related to service level failures and other types of credits and rebates;
(g) Validating the assessment, calculation and payment of variable unit rate charges and adjustments (e.g., ARCs, RRCs and actual volumes versus baseline volumes);
(h) Monitoring and validating COLA adjustments;

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(i) Reviewing and negotiating to conclusion the proposed contract changes of External Actors to implement requested change to the IT environment or IT services;
(j) Reviewing the outcomes of dispute-based processes, forums and committees, and developing and negotiating to conclusion the corresponding contract changes (if any) to implement the agreed-to changes;
(k) Revising service agreements with Actors to reflect properly authorized changes in scope, services, service levels and other conditions; and
(l) Monitoring and reporting on expiring contracts and contracts intended to be renewed, re-competed or restructured;
4. Recording the decisions and accommodations made with respect to External Actors and providing such information to the applicable Process owner(s);
5. Inspecting, examining and auditing the systems, records, data, practices and procedures of External Actors used in rendering IT services or pertain to IT services (e.g., invoices for services, allocation of credits, determination of costs, asset counts, regulatory compliance, service level reports, number of personnel or FTE, quality and skill sets of personnel, personnel turnover rates, service continuity plans, procedure manuals);
6. Identifying, documenting, and reporting instances of External Actor noncompliance with standards or contracted terms to the applicable Process owner(s) and other personnel as appropriate;
7. Attending all Actor disagreement and dispute forums and presiding over those of a commercial nature; and
8. Performing the oversight and administrative functions associated with Third Party Contract Managers, including:
(a) Providing the applicable notices regarding the addition or removal of Third Party Contracts from the pool(s) of such contracts to be managed by Third Party Contract Managers;

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(b) Developing and promulgating the commercial policies and standards to be enforced and performed by Third Party Contract Managers;
(c) Developing and promulgating the guidelines for Third Party Contract Managers to use in negotiating, documenting, implementing and revising Third Party Contracts, including, as applicable, providing or reviewing contract templates;
(d) Reviewing the strategic and operational plans of Third Party Contract Managers pertaining to the management of Third Party Contracts, and providing feedback, including advice and consent;
(e) Reviewing the supplier selection processes and negotiation strategies of Third Party Contract Managers and providing feedback, including advice and consent;
(f) Issuing orders to Third Party Contract Managers to revise the terms of a Third Party Contract (e.g., scope, performance, pricing, commercials) and appropriately reviewing and approving such modifications;
(g) Reviewing the assessments and recommendations of Third Party Contract Managers pertaining to poorly performing Third Party Contracts and providing feedback, including advice and consent; and
(h) Reviewing reports developed by Third Party Contract Managers showing the Third Party Contracts with upcoming term-based events (e.g., renewal, expiration) and providing feedback regarding the desired outcome for each.
2.1.4	Actor Integration

The purpose of “Actor Integration” is to integrate the non-technical aspects of Actors into a cohesive IT service delivery fabric that is prepared with adequate knowledge of the traditions, customs and policies of the IT environment and Client perception of the IT services.

Actor Integration includes the following activities:

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1. Obtaining from the applicable Process owner(s) (e.g., IT Management, Client Relations), Clients, Actors and other personnel as appropriate, insight and information regarding the fit of Actors and their personnel within the enterprise and the IT environment;
2. Providing Actors with the information necessary to operate within the IT environment in an informed manner, including the:
(a) Relevant policies, procedures and standards;
(b) Roles and responsibilities of all Actors;
(c) Leadership and governance structures, including the assignment and manner of enforcement of decision rights;
(d) Cultural norms of the IT environment and the relevant similar aspects of the enterprise;
(e) Business(es) of the enterprise, including its general drivers, risks, direction, priorities, concerns and trends; and
(f) Confidentiality requirements of each Actor as it pertains to other Actors needing to access its owned or managed facilities and resources;
3. Providing External Actors with the applicable information (e.g., policies, procedures, controls, regulatory requirements, standards, guidelines) regarding:
(a) Accessing the networks or facilities in the IT and Client environments;
(b) Screening of External Actor personnel as required, including the collection of relevant biometric data (e.g., fingerprints, retina scans) before such personnel perform IT services within, or in support of, the IT or Client environments;
(c) Off-boarding of External Actor personnel, including, as applicable, the return of security badges, keys and confidential information, and terminating access privileges to systems and data within the IT and Client environments;
(d) Subcontracting; and

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(e) Accessing, using and managing Client information;
4. Informing Actors of the expectations regarding their assimilation into the non-technical aspects of the IT environment; including the:
(a) Mechanisms to be used in evaluating such assimilation; and
(b) Methods by which issues occurring between Actors are expected to be resolved;
5. Facilitating communication, role clarity and non-technical process definition between and among Actors, certain strategic Internal Actor Process owners, Clients and other personnel as appropriate, including:
(a) Maintaining updated contact information for the relevant personnel associated with all Actors, relevant Client personnel and other personnel as appropriate; and
(b) Maintaining current organizational information for the IT environment and the enterprise;
6. Establishing methods and forums in which Actors can exchange information and ideas to:
(a) Enhance the camaraderie among the personnel of all Actors; and
(b) Improve the mechanisms used to keep Actors informed of relevant changes;
7. Obtaining, analyzing and, as appropriate, sharing with Actors, information from Clients regarding relevant Actor characteristics (e.g., stakeholder satisfaction surveys);
8. Providing a forum for the resolution of disagreements and disputes among Actors and between Actors and Clients, including acting as a central point of contact for:
(a) Registering Actor and Client disagreements and disputes;
(b) Scheduling Actor disagreement and dispute forums and informing Actors, Clients and other personnel of their need to participate in such forums;

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(c) Requesting Actors to provide information and resources in advance of or during Actor disagreement and dispute forums to help facilitate orderly, efficient and valuable analysis and discussions; and
(d) Publishing the outcomes from Actor disagreement and dispute forums to the applicable Actors, Process owner(s), Clients and other personnel; and
9. Attending all Actor disagreement and dispute forums and presiding over those that are not of a commercial nature.
2.2	Portfolio Management
2.2.1	Service Catalog Management	The purpose of “Service Catalog Management” is to develop and maintain a complete list of the IT services offered to Clients. Service Catalog Management includes the following activities:
1. Developing, documenting and communicating policy regarding the content to be maintained within the Service Catalog;
2. Producing and maintaining a Service Catalog and its contents, in alignment with the applicable Processes;
3. Defining, for each item listed in the Service Catalog the relevant information, including:
(a) A description of the service;
(b) The expected timeframe or service level for fulfilling the service;
(c) Who is entitled to request the service;
(d) The charge (if any) of obtaining the service; and
(e) How to order the service, including the required approvals; and
4. Interacting with the applicable Process owner(s) to obtain insight into changes to be incorporated in the Service Catalog.

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2.2.2	Performance Management	The purpose of “Performance Management” is to develop a performance regime that provides systems of measurement for IT services. Performance Management includes the following activities:
1. Obtaining the performance requirements, including through discussions with the applicable Process owner(s) of Client Relations, Services Management, Incident Oversight, Service Delivery Management, Commercial Management and Actor Integration;
2. Developing performance measures and associated levels to help meet the business requirements of Clients and to help verify that the IT environment functions as designed;
3. Developing performance terms to be included in SLAs (e.g., performance reporting, changes to measures and levels, financial and non-financial implications of non-performance) and providing such information to the applicable Process owner(s);
4. Developing SLAs for the:
(a) IT service responsibilities of Actors; and
(b) IT services to be provided to Clients;
5. Developing, maintaining and analyzing stakeholder satisfaction surveys (e.g., IT executives, Client executives, Client end users) designed to understand the extent to which the services of IT or a specific Actor are meeting the needs;
6. Reviewing Actor-developed plans to resolve shortcomings identified by stakeholder satisfaction surveys and related mechanisms, and providing feedback to the applicable Process owner(s), including Services Management and, as appropriate, the relevant Actors and Clients;
7. Assessing various technologies, products and services related to the management of performance-based information;
8. Establishing and promulgating requirements for performance measurement, reporting and integration;

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9. Obtaining performance reports, including:
(a) SLA reporting from the applicable Process owner(s), including Service Level Management; and
(b) Quality control reviews performed by the applicable Process owner(s);
10. Reviewing performance reports to identify performance and quality shortfalls, trends and other information of value to the performance regime, Actors or other Process owners, including:
(a) Verifying the correct calculation of incentive and disincentive payments/credits;
(b) Validating the information provided and comparing such information with Client-perceived experience; and
(c) Verifying that adequate quality control reviews are performed by the applicable Process owner(s) and that the results of such reviews are captured, analyzed and used by the Process owner(s) to implement the necessary corrective action(s);
11. Discussing performance results and reporting with the applicable Process owner(s), including those of Service Level Management, to understand the underlying issues, problems and shortfalls and, to the extent applicable, commitments by Actors to resolve such matters;
12. Developing recommendations regarding the acceptance or waiver of specific service level credits;
13. Identifying SLA-enabled changes (e.g., re-balancing the allocation of service level credits, changing the portfolio of critical service levels, adding/deleting service measures) to Actor-specific performance requirements to help achieve the desired outcomes; and
14. Developing and publishing reports and recommendations for the applicable Process owner(s) to discuss, as appropriate, performance related matters with Actors and Clients, including changes to be made to SLAs, stakeholder satisfaction surveys and quality control reviews.

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2.2.3	Benchmarking

The purpose of “Benchmarking” is to determine performance characteristic differences between those produced by the IT environment and other applicable operations and standards.

Benchmarking includes the following activities:

1. Maintaining knowledge of the relevant geographic-, Client- and industry- specific measurements and associated standards;
2. Identifying the appropriate performance measures (e.g., operational, financial, organizational) to be benchmarked;
3. Advising the applicable Process owner(s) of the information required to be provided for benchmarking purposes;
4. Obtaining and reviewing the relevant IT environment performance results;
5. Determining the most appropriate manner to perform benchmarkings;
6. Performing benchmarking exercises, including, to the extent applicable, providing appropriate oversight of external benchmarking specialists; and
7. Analyzing and reporting the results of benchmarking exercises to the applicable Process owner(s).
2.2.4 (a)	Knowledge Oversight	The purpose of “Knowledge Oversight” is to develop and document the objectives and policies to guide the development and execution of Knowledge Management and to monitor and encourage Actor contribution and use of Knowledge Management processes and tools.
2.2.4 (b)	Knowledge Management

The purpose of “Knowledge Management” is to gather information regarding the IT and Client environments and the IT services and make such information available to the applicable Process owner(s) for reuse, awareness and learning across the IT environment, and to cause institutional knowledge to be documented and retained.

Knowledge Management includes the following activities:

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1. Based on objectives and policies provided by Knowledge Oversight, developing plans for identifying, retaining and increasing institutional knowledge of the IT environment;
2. Assessing various technologies, products and services related to the management of knowledge, including the storage, update and accessibility of knowledge;
3. Establishing a uniform set of practices, methodologies and tools for the preservation of IT and Client knowledge, including:
(a) Making knowledge of the IT and Client environments and IT services available, as appropriate, to those requiring such information to perform their designated roles;
(b) Preserving organizational memory and decision-making;
(c) Leveraging the knowledge and expertise of Actors and their personnel to facilitate organizational learning and innovation;
(d) Preserving and managing knowledge in the workforce (e.g., the expertise and know-how possessed by certain individuals), including when key personnel retire, when functions are sourced from one Actor to another, and when personnel shift to other positions or pursue other employment opportunities; and
(e) Obtaining appropriately approved updates to IT policies and procedures from all Process owners and Actors and maintaining a library of such information on a current and historical basis;
4. Causing lessons learned and best practices to be appropriately captured after operational events (e.g., Incidents, Problems, changes); and
5. Establishing and managing the channels through which knowledge flows (e.g., town hall meetings, round-table discussions, mentoring programs), and key attributes of such flows (e.g., processes, timeframes, format, media).
2.3	Domain Architecture

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2.3.1	Information Architecture Development

The purpose of “Information Architecture Development” is to design the Information Architecture so as to enable a common, shared, distributed, accurate and consistent data resource, including through (a) the design of data models and databases that serve the applicable participants, and (b) the development of strategies, standards and policies required to develop and implement such models and databases.

Information Architecture Development includes the following activities:

1. Developing high-level Information Architecture alternatives that comply with the Enterprise Architecture and selection criteria (e.g., cost performance, complexity, risk) and selecting the best choice from among the alternatives, including:
(a) Identifying benefits, potential risks and mitigating responses for each alternative; and
(b) Documenting the rationale for using each alternative;
2. Selecting Information Architecture alternatives that best satisfy the selection criteria, including:
(a) Evaluating each alternative against the selection criteria;
(b) Assessing, based on the evaluation of the alternatives, the adequacy of the selection criteria and updating these criteria as necessary; and
(c) Identifying and resolving issues with the alternatives and requirements;
3. Completing, based on the selected Information Architectures, Information Architecture deliverables defined by the applicable Process owner(s) of Enterprise Architecture Development, which may include:
(a) Architecture-level deliverables (e.g., vision statement, industry best practices);
(b) Conceptual-level deliverables (e.g., conceptual data models, high-level use cases, high-level event process models, data entity-process relationship models);

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(c) Solution-level deliverables (e.g., logical data model, detailed event process models, package evaluation criteria, data attribute-process relationship models); and
(d) Implementation-level deliverables (e.g., database design, presentation layer design, designed application modules); and
4. Reviewing and updating the Information Architecture as required or in response to new technologies or as directed by the applicable Process owner(s) of Enterprise Architecture Development.
2.3.2	Application Architecture Development

The purpose of “Application Architecture Development” is to design the Application Architecture, including the data and business process models to reflect applications, that will (a) simplify and facilitate the work activities of the applicable Client processes, (b) specify the requirements of information storage and retrieval required to accommodate the applicable objectives, and (c) appropriately address geographic considerations and how the information will be used.

Application Architecture Development includes the following activities:

1. Developing high-level Application Architecture alternatives that comply with the Enterprise Architecture and selection criteria (e.g., cost, performance, complexity, risk) and selecting the best choice from among the alternatives, including:
(a) Identifying benefits, potential risks and mitigating responses for each alternative; and
(b) Documenting the rationale for using each alternative;
2. Selecting Application Architecture alternatives that best satisfy the selection criteria, including:
(a) Evaluating each alternative against the selection criteria;
(b) Assessing, based on the evaluation of the alternatives, the adequacy of the selection criteria and updating these criteria as necessary; and

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(c) Identifying and resolving issues with the alternatives and requirements;
3. Completing, based on the selected Application Architectures, Application Architecture deliverables defined by the applicable Process owner(s) of Enterprise Architecture Development, which may include producing:
(a) Architecture-level deliverables (e.g., vision statement, industry best practices);
(b) Conceptual-level deliverables (e.g., high-level application design, major business process diagrams, high-level event process models);
(c) Solution-level deliverables (e.g., application system evaluation documentation, middleware design diagrams and solution requirements, detailed event process models); and
(d) Implementation-level deliverables (e.g., distributed systems diagram, application - server mapping diagram); and
4. Reviewing and updating the Application Architecture as required or in response to new applications or as directed by the applicable Process owner(s) of Enterprise Architecture Development.
2.3.3	Infrastructure Architecture Development

The purpose of “Infrastructure Architecture Development” is to design the Infrastructure Architecture, including identifying the technology platforms that will link the Information Architecture and the Application Architecture, and define operational and performance attributes, including backup, redundancy and availability in accordance with industry best practices and Client requirements.

Infrastructure Architecture Development includes the following activities:

1. Developing high-level Infrastructure Architecture alternatives that comply with the Enterprise Architecture and selecting the best choice from among the alternatives, including:

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(a) Identifying benefits, potential risks and mitigating responses for each alternative; and
(b) Documenting the rationale for using each alternative;
2. Selecting Infrastructure Architecture alternatives that best satisfy the selection criteria, including:
(a) Evaluating each alternative against the selection criteria;
(b) Assessing, based on the evaluation of the alternatives, the adequacy of the selection criteria and updating these criteria as necessary; and
(c) Identifying and resolving issues with the alternatives and requirements;
3. Completing, based on the selected Infrastructure Architectures, the Infrastructure Architecture deliverables defined by the applicable Process owner(s) of Enterprise Architecture Development, which may include producing:
(a) Architecture-level deliverables (e.g., vision statement, IT industry best practices);
(b) Conceptual-level deliverables (e.g., high-level technology design, major business process diagrams, high-level event process models);
(c) Solution-level deliverables (e.g., system technology evaluation documentation, network topology diagram); and
(d) Implementation-level deliverables (e.g., Client location map, server location map, object expected/maximum volume requirements); and
4. Reviewing and updating the Infrastructure Architecture as required or in response to new technologies or as directed by the applicable Process owner(s) of Enterprise Architecture Development.

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2.3.4	Security Architecture Development

The purpose of “Security Architecture Development” is to design the Security Architecture, including the plans, principles and specifications that describe (a) the security services that a system is required to provide to address the security policies, (b) the technologies required to implement such security services, and (c) the performance levels and configurations required of such technologies and services.

Security Architecture Development includes the following activities:

1. Developing Security Architecture alternatives that comply with the security policies and the Enterprise Architecture and selection, criteria (e.g., cost, performance, complexity, risk) and selecting the best choice from among the alternatives, including:
(a) Identifying benefits, potential risks and mitigating responses for each alternative; and
(b) Documenting the rationale for using each alternative;
2. Selecting Security Architecture alternatives that best satisfy the selection criteria, including:
(a) Evaluating each alternative against the selection criteria;
(b) Assessing, based on the evaluation of the alternatives, the adequacy of the selection criteria and updating these criteria as necessary; and
(c) Identifying and resolving issues with the alternatives and requirements;
3. Completing, based on the selected Security Architectures, the Security Architecture deliverables defined by the applicable Process owner(s) of Enterprise Architecture Development, which may include producing:
(a) Architecture-level deliverables (e.g., vision statement, industry best practices);
(b) Conceptual-level deliverables (e.g., high-level technology design, major business process diagrams, high-level event process models);

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(c) Solution-level deliverables (e.g., system technology evaluation documentation, network topology diagram); and
(d) Implementation-level deliverables (e.g., Client location map, server location map, object expected/maximum volume requirements); and
4. Reviewing and updating the Security Architecture as required, in response to uncovered threats, or as directed by the applicable Process owner(s) of Enterprise Architecture Development.
2.4	Process Architecture
2.4.1	Process Architecture Development

The purpose of “Process Architecture Development” is to define the framework that will guide process development for Process groupings 1.3 (Enterprise Architecture) and 2.3 (Domain Architecture) through 3.14 (Project Management) for the applicable Process owners and promulgate specific linkages between and among such Processes.

Process Architecture Development includes the following activities:

1. Maintaining an awareness of the work of the relevant best practice organizations and standards bodies;
2. Assessing various technologies and products related to the management of IT processes;
3. Understanding the then-current process configuration of the IT environment, its levels of performance and its compliance with the process architecture;
4. Understanding the needs of those who will receive the outcomes of the Processes (e.g., interaction, information, speed, location, quality, cost);
5. Providing instructions, objectives, guiding principles, performance levels, templates, toolsets, standards and other related information to enable the applicable Process owner(s) to develop linkages to other Processes;
6. Performing an advise and consent role with respect to Actors’ process development work; and

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7. Defining, for use by the applicable Process owner(s), specific linkages between and among various Processes (e.g., inputs, outputs, sequence, flow).
2.5	Standards
2.5.1	Standards Policies Establishment

The purpose of “Standards Policies Establishment” is to develop, document and maintain a set of guiding principles for the development or adoption of technical specifications, practices and procedures.

Standards Policies Establishment includes the following activities:

1. Determining the requirements (e.g., Client, regulatory, security, audit, contractual) and factors (e.g., Internal Client business relationships) on which the policies will be based;
2. Maintaining a repository of the current and historical policies and exceptions, and the underlying supporting material on which they were derived;
3. Identifying and developing policies, including guidelines for exceptions to standards;
4. Establishing timelines for the development or adoption, review and maintenance of standards;
5. Instructing the owner of Standards Development with respect to the content, adoption criteria, timing and quality expectations of standards; and
6. Identifying and establishing policies for measuring compliance with standards.
2.5.2	Standards Development

The purpose of “Standards Development” is to develop, identify for adoption, document and maintain standards in accordance with the applicable policies.

Standards Development includes the following activities:

1. Obtaining the policies, exceptions and guiding principles from the applicable Process owner(s) of Standards Policies Establishment;

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2. Identifying the applicable criteria on which the development of standards will be based;
3. Maintaining ongoing knowledge of the relative components of the relevant marketplace, including the manufacturers, their goods, and the performance of such goods in similar environments;
4. Obtaining information as required to develop standards, including information promulgated by the applicable Process owner(s) of Enterprise Architecture and Domain Architecture;
5. Developing standards and documenting the factors on which such standards were based, including, as appropriate, alternatives considered and the rationale for the decisions;
6. Providing standards and supporting material to the applicable Process owner(s) of Standards Approval;
7. Reviewing and revising standards based on new factors, new policies and requests for modification from the applicable Process owner(s) of Standards Policy Establishment and/or Standards Approval; and
8. Publishing approved standards to the applicable Process owner(s).
2.5.3	Standards Approval

The purpose of “Standards Approval” is to perform the activities necessary to evaluate and approve proposed standards developed by Standards Development.

Standards Approval includes the following activities:

1. Confirming that the proposed standards:
(a) Comply with the requirements of the Enterprise Architecture;
(b) Comply with the requirements of the relevant Domain Architecture(s);
(c) Comply with the policies established by the applicable Process owner(s) of Standards Policies Establishment;
(d) Meet the underlying business requirements; and

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(e) Do not create operational or technical conflicts with other standards;
2. Advising the applicable Process owner(s) of Standards Development of proposed standards that are not accepted and providing information regarding why such conclusions were reached and/or the types of changes required to be made;
3. Obtaining approvals from the appropriate personnel designated to approve standards; and
4. Communicating, when warranted, approval of proposed standards to the applicable Process owner(s) of Standards Development.
2.5.4	Standards Audit	The purpose of “Standards Audit” is to determine the extent to which standards have not been followed. Standards Audit includes the following activities:
1. Maintaining a complete listing of current and historical standards;
2. Developing methods for auditing compliance with standards, including addressing the measurement policies developed by Standards Policies Establishment;
3. Measuring noncompliance with the applicable standards;
4. Identifying, documenting, and reporting instances of noncompliance with standards to the offending Process owners and other personnel as appropriate; and
5. Escalating, as applicable, noncompliance with standards to the applicable Process owner(s) and other personnel as appropriate.
2.6	Solution Requirements

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2.6.1	Business Requirements Documentation

The purpose of “Business Requirements Documentation” is to document business requirements (e.g., inputs, outputs, scheduling, performance).

Business Requirements Documentation includes the following activities:

1. Identifying stakeholders and documenting their needs, expectations and constraints (including quality, schedule and cost);
2. Documenting business drivers and relevant business interfaces, including those that are internal and external to the enterprise, as well as those that are automated and manual);
3. Documenting schedule and business case requirements;
4. Transforming expressed stakeholder needs, expectations, constraints, and interfaces into documented business requirements; and
5. Providing business requirements to the applicable Process owner(s) of Solution Integration.
2.6.2	Security Requirements Development

The purpose of “Security Requirements Development” is to analyze business and security requirements and refine them to a sufficient level of detail so that solutions can be developed.

Security Requirements Development includes the following activities:

1.         Obtaining, reviewing and analyzing business and security requirements from the applicable Process owner(s) of Business Requirements Documentation and solution requirements from the applicable Process owner(s) of Security Oversight, Security Policy Development, Security Operations and Security Analysis;

2. Establishing and maintaining required capabilities lists;
3. Analyzing and quantifying functional capabilities required by Clients;

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4. Analyzing and quantifying non-functional capabilities required by Clients (e.g., availability, performance, adaptability to change, re-use); and
5. Establishing solution requirements, including:
(a) Specifying required alignment with the reference Security Architecture(s), approved standards and risk mitigation objectives
(b) Developing technical requirements for solution design;
(c) Identifying system interface requirements, both internal and external to such solutions;
(d) Developing functional, performance, maintenance, support and disposal concepts, and scenarios;
(e) Defining environments in which solutions will operate, including boundaries and constraints;
(f) Documenting and providing technical requirements and associated material to the applicable Process owner(s); an
(g) Revising technical requirements based on feedback from the applicable Process owner(s), including the Process owner(s) of Security Solution Development, Security Operations and Security Analysis
2.6.3	Solution Integration	The purpose of “Solution Integration” is to develop integrated solutions that meet their respective business requirements. Solution Integration includes the following activities:
1. Developing an approach to produce integrated solutions that are consistent with the required level of quality, schedule and cost;

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2. Developing solution requirements and constraints (e.g., technical, financial, geographic, process) specific to business requirements, including obtaining the External Compliance Requirements and feedback regarding risk and control applicable to such business requirements from the applicable Process owner(s) of Compliance Management and Risk Management;
3. Providing solution requirements and business requirements to the applicable Process owner(s) of Technical Requirements Development;
4. Resolving development and integration issues pertaining to technical requirements and solutions;
5. Reviewing solutions and interactions between solution components, and confirming that overall solutions meet their respective underlying requirements, including obtaining, as applicable, advice and consent from the applicable Process owner(s);
6. Reviewing estimates provided by the applicable Process owner(s) of Resource Estimation and confirming they contain the information necessary to develop the required business cases and are otherwise reasonable;
7. Informing the applicable Process owner(s) of Solution Formation of errors or required changes, including those pertaining to technical requirements, solutions or sub-components of solutions and estimations;
8. Confirming that the costs and benefits of solutions meet the relevant hurdles for investment approval;
9. Confirming that the risk profile of solutions are reasonable and in-line with the relevant requirements; and
10. Consolidating solutions into comprehensive business cases, including the applicable development of financial information, that describe the relevant information necessary for the applicable Process owner(s) of Solution Approval and other personnel as appropriate to make sound business decisions.

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2.6.4	Security Solution Approval

The purpose of “Security Solution Approval” is to provide a final review of solutions developed in response to security requirements or proposals presented by Actors on an unsolicited basis and, as applicable, providing feedback, including advice and consent.

Security Solution Approval includes the following activities:

1. Reviewing the applicable aspects of security solutions;
2. Confirming that the security solutions are consistent with their respective security requirements;
3. Confirming that the applicable Process owner(s) of Risk Management and Compliance Management find that each solution adequately addresses the associated risks, controls and compliance requirements;
4. Confirming that the financial and other terms to implement each solution on a commercial basis are either:
(a) Consistent with the then-current terms of the service agreement(s) with the applicable External Actor(s) (i.e., no changes are necessary); or
(b) Negotiated and documented to the satisfaction of the applicable Process owner(s) of Commercial Management and the applicable External Actor(s);
5. Advising the applicable Actors and Process owner(s) of Security Solution Approval if changes to solutions, solution sub-components or commercial terms are needed;
6. Obtaining approvals from the appropriate personnel designated for approving solutions as and when appropriate; and
7. Communicating, when warranted, the final disposition (e.g., approved, disapproved) of solutions to the applicable Actors, Process owner(s) and other personnel as appropriate.

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2.6.5	Solution Approval

The purpose of “Solution Approval” is to provide a final review of solutions developed in response to business requirements or proposals presented by Actors on an unsolicited basis and, as applicable, providing feedback, including advice and consent.

Solution Approval includes the following activities:

1. Reviewing the applicable aspects of solutions and their respective business cases;
2. Confirming that the business cases are consistent with their respective business requirements;
3. Confirming that the applicable Process owner(s) of Risk Management and Compliance Management find that each solution adequately addresses the associated risks, controls and compliance requirements;
4. Confirming that the financial and other terms to implement each solution on a commercial basis are either:
(a) Consistent with the then-current terms of the service agreement(s) with the applicable External Actor(s) (i.e., no changes are necessary); or
(b) Negotiated and documented to the satisfaction of the applicable Process owner(s) of Commercial Management and the applicable External Actor(s);
5. Advising the applicable Actors and Process owner(s) of Solution Integration if changes to solutions, solution sub-components or commercial terms are needed;
6. Obtaining approvals from the appropriate personnel designated for approving solutions as and when appropriate; and
7. Communicating, when warranted, the final disposition (e.g., approved, disapproved) of solutions to the applicable Actors, Process owner(s) and other personnel as appropriate.
2.7	Service Management

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Processes	Definitions
2.7.1	Service Delivery Management	The purpose of “Service Delivery Management” is to manage the performance of Actors to optimize the delivery of IT services. Service Delivery Management includes the following activities:
1. Setting the service delivery expectations for Actors, including:
(a) Developing, documenting, disseminating and monitoring actions to be implemented, including with regard to designated timeframe(s); and
(b) Discussing action compliance and noncompliance with the relevant Actors;
2. Coordinating work between and among Actors and Processes so that IT services are performed appropriately, including establishing recurring and one-time meetings;
3. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Services Management;
4. Coordinating with the applicable Process owner(s) of Services Management and implementing directions provided by such Process owner(s);
5. Establishing frameworks for measuring Actor delivery and contribution to optimized IT services;
6. Obtaining and analyzing information regarding the performance of Actors;
7. Developing recommended change in Actor responsibility and discussing such changes with the applicable Process owner(s) and other personnel as appropriate;
8. Developing proposed projects and initiatives based on strategic direction provided by the applicable Process owner(s);
9. Advising Actors as to the extent to which their performance meets expectations;
10. Addressing Actor performance issues on an ongoing basis (e.g., performance trends, project delivery);

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11. Reviewing proposed changes to Actor SLAs and providing feedback to the applicable Process owner(s);
12. Providing feedback regarding Actor performance remediation requirements to the applicable Process owner(s);
13. Obtaining and analyzing information from the applicable Process owner(s) regarding expected future change to IT services and/or the IT environment and:
(a) Developing or modifying the appropriate strategies and activities necessary to adequately address the required change, including making recommendations for change in the allocation of Actor responsibility or change in the portfolio of Actors;
(b) Obtaining the advice or approval of the appropriate personnel designated to approve IT environment and IT service changes; and
(c) Implementing appropriately approved IT environment and IT service changes by communicating such changes to the applicable Process owner(s); and
14. Attending Actor disagreement and dispute forums regarding matters pertaining to service delivery.
2.7.2	Incident Management

The purpose of “Incident Management” is to direct the restoration of service in response to Incidents, to minimize the adverse impact on Clients as a result of Incidents, and to maintain the required levels of service.

Incident Management includes the following activities:

1. Defining the Incident management processes (e.g., detection, investigation, diagnosis, escalation, notification, resolution, recovery, closure, reporting), which are to include specification of the individuals to be involved in each aspect of managing Incidents;
2. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Incident Oversight;

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3. Reviewing the severity levels assigned to Incidents, and revising such levels as appropriate;
4. Assessing service restoration plans to confirm development of comprehensive solutions that take into account the relevant conditions, events and needs;
5. Reviewing Incident recovery actions developed by the applicable Process owner(s) of Incident Management Execution and providing guidance as required;
6. Coordinating the roles and responsibilities of the Processes to be involved in the resolution of Incidents, including, where appropriate, establishing separate teams to concentrate on specific Incidents or sub-components of Incidents;
7. Coordinating with the applicable Process owner(s) of Incident Oversight and implementing directions provided by such Process owner(s);
8. Confirming the appropriate closure of Incidents;
9. Reviewing the process models and/or workflows developed by the applicable Process owner(s) of Incident Management Execution for pre-defined Incidents (e.g., recurring Incidents, Incidents requiring special handling) and providing guidance as required;
10. Conducting Incident management review meetings with the applicable Process owner(s), Clients and other personnel as appropriate; and
11. Identifying Process owners and Clients requiring training to reduce the number of Incidents, detect Incidents earlier and restore normal service following Incidents faster.

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2.7.3	Problem Management

The purpose of “Problem Management” is to direct the resolution of Problems to minimize the adverse impact on business operations, maintain the required levels of service and prevent the recurrence of Problems.

Problem Management includes the following activities:

1. Defining the Problem management processes (e.g., root cause analysis, determination, investigation, diagnosis, resolution, recovery, closure, reporting), which are to include specification of the individuals to be involved in each aspect of managing Problems;
2. Maintaining information about Problems and their appropriate workarounds to reduce the number and impact of Incidents over time (e.g., known error database);
3. Classifying Problems in terms of their adverse impact on Clients; and
4. Coordinating the roles and responsibilities of the Processes to be involved in the resolution of Problems, including where appropriate, establishing separate teams to concentrate on specific Problems or sub-components of Problems;
5. Confirming the appropriate closure of Problems;
6. Conducting Problem management review meetings with the applicable Process owner(s) and Clients to identify ways to avoid such Problems occurring in the future, including capturing post-resolution knowledge; and
7. Identifying Process owners and Clients requiring training to reduce the number of Problems, detect Problems earlier and restore normal service following Problems faster.

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2.7.4	Configuration and Asset Management

The purpose of “Configuration and Asset Management” is to direct the activities necessary to collect, categorize, track, manage, maintain and report on the physical presence, financial information, contractual terms, configuration states and associations among the assets/CIs in the environment.

Configuration and Asset Management includes the following activities:

1. Obtaining the objectives and requirements for asset and CI information from the applicable Process owner(s);
2. Establishing the detailed specifications for what asset and configuration information is to be maintained and obtaining approvals from the appropriate IT personnel designated to approve such specifications;
3. Establishing criteria for categorizing assets based on criticality and business value;
4. Providing, implementing and operating a CMDB and the appropriate tools to:
(a) Record and track the applicable asset and configuration information and categorization through the full lifecycle (e.g., purchase, configuration, installation, repair, redeployment, removal, disposal);
(b) Understand how CIs, when combined, constitute broader categories of technology (e.g., network, system, storage);
(c) Determine the associations between CIs themselves and, as applicable, with other relevant items (e.g., personnel, business units, buildings, Client or IT services);
(d) Forecast changes in asset populations and configurations;
(e) Identify the underlying components or sub-components;
(f) Monitor changes made to the CMDB and advise the applicable Process owner(s) of inconsistent or suspect information; and
(g) Facilitate the redeployment and/or reuse of assets;
5. Developing policies for how the information is to be maintained in the CMDB;

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6. Developing requirements for how various activities of other Processes are to interface with the CMDB;
7. Making asset and configuration information available to the applicable Process owner(s);
8. Compiling, and making available for review and/or publication, management reports regarding assets and their association with other information in the CMDB;
9. Monitoring and enforcing software license compliance, including:
(a) Monitoring the IT environment for software and reporting instances of detected and undetected licenses, as well as instances of unapproved software;
(b) Fulfilling inquiries regarding the extent to which specific software signatures are present within the IT environment;
(c) Fulfilling inquiries requiring the validation of the presence and version of specific software installed on a particular Element or group of Elements within defined boundaries; and
(d) Developing periodic reporting of license information and the level of compliance with the terms of the licenses and providing such reporting to the applicable Process owner(s);
10. Monitoring hardware and software warranties within the IT environment, including:
(a) Developing periodic and ad hoc reporting regarding the status of such warranties (e.g., in force, about to expire);
(b) Identifying Elements that, based on then-current objectives, merit the purchase or renewal of warranties or similar mechanisms; and
(c) Advising the applicable Process owner(s) of warranty optimization strategies and obtaining approvals from the appropriate personnel designated to approve and implement such strategies; and
11. Performing, as necessary, audits of the CMDB and the practices of Process owners that provide input into the CMDB, to:

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(a) Determine if the required level of accuracy is being produced by the overall system of configuration management processes performed by the applicable Process owner(s); and
(b) Provide useful input regarding CMDB accuracy to the applicable Process owner(s).
2.7.5	Change Management

The purpose of “Change Management” is to control changes to the IT environment or IT services in a manner that minimizes the number and impact of associated Incidents and Problems.

Change Management includes the following activities:

1. Maintaining a well-grounded understanding of the type, reason, volume and frequency of change made to the IT environment;
2. Maintaining awareness of the pipeline of change to the IT environment;
3. Understanding the applicable Client policies and change procedures and aligning the relevant IT change processes as appropriate;
4. Developing, documenting and maintaining the processes by which change is introduced to the IT environment, including:
(a) Policies for the classification of change requests;
(b) Activities for all classes of change (e.g., standard, recurring, special handling, emergency);
(c) Policies for change approval, including, as applicable and appropriate for specific Clients and classes of change, those that can be implemented in an expedited or pre-approved manner;
(d) Activities to be taken to handle unanticipated events that may occur during change execution;
(e) Identification of dependencies;
(f) Identification of the Process owners required to be involved in the change-based processes and their respective roles;
(g) Expected timeframes and thresholds for the completion of the change processes;

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(h) Escalation and notification procedures; and
(i) Requirements for preserving and/or archiving of change records;
5. Obtaining and assessing change requests, including those obtained from the applicable Process owner(s) of Change Management Execution, and identifying impractical or unnecessary change requests, and providing feedback to the requestors;
6. Classifying and prioritizing change requests, including assessing the appropriate factors (e.g., risk, cost, impact, security) applicable to such requests;
7. Verifying the consistency and compatibility of the documentation for changes compiled by the applicable Process owner(s) of Change Management Execution;
8. Scheduling changes;
9. Registering completed changes and closing change requests;
10. Developing, maintaining and documenting linkages with other Processes to establish traceability of changes, detect unauthorized changes and identify change-related Incidents and Problems;
11. Developing, maintaining, documenting and publishing change schedules; and
12. Reviewing (on a post-implementation basis) change requests and verifying that the change objectives were met without unexpected adverse impact.
2.7.6	Release Management	The purpose of “Release Management” is to plan, review, approve and coordinate releases. Release Management includes the following activities:
1. Developing and maintaining the policies, standards and processes to be followed for the lifecycle of releases and communicating such information to the applicable Process owner(s);
2. Establishing roadmaps for releases and communicating such information to the applicable Process owner(s);

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3. Obtaining and reviewing release packages from the applicable Process owner(s) of Release Management Execution;
4. Auditing release packages and identifying dependencies or schedule conflicts with other release packages;
5. Coordinating the testing of releases;
6. Coordinating release schedules;
7. Confirming that the required change approvals have been obtained;
8. Confirming that release packages can be tracked, installed, tested, verified, and/or uninstalled or backed out as appropriate;
9. Providing feedback to the applicable Process owner(s) of Release Management Execution regarding proposed release packages;
10. Obtaining approvals from the appropriate personnel designated to approve release packages;
11. Communicating, when warranted, approval of proposed release packages to the applicable Process owner(s) of Release Management Execution;
12. Developing communication notices regarding releases for publication to Clients and the applicable Process owner(s); and
13. Archiving release information, including, as applicable, release images.
2.7.7	Capacity Management

The purpose of “Capacity Management” is to perform the functions necessary to determine the appropriate levels of IT services and resources to be available and matched to current and anticipated future business needs.

Capacity Management includes the following activities:

1. Developing, maintaining and documenting capacity plans;
2. Forecasting the volume of IT services based on the applicable criteria;
3. Developing predictive and ongoing capacity indicators, including obtaining information and feedback from the applicable Process owner(s) of Client Relations;

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4. Analyzing utilization and trend forecasts produced by the owner of Capacity Reporting and proactively developing recommendations regarding change to the IT environment (e.g., upgrades, downgrades, enhancements, reconfiguration) to correctly align the performance and availability needs with IT service capacity;
5. Responding to capacity-related “threshold” events and initiating the appropriate activities;
6. Notifying the applicable Process owner(s) of recommended changes to the levels of IT services and resources to address current and forecasted capacity and capacity-related performance issues;
7. Assisting with the diagnosis and resolution of performance and capacity-related Incidents and Problems;
8. Obtaining information regarding the short, medium and long term plans for change to the IT environment; and
9. Assessing the impact of change in the IT environment on capacity plans.
2.7.8	Availability Management

The purpose of “Availability Management” is to understand the availability requirements, develop availability plans, analyze availability performance and develop recommendations for change to improve availability.

Availability Management includes the following activities:

1. Understanding the Clients’ requirements for the availability of IT services, including obtaining information from the applicable Process owner(s) of Client Relations;
2. Developing, maintaining and documenting IT availability plans;
3. Developing and providing availability management reports to the applicable Process owner(s);
4. Analyzing risks to availability;
5. Analyzing availability information and developing recommendations for improvement; and
6. Assessing the impact of change in the IT environment on availability plans.

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2.7.9	Service Level Management	The purpose of “Service Level Management” is to enact and integrate the performance regime established by Performance Management. Service Level Management includes the following activities:
1. Obtaining the performance measurement, reporting and integration requirements;
2. Obtaining, reviewing and monitoring the relevant SLAs;
3. Making the applicable Process owner(s) aware of changes to the performance requirements and SLAs;
4. Coordinating and integrating the performance reporting activities of Actors so that performance reporting to the enterprise is consistent;
5. Obtaining Actor-produced performance reports and:
(a) Verifying the reports are consistent with the performance reporting requirements;
(b) Validating the information obtained;
(c) Comparing the performance results with the applicable SLAs;
(d) Determining which, if any, of an Actor’s performance measures require special handling (e.g., service level credit, service level bonus);
(e) Validating or determining, as necessary, the correct calculation of incentive and disincentive payments/credits; and
(f) Tracking the elections and payments of service level credits to and from the applicable Actors;
6. Discussing performance results and reporting with Actors to understand the underlying issues, problems and shortfalls and, to the extent applicable, their commitments to resolve such matters;
7. Performing relevant analysis of the performance results (current and historical) to identify trends that could signal systemic and/or structural issues;

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8. Determining, for performance measures that cross the boundaries of multiple Actors, the apportionment of service level responsibility to the appropriate Actor(s) in cases where service level failure has occurred;
9. Aggregating Actor-specific performance reports into unified reports consistent with the performance reporting requirements, including those established by the applicable Process owner(s) of Performance Management;
10. Publishing unified performance reports and the associated observations and recommendations to the applicable Process owner(s);
11. Discussing performance results holistically with the applicable Process owner(s) of Performance Management; and
12. Observing the underlying service delivery mechanisms and Actor behavior and making recommendations to the applicable Process owner(s) on ways to provide incentive for Actors to achieve the desired performance outcomes.

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2.7.10 (a)	Technology Continuity Management

The purpose of “Technology Continuity Management” is to confirm that the technology continuity plans developed at the hardware, software, system and platform levels, will collectively meet the continuity requirements.

Technology Continuity Management includes the following activities:

1. Developing and providing technology continuity plan guidelines (e.g., objectives, requirements, timeframes, format, process) to the applicable Process owner(s) of technology continuity plan development;
2. Reviewing technology continuity plans;
3. Determining if technology continuity plans individually and collectively meet the Client and technical continuity requirements;
4. Providing advice and guidance regarding adjustments of technology continuity plans so that activities within and across plans are appropriate and compatible;
5. Compiling and publishing finalized technology continuity plans into an integrated IT Business Continuity Plan (“ITBCP”);
6. Obtaining approvals from the appropriate personnel designated to approve the ITBCP;
7. Coordinating, scheduling and monitoring the performance and results of contingency plan testing, including the development of recommendations for change to the ITBCP;
8. Monitoring Actors to verify that their applicable personnel are appropriately trained in the ITBCP and are able to successfully implement the plan; and
9. Developing recommendations to improve the system of technology continuity.
2.7.10 (b)	Service Continuity Management

The purpose of “Service Continuity Management” is to confirm that the service continuity plans developed at the Client levels will collectively meet the continuity requirements.

Service Continuity Management includes the following activities:

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1. Developing and providing service continuity plan guidelines (e.g., objectives, requirements, timeframes, format, process) to the applicable Process owner(s) of Service Continuity Plan Development;
2. Reviewing service continuity plans;
3. Determining if service continuity plans individually and collectively meet the Client and technical continuity requirements;
4. Providing advice and guidance regarding adjustments of service continuity plans so that activities within and across plans are appropriate and compatible;
5. Compiling and publishing finalized service continuity plans into an integrated Service Business Continuity Plan;
6. Obtaining approvals from the appropriate personnel designated to approve the Service Business Continuity Plan;
7. Coordinating, scheduling and monitoring the performance and results of contingency plan testing, including the development of recommendations for change to the Service Business Continuity Plan;
8. Monitoring Actors to verify that their applicable personnel are appropriately trained in the Service Business Continuity Plans and are able to successfully implement the plan; and
9. Developing recommendations to improve the system of service continuity.
2.8	Security Management
2.8.1	Security Oversight

The purpose of “Security Oversight” is to oversee Information Security to ensure appropriate implementation and operation of the security methods and controls with coordination both within the Information Security processes and between the Information Security Actors and other Actors within the IT environment.

Security Oversight includes the following activities:

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1. Obtaining from Risk Management a comprehensive understanding of Client and IT leadership risk tolerance and potential Risk Issues identified by Risk Management;
2. Reviewing and approving security policies prepared by the Process Owner of Security Policy Development.
3. Gaining and maintaining a comprehensive understanding of each delivery Actor’s role as it pertains to the management of Information Security, relevant methodologies, processes and tools;
4. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Incident Oversight, Incident Management, Security Operations, Security Analysis and Security Incident Response;
5. Acting as an advocate on Information Security issues for the demand side of the IT environment, including:
(a) Gaining and maintaining an understanding of the perspectives and preferences of Clients, External Clients and IT leadership regarding Information Security;
(b) Establishing and communicating the demand-side Information Security expectations to the applicable Process owner(s); and
(c) Enforcing accountability among the applicable Information Security Process owner(s) for meeting the enterprise’s demands for action, quality, cooperation and urgency pertaining to the management of Information Security;
6. Reviewing proposed Security Incident Response solutions and providing input and preferences to the Process owner(s) of Incident Oversight and Incident Management;
7. Requesting alternative Security Incident Response solutions from the Process owner(s) of Security Incident Response when proposed solutions do not meet the needs and preferences of Clients, the enterprise or IT leadership;
8. Mandating specific actions and/or solutions to be implemented by the Process owner(s) of Security Operations and Security Incident Response in response to a security incident;

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9. Providing ongoing, operational and tactical day-to-day business and enterprise risk mitigation context to the Security Operations and Security Analysis Process owners; and
10. Providing strategic business and enterprise risk mitigation context to the Security Requirements Development Process owner(s).
2.8.2	Security Policy Development	The purpose of “Security Policy Development” is to develop and document the policies and strategies related to Information Security. Security Policy Development includes the following activities:
1. Identifying the guiding principles and applicable drivers (e.g., cybersecurity threats, vulnerabilities, access risk, third party systems, industry standards, regulatory environment, etc.) that impact Information Security policy;
2. Obtaining current information on cybersecurity threats and security and industry best practices through multiple channels including risk sharing forums;
3. Developing security policies;
4. Obtaining approvals from the appropriate personnel designated to approve Information Security policies; and
5. Documenting the security policies, including:
(a) Maintaining the security policies in an appropriate repository; and
(b) Publishing the security policies to the applicable Process owner(s).
2.9	Program Office
2.9.1	Program Management

The purpose of “Program Management” is to prioritize the projects to be performed, manage linkages between projects, and oversee Project Management.

Program Management includes the following activities:

1. Establishing policies to which projects must conform (e.g., methodology, reporting, tools);

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2. Maintaining awareness of the pipeline of projects, their respective stakeholders, their purpose, and their expected benefits;
3. Determining the sequence and/or priority of projects;
4. Informing project stakeholders of the prioritization of their projects and re-prioritizing as appropriate based on feedback;
5. Auditing projects to confirm compliance with the applicable policies and guidelines;
6. Determining stakeholder satisfaction with the handling of projects;
7. Tracking and analyzing project performance, including:
(a) Monitoring project progress based on major milestones; and
(b) Meeting with project stakeholders and project managers to review project findings and recommendations;
8. Developing and disseminating stakeholder communications, including:
(a) Determining the information and communications needs of stakeholders (e.g., who needs what information, when they need it, and how will it be given to them);
(b) Making needed information available to stakeholders; and
(c) Helping Clients and stakeholders understand the implications of programs, projects and other change on their personnel;
9. Assessing risk on projects of high-importance and on the collection of projects, including:
(a) Identifying, analyzing, and responding to project risk;
(b) Determining risks likely to affect projects and documenting the characteristics;
(c) Performing a qualitative analysis of risks and conditions to prioritize their effects on project objectives; and
(d) Tracking identified risks, monitoring residual risks, identifying new risks, executing risk plans and evaluating their effectiveness in reducing risk; and

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10. Integrating projects to provide proper and adequate coordination of the linkages between them.
2.9.2	Project Management

The purpose of “Project Management” is to supervise, monitor and manage projects, so that projects are performed in accordance with established plans, budgets and timelines.

Project Management includes the following activities:

1. Planning projects, including:
(a) Forming project teams;
(b) Defining the specific activities that must be performed to produce the various project deliverables;
(c) Sequencing the activities and documenting dependencies among the activities;
(d) Estimating the time needed to complete individual activities;
(e) Analyzing the activity sequences, activity durations, and resource requirements;
(f) Performing risk management planning;
(g) Determining which resources (e.g., people, hardware, materials) and which quantities of each should be used to perform project activities;
(h) Working with the applicable Process owner(s) and other personnel as appropriate to identify and assign the personnel needed to perform project activities;
(i) Developing estimates of the resource costs required to complete projects;
(j) Identifying which quality standards are relevant to projects and how they can be satisfied;
(k) Identifying, documenting, and assigning project roles, responsibilities, and reporting relationships;
(l) Determining the information and communications needs of stakeholders;

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(m) Identifying quantitative and qualitative risks and documenting the characteristics of each;
(n) Developing procedures and techniques to enhance project success and to reduce threats to projects;
(o) Determining, in conjunction with the applicable Process owner(s) of Acquisition and other applicable Processes, and Third Party Contract Managers, what to procure, how much to procure, and when to procure;
(p) Developing project plans by taking the results of the above and incorporating them into consistent, coherent documents, including planning inputs, historical information, organizational policies, constraints and assumptions, that can be used to guide both project execution and project control;
(q) Submitting draft project plans to the applicable stakeholders and Process owner(s), including those of Program Management, for approval; and
(r) Revising draft project plans as directed by the applicable stakeholders and Process owner(s), including those of Program Management;
2. Monitoring and controlling projects, including:
(a) Managing personnel assigned to projects;
(b) Implementing appropriate project management methodology including the use of approved project management tools;
(c) Preparing performance, financial, utilization and other status reports;
(d) Providing appropriate access to information and project management templates;
(e) Coordinating changes across/within projects;
(f) Controlling changes to project scope;
(g) Controlling changes to project schedules;
(h) Controlling changes to project budgets;

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(i) Determining if projects comply with relevant quality standards and identifying ways to eliminate unsatisfactory performance; and
(j) Tracking identified risks, monitoring residual risks, identifying new risks and executing risk plans and evaluating their effectiveness in reducing risk; and
3. Executing projects, including:
(a) Executing project plans by causing the assigned personnel, including those associated with other Process owners, to perform the applicable project activities therein;
(b) Evaluating overall project performance on a regular basis to verify that projects will satisfy the relevant quality standards and causing the applicable Process owner(s) to address deficiencies;
(c) Developing individual and group skills/competencies to enhance project performance;
(d) Verifying performance of project activities, including those performed by other Process owners (e.g., Quality Assurance);
(e) Closing out projects and resolving open items; and
(f) Providing administrative closure by generating, gathering, and disseminating information and formalizing phase or project completion, including evaluating projects and compiling lessons learned for use in planning future projects or phases.
3	Service Delivery
3.1	Solution Formulation
3.1.1	Technical Requirements Development

The purpose of “Technical Requirements Development” is to analyze business requirements and refine them to a sufficient level of detail so that solutions can be developed.

Technical Requirements Development includes the following activities:

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1. Obtaining, reviewing and analyzing business requirements from the applicable Process owner(s) of Business Requirements Documentation and solution requirements from the applicable Process owner(s) of Solution Integration;
2. Establishing and maintaining listings of required capabilities, including:
(a) Analyzing and quantifying functional capabilities required by Clients; and
(b) Analyzing and quantifying non-functional capabilities required by Clients (e.g., availability, performance, adaptability to change, re-use);
3. Establishing solution requirements, including:
(a) Specifying required alignment with the relevant reference Domain Architecture(s) and approved standards;
(b) Developing technical requirements for solution design;
(c) Identifying system interface requirements, both internal and external to such solutions;
(d) Developing functional, performance, maintenance, support and disposal concepts, and scenarios; and
(e) Defining environments in which solutions will operate, including boundaries and constraints;
4. Documenting and providing technical requirements and associated material to the applicable Process owner(s); and
5. Revising technical requirements based on feedback from the applicable Process owner(s), including the applicable Process owner(s) of Solution Integration.
3.1.2	Security Solution Development

The purpose of “Security Solution Development” is to design solutions that satisfy the business and security requirements (e.g., business, integration, technical, risk mitigation) provided by the Security Requirements Development Process owner.

Security Solution Development includes the following activities:

6. Analyzing requirements to confirm they are necessary and sufficient, and adequately balance the objectives and constraints of Clients and IT;

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7. Designing solutions that comply with and leverage the Security Architecture(s) and industry best practice, and that will satisfy the requirements;
8. Developing operational details that define the interaction of solutions, their Clients and the environment;
9. Identifying ongoing maintenance, support and re-use attributes of solutions;
10. Identifying attributes of solutions that have a significant influence on cost, schedule, timing, functionality, performance, and risk;
11. Validating that solutions will perform appropriately in their intended-use environment;
12. Identifying interactivity dependencies and other assumptions related to solutions;
13. Performing risk analysis for the development, implementation, operation and disposal of solutions;
14. Documenting and providing solutions and associated material to the applicable Process owner(s); and
15. Revising solutions based on feedback from the applicable Process owner(s), including the applicable Process owners of 4.1 (Security Management).
3.1.3	Solution Development	The purpose of “Solution Development” is to design solutions that satisfy the requirements (e.g., business, integration, technical). Solution Development includes the following activities:
1. Analyzing requirements to confirm they are necessary and sufficient, and adequately balance the needs and constraints of Clients and IT;
2. Designing solutions that comply with and leverage the relevant Domain Architecture(s) and that will satisfy the requirements;
3. Developing operational details that define the interaction of solutions, their Clients and the environment;
4. Identifying ongoing maintenance, support and re-use attributes of solutions;

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5. Identifying attributes of solutions that have a significant influence on cost, schedule, timing, functionality, performance, and risk;
6. Validating that solutions will perform appropriately in their intended-use environment;
7. Identifying interactivity dependencies and other assumptions related to solutions;
8. Performing risk analyses for the development, implementation, operation and disposal of solutions;
9. Documenting and providing solutions and associated material to the applicable Process owner(s); and
10. Revising solutions based on feedback from the applicable Process owner(s), including the applicable Process owner(s) of Solution Integration.
3.1.4	Resource Estimation

The purpose of “Resource Estimation” is to develop estimates of the resources and time required to develop, implement, operate and dispose of solutions.

Resource Estimation includes the following activities:

1. Identifying the types and estimated quantities and pricing of the resources (e.g., personnel, hardware, software, services, facilities) required to develop, implement, maintain and support solutions;
2. Estimating the time necessary to build and implement solutions, including obtaining feedback as applicable from the applicable Process owner(s) of Program Management and Project Management;
3. Documenting and providing estimates of resources and time in the appropriate form required by the applicable Process owner(s) of Solution Integration; and
4. Revising estimates based on feedback from the applicable Process owner(s) of Solution Integration and other applicable Processes.
3.2	Infrastructure Engineering

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3.2.1	Platform Engineering

The purpose of “Platform Engineering” is to design and develop the technology infrastructure platforms in use, or in development, within the IT environment.

Platform Engineering includes the following activities:

1. Evaluating, optimizing and specifying hardware, infrastructure software and services CIs;
2. Assessing the feasibility of and risks associated with proposed introduction or changes of CIs to the IT environment;
3. Performing optimal matching of technical requirements with hardware, infrastructure software and services CIs available in the marketplace;
4. Testing configured hardware and infrastructure software for satisfaction of the requirements and compatibility with other CIs;
5. Testing manufacturer’s in-model revisions to hardware and infrastructure software to confirm proper operation within the IT environment;
6. Evaluating and recommending or developing solution designs that keep the data assets accessible and recoverable, and meet the requirements for performance, protocol conversion and translation;
7. Tuning and optimizing platform performance, including with respect to changes (i.e., additions, removals and modifications) of or to software in the IT environment;
8. Developing specifications for physical and logical network addressing in coordination with other interconnected and third party networks;
9. Developing and maintaining documents describing the physical and logical networks, including security components and addressing schemes;
10. Developing and documenting configuration parameters in a manner consistent with maximizing the use, performance and availability of the IT environment within the capabilities of CIs;

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11. Developing, documenting and maintaining the configuration parameters and implementation guidelines for the building of Elements and their sub-components, and providing such information to the applicable Process owner(s);
12. Specifying the type and quantity of hardware, software, facilities and services as required to meet actual and forecasted business demand;
13. Testing to verify the successful inclusion of availability mechanisms (e.g., redundancy, failover, service continuity);
14. Developing, testing and documenting architecturally consistent implementations, configurations and connections;
15. Developing, testing and documenting configuration policy objects that implement the applicable approved enterprise, IT, security and Client policies;
16. Specifying the environmental (e.g., power, facilities, temperature, humidity) requirements for design, development and operation;
17. Identifying and reviewing new types of hardware and infrastructure software applicable to the IT environment and determining compliance with the relevant standards and requirements;
18. Providing input to and assisting with the development of standards; and
19. Performing forward-looking assessments of emerging technology(ies) to assess applicability and potential benefit.
3.3	Software Engineering
3.3.1	Software Design

The purpose of “Software Design” is to transform software-based business, solution, technical requirements into complete, detailed system specifications.

Software Design includes the following activities:

1. Developing detailed alternative software designs and selection criteria (e.g., cost, technical performance, complexity, risk), including:

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(a) Establishing and maintaining a process or processes for identifying software design alternatives, selection criteria, and design issues;
(b) Identifying software design alternatives;
(c) Developing criteria for selecting the best software design alternative;
(d) Identifying and characterizing design issues for software design alternatives;
(e) Identifying technologies in the IT environment and other technologies as they relate to software design alternatives;
(f) Identifying potential risks and developing mitigating design features for software design alternatives;
(g) Documenting the rationale for using particular software design alternatives; and
(h) Developing timelines for Client interaction with software development activities;
2. Evolving, to an appropriate degree of detail, operational concepts, scenarios, and environments to describe conditions, operating modes, and operating states for software designs;
3. Selecting software designs that best satisfy the applicable selection criteria, including:
(a) Evaluating alternative software design against the applicable selection criteria;
(b) Assessing, based on evaluation of alternatives, the adequacy of the selection criteria and updating these criteria as necessary;
(c) Identifying and resolving issues with alternative software designs and requirements;
(d) Selecting software design alternatives that best satisfy the established selection criteria;
(e) Establishing requirements for software design alternatives;
(f) Identifying software designs that will be retired, reused or acquired; and

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(g) Establishing and maintaining documentation for software designs, evaluations and rationale for decisions;
4. Developing software designs, including:
(a) Designing the data storage and access for the data layer;
(b) Designing the user interface at the presentation layer;
(c) Designing the business rules layer and the application logic;
(d) Identifying, designing and documenting interfaces associated with other solution components, including those from application to application, and application to database;
(e) Identifying and designing interfaces associated with external applications or data sources;
(f) Establishing and maintaining criteria against which designs can be evaluated;
(g) Identifying and implementing design methods appropriate for the solution;
(h) Adhering to the applicable design standards and criteria;
(i) Adhering to the allocated requirements; and
(j) Documenting designs;
5. Establishing and maintaining technical data packages (e.g., solution requirements description, allocated requirements, solution component descriptions, solution-related life-cycle process descriptions, key solution characteristics, interface requirements, rationale for decisions and characteristics), including:
(a) Determining the number of levels of design and the appropriate level of documentation for each design level;
(b) Basing detailed design descriptions on the allocated solution requirements, architecture, and higher level designs;
(c) Documenting the design in the technical data package;
(d) Documenting the rationale for significant decisions affecting cost, schedule, or technical performance; and
(e) Revising the technical data package as necessary;

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6. Developing application design documents that identify the steps used in design of applications;
7. Developing and documenting design, conversion, migration, and transition strategies; and
8. Evaluating whether solutions should be developed, purchased, or reused based on established criteria, including:
(a) Developing criteria for the reuse of solution designs;
(b) Analyzing designs to determine if solutions should be developed, reused, or purchased; and
(c) Planning for how maintenance will be performed when purchased or non-developmental (e.g., commercial off-the-shelf, reuse) solutions are selected.
3.3.2	Software Development	The purpose of “Software Development” is to convert a software design into a complete application program or application system. Software Development includes the following activities:
1. Performing software development;
2. Selecting, tailoring and using methods, tools, and computer programming languages for performing software development activities;
3. Developing software, including:
(a) Developing and documenting each unit of the software;
(b) Developing and documenting the data model and database schema associated with the software;
(c) Developing and documenting the test requirements and procedures for testing each unit and system;
(d) Updating the test requirements;
(e) Evaluating software to confirm internal consistency, feasibility of operation and integration, and consistency with applicable requirements;
(f) Revising software as necessary; and

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(g) Performing unit testing (e.g., statement coverage testing, branch coverage testing, predicate coverage testing, path coverage testing, boundary value testing, special value testing) of the software as appropriate;
4. Developing plans to install software in the applicable target environments; and
5. Developing and maintaining the applicable software documentation, including:
(a) Reviewing the requirements, design, product, and test results to confirm issues affecting the installation, operation, and maintenance documentation have been identified and resolved, including creating known error records when software is to be released into production with known errors;
(b) Developing the installation, operation, and maintenance documentation, including development of preliminary versions of such documentation during the early development phases for review and comment by the relevant stakeholders;
(c) Conducting peer reviews of the installation, operation, and maintenance documentation; and
(d) Revising the installation, operation, and maintenance documentation as necessary.
3.3.3	Software Integration

The purpose of “Software Integration” is to assemble software from software units, confirm the software, as integrated, functions properly and delivers the solution.

Software Integration includes the following activities:

1. Determining software integration sequences, including:
(a) Identifying the software to be integrated;
(b) Identifying the methods by which the definition of the interfaces between software units will be verified;
(c) Identifying alternative software integration sequences;
(d) Selecting the optimal integration sequence; and

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(e) Reviewing, periodically, the software integration sequence and revising as appropriate;
2. Determining the environments required for integration of software, including:
(a) Identifying the requirements for the software integration environment;
(b) Identifying the testing criteria and procedures for the software integration environment; and
(c) Deciding whether to make or buy the needed software integration environment;
3. Reviewing interface descriptions for coverage and completeness, including:
(a) Reviewing interface data for completeness and confirming complete coverage of all interfaces; and
(b) Periodically reviewing the adequacy of interface descriptions;
4. Managing internal and external interface definitions, designs, and changes for software including:
(a) Maintaining the compatibility of the interfaces throughout the life of the software;
(b) Resolving conflict, noncompliance and change issues; and
(c) Maintaining a repository for interface data;
5. Confirming, prior to assembly, that software units required to assemble the software have been properly identified, function according to description, and interface in compliance with interface requirements, including:
(a) Tracking the status of the software units as they become available for integration;
(b) Delivering the software units to the integration environment in accordance with the integration sequence and available procedures;
(c) Confirming the receipt of each software unit and that each meets its description; and

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(d) Checking the configuration status against the expected configuration;
6. Assembling software units according to the integration sequence, including:
(a) Confirming the readiness of the integration environment; and
(b) Revising the software integration sequence as appropriate;
7. Evaluating software for interface compatibility, including:
(a) Conducting the evaluation of software following the integration sequence; and
(b) Recording the evaluation results; and
8. Packaging software and delivering it to the applicable Process owner(s), including:
(a) Reviewing the requirements, design, software, verification results, and documentation so that issues affecting the packaging and delivery of the software or software units are identified and resolved;
(b) Packaging and delivering the software and related documentation to the applicable Process owner(s); and
(c) Satisfying the applicable requirements and standards (e.g., type of storage and delivery media, required documentation, copyrights, license provisions, security of the software) for packing and delivering the software.
3.3.4	Logical Database Administration

The purpose of “Logical Database Administration” is to perform design-related database functions required to support the applicable Processes.

Logical Database Administration includes the following activities:

1. Designing, implementing and maintaining database schema;
2. Maintaining design consistency across databases associated with different software and identifying data redundancies;
3. Designing, developing and maintaining entity relationship diagrams;

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4. Reviewing database schema that are the subject of an Incident or Problem and:
(a) Determining the underlying defects; and
(b) Revising database schema to restore full functionality; and
5. Updating existing documentation to record changes to database schema.
3.3.5	Peer Review

The purpose of “Peer Review” is to evaluate software and data models so as to maintain or enhance the quality and verify adherence to the applicable specifications and standards.

Peer Review includes the following activities:

1. Conducting structured walkthroughs of software and data models;
2. Developing insight into the suitability of software and data models, including:
(a) Obtaining the perspectives of those with applicable backgrounds and experience;
(b) Identifying errors in coding;
(c) Identifying inconsistencies or inefficiencies in how data is managed;
(d) Assessing the degree of compliance with requirements and applicable standards; and
(e) Developing suggestions for improvement; and
3. Documenting and sharing the results of peer reviewed software and data models with the applicable Process owner(s) and other personnel.
3.4	Quality Assurance
3.4.1	Testing	The purpose of “Testing” is to confirm that solutions to be added to the IT environment meet their requirements. Testing includes the following activities:
1. Developing testing methods to test solutions, including:

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(a) Identifying the requirements to be satisfied by each solution;
(b) Identifying the testing methods that are available for use; and
(c) Defining the testing methods to be used for each solution;
2. Defining test environments, including:
(a) Identifying the testing environment responsibilities;
(b) Establishing the test team and developing the test files and data;
(c) Identifying the testing resources (e.g., test scripts) that are available for reuse and modification; and
(d) Identifying the testing hardware and tools;
3. Establishing and maintaining test procedures and criteria, including:
(a) Generating the set of comprehensive, integrated test scripts;
(b) Developing and refining the test criteria when necessary; and
(c) Identifying the expected results, any tolerances allowed in observation, and other criteria for satisfying the requirements;
4. Testing solutions, including:
(a) Performing testing of solutions or solution components against their requirements;
(b) Recording the results of testing activities;
(c) Identifying action items resulting from testing of solutions or solution components; and
(d) Documenting the “as-run” testing method and the deviations from the available methods and procedures discovered during its performance; and
5. Analyzing test activity results and identifying corrective actions, including:
(a) Comparing the actual results to expected results;

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(b) Identifying, based on the established testing criteria, those portions of the solution and solution sub-components that have not met their requirements and identifying issues with the methods, procedures, criteria, and verification environment;
(c) Analyzing the testing data related to defects;
(d) Using testing results to compare actual measurements and performance to technical performance parameters; and
(e) Providing information on how defects may be resolved (e.g., verification methods, criteria, and verification environment) and preparing a plan for such resolution.
3.4.2	Environment Integration Testing

The purpose of “Environment Integration Testing” is to perform those activities necessary to confirm that solutions will perform as required in the proposed environment.

Environment Integration Testing includes the following activities:

1. Applying the solutions to the appropriate test environments;
2. Validating, for solutions that are tested in a test environment, that solutions perform as intended when:
(a) All solution components comprising the required system (e.g., hardware, software) are tested together, and
(b) Tested in a model production environment; and
3. Validating, for solutions that are tested in the production environment, that solutions perform as intended when all solution components comprising the required system (e.g., hardware, software) are tested together.
3.4.3	User Acceptance Testing

The purpose of “User Acceptance” is to perform those activities necessary to confirm that solutions will perform as required by the applicable Clients.

User Acceptance includes the following activities:

1. Confirming that solutions satisfy the applicable test criteria;
2. Confirming that solutions meet the applicable usability requirements (e.g., user interface, performance, reporting);

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3. Confirming that solutions satisfy the applicable business requirements; and
4. Confirming that the introduction of solutions does not adversely impact pre-existing functionality other than as planned.
3.5	Client Support
3.5.1	Service Desk

The purpose of “Service Desk” is to provide the primary point of contact related to IT services for Clients, regardless of the channel (e.g., phone, web, email, software-generated events) used for activities such as requesting information, registering complaints, requesting IT services or reporting IT-related performance issues such as Incidents or Problems (where all such activities are collectively “IT Events”). Service Desk acts as an advocate for Clients and provides an information link between and among Clients, the IT environment, other parts of the enterprise, Actors and third parties.

Service Desk includes the following activities:

1. Providing the ability for Clients to:
(a) Submit IT Events, including complaints regarding the quality of IT services (e.g., non-functioning hardware, system access needs, other issues with hardware or software) and other inquiries regarding hardware, software and IT services; and
(b) Submit orders for items within either the Service Catalog (e.g., IMACs) or other applicable mechanisms;
2. Collecting information from the applicable Process owner(s) regarding resolution status and other activities that may impact or have already impacted Clients;
3. Providing status updates to Clients (or their designees) on matters previously reported;
4. Logging relevant details regarding IT Events and, as applicable, assigning categorization and prioritization codes;
5. Making initial assessments of IT Events to determine whether they can be answered or resolved by the applicable Process owner(s) of Service Desk;

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6. Answering and resolving IT Events that can be performed by the applicable Process owner(s) of Service Desk, and transferring responsibility for resolution to the applicable Process owner(s) of other Processes for the remainder;
7. Managing the lifecycle of IT Events, including opening, closing, verifying, documenting and communicating with Clients regarding IT Events, regardless of whether the actions in response to such IT Events are performed by the applicable Process owner(s) of Service Desk or other Processes;
8. Updating the CMDB as applicable and appropriate;
9. Obtaining approval, where necessary, for Client requests submitted to the applicable Process owner(s) of Service Desk;
10. Developing and maintaining a repository of applicable knowledge regarding the IT environment so as to maximize the number of IT Events that can be handled by the applicable Process owner(s) of Service Desk (i.e., without the need of assistance from other Process owners;
11. Publishing approved communication notices, developed by the applicable Process owner(s) of Service Desk and other applicable Processes, regarding the IT services (e.g., software release schedules, planned outages);
12. Coordinating the handoff of information between and among Clients, the IT environment, other parts of the enterprise, Actors and third parties to facilitate an effective and efficient delivery of IT services;
13. Obtaining Client feedback regarding the performance of IT services via appropriate and applicable means; and
14. Developing and producing comprehensive periodic management information packages regarding the delivery of IT services to Clients, including:
(a) The various operations of Service Desk (e.g., call statistics, call durations, call abandonment, assistance resolution rates); and
(b) Observations regarding IT service delivery and recommendations for improvement.

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3.5.2	Technical Support

The purpose of “Technical Support” is to provide technical input and assistance regarding the IT environment and technology in general to Clients and the applicable Process owner(s) of Internal Client Relationship Management and External Relationship Management, as directed by the applicable Process owner(s) of Internal Client Relationship Management, External Client Relationship Management and other Processes.

Technical Support includes the following activities:

1. Working with Clients to provide technical input to the identification and specification of high-level IT-related business missions, objectives and concepts;
2. Providing technical input and guidance regarding new business opportunities or requirements that could affect the IT environment, including general guidance on technical solutions in the pre-business requirements development phase and generating related sourcing and pricing information;
3. Attending periodic or ad hoc Client management meetings to provide technical support and feedback regarding IT technology plans and status; and
4. Providing technical input and guidance into the development of Internal Client responses to requests for proposals and other similar constructs used by its customers for goods and/or services.
3.5.3	Business Systems Support

The purpose of “Business Systems Support” is to provide input and assistance to Clients in their understanding and use of their business systems.

Business Systems Support includes the following activities:

1. Maintaining a working knowledge of the business and industry of Clients;
2. Understanding the business processes and systems of Clients, including how they are used collectively to achieve the desired business outcomes;

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3. Understanding the current configuration of the business systems of Clients and maintaining knowledge regarding the fuller capabilities of such systems;
4. Developing ad hoc reports for Clients, including the provision of softcopy files for direct use and manipulation by Clients;
5. Assisting Clients with developing strategies for the use of their business systems, including associated data, configuration options, system upgrade and system replacement;
6. Assisting Clients with articulating their business system requirements and assessing the solutions developed to achieve such requirements, including those proposed by the applicable Process owner(s) of Solution Integration and other Processes;
7. Assisting Clients with the design of their testing regime and scripts for their business systems;
8. Identifying opportunities where Client training, change in business process or change in system configuration would likely improve the efficiency and effectiveness of Client operations and communicating such opportunities to the applicable Clients and Process owner(s);
9. Assisting Clients in revising their operational procedures based on change in technology; and
10. Providing Clients with information and instructions necessary to perform system functions required to handle infrequently occurring and highly complex business functions.
3.6	Acquire
3.6.1	Procurement Management

The purpose of “Procurement Management” is to develop, enter into, and manage purchasing agreements (including master purchasing agreements and item-specific agreements under existing master purchasing agreements) for Elements and ancillary goods and services (e.g., warranties, Spare Parts, Consumables).

Procurement Management includes the following activities:

1. Serving as the primary point of contact for Internal Actors for the interpretation and modification of purchase agreements with suppliers for Elements and ancillary goods and services;

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2. Obtaining and reviewing properly approved sourcing strategies and requirements for Elements and ancillary goods and services in the IT environment;
3. Obtaining information regarding procurement standards, objectives and requirements from the applicable Process owner(s) of Commercial Management;
4. Determining the need to develop or modify purchase agreements for Elements and ancillary goods and services;
5. Establishing procurement and management strategies for purchase agreements for Elements and ancillary goods and services;
6. Obtaining approval for procurement strategies from the applicable Process owner(s) of Commercial Management and, as applicable, other personnel designated to approve procurement strategies;
7. Maintaining a knowledge base of the relevant supplier community (e.g., companies, pricing, procurement issues and trends, new services and products) for Elements and ancillary goods and services;
8. Negotiating purchase agreements with suppliers, including the associated pricing and service levels, for Elements and ancillary goods and services;
9. Obtaining approvals from the appropriate personnel designated to approve new or modified purchase agreements for Elements and ancillary goods and services;
10. Converting negotiated deals for Elements and ancillary goods and services into either standalone purchasing agreements, where an existing agreement is not in force, or contractual amendments to existing purchasing agreements as applicable;
11. Administering the lifecycle of purchase agreements (e.g., renew, modify, renegotiate, terminate, replace) for Elements and ancillary goods and services, including:
(a) Tracking and providing the requisite notices and other contract-based information to the suppliers;

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(b) Monitoring and verifying the performance of supplier obligations;
(c) Validating the assessment of charges; and
(d) Maintaining ongoing relationships with suppliers, with which purchasing agreements are in place, to facilitate resolution of issues and implementation of changes; and
12. Reporting instances in which Actors or Clients are found not using the appropriate purchasing agreements for the purchase of Elements and ancillary goods and services, and advising the applicable Process owner(s) or other personnel as appropriate.
3.6.2	Acquisition

The purpose of “Acquisition” is to use purchasing agreements developed, entered into or managed by Procurement Management to fulfill the acquisition of Elements and ancillary goods and services.

Acquisition includes the following activities:

1. Obtaining orders for Elements and ancillary goods and services from the applicable Process owner(s) and:
(a) Validating such orders for correctness and approval from the appropriate personnel;
(b) Determining whether the items requested are already in the IT inventory; and
(c) Acquiring the items through purchasing agreements already in force and, as applicable, other means;
2. Tracking the status of orders for Elements and ancillary goods and services and escalating delays or other matters associated with such orders to the applicable Process owner(s) and other personnel as appropriate;
3. Processing appropriately approved order changes for Elements and ancillary goods and services;
4. Reporting the status of orders for Elements and ancillary goods and services to the applicable Process owner(s); and

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5. Advising the applicable Process owner(s) of Procurement Management of problems or issues with the purchasing agreements for Elements and ancillary goods and services, and interacting with the underlying suppliers as necessary.
3.7	Deploy
3.7.1	Configuration

The purpose of “Configuration” is to configure Elements according to the specifications for build and operational function provided by the applicable Process owner(s).

Configuration includes the following activities:

1. Building Elements, including the integration of applicable sub-components (e.g., software, hardware);
2. Performing operational selections, on or with respect to the Element, required to properly implement the required features, functionality and constraints, including the association of the Element or the user(s) of the Element with the applicable non-security-based policy objects; and
3. Updating the CMDB as applicable and appropriate.
3.7.2	Implementation

The purpose of “Implementation” is to coordinate, manage and execute the activities necessary to perform change to Elements in the IT and Client environments, including adding and removing Elements and sub-components of Elements from such environments.

Implementation includes the following activities:

1. Obtaining, from the applicable Process owner(s) (e.g., Service Desk), appropriately approved implementation requests;
2. Performing those functions necessary to verify that the applicable attributes of the IT and Client environments can support the implementation requests, including:
(a) Conducting, when applicable, site surveys and informing the applicable Process owner(s), Clients and other personnel as appropriate of issues (e.g., physical space limitations and requirements, changes to the cabling infrastructure);
(b) Developing implementation plans; and

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(c) Coordinating with the applicable Process owner(s), Clients and other personnel as necessary;
3. Optimizing performance from financial, timing and Client-disruption perspectives, including combining or disaggregating activities when applicable;
4. Proposing, when applicable, implementation windows to, and as necessary obtaining approval for such windows from, the applicable Process owner(s) of Change Management Execution;
5. Dispatching, when applicable, the appropriate personnel to the applicable location(s);
6. Fulfilling implementation requests, including:
(a) Obtaining, when applicable, items (e.g., Elements, sub-components of Elements, release packages) from the applicable Process owner(s);
(b) Confirming, when applicable, that obtained items are properly configured;
(c) Installing, moving, adding, changing, removing and releasing, when applicable, obtained items and existing Elements;
(d) Connecting, when applicable, obtained items and existing Elements to the applicable IT and Client environments;
(e) Performing, or when applicable, requesting to be performed by the applicable Process owner(s), security, file access, directory and other administrative procedures as applicable;
(f) Activating and deactivating, when applicable, obtained items and existing Elements, including their underlying services;
(g) Notifying, when applicable, the applicable Process owner(s) of the readiness for supplemental activities to be performed to complete requests, including notifying the applicable Process owner(s) of Configuration and Security Administration regarding implementation of the associated non-security- and security- based policies and access rights;

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(h) Backing up and copying data when applicable, including, when appropriate, notifying Clients of self-service data restoration procedures;
(i) Confirming that requests have been implemented as required;
(j) Performing tests to confirm that fulfillment of requests provides the expected functionality, including, as applicable, with respect to other Elements;
(k) Taking corrective action when necessary, including providing and executing appropriate back-out procedures for unsuccessful implementations; and
(l) Confirming that Client and IT operational capabilities are not adversely impacted as a consequence of fulfilling requests;
7. Returning, when applicable, to the applicable Process owner(s), Elements and sub-components of Elements removed from the IT and Client environments;
8. Advising the applicable Process owner(s) of performance problems or other issues that are unrelated to the proper fulfillment of implementation requests;
9. Updating the CMDB as applicable and appropriate; and
10. Notifying the applicable Process owner(s), Clients and other personnel of the completion of implementation requests.
3.8	Maintain
3.8.1	Maintenance Administration

The purpose of “Maintenance Administration” is to determine the activities necessary to maintain Elements in accordance with the applicable specifications, including from their manufacturers and applicable standards organizations.

Maintenance Administration includes the following activities:

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1. Obtaining, throughout the full lifecycle of Elements, the publications (e.g., bulletins, alerts, manuals, software, firmware) from the applicable organizations (e.g., manufacturers, standards organizations) regarding recommended maintenance activities (e.g., firmware updates, software patches/upgrades, physical cleaning, inspection of parts and connections, output testing, replacement of Consumables) to be performed (“Recommended Maintenance”);
2. Determining the applicability and appropriateness of implementing Recommended Maintenance, including requesting the applicable Process owner(s) to review, test and propose recommendations for the modification, use and implementation of Recommended Maintenance;
3. Aggregating and reporting recommendations regarding Recommended Maintenance to the applicable Process and Element owner(s) and soliciting feedback;
4. Developing and revising maintenance requirements based on the feedback obtained from the applicable Process and Element owner(s) (“Maintenance Requirements”);
5. Obtaining approvals for implementing recurring and one-time Maintenance Requirements from the appropriate personnel designated to approve such maintenance;
6. Submitting appropriately approved Maintenance Requirements to the applicable Process owner(s) (e.g., Corrective Maintenance, Adaptive Maintenance, Release Management Execution, Local Maintenance & Repair, Remote Maintenance & Repair) to be implemented; and
7. Maintaining complete records of Recommended Maintenance and the associated approvals and rejections for the performance of Maintenance Requirements.
3.8.2	Local Maintenance & Repair

The purpose of “Local Maintenance & Repair” is to coordinate, manage and execute the activities requiring physical intervention to perform approved Maintenance Requirements and correct Incidents and Problems.

Local Maintenance & Repair includes the following activities:

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1. Developing, when applicable, the appropriate mechanisms to provide, as required, for the ready availability of Spares, Spare Parts and Consumables;
2. Obtaining, from the applicable Process owner(s) (e.g., Maintenance Administration, Service Desk), appropriately approved maintenance and repair requests;
3. Performing those functions necessary to verify that the applicable attributes of the IT and Client environments can support the maintenance and repair requests, including:
(a) Conducting, when applicable, site surveys and informing the applicable Process owner(s), Clients and other personnel as appropriate of issues (e.g., physical space limitations and requirements);
(b) Developing maintenance and repair plans; and
(c) Coordinating with the applicable Process owner(s), Clients and other personnel as necessary;
4. Proposing, when applicable, implementation windows to, and as necessary obtaining approval for such windows from, the applicable Process owner(s) of Change Management Execution;
5. Dispatching, when applicable, the appropriate personnel to the applicable location(s);
6. Fulfilling maintenance and repair requests, including:
(a) Obtaining, when applicable, items (e.g., Maintenance Requirements, Elements, sub-components of Elements, Spares, Spare Parts, Consumables, release packages) from the applicable Process owner(s);
(b) Confirming, when applicable, that obtained items are properly configured;
(c) Performing, when applicable, the applicable Maintenance Requirements;
(d) Diagnosing, when applicable, Incidents and Problems within the IT and Client environments and formulating corrective actions designed to restore and/or repair the applicable IT services;

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(e) Performing repair activities as required, including, when applicable and appropriate, replacing malfunctioning sub-components with Spare Parts, replacing Consumables, installing patches and firmware updates, re-installing malfunctioning software, and restoring and reconfiguring the applicable settings;
(f) Replacing Elements with Spares, subject to appropriate approval and prior performance of applicable repair methods;
(g) Performing, or when applicable, requesting to be performed by the applicable Process owner(s), security, file access, directory and other administrative procedures as applicable;
(h) Connecting, when applicable, obtained items and existing Elements to the applicable IT and Client environments;
(i) Activating and deactivating, when applicable, obtained items and existing Elements, including their underlying services;
(j) Notifying, when applicable, the applicable Process owner(s) of the readiness for supplemental activities to be performed to complete requests, including notifying the applicable Process owner(s) of Configuration and Security Administration regarding implementation of the associated non-security- and security- based policies and access rights;
(k) Backing up and copying data when applicable, including, when appropriate, notifying Clients of self-service data restoration procedures;
(l) Confirming that requests have been implemented as required;
(m) Performing tests to confirm that fulfillment of requests provides the expected functionality, including, as applicable, with respect to other Elements;
(n) Taking corrective action when necessary, including providing and executing appropriate back-out procedures for unsuccessful maintenance and repair; and

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(o) Confirming that Client and IT operational capabilities are not adversely impacted as a consequence of fulfilling requests;
7. Returning, when applicable, to the applicable Process owner(s), Elements and sub-components of Elements removed from the IT and Client environments;
8. Advising the applicable Process owner(s) of performance problems or other issues that are unrelated to the proper fulfillment of maintenance and repair requests;
9. Updating the CMDB as applicable and appropriate; and
10. Notifying the applicable Process owner(s), Clients and other personnel of the completion of maintenance and repair requests.
3.8.3	Remote Maintenance & Repair

The purpose of “Remote Maintenance & Repair” is to coordinate, manage and execute the activities not requiring physical intervention to perform approved Maintenance Requirements and correct Incidents and Problems.

Remote Maintenance & Repair includes the following activities:

1. Obtaining, from the applicable Process owner(s) (e.g., Maintenance Administration, Service Desk), appropriately approved maintenance and repair requests;
2. Performing those functions necessary to verify that the applicable attributes of the IT and Client environments can support the maintenance and repair requests, including:
(a) Validating the availability of required network access and bandwidth;
(b) Developing maintenance and repair plans; and
(c) Coordinating with the applicable Process owner(s), Clients and other personnel as necessary;
3. Proposing, when applicable, implementation windows to, and as necessary obtaining approval for such windows from, the applicable Process owner(s) of Change Management Execution;
4. Fulfilling maintenance and repair requests, including:

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(a) Obtaining, when applicable, items (e.g., Maintenance Requirements, Elements, sub-components of Elements, release packages) from the applicable Process owner(s);
(b) Confirming, when applicable, that obtained items are properly configured;
(c) Performing, when applicable, the applicable Maintenance Requirements;
(d) Diagnosing, when applicable, Incidents and Problems within the IT and Client environments and formulating corrective actions designed to restore and/or repair the applicable IT services;
(e) Performing repair activities as required, including, when applicable and appropriate, installing patches and firmware updates, re-installing malfunctioning software, and restoring and reconfiguring the applicable settings;
(f) Performing, or when applicable, requesting to be performed by the applicable Process owner(s), security, file access, directory and other administrative procedures as applicable;
(g) Connecting, when applicable, obtained items and existing Elements to the applicable IT and Client environments;
(h) Activating and deactivating, when applicable, obtained items and existing Elements, including their underlying services;
(i) Notifying, when applicable, the applicable Process owner(s) of the readiness for supplemental activities to be performed to complete requests, including notifying the applicable Process owner(s) of Configuration and Security Administration regarding implementation of the associated non-security- and security- based policies and access rights;
(j) Backing up and copying data when applicable, including, when appropriate, notifying Clients of self-service data restoration procedures;
(k) Confirming that requests have been implemented as required;

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(l) Performing tests to confirm that fulfillment of requests provides the expected functionality, including, as applicable, with respect to other Elements;
(m) Taking corrective action when necessary, including providing and executing appropriate back-out procedures for unsuccessful maintenance and repair; and
(n) Confirming that Client and IT operational capabilities are not adversely impacted as a consequence of fulfilling requests;
5. Advising the applicable Process owner(s) of performance problems or other issues that are unrelated to the proper fulfillment of maintenance and repair requests;
6. Updating the CMDB as applicable and appropriate; and
7. Notifying the applicable Process owner(s), Clients and other personnel of the completion of maintenance and repair requests or the need for the applicable Process owner(s) of other Processes (e.g., Local Maintenance & Repair, Implementation) to perform activities to resolve matters that cannot be performed remotely.
3.9	Software Maintenance
3.9.1	Corrective Maintenance

The purpose of “Corrective Maintenance” is to (a) modify software (using the applicable Processes and controls of Software Engineering) and data to correct discovered defects, recover from Incidents, resolve Problems and implement Maintenance Requirements, (b) work with software manufacturers regarding defects they are responsible to correct, and (c) develop recommendations regarding Recommended Maintenance software designed to address defects (e.g., patches).

Corrective Maintenance includes the following activities:

1. Reviewing software that is the subject of an Incident or Problem and determining the underlying defects, including those:
(a) Resulting from errors in design, logic, coding or other comparable issues;

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(b) Resulting in or from errors and inconsistencies in the underlying data being produced or processed; and
(c) Causing abnormal system performance characteristics;
2. Restoring full functionality prevented by defects, including:
(a) Developing changes to software (e.g., patches, fixes); and
(b) Working, when applicable, with the underlying software manufacturers to cause them to develop and publish changes to software for which they are responsible;
3. Developing, as required, additional software and other methods to:
(a) Rectify erroneous results (e.g., data, reports) on both a current- and, as applicable, historical- basis;
(b) Restore system integrity; and
(c) Enable normal use;
4. Documenting and providing to the applicable Process owner(s), detailed actions required to be performed by such owner(s) in support of the recovery from Incidents and the resolution of Problems with software and data (e.g., rollback of data, re-running of jobs, running of additional software to correct contaminated data);
5. Reviewing, testing and analyzing Recommended Maintenance software and providing recommendations for use, including modifications to Recommended Maintenance software and, when applicable, other software, to the applicable Process owner(s) of Maintenance Administration;
6. Developing changes, when applicable, to software to implement Maintenance Requirements;
7. Updating supporting documentation to conform with changes to software;
8. Providing the applicable Process owner(s), including those of Business Systems Support, with information regarding the scope of and potential impact from software changes;
9. Developing and publishing testing schedules to the applicable Process owner(s);

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10. Providing changed software to the applicable Process owner(s) for testing, packaging, implementation and use within the IT and Client environments;
11. Modifying software and associated documentation based on test and implementation results;
12. Submitting changes to the applicable Process owner(s) of Change Management Execution; and
13. Updating the CMDB as applicable and appropriate.
3.9.2	Adaptive Maintenance

The purpose of “Adaptive Maintenance” is to (a) modify software (using the applicable Processes and controls of Software Engineering) such that it remains operationally useful within the IT and Client environments over time in response to changing circumstances and needs, including implementing Maintenance Requirements, and (b) develop recommendations regarding Recommended Maintenance software designed to provide changed capabilities (e.g., upgrades).

Adaptive Maintenance includes the following activities:

1. Developing changes to software to allow it to adapt over time as necessary, including complying with ongoing change in:
(a) Client policy, procedure, process, staffing, organization, location, time and other business changes and requirements;
(b) Client functionality requirements, including those that would (i) modify or remove then-current features and capabilities, and (ii) add new features and capabilities;
(c) Connectivity requirements with systems both internal and external to the IT environment (i.e., interfaces);
(d) Regulatory requirements and applicable industry standards; and

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(e) IT policy and technology (e.g., security, architecture, platform, hardware, configuration, tools), including (i) upgrades and changes to the hardware and infrastructure-based software in which the software must run, and (ii) changes to the interfaces the software must make with hardware or other software (e.g., storage, messaging systems, databases);
2. Reviewing, testing and analyzing Recommended Maintenance software and providing recommendations for use, including modifications to Recommended Maintenance software and, when applicable, other software, to the applicable Process owner(s) of Maintenance Administration;
3. Developing changes, when applicable, to software to implement Maintenance Requirements;
4. Populating and updating data tables, configuration settings and other adjustment mechanisms associated with software that are not designed to be performed directly by Clients;
5. Updating supporting documentation to conform with changes to software;
6. Providing the applicable Process owner(s), including those of Business Systems Support, with information regarding the scope of and potential impact from software changes;
7. Developing and publishing testing schedules to the applicable Process owner(s);
8. Providing changed software to the applicable Process owner(s) for testing, packaging, implementation and use within the IT and Client environments;
9. Modifying software and associated documentation based on test and implementation results;
10. Submitting changes to the applicable Process owner(s) of Change Management Execution; and
11. Updating the CMDB as applicable and appropriate.

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3.9.3	Perfective Maintenance

The purpose of “Perfective Maintenance” is to modify software (using the applicable Processes and controls of Software Engineering) to improve its efficiency, reliability and maintainability.

Perfective Maintenance includes the following activities:

1. Monitoring the operation and use of software to gain an understanding of how it performs in the IT and Client environments;
2. Reviewing the underlying code and determining if change from various methods (e.g., programming language, compiler optimization, code reorganization) could be used to achieve beneficial outcomes;
3. Developing changes to software that will allow it to:
(a) Perform its then-current functions using less IT resources (e.g., compute power, memory, bandwidth, storage);
(b) Operate at higher levels of availability; and
(c) Require less effort to be maintained, enhanced, adapted or corrected over time;
4. Updating supporting documentation to conform with changes to software;
5. Providing the applicable Process owner(s), including those of Business Systems Support, with information regarding the scope of and potential impact from software changes;
6. Developing and publishing testing schedules to the applicable Process owner(s);
7. Providing changed software to the applicable Process owner(s) for testing, packaging, implementation and use within the IT and Client environments;
8. Modifying software and associated documentation based on test and implementation results;
9. Submitting changes to the applicable Process owner(s) of Change Management Execution; and
10. Updating the CMDB as applicable and appropriate.

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3.9.4	Preventive Maintenance

The purpose of “Preventive Maintenance” is to modify software (using the applicable Processes and controls of Software Engineering) to reduce the probability of future failure from defects.

Preventive Maintenance includes the following activities:

1. Monitoring the operation and performance of software under scenarios designed to provide early warning signals of potential defects (e.g., memory leaks, maximum number of records to be processed, file size thresholds, input error handling);
2. Developing changes to software to:
(a) Correct latent defects before such defects become Incidents or Problems; and
(b) Improve error identification and error handling;
3. Updating supporting documentation to conform with changes to software;
4. Providing the applicable Process owner(s), including those of Business Systems Support, with information regarding the scope of and potential impact from software changes;
5. Developing and publishing testing schedules to the applicable Process owner(s);
6. Providing changed software to the applicable Process owner(s) for testing, packaging, implementation and use within the IT and Client environments;
7. Modifying software and associated documentation based on test and implementation results;
8. Submitting changes to the applicable Process owner(s) of Change Management Execution; and
9. Updating the CMDB as applicable and appropriate.
3.10	Operations

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3.10.1	Operations Scheduling

The purpose of “Operations Scheduling” is to develop and maintain a schedule for applications and services (e.g., production control) that meets Client requirements and appropriately takes into consideration dependencies and Client priorities.

Operations Scheduling includes the following activities:

1. Obtain scheduling requirements from Client. Resolving scheduling conflicts;
2. Identifying and resolving errors with the execution of jobs, including:
(a) Causing erroneous job activities to be circumvented and jobs to be restarted or rerun; and
(b) Escalating errors that cannot be resolved to the applicable Process owner(s) to remove the underlying defects in software, hardware and data;
3. Assessing the feasibility of and risks associated with proposed changes that could affect processing schedules or other activities;
4. Implementing changes to processing schedules that are approved by the applicable Process owner(s); and
5. Proactively preparing for processing deadlines to meet Client requirements.
3.10.2	Computer Operations	The purpose of “Computer Operations” is to perform the functions necessary for operation of computing platforms. Computer Operations includes the following activities:
1. Providing the required environments (e.g., production, development, quality assurance, training), including:
(a) Making online systems and applications for such environments available for access during scheduled hours; and
(b) Maintaining the environments at the required release levels;
2. Assessing the feasibility of and risks associated with proposed changes that affect the systems, platforms and applications;

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3. Implementing changes to systems in a controlled manner, including:
(a) Facilitating the orderly turnover of systems, platforms and applications;
(b) Adhering to documentation standards;
(c) Informing stakeholders of the changes; and
(d) Providing coordination of the implementation, integration, testing and acceptance of new systems, platforms and applications;
4. Initiating and executing online and batch applications, including scheduled, unscheduled and on-request applications, as well as Client-initiated processing;
5. Terminating applications as appropriate;
6. Issuing operator commands;
7. Performing back-ups;
8. Performing the allocation and placement of files;
9. Monitoring the usage of files;
10. Logging off Clients;
11. Initiating and terminating utilities;
12. Canceling transactions as appropriate;
13. Transmitting and receiving information to and from external organizations;
14. Operating master console functions, including responding to program requests for intervention;
15. Handling abnormal terminations and similar situations resulting from errors and conditions that can be resolved by correctly performing or re-performing the jobs (e.g., restarts, reruns) in accordance with documented procedures or workarounds, and escalating the errors and conditions that cannot be resolved to the applicable Process owner(s), including those of Operations Scheduling;
16. Performing computer shutdowns and restarts as required;

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17. Executing utility functions; and
18. Providing security related data to the Process owner(s) of Security Operations.
3.10.3	Network Operations	The purpose of “Network Operations” is to perform the functions necessary for operation of separate or combined voice and data networks. Network Operations includes the following activities:
1. Inventorying and assigning network addresses, and updating naming and other systems;
2. Verifying that network-related software is maintained at the required release levels and causing the applicable Process owner(s) to address deficiencies;
3. Assessing the feasibility of and risks associated with proposed changes that affect the network(s);
4. Collecting and analyzing logged network data;
5. Reconfiguring or rerouting network traffic, including by using available alternative routing and back-up facilities, to:
(a) Achieve increased throughput or improved balance among network segments to accommodate unanticipated demand;
(b) Circumvent a failed component;
(c) Prevent denial of service to legitimate Clients; and
(d) Provide network service to alternate locations in conjunction with disaster recovery tests and actual disasters;
6. Performing back-ups and restorations of configurations;
7. Verifying proper operation of interfaces with affiliated networks, both internal and external to the enterprise, and causing the applicable Process owner(s) and external network owner(s) to address deficiencies;
8. Troubleshooting and executing diagnostic tests, analyzing the test data and making recommendations for improvements in performance; and

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9. Providing security related data to the Process owner(s) of Security Operations.
3.10.4	Media Operations	The purpose of “Media Operations” is the management of the media providing input to and producing output from server-based peripherals. Media Operations includes the following activities:
1. Checking output queues, changing output priorities, taking media-based Elements in and out of service, and displaying, starting, spooling and draining output queues;
2. Monitoring print performance and taking remedial action where required to meet the applicable performance objectives, including control of print queues, queue capacity and print request prioritization;
3. Initiating and completing media mounts, including inserting and ejecting volumes associated with automated libraries;
4. Executing off-site and on-site media storage processes, including logging and tracking of media on- and off-site, complying with physical specifications and retention periods, performing required cycling/rotation of media and security, packaging and transportation of media (and/or electronic transmission of information and data) to and from storage and remote computer recovery centers;
5. Obtaining off-site media when required;
6. Maintaining media library system inventory information;
7. Responding appropriately to media reliability threshold error events, including replacing media;
8. Archiving data on the applicable media;
9. Executing programs to retrieve data from archived media;
10. Initializing new media and obtaining media inventories as required to fulfill operational needs;
11. Monitoring and reporting media utilization;

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12. Testing retrieval and restoration capabilities (e.g., retrieving a randomly selected data file as a test and verifying that the data can be restored in a usable fashion);
13. Separating, packaging, labeling and tracking printed output;
14. Delivering printed output to required locations;
15. Finding, tracing or replacing lost printed output; and
16. Providing security related data to the Process owner(s) of Security Operations.
3.10.5	Physical Database Administration	The purpose of “Physical Database Administration” is to manage data, including data contained in files and databases. Physical Database Administration includes the following activities:
1. Planning for and changing the size of databases as required (e.g., change in business volume, addition or retirement of new software, software capabilities) and allocating storage space;
2. Monitoring database and file performance;
3. Monitoring space utilization;
4. Improving database and file access performance;
5. Designing, implementing, reorganizing and maintaining databases and file archives to provide data integrity and meet applicable business requirements;
6. Recovering damaged or corrupted databases and files;
7. Maintaining physical database definitions;
8. Implementing, testing and promoting into production database structural changes;
9. Updating the CMDB as applicable and appropriate;
10. Copying, moving and updating the information contained within databases and files to meet the appropriately approved needs of other Process owners and Clients; and

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11. Diagnosing and repairing damage to the information contained within databases and files as a result of actions arising from the storage (i.e., not from use) of such information, and escalating damage that cannot be repaired to the applicable Process owner(s).
3.10.6	Operations Monitoring	The purpose of “Operations Monitoring” is to monitor and report on the operation of Elements and their relevant sub-components. Operations Monitoring includes the following activities:
1. Monitoring functionality and performance (including monitoring of related manual processes) to:
(a) Verify compliance with operational design characteristics; and
(b) Identify causes of performance degradation;
2. Monitoring the flow of demand on the IT environment and the achievement of the expected individual and systemic outcomes;
3. Identifying abnormal circumstances that could be indicative of potential Incidents or Problems and requesting review, circumvention or repair by the applicable Process owner(s);
4. Reporting Incidents and Problems to the applicable Process owner(s); and
5. Providing reports on the operational status of Elements.
3.11	Service Support
3.11.1	Incident Management Execution	The purpose of “Incident Management Execution” is to restore normal service following detection of an Incident. Incident Management Execution includes the following activities:
1. Obtaining Incident information, including the corresponding classification, from Incident Management;
2. Reviewing Incidents and identifying the applicable Process owner(s) to identify the appropriate recovery actions;
3. Forming teams comprised of personnel from the applicable Processes;

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4. Diagnosing Incidents and developing Incident recovery actions, including assessing the impact of Incidents, and estimating recovery time and costs;
5. Notifying the applicable Process owner(s) of Incident Management of Incident recovery actions;
6. Notifying the applicable Process owner(s) of their role(s) in performing Incident recovery actions;
7. Monitoring and directing Incident recovery actions, including coordinating the applicable Processes;
8. Updating Incident recovery logs as recovery actions are undertaken, including notifying the applicable Process owner(s);
9. Registering Incidents as closed upon successful recovery, including notifying the applicable Process owner(s), Clients and other personnel as appropriate;
10. Matching Incidents against known errors and Problems and informing Problem Management of the existence of unmatched or multiple Incidents;
11. Escalating Incidents and notifying the applicable Process owner(s) and other personnel as appropriate;
12. Participating in Incident Management review meetings;
13. Developing and maintaining Incident process models and/or workflows for:
(a) Pre-defined Incidents (e.g., recurring Incidents, Incidents requiring special handling);
(b) Major Incidents (often referred to as “severity 1” or “priority 1” Incidents); and
(c) Preserving Incident evidence; and
14. Establishing and maintaining a close working relationship with the applicable Process owner(s) of Incident Oversight.

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3.11.2	Problem Identification and Resolution

The purpose of “Problem Identification and Resolution” is to identify Problems, direct the resolution of Problems, proactively and reactively minimize the adverse impact of Problems on Client operations, and prevent the recurrence of Problems and resulting Incidents.

Problem Identification and Resolution includes the following activities:

1. Performing formal root cause analysis of Incidents as appropriate;
2. Determining the existence and nature of workarounds and/or circumventions necessary to eliminate or reduce the adverse effects of Problems while more permanent solutions are developed;
3. Initiating actions to minimize the adverse impact of Problems;
4. Communicating the identification and assessment of the Problems to the applicable Process owner(s) of Problem Management and other applicable Processes;
5. Updating records in a database or similar information repository to capture new or changed details regarding Problems;
6. Identifying actions and/or potential areas of change to prevent the recurrence of Incidents related to identified Problems (e.g., performing historical Incident trend analysis); and
7. Participating in Problem Management review meetings.
3.11.3	Configuration Management Execution

The purpose of “Configuration Management Execution” is to develop the procedures by which the CMDB is updated and maintained accurate.

Configuration Management Execution includes the following activities:

1. Developing configuration taxonomies (i.e., the CI information to be maintained);
2. Developing procedures for the applicable Process owner(s) to capture and record CI information in the CMDB;

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3. Monitoring changes made to the CMDB and providing feedback to the applicable Process owner(s); and
4. Verifying the physical existence of items recorded in the CMDB, updating the CMDB as appropriate and informing the applicable Process owner(s) of such updates.
3.11.4	Change Management Execution	The purpose of “Change Management Execution” is to perform tasks supporting the delivery of Change Management. Change Management Execution includes the following activities:
1. Obtaining requests for changes from Process owners and Clients, including those arising from:
(a) Incidents or Problems;
(b) Externally imposed requirements (e.g., legislative changes); and
(c) Business initiatives or programs, projects or service improvement initiatives (e.g., initiatives to improve efficiency or effectiveness);
2. Performing initial classifications of requests for change that take into account the relevant factors (e.g., risk, cost impact) and are in accordance with the applicable guidelines;
3. Performing quality control of change requests, including identification of:
(a) Adequate change testing;
(b) Appropriate back-out and remediation procedures; and
(c) Impractical or unnecessary change requests;
4. Providing feedback and guidance to Process owners that submit unsatisfactory change requests;
5. Providing properly formed change requests to Change Management;
6. Monitoring the performance of changes and invoking back-out or remediation activities as applicable;
7. Registering completed changes as closed, including notifying the applicable Process owner(s); and

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8. Performing post-implementation reviews when issues arise during implementation.
3.11.5	Release Management Execution

The purpose of “Release Management Execution” is to construct release packages for Elements and provide appropriately approved release packages to the applicable Process owner(s) to be implemented within the applicable portions of the IT and Client environments.

Release Management Execution includes the following activities:

1. Obtaining release components from the applicable Process owner(s);
2. Preparing proposed release implementation plans;
3. Compiling release notification lists;
4. Developing release back-out plans;
5. Submitting requests for change to the applicable Process owner(s) of Change Management Execution for release packages;
6. Constructing release packages for release components, including, as applicable, appropriate implementation plans, notification lists, back-out plans and change approvals;
7. Testing release packages and revising such packages as needed, including, if required, obtaining modified release components from the applicable Process owner(s);
8. Submitting proposed release packages to the applicable Process owner(s) of Release Management;
9. Modifying proposed release packages based on input from the applicable Process owner(s) of Release Management;
10. Obtaining approval for release packages from the applicable Process owner(s) of Release Management;
11. Submitting approved release packages to the applicable Process owner(s) (e.g., Implementation) to be deployed in the IT and Client environments;
12. Modifying release packages to resolve problems encountered during implementation; and

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13. Performing post-implementation reviews and closing activities, including cataloging and preparing release information for archival.
3.11.6	Capacity Reporting	The purpose of “Capacity Reporting” is to perform tasks supporting the delivery of Capacity Management. Capacity Reporting includes the following activities:
1. Obtaining utilization reports from the applicable Process owner(s);
2. Tracking performance, utilization and throughput, including service workloads and transactions, and confirming that collected data is recorded, analyzed, assessed relative to established limits and thresholds and reported to Capacity Management;
3. Analyzing utilization and trend forecasts, along with the applicable established thresholds, and proactively developing change recommendations (e.g., upgrades, downgrades, enhancements, reconfiguration), including the associated impact on space, power and personnel to correctly align performance and availability needs with IT service capacity; and
4. Providing capacity reports and analyses to Capacity Management.
3.11.7	Availability Analysis	The purpose of “Availability Analysis” is to perform tasks supporting the delivery of Availability Management. Availability Analysis includes the following activities:
1. Obtaining operational reports from the applicable Process owner(s);
2. Measuring availability based on operational information;
3. Performing availability analyses, including:
(a) Monitoring, measuring, analyzing and reporting availability;
(b) Determining availability levels in comparison to established availability-based service levels; and

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(c) Investigating unavailability; and
4. Providing availability reports to Availability Management.
3.11.8	Service Continuity Plan Development

The purpose of “Service Continuity Plan Development” is to evaluate potential risks and prepare service continuity plans and procedures to be integrated into the ITBCP.

Service Continuity Plan Development includes the following activities:

1. Obtaining and reviewing service continuity plan guidelines from the applicable Process owner(s), including those of Service Continuity Management;
2. Conducting risk assessments, including collecting input from the applicable Process owner(s);
3. Conducting Client impact analyses of potential faults;
4. Developing service continuity plans, including the specification of recovery point objectives and recovery time objectives;
5. Submitting service continuity plans for approval to the applicable Process owner(s) of Service Continuity Management;
6. Revising service continuity plans based on input from the applicable Process owner(s) of Service Continuity Management;
7. Developing measures to reduce the chances of the occurrence and impact of disasters, including providing disaster recovery planning capability and procedures that are consistent with the applicable performance requirements;
8. Reviewing and auditing the performance of the service continuity plan and addressing issues; and
9. Maintaining recovery plans and options up-to-date.
3.11.9	Service Continuity Plan Execution

The purpose of “Service Continuity Plan Execution” is to execute the ITBCP during disaster recovery tests and actual disasters, and to test and execute contingency plans as requested by the applicable Process owner(s) (e.g., Service Continuity Management, Incident Oversight).

Service Continuity Plan Execution includes the following activities:

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1. Implementing the applicable processes and procedures described in the ITBCP during disaster recovery tests and actual disasters;
2. Documenting the recovery times, results and issues, if any, encountered and providing such information to the applicable Process owner(s), including those of Service Continuity Management and Service Continuity Plan Development; and
3. Coordinating with the applicable Process owner(s) to resolve problems, if any, in implementing the ITBCP.
3.12	Security
3.12.1	Security Engineering

The purpose of “Security Engineering” is to develop and implement the methods, mechanisms and devices necessary to comply with security policies and standards or as directed by Security Oversight Actor.

Security Engineering includes the following activities:

1. Developing methods and mechanisms to implement security policies and standards;
2. Developing security rules to be used in conjunction with the security features and functions of hardware and software;
3. Directing the assigned Service Delivery Actor to implement or change security mechanisms, including the configurations and deployments of security rules to be used in conjunction with security features and functions of hardware and software; and
4. Directing the assigned Service Delivery Actor to implement or change, when applicable based on security policy, security devices and software, including the configuration, installation, maintenance, and disposition of such devices and software in accordance with the applicable activities of the relevant Processes (e.g., Deploy, Maintain, Software Maintenance) and controls appropriate for such work.
5. Modify methods, mechanisms, rules, configurations, etc. based on input from the Process owner(s) of Security Operations, Security Analysis and Security Oversight.

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3.12.2	Security Credentials Management

The purpose of “Security Credentials Management” is to manage compliance with the security policy(ies) and standards and to implement authorized security credentials and access rights.

Security Administration includes the following activities:

1. Managing the provision of security credentials and access, including issuance, replacement and revocation of individual access and authentication and authorization credentials, as authorized by the applicable Process owner(s), including those of Credentials Authorization and Security Operations;
2. Implementing security policies and standards, including the association of the Element or the user(s) of the Element with the applicable security-based policy objects; and
3. Maintaining historical data on security-related access changes.
3.12.3	Credentials Authorization	The purpose of “Credentials Authorization” is to authorize the granting (including issuance, replacement and revocation) of security credentials and access entitlements, individual access authentication and authorization credentials to Clients, Actors and other personnel as appropriate.
3.12.4	Physical Security

The purpose of “Physical Security” is to implement and operate solutions that ensure physical access to Elements is restricted to individuals authorized to have physical access.

Physical Security includes the following activities:

1. Implementing and maintaining appropriate physical barriers and access solutions that limit access to authorized individuals;
2. Granting physical access to authorized individuals;
3. Escorting and monitoring individuals granted physical access as required by Security Policies; and
4. Monitoring physical access, taking appropriate action to protect against unauthorized attempts to gain physical access and reporting all unauthorized attempts to Security Operations.

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3.12.5	Security Operations

The purpose of “Security Operations” is to implement and operate solutions that reduce the likelihood of security threats, reacts to threats identified, and minimizes the harm caused by security threats.

Security Operations includes the following activities:

1. Implementing, maintaining and operating a data collection process, including:
(a) Directing the assigned Service Delivery Actor(s) to configure the Element’s data collection tool(s) to enable proper consolidation, recording and normalization of data in accordance with the security solution; and
(b) Collecting data from the identified sources;
2. Implementing, maintaining and operating vulnerability scanning functions, including:
(a) Configuring scanning tool(s) according to the published Client security policy;
(b) Scheduling and executing scans; and
(c) Distributing scan results to the Vulnerability Assessment Process owner;
3. Monitoring and reacting to security alerts, including:
(a) Implementing the alert criteria as defined by the Security Analysis process;
(b) Accepting and processing automated and derived alerts (e.g., rogue device detection, and Distributed Denial of Service Attack (DDOS) alerts);
(c) Determining the preliminary impact of the Security Incident;
(d) Directing, through the Incident Management process, the appropriate assigned Service Delivery Actor(s) to take event related actions;
(e) Following the alert escalation process; and
(f) Distributing escalated alerts to the Security Analysis, Security Oversight and Incident Management Process owners; and
4. Operating the security-specific application software, in accordance with established Change Management Processes, by using the application software user interface, including:

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(a) Manipulating rules and data entries;
(b) Designing and ordering reports;
(c) Designing and requesting queries; and
(d) Setting data collection parameters.
5. Reviewing security policies and standards and recommending areas for improvement to Security Policy Development.
6. Maintaining historical data on security-related matters and Incidents, including performing and reporting on the applicable analyses (e.g., trends).
7. Providing feedback to the Process owner(s) of Security Operations and Security Oversight regarding opportunities to reduce security risk and/or improve detection.
3.12.6	Security Analysis

The purpose of “Security Analysis” is to analyze, disseminate and employ security information to protect against security threats and Security Events.

Security Analysis includes the following activities:

1. Analyzing data to detect anomalies using rules and parameters established by the Security Oversight process;
2. Monitoring compliance with the security solution, including:
(a) Monitoring security settings to ensure that they meet or exceed relevant standards; and
(b) Assigning proper remediation activities to the appropriate Service Delivery Actor(s);
3. Monitoring service, system and device access, including:
(a) Detecting misuse of access, with the highest level of scrutiny employed for monitoring misuse of privileged access;
(b) Detecting inappropriately obtained access, with the highest level of scrutiny employed for monitoring inappropriately obtained privileged access;
(c) Detecting unusual or inappropriate access by External Clients;
(d) Generating and distributing appropriate alerts; and
(e) Following appropriate escalation mechanisms;
4. Detecting and reporting data leakage, including:
(a) Detecting data leakage events;

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(b) Reporting data leakage events to Incident Management and Security Incident Response Process owner(s);
(c) Measuring the effectiveness of the security solutions and/or controls in preventing data leakage; and
(d) Making recommendations to improve controls through enhancements to the Security Solution Development Process;
5. Monitoring data traffic for malicious code and mobile code;
6. Analyzing Security Events, including:
(a) Analyzing Security Events for potential security incidents; and
(b) Reporting event analysis to Incident Management and Security Incident Response Process owner(s) in accordance with the Security Event analysis process;
7. Integrating external threat intelligence into the analysis process, including:
(a) Acquiring and utilizing appropriate external threat intelligence;
(b) Evaluating for technical need and business context; and
(c) Notifying stakeholders of context-normalized external threats; and
8. Analyzing environment resiliency, including:
(a) Evaluating new deployments and technologies for security risks;
(b) Proactively testing the environment for security defects; and
(c) Coordinating with the appropriate Actor(s) to remediate based on the findings.
3.12.7	Security Incident Response

The purpose of “Security Incident Response” is to contain and investigate security threats, Security Events and Incidents related to security.

Security Incident Response includes the following activities:

1. Planning for Security Events including ensuring all appropriate Actors, Clients and External Clients are aware of their roles and the communications and coordination protocols to be followed in the case of a Security Incident;
2. Making a preliminary determination of the impact of the Security Events;
3. Containing a Security Event, including:

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(a) Identifying and recommending mechanisms for limiting the spread of, and exposure to, a Security Incident; and
(b) Escalating threat alerts to Incident Management Process owner(s) for execution of threat response; and
4. Conducting a formal forensic investigation into the Security Event, including:
(a) Analyzing Security Event to determine impact and appropriate containment approach;
(b) Documenting Security Event analysis to support root cause analysis (RCA) efforts in accordance with Problem Management process;
(c) Recreating and/or reverse engineering Security Events, as necessary; and
(d) Documenting and sharing with appropriate Actors, Clients and/or External Clients newly discovered vulnerabilities that need to be addressed and recommendations as to how they should be addressed.
3.12.8	Security Incident Recovery

The purpose of “Security Incident Recovery” is to develop and maintain the processes to be followed to recover from a Security Incident including ensuring restoration activities are coordinated with all Actors, Clients and External Clients and other stakeholders.

Security Incident Recover includes the following activities:

Developing and maintaining plans for executing the processes necessary to recover from a Security Incident including addressing coordination and communication between all relevant Actors, Clients and other third parties. In addition to recovery of operations, plans should address public relations, regulatory and other brand protection activities;
Developing criteria for assessing the level of response needed to a Security Incident and ensuring Actors and Clients are aware of their roles and responsibilities under different response levels; and
Overseeing the execution of recovery activities performed by others including enabling communications and coordination between appropriate Actors, Clients and other third parties.

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3.12.9	Vulnerability Assessment	The purpose of “Vulnerability Assessment” is to assess the vulnerability of the environment to security threats. Vulnerability Assessment includes the following activities:
1. Evaluating scans to detect exposure to security threats;
2. Prioritizing remediation tasks;
3. Assigning remediation tasks in accordance with Incident Management Process owner(s);
4. Conducting Penetration Tests and analyzing results; and
5. Assessing and reporting the effectiveness of remediation efforts.
3.13	Logistics
3.13.1(a)	Remove / Repurpose	The purpose of “Remove / Repurpose” is to prepare Elements and their sub-components to be reused, returned to third parties or disposed. Disposition includes the following activities:
1. Obtaining Elements and sub-components of Elements that have been de-installed from the IT environment;
2. De-installing software from applicable storage media (fixed or removable);
3. Repairing Elements and sub-components of Elements that are operationally and financially worthy of repair, including:
(a) Determining whether such repair work is covered by a warranty; and
(b) Causing warranty work or the financial equivalent to be performed/obtained when applicable;
4. Upgrading Elements and sub-components of Elements to current standards that are operationally and financially worthy of upgrade;
5. Returning Elements and sub-components of Elements to the applicable third parties (e.g., lessors) or sending to Process Owner of Disposition;

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6. Providing repurposed, repaired and appropriately cleaned Elements and sub-components of Elements to be retained within the IT environment to the applicable Process and Element owner(s);
7. Disposing of Elements and sub-components of Elements that are no longer required within the IT environment; and
8. Updating the CMDB as applicable and appropriate.
3.13.1(b)	Disposition	The purpose of “Disposition” is to dispose of Elements. Disposition includes the following activities:
Removing and destroying data from the applicable storage media (fixed or removable);
Disposing of Elements and sub-components of Elements that are no longer required within the IT environment; and
Updating the CMDB as applicable and appropriate.
3.13.2	Warehouse Management	The purpose of “Warehouse Management” is to securely store, track and manage the inventories of Elements, Spares, Spare Parts and Consumables. Warehouse Management includes the following activities:
1. Maintaining secure physical storage facilities;
2. Performing receiving and shipping functions;
3. Updating the CMDB as applicable and appropriate;
4. Providing inventory reports as requested by other Process owners;
5. Analyzing usage patterns and recommending changes to optimal inventory levels to the applicable Process owner(s);
6. Developing and maintaining, with input obtained from the applicable Process owner(s), threshold levels for the replenishment of the various warehouse inventories; and
7. Notifying the applicable Process owner(s) when the level of an inventory item reaches its predefined threshold.

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3.13.3	Distribution	The purpose of “Distribution” is to physically transport Elements, Spares, Spare Parts and Consumables to and from the physical storage locations under the control of Warehouse Management and other Client locations.

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II.       Embedded Processes

Except to the extent specifically identified elsewhere in the Agreement and formally assigned to another Actor or entity, the following activities are “embedded” within each of the Processes defined above and are to be performed by each Actor for each Process for which it is responsible:

1.	Developing the procedures underlying the Process, subject to and in compliance with any requirements and constraints dictated by Triple-S and in alignment with the approved policies and procedures of other Processes so as to enable the IT services to function cohesively and in a coordinated manner;

2.	Performing the activities comprising the Process in accordance with approved policies and procedures;

3.	Providing and maintaining the necessary non-human resources (e.g., hardware, property, plant, supplies, software, tools, infrastructure) and human resources (including to provide training) to perform the Process;

4.	Retaining all financial, operational and administrative responsibility for the Process, including the resources necessary for its performance;

5.	Performing the required activities necessary to manage the Process, including (i) supervising and reporting, including reporting to other personnel within the Process, (ii) measuring and reporting on the performance of the Process (or parts thereof) to other Actors, Clients and/or third parties as required, (iii) developing and distributing operational reporting related to the Process, including any reporting related to Service Level Agreements, (iv) developing and providing budgets and forecasts in accordance with the guidelines and parameters established by the applicable Process owner(s) of Budgeting and Forecasting, and (v) complying with the requests and/or instructions from the applicable Process owner(s) of Services Management and Incident Oversight;

6.	Managing documents and data (including data acquisition, data entry, data recording and data distribution) related to the Process;

7.	Performing quality control reviews of the Process, including testing the (i) accuracy, reliability and quality of work, (ii) compliance with approved policies and procedures, and (iii) performance and correction of issues identified during such reviews;

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8.	Engineering the Process, including performing those actions necessary to maintain or improve the underlying activities based on (i) then-current best practices, and (ii) how it is intended to interact with other Processes and/or Client processes;

9.	Notifying other Actors as required of output or other findings or information developed or learned through the Process, including notifying the applicable Process owner(s) of the readiness for activities to be performed by such Process owner(s) that are necessary to either complete or progress a function that spans multiple Processes;

10.	Notifying other Actors as required of detected security incidents or vulnerabilities learned through the Process;

11.	Responding to queries and requests concerning activities associated with the performance of the Process, including making the applicable subject matter experts, documentation and other relevant content available as necessary to be responsive;

12.	Handling all IT Events (including, if applicable, directly from Clients) relevant to the Process that cannot be adequately responded to by the applicable Process owner(s) of Service Desk or other Processes due to their lack of subject matter expertise regarding such IT Events, including (i) providing the information necessary for such Process owner(s) to respond directly to the Clients, (ii) accepting the transfer of such IT Events from such Process owner(s) and responding directly to the Clients, (iii) updating, when applicable, the service management system(s) of record regarding the tracking of such IT Events, and (iv) providing, to the applicable Process owner(s), information regarding IT Events that are likely to be recurring in nature so as to increase such Process owner’s(s’) ability to address such matters in the future without assistance;

13.	Handling all aspects of Incidents and Problems relevant to the Process, including (i) receiving notification of and resolving Incidents and Problems, (ii) providing other applicable Process owner(s), including those of Incident Management, Problem Management and, to the extent requested, Incident Oversight, and other personnel as appropriate with updated information regarding the status of such Incidents and Problems and the associated resolution efforts, (iii) escalating Incidents and Problems that cannot be resolved, and (iv) responding to requests and complying with instructions from the applicable Process owner(s) of Incident Management and, to the extent applicable for a given Incident, Incident Oversight;

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14.	Interacting and coordinating as needed with other Process owners that are responsible for related functions, including (i) integrating the Process with the activities of such other Process owners such that the overall delivery of IT services is optimized (i.e., not sub-optimized within the confines of the Process), and (ii) monitoring the activities performed by other Process owners to mitigate negative impact on the Process;

15.	Providing advice and guidance on the Process to other Process owners (e.g., best practices, operational issues, impact from other Processes) so as to enable such other Process owners to optimize the linkages of their Processes with the Process;

16.	Adhering to the applicable documentation standards;

17.	Managing all aspects of third parties who perform all or part of a Process assigned to the Actor (i.e., as if the Actor performed the Process itself); and

18.	Using the Actor disagreement and dispute forum to resolve issues among Actors and between Actors and Clients, including (i) registering disagreements and disputes with the applicable Process owner(s) of Actor Integration, (ii) participating, as reasonably requested by the applicable Process owner(s) of Actor Integration, in Actor disagreement and dispute resolution forums, (iii) providing information and resources reasonably requested by the applicable Process owner(s) of Actor Integration that might be useful to the resolution of disagreements and/or disputes, and (iv) cooperating in the implementation of the final resolution of disagreements and disputes.

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III.       Glossary

Terms	Definitions
Actor	Means an entity or individual that is responsible for performing or providing part of the IT services.
Application Architecture	Means the data and business process models that reflect Applications that: (i) simplify and facilitate the work activities of the business processes and provide automated procedures; (ii) specify the management of information storage or retrieval required to accommodate the enterprise objectives; and (iii) address location considerations and how information is used.
Client	Means an entity or individual that receives or uses IT services.
Configuration Items or CIs	Means the configuration records of an Element, hardware, software, IT service or designated item (e.g., personnel, business units, buildings, Client service), including its respective components.
Consumables	Means physical items that are designed to work in conjunction with Elements and are intended to be consumed through use (e.g., toner, paper, ink, batteries) rather than subject to repair.
CMDB	Means a database that contains all relevant information about the components of the information system used in an organization’s IT environment and the relationships between those components.
Delivery Model	Means the allocation of Actors to various levels of Processes and Elements that will be use to deliver the IT services.
Domain Architecture	Means the domain-specific architectures that form part of the Enterprise IT Architecture. The Domain Architectures as of the Effective Date consist of Information Architecture, Application Architecture, Infrastructure Architecture, and Security Architecture.

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Terms	Definitions
Element or Elements	Means entries on the span axis of a Delivery Model or scope model. Elements may represent a category of components (e.g., Unix Servers), services (e.g., Managed WAN), individual products (e.g., Riverbed WAN Compression Appliance) or individual applications (e.g., SAP HR Module).
Enterprise Architecture	Means the underlying IT framework of a business, which defines and describes the applicable characteristics of the IT platforms, information, applications and security required by the enterprise to attain its objectives and achieve its business vision.
IT Event or IT Events	Has the meaning provided in Process 3.5.1 (Service Desk).
External Actor	Means an Actor that is external to the Triple-S organization.
External Actor Compliance Requirements	Means the regulations, directives, recommendations, orders, rulings and other similar requirements that are applicable to an External Actor by virtue of the Services being provided by that Actor from entities legally authorized to enact or enforce such requirements (including via contract and/or through the External Actor organization’s membership in a trade association with enforcement authority over its members). [Examples include the enforcement of HIPAA regulations directly onto Business Associates by the Dept. of Health & Human Services, the enforcement of PCI DSS requirements by the Payment Card brands, relevant privacy and data security laws and regulations applicable to data held or processed by the External Actor.]
External Client	Means a Client that is a customer or third party business partner external to the Triple-S organization.
External Compliance Requirements	Means the laws, regulations, directives, recommendations, orders, rulings and other similar requirements that are applicable to the Triple-S organization from entities legally authorized to enact or enforce such requirements (including via contract and/or through the Triple-S organization’s membership in a trade association with enforcement authority over its members).

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CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT Process Definitions

Version 3.3.0

Terms	Definitions
IMAC or IMACs	Means a request for the installation, movement, addition, change or removal of Elements and sub-components of Elements (e.g., moving physical or virtual Elements from one location to another, “racking and stacking” Elements, installing physical Elements, adding physical sub-components to Elements, installing software patches, installing software on an Element, performing software configuration changes, establishing logical connections, installing virtual Elements).
Incident	Means an event that causes or may cause interruption to or a reduction in the service delivered through or by an Element or Process.
Information Architecture	Means the data models and databases that serve all participants in the enterprise business environment, and the strategies, standards and policies required to develop and implement them, which enable the enterprise to develop a common, shared, distributed, accurate and consistent data resource.
Infrastructure Architecture	Means the interoperable technology platforms that link the Information Architecture and the Application Architecture and meet the needs of the various Client roles at identified work locations.
Internal Actor	Means an Actor that is internal to the Triple-S organization.
Internal Client	Means a Client that is within the Triple-S organization (i.e., business units or departments such as HR, F&A or Purchasing, including its respective personnel).
ITBCP	Has the meaning provided in Process 2.7.10 (Service Continuity Management).
Maintenance Requirements	Has the meaning provided in Process 3.8.1 (Maintenance Administration).
Problem	Means the underlying cause of one or more Incidents, which may include defects related to or arising from the IT infrastructure, human errors and external events.

Page 133 of 135	Pillsbury Winthrop Shaw Pittman LLP © 2003 – 2016 U.S. Patents 7,308,414 and 7,979,303B2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT Process Definitions

Version 3.3.0

Terms	Definitions
Process or Processes	Means the groupings of activities identified in this definition document and identified on the process axis of a Delivery Model or scope model. May pertain to an individual (level 3) process (e.g., Infrastructure Architecture Development, Solution Development) or a group of related (level 2) processes (e.g., Domain Architecture, Solution Formation).
Recommended Maintenance	Has the meaning provided in Process 3.8.1 (Maintenance Administration).
Risk Issues	Means the IT-related events and threats that could negatively impact the enterprise strategically or operationally or change the risk calculation for the enterprise, including security breaches, system failures, external events, technology investment mistakes, system development and implementation problems, and capacity shortages.
Security Architecture	Means the plan and set of principles that describe: (i) the security services that a system is required to provide to meet the needs of its Clients; (ii) the system elements required to implement the services; and (iii) the performance levels required in the elements to deal with the threat environment.
Security Event	Means an occurrence (or a number of occurrences) that deviates from expected performance or exceeds the applicable operational performance threshold, which may lead to an Incident.
Service Catalog	Means a repository in which the IT services available to Clients are identified, including a definition of the service, SLAs associated with the service, who is entitled to use or receive the service, the costs or charges for the service and the procedures for requesting the service.
Service Level Agreement or SLA	Means an agreement describing: (i) the quantitative standards of performance an Actor or entity is required to meet or exceed in providing the IT services (e.g., availability, quality, speed); and (ii) a definition of the terms controlling various aspects of performance (e.g., measurement definition, priorities, responsibilities, guarantees, changes). SLAs can be between Actors, between Actors and IT, or between IT and Clients.

Page 134 of 135	Pillsbury Winthrop Shaw Pittman LLP © 2003 – 2016 U.S. Patents 7,308,414 and 7,979,303B2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IT Process Definitions

Version 3.3.0

Terms	Definitions
Spare Parts	Means an inventory of hardware-based sub-components of Elements (e.g., memory, motherboard, hard disk) that are currently not in use and are maintained in reserve to replace failed hardware-based sub-components of Elements used to provide the IT services.
Spares	Means an inventory of hardware-based Elements used to provide the IT services that are currently not in use and are maintained in reserve to replace or supplement failed hardware-based Elements used to provide the IT services.
Third Party Contract	Means a contractual arrangement with (i) an External Actor for the provision of IT services, and (ii) suppliers that provide Elements and ancillary goods/services.
Third Party Contract Manager	Means an entity that performs contract management functions with respect to Third Party Contracts.

Page 135 of 135	Pillsbury Winthrop Shaw Pittman LLP © 2003 – 2016 U.S. Patents 7,308,414 and 7,979,303B2

SOW 02 Exhibit A-1-2 (Element Definitions)

CONFIDENTIAL TREATMENT REQUESTED

FINAL EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STATEMENT OF WORK #2

EXHIBIT A-1-2

ELEMENT DEFINITIONS

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Element Definitions

SOW #02 (IT)

Exhibit A-1-2

Scope Model Elements	Definition
[***] (Software)	"[***] Software" means the [***] Application and related Applications and interfaces listed in Schedule X that are designated as "[***] Software" and are hosted in the Triple-S data center.
Healthcare Applications (3rd Party)	"Healthcare Applications (3rd Party)" means the Applications listed in Schedule X that are designated as “Healthcare Applications & Interfaces (3rd Party)" including the required Interfaces and any Application(s) Supplier implements in the future to replace, augment, or supplement any of such Applications.
Healthcare Applications (In-House)	"Healthcare Applications (In-House)" means the Applications listed in Schedule X that are designated as “Healthcare Applications & Interfaces (In-House),” including the required Interfaces and any Application(s) Supplier implements in the future to replace, augment, or supplement any of such Applications.
Non-Healthcare Business Applications	"Non-Healthcare Business Applications" means the Applications listed in Schedule X that are designated as “Non-Healthcare Business Applications" .
Non-Healthcare Business Applications Infrastructure	"Non-Healthcare Business Applications Infrastructure" means the Compute and Storage devicies on which Non-Healthcare Business Applications run including the devices or services used to replace such devices.
Triple-S SAAS	"Triple-S SAAS" means third party hosted software delivered as a bundled service (i.e., hardware and software and other services) by remote connection typically over the Internet.
Data Exchanges	"Data Exchanges" means the software used to exchange structured data between different computers under a source schema and transforming it into data structured under a target schema, so that the target data is an accurate representation of the source data.
Infrastructure SW	"Infrastructure Software" means the third party software installed on Compute & Storage - End User Devices & Servers Elements. Infrastructure Software excludes [***] (Software). Infrastructure Software includes any non-Applications software including Applications Development Tools, DBMS, Infrastructure Management Tools, Security Management or Systems software that exists within Day 1 and Steady State for all locations (Triple-S Data Center, Triple-S Offices, Azure Cloud, as of the Commencement Date and including future versions, upgrades or releases as necessary to maintain technical currency to support the Applications and commercially available replacements and/or replacements necessary to support changes in Applications. For clarity, Infrastructure Software includes: (i) Infrastructure Management Tools; (ii) Systems Software; (iii) Application Development Tools; (iv) Collaboration and Productivity Tools; (v) DBMS; (vi) Security Software; and (vii) Azure Services.
Compute & Storage ---End User Devices, Servers	"Compute & Storage - End User Devices, Servers" means (i) a computing platform utilizing the Operating System including the CPU, memory, internal hard disk, related peripherals, KVM cabling and the NIC. A server may perform a general computing or specific purpose (e.g., Access Control Server, Applications Server, Data Base Server, eMail Server, Extranet Server, File and Print Server, Infrastructure Server, Replication Server, Web Server, etc.). A Server may be a physical box, blade or a Virtualized Instance; (ii) x86 Servers; (iii) End User Devices; (iv) Azure Services; (v) Network UPS; and (vi) Storage.
Compute & Storage - [***] & [***] Related Servers	"Compute & Storage - [***] & [***] Related Servers" means (i) x86 servers (physical, blade or a Virtualized Instance) that are used to host the [***] & [***] Related - TS Data Center applications. [***] Servers exclude x86 Servers; (ii) [***] and [***] Related - TS Data Center; (iii) [***] and [***] Related - CTS Data Center; and (iv) Storage.
Network - Network Edge Router & Network and Security Devices or Appliances	“Network - NetworkEdge Router & Network and Security Devices or Appliances” means (i) a Router that routes data between one or more local networks at a physical site and the wide or metropolitan area network serving the site; and (ii) Network and Security Devices or Appliances.
Network -Private Network Access & Transport and Public Network Access	"Network - Private Network Access & Transport and Public Network Access" means (i) the Private Network Access (i.e., Access Circuit) and the service for transmitting data and voice/video traffic over a WAN (e.g., MPLS Service); and (ii) Public Network Access.
Telecomm	"Telecomm" means (i) Servers, Software, Appliances and/or other specialty devices used to provide voice,video (including both centralized and distributed equipment); and (ii) Local Voice Equipment.

Triple-S/Supplier Confidential Page 136

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Element Definitions

SOW #02 (IT)

Exhibit A-1-2

Scope Model Elements	Definition
Facilities Triple-S (includes Kiosks)	"Triple-S Facilities(includes Kiosks)" means (i) a data center facility provided by Triple-S (or Triple-S contracted third party provider) which may include specialized flooring, cabling, access security, fire detection and suppression, primary and backup power provisioning and distribution, heating, ventilation, and air conditioning (i.e., any Elements listed in the Supporting Element Definitions categorized as "Data Center" as deemed necessary by Triple-S); (ii) Kiosks; and (iii) the Computer Room.

Triple-S/Supplier Confidential Page 137

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Data Center	Battery	“Battery” means a battery used to power equipment.
Data Center	Cable Management Drop Box to Server	“Cable Management Drop Box to Server” means the series of physical conduits, hangars, ladder racks, finger brackets, etc. that neatly thread/bundle horizontal copper/fiber cable runs and shorter fiber/copper cable patch-cords from the end-device connection point (Premise Distribution System (PDS) box) to the active server/end-device.
Data Center	Cable Plant	“Cable Plant” means the cable or fiber that carries voice, video, or data signals between computing and communications devices within a building.
Data Center	Cabling	“Cabling” means the physical cables in a data center, including voice, video and data LAN cabling and wiring.
Data Center	Colocated Third Party Equipment	“Colocated Third Party Equipment” means Appliances and other Servers, Storage or Network hardware, together with associated Software, which Customer elects to have Provider provide only Data Center Managed Service.
Data Center	Data Center LAN	"Data Center LAN" means all networking devices and connectivity required within a Data Center to support the hardware Elements in the Data Center.
Data Center	Data Center Router	“Data Center Router” means a Router that is used to connect computing platforms.
Data Center	Data Center Switch	“Data Center Switch” means a networking device that transmits data to multiple network connected computing devices and that primarily provides Layer 2 functionality (as defined by the OSI Reference Model). A Data Center Switch includes the NIC.
Data Center	Data Center Switch Port Aggregation	“Data Center Switch Port Aggregation” means a device that aggregates patches from network switches to allow the use of shared sniffers, probes, network traffic analyzers and other network inspection and diagnostic devices across a large scale data center network.
Data Center	Data Center Switch Port Aggregation	“Data Center Switch Port Aggregation” means a device that aggregates patches from network switches to allow the use of shared sniffers, probes, network traffic analyzers and other network inspection and diagnostic devices across a large scale data center network.
Data Center	Electrical Distribution	“Electrical Distribution” means a device used to distribute electric current in the IT Environment.
Data Center	Equipment Rack	“Equipment Rack” means a cabinet that holds IT equipment (e.g., Servers, Routers).
Data Center	Facilities Equipment	“Facilities Equipment” means a category of devices that create a suitable computing environment at a data center.
Data Center	Fire Detection	“Fire Detection” means a device used to detect fires and includes associated cabling.
Data Center	Fire Suppression	“Fire Suppression” refers to a category of devices used to prevent and/or suppress fire outbreak and includes associated cabling.
Data Center	Furniture/Fixture	“Furniture/Fixture” means any item of furniture or a fixture used in the data center.
Data Center	Generator	“Generator” means a device used to generate and monitor a power supply (e.g., transformer, inverter, uninterruptible power supply device), including associated cabling.
Data Center	Heating, Ventilation And Cooling (HVAC)	“Heating, Ventilation And Cooling” or “HVAC” means a device that controls temperature, humidity, air cleanliness and air motion within a physical space.
Data Center	PDU	“PDU” means a power distribution unit and includes associated cabling.
Data Center	Physical Access Control	“Physical Access Control” means any device used to restrict access to the data center, including locks, card readers, and man traps.
Data Center	Uninterrupted Power Supply (UPS)	“Uninterrupted Power Supply” or “UPS” means a device that supplies power to a computer or other electrical equipment on a temporary basis when electricity from a primary power source is lost or degraded, including all communication cables as well as providing protection from power surges. UPS can be designed to serve a data center or portion thereof or designed to be mounted on an Equipment Rack.
End User	Desktop	“Desktop” means a computing platform that is not portable and is primarily used directly by an end user, whether networked or standalone, PC or Macintosh. A Desktop includes a central processing unit, Operating System, video display monitor, modem, related cables (e.g., patch cords), and related peripherals (e.g., keyboard, pointing device).
End User	Desktop Phone	"Desktop Phone" means a standard or VOIP handset located at an End User's workstation.

EmblemHealth/Supplier Confidential Page 1

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
End User	Mobile Computing Device	"Mobile Computing Device" means a small, handheld computing device, typically having a display screen with touch input and/or a miniature keyboard and designed to be carried with little effort. A Mobile Computing Device has an operating system (OS), and can run various types of application software. Most are equipped with Wi-Fi, Bluetooth, and GPS capabilities that can allow connections to the Internet and other Bluetooth-capable devices.
End User	Mobile Phone	“Mobile Phone” means a mobile handheld device the primary purpose of which is enabling voice or data communication over a cellular network.
End User	Notebook	“Notebook” means a computing platform that is portable, and is primarily used directly by an end user, whether networked or standalone, PC or Macintosh, laptop or tablet PC, desk-based or mobile. A Notebook includes a central processing unit, operating system, video display monitor, modem, related cables (e.g., patch cords), and related peripherals (e.g., keyboard, pointing device).
End User	Personal Computer (PC)	“Personal Computer” or “PC” means a computing platform primarily used directly by an end user, whether networked or standalone, a Desktop or Notebook. A Personal Computer includes a central processing unit, operating system, video display monitor, network interface card, modem and related cables (e.g., patch cords), and related peripherals (e.g., keyboard, pointing device).
End User	Thin Client	“Thin Client” means a device that: (a) enables end users to remotely enter information into one or more computing platforms; (b) displays but does not process data; and (c) includes a web browser.
End User	Workstation Attached Printer	“Workstation Attached Printer” means a printer that is directly connected to a Desktop, Notebook or other similar end user device. Workstation Attached Printers may include built in scanning, copying, facsimile and similar features and functionality.
Network	B2B Connection	“B2B Connection” means a connection between the enterprise and a business partner of the enterprise that is provisioned and managed by the business partner.
Network	Certificate Appliance	“Certificate Appliance” means an Appliance whose primary purpose is to manage the certificates required by the Public Key Infrastructure (PKI) environment.
Network	Client Extranet	“Client Extranet” means a virtual connection between the enterprise and a business partner of the enterprise that is provisioned and managed by the enterprise.
Network	Data Leakage Protection (DLP) Appliance	“Data Leakage Protection Appliance or DLP Appliance” means an Appliance that is between the trusted and untrusted portions of a network and enables manual and automated inspection of network traffic for violations of data distribution policies.
Network	Database Encryption Appliance	“Database Encryption Appliance” means a device connected to the network that uses purpose-built hardware and software to encrypt full duplex data at multi-gigabit line speeds.
Network	DHCP	“Dynamic Host Configuration DHCP Protocol” means a device that provides IP addresses and other network configuration information to other network devices. Network configuration provided typically includes DNS servers, a default gateway, an IP address to use, and a subnet mask. Other information may include a TFTP server for firmware download, NTP servers, etc. In addition, a DHCP server manages the expiring of the leases for IP addresses can also provide reservations and exclusions.
Network	Domain Name Services (DNS)	“Domain Name System” or “DNS” means an Appliance that provides DNS services to resolve hostnames to IP addresses and vice versa. DNS can also contain records for discovering the location of other services such as mail servers, proxies, XMPP gateways, etc. DNS servers used by internal devices must also be able to provide resolution of external Internet IP addresses.
Network	Firewall	“Firewall” means a device or software, including the network interface, that prevents unauthorized access to a network.
Network	Internet Proxy Appliance	"Internet Proxy Appliance" means an Appliance positioned between users on a network and the Internet which serves as a central point of control over employee Internet use and applies policy-based controls to Web traffic and requests before delivering content to end users.

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CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Network	Intrusion Detection Appliance	“Intrusion Detection Appliance” means a device, including the network interface, that monitors and analyzes user and system configuration and activities to detect unauthorized access to a network or other attacks designed to adversely affect the performance of the network or systems connected to such network.
Network	Load Balancer	“Load Balancer” is an Appliance or device that applies the technique in computer networking of spreading work between two or more computers, network links, CPUs, hard drives, or other resources, in order to get optimal resource utilization, throughput, or response time. The balancing service is usually provided by a dedicated hardware device or via a functional blade service within a high-end Ethernet switch (e.g., Cisco Content Switch Module (CSM) Blade).
Network	LogLogic	"LogLogic" means a log management Appliance that collects and correlates user activity and event data.
Network	Miscellaneous Telecommunications Devices	“Miscellaneous Telecommunications Devices” means various items of hardware used to provide telecommunications and call center services, including air cards, PBXs, PDAs, telephones, ACDs, ECDs, VRUs, CTI equipment, wallboards and headsets.
Network	Multimedia	“Multimedia” means telecommunications services, including all required hardware, systems, and software, that facilitate the audio and video transmissions of two or more people over either dedicated audio-visual equipment or publicly switched equipment.
Network	NAC	"Network Access Control" ("NAC") is an Appliance which restricts access to network resources to those endpoint devices that comply with a defined security policy
Network	Netflow Appliance	“Netflow Appliance” means a device and solution used to examine traffic across a network to aid in the diagnosis of troubles within the network or attached nodes.
Network	Network Intrusion Detection and Prevention System (Network IDPS)	“Network Intrusion Detection and Prevention System” or “Network IDPS” means an Appliance that monitors and analyzes user and system configurations and activities to detect unauthorized access to a network, malicious activities or other attacks designed to adversely affect the performance of the network or systems connected to such network. The functions of intrusion prevention systems include identifying malicious activity, logging information about said activity, attempting to block/stop activity, and reporting activity.
Network	Network Performance Management Platform	“Network Performance Management Platform” means a device that aggregates statistical information from network routing and switching devices for reporting and analysis purposes.
Network	Router	“Router” means a networking device that transmits data to multiple network connected devices, that provides Layer 1, Layer 2, and Layer 3 functionality (as defined by the OSI Reference Model), and that includes the capability to create VLANs. A Router includes the NIC. A router has interfaces for different physical types of network connections, such as copper cables, fiber optic, or wireless transmission. A Router contains firmware for different networking communications and routing protocol standards.
Network	Security Appliance	“Security Appliance” means a server or Appliance whose function is to “aggregate” security events within the processing center prior to sending to an off-site SIM portal. The SIM Portal and Security Appliance will be managed by a third-party provider of Security services. Examples of “aggregation” include but are not limited to parsing of logs, analysis of host-based intrusion detection events, etc.
Network	SIEM Appliance	“SIEM Appliance” means a Security Information and Event Management Appliance which provides real-time analysis of security alerts generated by network devices and applications as well as log and data reporting and analysis.
Network	Switch	“Switch” means an Ethernet network switch that is a computer networking device that connects Ethernet network segments. Ethernet Network Switches are capable of inspecting data packets as they are received, determining the source and destination device of that packet, and forwarding it appropriately. Most Ethernet switches operate at Layer 2 (as defined by the OSI Reference Model) and are used as the access layer connection point of networked end-devices. Layer 3 functionality is common in Ethernet Switches deployed as building “core” devices and access layer Switch aggregation points.
Network	Telecom Server	“Telecom Server” means any Windows/Unix based server which supports the network services infrastructure. Examples of Telecom servers could contain anything from network monitoring servers to servers that help manage network routers and switches.

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CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Network	VM Appliances	"VM Appliance" means a pre-integrated, self contained system that is made by combining a software application (e.g., server software) with just enough operating system for it to run optimally on industry standard hardware or a virtual machine (e.g., VMWare, VirtualBox, Xen HVM, KVM).
Network	VPN	“VPN” means a network Appliance that uses IP protocols to host a secure network for authorized users on either privately or publicly owned equipment and infrastructure.
Network	VPN Concentrator	“VPN Concentrator” means a network Appliance that uses IP protocols to host a secure network for authorized users on either privately or publicly owned equipment and infrastructure.
Network	VPN Tunnel and Clients	"VPN Tunnel and Clients" means the connection of two PCs or networks that allows data to be transmitted over the Internet as if it were still within those networks. It is a connection secured by encrypting the data sent between the two networks.
Network	Vulnerability Assessment Scanner	“Vulnerability Assessment Scanner” means an Appliance that executes Vulnerability Scanning.
Network	WAN Optimizer	“Wan Optimizer” means a physical or virtual appliance that combines monitoring, traffic prioritization, data deduplication, compression, protocol spoofing, transmission blocking and other techniques to improve the performance of wide area telecommunications facilities.
Network	Web Application Firewall	"Web Application Firewall" means a Firewall that protects Web servers from malicious traffic and blocks attempts to compromise the system including preventing attacks that include cross-site scripting, SQL injection, forceful browsing,cookie poisoning and invalid input.
Network	Wide Area Application Service (WAAS)	Wide Area Application Service (WAAS) means a device that accelerates applications, optimizes bandwidth, and reduces latency.
Network	Wireless Access Point (WAP)	“Wireless Access Point (WAP)” means a device that is specially configured on wired local area networks that allows individuals to use wireless networking cards in their computers and other electronic devices.
Network	Wireless Controller	"Wireless Controller" means a controller is used to centrally manage access points in large quantities by the network administrator or network operations center.
Network	Wireless Intrusion Prevention System (WIPS)	“Wireless Intrusion Prevention System (IPS)” means a device that monitors the radio spectrum of a WAP for the presence of unauthorized access points and can automatically take counter measures.
Network	Wireless LAN (WLAN)	“Wireless LAN (WLAN)” means a wireless local area network (WLAN) that links two or more devices using some wireless distribution method (typically spread-spectrum or OFDM radio).
Network Transport	Access Circuit	“Access Circuit” means: (a) a physical (i.e., not logical or virtual) telecommunications connection that is used to carry voice, video and/or data signals between a client location and the telecommunications backbone; and (b) the logical voice or data communications circuit or path (i.e., PVC) used to carry voice, video and/or data signals across the physical connection.
Network Transport	Access Switch	"Access Switch" means a Switch that provides and entry point into an enterprise or service provider core networks (typically into carrier and service provider networks).
Network Transport	Internet	“Internet” means the connection provided by an Internet service provider enabling the enterprise and its employees to access the public Internet.
Print	High-Speed Print	“High-Speed Print” means a centralized printing device directly attached to a server that prints large volume print jobs.
Print	Multi Function Product/Printer/Peripheral (MFP)	“Multi Function Product/Printer/Peripheral” or “MFP” means a multifunctional, all-in-one (AIO), or Multifunction Device (MFD), office machine which incorporates the functionality of multiple devices in one, to provide centralized document management, distribution, and production. An MFP typically incorporates the functions of printers, scanners, photocopiers, and facsimile machines and may also provide eMail capability and is attached to the LAN.
Print	Printer	“Printer” means a device that accepts digital output from a queue and transfers the output to paper form.
Server	Access Control Server (ACS)	“Access Control Server (ACS)” means a dedicated server hosting Access Control software.

EmblemHealth/Supplier Confidential Page 4

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Server	Applications Server (HDW)	“Applications Server (HDW)” means any computing platform (mainframe, midrange, entry level/blade) the primary purpose of which is to host Applications Software. An Applications Server (HDW) includes the Central Processing Unit (“CPU”), memory, related peripherals, internal hard disk, keyboard video mouse (“KVM”) cabling, and the NIC.
Server	Blade Chassis	"Blade Chassis" means a blade enclosure which can hold multiple blade Servers and provides services such as power, cooling, networking, connectivity and management to each blade Server.
Server	Console Servers	"Console Server" means a machine that you can use to monitor the consoles of many other machines, instead of a bunch of serial terminals
Server	Data Base (DB) Server	“DB Server” means a real or virtual instance of a server that is designated to be used exclusively to host one or more DBMS instances and that provides access to connected data via the DBMS from applications and other data consumers executing on other servers.
Server	eMail Server	“eMail Server” means a computing platform that manages the distribution of electronic messages, including receipt, delivery, and prioritization.
Server	ESX Servers with Compellent	"ESX Servers with Compellent" means and environment built with ESX Servers connected to a Compellent SAN.
Server	Extranet Server	“Extranet Server” means any Windows/Unix based server which supports the extranet services infrastructure. Examples of Extranet servers could contain anything from network monitoring servers to servers that help manage firewalls, proxies and other Extranet services.
Server	File & Print Server	“File & Print Server” means a computing platform that performs the functions of a File Server and a Print Server.
Server	File Server	“File Server” means a computing platform (including the CPU, memory, related peripherals, internal hard disk and the NIC) that: (a) centrally stores network files; (b) controls the movement of files and data between workstations across the network; and (c) enables users to freely access such files.
Server	Infrastructure Server	“Infrastructure Server” means any computing platform (mainframe, midrange, entry level/blade) the primary purpose of which is to serve traditional infrastructure services. An Infrastructure Server includes the Central Processing Unit (“CPU”), memory, related peripherals, internal hard disk, keyboard video mouse (“KVM”) cabling, and the NIC.
Server	POS Controller	“POS Controller” means a server that controls POS devices.
Server	Print Server	“Print Server” means a computing platform that: (a) provides users or a network with access to a central printer; (b) holds the information to be printed out in memory until the printer is available; (c) prints jobs in a programmable sequence and queue; and (d) provides notice of a print job completion to the requesting user.
Server	Proxy Server	"Proxy Server" means a Server that acts as an intermediary for requests from clients seeking resources from other Servers.
Server	Replication Server	“Replication Server” means a server which provides bi-directional, heterogeneous replication, and synchronization between separate servers that support the same application.
Server	Web Accelerator	“Web Accelerator” means a proxy server whose purpose is reduce web site access times.
Server	Web Security Proxy	“Web Security Proxy” means a device, situated between a client application, such as a web browser, and a real Server, that: (a) intercepts all requests to the real server; (b) authenticates potential users; and (c) denies access to certain computers, URLs and IP addresses.
Server	Web Server	“Web Server” means a computing platform that: (a) stores documents and files for use on one or more Internet or intranet websites; and (b) makes such documents and files accessible to users of such websites by providing interfaces between different access protocols.
Service	Archiving Disk	"Archiving Disk" means a Storage device that is dedicated to storing data back-ups.
Service	Data Center Managed Service	“Data Center Managed Service” means the delivery as a service of the Data Center Elements for the housing and operation of computing, storage, telecommunications, and ancillary equipment. The service includes the building and all Data Center Elements including specialized flooring, cabling, access security, fire detection and suppression, primary and backup power provisioning and distribution, heating, ventilation, and air conditioning, "smart hands" hands and escort services.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Service	Disaster Recovery Management Services	"Disaster Recovery Management Services" means the contracted services for providing Data Center Facility Managed Services and hardware and software to meet specific recovery objectives for a temporary period in case of a disaster.
Service	Shared Network Services	"Shared Network Services" means Provider provided LAN capability provided on an "as needed" basis and leveraged across multiple Provider customers.
Service	Shared Storage Services	“Shared Storage Services” means Provider provided storage utilizing a storage solution shared with other Provider customers.
Storage	Backup and Recovery (BUR)	“Backup and Recovery” or “BUR” means an Appliance or infrastructure solution that performs data backup onto and recovers data from DASD. BUR may be an Appliance or a solution that includes servers, silos, and software.
Storage	Data Base Logging and Compliance	“Data Base Logging and Compliance” means a device that (1) monitors all database changes, including changes to data structures, (2) monitors the activity of privileged users, and (3) provides compliance reports on all privileged user database activity.
Storage	Data Replication	“Data Replication” means the process of sharing data across storage platforms as to ensure consistency between redundant resources. This includes both hardware and software methods.
Storage	Disk Based Back-up	"Disk Based Back-up" means a back-up solution that first backs up to disk before the data is backed up to other disk or tape.
Storage	Exadata Machine	"Exadata Machine" means a database Appliance engineered for high performance and availability running the Oracle DBMS and includes scale-out industry-standard database servers, scale-out intelligent storage servers, and high speed InfiniBand internal fabric that connects all servers and storage. Includes software algorithms in storage, PCI based flash, and InfiniBand networking.
Storage	SAN Clone/Snapshot	"SAN Clone/Snapshot" means the Clones and Snapshots on the SAN.
Storage	SAN Replication Appliance	"SAN Replication Appliance" means an Appliance that is operating system and storage array agnostic and enables one-time and continuous data replication needs, while allowing applications to continue processing without data loss or to recover with minimal downtime.
Storage	Tape	“Tape” means a Storage device that: (a) stores, reads and writes data on on-line magnetic media (e.g., magnetic tapes); and (b) is sequentially accessed by a server.
Storage	Virtual Tape Appliance	“Virtual Tape Appliance” means a device that provides the capability to emulate tape files on a random access storage device.
Storage	Virtual Tape Library (VTL)	“Virtual Tape Library" or "VTL” means a server that temporarily stores data, previously residing on tapes for, use in batch processing, onto attached hard disks. Virtual Tape Library includes the CPU, memory, internal hard disk, related peripherals, KVM cabling and the NIC.
Voice / Video	Analog Gateway	"Analog Gateway" means a device that connects enterprise telephony equipment to a service providers VoIP network using an analog connection or connecting legacy PBXs, or alternatively connects analog phones, faxes and modems directly into the VoIP network using FXS interfaces.
Voice / Video	AV Teleconference	“AV Teleconference” means the equipment used to provide group audio and visual presentation and teleconferencing to multiple locations in both conference and/or specialized meeting rooms.
Voice / Video	Calabrio QM	"Calabrio QM" means Cisco Unified Workforce Optimization - Quality Management; a call center call recording platform that records audio and video for all call center inbound calls
Voice / Video	Call Manager Server	"Call Manager Server" means a Server dedicated to hosting Cisco's CallManager.
Voice / Video	CVP	"CVP" means Cisco Unified Customer Voice Portal (Cisco CVP) that can be used as a standalone interactive-voice-response (IVR) system or integrated with a contact center
Voice / Video	EIM	"EIM" means Cisco Unified E-Mail Interaction Manager
Voice / Video	PBX	“PBX” means a telecommunications server that manages and operates the switches, internal lines, and pooled external lines of a private branch exchange telephone system.
Voice / Video	PG	"PG" means Cisco Intelligent Contact Management (ICM) Peripheral Gateway (PG)
Voice / Video	UCM Publishers	"UCM Publishers" means Cisco Unified Messaging publisher is the database to store the phone configuration
Voice / Video	UCX TAPS	"UCX TAPS" means Cisco Tool for Auto-Registered Phones Support (TAPS)
Voice / Video	Unity Subscribers & Connections	"Unity Subscribers & Connections" means Cisco Unified Messaging Voice Mail

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Voice / Video	Voice Gateway	"Voice Gateway" means a device for connecting voice over IP (VoIP) calls to, and from, traditional analog or digital PSTN or private branch exchange (PBX) calls.
Applications Development	Application Development Tools	“Application Development Tools” means Infrastructure Utility Software the primary purpose of which is to assist in the creation of software programs and programming, such as development environments, compilers, debuggers, and editors.
Applications Development	CASE Tool	“CASE Tool”means Application Development Computer-aided Software Engineering Tools Software that automates methods for designing, documenting, and producing structured computer code in the desired programming language.
Applications Development	Compiler/Interpreter	“Compiler/Interpreter” means an Application Development Tool that takes the source code a programmer has written and translates it into object code the computer can understand.
Applications Development	Debugger	“Debugger” means an Application Development Tool used to identify and resolve coding errors (i.e., bugs).
Applications Development	Development Tool	“Development Tool” means an Application Development Tool that assists programmers in designing, creating or documenting computer programs.
Applications Development	Load Test	“Load Test” means an application development tool used to test and determine total capacity at which applications software can operate without failure.
Applications Development	Program Documentation	“Program Documentation” means Infrastructure Utility Software that provides the tools required to develop and maintain documentation, including metadata, about computer programs.
Applications Development	Programming Library	“Programming Library” means an Application Development Tool containing a pre-defined set of functions that are accessed and utilized by another program.
Applications Development	QA	“QA” means an Application Development Tool used to facility quality assurance with respect to code development (i.e., testing tools).
Applications Development	Query/Analysis/OLAP	“Query/Analysis/OLAP” means Infrastructure Utility Software that enables a user to selectively extract, view and report data from different points-of-view.
Applications Development	Runtime Libraries	“Runtime Libraries” means Infrastructure Utility Software or Application Software housed in a special purpose library the primary purpose of which is used by a compiler, to implement functions built into or to extend a programming language, during the runtime (execution) of a computer program.
Applications Development	Source Control	“Source Control” means an Application Development Tool used to manage applications source code under development by multiple developers.
Applications Development	Version Control	“Version Control” means an Application Development Tool used to manage and control correct versions of applications source code under development by multiple developers.
Business Applications	Speech Processing	“Speech Processing” means Infrastructure Utility Software the primary purpose of which is to provide ability to speech-enable business applications.
Business Applications	Standard Collaboration Applications	“Standard Collaboration Applications” means those applications that are on the standard image and used for End User collaboration (e.g., eMail).
Business Applications	Standard Productivity Applications	“Standard Productivity Applications” means those applications that are on the standard image and used for End User productivity (e.g., MS Office).
DBMS	DB2 Universal Database (DB2)	“DB2 Universal Database” or “DB2” means the proprietary DB2 Universal Database Management System produced by IBM.
DBMS	Integrated Database Management System (IDMS)	“Integrated Database Management System” or “IDMS” means the network DBMS proprietary to CA Technologies.
DBMS	MS SQL	“MS SQL” means the DBMS product produce by Microsoft that implements a relational database management system that is accessed using the structured query language (SQL).
DBMS	Oracle	“Oracle” means the proprietary DBMS produced by Oracle that implements a relational database management system and that is accessed using the structured query language (SQL).
eMail	eMail	“eMail” means Infrastructure Utility Software that manage the distribution of electronic messages, including receipt, delivery, storage and prioritization.
eMail	eMail Archiving	“eMail archiving” means Infrastructure Utility Software or a third party service that manages the archival of eMail messages for legal compliance purposes as well as to keep older, less frequently accessed emails off of Tier 1 storage.
eMail	eMail Content Scanning	“eMail Content Scanning” means a device or software that searches for and quarantines in-bound eMail messages containing potential spam, phishing e-mails, malware and viruses.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Operations	Application Enabling Services	“Application Enabling Services” means the utility functions that provide software solutions, processes, and capabilities allowing business applications to interoperate with the infrastructure hardware and software. These are shared services leveraged by multiple applications, business units, or affiliates.
Operations	Application Server (SFTW)	“Application Server (SFTW)” means a software framework that provides an environment where applications can run and allows execution of procedures (programs, routines, scripts) for supporting the delivery of applications. An Application Server behaves like an extended virtual machine for the running of applications, managing connections to the database at one side and connections to a Web client at the other.
Operations	Audit Tool	“Audit Tool” means Infrastructure Utility Software the primary purpose of which is to inspect a computing resource and compare its configuration state to a compliance model and log or report discrepancies.
Operations	Automation	“Automation” means an Infrastructure Utility Software that enables the unattended operation of a computer or of an Application.
Operations	Batch Processing Tool	“Batch Processing Tool” means Infrastructure Utility Software that manages and executes a series of non-interactive data processing jobs all at one time.
Operations	Business Process Management	“Business Process Management” means Infrastructure Utility Software the primary purpose of which is to define and operationalize the flow of work through a network of activities or organized tasks to achieve the desired outcome of a business process.
Operations	Certificate Management	“Certificate Management” means Infrastructure Utility Software the primary purpose of which is to manage the certificates required by the Public Key Infrastructure (PKI) environment.
Operations	Chargeback Utility	“Chargeback Utility” means Infrastructure Utility Software the primary purpose of which is to analyze, summarize and allocate resource consumption accounting information for use in recovering the cost of the resources from the user or customer consuming the resources.
Operations	Cluster Utility	“Cluster Utility” means Infrastructure Utility Software that joins together two or more computers to operate jointly or as a cluster.
Operations	Clustering	“Clustering” means Infrastructure Utility Software that is used to couple multiple computer systems so that they, in many respects, appear and operate as a single computer system for the purposes of load balancing or higher availability.
Operations	Compression Tool	“Compression Tool” means Infrastructure Utility Software that reduces the size data files by means of algorithmic analysis, such that the same file can be restored to its original form without minimal or no loss of information.
Operations	Computer Telephony Integration (CTI)	“Computer Telephony Integration” or “CTI” means Infrastructure Utility Software that enables increased productivity by utilizing information from the telephone system to automate certain call center processes.
Operations	Configuration Management	“Configuration Management" means the Infrastructure Utility Software (tools or databases) that facilitates the task of tracking, controlling and storing of changes in Configurable Items.
Operations	Connectivity	“Connectivity” means Infrastructure Utility Software that facilitates the transfer of data between servers and other devices, including verifying that the circuit is operational and the devices are compatible, monitoring data transmission, sequencing, and receipt, and correcting transmission errors.
Operations	Content Filter	“Content Filter” means Infrastructure Utility Software that screens or filters content to identify certain types of data (e.g., a spam filter).
Operations	Content Management	“Content Management” means Infrastructure Utility Software that collects, catalogs, stores and serves content destined for use in conjunction with web sites.
Operations	Database Administration	“Database Administration” means Infrastructure Utility Software that configures and controls databases and restructures, backs-up and restores data contained with the database.
Operations	Data Entry	“Data Entry” means Infrastructure Utility Software that provides a configurable means of capturing and validating data entered by an operator at a keyboard.
Operations	Diagnostic Tool	“Diagnostic Tool” means Infrastructure Utility Software that assists operations or development personnel to investigate and perform problem determination and isolation.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Operations	Directory Services	“Directory Services” means Infrastructure Utility Software the primary purpose of which is to provide a shared information repository for locating, managing, administering, and organizing common items and network resources, which may include volumes, folders, files, printers, users, groups, devices, telephone numbers, and other objects.
Operations	Disaster Recovery	“Disaster Recovery” means Infrastructure Utility Software that is used to build and manage Disaster Recovery plans.
Operations	Distributed Computing	“Distributed Computing” means Infrastructure Utility Software the primary purpose of which is to provide a framework for the development and operation of business applications using the client/server model.
Operations	Document Management	“Document Management” means the Infrastructure Utility Software that tracks and stores electronic documents and/or images of paper documents and different versions created by different users (history tracking).
Operations	Editor	“Editor” means Infrastructure Utility Software that allows the viewing and changing of text files.
Operations	ETL Tool	“ETL Tool” means Infrastructure Utility Software the primary purpose of which is to extract data from is place of residence, transform it to meet the needs of the target data store, and load into the target data store.
Operations	Event Management	“Event Management” means Infrastructure Utility Software the primary purpose of which is to detect abnormal operational situations (events), notify designed touchpoints and perform event correlation.
Operations	Fax Output	“Fax Output” means Infrastructure Utility Software that allows facsimile messages to be sent programmatically from a computer.
Operations	File System	“File System” means Infrastructure Utility Software that provides a structure for storing to and retrieving files from direct access storage media.
Operations	File Transfer	“File Transfer” means Infrastructure Utility Software that transmits data files to or from a computer system to one or more other computer systems, generally over telecommunications (e.g., LAN, MAN, WAN) facilities.
Operations	File Utility	“File Utility” means Infrastructure Utility Software that enables the viewing, back-up, restoration, copying, moving or manipulating of data and files.
Operations	Fonts	“Fonts” means Infrastructure Utility Software the primary purpose of which is to provide outline and raster fonts and associated utility programs for use on certain IBM printers.
Operations	FTP/SFTP	“FTP/ SFTP” means Infrastructure Utility Software that is used to transfer data from one computer to another over the Internet, or through a network, including over an encrypted transport.
Operations	Global Resource Serialization	“Global Resource Serialization” means Infrastructure Utility Software that serializes access between computers to shared resources to protect their integrity.
Operations	Help Tool	“Help Tool” means Infrastructure Utility Software that is used to author, maintain and make available information that allows end users to understand how to utilize computer and software systems.
Operations	Job Entry/Management	“Job Entry/Management” means Infrastructure Utility Software the primary purpose of which is to provide supplementary job management, data management, and task management functions such as: scheduling, control of job flow, and spooling.
Operations	License Manager	“License Manager” means Infrastructure Utility Software the primary purpose of which is to record license information associated with compliance, audits, and proof of ownership.
Operations	Log Utility	“Log Utility” means Infrastructure Utility Software the primary purpose of which is to provide a mechanism for making and analyzing operational log entries.
Operations	Machine Accounting	“Machine Accounting” means Infrastructure Utility Software that accounts for the usage of a computer and its associated peripheral devices.
Operations	Messaging	“Messaging” means Infrastructure Utility Software that provides a communication mechanism to transmit data messages between applications on different platforms. Messaging is intended to connect different computer systems, diverse geographical locations, and dissimilar IT infrastructures.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Operations	Network Management	“Network Management” means Infrastructure Utility Software that facilitates the monitoring and administration of a computer network including inventory (discovery), configuration, detecting faults, providing alerts, and performance tracking.
Operations	Object Cache	“Object Cache” means Infrastructure Utility Software the primary purpose of which to is cache frequently accessed Java objects in order to improve the performance of e-business applications.
Operations	OL Transaction Processing	“OL Transaction Processing” means Infrastructure Utility Software that facilitates and manages transaction-oriented applications, typically for data entry and retrieval transactions.
Operations	Online Survey	“Online Survey” means Infrastructure Utility Software that is used to author, maintain, distribute and analyze inquiries intended to obtain end user feedback and opinion.
Operations	Output Management	“Output Management” means Infrastructure Utility Software that controls the packaging and distribution of printed reports or maintains a structured repository of reports in electronic form and controls viewing access.
Operations	Password Management	“Password Management” means Infrastructure Utility Software that provides for adding, changing and deleting credentials for access to and entitlements within computing and application systems.
Operations	Patch Management	“Patch Management” means Infrastructure Utility Software that applies software changes to and tracks the current state of software products.
Operations	Performance Management	“Performance Management” means Infrastructure Utility Software that manages (including by allowing users to observe, monitor, measure and improve) the availability and throughput of components of the infrastructure.
Operations	Presentation Management	“Presentation Management” means System Software that locally executes applications on a server and enables remote access to such applications over telecommunications facilities by end users on suitably equipped client devices.
Operations	Presentation Server	“Presentation Server” means System Software that locally executes applications and enables remote access to such applications over telecommunications facilities by end users on suitably equipped devices.
Operations	Protocol Mediation	“Protocol Mediation” means Infrastructure Utility Software that allows two systems employing incompatible data communications protocols to exchange information.
Operations	Remote Control	“Remote Control” means Infrastructure Utility Software that allows one computer system to control the operations of another computer system over a data communications connection.
Operations	Replication	“Replication” means Infrastructure Utility Software that duplicates the data stored in computing platforms.
Operations	Search Utility	“Search Utility” means Infrastructure Utility Software that allows a user to search through an archive of data looking for information with particular contents or characteristics.
Operations	Session Management	“Session Management” means Infrastructure Utility Software that manages and implements the single sign-on of a user to multiple applications on multiple devices.
Operations	Software Distribution	“Software Distribution” means Infrastructure Utility Software that is used to control and transmit software changes to remote computing devices.
Operations	Sort	“Sort” means Infrastructure Utility Software that rearranges the sequence of individual records in data files.
Operations	Storage Management	“Storage Management” means Infrastructure Utility Software that provides monitoring and control of data storage devices, including identification of occupied and available space and its owners including trending of future disk utilization, IOPS and other metrics.
Operations	System Administration Tools	“System Administration Tools” means Infrastructure Utility Software used by Systems Administrators to install, maintain, monitor and control computer systems or networks.
Operations	System Log Aggregator	“System Log Aggregator” means an Appliance that assembles the logs from diverse devices into a uniform, normalized format so that coherent and correlated reports and statistics can be produced for a complex heterogeneous computing environment.
Operations	Systems Management	“Systems Management” means Infrastructure Utility Software that provides the ability to monitor, control and report on the computing and network infrastructure. Systems Management includes tools that are used to automate processes, including problem, incident, change, performance, and capacity management.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Operations	Tape Encryption	“Tape Encryption” means hardware or software that encrypts the data within the recording device. The point at which the encryption occurs is dependent upon the underlying technology capabilities.
Operations	Tape Management	“Tape Management” means Infrastructure Utility Software that keeps track of and controls the inventory of tape media and may catalog the contents of selected units of media.
Operations	Terminal Emulation	“Terminal Emulation” means Infrastructure Utility Software that allows a computer to perform the functions of keyboard/display device for the purpose of programmatically accessing a computing system with which the keyboard/display device is compatible.
Operations	Time Management	“Time Management” means Infrastructure Utility Software that is used to capture the correct time and date set those parameters of the computing system.
Operations	Workload Automation Schedules	“Workload Automation Schedules” means the executable output from job scheduler software that defines workflows and/or job dependencies, automates submission of executions, monitor executions and priorities and/or queues to control the execution order of unrelated jobs.
Security Management	Access Control	“Access Control” means Infrastructure Utility Software that performs authentication of users attempting to access systems and maintains access entitlements to systems.
Security Management	Access Control (Application Level)	“Access Control (Application Level)” means Infrastructure Utility Software that performs authentication of users attempting to access applications and maintains access entitlements to applications.
Security Management	Access Control (System Level)	“Access Control (System Level)” means Infrastructure Utility Software that performs authentication of users attempting to access the O/S and maintains access entitlements to the O/S.
Security Management	Authentication Server	“Authentication Server” means security software that examines and verifies the credentials assigned to network users, servers, and devices prior to allowing access to other network resources.
Security Management	Authentication Service (Application Level)	“Authentication Service (Application Level)” means security software that examines and verifies the credentials assigned to application users, servers, and devices prior to allowing access to other application resources.
Security Management	Authentication Service (System Level)	“Authentication Service (System Level)” means security software that examines and verifies the credentials assigned to network users, servers, and devices prior to allowing access to other network resources.
Security Management	Encryption	“Encryption” means Infrastructure Utility Software or Appliance that encodes data so that it systematically scrambled so that it cannot be read without knowing the decoding key.
Security Management	Encryption (File Level)	“Encryption (File Level)” means Infrastructure Utility Software or Appliance that encodes data at rest so that it systematically scrambled so that it cannot be read without knowing the decoding key.
Security Management	Encryption (Transmission)	“Encryption (Transmission)” means Infrastructure Utility Software or Appliance that encodes data in transit so that it systematically scrambled so that it cannot be read without knowing the decoding key.
Security Management	Forensics	“Forensics” means Infrastructure Software used to conduct network-enabled computer investigations, e-discovery requests, internal investigations, regulatory inquiries, as well as data and compliance auditing.
Security Management	Identity Management	“Identity Management” means the software to provide a broad administrative service that identifies individuals and controls their access to resources by associating their established identity with user rights, entitlements and privileges.
Security Management	Intrusion Detection (Software)	“Intrusion Detection (Software)” means the Infrastructure Utility Software that that monitors and analyzes user and system configuration and activities to detect unauthorized access to a network or other attacks designed to adversely affect the performance of the network or systems.
Security Management	Penetration Testing	“Penetration Testing” means Infrastructure Utility Software used in penetration testing to simulate an attack from malicious outsiders (who do not have an authorized means of accessing the organization's systems) and malicious insiders (who have some level of authorized access).
Security Management	Security Administration	“Security Administration” means Infrastructure Utility Software that allows for the configuration and control of the security apparatus of a computer system or an Application.

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SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Security Management	Security Exits	“Security Exits” mean certain types of Client software that attaches to the security software to allow the behavior of the product to be customized at predefined places or exit points. Exit functions, for example, include issuing messages, accepting or rejecting various programmatic requests, changing or rerouting the processing flow or modifying the default behavior of the security software.
Security Management	Security Monitoring	“Security Monitoring” means Infrastructure Utility Software that enables the detection, managing, handling, registering and recording of security-related breaches and Incidents including intrusion detection and hacking.
Security Management	Virus Detection	“Virus Detection” means Infrastructure Utility Software that monitors for, scans, detects, quarantines and removes viruses. Virus Detection includes virus signature files.
Security Management	Vulnerability Scanning	“Vulnerability Scanning” means a process by which you scan operating systems, databases, applications, networks, etc. to assess security weaknesses to enumerate the vulnerabilities present in one or more targets.
System Software	CentOS	"CentOS" means a version of Linux(x86) developed by the CentOS Project.
System Software	Exits	“Exits” mean certain types of Client software that interfaces with the O/S to allow the behavior of the product to be customized at predefined places or exit points. Exit functions, for example, include issuing messages, accepting or rejecting various programmatic requests, changing or rerouting the processing flow or modifying the default behavior of the O/S.
System Software	Hypervisor	“Hypervisor” means an Operating System that allows the simultaneous operation of multiple instances of the same or different subordinate Operating Systems (e.g., zVM or VMWare).
System Software	Linux (Unix)	“Linux (Unix)” means a computing platform with a central processing unit that implements the instruction sets on various platforms designed to run UNIX and utilizing the Linux or compatible Operating System.
System Software	Linux (x86)	“Linux (x86)” means a computing platform with a central processing unit that implements the x86 instruction set and utilizing the Linux or compatible Operating System.
System Software	Operating System (O/S)	“Operating System” or “O/S” means software that is the main control program of a computer device and that manages communication between the hardware and other software, including scheduling tasks, managing storage, and handling communication with peripherals.
System Software	OS400	“OS400” means the proprietary OS400 Operating System produced by IBM.
System Software	OSX	“OSX” means an operating system for desktop computers, workstations, and network servers developed by Apple, Inc. that operates only on Apple Macintosh computers.
System Software	Solaris	“Solaris” means an operating system for certain workstations and servers, which is a proprietary product of Oracle, Inc. and operates on computers based on SPARC and x86 processors.
System Software	UNIX	“UNIX” means the UNIX Operating System.
System Software	Virtual Memory System (VMS)	“Virtual Memory System” or “VMS” means a multi-user, multi-tasking, virtual memory Operating System for the VAX series from Digital Equipment Corporation.
System Software	Virtualization	“Virtualization” means software that allows user to run multiple instances of the same or different operating systems on a single machine.
System Software	VM Ware	“VM Ware” means virtual machine software that allows users to run multiple virtual machines on physical machine and is published by VMware Corporation.
System Software	Windows	“Windows” means a computing platform with a central processing unit that implements the x86 or x86-64 instruction set and utilizing the Windows 2003, 2008, 2012 or future versions or compatible Operating Systems
System Software	Windows for PC	“Windows for PC” means a computing platform with a central processing unit that implements the x86 or x86-64 instruction set and utilizing the Windows XP, 7, 9 or future versions or comparable Operating System.
Definition	Commercial Off The Shelf (COTS)	“Commercial Off The Shelf” or “COTS” means commercial off-the-shelf software or hardware products that are ready-made and available for sale to the general public.

EmblemHealth/Supplier Confidential Page 12

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Definition	Internally Developed	“Internally Developed” means software developed internally by the customer or at the direction of the customer (i.e., not COTS software).
Definition	Instance	"Instance" means single copy of a running program. Multiple instances of a program may be running on a single machine at the same time. (See "Virtualization")
Definition	Network and Network Devices	"Network" means telecommunications network that allows computers to exchange data. The connections (network links) between network points are established using either cable media or wireless media. "Network Devices" may include any of the physical Elements categorized as Network.
Definition	Network Transport	"Network Transport" means the devices and/or services necessary to transport voice or data over a broad area (i.e., any network that links across metropolitan, regional, state or national boundaries) and may include any of the Elements categorized as Network Transport.
Definition	Security Devices	"Security Devices" means those Servers, Appliances or Network Devices which are dedicated to performing IT security functions (e.g., Intrusion Detection Appliance, Web Application Firewall).
Definition	Applications Development	"Applications Development "means a category of Infrastructure Software that is designed to facilitate the designing, building and testing of software.
Definition	Security Management	"Security Management" means a category of Infrastructure Software that is designed to prevent unauthorized access or manipulation of data including access control as well as monitoring, detecting and managing viruses and intrusions. Security Management may include any of the Elements categorized as Security Management.
Definition	Provider Provided Tools	"Provider Provided Tools" means a category of Infrastructure Software that is provided by the Provider as part of the Provider's solution and included in the delivery of the Services.
Definition	Appliance	“Appliance” means integrated and specifically designed software and hardware that provide a narrow range of functions and are typically provided as a bundled unit.
Definition	Applications	“Applications" shall mean an executable software component or tightly coupled set of executable software components (one or more), deployed together, that deliver some or all of a series of steps needed to create, update, manage, calculate, or display information for a specific business purpose. Applications includes all interfaces to/from the Application.
Definition	Collaboration and Productivity Tools	"Collaboration and Productivity Tools" means Infrastructure Software that are used to enable collaboration between 2 or more End Users and/or improve operational and End User productivity. This includes eMail, instant messaging, discussion boards, shared document managers, etc.
Definition	DBMS	“Database Management Software” or “DBMS” means software that stores information in a database in an organized manner allowing data to be added, updated, and retrieved as individual items or to be queried in a structured manner. Additionally, a DBMS maintains metadata, which describe the schema or the organization and relationships between the individual data items.
Definition	Infrastructure Management Tools	“Infrastructure Management Tools” means a category of Infrastructure Software that is used to control devices and other software and to facilitate communication, scheduling and execution of computer commands. Infrastructure Management Tools may include any of the Elements categorized as Operations Software.
Definition	Systems Software	“System Software” means a category of Infrastructure Software designed to operate the computer hardware and to provide a platform for running application software. Systems Software includes but is not limited to: (a) the operating system, (b) utility software used to analyze, configure, optimize, maintain, and connect to the system; and (c) middleware which provides additional common services, beyond those of the operating system, to Application Software. Systems Software may include any of the Elements categorized as Systems Software.

EmblemHealth/Supplier Confidential Page 13

CONFIDENTIAL TREATMENT REQUESTED

SOW 4 Exhibit A-1-2

Element Definitions

Supporting Element Definitions	CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Category	Element	Definition
Definition	x86 Servers	“x86 Server” means a computing platform utilizing a Windows or Linux(x86) Operating System, including the CPU, memory, internal hard disk, related peripherals, KVM cabling and the NIC. A server may be any of the Elements categorized as Server and may perform a general computing or specific purpose (e.g., Access Control Server, Applications Server, Data Base Server, eMail Server, Extranet Server, File and Print Server, Infrastructure Server, Replication Server, Web Server, etc.). A Server may be a physical box, blade or a Virtualized Instance. x86 Servers exclude [***] Servers.

Definition	Storage	“Storage” means a category of Elements that records and provides access to computing data including NAS, SAN, DASD, ATL, etc. Storage may include any of the Elements categorized as "Storage" in the Supporting Element Definitions.
Definition	Storage Area Network (SAN)	"Storage Area Network" means a high-speed, special-purpose network (or sub-network), including all required hardware and software, that interconnects different kinds of data storage devices with associated data servers on behalf of a larger network of users. A SAN may be clustered in close proximity to other computing resources, such as Servers, or may extend to remote locations for backup and archival storage using wide area network carrier technologies, such as asynchronous transfer mode or synchronous optical.
Definition	Direct Attached Storage Device (DASD)	"Direct Attached Storage Device" means digital storage directly attached (i.e., not connected through a network) to a server including USB connected devices.
Definition	Network Attached Storage (NAS)	“Network Attached Storage” means a file-level computer data storage connected to a computer network providing data access to heterogeneous network clients.
Definition	Automated Tape Library (ATL)	“Automated Tape Library” means a device that stores, reads and/or writes magnetic tapes used to store data and utilizes automated tape robots, which are mechanical handlers capable of storing multiple pieces of removable media and loading and unloading them from one or more drives in arbitrary order in response to electronic commands. An Automated Tape Library includes the media necessary to provide the required storage and recovery functionality. An Automated Tape Library may be attached to a SAN.
Definition	Public Network Access	“Public Network Access” means an Access Circuit that provides connection to a public network (i.e., the Internet).
Definition	Azure Services	"Azure Services" means hardware, software, database, or other services that are procured from Microsoft Azure.
Definition	Local Voice Equipment	"Local Voice Equipment" means PBX's and other voice equipment that supports external and internal voice communication at one location.
Definition	End User Devices	"End User Devices" means (i) hardware and the related Infrastructure Software that is used by individuals on any devices categorized as "End User" on the Supporting Element Definitions as well as directly or Bluetooth connected peripherals including locally connected UPS; (ii) Corporate Mobile Applications; and (iii) Agent/Broker PDAs. This include employee provided phones (i.e., BYOD) that utilize Triple-S applications or collaboration and productivity tools (e.g., e-mail, MS Office).
Definition	Agent / Broker PDAs	"Agent / Broker PDAs" means iPads and other PDAs that are used by agents and brokers to perform remote enrollment and other processes in the field.
Definition	Computer Room	"Computer Room" means a room provided by Triple-S and modified to enable the housing of Server, Storage and/or Network devices in an appropriate environment including the Equipment Racks and cabling necessary within the room and between devices as necessary to connect to the LAN. Computer Rooms are also referred to as an MDF (main distribution facility) or IDF (independent distribution facility) reflecting the primary purpose of the equipment in the room. Computer Room may include Uninterrupted Power Supplies for the non-Network devices (e.g., servers, BAC devices) housed within the Computer Room Facilities.
Definition	Network UPS	"Network UPS "means an Uninterrupted Power Supply (UPS) that is dedicated to supporting the Network devices in a Computer Room.
Definition	Kiosks	"Kiosks" means a network connected device with specifically designed software and hardware that allows a user to interact with and perform specific self-service activities.

EmblemHealth/Supplier Confidential Page 14

SOW 02 - Exhibit A-2

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #2

EXHIBIT A-2

IT Solution DesCription

Statement of Work #2 (IT Services)	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-2 (IT Solution Description

EXHIBIT C

IT Solution Description

1. INTRODUCTION	1
1.1 General	1
1.2 Definitions	1
2. day one it solution	2
2.1 Day One IT	2
2.2 Supplier Personnel	2
2.3 Reports	3
2.4 Security	3
2.5 Disaster Recovery / Business Continuity	3
3. Assessment	3
3.1 General	3
3.2 Reports	4
3.3 Security	4
3.4 Technology Management	4
3.5 Application Management (Development and Maintenance)	5
3.6 Network Capacity	5
3.7 Storage Administration / Backup	5
3.8 Server (Physical & Virtual) Management	6
3.9 Workplace Services/Desktop Management	6
3.10 Application Decommissioning	6
3.11 Additional Assessment Deliverables	7
4. solution build and transition	7
4.1 Solution Build	7
4.2 Transition, General	9
4.3 Transition Project Management	9
4.4 Transition to Cloud Environment	10
4.5 Migration Services	11

Triple-S / Supplier Confidential

Page xv

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-2 (IT Solution Description

4.6 Security	11
4.7 Technology Management	11
5. SOLUTION FOR managed it services	12
5.1 Environments	12
5.2 Solution	13
5.3 Solution Environment	13
5.4 Capacities.	13
5.5 Anti-Virus, Intrusion Detection / Prevention	14
5.6 Identity & Remote Access and Control Services	14
5.7 Operations and Monitoring Services	14
5.8 Disaster Recovery and Business Continuity	14
5.9 Software Development Life Cycle (SDLC).	15
6. training End users	15
6.1 Managed IT Services	15
6.2 Training Details	15
7. TRIPLE-S RESPONSIBILITIES	15
8. claims related it Functions	16

Triple-S / Supplier Confidential

Page xvi

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

EXHIBIT A-2

IT sOLUTION description

1.	INTRODUCTION

1.1	General

Supplier will deliver the scope of Services assigned to the Supplier on the Scope Model (Exhibit A-1) using a common set of processes, technologies and resources as described in this IT Solution Description. Supplier’s Solution has been designed to meet or exceed the Service Levels described in Exhibit B-1 (Service Level Metrics).

(a)	Overview

(i)	On the Service Commencement Date, Supplier will assume responsibility for the Functions within the scope of IT Services assigned to Supplier on the Scope Model (Exhibit A-1).

(ii)	As further described in Section 3 below, Supplier will conduct a detailed review and assessment of the Triple-S information technology environment and operational processes and make recommendations to consolidate, eliminate, and/or transition the In-Scope Applications to Supplier’s data center or cloud solution(s) and propose other changes to the IT Environment to improve operational performance and security as part of Supplier’s Solution (the “Assessment”).

(iii)	As further described in Section 4 below, Supplier will develop a detailed transition strategy and plan (including updating the transition strategy and plan as set forth in SOW #2, Exhibit A-3-1 (Transition and Transformation Project Plan)) to implement the Assessment recommendations agreed by the Parties and implement the transition plan (the “Transition”). The Transition implements a migration from current Triple-S information technology environment to the Supplier’s future state Solution (the “Managed IT Services”).

(iv)	In connection with the IT Services, Supplier will also manage certain Managed Third Parties providing information technology services to Triple-S as of the Service Commencement Date (“Vendor Management”), as further described in Schedule A (Cross Functional Services). Managed Third Parties for which Supplier will perform Vendor Management may be updated according to the process described in Schedule A (Cross Functional Services).

(b)	The IT Services are described in this IT SOW and include the Cross Functional Services set forth in Schedule A (Cross Functional Services).

1.2	Definitions

Capitalized terms not defined in this Exhibit A-2 (IT Solution Description) shall have the meanings given them in Schedule AA (Glossary) or elsewhere in the Agreement. Capitalized terms used in this SOW to define the IT Services are defined as follows:

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(a)	“Capacity” or “Capacities” means the maximum capacity of each item of Equipment, including each virtual and physical server, in the Environments.

(b)	“Supplier Data Center” means Supplier’s co-located, leased and/or owned computing facility or facilities used to provide the Managed IT Services.

(c)	“Environments” shall mean, as applicable:

(i)	the following Supplier-provided environments for the Managed IT Services: (a) one (1) production environment (“Production”), (b) one (1) test/quality assurance environment, which may also be used for Training and support (“Test/QA”), (c) one (1) development environment (“Development”), and (d) one (1) Disaster Recovery/business continuity environment (“DR Environment”), each as further described herein; and

(ii)	to the extent applicable, certain (a) Triple-S environments; and (b) Triple-S Vendor environments.

Environments shall be provided by Supplier in Supplier’s data center, in Supplier contracted collocation facilities or through Supplier contracted Azure Services as appropriate and necessary to support Triple-S business and application requirements for the In-Scope Applications.

All Environments must be listed in Schedule E (Supplier Facilities) or otherwise approved by Triple-S under Section 4.2 of the General Terms and Conditions.

(d)	“Infrastructure Architecture” shall mean, collectively, the totality of the items of hardware and Infrastructure Software Elements in the Environments which are used as part of the Managed IT Services.

(e)	“SOP” shall mean the then-current applicable “standard operating procedure” which is (i) (a) provided by Triple-S to Supplier; and/or (b) developed by Supplier as part of the Services in conjunction with Triple-S and the Managed Third Parties, as applicable; and (ii) step by step instructions needed to accomplish a specific Function effectively and accurately as relates to the delivery of the IT Services.

2.	day one it solution

2.1	Day One IT

(a)	“Day One IT” refers to the Services Supplier will provide within the existing Triple-S data centers. The Day One IT commences with a “walk-in take-over” of the Triple-S Environments on the Service Commencement Date and continues in parallel with the Assessment and Transition until the Transition is complete and all IT Services have migrated to Managed IT Services.

(b)	The Day One IT consists of Supplier taking over management and operation of the In-Scope Applications in accordance with the Scope Model and using the following: (i) Supplier Personnel described in this Section 2; and (ii) Triple-S policies, procedures and methodologies (including existing SOPs) in existence as of the Service Commencement Date and (iii) Triple-S personnel as further described in Schedule G (In-Scope Employee Agreement). Supplier will perform the Day One IT in accordance with all applicable Service Levels and other terms and conditions in the Agreement.

2.2	Supplier Personnel

Triple-S / Supplier Confidential

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(a)	Supplier will manage existing resources (Triple-S employees plus current vacant positions) that have been performing the Services prior to the Services Commencement Date to perform Supplier’s Day One IT Services during the period described in Schedule G (In-Scope Employee Agreement).

(b)	Supplier will provide Supplier Personnel with Training, knowledge management and evaluation as reasonably necessary for such Supplier Personnel to perform the Day One IT Services.

2.3	Reports

During performance of the Day One IT Services, Supplier will provide the reports denoted as applicable to the Day One IT Services and described on Schedule K (Reports). Supplier will, as may be agreed to by Triple-S in writing or provided in Schedule K (Reports), discontinue providing such reports and/or replace such reports with reports to be provided during Supplier’s performance of the Managed IT Services.

2.4	Security

Supplier shall leverage Triple-S’s existing IT security solution (i.e., hardware, software and third party services) until such time as Supplier replaces the existing IT solution with Supplier’s recommended solution as approved by Triple-S. Supplier shall provide supplemental subject matter experts in the security processes and technology during the Day One IT Services. In addition, upon reasonable request by Triple-S, Supplier will provide information in support of Triple-S IT security management program, including security architecture design and monitoring.

2.5	Disaster Recovery / Business Continuity

Supplier shall leverage Triple-S’s existing disaster recovery solution (i.e., hardware, software and third party services) until such time as Supplier replaces the existing IT solution with Supplier’s recommended solution as approved by Triple-S. The Supplier’s future disaster recovery solution for Supplier’s IT Services will be developed based on the framework provided in Schedule A (Cross Functional Services).

3.	Assessment

Supplier will perform the Services described in this Section 3 as part of Assessment. The Assessment will be used to identify opportunities for improvements and efficiencies in the In-Scope Applications and Triple-S SOPs, staffing, security, and capacities. Supplier will perform the Assessment using Supplier Personnel that will work with Triple-S at Triple-S locations. In performing the Assessment, Supplier will review Supplier and third party best practices and assess how such practices may be leveraged for Triple-S.

3.1	General

Supplier will perform the following as part of the Assessment:

(a)	Identify key Supplier leaders and subject matter experts who will act as primary points of contact to work with Triple-S related to the Assessment.

(b)	Designate Supplier representatives to conduct meetings with Triple-S to begin Assessment and Transition planning.

(c)	Review and validate Triple-S’s existing (as of the Service Commencement Date) technology environments including Triple-S’s current applicable SOPs. Supplier will use the results of such review and validation to confirm the requirements of the Environments to be implemented as part of the Managed IT Services.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(d)	Review the following Triple-S documentation and processes:

(i)	Individual intake methods and processes.

(ii)	Workforce management, training, knowledge management, tool evaluation, and quality assurance.

(iii)	Service level and operational help desk metrics.

(iv)	Triple-S Change, Incident and Problem processes, particularly war room and/or high priority Incident management.

(v)	Vendors and vendor management processes.

(vi)	Dedicated command center process, or if one does not exist, evaluate the need for the same.

(vii)	Current systems monitoring tools, use and effectiveness.

(viii)	Existing software development life-cycle (SDLC) processes and documentation

(e)	Prioritize Assessment findings in mutual agreement with Triple-S.

(f)	Evaluate the consolidated support approach and processes in place as of the Service Commencement Date as part of the Day One IT Services for the In-Scope Applications.

(g)	Document and review findings with Triple-S, including functions performed by the existing Triple-S resources (Triple-S employees plus current vacant positions) that are not included in or directly related to the scope allocated Supplier on the Scope Model.

(h)	Evaluate effectiveness of Triple-S systems monitoring as of the Service Commencement Date and provide recommendations to Triple-S for improvements.

(i)	Collect mutually agreed upon infrastructure availability statistics on Triple-S’s infrastructure for six (6) months starting from the Service Commencement Date or as soon as monitoring can be put in place to capture the statistics if they are not already captured in the normal course of operations.

(j)	Based upon the Assessment, work with Triple-S to develop and finalize the Transition Plan, as more fully described in Section 4 (Transition) below, and the Transition Documents.

3.2	Reports

The Parties will document reports, and provide recommendations for reports, to be provided by Supplier as part of the Managed IT Services following a review of Triple-S reports and reporting processes in place as of the Service Commencement Date.

3.3	Security

In cooperation with Triple-S, Supplier will evaluate the security of (a) the Triple-S Systems, Triple-S Tools, Triple-S Software, Triple-S Equipment, Triple-S data center Facility and Triple-S security related processes and procedures; and (b) to the extent permitted, the Triple-S Vendor systems, software, equipment, tools and facilities included in the Day One IT Services or that are contemplated to be part of the Managed IT Services. Based on such evaluation, Supplier will make recommendations to Triple-S for improvements.

3.4	Technology Management

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

Supplier will perform the following Services during the Assessment related to Technology Management:

(a)	Evaluate Triple-S’s SOPs in place as of the Service Commencement Date applicable to technology management, including operations and support, to create a baseline for requirements, obligations and support by Supplier as part of the Managed IT Services. Supplier will document opportunities for improvements in the technology management operations and support and make recommendations to Triple-S for improvements.

(b)	Evaluate and document observed unsupported operating systems in the equipment, software, Triple-S Tools, Triple-S Systems, and Triple-S infrastructure.

3.5	Application Management (Development and Maintenance)

Supplier shall, in cooperation with Triple-S and the Managed Third Parties, perform the following Services during the Assessment related to application management for In-Scope Applications in the Health Plan Portfolio:

(a)	Evaluate and document Triple-S’s, and the applicable Managed Third Parties’, policies, procedures, processes and controls in place as of the Service Commencement Date related to development, implementation, testing, access and use, updating, supporting and maintenance of such In-Scope Applications; it being understood that quality assurance for application management applies to all In-Scope Applications.

(b)	Document such In-Scope Applications and release levels in use as of the Service Commencement Date.

(c)	Supplier will work with Triple-S to create a baseline standard of expected In-Scope Application release levels and identify gaps between such desired release levels and Supplier’s documented findings described in Section 3.5(b) above related to such In-Scope Applications.

(d)	Document such In-Scope Applications that are, as of the Service Commencement Date, in the process of being (or scheduled to be) (i) implemented or installed for the first time; (ii) updated or upgraded; (iii) repaired or corrected; (iv) configured or modified for use in Triple-S’s environments; and/or (v) decommissioned. Document the work effort that is underway (or scheduled) applicable to each category described in subparts (i) – (v), and the timeline for, as applicable, the commencement and completion of such work effort.

(e)	Evaluate and document Triple-S’s, and the applicable Managed Third Parties’, infrastructure (including the hardware and software) for such In-Scope Applications as of the Service Commencement Date.

(f)	Document the access procedures in place as of the Service Commencement Date related to such In-Scope Applications.

3.6	Network Capacity

Supplier shall evaluate Triple-S’s network capacity requirements and make recommendations for changes in the network devices and/or transport to meet capacity requirements.

3.7	Storage Administration / Backup

Supplier shall perform the following Services during the Assessment related to storage administration and backup:

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(a)	Evaluate the storage administration, and backup and recovery policies and procedures in place as of the Service Commencement Date related to (i) storage administration and backup recovery Services; (ii) overall backup and recovery approach; and (iii) alignment with Disaster Recovery and business continuity plans in effect and covering (a) In-Scope Applications and the Environments; and (b) operating systems, configuration files, database, code tree/software repositories, software, tools/utilities, hardware configurations, and virtualization configurations.

(b)	Evaluate effectiveness of Triple-S storage administration, and backup and recovery policies and procedures as of the Service Commencement Date and provide recommendations to Triple-S for improvements.

(c)	Supplier will evaluate information related to SAN, file servers, and additional storage technologies in use as of the Service Commencement Date.

3.8	Server (Physical & Virtual) Management

(a)	Supplier will evaluate the server lifecycle process and capacities currently deployed in support of Day One IT Services related to server operating system templates, tools, and SOPs for (i) In-Scope Applications; (ii) security settings; (iii) availability, response time, and performance metrics; (iv) deploying server images; and (v) server management and monitoring tools.

(b)	Supplier will evaluate the effectiveness of Triple-S server lifecycle SOP’s as of the Service Commencement Date and provide recommendations to Triple-S for improvements.

(c)	Supplier will evaluate information related to the following in use as of the Service Commencement Date relating to servers: (i) physical and virtual technology, (ii) operating systems, (iii) tools, and (iv) processes and procedures.

3.9	Workplace Services/Desktop Management

(a)	Supplier will evaluate the workplace and desktop lifecycle process and capacities currently deployed in support of Day One IT Services related to desktop operating system templates, tools, and SOPs for (i) In-Scope Applications; (ii) security settings; (iii) availability, response time, and performance metrics; (iv) deploying desktop images; and (v) desktop management and monitoring tools.

(b)	Supplier will evaluate the effectiveness of Triple-S desktop lifecycle SOP’s as of the Service Commencement Date and provide recommendations to Triple-S for improvements.

(c)	Supplier will evaluate information related to the following in use as of the Service Commencement Date relating to desktops: (i) physical and virtual technology, (ii) operating systems, (iii) tools, and (iv) processes and procedures.

3.10	Application Decommissioning

Supplier and Triple-S will develop an agreed-upon retirement strategy for all In-Scope Applications identified for decommissioning from Schedule X (Source of Truth), including a high-level run out period and overall timeline for decommissioning of applicable In-Scope Applications. The applications development work that is required to decommission In-Scope Applications in the Health Plan Portfolio and approved by Triple-S shall be performed using the Application Support Pool hours defined in Schedule C (Charging Methodology). Any work other than applications development work (e.g., infrastructure project work) is included in the

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Exhibit A-2 (IT Solution Description

scope of the Transition.

3.11	Additional Assessment Deliverables

In addition to the recommendations and other Assessment Deliverables described in this Section 3, as part of the Assessment Supplier will provide the following Deliverables:

(a)	Validated inventory of applications, SOPs, tools (application monitoring and development) in use by Triple-S as of the Service Commencement Date;

(b)	Updated SOPs based on knowledge gained during Assessment;

(c)	Validated staffing model including roles and responsibilities; and

(d)	Recommended SDLC methodology based on a multi-phase approach to plan, develop, test and deploy various software solutions as part of the SDLC for Triple-S.

4.	solution build and transition

Commencing upon the conclusion of the Assessment and ending upon completing transition of all Elements to the Managed IT Services, Supplier will perform the following Services as part of the Transition and in accordance with the Transition Plan set forth in SOW #2, Exhibit A-3-1 (Transition and Transformation Project Plan) (as updated by the Parties as a result of the Assessment).

4.1	Solution Build

In preparation for the Transition from the Triple-S technology environment existing as of the Service Commencement Date to a hybrid cloud solution environment provided by Supplier as part of the Managed IT Services, Supplier will perform the Services described in this Section 4.1.

(a)	Solution Architecture & Design Services

(i)	Supplier shall perform the following solution architecture and design Services for the Managed IT Services:

(A)	Supplier shall develop and deliver a detailed system logical design for each Environment described in Section 5.1 (Environments) below that includes Development, Test/QA, Production and DR Environment.

(B)	Supplier shall develop and deliver a network diagram which details (i) IP space, (ii) DMZs, (iii) virtual LANs (VLANs), (iv) DNS zones, (v) port group policies; (vi) functionality of components utilized at the Data Center; (vii) core networking capabilities including multitenant firewall, (viii) F5 GTM, (ix) LTM devices; and (x) virtual firewall devices specific to the Managed IT Services for Triple-S.

(b)	Availability Model/Plan

(i)	Supplier shall develop and deliver an availability plan for the Managed IT Services consisting of the following:

(A)	Availability architecture for high-availability that includes a load balancing strategy, clustering strategy and component redundancy.

(B)	Availability of Supplier’s support staff to meet or exceed the IT Service Levels and comply with Triple-S’ Policies and Procedures.

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Statement of Work #2

Exhibit A-2 (IT Solution Description

(C)	Monitoring strategy for providing availability monitoring.

(D)	Availability strategy for the Environments.

(E)	Process for proactively creating Incident tickets (within the agreed ticketing system) if availability issues are pending or reactively if an availability issue has occurred.

(F)	Processes, calculations and activities for reporting and alerting for failure to meet applicable Service Levels.

(c)	Solution Build

(i)	Supplier shall develop and deliver a solution build for the Managed IT Services consisting of the following:

(A)	Environment and Instance Build Sheets

(1)	Supplier will develop and deliver for each physical and/or virtual machine (organized by Environment) a detailed listing of the redeploy/rebuild process. This will include operating system install, system accounts and base levels of services, agents installed for anti-virus/backup recovery and initial application configurations. Build sheets shall include both server and application level details to establish a baseline install and configuration document for each separate physical/virtual machine. Supplier will also provide the following:

a.	Initial sizing recommendations for the Environments.

b.	Monitoring strategy for providing trend analysis, baseline, predictive capacity analysis, early warning (proactive) thresholds.

(B)	Implementation Base Capacity and Environments Services (Redeploy)

(1)	Supplier will use the design and architectural artifacts developed above to initiate the redeployment of all Environments into the Managed IT Services. Redeployment activities will be completed on an Environment by Environment basis, ending with an approved test plan which provides that core installation and configurations are validated by Triple-S. There shall be no Production data transitioned into the Managed IT Services Production Environment during this redeployment. Operating systems, system account provisioning, core Managed IT Services capabilities (ex: anti-virus, backup recovery), application configurations as well as networking and storage configurations are to be in place and functioning as designed.

(d)	Release & Deployment Management Plan

(i)	Supplier shall develop and deliver applicable release & deployment management plan(s) (each being a “Release Management Plan”). The Release Management Plan(s) shall be specific to the In-Scope Applications, Software, Equipment, Architecture and Infrastructure in Supplier’s performance of the Managed IT Services.

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

4.2	Transition, General

Supplier will perform the following as part of Transition:

(a)	Implement the Transition Plan described in the applicable Transition Documents.

(b)	Transition Deliverables. The Transition Deliverables described in SOW #2, Exhibit A-3 (Transition and Transformation). Acceptance of such Transition Deliverables will be in accordance with the process outlined in Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

(c)	Transition Milestones. The Transition Milestones set forth in SOW #2, Exhibit A-3-3 (Transition and Transformation Milestones) shall apply to the Transition.

(d)	Determine the process and timelines for migration of Triple-S Data, including Member and Provider information, from those systems and services used by Triple-S and the Managed Third Parties to Supplier and the Managed IT Services.

(e)	Develop a plan for onboarding End Users, database tuning, and stability testing.

(f)	Develop the SOPs applicable to the areas of Triple-S’s and the Triple-S Vendors’ business operations which are included in, or contemplated to be part of, the Managed IT Services, including SOPs related to Availability Management, Capacity Management, Service Level tracking and updated SDLC methodology.

(g)	Identify and provide Training of Triple-S and Triple-S Vendor local subject matter experts to prepare for Transition.

(h)	Collaborate with Triple-S and the Managed Third Parties to develop appropriate technology support knowledge and process flows.

(i)	Determine if one (1) or more dedicated high-priority support “war room” process(es) are needed, and if so, develop the framework for the same and a plan for determining if and when each may need to be implemented as part of the Managed IT Services.

(j)	Implement systems to monitor the functionality and operations of the Managed IT Services infrastructure, Infrastructure Architecture, Environments and Supplier Facilities used in performance of the Managed Hosting Services.

4.3	Transition Project Management

Supplier will provide the following project management Services to Triple-S related to the Transition of the IT Services:

(a)	Provide project management for Supplier Personnel delivering Services. This includes providing leadership, direction, and day to day oversight.

(b)	Designate an individual to serve as the “Supplier Implementation Lead” who will: (i) serve as primary interface for the provision of implementation project Services by Supplier; (ii) have day-to-day responsibility for, and authority to manage, the implementation project Services and the project management plan (PMP) for Supplier; and (iii) serve as the primary point of contact for all PMP, implementation project, Transition Milestones and Transition Deliverables related questions and issues.

(c)	In consultation with Triple-S’s project manager(s), Supplier shall develop those Services related project implementation and/or management plans detailed in the Transition Documents, representing the Parties’ high level activities and tasks, as well as the processes (including those noted below), milestones and timelines involved, related to

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

Supplier’s provision of (and Triple-S’s receipt of) the IT Services during the Transition. Each PMP will, as appropriate, detail each Transition Deliverable and Transition Milestone to be delivered. The timelines for Supplier’s delivery of, and Triple-S’s review and approval of, each PMP shall be as set forth in the applicable Transition Document(s).

In addition to those Functions described herein, in each PMP and in the Transition Documents, Triple-S shall do the following:

(a)	Designate an individual to serve as the “Triple-S Project Manager” who will: (i) serve as the primary interface related to the Transition Services, including having day-to-day responsibility for, and authority to manage, Triple-S’s responsibilities detailed in the PMP; and (ii) serve as the primary point of contact for all implementation project, PMP, Transition Deliverables and Transition Milestone related questions and issues.

(b)	Participate in project planning activities and identify responsibilities of Triple-S staff.

(c)	Participate in PMP development by, including, providing technical information and guidance.

(d)	Monitor and control activities according to each PMP.

(e)	Review and approve Transition Deliverable and Transition Milestone Acceptance Criteria in accordance with Schedule N-1 (Deliverable and Milestone Acceptance Procedures).

(f)	Ensure all Triple-S personnel working on the implementation project, including but not limited to, the Triple-S Project Manager, (i) are available when needed or requested by Supplier; and (ii) provide timely responses to requests for information and data.

The PMPs shall describe the manner in which Supplier performs its day-to-day activities, including its processes, procedures, policies, guidelines, goals/objectives, definitions and tools used for the Functions related to the IT Services.

4.4	Transition to Cloud Environment

In addition to the obligations set forth in Section 4.1 above, as part of the Transition Plan, Supplier will provide Triple-S with a process, including Transition Deliverables and Transition Milestones, by which Supplier will transition Triple-S In-Scope Applications and Environments to a cloud environment. Supplier will use the results of the Assessment to identify and prioritize those In-Scope Applications and Environments that will transition to the cloud environment. The Transition Plan will include the following:

(a)	Details regarding connectivity size and mapping recommendations.

(b)	Recommended regions, sites and types of technology environments for hosting the transitioned In-Scope Applications and Environments.

(c)	Requirements for storage, compute and network capacities to support the transition to the cloud environment and performance of the Managed IT Services.

(d)	Creation of a test cloud environment, including firewalls, load balancers, and connectivity in accordance with SOC 2 Type II requirements. Testing and problem solving regarding performance of such cloud environment.

(e)	Creation of a production cloud environment, including firewalls, load balancers, connectivity, and back-ups in accordance to SOC 2 Type II requirements. Testing and problem solving regarding performance of such cloud environment.

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(f)	Milestones for the transition, including cut over date, warm state shutdowns, and final termination of non-cloud Environments.

(g)	A plan to decommission the current Triple-S data center.

(h)	Recommended solutions for any In-Scope Applications and Environments that will not transition to the cloud environment but will instead be transitioned to Supplier’s Data Center.

4.5	Migration Services

(a)	Systems. Supplier will migrate and Transition the In-Scope Applications and End Users from Triple-S’s legacy system(s), providers and Triple-S Facilities (e.g. data center) to the Managed IT Services and the applicable Environment(s).

(b)	Data. Supplier will migrate required Triple-S Data from Triple-S’s legacy system(s) to the appropriate Managed IT Services Environment. This will include database RMAN backups and specific encryption wallets and log files.

4.6	Security

Supplier shall transition Triple-S from the security solution in place as of the Service Commencement Date to an updated Triple-S IT security policy and SOP created through Supplier’s Assessment and recommendations and based on mutual agreement of the Parties as intended to support the Managed IT Services.

4.7	Technology Management

Supplier will perform the following to transition technology management in place as of the Service Commencement Date to processes and procedures for the Managed IT Services consistent with the Transition Documents and knowledge gained during Assessment:

(a)	Helpdesk/Command Center

(i)	Supplier will use the results of the Assessment to transition to Supplier’s Help Desk / Command Center Solution by:

(A)	Defining and setting up a technology help desk and centralized command center, including a ticketing system for support requests, into which Triple-S employees will submit requests for Incident resolution assistance and in which Supplier will track such service requests and their resolution. Providing Services to operate and maintain the ticketing system.

(B)	Providing 24 x 7 technology support and Incident and Problem resolution assistance.

(C)	Providing a dedicated help desk toll free telephone number for use by Triple-S employees.

(b)	The Helpdesk/NOC will be located in Puerto Rico in one of the Supplier Facilities, which will be a continuation of Triple-S’s current Helpdesk/NOC that is currently in place as of the Service Commencement Date. Supplier’s Command Center in Chaska/Plymouth, MN will run any escalations/war rooms in support of the Helpdesk/NOC and work place services (WPS) (as described in Section 3.9 above) team in Puerto Rico. The solution for all ticketing and self-service will be done through ServiceNow, which is a SaaS based tool running in ServiceNow’s cloud. Supplier will continue the WPS model that is currently in place at Triple-S, where there will be a

Triple-S / Supplier Confidential

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

Supplier resource on premise at each of the main facilities as well as resources that will float between buildings for support of End Users as needed. The Helpdesk/Command Center will be staffed 24x7 and WPS teams will operate during normal business hours.

5.	SOLUTION FOR managed it services

Supplier will provide the Managed IT Services based on the Scope Model and using the methodologies and resources described below (the “Solution”). The Solution is built upon Triple-S’s information technology systems as of the Service Commencement Date and as these systems will be updated during the Assessment and Transition to meet the overall goal of increasing efficiencies, scalability and flexibility of Triple-S technology systems. The Solution will consist of a hybrid managed IT hosted solution. The Solution is a hybrid managed IT hosted environment. Schedule X (Source of Truth) identifies the location where each In-Scope Application will be hosted, whether a Supplier Facility identified in Schedule E (Supplier Facilities), a Triple-S data center or the environment of a third party software or service provider that contracts directly with Triple-S (e.g., a SaaS provider).

5.1	Environments

(a)	Supplier will deliver a Solution that includes the Environments described below provided through Microsoft Azure and other Supplier Facilities described in Schedule E (Supplier Facilities) or approved by Triple-S under Section 4.2 of the General Terms and Conditions and will support the In-Scope Applications. Only Supplier will have administrative and root access and use of the Environments, including databases.

(b)	Production: Support consisting of operating system patching, file system management, security controls (includes scanning), firewalls, SAN, network, load balancers, backups, Disaster Recovery, monitoring, database administration (upgrades/patching, data-loads, tuning), helpdesk/command center access including dedicated toll-free number for the Triple-S team.

(c)	Test/QA: Used to perform more detailed testing of code. Joint support and same patching/security controls as Production to protect the Test/QA Environment. Triple-S acknowledges and agrees that the Test/QA Environment (i) shall not be equivalent in size to the Production Environment; and (ii) may be used as a support Environment and/or a Training Environment to provide Training to Triple-S and/or its End Users.

(d)	Development: Used as a platform for development efforts related to the Managed IT Services. Third-party developers will deploy code into this Environment. Includes joint support of Triple-S and Supplier teams for operating system and database support, same patching/security controls as Production to protect the Test/QA Environment. Triple-S acknowledges and agrees that the Development Environment shall not be equivalent in size to the Production Environment and that the Parties will mutually agree on the size and scope of this Environment. Triple-S also further acknowledges that the Development Environment does not support PHI and neither Party will transmit or store any PHI in the Development Environment. The Parties will work together to determine the timing of the creation of the Development Environment and the completion of the Triple-S data de-identification project to confirm that PHI will not be transmitted or stored in the Development Environment. Supplier will not be responsible for any PHI transmitted or stored in the Development Environment by Triple-S. Supplier will be responsible for any liability arising from PHI being transmitted or stored in the Development Environment by Supplier or any of its Affiliates or Subcontractors.

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(e)	Disaster Recovery (DR) Environment: Used by Supplier as a platform for providing Managed IT Services in the event of a disaster. The DR Environment shall include a full mirror of the Production Environment, which mirror, may then be activated and brought into production (even temporarily) so as to continue to provide the Managed IT Services during a disaster and as more fully described in the Disaster Recovery and Business Continuity Plan described in Schedule A (Cross-Functional Services).

5.2	Solution

Following the Assessment and the Transition, Supplier will provide the Solution, including the Environments described above, in accordance with the SOPs and the Policies and Procedures that will be developed and updated during the Assessment and Transition and the other requirements in the Agreement, including:

(a)	the Supplier Facilities described in Schedule E (Supplier Facilities);

(b)	the Supplier Personnel described on the organizational chart provided by Supplier to Triple-S pursuant to Section 6.3(f) of the General Terms and Conditions, and any personnel leased by Supplier from Triple-S pursuant to that separate employee lease agreement between the Parties set forth in Schedule G (In-Scope Employee Agreement);

(c)	the Approved Subcontractors set forth in Schedule R (Approved Subcontractors); and

(d)	the Software and Tools set forth on Schedule X (Source of Truth).

5.3	Solution Environment

Supplier will use the following in providing the Solution:

(a)	An Azure gateway in order to facilitate data transfer from/to Triple-S.

(b)	Firewall rules, both from physical firewalls and virtual firewalls that are exportable in a fashion such that they can be imported into another third party’s firewall platform based on a mutually agreed upon approach.

(c)	Triple-S SSL certificates from Entrust SSL for public facing certificates.

(d)	An SMTP service from Microsoft Azure to enable email generated by various application elements to be sent on behalf of the Triple-S email domain.

(e)	Multi-tenant storage that will segregate date between Triple-S and other tenants.

(f)	Shared Capacity for assets such as the underlying storage array, firewall, load balancing, backup/restore, and anti-virus that are logically isolated from tenants, such that one tenant does not have visibility or exposure to other tenant resources.

(g)	Log forwarders on each server to facilitate operating and infrastructure system level log delivery to Triple-S.

5.4	Capacities.

Supplier shall provide Capacities for each of the Environments as part of the Managed IT Services. The existing Capacities are those used by Triple-S as of the Service Commencement Date. Thereafter, Supplier shall provide Capacities necessary for providing the Managed IT Services to support the In-Scope Applications and the Solution. Infrastructure Software Upgrades

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

Supplier shall upgrade the infrastructure software components of the Managed IT Services Equipment in accordance with N-2 versions (provided more frequent software refresh will be performed as necessary to remain on versions supported by applicable third party licensors).

5.5	Anti-Virus, Intrusion Detection / Prevention

(a)	Supplier shall use and keep updated anti-virus/anti-malware software for all Environments and on desktops and laptops of employees that access the Environments.

5.6	Identity & Remote Access and Control Services

(a)	Pursuant to applicable policies and procedures, Supplier shall use secure, remote access for Supplier Personnel and Service Recipients, including provisioning and de-provisioning remote access.

(b)	Upon implementation of ServiceNow, Supplier shall use a real time dashboard for the following elements related to the Environments:

(i)	View real-time and historical performance statistics for each virtual machine in all of the Environments.

(ii)	vCPU utilization percentages

(iii)	Memory utilization

(iv)	Disk/data store latency

(v)	Network transmit/receive rates, network packets dropped

(vi)	Access to view Environment reports.

(A)	Backup reports

(B)	Results of internal scanning and availability monitoring of all Environments.

(C)	Capacity management reports.

(c)	Supplier will use a process to manage tickets associated with requested changes to the Environments or suspected Environment issues impacting the In-Scope Applications.

5.7	Operations and Monitoring Services

(a)	Supplier shall use transaction tracking and log analysis capabilities within the Production Environment, according to the capabilities of each application component.

(b)	Supplier will use a process to categorize, manage and respond to alerts generated by Supplier monitoring tools for the Environments, including an Incident ticket based system per event.

(c)	Supplier shall use Tools to monitor various layers in the Environment that collects, compiles, and provides information about the capacity, performance, availability, security and configuration of the Environments and about the operation of hardware, operating systems.

5.8	Disaster Recovery and Business Continuity

As part of Managed IT Services, Supplier shall implement and comply with the Disaster Recovery and business continuity requirements set forth in Schedule A (Cross-Functional Services) and the BC/DR Plan.

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

5.9	Software Development Life Cycle (SDLC).

After the Service Commencement Date, Supplier shall use its Agile SDLC methodology, as it will be modified as a result of the Assessment to provide applicable Services to Triple-S. Supplier will evaluate each project and determine the appropriate SDLC for that project to follow, leveraging Agile, Waterfall, Dev Ops, or a hybrid approach, which evaluation will occur during the Assessment. Scaled Agile is a modern work process embracing Agile practices across product/application and infrastructure that has been adapted for scale work. Work using this Scaled Agile Method (OSAM) will be focused on driving application modernization. Some primary drivers behind the determination of which SDLC to leverage by project will be determined by the stabilization of current production, application technology, scale of modernization or changes being applied, and risk associated with the changes to a production instance. Supplier will review Triple-S teams (IT and business), projects and applications to determine the best candidates to tie to the specific development methodology.

6.	training End users

6.1	Managed IT Services

Supplier shall provide the following Training relating to the Managed IT Services:

(a)	Train designated Triple-S End Users on ServiceNow, including how to access and use ServiceNow.

(b)	Train designated Triple-S End Users in new procedures and tools.

6.2	Training Details

With respect to the Training described in Section 6.1 above, the Parties will mutually agree on (i) the number of Training sessions; (ii) the dates and times of each Training session; (iii) the location and format (e.g. on-site, online training portal or website, etc.) of each Training session; (iv) the number of attendees for each Training session; and (v) the language(s) in which each Training session will be provided.

7.	TRIPLE-S RESPONSIBILITIES

As it relates to Supplier’s IT Services Solution, Triple-S shall have the following responsibilities:

(a)	Informing Triple-S employees that they are responsible for the purchasing, support and replacement of non-Triple-S issued mobile devices, but excluding support of In-Scope Applications in the Health Plan Portfolio.

(b)	Defining the process and approve the decommissioning of any data, applications, and facilities, including Triple-S data center.

(c)	Designating points of contact for each In-Scope Application, who shall (i) be subject matter experts for such applications and systems; (ii) be reasonably available to Supplier and Supplier Personnel; (iii) provide expertise, information and support to Supplier and Supplier Personnel related to such applications; and (iv) work with Supplier to resolve Incidents and other issues with such applications and/or data within such application. Triple-S shall provide Supplier with full contact information for each point of contact.

(d)	Approve private IP address space to be used within the Environments.

(e)	Triple-S shall provide at least thirty (30) days’ advance written notice for any increase in forecast user volume greater than fifteen (15) percent for any Environment as measured against the prior month.

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CONFIDENTIAL TREATMENT REQUESTED

Statement of Work #2

Exhibit A-2 (IT Solution Description

(f)	Supplier, Triple-S and applicable Triple-S Vendors shall cooperate in the establishment and running of a technical war room during Tier 1 or Tier 2 Incidents to support Incident response activities.

(g)	Each of (i) Supplier; (ii) Triple-S; and (iii) the Managed Third Parties will provide designated security representative contact information to the other parties, as applicable. Triple-S shall cause each Managed Third Party to comply with this requirement. Each party will update the other parties within thirty (30) calendar days of changes to its security personnel contact information.

(h)	Triple-S will continue to have contracts in place for procuring all laptops, desktop computers and Triple-S supplied mobile devices (including applicable manufacturer or supplier support) used by its employees.

(i)	Triple-S will manage Tripe-S existing HIPAA, HITECH, minimum use, customer audit activity, annual self-assessment for Federal Information System Controls Audit Manual and Federal Information Security Management Act of 2002, compliance with all corrective action plans, and remediation programs. Triple-S will identify information system scope and device inventory for OPS Federal Information System Controls Audit Manual compliance requirements. Triple-S will manage the remediation programs. Supplier will provide cooperation related to the foregoing.

(j)	Triple-S will continue to provide networking capacity and redundancy and is responsible for approving & procuring network infrastructure outside of the Supplier Environments to support future Services.

(k)	Triple-S will be responsible for purchasing extended support for its Windows and Unix servers. Supplier and Triple-S will mutually agree upon whether to accelerate migrations/upgrades to bring such operating systems current to a release version that is then-supported by the manufacturer.

8.	claims related it Functions

Supplier will perform the IT Services to perform batch processes as they relate to the Claims Services, as described in Appendix 1 (Certain IT Functions Related to Claims Services) to Exhibit A (IT Services). As of the Service Commencement Date, Supplier will perform such processes using Triple-S’s current processes. During the Assessment, Supplier will evaluate such batch processing and whether such processes will be modified as the In-Scope Applications migrate to the hosted cloud environment pursuant to Schedule X (Source of Truth). Supplier will continue performing such Services for these batch processes as they evolve during such migration and the Parties will work in good faith to update the description of such processes set forth below to reflect any such modifications.

Triple-S / Supplier Confidential

SOW 02 - Exhibit A-3

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FINAL EXECUTION VERSION

STATEMENT OF WORK #2

EXHIBIT A-3

IT SERVICES TRANSITION DESCRIPTION

Statement of Work #2 (IT Services) Exhibit A-3	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

1 Introduction	1
2 High Level Description of the IT Services Transition	1
2.1 Phases	1
2.2 Schedule	2
2.3 Major Work Stream(s)	3
2.4 Milestones	4
2.5 IT Services Transition Deliverables	4
3 Knowledge Transfer	4
4 Continuity of Operations	4
5 Transition Management	5
5.1 Transition Management Activities	5
5.1.1 Status Reporting	5
5.2 Triple-S Provided Transition Workspace	7
6 IRAD Tool	7

Triple-S / Supplier Confidential

Page xvii

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FINAL EXECUTION VERSION

1	Introduction

Commencing upon the conclusion of the Assessment, Supplier will perform the Application Management; Infrastructure Transition Services (“Infrastructure Transition”); Vendor(s) Contracting Transition Services (“Vendor(s) Contracting Transition”) as part of transition to the Managed Hosting Services for certain portions of Triple-S’s information technology systems (the “IT Services Transition”).

2	High Level Description of the IT Services Transition

Supplier’s IT Services Transition approach provides a framework to manage and execute the applicable IT Services Transition activities using project management best practices. Using this approach, Supplier will provide a project management framework, best practices, lessons learned, and other resources necessary to complete the IT Services Transition.

2.1	Phases

Supplier’s methodologies will align with industry standard project management methodologies.

Figure 2-1 – IT Services Transition Phases

Triple-S / Supplier Confidential

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Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

2.2	Schedule

The IT Services Transition schedule will be based on the project plan (a draft of which is provided in Exhibit A-3-1 to this Statement of Work), and will be in accordance with the Critical Transition Milestones provided in Exhibit A-3-3 to this Statement of Work.

The following view is an example of the schedule anticipated as of the Effective Date for the IT Services Transition. In the event of any conflict between the schedule provided in the chart below and Exhibit A-3-1, Exhibit A-3-1 will control.

Triple-S / Supplier Confidential

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Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

Figure 2-2 Example Schedule

*Dates in the plan are based on an Effective Date on or around August 15, 2017. A change to the Effective Date will result in a revised plan.

2.3	Major Work Stream(s)

Outline of major work streams for the IT Services Transition, subject to refinement based on the Assessment:

Work Stream	Description
Applications Management	Applications Management activities involve application enhancement or correction, preventative maintenance, and technical refresh cycles.
Technology Management	Management of essential operation components, such as policies, processes, equipment, infrastructure, business continuity and disaster recovery.
Migration Services	Process of moving data and applications to a hybrid cloud environment.
Resource Management	Integrated set of processes that enable employee productivity.

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

Work Stream	Description
IT Service Levels	Reporting of IT status, metrics and Service Levels
Program & Project Management	Planning, executing, controlling and closing work streams to achieve goals and objectives of in scope elements

2.4	Milestones

Descriptions and due dates for the Critical Transition and Transformation Milestones are provided in Exhibit A-3-3 (IT Services Critical Transition and Transformation Milestones).

2.5	IT Services Transition Deliverables

Supplier will provide the IT Services Transition Deliverables, which will be provided in Exhibit A-3-3 to this Statement of Work.

3	Knowledge Transfer

Supplier will use a comprehensive knowledge transfer process to track receipt of necessary information and guidance from Triple-S and to identify and escalate requests for missing information. Supplier understands that Triple-S may not have all the information Supplier requests. Triple-S will provide the information it has reasonably available. Initial knowledge transfer will begin after the Effective Date.

Supplier and Triple-S will inventory and assess existing processes and documentation and create updated documentation resources to enable a successful IT Services Transition.

4	Continuity of Operations

Supplier will provide the IT Services Transition services in a manner that minimizes disruption to the Triple-S operations in place as of the Effective Date as follows:

•	Maintain ongoing dialogue with the IT Services Transition manager to proactively address concerns.

•	Submit the Assessment Findings Risks and Mitigation report to Triple-S after completing the Assessment.

•	Monitor real-time operational systems and processes to make adjustments as needed to avoid service degradation.

The IT Services Transition Plan, Transition Schedule, and subsequent status updates will contain Critical Transition Milestones and applicable Deliverables. Supplier and Triple-S will conduct weekly implementation status meeting to identify and address IT Services Transition risks.

Triple-S / Supplier Confidential

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Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

5	Transition Management

5.1	Transition Management Activities

5.1.1	Status Reporting

The following provides an example of the weekly status report:

Figure 5-1-1 – Sample Weekly Status Report

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

The following provides an example of the executive status report:

Figure 5-1-2 - Sample Executive Status Report

Project Buzz – ITaaS: Infrastructure/Cloud, Operating systems

Updated: *x/x/2017*

Overall Status	% Complete	Time	Scope	Benefit
	xx%			

Program Overview			
ITaaS Leadership:	**(CLIENT):** Luis Sanchez **Optum:** CIO	**Start Date:**	x/xx/2017
Overview:	Provide overview of IT infrastructure/cloud operations program.	**End Date:**	x/x/2017

Milestones	Status	Due Date	Revised Date
	Complete		
	Complete		
	Complete		
	Complete		
	Complete		
	Complete		
	Complete		

Current Progress

- Provide current list of activities in progress here

Planned Activities

- List upcoming planned activities here

Actions, Risks, Issues and Decisions Needed

Actions :
- List here

Risks;
- List here

Issues :
- List here

Issue Summary	Owner	Status	Due Date	Issue Impact	Resolution Plan

Triple-S / Supplier Confidential

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Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

5.2	Triple-S Provided Transition Workspace

Supplier and Triple-S will coordinate to fulfill reasonable workspace needs for Supplier’s IT Services Transition personnel within Triple-S facilities. Workspace requests will be submitted by Supplier to Triple-S in the following format:

Date Needed/Expected Duration	Workspace Type	Location

6	IRAD Tool

Supplier will use the IRAD (Issues, Risks, Actions, and Decisions) tool built into Planview to identify and manage risks and issues during the IT Services Transition. Planview is a system designed to drive more predictable outcomes by identifying key risk areas across a product or project development initiative.

Figure 6-1 outlines the elements of Supplier’s risk management process for the IT Services Transition. As risks or problems are identified during the course of the IT Services Transition, Supplier will document and address them in a manner to support the success of the IT Services Transition. Supplier will communicate risks to the Supplier and Triple-S IT Services Transition teams in a timely and effective manner, and risks and issues analysis and reporting will be a feature of the weekly transition status meeting.

Figure 6-1: Supplier Risk Management Approach. Supplier’s approach requires that risks be identified, assessed, and assigned to a responsible owner, and that a risk mitigation approach developed and implemented.

Triple-S / Supplier Confidential

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Statement of Work #2

Exhibit A-3 (IT Services Transition Description)

Figure 6-1 - Risk Management

The risk management plan will include our strategy for issue management, including tracking, impact analysis, mitigation plans and escalation procedures. A mitigation plan will be formulated for each identified issue, with clear responsibilities identified and assigned between Supplier and Triple-S.

Triple-S / Supplier Confidential

 SOW 02 - Exhibit A-3-1

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FINAL EXECUTION VERSION

STATEMENT OF WORK #2 (IT SERVICES)

EXHIBIT A-3-1

TRANSITION AND TRANSFORMATION PLAN

SOW #2 (IT Services)	Triple-S / Supplier Confidential

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FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
1	1	ITO Cloud Transition Requirements Exhibit		519 days	Fri 9/1/17	Wed 8/28/19
2	1.1	ITO Cloud Transition Deliverables		457 days	Tue 11/28/17	Wed 8/28/19
3	1.1.1	PMP	Initiate	0 days	Tue 11/28/17	Tue 11/28/17	20	Optum
4	1.1.2	Transition Plan	Initiate	0 days	Tue 11/28/17	Tue 11/28/17	33,26	Optum,Triple S
5	1.1.3	Knowledge Transfer Plan	Design	0 days	Fri 6/29/18	Fri 6/29/18	212	Optum
6	1.1.4	New Operations Model	Design	0 days	Fri 6/29/18	Fri 6/29/18	16	Optum
7	1.1.5	Readiness Plan	Design	0 days	Fri 6/29/18	Fri 6/29/18	16	Optum
8	1.1.6	Transition Confirmation	Transition	0 days	Tue 7/30/19	Tue 7/30/19	211	Triple S
9	1.1.7	Operations Reports	Stabilize	0 days	Tue 7/30/19	Tue 7/30/19	8	Optum
10	1.1.8	Quarterly Business Report (QBR)	Managed Hosting Services	0 days	Wed 8/28/19	Wed 8/28/19	18SS+21 days	Optum
11	1.2	ITO Cloud Transition Critical Milestones		498 days	Fri 9/1/17	Tue 7/30/19
12	1.2.1	Effective Date		0 days	Fri 9/1/17	Fri 9/1/17		Triple S
13	1.2.2	Critical Milestone: Kick Off Meeting	Initiate	0 days	Tue 11/21/17	Tue 11/21/17	31
14	1.2.3	Critical Milestone: Day One IT Services	Initiate	0 days	Tue 11/28/17	Tue 11/28/17	49	Optum
15	1.2.4	Critical Milestone: Assessment Deliverables - As Is Operations Model	Assessment	0 days	Wed 2/14/18	Wed 2/14/18	154	Optum
16	1.2.5	Critical Milestone: Solution Build Deliverable	Design	0 days	Thu 5/31/18	Thu 5/31/18	155	Optum
17	1.2.6	Critical Milestone: Implementation of the Managed IT Services Environments	Transition	0 days	Wed 7/25/18	Wed 7/25/18	247	Optum
18	1.2.7	Critical Milestone: Migration of In-Scope Applications and Triple-S Data to the Managed IT Services Environment	Transition	0 days	Tue 7/30/19	Tue 7/30/19	279	Optum
19	1.3	Initiate		61 days	Tue 9/5/17	Tue 11/28/17
20	1.3.1	PMP		29 days	Wed 10/18/17	Tue 11/28/17
21	1.3.1.1	Develop PMP		10 days	Wed 10/18/17	Tue 10/31/17	43	Optum
22	1.3.1.2	Review PMP		5 days	Wed 11/1/17	Tue 11/7/17	21	Triple S
23	1.3.1.3	Revise PMP		5 days	Wed 11/8/17	Tue 11/14/17	22	Optum
24	1.3.1.4	Finalize PMP		5 days	Wed 11/15/17	Tue 11/21/17	23	Optum,Triple S
25	1.3.1.5	PMP		0 days	Tue 11/28/17	Tue 11/28/17
26	1.3.2	Kick Off Meeting		25 days	Wed 10/18/17	Tue 11/21/17
27	1.3.2.1	Develop Kick Off Meeting Materials		10 days	Wed 10/18/17	Tue 10/31/17	43	Optum
28	1.3.2.2	Review Kick Off Meeting Materials		5 days	Wed 11/1/17	Tue 11/7/17	27	Triple S
29	1.3.2.3	Revise Kick Off Meeting Materials		5 days	Wed 11/8/17	Tue 11/14/17	28	Optum
30	1.3.2.4	Finalize Kick Off Meeting Materials		5 days	Wed 11/15/17	Tue 11/21/17	29	Optum,Triple S
31	1.3.2.5	Kick Off Meeting		0 days	Tue 11/21/17	Tue 11/21/17	30

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FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
32	1.3.2.6	Critical Milestone: Kick Off Meeting		0 days	Tue 11/21/17	Tue 11/21/17	31
33	1.3.3	Transition Plan		29 days	Wed 10/18/17	Tue 11/28/17
34	1.3.3.1	Develop Transition Plan		10 days	Wed 10/18/17	Tue 10/31/17	43	Optum
35	1.3.3.2	Review Transition Plan		5 days	Wed 11/1/17	Tue 11/7/17	34	Triple S
36	1.3.3.3	Revise Transition Plan		5 days	Wed 11/8/17	Tue 11/14/17	35	Optum
37	1.3.3.4	Finalize Transition Plan		5 days	Wed 11/15/17	Tue 11/21/17	36	Optum,Triple S
38	1.3.3.5	Transition Plan		0 days	Tue 11/28/17	Tue 11/28/17
39	1.3.4	Current State SOP (Standard Operating Procedure) Transition - Day 1 Services Deliverable		61 days	Tue 9/5/17	Tue 11/28/17
40	1.3.4.1	Release current skill set map		1 day	Tue 9/5/17	Tue 9/5/17		Triple S
41	1.3.4.2	Capture all current SOP’s		20 days	Wed 9/6/17	Tue 10/3/17	40	Optum
42	1.3.4.3	Review SOP’s for completeness or validi		5 days	Wed 10/4/17	Tue 10/10/17	41	Optum,Triple S
43	1.3.4.4	Identify any SOP Gaps within each organization		5 days	Wed 10/11/17	Tue 10/17/17	42	Triple S
44	1.3.4.5	SOP Standardization Gap Analysis		30 days	Wed 10/18/17	Tue 11/28/17
45	1.3.4.5	Develop SOP Gap Analysis		15 days	Wed 10/18/17	Tue 11/7/17	43	Optum
46	1.3.4.5	Review SOP Gap Analysis		5 days	Wed 11/8/17	Tue 11/14/17	45	Triple S
47	1.3.4.5	Revise SOP Gap Analysis		5 days	Wed 11/15/17	Tue 11/21/17	46	Optum
48	1.3.4.5	Finalize SOP Gap Analysis		5 days	Wed 11/22/17	Tue 11/28/17	47	Optum,Triple S
49	1.3.4.5	SOP Gap Analysis		0 days	Tue 11/28/17	Tue 11/28/17	48
50	1.3.4.5	Critical Milestone: Day One IT Service		0 days	Tue 11/28/17	Tue 11/28/17	49
51	1.4	Assessment		129 days	Fri 9/1/17	Wed 2/28/18
52	1.4.1	In–Flight Projects Transition - Assessment Deliverable		60 days	Tue 9/5/17	Mon 11/27/17
53	1.4.1.1	Obtain list of in-flight projects that are In-Scope		10 days	Tue 9/5/17	Mon 9/18/17		Triple S
54	1.4.1.2	Review all in-flight project plan Status including those on hold, in process, in staging, or that are to be cancelled		10 days	Tue 9/19/17	Mon 10/2/17	53	Optum
55	1.4.1.3	In-Flight Project Transition Plan - Assessment Deliverable		40 days	Tue 10/3/17	Mon 11/27/17
56	1.4.1.3	Develop In-Flight Project Transition Pl		10 days	Tue 10/3/17	Mon 10/16/17	54	Optum
57	1.4.1.3	Review In-Flight Project Transition Pla		10 days	Tue 10/17/17	Mon 10/30/17	56	Triple S
58	1.4.1.3	Revise In-Flight Project Transition Pla		10 days	Tue 10/31/17	Mon 11/13/17	57	Optum
59	1.4.1.3	Finalize In-Flight Project Transition Pla		10 days	Tue 11/14/17	Mon 11/27/17	58	Optum,Triple S

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FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
60	1.4.1.3	In-Flight Project Transition Plan		0 days	Mon 11/27/17	Mon 11/27/17	59
61	1.4.2	Vendor Management Transition - Assessment Deliverables		129 days	Fri 9/1/17	Wed 2/28/18
62	1.4.2.1	Release validated Triple-S vendor contracts 'in process'		20 days	Fri 9/1/17	Thu 9/28/17		Triple S
63	1.4.2.2	Assess Triple-S Vendor contracts in process		129 days	Fri 9/1/17	Wed 2/28/18
64	1.4.2.2	Identify “In-Scope” systems contracts		30 days	Fri 9/1/17	Thu 10/12/17		Optum
65	1.4.2.2	Identify systems to be decommissioned contracts		30 days	Fri 10/13/17	Thu 11/23/17	64	Optum
66	1.4.2.2	Identify risks within existing Triple-S contracts		30 days	Fri 11/24/17	Thu 1/4/18	65	Optum
67	1.4.2.2	Identify all types of Triple-S contracts (examples; SOW, Resource, or		80 days	Fri 9/29/17	Thu 1/18/18
68	1.4.2.2	SOW based		80 days	Fri 9/29/17	Thu 1/18/18
69	1.4.2.2	Review contract expiration dates for each vendor		20 days	Fri 9/29/17	Thu 10/26/17	62	Optum
70	1.4.2.2	Identify risks related to expiration for each vendor		20 days	Fri 10/27/17	Thu 11/23/17	69	Optum
71	1.4.2.2	Identify hours or time related to operations or support of each vendor		20 days	Fri 11/24/17	Thu 12/21/17	70	Optum
72	1.4.2.2	Cross reference cost against scope of PMPM		20 days	Fri 12/22/17	Thu 1/18/18	71	Optum
73	1.4.2.2	Resource based		80 days	Fri 9/29/17	Thu 1/18/18
74	1.4.2.2	Review number of current resou		20 days	Fri 9/29/17	Thu 10/26/17	62	Optum
75	1.4.2.2	Assess the hours by application per resource		20 days	Fri 10/27/17	Thu 11/23/17	74	Optum
76	1.4.2.2	Assess the skill level/type by resource per application		20 days	Fri 11/24/17	Thu 12/21/17	75	Optum
77	1.4.2.2	Define all resource needs by application/SOW		20 days	Fri 12/22/17	Thu 1/18/18	76	Optum
78	1.4.2.2	License based for each Vendors application		35 days	Fri 9/29/17	Thu 11/16/17
79	1.4.2.2	Number of licenses		5 days	Fri 9/29/17	Thu 10/5/17	62	Optum
80	1.4.2.2	License schedules		15 days	Fri 10/6/17	Thu 10/26/17
81	1.4.2.2	Expiration of licenses		5 days	Fri 10/6/17	Thu 10/12/17	79	Optum
82	1.4.2.2	Cost of licenses		5 days	Fri 10/13/17	Thu 10/19/17	81	Optum

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
83	1.4.2.2	Evaluation of licenses		5 days	Fri 10/20/17	Thu 10/26/17	82	Optum
84	1.4.2.2	Pricing comparison (Optum vs. Vendor)		15 days	Fri 10/27/17	Thu 11/16/17	83	Optum
85	1.4.2.2	Vendor Contract List- Assessment Deliverable		39 days	Fri 1/5/18	Wed 2/28/18
86	1.4.2.2	Develop Vendor Contract List		10 days	Fri 1/5/18	Thu 1/18/18	67FF	Optum
87	1.4.2.2	Review Vendor Contract List		5 days	Fri 1/19/18	Thu 1/25/18	86	Triple S
88	1.4.2.2	Revise Vendor Contract List		14 days	Fri 1/26/18	Wed 2/14/18	87	Optum
89	1.4.2.2	Finalize Vendor Contract List		10 days	Thu 2/15/18	Wed 2/28/18	88	Optum,Triple S
90	1.4.2.2	Vendor Contract List		0 days	Wed 2/28/18	Wed 2/28/18	89
91	1.4.2.2	Vendor Risk Mitigation Plan - Assessment Deliverable		39 days	Fri 1/5/18	Wed 2/28/18
92	1.4.2.2	Develop Vendor Risk Mitigation Pla		10 days	Fri 1/5/18	Thu 1/18/18	67FF	Optum
93	1.4.2.2	Review Vendor Risk Mitigation Plan		5 days	Fri 1/19/18	Thu 1/25/18	92	Triple S
94	1.4.2.2	Revise Vendor Risk Mitigation Plan		14 days	Fri 1/26/18	Wed 2/14/18	93	Optum
95	1.4.2.2	Finalize Vendor Risk Mitigation Plan		10 days	Thu 2/15/18	Wed 2/28/18	94	Optum,Triple S
96	1.4.2.2	Vendor Risk Mitigation Plan		0 days	Wed 2/28/18	Wed 2/28/18	95
97	1.4.2.2	Vendor Inventory List - Assessment Deliverable		60 days	Fri 9/29/17	Thu 12/21/17
98	1.4.2.2	Develop Vendor Inventory List		20 days	Fri 9/29/17	Thu 10/26/17	67SS	Optum
99	1.4.2.2	Review Vendor Inventory List		15 days	Fri 10/27/17	Thu 11/16/17	98	Triple S
100	1.4.2.2	Revise Vendor Inventory List		15 days	Fri 11/17/17	Thu 12/7/17	99	Optum
101	1.4.2.2	Finalize Vendor Inventory List		10 days	Fri 12/8/17	Thu 12/21/17	100	Optum,Triple S
102	1.4.2.2	Vendor Inventory List		0 days	Thu 12/21/17	Thu 12/21/17	101
103	1.4.2.2	Plan to Renew or Replace vendor contracts		10 days	Fri 10/13/17	Thu 10/26/17	64	Optum
104	1.4.2.2	Review completed evaluation of content maintenance ongoing of host environment		10 days	Fri 10/27/17	Thu 11/9/17	103	Triple S
105	1.4.2.2	Review remediation for any other gaps identified in SOW, Resource, or Licensed vendors		10 days	Fri 11/10/17	Thu 11/23/17	104	Optum
106	1.4.2.2	Review SOP using UHG Standard Process for ES&P		20 days	Fri 11/24/17	Thu 12/21/17	105	Optum
107	1.4.2.2	Vendor Recommendation Plan - Assessment Deliverable		39 days	Fri 1/5/18	Wed 2/28/18

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
108	1.4.2.2	Develop Vendor Recommendation plan		10 days	Fri 1/5/18	Thu 1/18/18	67FF	Optum
109	1.4.2.2	Review Vendor Recommendation P		5 days	Fri 1/19/18	Thu 1/25/18	108	Triple S
110	1.4.2.2	Revise Vendor Recommendation Pl		14 days	Fri 1/26/18	Wed 2/14/18	109	Optum
111	1.4.2.2	Finalize Vendor Recommendation P		10 days	Thu 2/15/18	Wed 2/28/18	110	Optum,Triple S
112	1.4.2.2	Vendor Recommendation Plan		0 days	Wed 2/28/18	Wed 2/28/18	111
113	1.4.3	SLA/SLO’s Transition - - Assessment Deliverable		129 days	Fri 9/1/17	Wed 2/28/18
114	1.4.3.1	Receive current state SLA/SLO from Triple-S		20 days	Fri 9/1/17	Thu 9/28/17		Triple S
115	1.4.3.2	Assess over last 6 months utilization of SLA/SLO’s using Triple-S Tools		50 days	Fri 9/29/17	Thu 12/7/17	114	Optum
116	1.4.3.3	SLA/SLO Recommendation Plan		59 days	Fri 12/8/17	Wed 2/28/18
117	1.4.3.3	Develop SLA/SLO Recommendation P		30 days	Fri 12/8/17	Thu 1/18/18	115	Optum
118	1.4.3.3	Review SLA/SLO Recommendation Pla		8 days	Fri 1/19/18	Tue 1/30/18	117	Triple S
119	1.4.3.3	Revise SLA/SLO Recommendation Pla		11 days	Wed 1/31/18	Wed 2/14/18	118	Optum
120	1.4.3.3	Finalize SLA/SLO Recommendation Pla		10 days	Thu 2/15/18	Wed 2/28/18	119	Optum,Triple S
121	1.4.3.3	SLA/SLO Recommendation Plan		0 days	Wed 2/28/18	Wed 2/28/18	120
122	1.4.4	Inventory Validation Transition - - Assessment Deliverable		129 days	Fri 9/1/17	Wed 2/28/18
123	1.4.4.1	Obtain current inventory report		20 days	Fri 9/1/17	Thu 9/28/17		Triple S
124	1.4.4.2	Utilize Triple-S Tools to validate Triple-S Tools in place		5 days	Fri 9/29/17	Thu 10/5/17	123	Optum
125	1.4.4.3	Complete physical inventory walk throug		30 days	Fri 10/6/17	Thu 11/16/17	124	Optum
126	1.4.4.4	Inventory Validation Plan		74 days	Fri 11/17/17	Wed 2/28/18
127	1.4.4.4	Develop Inventory Validation Plan		10 days	Fri 11/17/17	Thu 11/30/17	125	Optum
128	1.4.4.4	Review Inventory Validation Plan		10 days	Fri 12/1/17	Thu 12/14/17	127	Triple S
129	1.4.4.4	Revise Inventory Validation Plan		15 days	Fri 12/15/17	Thu 1/4/18	128	Optum
130	1.4.4.4	Finalize Inventory Validation Plan		1 day	Fri 1/5/18	Fri 1/5/18	129	Optum,Triple S
131	1.4.4.4	Inventory Validation Plan		0 days	Thu 1/4/18	Thu 1/4/18	129
132	1.4.4.4	Tag Inventory		39 days	Fri 1/5/18	Wed 2/28/18	131
133	1.4.5	Resource Mapping and Transition - As is Operations Model		119 days	Fri 9/1/17	Wed 2/14/18
134	1.4.5.1	Evaluate Triple-S staff and current roles/responsibilities		30 days	Fri 9/1/17	Thu 10/12/17
135	1.4.5.1	Release all organizational charts		20 days	Fri 9/1/17	Thu 9/28/17		Triple S

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
136	1.4.5.1	Review all organization charts		10 days	Fri 9/29/17	Thu 10/12/17	135	Optum,Triple S
137	1.4.5.2	Resource Application Skill Set Assessmen		80 days	Fri 9/1/17	Thu 12/21/17
138	1.4.5.2	Release Current Roles and Responsibilities Documents		20 days	Fri 9/1/17	Thu 9/28/17		Triple S
139	1.4.5.2	Identify any gaps based upon skill sets and needs		10 days	Fri 9/29/17	Thu 10/12/17	138	Triple S
140	1.4.5.2	Complete gap analysis against each organization		30 days	Fri 10/13/17	Thu 11/23/17	139	Optum
141	1.4.5.2	Provide Triple-S with a skill set matrix and remediation plan to close gaps		20 days	Fri 11/24/17	Thu 12/21/17	140	Optum
142	1.4.5.3	Updated Organizational Chart - Assessment Deliverable		39 days	Fri 12/22/17	Wed 2/14/18
143	1.4.5.3	Develop Updated Organizational Char		10 days	Fri 12/22/17	Thu 1/4/18	141	Optum
144	1.4.5.3	Review Updated Organizational Chart		5 days	Fri 1/5/18	Thu 1/11/18	143	Triple S
145	1.4.5.3	Revise Updated Organizational Chart		14 days	Fri 1/12/18	Wed 1/31/18	144	Optum
146	1.4.5.3	Finalize Updated Organizational Chart		10 days	Thu 2/1/18	Wed 2/14/18	145	Optum,Triple S
147	1.4.5.3	Updated Organizational Chart		0 days	Wed 2/14/18	Wed 2/14/18	146
148	1.4.5.4	Updated Roles and Responsibilities - Assessment Deliverable		39 days	Fri 12/22/17	Wed 2/14/18
149	1.4.5.4	Develop Updated Roles and Responsibilities		10 days	Fri 12/22/17	Thu 1/4/18	141	Optum
150	1.4.5.4	Review Updated Roles and Responsibilities		5 days	Fri 1/5/18	Thu 1/11/18	149	Triple S
151	1.4.5.4	Revise Updated Roles and Responsibilities		14 days	Fri 1/12/18	Wed 1/31/18	150	Optum
152	1.4.5.4	Finalize Updated Roles and Responsibilities		10 days	Thu 2/1/18	Wed 2/14/18	151	Optum,Triple S
153	1.4.5.4	Updated Roles and Responsibilities		0 days	Wed 2/14/18	Wed 2/14/18	152
154	1.4.5.5	Critical Milestone: Assessment Deliverables		0 days	Wed 2/14/18	Wed 2/14/18	153
155	1.5	Design		195 days	Fri 9/1/17	Thu 5/31/18
156	1.5.1	Cloud Application Identification Transition - As Is Transition Model		195 days	Fri 9/1/17	Thu 5/31/18
157	1.5.1.1	In Scope Applications for Cloud Hosting		45 days	Thu 3/1/18	Wed 5/2/18
158	1.5.1.1	Develop In Scope Applications for Cloud Hosting		15 days	Thu 3/1/18	Wed 3/21/18	122	Optum

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
159	1.5.1.1	Review In Scope Applications for Cloud Hosting		10 days	Thu 3/22/18	Wed 4/4/18	158	Triple S
160	1.5.1.1	Revise In Scope Applications for Cloud Hosting		10 days	Thu 4/5/18	Wed 4/18/18	159	Optum
161	1.5.1.1	Finalize In- Scope Applications for Cloud Hosting		10 days	Thu 4/19/18	Wed 5/2/18	160	Optum,Triple S
162	1.5.1.1	In Scope Applications for Cloud Hostin		0 days	Wed 5/2/18	Wed 5/2/18	161
163	1.5.1.2	Knowledge Transfer Plan		14 days	Fri 9/1/17	Wed 9/20/17
164	1.5.1.2	Develop Knowledge Transfer Plan to Cloud		5 days	Fri 9/1/17	Thu 9/7/17		Optum
165	1.5.1.2	Review Knowledge Transfer Plan to Cloud		5 days	Fri 9/8/17	Thu 9/14/17	164	Triple S
166	1.5.1.2	Revise Knowledge Transfer Plan to Clo		3 days	Fri 9/15/17	Tue 9/19/17	165	Optum
167	1.5.1.2	Finalize In- Scope Applications for Cloud Hosting		1 day	Wed 9/20/17	Wed 9/20/17	166	Optum,Triple S
168	1.5.1.2	Knowledge Transfer Plan to Cloud		0 days	Wed 9/20/17	Wed 9/20/17	167
169	1.5.1.3	Transition Plan to Cloud		14 days	Thu 5/3/18	Tue 5/22/18
170	1.5.1.3	Develop Transition Plan to Cloud		5 days	Thu 5/3/18	Wed 5/9/18	157	Optum
171	1.5.1.3	Review Transition Plan to Cloud		5 days	Thu 5/10/18	Wed 5/16/18	170	Triple S
172	1.5.1.3	Revise Transition Plan to Cloud		3 days	Thu 5/17/18	Mon 5/21/18	171	Optum
173	1.5.1.3	Finalize In- Scope Applications for Cloud Hosting		1 day	Tue 5/22/18	Tue 5/22/18	172	Optum,Triple S
174	1.5.1.3	Transition Plan to Cloud		0 days	Tue 5/22/18	Tue 5/22/18	173
175	1.5.1.4	Architecture requirements		24 days	Mon 4/30/18	Thu 5/31/18
176	1.5.1.4	Develop Architecture requirements		12 days	Mon 4/30/18	Tue 5/15/18		Optum
177	1.5.1.4	Review Architecture requirements		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
178	1.5.1.4	Revise Architecture requirements		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
179	1.5.1.4	Finalize Architecture requirements		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
180	1.5.1.4	Architecture requirements		0 days	Thu 5/31/18	Thu 5/31/18	179
181	1.5.1.5	Gap Analysis		16 days	Thu 5/10/18	Thu 5/31/18
182	1.5.1.5	Develop Gap Analysis		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
183	1.5.1.5	Review Gap Analysis		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
184	1.5.1.5	Revise Gap Analysis		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
185	1.5.1.5	Finalize Gap Analysis		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
186	1.5.1.5	Gap analysis		0 days	Thu 5/31/18	Thu 5/31/18	179
187	1.5.1.6	Risk Remediation Plan		16 days	Thu 5/10/18	Thu 5/31/18

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
188	1.5.1.6	Develop Risk Remediation Plan		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
189	1.5.1.6	Review Risk Remediation Plan		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
190	1.5.1.6	Revise Risk Remediation Plan		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
191	1.5.1.6	Finalize Risk Remediation Plan		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
192	1.5.1.6	Risk Remediation Plan		0 days	Thu 5/31/18	Thu 5/31/18	179
193	1.5.1.7	Recommendation Plan		16 days	Thu 5/10/18	Thu 5/31/18
194	1.5.1.7	Develop Recommendation Plan		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
195	1.5.1.7	Review Recommendation Plan		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
196	1.5.1.7	Revise Recommendation Plan		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
197	1.5.1.7	Finalize Recommendation Plan		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
198	1.5.1.7	Recommendation Plan		0 days	Thu 5/31/18	Thu 5/31/18	179
199	1.5.1.8	Operations Reports Templates		16 days	Thu 5/10/18	Thu 5/31/18
200	1.5.1.8	Develop Operations Reports Template		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
201	1.5.1.8	Review Operations Reports Template		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
202	1.5.1.8	Revise Operations Reports Template		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
203	1.5.1.8	Finalize Operations Reports Template		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
204	1.5.1.8	Operations Reports Template		0 days	Thu 5/31/18	Thu 5/31/18	179
205	1.5.1.9	Readiness Plan		16 days	Thu 5/10/18	Thu 5/31/18
206	1.5.1.9	Develop Readiness Plan		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
207	1.5.1.9	Review Readiness Plan		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
208	1.5.1.9	Revise Readiness Plan		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
209	1.5.1.9	Finalize Readiness Plan		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
210	1.5.1.9	Readiness Plan		0 days	Thu 5/31/18	Thu 5/31/18	179
211	1.6	Transition		319 days	Thu 5/10/18	Tue 7/30/19
212	1.6.1	Assessment of Help Desk Application Training and Knowledge Transfer Transition - Readiness Plan Deliverable		16 days	Thu 5/10/18	Thu 5/31/18
213	1.6.1.1	Help Desk Process		16 days	Thu 5/10/18	Thu 5/31/18
214	1.6.1.1	Develop Help Desk Process		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum
215	1.6.1.1	Review Help Desk Process		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
216	1.6.1.1	Revise Help Desk Process		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
217	1.6.1.1	Finalize Help Desk Process		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
218	1.6.1.1	Help Desk Process		0 days	Thu 5/31/18	Thu 5/31/18	179
219	1.6.1.2	Application Training Knowledge Transfe		16 days	Thu 5/10/18	Thu 5/31/18
220	1.6.1.2	Develop Application Training Knowledge Transfer		12 days	Thu 5/10/18	Fri 5/25/18	170,164	Optum

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
221	1.6.1.2	Review Application Training Knowledge Transfer		5 days	Wed 5/16/18	Tue 5/22/18	176	Triple S
222	1.6.1.2	Revise Application Training Knowledge Transfer		5 days	Wed 5/23/18	Tue 5/29/18	177	Optum
223	1.6.1.2	Finalize Application Training Knowledge Transfer		2 days	Wed 5/30/18	Thu 5/31/18	178	Optum,Triple S
224	1.6.1.2	Application Training Knowledge Trans		0 days	Thu 5/31/18	Thu 5/31/18	179
225	1.6.2	Implementation of Help Desk Application Training and Knowledge Transfer Transition - Implementation Deliverable		303 days	Fri 6/1/18	Tue 7/30/19
226	1.6.2.1	Process Implementation		69 days	Fri 6/1/18	Wed 9/5/18
227	1.6.2.1	Implement Service-Now, Bomgar and Help Desk processes		39 days	Fri 6/1/18	Wed 7/25/18	224,210	Optum
228	1.6.2.1	Data/Open tickets closed or transition		15 days	Thu 7/26/18	Wed 8/15/18	227	Optum
229	1.6.2.1	Work flow configuration		15 days	Thu 8/16/18	Wed 9/5/18	228	Optum
230	1.6.2.2	Capability map		39 days	Fri 6/1/18	Wed 7/25/18
231	1.6.2.2	Develop Capability Map		15 days	Fri 6/1/18	Thu 6/21/18	224	Optum
232	1.6.2.2	Review Capability Map		10 days	Fri 6/22/18	Thu 7/5/18	231	Triple S
233	1.6.2.2	Revise Capability Map		10 days	Fri 7/6/18	Thu 7/19/18	232	Optum
234	1.6.2.2	Finalize Capability Map		4 days	Fri 7/20/18	Wed 7/25/18	233	Optum,Triple S
235	1.6.2.2	Capability Map		0 days	Wed 7/25/18	Wed 7/25/18	234
236	1.6.2.3	Training Gap Identification		39 days	Fri 6/1/18	Wed 7/25/18
237	1.6.2.3	Develop Training Gap Identification		10 days	Fri 6/1/18	Thu 6/14/18	227SS	Optum
238	1.6.2.3	Review Training Gap Identification		10 days	Fri 6/15/18	Thu 6/28/18	237	Triple S
239	1.6.2.3	Revise Training Gap Identification		10 days	Fri 6/29/18	Thu 7/12/18	238	Optum
240	1.6.2.3	Finalize Training Gap Identification		9 days	Fri 7/13/18	Wed 7/25/18	239	Optum,Triple S
241	1.6.2.3	Training Gap Identification		0 days	Wed 7/25/18	Wed 7/25/18	240
242	1.6.2.4	Application Transition Training		39 days	Fri 6/1/18	Wed 7/25/18
243	1.6.2.4	Develop Application Transition Traini		10 days	Fri 6/1/18	Thu 6/14/18	227SS	Optum
244	1.6.2.4	Review Application Transition Trainin		10 days	Fri 6/15/18	Thu 6/28/18	243	Triple S
245	1.6.2.4	Revise Application Transition Training		10 days	Fri 6/29/18	Thu 7/12/18	244	Optum
246	1.6.2.4	Deliver Application Transition Trainin		9 days	Fri 7/13/18	Wed 7/25/18	245	Optum,Triple S
247	1.6.2.4	Application Transition Training		0 days	Wed 7/25/18	Wed 7/25/18	227
248	1.6.2.4	Critical Milestone: Implementation of the Managed IT Services		0 days	Wed 7/25/18	Wed 7/25/18	247

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
249	1.6.2.5	IT Business Application Support and Maintenance Transition - Solution Build Deliverable		264 days	Thu 7/26/18	Tue 7/30/19
250	1.6.2.5	Data Requirements		70 days	Thu 7/26/18	Wed 10/31/18
251	1.6.2.5	Develop Data Requirements		30 days	Thu 7/26/18	Wed 9/5/18	227	Optum
252	1.6.2.5	Review Data Requirements		10 days	Thu 9/6/18	Wed 9/19/18	251	Triple S
253	1.6.2.5	Revise Data Requirements		20 days	Thu 9/20/18	Wed 10/17/18	252	Optum
254	1.6.2.5	Finalize Data Requirements		10 days	Thu 10/18/18	Wed 10/31/18	253	Optum,Triple S
255	1.6.2.5	Data Requirements		0 days	Wed 10/31/18	Wed 10/31/18	254
256	1.6.2.5	Security and Risk Assessment		42 days	Thu 11/1/18	Fri 12/28/18
257	1.6.2.5	Develop Security and Risk Assessm		30 days	Thu 11/1/18	Wed 12/12/18	255	Optum
258	1.6.2.5	Review Security and Risk Assessme		5 days	Thu 12/13/18	Wed 12/19/18	257	Triple S
259	1.6.2.5	Revise Security and Risk Assessmen		5 days	Thu 12/20/18	Wed 12/26/18	258	Optum
260	1.6.2.5	Finalize Security and Risk Assessme		2 days	Thu 12/27/18	Fri 12/28/18	259	Optum,Triple S
261	1.6.2.5	Security and Risk Assessment		0 days	Fri 12/28/18	Fri 12/28/18	260
262	1.6.2.5	Technology Standardization Mapping		130 days	Mon 12/31/18	Fri 6/28/19
263	1.6.2.5	Develop Technology Standardization Mapping		70 days	Mon 12/31/18	Fri 4/5/19	261	Optum
264	1.6.2.5	Review Technology Standardization Mapping		20 days	Mon 4/8/19	Fri 5/3/19	263	Triple S
265	1.6.2.5	Revise Technology Standardization Mapping		20 days	Mon 5/6/19	Fri 5/31/19	264	Optum
266	1.6.2.5	Finalize Technology Standardization Mapping		20 days	Mon 6/3/19	Fri 6/28/19	265	Optum,Triple S
267	1.6.2.5	Technology Standardization Mappi		0 days	Fri 6/28/19	Fri 6/28/19	266
268	1.6.2.5	Integration Architecture View		47 days	Mon 5/6/19	Tue 7/9/19
269	1.6.2.5	Develop Integration Architecture V		30 days	Mon 5/6/19	Fri 6/14/19	264	Optum
270	1.6.2.5	Review Integration Architecture Vie		10 days	Mon 6/17/19	Fri 6/28/19	269	Triple S
271	1.6.2.5	Revise Integration Architecture Vie		5 days	Mon 7/1/19	Fri 7/5/19	270	Optum
272	1.6.2.5	Finalize Integration Architecture Vi		2 days	Mon 7/8/19	Tue 7/9/19	271	Optum,Triple S
273	1.6.2.5	Integration Architecture View		0 days	Tue 7/9/19	Tue 7/9/19	272
274	1.6.2.5	Future state IT Business and Support Maintenance Operational Model		62 days	Mon 5/6/19	Tue 7/30/19
275	1.6.2.5	Develop Future state IT Business and Support Maintenance Operational Model		30 days	Mon 5/6/19	Fri 6/14/19	264	Optum

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

ITO Cloud Transformation
ID	WBS	Task Name	Phase	Duration	Start	Finish	Predecessors	Resource Names
276	1.6.2.5	Review Future state IT Business and Support Maintenance Operational Model		10 days	Mon 6/17/19	Fri 6/28/19	275	Triple S
277	1.6.2.5	Revise Future state IT Business and Support Maintenance Operational Model		12 days	Mon 7/1/19	Tue 7/16/19	276	Optum
278	1.6.2.5	Finalize Future state IT Business and Support Maintenance Operational Model		10 days	Wed 7/17/19	Tue 7/30/19	277	Optum,Triple S
279	1.6.2.5	Future state IT Business and Support Maintenance Operational		0 days	Tue 7/30/19	Tue 7/30/19	278	Optum,Triple S
280	1.6.2.5	Transition Confirmation		0 days	Tue 7/30/19	Tue 7/30/19	278	Triple S
281	1.6.2.5	Critical Milestone: Migration of In-Scope Applications and Triple-S Data to the Managed IT Services Environment		0 days	Tue 7/30/19	Tue 7/30/19	279
282	1.7	Stabilize		22 days	Mon 7/1/19	Tue 7/30/19
283	1.7.1	Operations Reports		22 days	Mon 7/1/19	Tue 7/30/19
284	1.7.1.1	Develop Operations Reports		10 days	Mon 7/1/19	Fri 7/12/19	267	Optum
285	1.7.1.2	Review Operations Reports		5 days	Mon 7/15/19	Fri 7/19/19	284	Triple S
286	1.7.1.3	Revise Operations Reports		5 days	Mon 7/22/19	Fri 7/26/19	285	Optum
287	1.7.1.4	Finalize Operations Reports		2 days	Mon 7/29/19	Tue 7/30/19	286	Optum,Triple S
288	1.7.1.5	Operations Reports		0 days	Tue 7/30/19	Tue 7/30/19	287
289	1.8	Managed Hosting Services		22 days	Mon 7/1/19	Tue 7/30/19
290	1.8.1	Quarterly Business Report (QBR)		22 days	Mon 7/1/19	Tue 7/30/19
291	1.8.1.1	Develop Quarterly Business Report (QBR		10 days	Mon 7/1/19	Fri 7/12/19	267	Optum
292	1.8.1.2	Review Quarterly Business Report (QBR)		5 days	Mon 7/15/19	Fri 7/19/19	291	Triple S
293	1.8.1.3	Revise Quarterly Business Report (QBR)		5 days	Mon 7/22/19	Fri 7/26/19	292	Optum
294	1.8.1.4	Finalize Quarterly Business Report (QBR		2 days	Mon 7/29/19	Tue 7/30/19	293	Optum,Triple S
295	1.8.1.5	Quarterly Business Report (QBR)		0 days	Tue 7/30/19	Tue 7/30/19	294

SOW 02 - Exhibit A-3-3

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

STATEMENT OF WORK #2

EXHIBIT A-3-3

TRANSITION AND TRANSFORMATION MILESTONES

SOW #2 (IT Services) Exhibit A-3-3	Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FINAL EXECUTION VERSION

SOW #2 (It Services)

Exhibit A-3-3

Transition AND TRANSFormation Milestones

In accordance with SOW #2, Supplier will provide the Transition Services for IT Services in accordance with the Transition Milestones set forth below.

Based upon the knowledge and information gained during, and outcomes of, the Assessment, the Parties may mutually agree to modify one (1) or more of the Transition Milestone Completion Date(s) set forth below.

#	Critical Milestone	Acceptance Criteria	Critical Milestone Completion Date
1	Day One IT Services	Supplier commences performance of the Day One IT Services	30 days after the Effective Date
2	Assessment Deliverables	Supplier delivers to Triple-S the Deliverables required in connection with Assessment.	7 months after the Effective Date
3	Solution Build Deliverables	Supplier delivers to Triple-S the Solution Build Deliverables described in Section [4.1] of Schedule A-2 (IT Solution Description).	10 months after the Effective Date
4	Implementation of the Managed IT Services Environments	Supplier completes implementation of the Managed IT Services Environments (as the Environments are defined following completion of Assessment) according to the Transition Plan.	12 months after the Effective Date
5	Migration of In-Scope Applications and Triple-S Data to the Managed IT Services Environment	Supplier completes migration and begins productive use of the Managed IT Services Environment.	20 months after the Effective Date

[***] Hosting

Triple-S may elect to enter into a new agreement with [***] for the transition of [***] to a new hosting environment (e.g., [***] may host [***] at a [***] or third party data center).   If Triple-S does not do so, Triple-S will remain responsible for (i) hosting [***] in its existing data center or in a new Triple-S hosting environment; and (ii) continuing to provide data center space for the servers and storage supporting any In-Scope Applications that cannot be migrated to a new environment due to such election

Triple-S / Supplier Confidential

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Statement of Work #2

Exhibit A-3-3 (Transition and Transformation Milestones)

by Triple-S.  In any case, Supplier will continue to provide the Services that require the use and support of [***] and continue to cooperate with Triple-S in identifying the optimal hosting solution.

Dependencies

The Parties acknowledge that there are certain dependencies for achieving the Transition Milestone Completion Dates, as such dependencies are set forth below. Supplier may seek relief for such dependencies only to the extent (a) Supplier’s delay in achieving a milestone results directly from the occurrence of one or more dependencies, (b) Supplier provides Triple-S with reasonable notice of such occurrence and the anticipated impact on milestone completion, and (c) Supplier uses Commercially Reasonable Efforts to timely achieve the milestone notwithstanding such occurrence.

1.	Triple-S to obtain Required Consents necessary for Supplier to access and use resources to be provided by Triple-S in accordance with Section 9.7 of the General Terms and Conditions.

2.	Triple-S to provide business strategy and decommissioning requirements for the In-Scope Applications.

Triple-S / Supplier Confidential

 SOW 02 Exhibit B (IT Service Levels)

FINAL EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

STATEMENT OF WORK #2

EXHIBIT B

IT SERVICE LEVELS

This Exhibit B consists of the following attachments:
- Exhibit B-1: Service Level Metrics
- Exhibit B-2: Service Level Definitions

Triple-S / Supplier Confidential

  SOW 2 Exhibit B-1

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

#	Category	Service Level Name	Description	Service Level Metric (all Long-Term SLAs, unless otherwise indicated)	Formula	Measurement Window	Measurement Tool	CPI / KPI	Service Points	Continuous Improvement (Y/N)
Applications
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Medicare Advantage B2B
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Infrastructure / Help Desk
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

SOW 2 Exhibit B

Service Levels

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B-2

SERVICE LEVEL DEFINITIONS

Term	Definition
Actual Uptime	The aggregate time during the Scheduled Uptime in any calendar month during which the applicable Equipment, Software, network devices, Services, or Triple-S Data are Available for Use.
Availability	The extent to which such Equipment, Software, network devices, Services and Triple-S Data are actually Available for Use.
Available for Use	The ability of Equipment, Software, network devices, Services, or Triple-S Data (and all applicable functionality) to be accessed and used by Triple-S and all of its applicable end users in accordance with normal operations (including, as applicable, Equipment and Software specifications and committed levels of service), and without degradation of performance.
Baseline	Indicates a Service Level for which the Service Level Metric will be set using the baselining methodology set forth in Section 3.5 of Schedule B.
Batch Processing Completion Time	The time of day at which the last data bit of the output of a completed processing job is Available for Use.
Configuration or Configuration Change	A Configuration or Configuration Change includes updates / upgrades to versions of installed software packages and hardware.
Criticality 1 Application	Means an Application marked as "1" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 2 Application	Means an Application marked as "2" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 3 Application	Means an Application marked as "3" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 4 Application	Means an Application marked as "4" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 5 Application	Means an Application marked as "5" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 6 Application	Means an Application marked as "6" in the "SLA Criticality" column in the Application tab of Schedule X.
Criticality 7 Application	Means an Application marked as "7" in the "SLA Criticality" column in the Application tab of Schedule X.
Incident	An event that causes or may cause interruption to or a reduction in the service delivered through or by an Element or Process.
Patch	A piece of software designed to update a computer program or its supporting data, to fix or improve it. This includes fixing security vulnerabilities and other bugs, and improving the usability or performance.
Priority 1 Incident	Priority 1 Incident means an Incident that severely impacts or has the potential to severely impact mission critical business operations or has high visibility to customers.
Priority 2 Incident	Priority 2 Incident means an Incident that significantly impacts mission critical business operations or has moderate visibility to external customers.

Triple-S/Supplier Confidential Page 1

SOW 2 Exhibit B

Service Levels

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Definition
Priority 3 Incident	Priority 3 Incident means an Incident that impacts (i) a non-critical (a) In-Scope Application; (b) system; or (c) component for a limited number of End Users; or (ii) the ability of one or a limited number of End Users to perform their primary function.
Priority 4 Incident	Priority 4 Incident means an Incident that impacts a single End User’s ability to perform his or her job function.
Resolution Time	For any Incident, the elapsed time between (i) the earlier of the moment that an Incident is reported (by an end user, monitoring log or other automated alert) or the moment that Supplier otherwise becomes aware of such Incident; and (ii) the moment that the affected Equipment, Software, network device, or Service is restored to normal operations in accordance with applicable Service Levels and specifications.
Response Time	For any Incident, the elapsed time between (i) the earlier of the moment that an Incident is reported (by an end user, monitoring log or other automated alert) or the moment that Supplier otherwise becomes aware of such Incident, and (ii) the moment the relevant Supplier Personnel is assigned such Incident Ticket and Triple-S is notified.
Root Cause Analysis Report	A completed analysis or action plan for root cause remediation that: (i) identifies, in a level of detail and at a level of accuracy that is reasonably complete under the circumstances, the actual root cause(s) of a Priority 1 Incident or Priority 2 Incident, and (ii) describes the means by which Supplier proposes to address such root cause(s) of such Incident (including appropriate measures to prevent recurrence of such problems and minimize risks to Triple-S). For the avoidance of doubt, a Root Cause Analysis determines the analysis performed by Supplier and not the remediation Services themselves.
Scheduled Uptime	With respect to a Service Level, the time during which the applicable corresponding Equipment, Software, network devices, Services or Triple-S Data for which Supplier is responsible are scheduled to be Available for Use during the applicable Measurement Period. Scheduled Uptime is 24x7, less mutually agreed scheduled maintenance windows. The Parties will document such scheduled maintenance windows in the Desktop Procedures Manual.
Service Request	A user request for information or advice, or for a minor/standard change (a pre-approved change) or for access to an IT service. (E.g., password reset)
Security Incident	Has the meaning provided in Schedule L (IT Security Addendum).
SR Completion Time	For a Service Request, the elapsed time between (i) the earlier of the moment that an Service Request is submitted; and (ii) the moment that the Service Request is satisfactorily completed.

Triple-S/Supplier Confidential Page 2

SOW 2 Exhibit B

Service Levels

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Term	Definition
SR Response Time	For a Service Request, the elapsed time between (i) the earlier of the moment that a Service Request is submitted, and (ii) the moment the relevant Supplier Personnel is assigned such Service Request and Triple-S is notified.
"timely" or "on a timely basis"	With respect to a Service Level, within the timeframes set forth within the "Description" column or "Service Level Metric" column of Exhibit B-1, as applicable.

Triple-S/Supplier Confidential Page 3